UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
PENN VIRGINIA CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PENN VIRGINIA CORPORATION
16285 Park Ten Place
Suite 500
Houston, Texas 77084
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Our Shareholders:
Notice is hereby given that the Special Meeting of Shareholders of Penn Virginia Corporation (the “Company”) will be held virtually, conducted via live audio webcast on January 13, 2021, at 10:00 a.m., Central Time (the “Special Meeting”). You will be able to attend the Special Meeting online and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/PVAC2021SM. You will also be able to vote your shares electronically at the Special Meeting. We believe that, given COVID-19, a virtual shareholder meeting provides greater access to those who may want to attend the Special Meeting.
The Special Meeting is being held to consider and act on the following matters:
1.
To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the potential issuance of up to 22,597,757 shares of our common stock, par value $0.01 per share (the “Common Stock”), upon the redemption or exchange of up to 225,977.57 shares of Series A Preferred Stock, par value $0.01 per share, of the Company (which Series A Preferred Stock will be a non-economic voting interest) (“Series A Preferred Stock”), together with up to 22,597,757 common units representing limited partner interests of PV Energy Holdings, L.P., a Delaware limited partnership and a newly formed subsidiary of the Company (the “Partnership”), proposed to be issued to affiliates of Juniper Capital Advisors, L.P. (“Juniper Capital”) in exchange for a cash contribution of $150,000,000 and certain oil and gas assets pursuant to the terms, and subject to the conditions, set forth in (i) that certain Contribution Agreement, dated as of November 2, 2020 (the “Contribution Agreement”), by and among the Company, the Partnership and JSTX Holdings, LLC, an affiliate of Juniper Capital, and (ii) that certain Contribution Agreement, dated as of November 2, 2020 (the “Asset Agreement”), by and among the Company, the Partnership and Rocky Creek Resources, LLC, an affiliate of Juniper Capital, which proposal is conditioned upon the approval of the Change of Control Proposal (as defined below) (the “Issuance Proposal”).

2.
To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(b), the change of control under Nasdaq Listing Rule 5635(b) that would result from the proposed issuance to affiliates of Juniper Capital of up to 225,977.57 shares of Series A Preferred Stock pursuant to the transactions contemplated by the Contribution Agreement and the Asset Agreement, which proposal is conditioned upon the approval of the Issuance Proposal (the “Change of Control Proposal” and, together with the Issuance Proposal, the “Nasdaq Proposals”).

3.
To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposals (the “Adjournment Proposal” and, together with the Nasdaq Proposals, the “Proposals”).

Only shareholders of record at the close of business on December 8, 2020, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournment, postponement or continuation thereof. A majority in voting power of the outstanding shares of Common Stock entitled to vote thereat must be present online or represented by proxy at the Special Meeting to constitute a quorum. Therefore, all shareholders are urged to attend the Special Meeting or to be represented by proxy.
Your attention is directed to the proxy statement accompanying this Notice (including the annexes thereto and the other documents referred to therein) for a more complete description of each of the Proposals. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Okapi Partners, LLC, at (844) 343-2623 (banks and brokers call collect at (212) 297-0720).

Whether or not you plan to virtually attend the Special Meeting, please vote your shares as soon as possible in one of three ways: by Internet, telephone or mail. If you later find that you will be virtually present at the Special Meeting and wish to vote electronically or for any other reason desire to revoke your proxy, you may revoke your proxy at any time before the voting at the Special Meeting.
By Order of the Board of Directors

Katherine Ryan
Corporate Secretary
Houston, Texas
December 8, 2020

i

ANNEX A—CONTRIBUTION AGREEMENT
ANNEX B—ASSET AGREEMENT
ANNEX C—FORM OF A&R PARTNERSHIP AGREEMENT
ANNEX D—FORM OF ARTICLES OF AMENDMENT
ANNEX E—FORM OF INVESTOR AGREEMENT
ANNEX F—OPINION OF EVERCORE RELATING TO THE ASSET AGREEMENT
ii

PENN VIRGINIA CORPORATION
PROXY STATEMENT
Special Meeting of Shareholders
To Be Held on January 13, 2021
INTRODUCTION
This proxy statement and the accompanying proxy card are being furnished to shareholders of Penn Virginia Corporation, which is referred to in this proxy statement as the “Company,” “Penn Virginia,” “we,” “us” or “our,” in connection with the solicitation by or on behalf of the Board of Directors of the Company, or the “Board,” of proxies to be voted at the Special Meeting of Shareholders (the “Special Meeting”), to be held at 10 a.m., Central Time, on January 13, 2021, and at any adjournment, postponement or continuation thereof.
At the Special Meeting, we are seeking shareholder approval: (i) for purposes of complying with Nasdaq Listing Rule 5635(a), of the potential issuance of up to 22,597,757 shares of our common stock, par value $0.01 per share (the “Common Stock”), upon the redemption or exchange of up to 225,977.57 shares of Series A Preferred Stock, par value $0.01 per share, of the Company (which Series A Preferred Stock will be a non-economic voting interest) (“Series A Preferred Stock”), together with up to 22,597,757 common units representing limited partner interests of PV Energy Holdings, L.P. (“Common Units”), a Delaware limited partnership and a newly formed subsidiary of the Company (the “Partnership”), proposed to be issued through private placements to affiliates of Juniper Capital Advisors, L.P. (“Juniper Capital” and, together with its affiliates, referred to herein as “Juniper”) in exchange for a cash contribution of $150,000,000 and certain oil and gas assets pursuant to the terms, and subject to the conditions, set forth in (A) that certain Contribution Agreement, dated as of November 2, 2020 (the “Contribution Agreement”), by and among the Company, the Partnership and JSTX Holdings, LLC, a Delaware limited liability company and an affiliate of Juniper Capital (“JSTX”), and (B) that certain Contribution Agreement, dated as of November 2, 2020 (the “Asset Agreement” and, together with the Contribution Agreement, the “Transaction Agreements”), by and among the Company, the Partnership and Rocky Creek Resources, LLC, a Delaware limited liability company and an affiliate of Juniper Capital (“Rocky Creek”), which proposal is conditioned upon the approval of the Change of Control Proposal (as defined below) (the “Issuance Proposal”); (ii) for purposes of complying with Nasdaq Listing Rule 5635(b), of the change of control under Nasdaq Listing Rule 5635(b) that would result from the proposed issuance to affiliates of Juniper Capital of shares of our Series A Preferred Stock pursuant to the transactions contemplated by the Contribution Agreement and the Asset Agreement, which proposal is conditioned upon the approval of the Issuance Proposal (the “Change of Control Proposal” and, together with the Issuance Proposal, the “Nasdaq Proposals”); and (iii) for the adjournment of the Special Meeting, if deemed necessary or appropriate (the “Adjournment Proposal” and, together with the Nasdaq Proposals, the “Proposals”).
This proxy statement provides extensive information regarding a series of interrelated transactions among us, Juniper, and certain other parties identified herein, as contemplated by the Transaction Agreements (the “Transactions”), of which the private placements of Series A Preferred Stock pursuant to each of the Contribution Agreement and the Asset Agreement are integral parts and must be understood in the context of the entire series of transactions. However, we are not seeking shareholder approval for any portion of the Transactions other than the Nasdaq Proposals, as required under and for the purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b). As more fully discussed in this proxy statement, our Board believes that the Transactions will benefit the Company and its shareholders by improving our balance sheet and liquidity position, extending our second-lien term loan maturity through the Second Lien Credit Agreement Amendment (as defined herein) and increasing our cash flow and drilling inventory with complementary bolt-on acreage that enhances our asset base. It is important to note that each of the Issuance Proposal and the Change of Control Proposal are conditioned on the approval of the other, and both of the Nasdaq Proposals must be approved or we will not be able to consummate the Transactions. Therefore, if you vote against either of the Nasdaq Proposals, you are, in effect, voting against both proposals and the Transactions as a whole.
The Special Meeting will be a virtual meeting of shareholders, conducted via live audio webcast. You will be able to attend the Special Meeting online and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/PVAC2021SM. You will also be able to vote your shares electronically at the Special Meeting.
This proxy statement is dated December 8, 2020 and is first being mailed to shareholders of the Company on or about December 11, 2020. Our principal executive offices are located at 16285 Park Ten Place, Suite 500, Houston, Texas 77084.

SUMMARY TERM SHEET
This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, and the other documents referred to herein, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”
•
Penn Virginia Corporation, a Virginia corporation which we refer to as “we,” “us,” “our,” “Penn Virginia” or the “Company,” was incorporated in Virginia in January 1882. Based out of Houston, Texas, the Company is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information about the Company and its affiliates that are party to the Transactions, please see the section entitled “Information About the Company Parties.”

•
As of December 8, 2020, the record date for the Special Meeting, there were 15,200,435 shares of Common Stock issued and outstanding, and there were no shares of Company preferred stock issued and outstanding.

•
For information about Juniper and its affiliates that are party to the Transactions, including JSTX and Rocky Creek, please see the sections entitled “Information About the Juniper Parties” and “Rocky Creek Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•
On November 2, 2020, the Company entered into the following agreements with the other parties thereto: (i) the Contribution Agreement, (ii) the Asset Agreement, (iii) Amendment No. 1 to Credit Agreement (the “Second Lien Credit Agreement Amendment”) which provides for certain amendments to the Credit Agreement, dated as of September 29, 2017 (the “Second Lien Credit Agreement”), among the Company, Penn Virginia Holding Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Holdings”), as borrower, the lenders from time to time party thereto and Jefferies Finance LLC, as administrative agent and collateral agent, and (iv) a Limited Guarantee (the “Limited Guarantee”), executed by Juniper Capital III, L.P., a Delaware limited partnership and the parent of JSTX and an affiliate of Juniper Capital (the “Juniper Guarantor”), in favor of the Company. For more information about the transactions contemplated by these agreements, please see the section entitled “The Transactions.”

•
On the terms and conditions contained in the Contribution Agreement, (i) prior to the closing of the transactions contemplated thereby (the “Equity Transaction”), the Company will cause all of its direct and indirect corporate subsidiaries, including Holdings, to become limited liability companies which will be disregarded for U.S. federal income tax purposes (each such conversion, a “Conversion” and collectively, the “Conversions”), (ii) prior to or concurrently with the consummation of the Equity Transaction, the Company will contribute to the Partnership all of its equity interests in the resulting entity following the Conversion of Holdings in exchange for a number of Common Units equal to the number of shares of Common Stock outstanding as of the Closing Date and (iii) JSTX will contribute to the Partnership, as a capital contribution, $150,000,000 in cash (the “Capital Contribution”) in exchange for 17,142,857 Common Units. In addition, the Company will issue to JSTX 171,428.57 shares of Series A Preferred Stock, at a price per share equal to the par value thereof. For more information about the Contribution Agreement, please see the section entitled “The Transactions—Contribution Agreement.”

•
On the terms and conditions contained in the Asset Agreement, Rocky Creek will contribute to the Partnership (or its designated affiliate) all of Rocky Creek’s right, title and interest to certain of its oil and gas interests and associated assets (including seismic data) located within Lavaca County, Texas and Fayette County, Texas, except for royalty and overriding royalty interests owned by a subsidiary of Rocky Creek and a customary list of exclusions (together, the “Contributed Assets”), and the Partnership (or its designated affiliate) will assume certain liabilities from Rocky Creek in exchange for 4,959,000 Common Units valued at $7.74 per Common Unit, or $38,382,660 in the aggregate (the “Purchase Price”), and 49,590 shares of Series A Preferred Stock at a price per share equal to the par value thereof. The number of Common Units and shares of Series A Preferred Stock to be issued to Rocky Creek and the related value ascribed to the Contributed Assets are subject to certain customary adjustments set forth in the Asset Agreement, provided that the consideration owed pursuant to any increase in valuation of the Contributed Assets in excess of 10% of the Purchase Price shall be deliverable in cash, and no more than an additional 495,900 Common Units, together with an additional 4,959 shares of Series A Preferred Stock, shall be issued pursuant to such adjustments. For more information about the Asset Agreement, please see the section entitled “The Transactions—Asset Agreement.”

•
On the terms and conditions contained in the Second Lien Credit Agreement Amendment, including the prepayment of $50,000,000 of outstanding advances under the Second Lien Credit Agreement and the prepayment of $100,000,000 of outstanding loans under the Credit Agreement, dated as of September 12, 2016 (the “RBL”), by and among Holdings, as borrower, the Company, the subsidiary guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (less certain costs, fees and expenses related to the Transactions, the Second Lien Credit Agreement and the RBL), the Second Lien Credit Agreement Amendment provides that, in addition to other changes described therein, the maturity date of the Second Lien Credit Agreement will be automatically extended to September 29, 2024. For more information about the Second Lien Credit Agreement Amendment, please see the section entitled “The Transactions—Second Lien Credit Agreement Amendment.”

•
On the terms and conditions contained in the Limited Guarantee, Juniper Guarantor has agreed to guarantee JSTX’s obligations contained in the Contribution Agreement, including, among other things, the Capital Contribution. For more information about the Limited Guarantee, please see the section entitled “The Transactions—Limited Guarantee.”

•
It is anticipated that, upon completion of the Transactions: (i) the Company’s current shareholders will own approximately 41% of the Company and (ii) Juniper, through JSTX and Rocky Creek, will own approximately 59% of the Company, in each case subject to the adjustments set forth in the Asset Agreement. Please see the sections entitled “The Transactions—Contribution Agreement” and “The Transactions—Asset Agreement.”

•
Our Board considered various factors in determining whether to approve the Transaction Agreements and the Transactions contemplated thereby, including the potential to improve our balance sheet and liquidity position, extend our second-lien term loan maturity through the Second Lien Credit Agreement Amendment and increase our cash flow and drilling inventory with complementary bolt-on acreage that enhances our asset base. For more information about the Board’s reasons for approving the Transactions, see the section entitled “The Transactions—Reasons for the Transactions; Recommendation of the Board.”

•
In considering the recommendation of our Board to vote for the Proposals presented at the Special Meeting, including the Nasdaq Proposals, you should be aware that aside from their interests as shareholders, certain members of our management and our Board have interests in the Transactions that are different from, or in addition to, the interests of our shareholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the Transactions and Transaction Agreements and in recommending to our shareholders that they vote in favor of the Proposals presented at the Special Meeting, including the Nasdaq Proposals. Shareholders should take these interests into account in deciding whether to approve the Proposals presented at the Special Meeting, including the Nasdaq Proposals. These interests include, among other things, that unless waived by the applicable members of our management, the expected issuance of approximately 59% of the voting power of our capital stock in connection with the completion of the Transactions would constitute a “Qualified Liquidity Event” under the Company’s 2017 Special Severance Plan (as amended and restated as of August 17, 2020) (the “Severance Plan”) and certain equity awards granted to certain members of our management team prior to 2019 and a “Change in Control” under certain equity awards granted to certain members of our management team in 2019 and 2020. As a result, such management members may receive benefits that exceed what they would have otherwise been entitled to absent the issuance of the Purchased Securities (as defined herein) at the completion of the Transactions. For more information about these interests, please see the section entitled “The Transactions—Interests of Certain Persons in the Transactions.”

•
At the Special Meeting, the shareholders of the Company will be asked to consider and vote upon (i) for purposes of complying with Nasdaq Listing Rule 5635(a), the Issuance Proposal, which is conditioned upon the approval of the Change of Control Proposal; (ii) for purposes of complying with Nasdaq Listing Rule 5635(b), the Change of Control Proposal, which is conditioned upon the approval of the Issuance Proposal; and (iii) the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement. Please see the sections entitled “Proposal No. 1—The Issuance Proposal,” “Proposal No. 2—The Change of Control Proposal” and “Proposal No. 3—The Adjournment Proposal.”

•
Unless waived by the parties to the Transaction Agreements, and subject to applicable law, the closings of the Equity Transaction and the Asset Transaction (as defined herein) are subject to a number of conditions set forth in the Contribution Agreement and the Asset Agreement, respectively, including, among others, entry into the RBL Amendment (as defined herein) and receipt of shareholder approval contemplated by this proxy statement.

Additionally, the closing of the Equity Transaction is conditioned upon the concurrent closing of the Asset Transaction, and vice versa. For more information about the closing conditions to the Transactions, please see the sections entitled “The Transactions—Contribution Agreement—Closing Conditions,” and “The Transactions—Asset Agreement—Closing Conditions.”
•
The effectiveness of the amendments contemplated by the Second Lien Credit Agreement Amendment is subject to the consummation of the Transactions and the satisfaction of certain other conditions precedent set forth therein, including, among others, the prepayment of $50,000,000 of outstanding advances under the Second Lien Credit Agreement and the prepayment of $100,000,000 of outstanding loans under the RBL (less certain costs, fees and expenses related to the Transactions, the Second Lien Credit Agreement and the RBL), which prepayments are expected to be made with the proceeds from the Equity Transaction. For more information about the Second Lien Credit Agreement Amendment, please see the section entitled “The Transactions—Second Lien Credit Agreement Amendment.”

•
The Transaction Agreements may be terminated at any time prior to the consummation of the Transactions upon agreement of the parties thereto, or by the Company or the Juniper affiliate party thereto in specified circumstances. For more information about the termination rights under the Contribution Agreement and the Asset Agreement, please see the sections entitled “The Transactions—Contribution Agreement—Termination,” and “The Transactions—Asset Agreement—Termination.”

•	The proposed Transactions involve numerous risks. For more information about these risks, please see the section entitled “Risk Factors” beginning on page 39 of this proxy statement.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “Penn Virginia” refer to Penn Virginia Corporation, and the term “combined Company” refers to the Company following the consummation of the Transactions. Unless otherwise stated, any references to the ownership of voting power of the combined Company or of economic interests in the Partnership (following the consummation of the Transactions) assumes (i) 15,200,435 shares of Common Stock outstanding as of the Closing Date and (ii) no adjustments to the number of Common Units and shares of Series A Preferred Stock to be issued pursuant to the Asset Agreement.
In this proxy statement:
“Articles of Amendment” means the Articles of Amendment establishing the Series A Preferred Stock and containing the powers, designations, preferences and rights of the Series A Preferred Stock, to be filed by the Company with the State Corporation Commission of the Commonwealth of Virginia in connection with the Closing, substantially in the form attached hereto as Annex D. The Articles of Amendment are referred to in the Transaction Documents as the “Certificate of Designation.”
“Asset Agreement” means that certain Contribution Agreement, dated as of November 2, 2020, by and among the Company, the Partnership and Rocky Creek.
“Asset Transaction” means, collectively, the transactions contemplated by the Asset Agreement.
“A&R Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of the Partnership to be entered into at the Closing by the General Partner, as general partner, and the Company, JSTX and Rocky Creek, as limited partners, substantially in the form attached hereto as Annex C.
“Board” or “Board of Directors” means the board of directors of the Company.
“Capital Contribution” means the contribution of $150,000,000 in cash to the Partnership by JSTX pursuant to the Contribution Agreement.
“Closing” means the consummation of the Equity Transaction and the Asset Transaction and the other Transactions contemplated thereby to be consummated contemporaneously therewith on the terms and subject to the conditions contained in the Transaction Agreements.
“Closing Date” means the date of the Closing.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Common Units” means the units representing limited partner interests in the Partnership.
“Company Alternative Proposal” means any proposal or offer (whether or not in writing) made by any person other than JSTX or its affiliates, with respect to any (i) merger, amalgamation, consolidation, share exchange, other business combination, recapitalization or similar transaction involving the Company, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, amalgamation, consolidation, share exchange, other business combination, recapitalization, partnership, joint venture, sale of capital stock of, or other equity interests in, the Company or any of its subsidiaries or otherwise), of any business or assets of the Company or any of its subsidiaries representing 20% or more of the consolidated revenues, consolidated net income or consolidated assets of the Company or securities convertible into or exchangeable for or representing 20% or more of the total outstanding voting power of the Company, (iii) transaction in which any person (or the stockholders of any person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the total outstanding voting power of the Company or (iv) combination of the foregoing (in each case, other than the transactions contemplated by the Contribution Agreement).
“Company Credit Facilities” means, collectively, the Second Lien Credit Agreement and the RBL, all guaranties and security documents related thereto and all hedges and letters of credit allowed to be secured by the collateral securing the Second Lien Credit Agreement and the RBL.
“Company Parties” means, collectively, the Company, the Partnership, the General Partner and Holdings.

“Contributed Assets” means all of Rocky Creek’s right, title and interest to certain of its oil and gas interests and associated assets (including seismic data) located within Lavaca County, Texas and Fayette County, Texas, except for royalty and overriding royalty interests owned by a subsidiary of Rocky Creek and a customary list of exclusions, to be contributed to the Partnership (or its designated affiliate) pursuant to the Asset Agreement.
“Contribution Agreement” means that certain Contribution Agreement, dated as of November 2, 2020, by and among the Company, the Partnership and JSTX.
“Conversions” means, collectively, the conversion of each of the Company’s corporate subsidiaries, including Holdings, into limited liability companies which will be disregarded for U.S. federal income tax purposes. Each of the Conversions is referred to in this proxy statement as a “Conversion.”
“Second Lien Credit Agreement” means that certain Credit Agreement, dated as of September 29, 2017, among the Company, Holdings, as borrower, the lenders from time to time party thereto and Jefferies Finance LLC, as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time).
“Equity Transaction” means, collectively, the transactions contemplated by the Contribution Agreement.
“Evercore” means Evercore Group L.L.C., financial advisor to the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“General Partner” means PV Energy Holdings GP, LLC, a Delaware limited liability company, the general partner of the Partnership and a direct, wholly-owned subsidiary of the Company.
“Holdings” means Penn Virginia Holding Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Company.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Investor Agreement” means that certain Investor and Registration Rights Agreement to be entered into at the Closing by the Company, JSTX and Rocky Creek, substantially in the form attached hereto as Annex E.
“Investor Directors” means the directors from time to time appointed to the Board pursuant to Juniper’s designation rights under the Investor Agreement and the Articles of Amendment.
“JSTX” means JSTX Holdings, LLC, a Delaware limited liability company and an affiliate of Juniper Capital.
“Juniper” means Juniper Capital, together with its affiliates, including JSTX and Rocky Creek.
“Juniper Capital” means Juniper Capital Advisors, L.P.
“Juniper Guarantor” means Juniper Capital III, L.P., a Delaware limited partnership, the parent of JSTX and an affiliate of Juniper Capital.
“Limited Guarantee” means the Limited Guarantee, dated as of November 2, 2020, executed by Juniper Guarantor in favor of the Company.
“MBOE” means one thousand barrels of oil equivalent.
“MMBOE” means one million barrels of oil equivalent.
“Nasdaq” means the Nasdaq Global Select Market.
“NGLs” means natural gas liquids. Natural gas liquids result from natural gas processing and crude oil refining and are used as petrochemical feedstocks, heating fuels and gasoline additives, among other applications.
“Okapi Partners” means Okapi Partners LLC, proxy solicitor to the Company.
“Outside Date” means 11:59 p.m. Eastern Time on May 2, 2021.
“Partnership” means PV Energy Holdings, L.P., a Delaware limited partnership and a direct, wholly-owned subsidiary of the Company.
“Purchase Price” means $38,382,660, subject to adjustment as set forth in the Asset Agreement, and is the value ascribed to the Contributed Assets.

“Purchased Preferred Stock” means the Series A Preferred Stock to be issued to JSTX pursuant to the Contribution Agreement and/or, as the context requires, the Series A Preferred Stock to be issued to Rocky Creek pursuant to the Asset Agreement.
“Purchased Securities” means the Purchased Units and the Purchased Preferred Stock to be issued to JSTX pursuant to the Contribution Agreement and/or, as the context requires, the Purchased Units and the Purchased Preferred Stock to be issued to Rocky Creek pursuant to the Asset Agreement.
“Purchased Units” means the Common Units to be issued to JSTX pursuant to the Contribution Agreement and/or, as the context requires, the Common Units to be issued to Rocky Creek pursuant to the Asset Agreement.
“RBCCM” means RBC Capital Markets, LLC, financial advisor to the Company.
“RBL” means that certain Credit Agreement, dated as of September 12, 2016, by and among Holdings, as borrower, the Company, the subsidiary guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time).
“RBL Amendment” means the written consent to, and/or waivers of default or amendment of the RBL in connection with, the Transactions, which the Company has agreed to use its reasonable best efforts to negotiate and enter into with the lenders under the RBL.
“Reorganization” means the reorganization of our organization into an “up-C” structure (which is intended to, among other things, result in the holders of Series A Preferred Stock having a voting interest in the Company that is commensurate with such holders’ economic interest in the Partnership), including the Conversions and the Company’s contribution to the Partnership of all of its equity interests in the resulting entity following the Conversion of Holdings in exchange for a number of Common Units equal to the number of shares of Common Stock outstanding as of the Closing Date.
“Rocky Creek” means Rocky Creek Resources LLC, a Delaware limited liability company and an affiliate of Juniper Capital.
“SEC” means the United States Securities and Exchange Commission.
“Second Lien Credit Agreement Amendment” means that certain Amendment No. 1 to Credit Agreement, dated as of November 2, 2020, by and among the Company, Holdings, as borrower, the guarantors party thereto and the consenting lenders party thereto, which provides for certain amendments to the Second Lien Credit Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Series A Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company, to be designated as Series A Preferred Stock (which Series A Preferred Stock will be a non-economic voting interest), the powers, designations, preferences and rights of which will be contained in the Articles of Amendment.
“Special Meeting” means the special meeting of the shareholders of the Company that is the subject of this proxy statement.
“Transactions” means the series of interrelated transactions among us, affiliates of Juniper Capital, and certain other parties identified herein, as contemplated by the Transaction Agreements.
“Transaction Agreements” means, collectively, the Contribution Agreement and the Asset Agreement.
“Transaction Documents” means, collectively, the Transaction Agreements, the Second Lien Credit Agreement Amendment, the Limited Guarantee, the Form of Investor Agreement, the Form of Articles of Amendment and the Form of A&R Partnership Agreement.
“Truist Securities” means Truist Securities, Inc., financial advisor to the Company.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
The following questions and answers briefly address some commonly asked questions about the Proposals to be presented at the Special Meeting of shareholders of Penn Virginia Corporation. The following questions and answers do not include all the information that is important to the Company’s shareholders. We urge the Company’s shareholders to read carefully this entire proxy statement, including the annexes and other documents referred to herein.
Q:	Why am I receiving this proxy statement?
A:
The Board is providing these proxy materials to you in connection with our Special Meeting of shareholders, which will take place on January 13, 2021. Our shareholders are invited to virtually attend the Special Meeting and are entitled to and requested to vote on the Proposals described in this proxy statement.

This proxy statement, its annexes and the other documents referred to herein contain important information about the Proposals to be acted upon at the Special Meeting. You should read them carefully and in their entirety.
Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement, its annexes and the other documents referred to herein.
Q:	What is a proxy?
A:
It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. The proxies also may be voted at any adjournments, postponements or continuations of the Special Meeting.

Q:	What is a proxy statement?
A:	It is a document that we give you when we are soliciting your vote pursuant to SEC regulations.
Q:	What is being voted on at the Special Meeting?
A:	Below are the Proposals on which the Company’s shareholders will vote at the Special Meeting.
•
Issuance Proposal - To approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the potential issuance of up to 22,597,757 shares of our Common Stock upon the redemption or exchange of the Purchased Securities proposed to be issued to affiliates of Juniper Capital pursuant to the Transactions, which proposal is conditioned upon the approval of the Change of Control Proposal.

•
Change of Control Proposal - To approve, for purposes of complying with Nasdaq Listing Rule 5635(b), the change of control under Nasdaq Listing Rule 5635(b) that would result from the proposed issuance to affiliates of Juniper Capital of up to 225,977.57 shares of our Series A Preferred Stock pursuant to the Transactions, which proposal is conditioned upon the approval of the Issuance Proposal.

•
Adjournment Proposal - To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposals.

Q:	Are any of the Proposals conditioned on one another?
A:
Yes. The approval of the Issuance Proposal is conditioned on the approval of the Change of Control Proposal, and vice versa. Approval of the Adjournment Proposal is not conditioned on, or a condition to, any other Proposal.

Q:	What will happen if the Nasdaq Proposals are not approved at the Special Meeting?
A:
If the Company does not obtain shareholder approval of the Issuance Proposal and the Change of Control Proposal, the Company will be unable to consummate the Transactions, as shareholder approval of each such proposal is a non-waivable condition to closing the Transactions. In addition, as described above, approval of the Issuance Proposal is conditioned upon approval of the Change of Control proposal, and vice versa. Accordingly, the Company will be unable to consummate the Transactions unless our shareholders approve both the Issuance Proposal and the Change of Control Proposal. Thus, if either of the Issuance Proposal or the Change of Control Proposal is not approved at the Special Meeting, we will need to seek approval from our shareholders for such proposals at an adjournment of the Special Meeting or a future special or annual meeting of shareholders. It is important to note, however, that each of the Contribution Agreement and the Asset Agreement may be terminated by any of the parties thereto if the Special Meeting (including any adjournments or postponements thereof) shall have concluded and approval of the Nasdaq Proposals shall not have been obtained. If either agreement is terminated pursuant to such termination rights, we will be unable to seek shareholder approval of the Nasdaq Proposals at a subsequent special or annual meeting of shareholders and we will be unable to consummate the Transactions.
Q:	What is the relationship between the Company and Juniper Capital and its affiliates?
A:	As of the date of this proxy statement, none of JSTX, Rocky Creek or any other affiliate of Juniper Capital owns any capital stock of the Company or any of its affiliates.
Q:	What will be the ownership of the combined Company if the Nasdaq Proposals are approved and the Transactions are consummated?
A:	It is anticipated that, if the Nasdaq Proposals are approved and the Transactions are consummated, the ownership of the combined Company will be as follows:
•
the Company’s existing shareholders will own all of the 15,200,435 outstanding shares of our Common Stock, representing an approximate 41% economic interest in the Partnership and approximately 41% of the outstanding voting power of the combined Company; and

•
JSTX and Rocky Creek, collectively, will own 22,101,857 Common Units in the Partnership, representing an approximate 59% economic interest in the Partnership, and all of the 221,018.57 outstanding shares of Series A Preferred Stock, representing approximately 59% of the outstanding voting power of the combined Company, which will allow them to designate a majority of the members of our Board. Further, the Purchased Securities to be issued pursuant to the Asset Agreement are subject to adjustments, as described herein, which could result in the aggregate number of Common Units and shares of Series A Preferred Stock to be issued in the Transactions being increased to up to 22,597,757 Common Units and up to 225,977.57 shares of Series A Preferred Stock, respectively.

Q:	Why are the Shareholders being asked to vote on the Nasdaq Proposals?
A:
Our shares of Common Stock are listed for trading on Nasdaq, which requires us to abide by the listing rules established by Nasdaq. Under Rule 5635 of the Nasdaq Listing Rules, specifically Nasdaq Listing Rules 5635(a) and 5635(b), Company shareholder approval is required because the issuance to Juniper of the Purchased Securities in exchange for cash consideration and Contributed Assets results in (i) the issuance of shares of Common Stock (upon the redemption or exchange of the Purchased Securities) (a) having voting power equal to or in excess of 20% of the voting power of the Common Stock outstanding prior to the issuance of the Purchased Securities to Juniper and (b) in excess of 20% of the number of shares of Common Stock outstanding prior to the issuance of the Purchased Securities to Juniper, and (ii) a change of control (as defined by the Nasdaq Listing Rules) of the Company.

Q:	What is the Board’s recommendation with regards to each Proposal?
A:	The Board of Directors makes the following recommendation with regard to each Proposal:
•	The Board unanimously recommends a vote “FOR” the Issuance Proposal.
•	The Board unanimously recommends a vote “FOR” the Change of Control Proposal
•	The Board unanimously recommends a vote “FOR” the Adjournment Proposal
Q:	How has the trading price of the Company’s Common Stock changed since the announcement of the Transactions?
A:
On November 2, 2020, the trading date immediately before the public announcement of the Transactions, the Company’s Common Stock closed at $7.74 per share. On December 7, 2020, the trading date immediately prior to the date of this proxy statement, the Common Stock closed at $9.64.

Q:	How will the Transactions impact the shares of the Company outstanding after the Closing?
A:
As a result of the consummation of the Transactions, up to 221,018.57 shares of Series A Preferred Stock are expected to be outstanding (subject to further adjustment pursuant to the Asset Agreement, as described herein, which could result in the aggregate number of shares of Series A Preferred Stock to be issued in the Transactions being increased to up to 225,977.57 shares of Series A Preferred Stock). However, the number of shares of Common Stock outstanding will not change until the exchange or redemption of Purchased Securities issued in the Transactions. Pursuant to the A&R Partnership Agreement, the Purchased Securities may not be redeemed or exchanged for Common Stock until 180 days after the Closing Date. Notwithstanding this restriction, assuming the redemption or exchange of all of the Purchased

Securities for Common Stock, the number of shares of Common Stock outstanding would increase by approximately 145% to approximately 37.3 million shares.
Q:	When are the Transactions expected to close?
A:
The Transactions are expected to be consummated in the first quarter of 2021, subject to receipt of approval by the Company’s shareholders of the Nasdaq Proposals, obtaining the RBL Amendment, and the satisfaction or waiver of other closing conditions described herein.

Q:	Did the Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Transactions?
A:
Yes. Although our current articles of incorporation do not require our Board to seek a third-party valuation or fairness opinion in connection with transactions of this nature, at the request of the Board, Evercore rendered its oral opinion to the Board (confirmed in writing later that day) that, as of November 2, 2020, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the Asset Contribution Pro Forma Equity Percentage (as defined below) is fair, from a financial point of view, to the Company. Evercore was not requested to, and did not, express an opinion regarding the private placement under the Contribution Agreement. Please see the section entitled “The Transactions—Opinion of Evercore Relating to the Asset Agreement” and the opinion of Evercore attached hereto as Annex F for additional information. In addition to the opinion of Evercore relating to the Asset Agreement, the Board also reviewed financial analyses of Evercore relating to the private placement contemplated by the Contribution Agreement as discussed in “The Transactions—Financial Analyses of the Company’s Financial Advisors—Financial Analyses of Evercore Relating to the Contribution Agreement.” In addition, the Board reviewed financial analyses of RBC Capital Markets, LLC (“RBCCM”) and Truist Securities, Inc. (“Truist Securities”), financial advisors to the Company, as discussed in “The Transactions—Financial Analyses of the Company’s Financial Advisors.”

Q:	What happens if I sell my shares of Common Stock before the Special Meeting?
A:
The record date for the Special Meeting is December 8, 2020. If you transfer your shares of Common Stock after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. If you transfer your shares of Common Stock prior to the record date, you will have no right to vote those shares at the Special Meeting.

Q:	What vote is required to approve the Proposals presented at the Special Meeting?
A:	The approval of each of the Proposals requires the affirmative vote of a majority of the votes cast (online at the Special Meeting or by proxy) on such Proposal.
Q:	How many votes do I have at the Special Meeting?
A:
Each of the Company’s shareholders is entitled to one vote at the Special Meeting for each share of Common Stock held of record as of December 8, 2020, the record date for the Special Meeting. As of the close of business on the record date, there were 15,200,435 shares of Common Stock outstanding and entitled to vote at the Special Meeting.

Q:	What interests do current officers and directors have in the Nasdaq Proposals?
A:
In considering the recommendation of our Board to approve the Nasdaq Proposals, shareholders should be aware that certain members of our management and our Board have interests in the Transactions that are different from, or in addition to, the interests of our shareholders generally, including for certain of our officers and other Severance Plan participants, the accelerated vesting of equity awards and, with respect to all of our officers, the potential to receive certain compensatory benefits and accelerated vesting of awards if such officers are terminated without “Cause” or resign for “Good Reason” within certain specified time frames following the consummation of the Transactions. Please see the section entitled “The Transactions—Interests of Certain Persons in the Transactions” for more information.

Q:	Do I have appraisal rights if I vote against the Nasdaq Proposals?
A:	No. There are no appraisal rights available to holders of Common Stock in connection with the Nasdaq Proposals.
Q:	What do I need to do now?
A:
You are urged to read carefully and consider the information contained in this proxy statement, including “Risk Factors” and the annexes and the other documents referred to herein, and to consider how the Proposals will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?
A:
If you were a holder of record of Common Stock on December 8, 2020, the record date for the Special Meeting, you may vote with respect to the Proposals virtually at the Special Meeting or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to virtually attend the Special Meeting and vote online, obtain a proxy from your broker, bank or nominee.

Q:	What is the difference between a shareholder of record and a shareholder who holds stock in street name?
A:
Shareholders of Record. If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, you are a shareholder of record with respect to those shares and the proxy materials were sent directly to you.

Street Name Holders. If you hold your shares in an account at a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name.” The proxy materials were forwarded to you by your bank, broker or other nominee, who is considered the shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the shares held in your account.
Q:	What will happen if I abstain from voting or fail to vote at the Special Meeting?
A:
At the Special Meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for purposes of determining whether a quorum is present. For purposes of approval, a failure to vote or an abstention will have no effect on any of the Proposals.

Q:	What happens if I return a proxy but do not vote for a Proposal? What is discretionary voting? What is a broker non-vote?
A:
If you properly execute and return a proxy or voting instruction card, your shares will be voted as you specify. If you are a shareholder of record and you make no specifications on your proxy card, your shares will be voted “FOR” each Proposal, in accordance with the recommendations of the Board, as provided above.

If you are a beneficial owner and you do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted with respect to any Proposal for which your broker does not have authority to vote under the rules of the Nasdaq. Banks, brokers or other nominee have the authority under the rules of the Nasdaq to vote stock for which their customers do not provide voting instructions on certain routine matters.
The Company believes that each of the Proposals presented in this proxy statement is a non-routine matter. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted with respect to any of the Proposals presented in this proxy statement. Without your voting instructions on these matters, a broker non-vote will occur with respect to your shares. A broker non-vote will have no effect on the votes for any of the Proposals and will not be counted for purposes of establishing a quorum at the Special Meeting, unless the broker, bank or other nominee has been instructed to vote on at least one of the Proposals.
Q:	What constitutes a quorum at the Special Meeting?
A:
A majority in voting power of the outstanding shares of Common Stock as of December 8, 2020, the record date for the Special Meeting, entitled to vote thereat must be present online or represented by proxy at the Special Meeting in order to constitute a quorum. Abstentions will be counted for purposes of establishing a quorum at the Special Meeting. Broker non-votes will not be counted for purposes of establishing a quorum at the Special Meeting, unless the broker, bank or other nominee has been instructed to vote on at least one of the Proposals.

Your shares are counted as present at the Special Meeting if you attend the Special Meeting and vote online or if you properly return a proxy by Internet, telephone or mail. A total of 15,200,435 shares of Common Stock will be required to be present online or by proxy at the Special Meeting in order to constitute a quorum.
Q:	If I am not going to virtually attend the Special Meeting, should I submit my proxy card or voting instruction card instead?
A:
Yes. Whether you plan to virtually attend the Special Meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, or by returning the voting instruction card to your bank, broker or other nominee.

Q:	May I change my vote after I have submitted my executed proxy card?
A:
Yes. You may change your vote by sending a later-dated, signed proxy card to the Company’s Corporate Secretary at the address listed below so that it is received by our secretary prior to the Special Meeting, or by virtually attending the Special Meeting online and voting. You also may revoke your proxy by sending a notice of revocation to the Company’s Corporate Secretary, which must be received prior to the Special Meeting.

Q:	What should I do if I receive more than one set of voting materials?
A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who can help answer my questions?
A:	If you have questions about the Proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:
Penn Virginia Corporation
16285 Park Ten Place, Suite 500
Houston, Texas 77084
Attention: Investor Relations
You may also contact our proxy solicitor, Okapi Partners, at:

1212 Avenue of the Americas, 24th Floor
New York, New York 10036
info@okapipartners.com
Call Collect: (212) 297-0720
Toll-Free: (844) 343-2623
To obtain timely delivery, our shareholders must request the materials no later than five business days prior to the Special Meeting.
You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 118.
Q:	Who will solicit and pay the cost of soliciting proxies?
A:
The Company will pay the cost of soliciting proxies for the Special Meeting. We have engaged Okapi Partners to assist in the solicitation of proxies for the Special Meeting. The Company has paid Okapi Partners an initial retainer fee of $15,000, and also agreed to pay Okapi Partners (a) fees for additional services that may be incurred, (b) a performance fee of $30,000 in the event the shareholders approve the Nasdaq Proposals and (c) reasonable out-of-pocket expenses. The Company also has agreed to indemnify Okapi Partners against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

SUMMARY OF THE PROXY STATEMENT
This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements, to fully understand the proposed Transactions (as described below) before voting on the Proposals to be considered at the Special Meeting (as described below). Please see the section entitled “Where You Can Find Additional Information” beginning on page 118 of this proxy statement.
The Parties to the Transactions
The Company
Penn Virginia Corporation was incorporated in Virginia in January 1882. Based out of Houston, Texas, the Company is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas.
Penn Virginia’s Common Stock is listed on the Nasdaq under the symbol “PVAC.”
Holdings
Penn Virginia Holding Corp., or Holdings, is a Delaware corporation and a direct, wholly-owned subsidiary of the Company. As of the date of this proxy statement, Holdings is the borrower under the Second Lien Credit Agreement and the RBL.
The General Partner
PV Energy Holdings GP, LLC, or the General Partner, is a Delaware limited liability company, the general partner of the Partnership and a direct, wholly-owned subsidiary of the Company. The General Partner was formed on October 30, 2020 and has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Contribution Agreement and the Asset Agreement.
The Partnership
PV Energy Holdings, L.P., or the Partnership, is a Delaware limited partnership and a direct, wholly-owned subsidiary of the Company. The Partnership was formed on October 30, 2020 and has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Contribution Agreement and the Asset Agreement. From and after the Closing, we will operate our business through the Partnership and its subsidiaries, including Holdings.
The mailing address of the principal executive offices for each of the Company Parties is 16285 Park Ten Place, Suite 500, Houston, Texas 77084, and their telephone number at that address is (713) 722-6500.
Juniper Capital
Juniper Capital Advisors, L.P. was formed in Delaware on July 24, 2014 and is an advisor to certain investments funds that have over $1.2 billion of cumulative equity commitments. Juniper Capital is based in Houston, Texas and focuses on investing with high-quality management teams to provide transformational equity capital to demonstrate the value and productive potential of oil and gas properties located primarily in the continental United States.
JSTX
JSTX Holdings, LLC, or JSTX, is a Delaware limited liability company and an affiliate of Juniper Capital. JSTX has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Contribution Agreement and the Asset Agreement.
Rocky Creek
Rocky Creek Resources LLC, or Rocky Creek, is a Delaware limited liability company, an affiliate of Juniper Capital and is operated by Boomtown Oil LLC. Rocky Creek is an E&P company that currently operates in Lavaca and DeWitt counties with the Eagle Ford Shale and Austin Chalk formations as the primary development targets.

Juniper Guarantor
Juniper Capital III, L.P., or Juniper Guarantor, is a Delaware limited partnership, the parent of JSTX and an affiliate of Juniper Capital. Juniper Guarantor is an investment fund with $677.5 million in aggregate commitments.
Transaction Documents
This section describes the material provisions of the Contribution Agreement, the Asset Agreement and certain additional agreements entered into in connection with, or to be entered into pursuant to, the Transaction Agreements, but does not purport to describe all of the terms thereof. You should carefully read this entire proxy statement and the documents incorporated by reference herein, including the full text of the Contribution Agreement, the Asset Agreement and the other Transaction Documents attached hereto as Annexes A through E, for a more complete understanding of the terms of the Transaction Documents and the proposed Transactions.
Contribution Agreement
On November 2, 2020, the Company and the Partnership entered into the Contribution Agreement with JSTX. The Contribution Agreement provides that, on the terms and subject to the conditions contained therein, (i) prior to the Closing, the Company will effectuate the Conversions, whereby its direct and indirect corporate subsidiaries, including Holdings, will become limited liability companies which will be disregarded for U.S. federal income tax purposes, (ii) prior to or concurrently with the Closing, the Company will contribute to the Partnership all of its equity interests in the resulting entity following the Conversion of Holdings in exchange for a number of Common Units equal to the number of shares of Common Stock outstanding as of the Closing Date and (iii) JSTX will make the Capital Contribution to the Partnership, in the amount of $150,000,000, in exchange for 17,142,857 Common Units and 171,428.57 shares of Series A Preferred Stock. Pursuant to the Contribution Agreement, the Partnership has agreed to use the proceeds from the Capital Contribution (less all applicable costs, fees and expenses in connection with the Transactions, the Second Lien Credit Agreement and RBL) for general partnership purposes, including to make certain prepayments of its outstanding borrowings under the Second Lien Credit Agreement and RBL, which prepayments are conditions precedent to the effectiveness of the amendments to the Second Lien Credit Agreement provided in the Second Lien Credit Agreement Amendment.
Asset Agreement
On November 2, 2020, the Company and the Partnership entered into the Asset Agreement with Rocky Creek. The Asset Agreement provides that, on the terms and subject to the conditions contained therein, Rocky Creek will contribute to the Partnership (or its designated affiliate) the Contributed Assets, comprised of all of Rocky Creek’s right, title and interest to certain of its oil and gas interests and associated assets (including seismic data) located within Lavaca County, Texas and Fayette County, Texas, except for royalty and overriding royalty interests owned by a subsidiary of Rocky Creek and a customary list of exclusions, and the Partnership (or its designated affiliate) will assume certain liabilities from Rocky Creek, in exchange for 4,959,000 Common Units valued at $7.74 per Common Unit, or $38,382,660 in the aggregate, and 49,590 shares of Series A Preferred Stock at a price per share equal to the par value thereof. The number of Common Units and shares of Series A Preferred Stock to be issued to Rocky Creek and the related value ascribed to the Contributed Assets are subject to certain customary adjustments set forth in the Asset Agreement, provided that the consideration owed pursuant to any increase in valuation of the Contributed Assets in excess of 10% of the Purchase Price shall be deliverable in cash, and no more than an additional 495,900 Common Units, together with an additional 4,959 shares of Series A Preferred Stock, shall be issued pursuant to such adjustments.
Limited Guarantee
On November 2, 2020, Juniper Guarantor executed the Limited Guarantee in favor of the Company, pursuant to which Juniper Guarantor has agreed to guarantee JSTX’s obligations contained in the Contribution Agreement, including the payment of the Capital Contribution, subject to the terms and conditions contained in such Limited Guarantee. For more information about the Limited Guarantee, please see the section entitled “The Transactions—Limited Guarantee.”
Second Lien Credit Agreement Amendment
On November 2, 2020, the Company, Holdings and the guarantors under the Second Lien Credit Agreement entered into the Second Lien Credit Agreement Amendment with the consenting lenders party thereto. Upon the consummation of the Transactions and the satisfaction of certain other conditions precedent set forth therein, including the prepayment of $50,000,000 of outstanding advances under the Second Lien Credit Agreement and the prepayment of $100,000,000 of outstanding loans under the RBL (less certain costs, fees and expenses related to the Transactions, the Second Lien Credit Agreement and the RBL), the Second Lien Credit Agreement Amendment provides that, in addition to other changes described therein, the maturity date of the Second Lien Credit Agreement will be automatically extended to September 29, 2024. For more information about the Second Lien Credit Agreement Amendment, please see the section entitled “The Transactions—Second Lien Credit Agreement Amendment.”
Articles of Amendment
Upon the approval of the Nasdaq Proposals, the Company will file the Articles of Amendment establishing the Series A Preferred Stock and containing the powers, designations, preferences and rights of the Series A Preferred Stock with the State Corporation Commission of the Commonwealth of Virginia. The Series A Preferred Stock will be non-economic voting interests in the Company and each one one-hundredth (1/100th) of a share of Series A Preferred Stock will entitle the holder thereof to one vote on all matters submitted to a vote of the holders of Common Stock of the Company (subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions). For more information about the terms of the Series A Preferred Stock, please see the section entitled “The Transactions—Articles of Amendment.”
A&R Partnership Agreement
At the Closing, the Company, JSTX and Rocky Creek, as limited partners, and the General Partner, as the sole general partner, will execute the A&R Partnership Agreement. The A&R Partnership Agreement will define the rights of the parties thereto and the terms of the Common Units. The Common Units will be economic limited partner interests in the Partnership and, beginning 180 days after the Closing, JSTX and Rocky Creek will have the right to redeem or exchange each Common Unit (together with one one-hundredth (1/100th) of a share of Series A Preferred Stock) for one share of Common Stock or, at the Partnership’s election, cash. For more information about the terms of the Common Units, please see the section entitled “The Transactions—A&R Partnership Agreement.”
Investor Agreement
At the Closing, the Company, JSTX and Rocky Creek will enter into the Investor Agreement, pursuant to which JSTX and Rocky Creek (i) will be granted certain registration rights with respect to the Common Stock issued or issuable upon redemption or exchange of the Purchased Units pursuant to the A&R Partnership Agreement (the “Registrable Securities”) and (ii) will be entitled to certain rights and subject to certain obligations with respect to the governance of the Company, including rights to designate a number of members of the Board based on Juniper’s beneficial ownership of our Common Stock (or Purchased Securities redeemable or exchangeable therefor).
Under the Investor Agreement, we are required to, within 60 calendar days after the Closing, file a registration statement registering the resale of the Registrable Securities (which may not become effective prior to 180 days following the Closing), and at any time after such registration statement becomes effective, to conduct certain underwritten offerings upon the request of holders of Registrable Securities. The Investor Agreement also provides, among other things, holders of Registrable Securities with certain customary piggyback rights.
At Closing, in accordance with the Articles of Amendment and the Investor Agreement, the Board will be increased from four members to nine members, and Juniper will designate five new members to the Board of the combined Company (the directors from time to time appointed to the Board pursuant to Juniper’s designation rights under the Investor Agreement, the “Investor Directors”) (who may initially all be affiliates or employees of Juniper or its affiliates (“Investor Affiliated Directors”)). Juniper has selected Mr. Edward Geiser (to serve as the new Chairman), and Messrs. Kevin Cumming, Joshua Schmidt, Temitope Ogunyomi and Tim Gray, all Investor Affiliated Directors, to serve as the five initial Investor Directors upon Closing. For more information about the composition of the Board from and after the Closing, please see the section entitled “The Transactions—Board of Directors of the Combined Company.”
From and after the Closing, Juniper and its permitted transferees will continue to have the right to appoint Investor Directors to the Board and to have Investor Directors sit on certain committees of the Board for so long as Juniper continuously owns Common Stock (or Purchased Securities redeemable or exchangeable therefor), subject to applicable law, stock exchange rules and step-downs in the number of directors Juniper may designate based on Juniper’s continuous percentage ownership of our Total Shares (as defined herein). Pursuant to the Investor Agreement, Juniper will also agree to vote in favor of the nominees proposed by the Nominating & Governance Committee of the Board (the “Governance Committee”) at our 2021 Annual Meeting of Shareholders.
For more information about the Investor Agreement and the rights and obligations of the parties thereunder, please see the section entitled “The Transactions—Investor Agreement.”

The Issuance Proposal
The shareholders of the Company are being asked to approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the potential issuance of up to 22,597,757 shares of our Common Stock upon the redemption or exchange of the Purchased Securities proposed to be issued to affiliates of Juniper Capital pursuant to the Transactions, which proposal is conditioned upon the approval of the Change of Control Proposal. Please see the section entitled “Proposal No. 1—The Issuance Proposal” for more information, and the section entitled “The Transactions” for more information about the issuances contemplated by the Transaction Agreements.
The Change of Control Proposal
The shareholders of the Company are being asked to approve, for purposes of complying with Nasdaq Listing Rule 5635(b), the change of control under Nasdaq Listing Rule 5635(b) that would result from the proposed issuance to affiliates of Juniper Capital of up to 225,977.57 shares of Series A Preferred Stock pursuant to the Transactions, which proposal is conditioned upon the approval of the Issuance Proposal. Please see the section entitled “Proposal No. 2—The Change of Control Proposal” for more information, and the section entitled “The Transactions” for more information about the issuances contemplated by the Transaction Agreements.
The Adjournment Proposal
The shareholders of the Company are being asked to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposals. Please see the section entitled “Proposal No. 3—The Adjournment Proposal” for more information.
Date, Time and Place of the Special Meeting
The Special Meeting will be held virtually, conducted via live audio webcast on January 13, 2021, at 10:00 a.m., Central Time, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals. You will be able to attend the Special Meeting online and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/PVAC2021SM. You will also be able to vote your shares electronically at the Special Meeting. We believe that, given COVID-19, a virtual shareholder meeting provides greater access to those who may want to attend the Special Meeting.
Record Date and Voting Rights
Only shareholders of record at the close of business on December 8, 2020, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournment, postponement or continuation thereof. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. All shares represented by properly executed and delivered proxies will be voted at the Special Meeting. On the record date, there were 15,200,435 shares of Common Stock outstanding and entitled to vote.
If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted.
Quorum and Required Vote for Proposals for the Special Meeting
A quorum of the Company’s shareholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of a majority in voting power of the outstanding shares of Common Stock as of the close of business on the record date entitled to vote thereat are present online or represented by proxy at the Special Meeting. Abstentions will be counted for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum at the Special Meeting, unless the broker, bank or other nominee has been instructed to vote on at least one of the Proposals.
The approval of each of the Proposals requires the affirmative vote of a majority of the votes cast (online at the Special Meeting or by proxy) on such Proposal by holders of the Company’s outstanding shares of Common Stock entitled to vote at the Special Meeting. An abstention, a shareholder’s failure to vote by proxy or to vote online at the Special Meeting and a broker non-vote are not counted as a vote cast and, therefore, will have no effect on any of the Proposals.
The Transactions are conditioned on, among other things, the approval of both the Issuance Proposal and the Change of Control Proposal at the Special Meeting. In addition, approval of the Issuance Proposal is conditioned upon approval of the Change of Control Proposal, and vice versa. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement.

It is important for you to note that in the event that either of the Issuance Proposal or the Change of Control Proposal does not receive the requisite vote for approval at the Special Meeting, including any adjournments or postponements thereof, we will not be able to consummate the Transactions.
Proxy Solicitation
The Company is soliciting proxies on behalf of the Board. Proxies may be solicited by mail. The Company has also engaged Okapi Partners to assist in the solicitation of proxies. See “The Special Meeting—Proxy Solicitation.”
If a shareholder grants a proxy, it may still vote its shares if present online at the Special Meeting if it revokes its proxy before the Special Meeting. A shareholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “The Special Meeting—Revocation of Proxy.”
Post-Closing Organizational Structure
In connection with the consummation of the Transactions, we will effectuate the Reorganization, including the Conversions and implementation of an “up-C” structure, which is intended to, among other things, result in the holders of Series A Preferred Stock having a voting interest in the Company that is commensurate with such holders’ economic interest in the Partnership. As a result of the Reorganization, from and after the Closing, we will operate our business through the Partnership and its subsidiaries. Please see “The Transactions−Post-Closing Organizational Structure” for more information regarding the Reorganization, including diagrams illustrating our pre- and post-Transactions organizational structure.
Potential Effects of the Transactions on the Company’s Shareholders
If our shareholders approve the Change of Control Proposal and the Issuance Proposal, current shareholders will experience immediate and significant dilution to their current equity ownership in the Company upon issuance of the Purchased Securities. In addition, upon the Closing, our existing shareholders are expected to control approximately 41% of our issued and outstanding voting power, while Juniper is expected to control approximately 59% of our issued and outstanding voting power and will have the right to designate a majority of the members of our Board. See “The Transactions—Potential Effects of the Transactions on the Company’s Shareholders.”
Government and Regulatory Approvals
The Company and Juniper have determined that the Transactions are not subject to the filing requirements of the HSR Act, and neither the Company nor Juniper is aware of any material regulatory approvals or actions that are required for completion of the Transactions. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.
Accounting Treatment
The Transactions will result in a change of control of the Company with Juniper determined to be the accounting acquirer. Upon the Closing of the Transactions, our existing shareholders are expected to control approximately 41% of our issued and outstanding voting power while Juniper is expected to control approximately 59% of our issued and outstanding voting power and it shall have the right to designate a majority of the members of our Board. Juniper is currently not expected to elect, as permitted in the accounting guidance, to apply push-down accounting to its acquisition of the Company. As a result, the Company will continue to maintain its historical basis of accounting. The Contributed Assets, with an estimated fair value of approximately $38,400,000, will be reflected in the Company’s financial statements at Closing at their historical carrying values.
Following the completion of the Transactions, the Company will be a holding company whose principal asset will consist of approximately 41% of the outstanding Common Units that it acquires directly from the Partnership in conjunction with the Transactions. The remaining outstanding Common Units will be held by Juniper. Through its ownership of the General Partner, which will be the sole general partner of the Partnership, the Company will operate and control the business and affairs of the Partnership and its direct and indirect subsidiaries and, through the Partnership and its direct and indirect subsidiaries, conduct its business.
No Appraisal Rights
Appraisal rights are not available to shareholders in connection with the Transactions or any of the Proposals to be considered at the Special Meeting described in this proxy statement. See “The Transactions—No Appraisal Rights in Connection with the Transactions.”

Interests of Certain Persons in the Transactions
In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Nasdaq Proposals, you should be aware that aside from their interests as shareholders, certain of our executive officers and non-employee members of our Board have interests in the Transactions that are different from, or in addition to, the interests of our shareholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the Transactions and Transaction Agreements and in recommending to our shareholders that they vote in favor of the proposals presented at the Special Meeting, including the Nasdaq Proposals. Please see the section entitled “The Transactions—Interests of Certain Persons in the Transactions” for more information.
Reasons for the Transactions
Our Board considered the following positive factors, although not weighted or in any order of significance, in approving the Transactions and the issuance of the Purchased Securities in connection therewith:
•
Business and Financial Condition and Prospects. The Board’s knowledge of the Company’s business, operations, financial condition, earnings and prospects and of the Contributed Assets, taking into account the results of due diligence review of the Contributed Assets undertaken by the Company’s management.

•
Substantial Improvements to the Company’s Balance Sheet and Increased Liquidity. The Transactions will result in the extension of the maturity under the Second Lien Credit Agreement from September 2022 to September 2024 and are expected to increase liquidity under the RBL and reduce fixed interest expense significantly. The Transactions also position the Company for potential future consolidation opportunities and allow the Company to better weather volatile commodity prices.

•
The Equity Transaction Includes a Premium and Is Backed by A Parent Guarantee. The Capital Contribution of $150,000,000 is valued at $8.75 per share (of Common Stock issuable upon the redemption or exchange of the Purchased Securities to be issued pursuant to the Equity Transaction), which represents a 13% premium per share over the closing price of the Common Stock on November 2, 2020 (the trading day immediately prior to the announcement of the Transactions). Additionally, the Juniper Guarantor, pursuant to the Limited Guarantee, is guaranteeing the obligations of JSTX under the Contribution Agreement, including the payment of the Capital Contribution.

•
Expansion in the Eagle Ford with Complementary Assets. The Contributed Assets complement the Company’s existing assets and add production, cash flow, and additional drilling locations without an increase in debt. The Asset Transaction will expand the Company’s footprint in the Eagle Ford and is expected to allow for longer laterals, lower per unit operating expenses, and increase the number of wells per pad, all with no anticipated increase to general and administrative expenses.

•
Opinion of Evercore Relating to the Asset Agreement. The Board’s receipt of Evercore’s oral opinion to the Board (confirmed in writing later that day) that, as of November 2, 2020, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the Asset Contribution Pro Forma Equity Percentage (as defined below) is fair, from a financial point of view, to the Company, as more fully described in the section entitled “The Transactions—Opinion of Evercore Relating to the Asset Agreement.” The full text of the written opinion of Evercore is attached as Annex F to this proxy statement.

•
Financial Analyses of RBC Capital Markets, LLC. The delivery by RBCCM of the RBCCM Materials (as defined below) on November 2, 2020 to the Board, as more fully described in the section entitled “The Transactions—Financial Analyses of the Company’s Financial Advisors—Financial Analyses of RBC Capital Markets, LLC.”

•
Financial Analyses of Truist Securities. The Board considered the financial analyses with respect to the Company reviewed and discussed with the Board by representatives of Truist Securities, on November 2, 2020, as more fully described in the section entitled “The Transactions—Financial Analyses of the Company’s Financial Advisors—Financial Analyses of Truist Securities.”

•
Terms of the Transaction Agreements; Ability to Pursue, Consider and Respond to Company Alternative Proposals. The terms of the Transaction Agreements, principally the fact that the Company is not prohibited from soliciting alternative proposals and is permitted to respond to and negotiate unsolicited proposals, subject to providing notice to Juniper, and the provisions granting the Board the right to make a Change in Recommendation (as defined herein) if the Board makes a good faith determination that the failure to make a Change in Recommendation would be inconsistent with its fiduciary duties under applicable law, and the belief that the aggregate termination fee of $9,419,133 payable in the event that JSTX or Rocky Creek, as applicable, terminates the Transaction Agreements as a result of such Change in Recommendation was reasonable.
•	Shareholder Approval. The fact that the Company’s shareholders will have the opportunity to vote on the Nasdaq Proposals, which is a condition precedent to the Transactions.
For more information about the Board’s decision-making process, please see the section entitled “The Transactions—Reasons for the Transactions; Recommendation of the Board.”
Conditions to Closing of the Transactions
Mutual Closing Conditions
The respective obligations of the Company and the Partnership, on the one hand, and JSTX or Rocky Creek (as applicable), on the other hand, to consummate and effect the Transactions contemplated by the applicable Transaction Agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Company (on our behalf and on behalf of the Partnership) and JSTX or Rocky Creek (as applicable), at or prior to the Closing, of certain conditions, including the following:
•
no judgments or orders issued by any governmental agency or law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by the applicable Transaction Agreement;

•
the approval of both of the Nasdaq Proposals, by the affirmative vote of the holders of at least a majority of all the votes cast on such Proposals at the Special Meeting where a quorum is present, shall have been obtained;

•	the Company shall have timely filed all required notices and other documents related to the listing of the Common Stock for which the Purchased Securities may be exchanged or redeemed;
•
(A) the Second Lien Credit Agreement Amendment shall remain in full force and effect and (B) the Company shall have obtained the RBL Amendment and such RBL Amendment shall be in such form as is reasonably acceptable to JSTX and the Company;

•
the transactions contemplated by the other Transaction Agreement shall have been consummated or shall be consummated contemporaneously with the closing of the transactions contemplated by the applicable Transaction Agreement; and

•
solely with respect to the Asset Agreement: with respect to the Contributed Assets, (i) the total cost of certain title defects, environmental liabilities and casualty losses and (ii) the value of assets excluded pursuant to the Asset Agreement as of the Closing Date must be, in the aggregate, less than 25% of the unadjusted value of the Purchased Units to be issued to Rocky Creek pursuant to the Asset Agreement.

Juniper Parties Closing Conditions
The obligations of JSTX or Rocky Creek (as applicable) to consummate and effect the Transactions contemplated by the applicable Transaction Agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver by JSTX or Rocky Creek (as applicable), at or prior to the Closing, of certain conditions, including the following:
•
solely with respect to the Contribution Agreement: the representations and warranties of the Company related to the due authorization and issuance of the Purchased Securities, capitalization and authority, without giving effect to any limitation contained therein as to materiality or Company Material Adverse Effect (as defined in the Contribution Agreement) or any similar limitation contained therein, must be true and correct in all material respects as of November 2, 2020 and as of the Closing Date as if made on and as of the Closing Date (or, if given as of an earlier date, as of such earlier date); the representations and warranties of the Company related to absence of a Company Material Adverse Effect and brokers must be true and correct as of November 2, 2020 and as of the Closing Date; and all other representations and warranties of the Company, without giving effect to any limitation contained therein as to materiality or Company Material Adverse Effect, must be true and correct as of November 2, 2020 and as of the Closing Date as if made on and as of the Closing Date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect;

•
solely with respect to the Asset Agreement: (i) fundamental representations of the Company (the representations and warranties related to organization, existence and qualification, authorization and enforceability, certain no conflicts representations, brokers, bankruptcy, capitalization and the Company’s subsidiaries) shall be true and correct in all respects on and as of November 2, 2020 and the Closing Date, with the same force and effect as though such fundamental representations had been made or given on and as of the Closing Date (other than fundamental representations of the Company that are expressly made as of a specified date, which need only be true and correct on and as of such specified date) and (ii) the other representations and warranties of the Company (other than those related to environmental or title matters) shall be true and correct in all respects (without regard to materiality, Company Material Adverse Effect (as defined in the Asset Agreement) or similar qualifiers) on and as of November 2, 2020 and the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that are expressly made as of a specified date, which need only be true and correct on and as of such specified date), except for those breaches, if any, of such representations and warranties that, individually or in the aggregate, would not have a Company Material Adverse Effect;

•
the Company shall have performed and complied with, in all material respects, all covenants and obligations required to be performed by us under the applicable Transaction Agreement at or prior to the Closing Date;

•
the Company shall have delivered to JSTX or Rocky Creek (as applicable) a certificate dated as of the Closing Date and signed on our behalf by an executive officer, certifying that certain of the closing conditions have been satisfied; and

•	solely with respect to the Contribution Agreement: since November 2, 2020, there shall not have occurred a Company Material Adverse Effect (as defined in the Contribution Agreement).
Company Closing Conditions
The obligations of the Company and the Partnership to consummate and effect the Transactions contemplated by the applicable Transaction Agreement are also subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Company (on our behalf and on behalf of the Partnership), at or prior to the Closing, of certain conditions, including the following:
•
solely with respect to the Contribution Agreement: the representations and warranties of JSTX must be true and correct in all material respects (other than those related to organization, standing and power and brokers, which must be true and correct in all respects) as of November 2, 2020 and as of the Closing Date (or, if given as of an earlier date, as of such earlier date);

•
solely with respect to the Asset Agreement: (i) fundamental representations of Rocky Creek (the representations and warranties related to organization, existence and qualification, authorization and enforceability, certain no conflicts representations, brokers, and bankruptcy) shall be true and correct in all respects on and as of November 2, 2020 and the Closing Date, with the same force and effect as though such fundamental representations had been made or given on and as of the Closing Date (other than fundamental representations of Rocky Creek that are expressly made as of a specified date, which need only be true and correct on and as of such specified date) and (ii) the other representations and warranties of Rocky Creek (other than those related to environmental or title matters) shall be true and correct in all respects (without regard to materiality, Rocky Creek Material Adverse Effect (as defined in the Asset Agreement) or similar qualifiers) on and as of November 2, 2020 and the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that are expressly made as of a specified date, which need only be true and correct on and as of such specified date), except for those breaches, if any, of such representations and warranties that, individually or in the aggregate, would not have a Rocky Creek Material Adverse Effect;

•
JSTX or Rocky Creek (as applicable) shall have performed and complied with, in all material respects, all covenants and obligations required to be performed by it under the applicable Transaction Agreement at or prior to the Closing Date; and

•
JSTX or Rocky Creek (as applicable) shall have delivered to us a certificate dated as of the Closing Date and signed on their behalf of JSTX or Rocky Creek (as applicable), certifying that certain of the closing conditions have been satisfied.

Opinion of Evercore Relating to the Asset Agreement
The Company retained Evercore to act as financial advisor to the Company in connection with the Transactions and, as part of that engagement, requested Evercore to render an opinion described below with respect to the contribution of the Contributed Assets pursuant to the Asset Agreement (the “Asset Contribution”). On November 2, 2020, at a meeting of the Board and at the request of the Board, Evercore rendered its oral opinion to the Board (confirmed in writing later that day) that, as of November 2, 2020, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the Asset Contribution Pro Forma Equity Percentage (as defined below) is fair, from a financial point of view, to the Company. For this purpose, the term “Asset Contribution Pro Forma Equity Percentage” means the pro forma percentage of outstanding Common Stock represented by the Purchased Securities to be issued to Rocky Creek under the Asset Agreement, before giving effect to the private placement under the Contribution Agreement. Evercore was not requested to, and did not, express an opinion regarding the private placement under the Contribution Agreement.
The full text of the written opinion of Evercore, dated as of November 2, 2020, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached hereto as Annex F. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board in connection with its evaluation of the fairness of the Asset Contribution Pro Forma Equity Percentage, from a financial point of view, to the Company, and did not address any other aspects or implications of the Asset Contribution or any other Transaction. Evercore’s opinion should not be construed as creating any fiduciary duty on Evercore’s part to any party and such opinion was not intended to be, and does not constitute, a recommendation to the Board or to any other persons in respect of the Asset Contribution or any other Transaction, including as to how any common shareholder of the Company should act or vote in respect of the Asset Contribution or any other Transaction. Evercore’s opinion did not address the relative merits of the Asset Contribution as compared to other business or financial strategies or opportunities that might be available to the Company, nor did it address the underlying business decision of the Company to engage in the Asset Contribution or any other Transaction.
We encourage you to read Evercore’s opinion attached as Annex F and the section entitled “The Transactions—Opinion of Evercore Relating to the Asset Agreement” of this proxy statement carefully and in their entirety. Evercore has consented to the inclusion of a summary of its opinion in this proxy statement and the attachment of the full text of its opinion as Annex F.
Financial Analyses of the Company’s Financial Advisors
Financial Analyses of RBC Capital Markets, LLC
Penn Virginia retained RBCCM to provide a presentation of certain financial analyses (the “RBCCM Materials”) to the Board in connection with the Transactions. The summary of the RBCCM Materials is set forth below.
The RBCCM Materials were provided for the benefit, information and assistance of the Board (in its capacity as such) in connection with its evaluation of the Transactions. The RBCCM Materials did not address the underlying business decision of the Company to engage in the Transactions (including the Reorganization), or the relative merits of the Transactions (including the Reorganization) compared to any alternative business strategy or transaction that may be available to the Company or in which the Company might engage. The terms of the Transactions were determined solely through negotiations between the parties to the Transactions.
The RBCCM Materials do not constitute, and are not intended to represent (i) any view or opinion as to (a) the fairness, from a financial point of view or otherwise, of the contemplated Transactions or Reorganization, any aspect, term or implication of the financial aspects of the Transactions (including the Reorganization) to the Company, shareholders or to any other person, (b) the solvency or fair value of the Company, Rocky Creek, the combined Company, or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters, (c) the actual value of any Company equity when issued or distributed in the Transactions or the price or range of prices at which any Company equity, or any other securities of the Company may trade or otherwise be transferable at any time, including following announcement or consummation of the Transactions (including the Reorganization), (d) any legal, regulatory, tax, accounting and similar matters, as to which RBCCM understands that the Company has obtained such advice as it deems necessary from qualified professionals or (e) the fairness of the amount or nature of the compensation (if any) or other consideration to any officers, directors or employees of any party, or class of such persons, relative to the consideration to be paid pursuant to the Transactions, or (ii) any recommendation to the Company or any shareholder as to how the Company or any such shareholder should vote or act with respect to the Transactions or any proposal to be voted upon in connection with the Transactions or otherwise.

For a further discussion of the RBCCM Materials, the Company’s relationship with RBCCM and the terms of RBCCM’s engagement, see “The Transactions—Financial Analyses of the Company’s Financial Advisors—Financial Analyses of RBC Capital Markets, LLC” beginning on page 79 of this proxy statement.
Financial Analyses of Truist Securities
At the meeting of the Board on November 2, 2020, Truist Securities, a financial advisor to the Company in connection with the Transactions, reviewed and discussed its financial analyses with respect to the Company with the Board in its capacity as such.
Truist Securities was not requested to, and did not, express any view or opinion as to the fairness from a financial point of view or otherwise to the Company, the Partnership or any of their respective securityholders of the consideration to be received or paid by the Company, the Partnership or any other party in the Transactions for the securities to be issued by the Company or the Partnership in the Transactions or any other aspect of the Transactions (including the Reorganization) or any related matters. The financial analyses of Truist Securities do not constitute advice or a recommendation to any shareholder of the Company as to how such shareholder should vote or act with respect to the proposed Transactions (including the Reorganization) or any other matter.
For a further discussion of Truist Securities’ financial analyses reviewed and discussed with the Board, see the section entitled “The Transactions—Financial Analyses of the Company’s Financial Advisors—Financial Analyses of Truist Securities.”
Recommendation of the Board
The Board unanimously determined that the Transaction Documents and the Transactions are in the best interests of, and are advisable to, the Company and its shareholders. The Board unanimously recommends that our shareholders vote “FOR” each of the Proposals. Note that a vote against either of the Nasdaq Proposals will, in effect, be a vote against both Proposals and the Transactions as a whole.
When you consider the recommendation of our Board in favor of approval of the Nasdaq Proposals, you should keep in mind that certain members of our management and our Board have interests in the Transactions that are different from, or in addition to, your interests as a shareholder. Shareholders should take these interests into account in deciding whether to approve the Proposals presented at the Special Meeting, including the Nasdaq Proposals.
For more information regarding the Board’s recommendation and its reasons for approving the Transactions and making such recommendation, see “The Transactions—Reasons for the Transactions; Recommendation of the Board.”
Risk Factors
In evaluating the Transactions and the Proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 39 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and Juniper to complete the Transactions, and (ii) the business, cash flows, financial condition and results of operations of the Company prior to the consummation of the Transactions and the combined Company following consummation of the Transactions.

PENN VIRGINIA SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
The following table shows our selected historical consolidated financial information for the periods and as of the dates indicated.
The selected historical consolidated financial information as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017 is derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and incorporated by reference herein. The selected historical consolidated financial information as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 is derived from our unaudited consolidated financial information included in our Quarterly Report on Form 10-Q for the three months ended September 30, 2020 and incorporated by reference herein. The selected historical consolidated financial information (1) as of December 31, 2017 and 2016, and for the period from September 13, 2016 through December 31, 2016 (Successor) and (2) for the period from January 1, 2016 through September 12, 2016, as of September 12, 2016 and as of and for the year ended December 31, 2015 (Predecessor) have been derived from the Company’s consolidated financial statements which have not been incorporated by reference herein.
The information set forth below is only a summary and is not necessarily indicative of the results of future operations of the Company, nor does it include the effects of the Transactions. This information should be read together with the other information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2020, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto. Please see the section entitled “Where You Can Find More Information” beginning on page 118.
	Successor(1)						Predecessor(1)
	Nine Months Ended September 30,		Year Ended December 31,			September 13 Through December 31, 2016	January 1 Through September 12, 2016	Year Ended December 31, 2015
(in thousands, except per share amounts and production)	2020	2019	2019	2018	2017
	(unaudited)
Statements of Operations and Other Data:
Revenues(2)	$206,272	$347,299	$471,216	$440,832	$160,054	$39,003	$94,310	$305,298
Operating income (loss)(3)	$(261,768)	$126,596	$176,821	$208,755	$51,872	$11,413	$(20,867)	$(1,564,976)
Net income (loss)(4)	$(175,034)	$67,290	$70,589	$224,785	$32,662	$(5,296)	$1,054,602	$(1,582,961)
Preferred stock dividends	$—	$—	$—	$—	$—	$—	$5,972	$22,789
Income (loss) attributable to common shareholders	$(175,034)	$67,290	$70,589	$224,785	$32,662	$(5,296)	$1,048,630	$(1,605,750)
Income (loss) per common share, basic	$(11.54)	$4.45	$4.67	$14.93	$2.18	$(0.35)	$11.91	$(21.81)
Income (loss) per common share, diluted	$(11.54)	$4.44	$4.67	$14.70	$2.17	$(0.35)	$8.50	$(21.81)
Weighted-average shares outstanding:
Basic	15,168	15,105	15,110	15,059	14,996	14,992	88,013	73,639
Diluted	15,168	15,165	15,126	15,292	15,063	14,992	124,087	73,639
Dividends declared per share	$—	$—	$—	$—	$—	$—	$—	$—
Cash provided by operating activities	$189,723	$244,213	$320,194	$272,132	$81,710	$30,774	$30,247	$169,303
Cash paid for capital expenditures	$139,010	$291,733	$362,743	$430,592	$115,687	$4,812	$15,359	$364,844
Total sales volume (MBOE)	6,909	7,425	10,121	7,944	3,779	1,039	3,346	7,923
	Successor(1)						Predecessor(1)
	September 30,		December 31,				September 12,	December 31,
	2020	2019	2019	2018	2017	2016	2016	2015
(in thousands, except reserves)	(unaudited)
Balance Sheet and Other Data:
Property and equipment, net	$835,500	$1,009,144	$1,120,425	$927,994	$529,059	$247,473	$253,510	$344,395
Total assets	$953,174	$1,211,780	$1,218,238	$1,068,954	$629,597	$291,686	$333,974	$517,725
Total debt	$518,858	$562,445	$555,028	$511,375	$265,267	$25,000	$75,350	$1,224,383
Shareholders’ equity (deficit)	$347,732	$516,658	$520,745	$447,355	$221,639	$185,548	$190,895	$(915,121)
Actual shares outstanding at period-end	15,200	15,123	15,136	15,081	15,019	14,992	14,992	81,253
Proved reserves as of December 31, (MMBOE)	N/A	N/A	133	123	73	49	N/A	44
(1)
Upon our emergence from bankruptcy, we adopted and applied fresh start accounting. Accordingly, our financial statements for periods after September 12, 2016 are not comparable to those prior to that date. Financial information for the periods up to and including September 12, 2016 are referred to herein as those of the “Predecessor” while those beginning on September 13, 2016 and all periods thereafter are referenced as those of the “Successor.”
(2)
Revenues for the years ended after December 31, 2017 reflect the application of Accounting Standards Codification, or ASC, Topic 606, Revenues from Contracts with Customers, or ASC Topic 606. The adoption of ASC Topic 606 impacts the presentation and comparability of NGLs product revenues between the years beginning after December 31, 2017 with those years ending on that date and all prior periods. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 2 of “Item 8. Financial Statements and Supplementary Data,” of our Annual Report on Form 10-K for the year ended 2019.

(3)
Operating income (loss) for the year ended December 31, 2019 reflects the application of ASC Topic 842, Leases, or ASC Topic 842. The adoption of ASC Topic 842 impacts the presentation and comparability of lease expense between the year ended December 31, 2019 with all prior periods. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 2 of “Item 8. Financial Statements and Supplementary Data,” of our Annual Report on Form 10-K for the year ended 2019.

(4)
Net income (loss) and Income (loss) attributable to common shareholders for the year ended December 31, 2018 and the period of January 1 through September 12, 2016 includes reorganization items resulting in income attributable to our bankruptcy proceedings of $3.3 million and $1.1 billion, respectively.

CONTRIBUTED ASSETS SELECTED HISTORICAL FINANCIAL DATA
The following table shows selected historical financial information of the Contributed Assets for the periods indicated. The revenues and direct operating expenses information associated with the Contributed Assets for the years ended December 31, 2019 and 2018 are derived from the audited statements of revenues and direct operating expenses for the Contributed Assets included elsewhere in this proxy statement. The revenues and direct operating expenses information associated with the Contributed Assets for the nine months ended September 30, 2020 and 2019 are derived from the unaudited statements of revenues and direct operating expenses for the Contributed Assets that are included in this proxy statement.
The information set forth below is only a summary and is not necessarily indicative of the results of future operations of the Contributed Assets, nor does it include the effects of the Transactions. This information should be read together with the statements of revenues and direct operating expenses of the Contributed Assets and related notes included elsewhere in this proxy statement and the section entitled “Rocky Creek Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019(1)	2019	2018(2)
	(unaudited)
Statements of Revenues and Direct Operating Expenses
Revenues	$5,990,203	$ —	$2,175,686	$ —
Direct operating expenses	$1,202,581	$—	$456,038	$—
Excess of revenues over direct operating expenses	$4,787,622	$—	$1,719,648	$—
(1)	There were no producing wells during the nine months ended September 30, 2019.
(2)	There were no producing wells during 2018.

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
The selected unaudited pro forma condensed consolidated financial information presented below reflects the pro forma effect of the Transactions. The unaudited condensed consolidated pro forma balance sheet as of September 30, 2020 gives effect to the Transactions, including the Equity Transaction, the Asset Transaction and the Refinancing Transactions (as defined in the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements”), as if they had occurred on September 30, 2020. The unaudited condensed consolidated pro forma statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 both give effect to the Equity Transaction, the Asset Transaction and the Refinancing Transactions as if they had occurred on January 1, 2019. The Pro Forma Financial Statements are presented for illustrative purposes only to reflect the Equity Transaction, the Asset Transaction and the Refinancing Transactions and do not purport to represent what our financial position or results of operations would actually have been had the transactions and events described above occurred on the dates noted above, or to project our financial position or results of operations for any future periods. The Pro Forma Financial Statements are intended to provide information about the continuing impact of the Equity Transaction, the Asset Transaction and the Refinancing Transactions as if they had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable and are expected to have a continuing impact on our results of operations.
The following information should be read in conjunction with the Company’s consolidated financial statements and related notes and the statements of revenues and direct operating expense for the Contributed Assets. The Company's financial statements and notes are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020. The statements of revenues and direct operating expense for the Contributed Assets are included elsewhere in this proxy statement. See “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Where You Can Find Additional Information.”
	Pro Forma
	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
(in thousands)	(unaudited)
Pro Forma Consolidated Statements of Operating Data:
Total revenues	$212,262	$ 473,392
Operating income (loss)	(260,251)	177,794
Net income (loss)	(168,936)	78,915
Net income (loss) attributable to noncontrolling interests	(99,672)	46,560
Net income (loss) attributable to Penn Virginia Corporation	(69,264)	32,355
Pro Forma Balance Sheet Data:
Property and equipment, net (full cost method)	$864,387	—
Total assets	982,061	—
Long-term debt, net	387,919	—
Total shareholders' equity	328,669	—

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA
The following table presents the Company’s historical and pro forma per share data as of and for the nine months ended September 30, 2020 and the year ended December 31, 2019. The pro forma per share data as of and for the nine months ended September 30, 2020 and the year ended December 31, 2019 is presented as if the Transactions had been completed on January 1, 2019.
Historical per share data as of and for the nine months ended September 30, 2020 and the year ended December 31, 2019 was derived from the Company’s historical financial statements for the respective periods. This information should be read together with the Company’s historical consolidated financial statements and related notes filed with the SEC, and that are incorporated into this proxy statement by reference. Please see the section entitled “Where You Can Find More Information” beginning on page 118.
Unaudited summary pro forma combined per share data as of and for the nine months ended September 30, 2020 and the year ended December 31, 2019 was derived and should be read in conjunction with the unaudited pro forma condensed consolidated financial data included in “Unaudited Pro Forma Condensed Consolidated Financial Statements” and the related notes thereto included in this proxy statement. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transactions had been completed as of the beginning of the period.
	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Historical
Book value per share (at end of period)	$22.88
Cash dividends per share(1)	—	—
Income (loss) per share from continuing operations:
Basic	$(11.54)	$ 4.67
Diluted	(11.54)	4.67
Pro Forma
Book value per share (at end of period)	$21.62
Cash dividends per share(1)	—	—
Income (loss) per share from continuing operations:
Basic	$(4.57)	$2.14
Diluted	(4.57)	2.12
(1)	The Company is not currently paying dividends on the Common Stock and does not anticipate paying cash dividends on the Common Stock in the foreseeable future.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
The following unaudited pro forma condensed consolidated financial statements and explanatory notes (the “Pro Forma Financial Statements”) have been derived from the historical consolidated financial statements of the Company and the historical revenues and direct operating expenses attributable to the Contributed Assets, and have been adjusted to reflect the following:
•
The consummation of the Asset Transaction pursuant to the Asset Agreement, including the proposed contribution of the Contributed Assets to the Partnership (or its designated affiliate) in exchange for the issuance of 4,959,000 Common Units to Rocky Creek at a price per unit of $7.74, or $38,382,660 in the aggregate (the “Unadjusted Purchase Price”), subject to adjustment as set forth in the Asset Agreement. In addition, Rocky Creek will acquire 49,590 Series A Preferred Stock at a price equal to the par value of the shares acquired, payable in cash. The Unadjusted Purchase Price and the related value ascribed to the Contributed Assets is subject to certain customary closing adjustments set forth in the Asset Agreement.

•	The consummation of the Equity Transaction pursuant to the Contribution Agreement, including the proposed:
•
Capital Contribution by JSTX, in the amount of $150.0 million to the Partnership in exchange for the issuance of 17,142,857 Common Units. In addition, the Company will issue to JSTX 171,428.57 shares of Series A Preferred Stock at a price equal to the par value of the shares acquired, payable in cash;

•	Conversion of the Company’s corporate subsidiaries, including Holdings, into limited liability companies which will be disregarded for U.S. federal income tax purposes; and
•
Contribution by the Company to the Partnership of all of the Company’s equity interests in Holdings following its Conversion into a limited liability company, in exchange for a number of Common Units equal to the number of shares of Common Stock outstanding as of the Closing Date.

•
The effectiveness of the Second Lien Credit Agreement Amendment and the use of the approximately $133 million of proceeds from the Capital Contribution (net of transaction fees and expenses related to the Equity Transaction and the Asset Transaction) to (i) make a prepayment of $50.0 million of outstanding advances under the Second Lien Credit Agreement, (ii) a prepayment of approximately $81.5 million of outstanding loans under the RBL and (iii) pay certain fees and expenses related to the Second Lien Credit Agreement (collectively, the “Refinancing Transactions”).

The Pro Forma Financial Statements should be read in conjunction with the Company’s consolidated financial statements and related notes and the audited Statements of Revenues and Direct Operating Expenses for the Contributed Assets. The Company’s financial statements and notes are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020. The audited Statements of Revenues and Direct Operating Expenses for the Contributed Assets are included elsewhere in this proxy statement.
The Transactions will result in a change of control of the Company with Juniper determined to be the accounting acquirer. Our existing shareholders are expected to control approximately 41% of our issued and outstanding voting power while Juniper is expected to control approximately 59% of our issued and outstanding voting power, and will have the right to designate a majority of the members of our Board. Juniper is currently not expected to elect, as permitted under accounting principles generally accepted in the United States (“GAAP”), to apply “push-down” accounting to its acquisition of the Company. As a result, the Company will continue to maintain its historical basis of accounting. The Contributed Assets, with an estimated fair value of approximately $38.4 million, will be reflected in the Company’s financial statements on the Closing Date at Juniper’s historical carrying values.
Following the completion of the Transactions, the Company will be a holding company whose principal asset will consist of approximately 41% of the outstanding Common Units that it acquires directly from the Partnership in conjunction with the Transactions. The remaining outstanding Common Units will be held by Juniper. Through its ownership of the General Partner, which will be the sole general partner of the Partnership, the Company will operate and control the business and affairs of the Partnership and its direct and indirect subsidiaries and, through the Partnership and its direct and indirect subsidiaries, conduct its business.
Certain of the historical amounts for the Contributed Assets have been reclassified to conform to the financial statement presentation of the Company. The unaudited condensed consolidated pro forma balance sheet as of September 30, 2020 gives effect to the Equity Transaction, the Asset Transaction and the Refinancing Transactions as if they had occurred on

September 30, 2020. The unaudited condensed consolidated pro forma statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 both give effect to the Equity Transaction, the Asset Transaction and the Refinancing Transactions as if they had occurred on January 1, 2019.
The Pro Forma Financial Statements are presented for illustrative purposes only to reflect the Equity Transaction, the Asset Transaction and the Refinancing Transactions and do not purport to represent what our financial position or results of operations would actually have been had the transactions and events described above occurred on the dates noted above, or to project our financial position or results of operations for any future periods. The Pro Forma Financial Statements are intended to provide information about the continuing impact of the Equity Transaction, the Asset Transaction and the Refinancing Transactions as if they had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the Pro Forma Financial Statements have been made. The historical carrying value of the Contributed Assets on the Closing Date may differ materially from the unaudited pro forma amounts included herein.
The Asset Transaction will be accounted for using the historical carrying value of the Contributed Assets on the Closing Date, subject to customary adjustments set forth in the Asset Agreement. See Note 2 – Contributed Assets.

Penn Virginia Corporation
Unaudited Condensed Consolidated Pro Forma Balance Sheet
(in thousands except per share data)
	As of September 30, 2020
		Pro Forma Adjustments
	Historical	Equity Transaction (a)	Asset Transaction (b)	Refinancing Transactions (c)	Pro Forma
Assets
Current assets
Cash and cash equivalents	$20,516	$132,925	$ —	$(132,925)	$20,516
Accounts receivable, net of allowance for credit losses	26,030	—	—	—	26,030
Derivative assets	50,414	—	—	—	50,414
Other current assets	12,836	—	—	—	12,836
Total current assets	109,796	132,925	—	(132,925)	109,796
Property and equipment, net (full cost method)	835,500	—	28,887	—	864,387
Derivative assets	2,619	—	—	—	2,619
Other assets	5,259	—	—	—	5,259
Total assets	$953,174	$132,925	$28,887	$(132,925)	$982,061
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable and accrued expenses	$48,345	$—	$—	$—	$48,345
Derivative liabilities	22,861	—	—	—	22,861
Total current liabilities	71,206	—	—	—	71,206
Other liabilities	8,443	—	15	—	8,458
Deferred income taxes	1,393	—	—	—	1,393
Derivative liabilities	5,542	—	—	—	5,542
Long-term debt, net	518,858	—	—	(130,939)	387,919
Redeemable Series A Preferred Stock of $0.01 par value - 221,019 issued pro forma	—	2	—	—	2
Redeemable noncontrolling interests	—	150,000	28,872	—	178,872
Shareholders' equity:
Preferred stock of $0.01 par value - 5,000,000 shares authorized	—	—	—	—	—
Common stock of $0.01 par value - 45,000,000 shares authorized; 15,200,435 issued	152	—	—	—	152
Paid-in capital	202,766	—	—	—	202,766
Retained earnings	144,877	(17,077)	—	(1,986)	125,814
Accumulated other comprehensive loss	(63)	—	—	—	(63)
Total shareholders' equity	347,732	(17,077)	—	(1,986)	328,669
Total liabilities, redeemable preferred stock, redeemable noncontrolling interests and stockholders' equity	$953,174	$132,925	$28,887	$(132,925)	$982,061
See accompanying notes to unaudited condensed consolidated pro forma financial statements.

Penn Virginia Corporation
Unaudited Condensed Consolidated Pro Forma Statement of Operations
(in thousands except per share data)
	For the Year Ended December 31, 2019
			Pro Forma Adjustments
	Historical	Contributed Assets Historical	Asset Transaction	Refinancing Transactions	Effect of Noncontrolling Interests	Pro Forma
Revenues
Crude oil	$434,713	$ 2,055	$ —	$ —	$ —	$436,768
Natural gas liquids	16,589	51	—	—	—	16,640
Natural gas	17,733	70	—	—	—	17,803
Gain on sale of assets, net	5	—	—	—	—	5
Other revenues, net	2,176	—	—	—	—	2,176
Total revenues	471,216	2,176	—	—	—	473,392
Operating expenses
Lease operating	43,088	243	—	—	—	43,331
Gathering, processing and transportation	23,197	—	—	—	—	23,197
Production and ad valorem taxes	28,057	213	—	—	—	28,270
General and administrative	25,484	—	—	—	—	25,484
Depreciation, depletion and amortization	174,569	—	747(a)	—	—	175,316
Total operating expenses	294,395	456	747	—	—	295,598
Operating income (loss)	176,821	1,720	(747)	—	—	177,794
Other income (expense)
Interest expense	(35,811)	—	—	7,353(b)	—	(28,458)
Derivatives	(68,131)	—	—	—	—	(68,131)
Other, net	(153)	—	—	—	—	(153)
Income (loss) from continuing operations before income taxes and noncontrolling interests	72,726	1,720	(747)	7,353	—	81,052
Income tax benefit (expense)	(2,137)	—	—	—	—	(2,137)(d)
Net income (loss)	70,589	1,720	(747)	7,353	—	78,915
Less: Net income attributable to noncontrolling interests	—	—	—	—	(46,560)(c)	(46,560)
Net income (loss) from continuing operations attributable to Penn Virginia Corporation	$70,589	$1,720	$(747)	$7,353	$(46,560)	$32,355
Income from continuing operations per share:
Basic	$4.67					$2.14
Diluted	$4.67					$2.12
Weighted average shares outstanding:
Basic	15,110					15,110
Diluted	15,126					37,228
See accompanying notes to unaudited condensed consolidated pro forma financial statements.

Penn Virginia Corporation
Unaudited Condensed Consolidated Pro Forma Statement of Operations
(in thousands except per share data)
	For the Nine Months Ended September 30, 2020
			Pro Forma Adjustments
	Historical	Contributed Assets Historical	Asset Transaction	Refinancing Transactions	Effect of Noncontrolling Interests	Pro Forma
Revenues
Crude oil	$190,732	$ 5,503	$ —	$ —	$ —	$196,235
Natural gas liquids	6,295	223	—	—	—	6,518
Natural gas	7,273	264	—	—	—	7,537
Gain on sale of assets, net	14	—	—	—	—	14
Other revenues, net	1,958	—	—	—	—	1,958
Total revenues	206,272	5,990	—	—	—	212,262
Operating expenses
Lease operating	27,901	732	—	—	—	28,633
Gathering, processing and transportation	16,797	—	—	—	—	16,797
Production and ad valorem taxes	13,152	470	—	—	—	13,622
General and administrative	23,801	—	—	—	—	23,801
Depreciation, depletion and amortization	114,891	—	3,271(a)	—	—	118,162
Impairments of oil and gas properties	271,498	—	—	—	—	271,498
Total operating expenses	468,040	1,202	3,271	—	—	472,513
Operating income (loss)	(261,768)	4,788	(3,271)	—	—	(260,251)
Other income (expense)
Interest expense	(24,213)	—	—	4,581(b)	—	(19,632)
Derivatives	109,879	—	—	—	—	109,879
Other, net	(42)	—	—	—	—	(42)
Income (loss) from continuing operations before income taxes and noncontrolling interests	(176,144)	4,788	(3,271)	4,581	—	(170,046)
Income tax benefit (expense)	1,110	—	—	—	—	1,110(d)
Net income (loss)	(175,034)	4,788	(3,271)	4,581	—	(168,936)
Less: Net loss attributable to noncontrolling interests	—	—	—	—	99,672(c)	99,672
Net income (loss) from continuing operations attributable to Penn Virginia Corporation	$(175,034)	$4,788	$(3,271)	$4,581	$99,672	$(69,264)
Loss from continuing operations per share:
Basic	$(11.54)					$(4.57)
Diluted	$(11.54)					$(4.57)
Weighted average shares outstanding:
Basic	15,168					15,168
Diluted	15,168					15,168
See accompanying notes to unaudited condensed consolidated pro forma financial statements.

Penn Virginia Corporation
Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements
1. Basis of Presentation
The following are descriptions of the columns included in the accompanying unaudited Condensed Consolidated Pro Forma Financial Statements:
Historical – Represents our condensed consolidated balance sheet as of September 30, 2020 and our condensed consolidated statement of operations for the periods from January 1, 2019 through December 31, 2019 and the nine months ended September 30, 2020.
Contributed Assets Historical – Represents the historical revenues and direct operating expenses attributable to the Contributed Assets for the year ended December 31, 2019 and the nine months ended September 30, 2020. This information was derived from the audited statements of revenues and direct operating expenses for the Contributed Assets included elsewhere in this proxy statement. The historical results of operations of the Contributed Assets presented herein are not indicative of the associated operations going forward due to the timing of when the wells associated with the Contributed Assets were turned to sales as well as the integration of the Contributed Assets into the Company’s business and the omission of certain operating expenses, including general and administrative and depreciation, depletion and amortization (“DD&A”), among others.
Equity Transaction Pro Forma Adjustments – Represents the adjustments to the historical condensed consolidated balance sheet assuming the Capital Contribution, the issuance of Series A Preferred Stock and the payment of certain related transaction fees and costs occurred as of September 30, 2020 to derive our pro forma balance sheet as of September 30, 2020.
Asset Transaction Pro Forma Adjustments – Represents the adjustments to the historical condensed consolidated balance sheet assuming the transfer of the Contributed Assets occurred as of September 30, 2020 to derive our pro forma balance sheet as of September 30, 2020 and adjustments to the historical condensed consolidated statements of operations assuming the transfer of the Contributed Assets occurred as of January 1, 2019 to derive our pro forma results of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020.
Refinancing Transactions Pro Forma Adjustments – Represents the adjustments to the historical condensed consolidated balance sheet assuming the Refinancing Transactions occurred as of September 30, 2020 to derive our pro forma balance sheet as of September 30, 2020 and adjustments to the historical condensed consolidated statements of operations assuming the Refinancing Transactions occurred as of January 1, 2019 to derive our pro forma results of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020.
Effect of Noncontrolling Interests Pro Forma Adjustments – Represents the pro forma adjustments to determine that portion of our shareholders’ equity and net income (loss) attributable to Juniper assuming the Transactions and Refinancing Transactions occurred as of September 30, 2020 to derive our pro forma balance sheet as of September 30, 2020 and as of January 1, 2019 to derive our pro forma results of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020.
2. Contributed Assets
The fair value attributed to the Contributed Assets under the Asset Agreement was $38.4 million, net of less than $0.1 million of asset retirement obligations (“AROs”), subject to certain customary adjustments. The historical carrying values of these net assets were $19.8 million and $28.9 million as of January 1, 2019 and September 30, 2020, respectively.
Under the assumption that Juniper will not elect, as permitted under GAAP, to apply “push-down” accounting to its acquisition of the Company, the Contributed Assets as well as the Company’s assets and liabilities will continue to be reflected at their historical carrying values in the Company’s financial statements on the Closing Date.
The historical values of the assets contributed and the liabilities assumed is preliminary and based on information available at the time these pro forma financial statements were issued. Accordingly, the estimates are subject to change as additional information becomes available.

The following tables summarize the preliminary estimated historical carrying and fair values of the Contributed Assets and the net consideration transferred ($ in thousands):
	Historical Carrying Values
	January 1, 2019	September 30, 2020	Fair Value
Property and equipment, net	$19,843	$28,887	$38,398
Asset retirement obligations	(15)	(15)	(15)
	$19,828	$28,872	$38,383
Common Units and Series A Preferred Stock issued			$38,383
Estimated adjustments to working capital, net			—
Consideration transferred, net			$38,383
The fair values of the oil and gas net assets were measured using valuation techniques that convert future net cash flows to a single discounted amount. Significant inputs to the valuation of oil and natural gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) estimated future cash flows and (v) a market-based weighted average cost of capital. Other acquired property and equipment assets were valued primarily using a cost approach that incorporated depreciation and obsolescence to the extent applicable on an asset-by-asset basis. Because many of these inputs are not observable, we have classified the initial fair value estimate as a Level 3 input as that term is defined in GAAP.
The number of Common Units to be issued as consideration shall be increased or decreased in connection with any adjustments to the value ascribed to the Contributed Assets and shall be calculated by dividing the aggregate dollar amount of any such adjustments by $7.74. Increases in the number of Common Units issued and delivered as a result of such adjustments shall be capped at 10% of the Unadjusted Purchase Price, or 495,900 Common Units. Any upward adjustments beyond 495,900 Common Units shall be delivered to Rocky Creek in the form of cash via transfer of immediately available funds. All such adjustments to the number of Common Units to be issued pursuant to the Asset Agreement shall be deemed to include a corresponding adjustment to the number of shares of Series A Preferred Stock, capped at 4,959 shares, to be issued to Rocky Creek at a price per share equal to the par value thereof, payable in cash at the Closing.
3. Refinancing Transactions
Upon the consummation of the Transactions and the satisfaction of certain other conditions precedent set forth therein, including the prepayment of $50 million of outstanding advances under the Second Lien Credit Agreement and the prepayment of $100 million of outstanding loans under the RBL (less certain costs, fees and expenses related to the Transactions, the Second Lien Credit Agreement and the RBL, estimated to be approximately $18.5 million), the Second Lien Credit Agreement Amendment provides that, in addition to other changes described therein, the Second Lien Credit Agreement will be automatically amended to (1) extend the maturity date of the Second Lien Credit Agreement to September 29, 2024 (the “Maturity Date”), (2) increase the margin applicable to advances under the Second Lien Credit Agreement; (3) impose certain limitations on capital expenditures, acquisitions and investments if the Asset Coverage Ratio (as defined therein) at the end of any fiscal quarter is less than 1.25 to 1.00 and (4) require maximum and, in certain circumstances as described therein, minimum hedging arrangements.
In addition to the aforementioned prepayment, the Second Lien Credit Agreement Amendment requires quarterly amortization payments equal to 1.25%, or approximately $1.9 million, of the principal amount of the advances.
We expect to incur a total of approximately $1.4 million in costs in connection with the Refinancing Transactions. Approximately $0.8 million of these costs is presented as a reduction to the $150 million principal amount of the obligation, as adjusted for the Refinancing Transactions, and is included in the caption ‘Long-term debt’ on the Condensed Consolidated Pro Forma Balance Sheet, while the remaining $0.6 million is presented as a reduction to retained earnings as it will be expensed as incurred. In addition, we anticipate writing off approximately $1.4 million of unamortized original issue discount (“OID”) and debt issuance costs (“DIC”) in connection with the $50 million prepayment of the outstanding principal balance under the Second Lien Credit Agreement. The incremental DIC associated with the Second Lien Credit Agreement in connection with the Refinancing Transactions and the remaining unamortized OID and DIC after the aforementioned write-off are subject to amortization using the interest method through the Maturity Date.

4. Pro Forma Adjustments
Condensed Consolidated Balance Sheet
(a)
To record the consummation of the Equity Transaction, including: (i) the receipt of $150 million in cash from JSTX as a contribution in exchange for 17,142,857 Common Units in the Partnership and 171,428.57 shares of Series A Preferred Stock in the Company and (ii) a charge to general and administrative expense of approximately $17.1 million attributable to professional fees and other third party issue costs paid in connection with the Equity Transaction.

(b)
To record the consummation of the Asset Transaction, including: (i) the contribution of all of Rocky Creek’s right, title and interest to certain of its oil and gas interests and associated assets located within Lavaca County, Texas and Fayette County, Texas, including $22.1 million in proved properties and $6.8 million of unproved properties, net of accumulated depletion which includes an adjustment of $1.7 million to conform Rocky Creek’s method of historical accounting for oil and gas properties to that of the Company, and the assumption of AROs of less than $0.1 million in the form of a contribution in exchange for 4,959,000 Common Units in the Partnership and 49,590 shares of Series A Preferred Stock in the Company in connection with the Asset Agreement.

(c)
To record the Refinancing Transactions, including: (i) the prepayment of $50 million of outstanding advances under the Second Lien Credit Agreement, (ii) the prepayment of $81.5 million under the RBL, (iii) the payment of $1.4 million of lender and professional fees in connection with the Refinancing Transactions and (iv) the write-off of $1.4 million of unamortized OID and DIC associated with the Second Lien Credit Agreement in connection with the Refinancing Transactions. The pro forma adjustments exclude any income tax effects as we believe they will not be material as any impact will be offset by an adjustment to the valuation allowance against our net deferred tax assets.

Condensed Consolidated Statements of Operations
(a)
To record (i) incremental depletion expense attributable to the production from the Contributed Assets and accretion expense attributable to the AROs assumed ($0.7 million in 2019 and $3.3 million in the 2020 period).

(b)
To record (i) reductions in contractual interest expense as a result of the pro forma pay downs of principal amounts under the Second Lien Credit Agreement ($4.6 million and $3.1 million for 2019 and the 2020 period, respectively) and RBL ($3.9 million and $2.2 million for 2019 and the 2020 period, respectively) described above, (ii) increases to interest expense attributable to the 125 basis point increase in the interest rate applicable to the Second Lien Credit Agreement as a result of the Second Lien Credit Agreement Amendment ($1.9 million and $1.4 million for 2019 and the 2020 period, respectively) and (iii) reductions in the accretion of OID and amortization of DIC ($0.7 million for each of the 2019 and 2020 periods).

(c)	To record the net income and net loss attributable to the Juniper entities’ noncontrollling interests in the Company of 59 percent for 2019 and the 2020 period.
(d)
The pro forma adjustments exclude any income tax effects as we believe they will not be material as any impact will be offset by an adjustment to the valuation allowance against our net deferred tax assets.

5. Redeemable Preferred Stock and Noncontrolling Interests
In accordance with the A&R Partnership Agreement, the Juniper entities shall be entitled to receive a share settlement in Common Stock of the Company upon the redemption of their Common Units and Series A Preferred Stock, or at the Partnership’s election, a cash settlement. As Juniper will effectively control the Company as well as the Partnership upon completion of the Transactions, the potential for cash redemption requires that the Series A Preferred Stock and the noncontrolling interests be reflected outside of shareholders’ equity on the pro forma balance sheet.
6. Earnings per Share
In connection with certain registration and investor rights provisions included in the Transaction Agreements and related provisions included in the Articles of Amendment, the Juniper holders may redeem their Common Units and Series A Preferred Stock in exchange for Common Stock of the Company.

The following table provides a reconciliation of the components used in the calculation of basic and diluted pro forma earnings per share for the periods presented:
	Year Ended December 31, 2019	Nine Months Ended September 30, 2020
Pro forma net income (loss)	$ 78,915	$ (168,936)
Pro forma net income (loss) attributable to noncontrolling interests	(46,560)	99,672
Pro forma net income (loss) attributable to Penn Virginia Corporation - basic	32,355	(69,264)
Reallocation of noncontrolling interests after the assumed exchange of Common Units for Common Stock	46,560	(99,672)
Pro forma net income (loss) attributable to Penn Virginia Corporation - diluted	$78,915	$(168,936)
Weighted-average shares - basic	15,110	15,168
Effect of dilutive securities:(1)
Common Units that are exchangeable for Common Stock	22,102	—
Restricted stock units (“RSUs”) and performance-based restricted stock units (“PBRSUs”)	16	—
Weighted-average shares - diluted	37,228	15,168
Pro forma net income (loss) per share:
Basic	$2.14	$(4.57)
Diluted	$2.12	$(4.57)
(1)
For the nine months ended September 30, 2020, approximately 22.1 million exchangeable Common Units and less than 0.1 million of RSUs and PBRSUs, respectively, had the effect of being antidilutive and were excluded from the calculation of pro forma diluted earnings per share.

7. Supplemental Information on Oil and Gas Producing Activities
Oil and Gas Reserves
The following table sets forth unaudited pro forma information with respect to our quantities of proved oil, natural gas and natural gas liquids reserves, including changes therein and proved developed and proved undeveloped reserves for the year ended December 31, 2019, giving effect to the Asset Transaction as if it had occurred on January 1, 2019. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development costs. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and natural gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future. The estimates of reserves attributable to the Contributed Assets may include development plans for those properties which are different from those that we will ultimately implement.
	Crude Oil (MBbl)		NGLs (MBbl)		Natural Gas (MMcf)		MBOE
Proved Developed and Undeveloped Reserves	Company Historical	Contributed Assets Historical	Company Historical	Contributed Assets Historical	Company Historical	Contributed Assets Historical	Pro Forma
December 31, 2018	89,656	1,204	18,044	182	91,493	1,247	124,544
Revisions of previous estimates	(24,709)	(28)	(4,055)	31	(25,440)	(24)	(33,007)
Extensions and discoveries	40,190	2,282	6,575	412	31,045	2,384	55,030
Production	(7,453)	(35)	(1,491)	(6)	(7,067)	(31)	(10,167)
Purchase of reserves	1,212	—	81	—	418	—	1,363
December 31, 2019	98,896	3,423	19,154	619	90,449	3,576	137,763
Proved Developed Reserves	40,641	407	8,846	73	41,808	440	57,008
Proved Undeveloped Reserves	58,255	3,016	10,308	546	48,641	3,136	80,755
Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves
Future cash inflows were computed by applying the average prices of oil and gas during the 12-month period prior to the period end determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within the period and estimated costs as of that fiscal year end to the estimated future production of proved reserves. Future prices actually received may materially differ from current prices or the prices used in the standardized measure.

Future production and development costs represent the estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. Future income tax expenses were computed by applying statutory income tax rates to the difference between pre-tax net cash flows relating to our proved reserves and the tax basis of proved oil and gas properties. In addition, the effects of statutory depletion in excess of tax basis, available net operating loss carryforwards and alternative minimum tax credits were used in computing future income tax expense. The resulting annual net cash inflows were then discounted using a 10% annual rate. The standardized measure of future net cash flows attributable to the Contributed Assets may include development plans for those properties which are different from those that we will ultimately implement.
The following table sets forth unaudited pro forma information with respect to the standardized measure of the discounted future net cash flows attributable to our proved reserves, giving effect to the Asset Transaction as if it had occurred on January 1, 2019 ($ in thousands).
	December 31, 2019
	Historical	Contributed Assets Historical	Pro Forma
Future cash inflows	$6,260,292	$ 191,612	$6,451,904
Future production costs	(1,792,891)	(51,942)	(1,844,833)
Future development costs	(1,174,215)	(65,401)	(1,239,616)
Future net cash flows before income tax	3,293,186	74,269	3,367,455
Future income tax expense	(334,451)	—	(334,451)
Future net cash flows	2,958,735	74,269	3,033,004
10% annual discount for estimated timing of cash flows	(1,469,853)	(42,230)	(1,512,083)
Standardized measure of discounted future net cash flows	$1,488,882	$32,039	$1,520,921
Price measurement used:
$ per barrel of crude oil	$55.67	$51.83
$ per barrel of NGLs	$13.36	$7.98
$ per MMBtu of natural gas	$2.58	$2.60
The following table sets forth unaudited pro forma information with respect to changes in the standardized measure of the discounted future net cash flows attributable to our proved reserves, giving effect to the Asset Transaction as if it had occurred on January 1, 2019 ($ in thousands).
	Year Ended December 31, 2019
	Historical	Contributed Assets Historical	Pro Forma
Sales of oil and gas, net of production costs	$(374,694)	$ (1,720)	$(376,414)
Net changes in prices and production costs	(402,616)	(7,743)	(410,359)
Changes in future development costs	415,193	(2,572)	412,621
Extensions and discoveries	459,501	26,889	486,390
Development costs incurred during the period	253,982	—	253,982
Revisions of previous quantity estimates	(515,345)	(1,238)	(516,583)
Purchases of reserves in place	12,241	—	12,241
Changes in production rates	(194,453)	(1,874)	(196,327)
Accretion of discount	176,935	1,860	178,795
Net change in income taxes	34,248	—	34,248
Net increase (decrease)	(135,008)	13,602	(121,406)
Beginning of year	1,623,890	18,437	1,642,327
End of year	$1,488,882	$32,039	$1,520,921

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, addressing activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking.
These forward-looking statements include, but are not limited to, statements regarding the Transactions, the expected use of proceeds therefrom, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance, including the Company’s future production and capital expenditures, its ability to maintain a low cost structure, the impact of Gulf Coast pricing, the benefits of its hedge positions and resumption of the drilling program and its ability to manage leverage and operate within cash flow. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in and incorporated by reference into this proxy statement. These include:
•	the expected timing and likelihood of completion of the Transactions;
•	the ability to successfully integrate the assets to be acquired in the Asset Transaction;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreements;
•	the possibility that shareholders of the Company may not approve the Issuance Proposal or the Change of Control Proposal;
•	the risk that the parties may not be able to satisfy the conditions to the Transactions in a timely manner or at all;
•	the risk that any announcements relating to the Transactions could have adverse effects on the market price of the Common Stock;
•
the risk that the Transactions and the announcement thereof could have an adverse effect on the ability of the Company to retain customers and retain and hire personnel and maintain relationships with its suppliers and customers and on the Company’s operating results and business generally;

•	the risk that the pending Transactions could distract management from ongoing business operations or cause the Company to incur substantial costs;
•	the risk that the expanded acreage footprint does not allow for longer laterals, lower per unit operating expenses and an increased number of wells per pad as expected;
•	the ability of the Company to develop drilling locations, which do not represent oil and gas reserves, into production or proved reserves;
•	the risk that the Company may be unable to reduce expenses or access financing or liquidity;
•	the risk that the Company does not realize expected benefits of its hedges;
•	the impact of the COVID-19 pandemic, the related economic downturn and the related substantial decline in demand for oil and natural gas; and
•	other important factors that could cause actual results to differ materially from those projected.
All such factors are difficult to predict and are beyond the Company’s control, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, which are incorporated by reference into this proxy statement, and the section entitled “Risk Factors” beginning on page 39 of this proxy statement. All forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this proxy statement.

RISK FACTORS
You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Proposals to be voted on at the Special Meeting. The following risk factors will also apply to the business and operations of the combined Company following the completion of the Transactions. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Transactions, and may have an adverse effect on the business, cash flows, financial condition and results of operations of the post-Transactions company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 38 of this proxy statement. The Company may face additional risks and uncertainties that are not presently known to it, or that it may currently deem immaterial, which may also impair its business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.
We have grouped the risks into three categories for ease of reading, and without any reflection on the importance of, or likelihood of, any particular category.
Risk Factors Relating to the Transactions
We will be subject to certain uncertainties while the Transactions are pending, which could adversely affect our business.
Uncertainty about the effect of the Transactions on employees and those that do business with us or invest in our securities may have an adverse effect on the Company or the trading price of our Common Stock. These uncertainties may impair our ability to attract, retain and motivate key personnel until the Transactions are completed and for a period of time thereafter, and could cause those that transact with us to seek to change their existing business relationships with us. During the pendency of the Transactions, management and other personnel will be required to dedicate time and attention to execution of the Transactions, which may partially divert their attention from the Company’s business. The Company will also incur significant transaction expenses regardless of whether the Transactions are consummated or beneficial, and such expenses may be more than anticipated, particularly if the Transactions are not completed on the expected timeline.
In addition, the agreements entered into in connection with the Transactions restrict us from entering into certain corporate transactions, entering into certain material contracts, increasing our capital budget beyond a certain threshold, incurring certain indebtedness and taking other specified actions without the consent of Juniper, and generally require us to continue our operations in the ordinary course of business during the pendency of the Transactions. These restrictions may prevent us from pursuing attractive business opportunities or adjusting our capital plan prior to the completion of the Transactions.
We may be subject to lawsuits relating to the Transactions, which could adversely affect our business, financial condition and operating results.
Lawsuits may be filed challenging the Transactions, which could prevent the Transactions from being completed, or could result in a material delay in, or the abandonment of, the Transactions. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Transactions, then that injunction may delay or prevent the Transactions from being completed, which may adversely affect our business, financial position and results of operations.
The termination of the Transaction Agreements could negatively impact our business or result in our having to pay a termination fee.
The Transaction Agreements are subject to a number of conditions that must be satisfied, including the approval by the Company’s shareholders of the Nasdaq Proposals and receipt of the RBL Amendment, or waived, in each case prior to the completion of the Transactions. These conditions to the completion of the Transaction Agreements, some of which are beyond the control of the Company, may not be satisfied or waived in a timely manner or at all, and, accordingly, the Transaction Agreements may be delayed or may not be completed. The Transaction Agreements may also be terminated under certain circumstances. If the Transactions are not completed for any reason, the Company’s ongoing businesses and financial results may be adversely affected.
Additionally, if the Transaction Agreements are terminated under certain circumstances, we may be required to pay termination fees of approximately $9.4 million in the aggregate or reimburse certain expenses in an amount up to approximately $2.8 million in the aggregate, which would have a negative impact on our liquidity and financial condition.

The Transactions may be completed even though material adverse changes subsequent to the announcement of the Transactions, such as industry-wide changes or other events, may occur.
In general, the parties to the Transactions can refuse to complete the Transactions if there is a material adverse change affecting the other party. However, some types of changes do not permit the Company to refuse to complete the Transactions, even if such changes would have a material adverse effect on any of the parties involved in the Transactions. For example, if the Contributed Assets are adversely impacted as a result of a decrease in commodity prices or general economic conditions, the Company would not have the right to refuse to complete the Transactions. If adverse changes occur that affect the Contributed Assets but the parties are still required to complete the Transactions, the Company’s share price, business and financial results after the completion of the Transactions may suffer.
The COVID-19 outbreak may adversely affect the Company’s ability to timely consummate the Transactions.
COVID-19 and the various precautionary measures attempting to limit its spread taken by many governmental authorities worldwide has had a severe effect on global markets and the global economy. The extent to which the COVID-19 pandemic impacts the Company’s business operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the nature and extent of governmental actions taken to contain it or treat its impact, among others. COVID-19 and official actions in response to it have made it more challenging for the Company and relevant third parties to adequately staff its and their respective businesses and operations, and may cause delay in the Company’s ability to obtain the relevant approvals required for the completion of the Transactions.
Risk Factors Relating to the Combined Company Following the Transactions
Following the Transactions, Juniper will control the Company and their interests may conflict with the Company’s and its shareholders’ interests in the future.
Following the completion of the Transactions, Juniper is expected to own approximately 59% of our voting securities. As a result, Juniper will be able to control the election and removal of our directors and thereby control our policies and operations and its interests may not in all cases be aligned with other shareholders’ interests. In addition, Juniper may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to other shareholders. For example, Juniper could cause us to make acquisitions that increase our indebtedness or cause us to sell revenue-generating assets.
In addition, Juniper will be able to determine the outcome of all matters requiring shareholder approval and will be able to cause or prevent a change of control of the Company or a change in the composition of our Board of Directors and could preclude any acquisition of the Company. This concentration of voting control could deprive shareholders of an opportunity to receive a premium for their shares of Common Stock as part of a sale of the Company and ultimately might affect the market price of our Common Stock.
Moreover, upon the Closing of the Transactions, Juniper will have certain director designation rights. Upon the Closing, Juniper will be entitled to designate five new members of the Board out of a total of nine directors, with such designation rights being subject to step-downs as specified in the Articles of Amendment. Please see the section entitled “The Transactions—Board of Directors of the Combined Company.”
The market value of our Common Stock could decline if large amounts of our equity securities are sold following the Transactions.
If the Transactions are consummated, the Purchased Securities will be issued to JSTX and Rocky Creek, which are exchangeable for shares of our Common Stock at the election of the holder for no additional consideration. Although Juniper will be restricted from selling any of its equity securities in the Company and the Partnership for 180 days following the Closing, Juniper may decide to reduce its investment in the Company at any time thereafter. Any such sales of our equity securities, or expectations thereof, could have the effect of depressing the market price for our Common Stock.
We may not achieve the anticipated benefits of the Transactions.
The success of the Transactions will depend, in part, on our ability to realize the anticipated benefits of the Transactions. The anticipated benefits of the Transactions may not be fully realized or may take longer to realize for various reasons, including difficulties integrating operations, higher than expected integration and operating costs or other difficulties and fluctuations in market prices. Additionally, there are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves, actual future production rates and associated costs and the assumption of potential liabilities with respect to the assets contributed by Rocky Creek. Actual results may vary substantially from those assumed in our estimates. A customary review of such properties will not necessarily reveal all existing or potential problems. An inability to realize the full extent of the anticipated benefits of the Transactions could have an adverse effect upon our revenues, level of expenses and results of operations.
The Transactions and subsequent changes in stock ownership of the Company (including upon the redemption or exchange of the Purchased Securities for Common Stock) may trigger a limitation on the utilization of net operating loss carryforwards of the Company.
As of December 31, 2019, the Company had U.S. federal net operating loss carryforwards totaling $632.3 million. The Company’s ability to utilize U.S. net operating loss carryforwards to reduce future taxable income may be subject to various limitations under the Code. Section 382 of the Code generally imposes such a limitation upon the occurrence of an ownership change resulting from issuances of a company’s stock or the sale or exchange of such company’s stock by certain stockholders if, as a result, there is an aggregate change of more than 50% in the beneficial ownership of such company’s stock by such stockholders during a three-year period. The Company believes that the Transactions may result in an ownership change under Section 382 of the Code, which would trigger a limitation on the Company’s ability to utilize net operating loss carryforwards. In addition, an ownership change may arise as a result of subsequent changes in the Company’s stock ownership, including as a result of redemptions or exchanges of Purchased Securities for Common Stock. The annual limitation on loss carryforwards as a result of an ownership change generally would be equal to (i) the fair market value of the Company’s equity multiplied by (ii) a percentage equivalent to the long-term tax-exempt rate for ownership changes during the month in which the ownership change occurs (0.99% for an ownership change occurring in December 2020). Accordingly, the Company may not be able to utilize a material portion of its net operating loss carryforwards. If the Company determines that an ownership change has occurred, such a change could impact the Company’s operating results by increasing its future tax obligations.
Risks Relating to the Company’s Business
You should read and consider risk factors specific to the Company’s business that will also affect the Company after the completion of the Transactions. These risks are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, each of which is incorporated by reference herein. For the location of information incorporated by reference in this proxy statement, please see the section entitled “Where You Can Find More Information” beginning on page 118.

THE TRANSACTIONS
This section describes the material aspects of the proposed Transactions and does not contain all of the information that may be important to you. You should carefully read this entire proxy statement and the documents incorporated by reference herein, including the full text of the Contribution Agreement, the Asset Agreement and the other Transaction Documents attached hereto as Annexes A through E, for a more complete understanding of the proposed Transactions before voting on the Proposals to be considered at the Special Meeting. Please see the section entitled “Where You Can Find More Information” beginning on page 118 of this proxy statement.
Contribution Agreement
On November 2, 2020, the Company and the Partnership entered into the Contribution Agreement with JSTX. The Contribution Agreement provides that, on the terms and subject to the conditions contained therein, (i) prior to the Closing, the Company will effectuate the Conversions, whereby all of its direct and indirect corporate subsidiaries, including Holdings, will become limited liability companies which will be disregarded for U.S. federal income tax purposes, (ii) prior to or concurrently with the Closing, the Company will contribute to the Partnership all of its equity interests in the resulting entity following the Conversion of Holdings in exchange for a number of Common Units equal to the number of shares of Common Stock outstanding as of the Closing Date and (iii) JSTX will make the Capital Contribution to the Partnership, in the amount of $150,000,000, in exchange for 17,142,857 Common Units and 171,428.57 shares of Series A Preferred Stock. Pursuant to the Contribution Agreement, the Partnership has agreed to use the proceeds from the Capital Contribution (less all applicable costs, fees and expenses in connection with the Transactions and the Second Lien Credit Agreement and RBL) for general partnership purposes, including to make certain prepayments of its outstanding borrowings under the Second Lien Credit Agreement and RBL, which prepayments are conditions precedent to the effectiveness of the amendments to the Second Lien Credit Agreement provided in the Second Lien Credit Agreement Amendment.
Representations and Warranties
The parties have made reciprocal and customary representations and warranties with respect to existence and power, corporate (or limited liability company or limited partnership, as applicable) authority and authorization, the absence of any undisclosed broker’s or finder’s fees, and non-contravention of certain laws or their respective organizational documents.
Subject to the disclosures set forth in the letter the Company delivered to JSTX in connection with the execution of the Contribution Agreement (the “Company Disclosure Letter”), the Company has made representations and warranties with respect to, among other things:
•	the Company’s subsidiaries;
•	issuance of Purchased Securities;
•	the Company’s capitalization, including the number of shares of Common Stock and other equity interests issued and outstanding as of October 30, 2020;
•	filings with the SEC since January 1, 2019 and the financial statements included therein;
•	the absence of certain undisclosed liabilities;
•
the absence of a Company Material Adverse Effect (as such term is defined in the Contribution Agreement) since June 30, 2020 and the conduct of the Company’s and its subsidiaries respective businesses in the ordinary course of business consistent with past practice;

•	tax matters;
•	employee benefits, labor and employment matters;
•	the absence of certain pending and threatened litigation;
•	the Company’s compliance with applicable law, the absence of governmental investigations and the possession of and compliance with licenses and permits necessary for the conduct of business;
•	property matters, including real property;
•	certain oil and gas matters;
•	environmental matters;

•	contracts, including material contracts;
•	hedging arrangements and derivative transactions;
•	intellectual property matters;
•	insurance;
•	certain regulatory matters relating to utilities and investment companies;
•	the absence of any undisclosed related party transactions;
•	the absence of bankruptcy proceedings;
•	the registration of the Common Stock pursuant to the Exchange Act and the listing of the Common Stock on Nasdaq; and
•	compliance with certain provisions of the Securities Act and the rules and regulations promulgated thereunder.
Additionally, JSTX has made representations and warranties with respect to, among other things:
•	the absence of pending or threatened litigation regarding the Transactions;
•	JSTX not owning any of the Company’s Common Stock in advance of the Transactions;
•	the Limited Guaranty;
•	JSTX’s financial and business sophistication and acquisition of shares for its own account;
•	JSTX’s acceptance of the Series A Preferred Stock and the Common Units, to be issued to JSTX pursuant to the Contribution Agreement, as restricted securities; and
•	JSTX’s status as an accredited investor.
Covenants
Conduct of JSTX’s Business Prior to the Closing
JSTX has agreed that, until the earlier of the Closing and the termination of the Contribution Agreement, except as may be required by applicable law, it shall not, directly or indirectly, take any action or omit to take any action which is intended to or which would reasonably be expected to:
•
materially adversely affect or materially delay the ability of JSTX to (i) obtain any required approvals of any governmental entity necessary for the consummation of the Equity Transaction or (i) perform its covenants or agreements under the Contribution Agreement;

•	result in new or additional required approvals from any governmental entity in connection with the Equity Transaction; or
•	result in a JSTX Material Adverse Effect (as defined in the Contribution Agreement).
Conduct of the Company’s Business Prior to the Closing
Except as set forth in the Company Disclosure Letter, the Company has agreed that, until the earlier of the Closing and the termination of the Contribution Agreement, it shall, and shall cause each of its subsidiaries to, use commercially reasonable efforts to:
•	conduct its business in the ordinary course in all material respects; and
•	maintain its business organization and materially advantageous business relationships.
In addition, the Company has further agreed that, subject to certain exceptions set forth in the Contribution Agreement, the Company Disclosure Letter, required by applicable law or otherwise consented to by JSTX in writing (which consent will not be unreasonably withheld, delayed or conditioned), until the earlier of the Closing and the termination of the Contribution Agreement, the Company will not, and will not permit its subsidiaries to:
•
(A) declare, set aside or pay any dividends on, or make any other distributions of any kind, in respect of, any of its capital stock, voting securities or other equity interests, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of the Company, (B) other than with respect to a wholly-owned subsidiary of the Company, split, reverse split, combine, consolidate, subdivide or reclassify any of its capital stock, voting securities or other equity interests, or securities convertible into or exchangeable or exercisable for any capital stock, voting securities or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, voting securities or other equity interests or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or other equity interests in, the Company or any subsidiary of the Company or any securities of the Company or any subsidiary of the Company convertible into or exchangeable or exercisable for any capital stock or voting securities of, or other equity interests in, the Company or any subsidiary of the Company, or any warrants, calls, options or other rights to acquire any such capital stock, voting securities or other equity interests, other than (1) the withholding of shares of Common Stock to satisfy tax obligations with respect to awards granted pursuant to the Company’s stock plans and (2) the acquisition by the Company of awards granted pursuant to the Company’s stock plans in connection with the forfeiture of such awards;
•
issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien (other than permitted liens) (A) any shares of capital stock of the Company or any subsidiary of the Company (other than, in the case of a wholly-owned subsidiary of the Company, to the Company or another wholly-owned subsidiary of the Company), (B) any other voting securities of or other equity interests in the Company or any subsidiary of the Company, (C) any securities convertible into or exchangeable or exercisable for any capital stock or voting securities of, or other equity interests in, the Company or any subsidiary of the Company, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, the Company or any subsidiary of the Company, (E) any rights issued by the Company or any subsidiary of the Company that are linked in any way to the price of any class of the Company capital stock, or other equity interest in the Company, or any shares of capital stock of, or other equity interest in, any subsidiary of the Company, the value of the Company, any subsidiary of the Company or any part of the Company or any subsidiary of the Company or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity interest in, the Company or any subsidiary of the Company or (F) any voting debt of the Company, in each case other than (1) the issuance of shares of the Company Common Stock upon the settlement of the Company service-based restricted stock unit awards and the Company performance-based restricted stock unit awards, in each case outstanding on November 2, 2020 as reflected in the Company Disclosure Letter and in accordance with their terms as of November 2, 2020, (2) the issuance, delivery, sale, grant, pledge, encumbrance or subjecting to any lien of any of the foregoing (A) through (F) of a subsidiary of the Company, in favor of or to the Company or a wholly-owned subsidiary of the Company and (3) as collateral securing obligations under the Company Credit Facilities;

•	amend (whether by merger, consolidation or otherwise) the Company’s articles of incorporation or bylaws;
•
except as required pursuant to the terms of any Company benefit plan in accordance with its terms as in effect as of November 2, 2020, (A) grant to any Company personnel any increase in compensation (including, but not limited to, incentive, severance, change-in-control or retention compensation), (B) grant any new equity awards to any Company personnel, (C) enter into any employment, change in control, termination, severance or retention agreement with any Company personnel, (D) establish, adopt, enter into, materially modify or terminate any Company benefit plan (or any plan or agreement that would be a Company benefit plan if in existence on November 2, 2020), (E) take any action to accelerate the time of vesting or payment of any material compensation or benefits under any Company benefit plan, (F) except as may be required by GAAP, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any material Company benefit plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined, (G) forgive any loans to the directors, officers, employees or other “service providers” of the Company or any subsidiary of the Company, (H) grant any gross-up, make-whole or indemnification with respect to or related to Sections 409(A) or 4999 of the Code, (I) hire or promote (in each case, other than to replace any employee of Company or any subsidiary of Company with an annual compensation opportunity less than or equal to $150,000 whose employment terminates on or after November 2, 2020) any employee of the Company or any subsidiary of Company, (J) terminate the employment (other than for cause) of any officer of the Company or any subsidiary of the Company, (K) enter into, terminate, amend, extend or replace any collective bargaining agreement or (L) recognize or certify any labor union, works council or other similar organization or group of employees of the Company or any subsidiary of the Company as the bargaining representative for any employees of the Company or any subsidiary of the Company;

•	make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP after November 2, 2020;

•
directly or indirectly acquire or agree to acquire in any transaction (whether by means of merger, share exchange, consolidation, tender offer, asset purchase or otherwise) any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or any properties or assets other than (A) the acquisition or lease (or renewal of a lease) of oil and gas properties for which the consideration is less than $5,000,000 individually or in the aggregate, (B) strategic investments as to which the aggregate amount of the consideration paid or transferred by the Company and subsidiaries of the Company in connection with all such transactions would not exceed $5,000,000 individually or in the aggregate or (C) asset swaps of substantially equivalent value for which the value of the consideration or properties subject to such transaction is less than $5,000,000 in the aggregate;

•
directly or indirectly agree to or sell, lease, transfer, swap, farmout, license, encumber with liens, discontinue or otherwise dispose of any portion of its assets or properties, other than (A) sales, leases, swaps or dispositions for which the consideration is less than $5,000,000 in the aggregate, (B) the sale of hydrocarbons in the ordinary course of business or (C) the sale or other disposition of equipment that is surplus, obsolete or replaced made in the ordinary course of business;

•
authorize or make capital expenditures that are in the aggregate more than 5% in excess of the aggregate amount of capital expenditures scheduled to be made in the capital expenditure budget set forth in the Company Disclosure Letter; provided, however, that the Company or any subsidiary of the Company may make such expenditures to repair damage resulting from insured casualty events where there is a reasonable basis for a claim of insurance;

•
make any loans or advances to any other person, other than (A) routine expense advances to its employees in the ordinary course of business, (B) loans or advances in the form of trade credit granted to customers in the ordinary course of business, (C) pursuant to customary provisions in joint operating agreements and (D) intercompany loans or advances between the Company or any of its wholly-owned subsidiaries;

•
waive, settle, release, assign, or compromise any pending or threatened adverse suit, action, or other proceeding, whether civil, criminal, administrative or investigative, other than settlements, releases or compromises (or offers therefor) that (A) with respect to the payment of monetary damages, involve only the payment of monetary damages (1) equal to or lesser than the amounts specifically reserved with respect thereto on the most recent balance sheet included in the Company’s periodic reports filed with the SEC or (2) that do not exceed $5,000,000 in the aggregate and (B) with respect to any non-monetary terms and conditions therein, as would not result in any material restriction on the future activity or conduct of the Company or its subsidiaries or a finding or admission of a violation of law or criminal wrongdoing by the Company or its subsidiaries;

•
incur, create or assume any indebtedness, other than (A) guarantees by the Company of indebtedness of any wholly-owned subsidiary of the Company and guarantees by any subsidiary of the Company of indebtedness of the Company or any other wholly-owned subsidiary of the Company or (B) indebtedness incurred under the RBL (as existing on November 2, 2020) in the ordinary course of business;

•	cancel, modify or waive any debts or claims held by the Company or any of its subsidiaries having in each case a value in excess of $5,000,000 in the aggregate;
•
(A) waive, release, or assign any material rights or claims under any material contract (other than any contract with respect to a derivative transaction), (B) materially modify or terminate any material contract, other than intercompany transactions, (C) enter into any contract (other than contracts entered into or in connection with any action taken in compliance with or permitted under the Contribution Agreement) that would be a material contract if it had been entered into prior to November 2, 2020 or (D) waive, release, or assign any material rights or claims under, renew, modify or terminate, or enter into any derivative transaction or, to the extent not already covered by the foregoing, engage in any unscheduled settlement, winddown, termination or monetization of any derivative transaction;

•	fail to use reasonable best efforts to maintain, with financially reputable insurance companies, insurance in such amounts and against such risks and losses as is maintained by the Company at present;
•	enter into any new line of business outside of its existing business;
•	adopt a plan of complete or partial liquidation or dissolution;
•
take any actions or omit to take any actions that would or would reasonably be expected to (A) result in any closing conditions not being satisfied, as further described in the section entitled “The Transactions−Contribution Agreement−Closing Conditions,” (B) result in new or additional required approvals from any governmental entity in connection with the transactions contemplated by the Contribution Agreement or (C) prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by the Contribution Agreement;
•
in each case, other than in the ordinary course of business, as otherwise contemplated by the Contribution Agreement or as may be necessary in order to cause any subsidiary of the Company to be treated as a disregarded entity for U.S. federal income tax purposes pursuant to the terms of the Contribution Agreement (A) make, change or rescind any material method of tax accounting, (B) make, change or rescind any material election relating to taxes (including any election for any joint venture, partnership, limited liability company or other investment where the Company or any subsidiary of the Company controls the decision to make such binding election, but excluding any election that must be made periodically and is made consistent with past practice), (C) make a request for a tax ruling or enter into a closing agreement, or settle or compromise any audit, assessment, tax claim or other controversy, in each case relating to material taxes, (D) file any material amended tax return, (E) surrender any material right to claim a refund or offset of any taxes or (F) change the classification of the Company or any subsidiary of the Company for U.S. federal income tax purposes;

•	enter into, amend, or waive, release, or assign any rights or claims under any related party transaction; or
•	enter into any contract, commitment or arrangement to do any of the foregoing.
Notwithstanding the foregoing, the Company may make capital expenditures (and enter into contracts for such expenditures), to the extent that the Company determines in good faith that such actions are reasonably necessary in response to an emergency that is an imminent threat to the safety or health of any individual, material property or the environment (and, to the extent reasonably practicable, shall consult with JSTX in advance in connection therewith), whether caused by war, terrorism, weather events, outages, well control events, environmental hazards, other operating risks or otherwise, or any public health events (including any epidemic, pandemic, disease outbreak (including the COVID-19 virus) or other public health crisis).
Special Meeting and Board Recommendations
The Company has agreed to prepare and file with the SEC a preliminary version of this proxy statement as promptly as reasonably practicable following November 2, 2020 but in any event within ten business days following the receipt of the information, including certain financial information, required to be provided to the Company by Juniper in connection with the preparation of this proxy statement. JSTX has agreed to, and to cause its affiliates to, use their respective commercially reasonable efforts to provide the Company with all information concerning JSTX and its affiliates required to be included in this Proxy Statement or such other filings required to be filed by the Company with the SEC as promptly as practicable. The Company has further agreed to (i) cause this proxy statement and all other documents that it is responsible for filing with the SEC in connection with the Transactions to comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, (ii) notify JSTX and Rocky Creek, as promptly as practicable, of the receipt of any oral or written comments from the SEC relating to this proxy statement and any request by the SEC for any amendment to this proxy statement or for additional information and to use its commercially reasonable efforts to respond promptly to any such comments or requests, (iii) cooperate and provide JSTX and Rocky Creek with a reasonable opportunity to review and comment on this proxy statement (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, including the proposed final version of any such document or responses, and give due consideration to all comments reasonably proposed jointly by JSTX and Rocky Creek in respect of such documents and responses prior to filing such with or sending such to the SEC, and (iv) provide JSTX and Rocky Creek with copies of all such filings made and correspondence with the SEC. The Company has agreed not to file this proxy statement (including each amendment or supplement thereto) or respond to the SEC prior to receiving the approval of JSTX and Rocky Creek, which approval shall not be unreasonably withheld, conditioned or delayed. The Company has agreed to, following the clearance of this proxy statement by the SEC, advise JSTX and Rocky Creek promptly after receipt of notice thereof and to cause this proxy statement to be transmitted to the Company’s shareholders as promptly as practicable thereafter.
The Company has agreed to take, in accordance with applicable law, Nasdaq listing rules and the Company’s articles of incorporation and bylaws, all action necessary to call, hold and convene the Special Meeting to consider and vote upon the Nasdaq Proposals as promptly as reasonably practicable after the filing of this proxy statement in definitive form with the SEC. The Company has agreed to solicit the affirmative vote of the shareholders (including hiring a proxy solicitor), except to the extent the Board has made a change in recommendation in accordance with the Contribution Agreement. Once the Special Meeting has been called and noticed, the Company has agreed not to not postpone or adjourn the Special Meeting without the consent of JSTX, which consent will not be unreasonably withheld, conditioned or delayed, other than, (1) for the absence of a quorum, (2) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Company has determined in good faith, after consultation with its outside legal advisors, is necessary under applicable law and for such supplemental or amended disclosure to be disseminated to and reviewed by the shareholders of the Company prior to the Special Meeting or (3) an adjournment or postponement to solicit additional proxies from shareholders of the Company, provided the Special Meeting is not adjourned or postponed more than an aggregate of 15 calendar days (unless such adjournment or postponement is in connection with the foregoing clause (2)). Prior to any such adjournment or postponement of the Special Meeting, the Company has agreed to consult with JSTX and Rocky Creek. In the event that, during the three business days prior to the date that the Special Meeting is then scheduled to be held, the Company delivers a notice of an intent to make a change in recommendation, JSTX and Rocky Creek may jointly direct the Company to postpone the Special Meeting for up to four business days and the Company has agreed to promptly, and in any event no later than the next business day, postpone the Special Meeting in accordance with JSTX’s and Rocky Creek’s joint direction.
Each of the Company and JSTX has agreed to promptly notify the other party of the discovery of any event, circumstance or information relating to such party or its affiliates, including Rocky Creek, that should be set forth in an amendment or supplement to this proxy statement or any other filings to be made the Company with the SEC so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The parties have further agreed that any such appropriate amendment or supplement describing such information shall be promptly filed with the SEC by the Company and, to the extent required by law, disseminated to the Company’s shareholders.
At any time prior to obtaining the affirmative vote of the holders of at least a majority of all the votes cast on the Nasdaq Proposals at the Special Meeting where a quorum is present, the Board may (i) fail to include in this proxy statement its recommendation that the Company’s shareholders approve the Nasdaq Proposals (the “Board Recommendation”), (ii) withdraw, modify or qualify in any manner the Board Recommendation or (iii) (A) if a Company Alternative Proposal shall have been publicly announced or publicly known (including through media reports), fail to publicly reaffirm the Board Recommendation within five business days after JSTX so requests in writing or (B) in the case of a Company Alternative Proposal that is structured as a tender offer or exchange offer for outstanding Common Stock, fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Company’s shareholders on or prior to ten business days after commencement of such tender offer or exchange offer (any such action or failure to act in foregoing (i), (ii) or (iii) a “Change in Recommendation”) only if the Board determines in good faith, after consultation with its outside legal advisors and financial advisors, that a failure to make a Change in Recommendation would be inconsistent with its fiduciary duties under applicable law; provided that the Company has agreed that, prior to making any Change in Recommendation, it will provide JSTX and Rocky Creek with written notice of such proposed Change in Recommendation and the basis therefor at least three business days in advance of such proposed Change in Recommendation.
The Company has agreed to promptly, and in any event within one business day after receipt of any Company Alternative Proposal, advise JSTX (orally and in writing) of such Company Alternative Proposal (including providing the identity of the person making or submitting such Company Alternative Proposal and any and all terms and conditions of such Company Alternative Proposal that would reasonably be relevant to an evaluation thereof (including price, consideration mix and financing requirements of such Company Alternative Proposal) except to the extent disclosure of such information would breach a confidentiality obligation in effect prior to the execution of the Contribution Agreement (a “Pre-Existing Confidentiality Agreement”), in which event the Company has agreed to confirm in writing to JSTX and Rocky Creek that exclusion of information is required for the Company to comply with such Pre-Existing Confidentiality Agreement), and (y) if it is in writing, provide a copy of such Company Alternative Proposal and any related draft agreements (which may be redacted, if necessary, to remove the identity of the person making the proposal in order to comply with a Pre-Existing Confidentiality Agreement, in which event the Company shall confirm in writing to JSTX and Rocky Creek that exclusion of information is required for the Company to comply with such Pre-Existing Confidentiality Agreement) and (z) if oral, provide a reasonably detailed summary thereof, including all relevant financial and other terms thereof, in each case including any modifications thereto.
Required Filings and Other Actions
Each of the Company and JSTX has agreed to (i) use its reasonable best efforts to consummate and make effective, as soon as reasonably possible, the Equity Transaction on the terms specified in the Contribution Agreement and the exhibits thereto, including negotiating in good faith such additional and/or different terms, to the extent required by law, so that Juniper receives the rights specified in the Articles of Amendment and (ii) cooperate and consult with each other and use their respective reasonable best efforts to prepare and make all filings, applications and notices with third parties or governmental entities necessary or advisable to consummate the Equity Transaction. The parties have further agreed to make any necessary filings under the HSR Act no later than ten business days after the execution of the Contribution Agreement (such filings to specifically request early termination of the waiting period under the HSR Act), and that the payment of any filing fees under the HSR Act shall be paid by JSTX and reimbursed by the Company, if the Transactions are consummated.
Use of Proceeds
The Partnership has agreed to use the net proceeds from the sale of the Purchased Securities to be issued in the Equity Transaction for general partnership purposes, including to repay a portion of the borrowings outstanding under (a) the Second Lien Credit Agreement and (b) the RBL, as provided in the Second Lien Credit Agreement Amendment.
Listing of Common Stock
The Company has agreed to timely file all required notices and other documents related to the listing of the Common Stock for which the Purchased Securities may be exchanged.
Access to Information and Confidentiality
Upon reasonable notice and subject to applicable laws relating to the confidentiality of information and certain customary limitations, the Company has agreed to, and to cause its subsidiaries to, afford to the officers, employees, accountants, counsel, advisors, agents and other representatives of JSTX, reasonable access, during normal business hours during the period prior to the Closing, to all its properties, books, contracts, commitments, personnel and records.
Litigation Relating to the Transactions Contemplated by the Contribution Agreement
In the event any proceeding by any governmental entity or other person is commenced or, to the knowledge of the Company or to the knowledge of JSTX, as applicable, threatened that questions the validity or legality of the transactions contemplated by the Contribution Agreement or seeks damages or injunctive relief in connection therewith, including shareholder litigation (“Transaction Litigation”), the Company and JSTX have agreed to, as applicable, promptly (and in any event, within one business day) notify the other party orally and in writing of such Transaction Litigation and shall keep the other party reasonably informed with respect to the status thereof. Each of the Company and JSTX have agreed to, as applicable, give the other party a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation at the other party’s sole cost and expense and shall consider in good faith the other party’s advice with respect to such Transaction Litigation. Each of the Company and JSTX has agreed that neither party, as applicable, will stop defending any such Transaction Litigation without the prior written consent of the other party, which consent shall not be unreasonable withheld, conditioned or delayed and that neither party, as applicable, will consent to the entry of any judgment, offer or agree to settle, or take any other material action with respect to such Transaction Litigation without the prior written consent of the other party, which consent shall not be unreasonable withheld, conditioned or delayed. The Company and JSTX have agreed to use reasonable best efforts to cause its representatives to cooperate in the defense against any Transaction Litigation.
RBL Amendment and Second Lien Credit Agreement Amendment
The Company has agreed to use its reasonable best efforts to negotiate and enter into with the lenders thereunder, a written consent to, and/or waivers of default or amendment of the RBL in connection with the Transactions (the “RBL Amendment”), as promptly as practicable, and has further agreed to keep JSTX informed on a current basis and in reasonable detail of the status of its efforts to enter into the RBL Amendment. The Company has also agreed to give JSTX and its counsel an opportunity to be present at and participate in all conference with the lenders or administrative agent under the RBL in connection with entry into the RBL Amendment.
The Company has further agreed that, prior to the Closing, it will not amend, rescind, supplement, supersede or otherwise modify the Second Lien Credit Agreement Amendment in effect as of November 2, 2020.
Corporate Conversions
The Company has agreed to cause, prior to the Closing, the Conversions to be completed, and to use reasonable efforts to have each Conversion effected in a manner that qualifies under Section 332 of the Code. In connection with the Conversions, the Company has agreed to adopt (and cause each converting subsidiary to adopt) a plan of liquidation for purposes of Section 332 of the Code, and will comply with the record-keeping requirements of Treasury Regulation section 1.332-6.
Company Benefit Plans
JSTX and the Company have agreed that, notwithstanding anything to the contrary in the Contribution Agreement or any other Transaction Documents, the consummation of the transactions contemplated by the Contribution Agreement shall constitute a “Qualified Liquidity Event” and a “Change in Control” for purpose of the Company’s management incentive plans and the Severance Plan, pursuant to the terms of such plans as in effect on November 2, 2020.
Tax Treatment
JSTX and the Company intend that, for U.S. federal income tax purposes, the contributions of JSTX and the Company contemplated by the Contribution Agreement will be treated as transfers governed by Section 721 of the Code.
Closing of the Contribution Agreement
Unless otherwise mutually agreed to by the Company and JSTX, the Closing will take place no later than the third business day following the satisfaction or waiver of all of the conditions to the Closing, other than conditions that by their terms are to be satisfied at the Closing and subject to the satisfaction or waiver of such conditions.
Closing Conditions
Mutual Closing Conditions
The respective obligations of the Company and the Partnership, on the one hand, and JSTX, on the other hand, to consummate and effect the Equity Transaction contemplated by the Contribution Agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Company (on our behalf and on behalf of the Partnership) and JSTX, at or prior to the Closing, of each of the conditions, other than the condition in the last bullet point, listed under the section entitled “Summary of the Proxy Statement—Conditions to Closing of the Transactions—Mutual Closing Conditions.”
JSTX Closing Conditions
The obligations of JSTX to consummate and effect the Equity Transaction contemplated by the Contribution Agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver by JSTX, at or prior to the Closing, of each of the conditions, other than the condition in the second bullet point, listed under the section entitled “Summary of the Proxy Statement—Conditions to Closing of the Transactions—Juniper Parties Closing Conditions.”
Company Closing Conditions
The obligations of the Company to consummate and effect the Equity Transaction contemplated by the Contribution Agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Company (on our behalf and on behalf of the Partnership), at or prior to the Closing, of each of the conditions, other than the condition in the second bullet point, listed under the section entitled “Summary of the Proxy Statement—Conditions to Closing of the Transactions—Company Closing Conditions.”
Termination
The Contribution Agreement may be terminated at any time prior to the Closing:
•	by mutual written consent of the Company and JSTX;
•
by written notice from either the Company or JSTX if any governmental entity with lawful jurisdiction shall have issued a final and non-appealable order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Contribution Agreement;

•	by written notice from either the Company or JSTX if the Asset Agreement is terminated for any reason;
•
by written notice from either the Company or JSTX if the Closing does not occur by 11:59 p.m. on May 2, 2021, so long as the failure of the Closing to occur on or before such date is not the result of a breach of the Contribution Agreement by the terminating party or the failure of any representation or warranty of the terminating party contained in the Contribution Agreement to be true and correct;

•
by written notice from either the Company or JSTX if the Special Meeting (including any adjournments or postponements thereof) shall have concluded and the Nasdaq Proposals shall not have been obtained;

•
by written notice from the Company if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by JSTX in the Contribution Agreement (i) which would give rise to the failure of the closing conditions related to JSTX’s representations and warranties or covenants and (ii) which have not been cured by JSTX within 30 days of its receipt of notice from the Company requesting such inaccuracies or breaches to be cured;

•
by written notice from JSTX if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in the Contribution Agreement (i) which would give rise to the failure of the closing conditions related to the Company’s representations and warranties or covenants and (ii) which have not been cured by the Company within 30 days of its receipt of notice from JSTX requesting such inaccuracies or breaches to be cured;

•	by written notice from JSTX if a Change in Recommendation shall have occurred (whether or not such Change in Recommendation is permitted by the Contribution Agreement); or
•
by written notice from the Company if a Change in Recommendation shall have occurred and the Board desires to enter into the Company Alternative Proposal that is the subject of such Change in Recommendation.

Termination Fee; Expense Reimbursement
Without limiting any other rights or obligations set forth in the Contribution Agreement, the Company shall pay, or cause to be paid, to JSTX an amount equal to $7,500,000 (the “Termination Fee”) if:
•	the Contribution Agreement is terminated by JSTX due to a Change in Recommendation (whether or not such Change in Recommendation is permitted by the Contribution Agreement);
•
the Contribution Agreement is terminated by the Company due to a Change in Recommendation made in connection with the Board’s desire to enter into a Company Alternative Proposal that is the subject of such Change in Recommendation;

•
the Contribution Agreement is terminated by written notice from either the Company or JSTX if the Asset Agreement is terminated for any reason and, pursuant to the Asset Agreement, the termination fee thereunder is payable to Rocky Creek; or

•
(A) prior to the Outside Date, a Company Alternative Proposal is publicly made to the Company or is made directly to its shareholders or otherwise becomes publicly known or any person has publicly announced an intention (whether or not conditional) to make a Company Alternative Proposal, and such Company Alternative Proposal or intended Company Alternative Proposal has not been publicly withdrawn without qualification at least five business days prior to (1) the Outside Date or, (2) if the Contribution Agreement is terminated due to a failure to obtain shareholder approval of the Nasdaq Proposals, the date of such termination, (B) the Company or JSTX, as applicable, terminates the Contribution Agreement due to (1) the passing of the Outside Date (if shareholder approval of the Nasdaq Proposals has not been obtained prior to such termination) or (2) termination by JSTX due to breaches or inaccuracies of the Company’s representations, warranties or covenants, and (C) within 12 months of such termination, the Company enters into a definitive contract (other than a confidentiality agreement) with respect to a Company Alternative Proposal (or the Company publicly approves or recommends to its shareholders or otherwise does not oppose, in the case of a tender or exchange offer, a Company Alternative Proposal), in any case, which is ultimately consummated regardless of whether outside such 12-month period, or consummates a Company Alternative Proposal.

Without limiting any other rights or obligations set forth in the Contribution Agreement, in the event the Contribution Agreement is terminated (i) by written notice from either the Company or JSTX if the requisite shareholder approval is not received at the Special meeting and a Change in Recommendation has not occurred or (ii) by written notice if the Asset Agreement is terminated for any reason, and, and, pursuant to the Asset Agreement, the termination fee thereunder is payable to Rocky Creek, the Company shall pay, or cause to be paid, to JSTX an amount equal to JSTX’s and its affiliates’ reasonable and documented, third-party costs and expenses, including reasonable legal fees and expenses and other professional fees and expenses, incurred since March 1, 2020 in connection with JSTX’s or its affiliates’ pursuit of an acquisition of all or any portion of the Company (the “Expense Reimbursement”). The Expense Reimbursement, together with the Expense Reimbursement (as defined in the Asset Agreement) payable under the Asset Agreement, shall not exceed (A) $2,826,000 in the aggregate, plus (B) any and all fees and expenses up to $1,000,000 (including documented attorney’s fees and expenses) reasonably incurred by JSTX or its affiliates in an action to enforce the payment of the Expense Reimbursement together with the Expense Reimbursement (as defined in the Asset Agreement) and its and their rights under and in accordance with the Contribution Agreement and the Asset Agreement.
In no event will the Company be required to pay the Termination Fee under the Contribution Agreement on more than one occasion.
While JSTX may pursue both a grant of specific performance or other equitable remedy under the Contribution Agreement and, following termination of the Contribution Agreement, the payment of the Termination Fee (and any enforcement expenses, if applicable), JSTX is not permitted or entitled to receive both a grant of specific performance or other equitable relief and any money damages (including the Termination Fee and, if applicable, enforcement expenses) in connection with the Contribution Agreement or any termination of the Contribution Agreement.
Remedies; Specific Performance
Each of the Company and JSTX have agreed that if any party violates or fails or refuses to perform any covenant or agreement made by it in the Contribution Agreement, the non-breaching party may be without an adequate remedy at law and the non-breaching party would be irreparably harmed. The Company and JSTX have also agreed (i) that the parties shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm or damages) to prevent breaches of the provisions of the Contribution Agreement and to enforce specifically the Contribution Agreement and the terms and provisions hereof in any action instituted in the courts, in addition to any other remedy to which such person may be entitled, at law or in equity, (ii) that the right of specific performance and other equitable relief is an integral part of the transactions contemplated by the Contribution Agreement and (iii) not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.
Governing Law
The Contribution Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without regards to the principles of conflicts of laws thereof.
Asset Agreement
On November 2, 2020, the Company and the Partnership entered into the Asset Agreement with Rocky Creek. The Asset Agreement provides that, on the terms and subject to the conditions contained therein, Rocky Creek will contribute to the Partnership (or its designated affiliate) the Contributed Assets and the Partnership (or its designated affiliate) will assume certain liabilities from Rocky Creek in exchange for 4,959,000 Common Units valued at $7.74 per Common Unit, or $38,382,660 in the aggregate. In addition, the Company will issue 49,590 shares of Series A Preferred Stock to Rocky Creek at a price per share equal to the par value thereof, payable in cash at the Closing.
The Contributed Assets and Assumed Liabilities
The Contributed Assets consist of all of Rocky Creek’s right, title and interest to certain of its oil and gas interests and associated assets (including seismic data) located within Lavaca County, Texas and Fayette County, Texas, except for royalty and overriding royalty interests owned by a subsidiary of Rocky Creek and a customary list of exclusions. In connection with the contribution to the Partnership (or its designee) of the Contributed Assets pursuant to the Asset Agreement, the Partnership (or its designated affiliate) will assume all of the liabilities associated with the Contributed Assets except a customary subset of liabilities with respect to which Rocky Creek will owe indemnification obligations, including those relating to (i) certain tax matters, (ii) excluded assets, (iii) pre-closing personal injury or death, (iv) pre-closing transport or disposal of hazardous materials offsite, (v) pre-effective time mispayment of royalties, (vi) certain employee matters, (vii) scheduled litigation (or litigation that should have been scheduled), (viii) civil fines or criminal liability and (ix) debt or hedge contracts. Rocky Creek’s indemnification obligations with respect to such liabilities are subject to customary survival periods, as discussed below.
The Consideration and Adjustments Thereto
The Purchase Price and the related value ascribed to the Contributed Assets are subject to customary closing adjustments for a transaction of this nature. The number of Common Units to be issued as consideration shall be increased or decreased in connection with any adjustments to the value ascribed to the Contributed Assets and shall be calculated by dividing the aggregate dollar amount of any such adjustments by $7.74. Increases in the number of Common Units issued and delivered as a result of such adjustments shall be capped at 10% of the Purchase Price, or 495,900 Common Units. Any upward adjustments beyond 495,900 Common Units shall be delivered to Rocky Creek in the form of cash via transfer of immediately available funds. All such adjustments to the number of Common Units to be issued pursuant to the Asset Agreement shall be deemed to include a corresponding adjustment to the number of shares of Series A Preferred Stock, capped at 4,959 shares, to be issued to Rocky Creek at a price per share equal to the par value thereof, payable in cash at the Closing.

Representations and Warranties
The parties have made customary representations and warranties with respect to, among other things, existence and power, corporate authority and authorization, the absence of any undisclosed broker’s or finder’s fees, and non-contravention of certain laws or their respective organizational documents.
Subject to disclosures made to Rocky Creek, the Company has made representations and warranties with respect to, among other things:
•	the issuance of the Common Units and the Series A Preferred Stock and their proper authorization;
•	the registration of the Common Stock pursuant to the Exchange Act and the listing of the Common Stock on Nasdaq;
•	compliance with certain provisions of the Securities Act and the rules and regulations promulgated thereunder;
•	the absence of certain pending and threatened litigation;
•	the absence of bankruptcy proceedings;
•	the Company’s qualification to own the Contributed Assets;
•	the Company’s sophistication in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities, and certain oil and gas matters;
•	the Company’s capitalization, including the number of shares of Common Stock and other equity interests issued and outstanding as of October 30, 2020;
•	tax matters;
•
the absence of a Company Material Adverse Effect (as such term is defined in the Contribution Agreement) since June 30, 2020 and the conduct of the Company’s and its subsidiaries respective businesses in the ordinary course of business consistent with past practice; and

•	the absence of contingent financing with respect to Company’s ability to consummate the transaction.
Additionally, subject to disclosures made to the Company, Rocky Creek has made representations and warranties with respect to, among other things:
•	the absence of certain liens as a result of all consents, waivers and approvals sought from third parties in connection with the Asset Transaction;
•	the absence of certain pending and threatened litigation;
•	tax matters;
•	material contracts;
•	the absence of bankruptcy proceedings;
•	environmental matters;
•	certain oil and gas matters;
•
Rocky Creek’s compliance with applicable law (other than environmental laws), the absence of governmental investigations and the possession of and compliance with licenses and permits necessary for the conduct of business;

•	Rocky Creek’s ownership of the Company’s Common Stock;
•	compliance with certain provisions of the Securities Act and the rules and regulations promulgated thereunder; and
•	the absence of any representations and warranties by the Company regarding the Common Units and Series A Preferred Stock.
Covenants
Conduct of the Business Prior to Closing
Rocky Creek has agreed to conduct its business, with respect to the Contributed Assets, in the ordinary course and in a manner consistent with its past practices and in compliance with laws, leases, material contracts and the surface interests. Rocky Creek shall also maintain, or cause to be maintained, the books and records related to the Contributed Assets and all material permits, approvals, bonds and guarantees in connection with any Contributed Asset. Rocky Creek has agreed to notify the Company of any election that it is required to make with respect to any material operation to be conducted on any lease or unit related to the Contributed Assets. Moreover, Rocky Creek shall use commercially reasonable efforts to obtain certain replacement hydrocarbon leases and new hydrocarbon leases and a failure to obtain the same would result in a commensurate purchase price reduction.
Without the prior consent of the Company (not to be unreasonably withheld), Rocky Creek may not (i) sell, transfer, abandon, farmout, lease, encumber or create a lien on, exchange or otherwise dispose of any of its interests in the Contributed Assets, (ii) waive, compromise, release or settle any material right or claim in respect of the Contributed Assets in a manner which would affect the use, ownership or operation of the Contributed Assets, (iii) materially modify, amend or voluntarily terminate or waive any material right under any material contract, surface interest or lease, (iv) propose, approve or commit to any operation that would require future capital expenditures by Rocky Creek in excess of $100,000 net to its working interest or (v) relinquish operatorship, create any preferential purchase right or plug or abandon of any Contributed Asset or its related property or wells.
Access and Assistance
Rocky Creek has agreed to provide the Company reasonable access to (i) the records and assets of Rocky Creek, (ii) certain information reasonably requested by the Company and (iii) employees responsible for and knowledgeable about those records, assets and information, subject to, in each case, customary exclusions, as applicable. Such access shall be at the Company’s sole cost, risk and expense, and shall occur during normal business hours and in a reasonable manner.
Further Assurances
Each party has agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, under applicable law or otherwise, to consummate the Asset Transaction on the terms specified in the Asset Agreement.
Tax Matters
Pursuant to the Asset Agreement, the Partnership is responsible for preparing any applicable tax returns due after the Closing Date for all production taxes for any tax period that ends before November 2, 2020, or that begins before and ends on or after November 2, 2020. Rocky Creek shall be allocated and bear all production taxes that are attributable to any tax period (or portion thereof) ending prior to November 2, 2020.
The parties have agreed to cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns and any tax audit relating to the Contributed Assets. Rocky Creek and the Company intend that, U.S. federal income tax purposes, the contributions of Rocky Creek and the Company contemplated by the Asset Agreement will be treated as transfers governed by Code Section 721.
Matocha Well
Rocky Creek has agreed to use commercially reasonable efforts to perform, or cause to be performed, (i) all operations relating to the spudding of the Matocha Well on or before November 12, 2020 and (ii) all other operations relating to the drilling and completing of the Matocha Well, in each case, as a reasonably prudent operator and subject, in each case, to any force majeure events (including related to the COVID-19 virus) and any other events, circumstances or conditions not reasonably within the control of Rocky Creek after exercising reasonable diligence to resolve such event, which may cause Rocky Creek to be unable to perform the relevant operations; provided, however, that the sole and exclusive remedy of Company and the Partnership with respect to any breach by Rocky Creek of the covenants set forth in the foregoing clauses (i) and (ii) shall be limited to the exclusion of the associated leases and a reduction in the Purchase Price equal to the allocated value of such leases.
Additional Covenants
The Asset Agreement also contains covenants of the parties that are substantially similar to the agreements of the Company and JSTX under the Contribution Agreement relating to shareholder approval, listing of Common Stock, amendments to the Company Credit Facilities and the Conversions, each of which is described in the section entitled “The Transactions—Contribution Agreement—Covenants.”

Title and Environmental Matters
The Company and the Partnership may assert title and environmental defects with respect to the Contributed Assets until December 17, 2020, which, with respect to title defects, will be subject to a customary list of permitted encumbrances and stipulated non-title defects. At its election, Rocky Creek has up to 90 days following the Closing to attempt to cure any validly asserted title defects. Subject to the thresholds, deductibles and escrow described below, the Purchase Price will be reduced by the amount of any defects that are finally determined.
The ability to assert title defects and environmental defects is subject to individual de minimis thresholds of $30,000 (with respect to title defects) and $75,000 (with respect to environmental defects), and, solely with respect to defects with values exceeding such thresholds, separate true deductibles equal to $767,654. If there is a dispute regarding any defects or Rocky Creek has elected to cure any defects following Closing, then, subject to such thresholds and deductibles, Purchased Units equivalent to the relevant amounts (based on the $7.74 valuation per Common Units at signing of the Asset Agreement) will be placed into escrow, along with corresponding shares of Purchased Preferred Stock. Such escrowed Purchased Securities will be disbursed from escrow to Rocky Creek or the Partnership or Company (as applicable) upon such time as the relevant defects are finally determined or cured and in the relevant amount of such defects.
In addition, the assignments of the Contributed Assets to the Partnership (or its designee) will contain a customary special warranty of defensible title with respect to title defects arising by, through or under Rocky Creek or its affiliates, which will survive for a period of 18 months following the Closing.
Closing Conditions
Mutual Closing Conditions
The respective obligations of the Company and the Partnership, on the one hand, and Rocky Creek, on the other hand, to consummate and effect the Asset Transaction contemplated by the Asset Agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Company (on our behalf and on behalf of the Partnership) and Rocky Creek, at or prior to the Closing, of each of the conditions listed under the section entitled “Summary of the Proxy Statement—Conditions to Closing of the Transactions—Mutual Closing Conditions.”
Rocky Creek Closing Conditions
The obligations of Rocky Creek to consummate and effect the Asset Transaction contemplated by the Asset Agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver by Rocky Creek, at or prior to the Closing, of each of the conditions, other than the conditions in the first and last bullet point, listed under the section entitled “Summary of the Proxy Statement—Conditions to Closing of the Transactions—Juniper Parties Closing Conditions.”
Company Closing Conditions
The obligations of the Company to consummate and effect the Asset Transaction contemplated by the Asset Agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Company (on our behalf and on behalf of the Partnership), at or prior to the Closing, of each of the conditions, other than the condition in the first bullet point, listed under the section entitled “Summary of the Proxy Statement—Conditions to Closing of the Transactions—Company Closing Conditions.”
Termination
The Company’s and Rocky Creek’s rights to terminate the Asset Agreement are substantially similar to the termination rights of the Company and JSTX, respectively, under the Contribution Agreement, provided that the Asset Agreement may also be terminated by either the Company or Rocky Creek if certain title defects, losses or liabilities exceed 25% of the value of the Purchased Units to be issued pursuant to the Asset Agreement on the scheduled closing date.
Termination Fee; Expense Reimbursement
Under the Asset Agreement, a termination fee equal to $1,919,133, or an expense reimbursement in an amount equal to the Expense Reimbursement under the Contribution Agreement, is payable by the Company to Rocky Creek if the Asset Agreement is terminated pursuant to circumstances that would give rise to the Company’s obligation to pay the Termination Fee or Expense Reimbursement, as applicable, to JSTX under the Contribution Agreement. In the event the Company is required to reimburse Rocky Creek’s expenses, the expense reimbursement under the Asset Agreement and Contribution Agreement will not exceed $2,826,000 in aggregate.

Remedies; Specific Performance
The parties agreed that if any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law and the non-breaching party would be irreparably harmed. The parties acknowledge and agree that (i) the parties shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm or damages) to prevent breaches of the provisions of the Asset Agreement and to enforce specifically the Asset Agreement and the terms and provisions hereof in any action instituted in the courts, in addition to any other remedy to which such person may be entitled, at law or in equity and (ii) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by the Asset Agreement. The parties hereto agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law.
Indemnification
Rocky Creek shall indemnify the Company and its affiliates against liabilities resulting out of:
•	any breach of any representation or warranty made by Rocky Creek in or pursuant to the Asset Agreement;
•	any breach of any covenant or agreement made or to be performed by Rocky Creek under the Asset Agreement; and
•
any liabilities arising from or related to (i) production, income, capital gains, margin, franchise and similar taxes imposed on Rocky Creek, (ii) any excluded assets, (iii) personal injury or death or property damage attributable to Rocky Creek’s or Juniper’s operation or use of the Contributed Assets prior to the Closing Date, (iv) any transportation or disposal off-site of hazardous materials by or on behalf of Rocky Creek or Juniper and arising form or relating to the Contributed Assets before the closing date, (v) any errors with regards to the payment of royalties, or escheat obligations, (vi) claims related to employee relationships or employment benefit plans, (vii) civil or administrative fines or penalties or criminal sanctions levied by regulatory or governmental bodies against Rocky Creek or Juniper, (viii) debt contracts or hedging contracts and (ix) all legal proceedings pending as of November 2, 2020, to the extent scheduled or required to be scheduled.

The Company shall indemnify Rocky Creek and Juniper against liabilities resulting out of:
•	access by the Company and its affiliates and representatives to the Contributed Assets after November 2, 2020 and prior to the Closing;
•	any breach of any representation or warranty made by the Company in or pursuant to the Asset Agreement;
•	any breach of any covenant or agreement made or to be performed by the Company under the Asset Agreement; and
•
all liabilities arising from or related to the Contributed Assets (other than those expressly retained by Rocky Creek) including those with respect to (i) the condition, use, ownership, or operation of the Contributed Assets, (ii) the plugging and abandoning of the wells, (iii) surface restoration and environmental clean-up, (iv) error in payment with regards to burdens with respect to the Contributed Assets, (v) the balancing, gathering, processing, storage, compression, dehydration, treating, disposal, fractionation or transportation of hydrocarbons or any water produced from the Contributed Assets or otherwise relating to the marketing of hydrocarbons produced from the Contributing Assets and (vi) for production taxes for which the Partnership is liable.

Rocky Creek’s indemnification obligations are supported post-closing by an indemnity escrow into which Purchased Units with a value equal to 10% of the Purchase Price (based on the $7.74 valuation per Common Unit at signing of the Asset Agreement) will be placed, together with corresponding shares of Purchased Preferred Stock. Subject to customary holdbacks for any pending indemnification claims, 50% of the escrowed Purchased Units will be disbursed 180 days after Closing and the remainder one year after Closing. Purchased Units disbursed from the indemnity escrow will be valued based on a trailing 15-day volume-weighted average price of the Company’s Common Stock and will be coupled with corresponding shares of Purchased Preferred Stock. Rocky Creek’s indemnity obligations will not exceed the amount in the indemnity escrow, except with respect to breaches of fundamental representations, post-closing obligations, the retained liabilities, and Rocky Creek’s fraud, for which liabilities will not exceed 100% of the Purchase Price (except with respect to any excluded assets as described below).
Rocky Creek’s obligation to indemnify the Company for liabilities arising out of the excluded assets is not capped.
Rocky Creek’s indemnity obligations are subject to a $75,000 threshold and a $767,654 deductible.

Rocky Creek’s indemnity obligations are subject to customary survival periods, including indefinite survival for fundamental representations and one year for non-fundamental representations. Rocky Creek’s indemnity obligations with respect to its retained liabilities survive for appropriate periods post-closing and in any event not less than one year.
Governing Law
The Asset Agreement is governed by, and construed in accordance with, the laws of the State of Texas, without regards to the principles of conflicts of laws thereof, except with respect to the termination remedies, which shall be governed by the same laws as govern the Contribution Agreement.
Limited Guarantee
In connection with the transactions contemplated by the Contribution Agreement, the Juniper Guarantor executed a limited guarantee, dated as of November 2, 2020, pursuant to which the Juniper Guarantor has agreed to guarantee JSTX’s obligations to the Company with respect to Contribution Agreement (the “guaranteed obligations”), including but not limited to the payment of the Capital Contribution contemplated by the Contribution Agreement. The Juniper Guarantor’s obligations under the Limited Guarantee shall not exceed the sum of (i) $150,000,000, (ii) the aggregate par value for the Purchased Preferred Stock to be issued pursuant to the Contribution Agreement, equal to $1,714.00, and (iii) any and all fees and expenses (including documented attorney’s fees and expenses) reasonably incurred by the Company in an action to enforce JSTX’s obligations and liabilities and the Company’s rights under and in accordance with the Contribution Agreement and the Limited Guarantee; provided, however, that such fees and expenses under this clause (iii) shall not exceed $1,000,000 (such collective sum in the foregoing clauses (i) through (iii), the “Guarantor liability limitation”).
The Limited Guarantee will terminate and be of no further force and effect and the Juniper Guarantor will have no further obligation or liability under or in connection with the Limited Guarantee upon the earliest to occur of: (a) the payment of the amounts due and owing in respect of the guaranteed obligations (subject to the Guarantor liability limitation); (b) the Closing; (c) the termination of the Contribution Agreement, other than termination by the Company in the event of inaccuracies or breaches of JSTX’s representations, warranties, covenants and agreements in the Contribution Agreement such that the Company’s conditions to consummate the Equity Transaction would not be satisfied (subject to receipt of prior written notice and a 30-day cure period in respect of such breaches); (d) 30 days after the valid termination of the Contribution Agreement under the circumstances described in the foregoing clause (c) if the Company has not filed a complaint against JSTX under the Contribution Agreement or Juniper Guarantor under the Limited Guarantee, provided that if we have commenced a legal proceeding prior to the end of such 30-day period alleging any of the guaranteed obligations are due and owing, then Juniper Guarantor will not have any further liability or obligation under the Limited Guarantee from and after the earlier of (i) the entry of a final, non-appealable order or judgment determining that JSTX does not have any liability to the Company that gives rise to the guaranteed obligations, (ii) the payment of the amounts due and owing in respect of the guaranteed obligations (subject to the Guarantor liability limitation) and (iii) a written agreement among Juniper Guarantor and the Company terminating the guaranteed obligations; and (e) notwithstanding anything to the contrary in the Limited Guarantee, the assertion in any litigation or other proceeding, by the Company or any of its affiliates that the limitation of liability provisions in the Limited Guarantee are illegal, invalid or unenforceable, or of any claim against the Non-Recourse Parties (as defined in the Limited Guarantee), other than as expressly permitted under the Contribution Agreement or the Limited Guarantee, as applicable.
Articles of Amendment
In connection with the Closing, the Company will file the Articles of Amendment with the State Corporation Commission of the Commonwealth of Virginia.
Designation and Number of Shares
A total of 300,000 shares of the Company’s preferred stock, par value $0.01 per share, shall be designated as Series A Preferred Stock. Shares of the Series A Preferred Stock may be issued only to, and registered in the name of, JSTX and Rocky Creek, and their respective successors and permitted assigns (collectively, the “Permitted Series A Owners”) in accordance with the Articles of Amendment.
Voting Rights
Each one one-hundredth (1/100th) of a share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the holders of the Company’s Common Stock, as adjusted to account for any subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Common Stock. Holders of Series A

Preferred Stock, the holders of Common Stock and the holders of any other class of capital stock entitled to vote generally together with the Common Stock shall vote together as a single class on all matters submitted to a vote of the holders of such Common Stock, except that the Investor Directors designated by the Permitted Series A Owners (as described below) will be elected by holders of a majority of the shares of Series A Preferred Stock voting as a separate class and to the exclusion of the Common Stock or any other class or series of capital stock of the Company.
Except as required by law, the Company may not, without the prior vote or written consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of the Company’s Second Amended and Restated Articles of Incorporation or the Articles of Amendment, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would adversely alter or change the powers, preferences or relative, participating, optional or other or special rights of the Series A Preferred Stock.
Dividends
Holders of the Series A Preferred Stock will not be entitled to dividends in respect thereof, except in connection with any liquidation, dissolution or winding up of the Company. No dividends shall be declared or paid on the Series A Preferred Stock and the Series A Preferred Stock shall be non-economic interests in the Company.
Board Representation
Pursuant to the Articles of Amendment and the Investor Agreement, and effective upon the Closing, the size of the Board shall be increased from four directors to nine directors, and immediately thereafter, the Board shall cause such five new directorships to be filled by individuals designated by the Permitted Series A Owners. From and after the effective date of the Articles of Amendment, and for so long as the Permitted Series A Owners have the right to redeem or exchange Common Units for Common Stock pursuant to the A&R Partnership Agreement, holders of a majority of the total number of outstanding shares of Series A Preferred Stock shall designate to the Board the following number of directors:
•
up to five directors (who may all be Investor Affiliated Directors) until such time as (A) the number of shares of Common Stock then issuable to the Permitted Series A Owners upon redemption or exchange of the Common Units for Common Stock pursuant to the A&R Partnership Agreement, plus (B) the aggregate number of shares of Common Stock then held by the Permitted Series A Owners (such sum, the “Total Series A Ownership”) is less than or equal to 50% of (1) the number of shares of Common Stock then issuable to the Permitted Series A Owners upon redemption or exchange of the Common Units for Common Stock pursuant to the A&R Partnership Agreement plus (2) the number of shares of Common Stock then outstanding (such sum, the “Total Shares”);

•	up to four directors (who may all be Investor Affiliated Directors) until such time as the Total Series A Ownership continuously held is less than 40% of the Total Shares;
•	up to three directors (who may all be Investor Affiliated Directors) until such time as the Total Series A Ownership continuously held is less than 30% of the Total Shares;
•	up to two directors (who may all be Investor Affiliated Directors) until such time as the Total Series A Ownership continuously held is less than 20% of the Total Shares; and
•	one director (who may be an Investor Affiliated Director) until such time as the Total Series A Ownership continuously held is less than 10% of the Total Shares.
For so long as Permitted Series A Owners have the right to designate any directors, the size of the Board shall not be decreased in a manner that would limit the above listed designation rights. Upon the occurrence of the above step-downs, such directors designated by the Permitted Series A Owners in excess of the entitled number of designations shall promptly resign from the Board, the Board size shall automatically be reduced as applicable and any right to designate such directors shall automatically terminate.
Transfer of Series A Preferred Stock
A holder of Series A Preferred Stock may transfer shares of Series A Preferred Stock (or fractions thereof) to any transferee (other than the Company) only if, and only to the extent, (i) such transfer would be permitted by the A&R Partnership Agreement and (ii) such holder also simultaneously transfers one Common Unit for each one one-hundredth (1/100th) of a share of Series A Preferred Stock transferred to such transferee in compliance with the A&R Partnership Agreement. Any purported transfer of shares of Series A Preferred Stock (or fractions thereof) in violation of the Articles of Amendment shall be null and void and shall not be recognized by the Company’s transfer agent.

The Board may (with the approval of a majority of directors not affiliated with the Permitted Series A Owners, if the Total Series A Ownership continuously held by the Permitted Series A Owners has fallen below 50% of the Total Shares, and to the extent permitted by law) from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures regarding any transfer or acquisition of shares of Series A Preferred Stock that are consistent with the provisions of the Articles of Amendment.
Conversion; Redemption; Cancellation of Series A Preferred Stock
The Series A Preferred Stock is not convertible into any other security of the Company.
The Articles of Amendment provide that whenever a Permitted Series A Owner exercises its right pursuant to the A&R Partnership Agreement to have its Common Units redeemed by the Partnership, then simultaneously with the payment of the consideration due under the A&R Partnership Agreement to such Permitted Series A Owner, the Company will cancel for no consideration a number of shares of Series A Preferred Stock (or fractions thereof) held by such Permitted Series A Owner equal to one one-hundredth (1/100th) of the number of Common Units redeemed or exchanged. See “—A&R Partnership Agreement—Common Unit Redemption Right.”
In the event that no Permitted Series A Owner owns any Common Units that are redeemable or exchangeable pursuant to the A&R Partnership Agreement, then all shares of Series A Preferred Stock (and fractions thereof) will be cancelled for no consideration and such shares (and fractions thereof) shall not be re-issued by the Company.
Fractional Shares
The Series A Preferred Stock may be issued in fractions of one one-hundredth (1/100th) of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights and to have the benefit of all other rights of holders of Series A Preferred Stock.
Liquidation, Dissolution or Winding Up
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holder of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Company or proceeds thereof available for distribution to shareholders of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock of the Company and any other stock of the Company ranking junior to the Series A Preferred Stock as to such distribution, payment in full in an amount equal to $0.01 per share of Series A Preferred Stock. Fractional holdings of the Series A Preferred Stock will be rounded up to the next whole number of Series A Preferred Stock solely for purposes of the aforementioned distribution.
A&R Partnership Agreement
In connection with the execution of the Transaction Agreements, on October 30, 2020, the Company, as sole limited partner, and the General Partner, as sole general partner, entered into an Agreement of Limited Partnership of the Partnership. Following completion of the Transactions, we will operate our business through the Partnership and its subsidiaries, including Holdings. At the Closing, the Company, the General Partner, JSTX and Rocky Creek will enter into the A&R Partnership Agreement, which will set forth, among other things, the rights and obligations of the general partner and limited partners of the Partnership.
General Partner
Under the A&R Partnership Agreement, the General Partner, a direct, wholly-owned subsidiary of the Company, will be the sole general partner of the Partnership. As the sole general partner, the General Partner will be able to control all of the day-to-day business affairs and decision-making of the Partnership without the approval of any other partner, unless otherwise stated in the A&R Partnership Agreement. For example, the General Partner cannot take any action that would result in the failure of the Partnership to be taxable as a partnership for U.S. federal income tax purposes without the approval of the other partners. As such, the General Partner, through its officers and directors, will be responsible for all operational and administrative decisions of the Partnership and the day-to-day management of the Partnership’s business. Pursuant to the terms of the A&R Partnership Agreement, the General Partner cannot be removed as the general partner of the Partnership except by its election and, without the consent of the limited partners, may only transfer or assign its general partner interest to an affiliate of the General Partner that is a wholly-owned subsidiary of the Company.

Distributions
The A&R Partnership Agreement will allow for distributions to be made by the Partnership to its limited partners on a pro rata basis out of “available cash.” “Available cash” is defined in the A&R Partnership Agreement as the amount of cash and cash equivalents which the General Partner determines is available for distribution, taking into account (a) all debts, liabilities, and obligations of the Partnership and any reserves for any expenditures, working capital needs, or other capital requirements or contingencies, all as reasonably determined by the General Partner and (b) any restrictions on distributions contained in any agreement to which the Partnership is bound. We expect the Partnership may make distributions out of available cash periodically to the extent permitted by the debt agreements of the Partnership and necessary to enable us to cover our operating expenses and other obligations. In addition, the A&R Partnership Agreement generally will require the Partnership to (i) make pro rata distributions to its limited partners, including us, on a quarterly basis in an amount at least sufficient to allow us to pay our taxes and (ii) make tax advances to its limited partners, other than the Company, in certain circumstances, subject to the availability of funds and any restrictions contained in any agreement to which the Partnership or any of its subsidiaries is bound.
Reimbursement
The A&R Partnership Agreement provides that the Partnership shall reimburse the Company, “at cost” and without markup or premium, for all costs, expenses, taxes, liabilities, obligations and expenditures incurred by the Company in connection with (i) all services, work, actions, activities and omissions of the directors, officers, managers, employees, consultants, independent contractors, advisors and other service providers of the Company and (ii) the performance of all obligations pursuant to the terms of any contracts, agreements, leases, subleases, licenses, sublicenses, purchase orders, indentures, notes, bonds, operating agreements, subscriptions, insurance policies, and all other arrangements or undertakings that are binding on the Company. For the avoidance of doubt, expenses and costs of the Company as a public company (including public reporting obligations, proxy statements, shareholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses) shall be reimbursed by the Partnership.
Common Units
The A&R Partnership Agreement will provide for, immediately after the Closing, a single class of units of the Partnership representing limited partner interests, the Common Units.
Common Unit Redemption Right
The A&R Partnership Agreement provides a redemption right to each limited partner of the Partnership (other than us) which entitles such limited partner to cause the Partnership to redeem, from time to time on or after the date that is 180 days after the Closing Date, all or a portion of its Common Units (together with one one-hundredth (1/100th) of a share of Series A Preferred Stock for each Common Unit to be redeemed), in exchange for, at the Partnership’s option, shares of our Common Stock on a one-for-one basis or a cash payment equal to the average of the volume-weighted closing price of one share of Common Stock for the five trading days prior to the date the limited partner delivers a notice of redemption for each the Common Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). In the event of a “reclassification event” (as defined in the A&R Partnership Agreement), the general partner is to ensure that each Common Unit is redeemable for the same amount and type of property, securities or cash that a share of Common Stock becomes exchangeable for or converted into as a result of such “reclassification event.” Upon the exercise of the redemption right, the limited partner will surrender its Common Units to the Partnership for cancellation (and concurrently surrender one one-hundredth (1/100th) of a share of Series A Preferred Stock for each Common Unit to be redeemed, for cancellation by the Company). The A&R Partnership Agreement requires that we contribute cash or shares of our Common Stock to the Partnership in exchange for a number of Common Units in the Partnership equal to the number of Common Units to be redeemed from the limited partner. The Partnership will then distribute such cash or shares of our Common Stock to such limited partner to complete the redemption. Upon the exercise of the redemption right, we may, at our option, effect a direct exchange of cash or our Common Stock for such Common Units in lieu of such a redemption. Upon the redemption or exchange of Common Units held by a limited partner, a number of shares (or fractions thereof), equal to the quotient of the number of redeemed Common Units divided by one-hundred, of Series A Preferred Stock held by such limited partner will be cancelled.
Maintenance of Ratios of Outstanding Securities
The A&R Partnership Agreement includes provisions intended to ensure that we and the Partnership at all times maintain (a) a one-to-one ratio between the number of outstanding shares of Common Stock and the number of Common Units owned by the Company (subject to certain exceptions for certain rights to purchase Penn Virginia equity securities under a “poison pill” or similar shareholder rights plan, if any, certain convertible or exchangeable securities issued under our equity compensation plans and certain equity securities issued pursuant to our equity compensation plans (other than a stock option plan) that are restricted or have not vested thereunder) and (b) a one-hundred-to-one ratio between the number of Common Units held by Juniper (and its permitted transferees and assigns) and the number of shares of Series A Preferred Stock outstanding. This construct is intended to result in Juniper having a voting interest in the Company that is commensurate with Juniper’s economic interest in the Partnership.
Transfer Restrictions
The A&R Partnership Agreement generally does not permit transfers of Common Units by limited partners, subject to limited exceptions. Any transferee of Common Units must assume, by operation of law or written agreement, all of the obligations of a transferring partner with respect to the transferred units, even if the transferee is not admitted as a partner of the Partnership.
Dissolution
The A&R Partnership Agreement will provide that the unanimous consent of all partners will be required to voluntarily dissolve the Partnership. In addition to a voluntary dissolution, the Partnership will be dissolved upon a change of control transaction under certain circumstances, as well as upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay the expenses of winding up the Partnership; (ii) second, to pay debts and liabilities owed to creditors of the Partnership; and (iii) third, to the limited partners pro rata in accordance with their respective percentage ownership interests in the Partnership (as determined based on the number of Common Units held by a limited partner relative to the aggregate number of all outstanding Common Units).
Indemnification and Exculpation
The A&R Partnership Agreement provides for indemnification to the fullest extent permitted by Delaware law, against any and all expenses, liabilities and losses reasonably incurred or suffered by such person by reason of the fact that such person is, or was, a partner or is, or was, serving as the general partner, officer, employee, partnership representative, or other agent of the Partnership or is, or was, serving at the request of the Partnership as a manager, officer, director, principal, member, employee or agent of another corporation, partnership, limited liability company or other enterprise, and provides that, except as otherwise provided therein, the General Partner, as the general partner of the Partnership, will have the same fiduciary duties to the Partnership and its partners as are owed to a corporation organized under Delaware law and its stockholders by its directors.
Investor Agreement
At the Closing, we will enter into the Investor Agreement with JSTX and Rocky Creek, pursuant to which JSTX and Rocky Creek (i) will be granted certain registration rights with respect to the Registrable Securities and (ii) will be entitled to certain rights and subject to certain obligations with respect to the governance of the Company, including rights to designate a number of members of the Board based on Juniper’s beneficial ownership of our Common Stock (or Purchased Securities redeemable or exchangeable therefor).
Registration Rights
Pursuant to the Investor Agreement, we are required to, within 60 calendar days after the Closing, file a registration statement registering the resale of Registrable Securities held by JSTX and Rocky Creek. Subject to certain limitations, at any time from and after the effectiveness of such registration statement (which may not become effective prior to 180 days following the Closing), JSTX and Rocky Creek may request to sell all or any portion of their Registrable Securities included thereon in an underwritten offering that is registered pursuant to such Registration Statement if the total offering price of the Registrable Securities to be sold in such offering (before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $25,000,000.
The holders of Registrable Securities will also have certain “piggy-back” rights to include Registrable Securities in underwritten offerings of the Company. We will bear the expenses incurred in connection with the filing of any such registration statements (other than any underwriting fees, discounts and selling commissions attributable to the sale of Registrable Securities). The Investor Agreement also provides that, except as part of an underwritten offering pursuant thereto, the holders of Registrable Securities who participate in such offering or who beneficially owns 10% or more of the outstanding shares of Common Stock at such time may not transact as to any economic, voting or other rights in or to any equity securities of the Company, or otherwise transfer or dispose of any equity securities of the Company, directly or indirectly, without prior written consent from the Company during the seven days prior to and lasting 90 days beginning on the date of closing of such offering.
Governance
At Closing, in accordance with the Articles of Amendment and the Investor Agreement, the Board will be increased from four members to nine members, and the Permitted Series A Owners will designate five Investor Directors (who may all be Investor Affiliated Directors) as new members of the Board. From and after the Closing, so long as the Permitted Series A Owners continuously hold each below listed threshold amount of the Total Shares, the Permitted Series A Owners will have the specified director designation rights, and the Board will be composed of directors, as noted below:
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at least 50% of the Total Shares: (i) up to five directors (who may all be Investor Affiliated Directors) designated by Permitted Series A Owners, plus (ii) three independent directors that are not affiliated with Juniper (“Non-Affiliated Directors”) and (iii) the Chief Executive Officer of the Company (“CEO”);

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at least 40%, but less than 50%, of the Total Shares: (i) up to four directors (who may all be Investor Affiliated Directors) designated by Permitted Series A Owners, plus (ii) three Non-Affiliated Directors, (iii) the CEO and (iv) one Non-Affiliated Director as recommended by the Governance Committee;

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at least 30%, but less than 40%, of the Total Shares: (i) up to three directors (who may all be Investor Affiliated Directors) designated by Permitted Series A Owners, plus (ii) three Non-Affiliated Directors and (iii) the CEO;

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at least 20%, but less than 30%, of the Total Shares: (i) up to two directors (who may all be Investor Affiliated Directors) designated by Permitted Series A Owners, plus (ii) three Non-Affiliated Directors and (iii) the CEO; and

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at least 10%, but less than 20%, of the Total Shares: (i) up to one director (who may be an Investor Affiliated Director) designated by Permitted Series A Owners, plus (ii) three Non-Affiliated Directors and (iii) the CEO.

Subject to compliance with applicable law and stock exchange rules, (i) if Permitted Series A Owners own at least 50% of the Total Shares, the Governance Committee will include at least one Non-Affiliated Director and (ii) if Permitted Series A Owners own less than 50%, the Governance Committee will include at least one Investor Affiliated Director and one Non-Affiliated Director.
Juniper has agreed to vote at the Company’s 2021 Annual Meeting (and any other prior meeting of the Company’s shareholders at which directors are to be elected) (i) in favor of the nominees proposed by the Governance Committee (which shall include Mr. Henke, as the Chief Executive Officer, and the Company’s other current Board members or their replacements), (ii) against any other nominees and (iii) against the removal of any director (other than an Investor Director) unless the Governance Committee recommends in favor of such removal (which approval would require the approval of a majority of the Non-Affiliated Directors).
Second Lien Credit Agreement Amendment
On November 2, 2020, the Company entered into the Second Lien Credit Agreement Amendment. Upon the consummation of the Transactions and the satisfaction of certain other conditions precedent set forth in the Second Lien Credit Agreement Amendment, including the prepayment of $50,000,000 of outstanding advances under the Second Lien Credit Agreement and the prepayment of $100,000,000 of outstanding loans under the RBL (less all applicable costs, fees and expenses in connection with the Transactions and the Second Lien Credit Agreement and RBL), the Second Lien Credit Agreement Amendment provides that, in addition to other changes described therein, the Second Lien Credit Agreement will be automatically amended (the “Amendment Effective Date”) to (i) extend the maturity date of the Second Lien Credit Agreement to September 29, 2024, (ii) increase the margin applicable to advances under the Second Lien Credit Agreement as further described below, (iii) impose certain limitations on capital expenditures, acquisitions and investments if the Asset Coverage Ratio (as defined therein) at the end of any fiscal quarter is less than 1.25 to 1.00 and (iv) require maximum and, in certain circumstances as described therein, minimum hedging arrangements. In addition, upon the consummation of the Transactions and the satisfaction of certain other conditions precedent, the guarantee of the Company will be released and the Partnership will become a guarantor.
Upon the Amendment Effective Date, the Company will be required to make quarterly amortization payments equal to $1,875,000, and outstanding borrowings under the Second Lien Credit Agreement will bear interest at a rate equal to, at the option of Holdings, either (i) a customary reference rate based on the prime rate plus an applicable margin of 8.25% or (ii) a customary London interbank offered rate plus an applicable margin of 7.25%; provided that the applicable margin will increase to 9.25% and 8.25% respectively during any quarter in which the quarterly amortization payment is not made. Interest on reference rate borrowings is payable quarterly in arrears and is computed on the basis of a year of 365/366 days, and interest on eurocurrency borrowings is payable every one or three months (including in three month intervals if Holdings selects a six month interest period), at the election of Holdings, and is computed on the basis of a 360-day year.
After the Amendment Effective Date, Holdings has the right, to the extent permitted under the Second Lien Credit Agreement and the Intercreditor Agreement (as defined therein), to prepay loans under the Second Lien Credit Agreement at any time, subject to the following prepayment premiums (in addition to customary “breakage” costs with respect to eurocurrency loans): during the year after the Amendment Effective Date, 102% of the amount being prepaid; during year two after the Amendment Effective Date, 101% of the amount being prepaid; and thereafter, no premium. The Second Lien Credit Agreement also provides for the following prepayment premiums in the event of a change in control that results in an offer of prepayment that is accepted by the lenders under the Second Lien Credit Agreement: during years one and two after the Amendment Effective Date, 102% of the amount being prepaid; during year three after the Amendment Effective Date, 101% of the amount being prepaid; and thereafter, no premium.
Background of the Transactions
The Board and the Company’s senior management team (“Management”), in the ordinary course and consistent with their fiduciary duties, regularly review our performance, future growth prospects and overall strategic direction and consider potential opportunities to strengthen our business and enhance shareholder value. These reviews have included consideration of potential transactions with third parties that would further the Company’s strategic objectives, including potential commercial and strategic business partnerships, potential acquisitions and dispositions, changes in our corporate structure, capitalization strategies and reorganizations. In addition, from time to time, members of Management meet with the senior management of other companies within the industry to discuss industry developments and potential strategic transactions.
On February 28, 2020, Mr. Brian Steck, a member of the Board (who resigned on June 26, 2020) was contacted by Mr. Tope Ogunyomi of Juniper Capital regarding the potential acquisition of the Company by Juniper. Mr. Steck reported this discussion to the Board. On March 10, 2020, Mr. Russell Kelley, the Company’s Senior Vice President and Chief Financial Officer, met with Mr. Edward Geiser of Juniper Capital. During this meeting, Mr. Geiser reiterated Juniper Capital’s interest in exploring the acquisition of the Company. Mr. Kelley subsequently reported the discussion to the Board.
On March 25, 2020, Juniper Capital sent a non-binding indication of interest to the Company proposing an all-cash acquisition of the Company by Juniper for $5.00 per share. The Board met with Management and representatives of each of RBCCM and Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) on multiple occasions between March 25, 2020 and April 7, 2020 to discuss, among other matters, the merits of Juniper’s proposal and market conditions and to consider running a targeted process.
On April 10, 2020, the Board authorized Management to conduct a targeted process for the sale of the Company (the “Sale Process”). On April 16, 2020, the Company formally engaged RBCCM to serve as the Company’s financial advisor in connection with the Sale Process. Working with Management, RBCCM identified 11 potential acquirors, including Juniper. On April 16, 2020, at the direction of Management, representatives of RBCCM began contacting the potential acquirors as part of the Sale Process.
On April 13, 2020, Juniper executed a confidentiality agreement with the Company in connection with the Sale Process. In addition, during April and May 2020, the Company entered into confidentiality agreements with nine other companies in connection with the Sale Process. Each of these parties conducted varying levels of due diligence with respect to the assets, operations and financial condition of the Company. In addition, upon execution of a confidentiality agreement, these parties were provided data room access and seven parties received a presentation from the Company. On April 24, 2020, Juniper received a presentation regarding the Company’s business, operations and financial condition.
Four parties, including Juniper, submitted indications of interest in connection with the Sale Process on or about May 12, 2020. All four parties who submitted indications of interest were provided a form agreement and plan of merger (the “Merger Agreement”) that contemplated, among other things, the acquisition of the Company by the potential acquiror through a merger with a newly formed subsidiary of the potential acquiror. In its indication of interest dated May 12, 2020, Juniper Capital increased the proposed consideration for the acquisition of all of the shares of the Company to $7.00 per share from $5.00 per share as previously set forth in its indication of interest dated March 25, 2020.
On a regular basis between April 16, 2020 and June 10, 2020, Management and representatives of RBCCM provided the Board with updates on the Sale Process, including a summary of each participant’s due diligence review, as well as feedback from the participants regarding the Company and the participants’ interest in pursuing a potential acquisition of the Company. Specifically, on May 14, 2020 and May 18, 2020, the Board met with Management and representatives of each of RBCCM and Gibson Dunn at which, among other things, the indications of interest were reviewed and discussed. The indications of interest contemplated various forms of consideration, including all cash and all stock. The Board requested RBCCM to focus its outreach and financial analysis primarily on the proposals that involved all-cash consideration from Juniper and one other party.
On May 20, 2020, at the direction of Management, representatives of RBCCM approached two participants in the Sale Process, including Juniper, and requested “best and final” proposals.
On May 22, 2020, Juniper verbally increased the proposed consideration for the acquisition of all of the shares of the Company to $7.75 per share, which was below the then current trading price of the Company’s shares. At the same time, Juniper Capital requested exclusivity. The other participant submitted a revised proposal on May 21, 2020.
Between May 12, 2020 and June 9, 2020, the Company and Juniper exchanged drafts of the Merger Agreement and discussed certain legal issues, including the scope of representations and warranties, interim operating covenants, termination provisions and termination fees.
At meetings held on May 22, 2020 and May 25, 2020, the Board discussed the status of the Sale Process and the proposals received from the Sale Process with representatives of RBCCM and Management. After such discussion, the Board determined in its business judgment that the proposal from Juniper Capital represented the greatest value to shareholders and a viable option to restructure the Company’s indebtedness. Based on the Board’s evaluation of the merits and risks of the Juniper Capital proposal as compared to the other proposals received in the Sale Process, on May 26, 2020, the Company and Juniper Capital entered into an exclusivity agreement with respect to a potential merger of the Company with a newly formed subsidiary of Juniper Capital.
Between May 26, 2020 and June 9, 2020, representatives of each of the Company and Juniper Capital continued to discuss various aspects of the proposal from Juniper Capital, including the terms of the Merger Agreement, due diligence matters, and the price per share relative to the Company’s share price.
On May 29, 2020 the Company received an unsolicited indication of interest from an additional party. The Board held a telephonic meeting on June 5, 2020 with Management and representatives of each of RBCCM and Gibson Dunn in attendance at which, among other things, market conditions and the proposal were discussed. The Board determined in its business judgment to not pursue the proposal because the Company’s exclusivity agreement with Juniper was in effect and because the financial and other terms of the transaction proposed would not be in the best interests of shareholders.
On June 10, 2020, and after discussion with the Board, Mr. Kelley met with Mr. Geiser to seek an increase in the per share consideration offered by Juniper Capital. After discussion, Mr. Geiser informed Mr. Kelley that Juniper would not be willing to increase the price for the acquisition of all of the shares of the Company. At the time, the Company’s share price was $12.54 per share and Juniper Capital’s proposal was $7.75 per share.
Also on June 10, 2020, following Messrs. Kelley’s and Geiser’s meeting, the Board held a telephonic meeting with Management and representatives of each of RBCCM and Gibson Dunn in attendance. Mr. Kelley updated the Board regarding the meeting with Mr. Geiser. Following a discussion, the Board determined in its business judgment that further negotiations with Juniper Capital or the other potential acquirors were unlikely to produce a proposal that would be acceptable on value. As such, the Board determined to reject Juniper’s offer, and terminate the Sale Process. Following the meeting, the Board’s conclusion was communicated to Juniper.
On July 20, 2020, the Company formally engaged Truist Securities to serve as the Company’s financial advisor in connection with certain strategic initiatives of the Company.
On July 24, 2020, Mr. Geiser met with Mr. Kelley to discuss whether the Company would consider a transaction in which Juniper would acquire a significant block of shares of Common Stock in exchange for cash and contribute certain assets to the Company owned by Rocky Creek, a portfolio company of Juniper Capital.
On July 28, 2020, Juniper Capital submitted a proposal to the Company for the acquisition of shares of Common Stock in exchange for $150 million in cash and the sale of assets of Rocky Creek to the Company, which Juniper valued at $70 million, in exchange for shares of Common Stock, based on a price of $10.50 per share of Common Stock, which was roughly equivalent to the volume weighted average trading price of the Company’s common stock for the 10- and 30- day periods preceding the proposal (the “Juniper Proposal”). The implementation of the Juniper Proposal would result in Juniper owning a controlling interest in the Company.

On July 29, 2020, the Board held a telephonic meeting with Management and representatives of each of RBCCM and Gibson Dunn to discuss, among other matters, the Juniper Proposal. Given the impact of the COVID-19 pandemic on the global economy, decreases in the demand for oil, and the collapse in oil prices resulting from the Saudi Arabian / Russian price war, Management determined that the Juniper Proposal had the potential to provide sufficient liquidity to reduce the Company’s outstanding indebtedness and seek beneficial amendments under its revolving credit facility and its second lien term loan, including an extension of the maturity of the second lien term loan as well as favorably positioning the Company for future strategic initiatives. Following a discussion, the Board authorized Management to explore the Juniper Proposal and directed Management to keep the Board apprised of the status of such discussions.
On July 29, 2020, Mr. Kelley contacted Mr. Geiser to express the Company’s interest in further exploring the Juniper Proposal and invited Mr. Geiser to meet with the independent members of the Board. Mr. Geiser provided Management with an overview of Juniper Capital and its proposed Company business plan. On August 6, 2020, the independent members of the Board met with Mr. Geiser to discuss Juniper’s strategic view of the oil and gas industry, the assets to be acquired from Rocky Creek, initial expectations with respect to the Company’s governance and other matters related to the Juniper Proposal.
The Company engaged Evercore on August 10, 2020 (with a formal engagement letter executed on September 21, 2020) to advise the Company in connection with the transactions, including its evaluation of the assets to be acquired from Rocky Creek.
On August 14, 2020, the Board held a telephonic meeting with Management and representatives of Evercore in attendance to discuss, among other matters, Evercore’s preliminary analysis regarding the Juniper Proposal, as well as the next steps in evaluating the assets owned by Rocky Creek, including necessary commercial, financial and legal due diligence.
The Company engaged Kirkland & Ellis LLP (“Kirkland”) on or about August 21, 2020 (with a formal engagement letter executed on September 3, 2020) to serve as the Company’s legal advisor in connection with the Juniper Proposal.
Effective August 17, 2020, John Brooks resigned as the President and Chief Executive Officer and a director of the Company, and Darrin Henke was appointed President, Chief Executive Officer and director of the Company.
On August 19, 2020, Messrs. Henke and Kelley met with Mr. Geiser and discussed generally their views on the Juniper Proposal, including its merits and risks, as well an overview of the Company’s business, operations, financial condition and business strategy. In addition, Messrs. Henke and Kelley discussed alternatives for utilizing the use of proceeds for the transactions contemplated by the Juniper Proposal and the lender consent requirements under the Company’s revolving credit facility and second lien term loan.
On August 25, 2020, Management approached a private-equity backed company to gauge its interest in making a significant equity investment on terms similar or superior to the cash investment component of the Juniper Proposal. Following the discussion, the private-equity backed company indicated that it was not interested in proceeding with a transaction on the terms proposed by the Company.
Approximately each week in September and October, and more frequently leading up to the execution of the transaction documents, Management and representatives of Juniper held telephone calls or in-person meetings to discuss the Juniper Proposal, including, the terms and timing of the amendments to the revolving credit facility and second lien term loan, the Company’s strategic direction and business operations following consummation of the Juniper Proposal, each party’s progress on due diligence, Board size, Board composition and other governance matters.
On September 2, 2020, Kirkland received an initial draft of an asset purchase agreement (the “Asset Purchase Agreement”) from representatives of Willkie Farr Gallagher LLP (“Willkie”), counsel to Juniper in connection with the Company’s acquisition of certain assets owned by Rocky Creek. Over the course of the following weeks, representatives of each of Kirkland and Willkie, as well as representatives of each of the Company and Juniper, continued their respective due diligence and continued to negotiate the structure and terms of the Company’s acquisition of certain assets from Rocky Creek.
On September 3, 2020, representatives of Kirkland sent a draft of a securities purchase agreement (the “SPA”) to Bracewell LLP, counsel to Juniper (“Bracewell”), in connection with Juniper’s proposed $150 million cash investment in the Company. The draft of the SPA included representations, warranties and covenants of the Company customary in a private placement of equity securities, and did not include any non-solicitation, indemnification, termination fee or expense reimbursement provisions. Over the course of the following weeks, representatives of each of Kirkland and Bracewell continued their due diligence reviews and negotiated the structure and terms of Juniper’s proposed cash investment in the Company.
On September 11, 2020, representatives of Kirkland delivered a revised draft of the Asset Purchase Agreement to Willkie. The revised draft included, among other provisions, a cap on the adjustment to the stock consideration, above which any adjustments will be made in cash, and a lock up with respect to all shares of Common Stock received in exchange for the Company’s acquisition of Rocky Creek’s asset until the date of all adjustments to the purchase price were final and non-appealable. The draft Asset Purchase Agreement further contemplated that the transactions would be subject to approval by the Company’s shareholders.
On September 13, 2020, representatives of Bracewell provided Kirkland with a revised draft of the SPA. The revised draft included, among other things, (i) certain procedural requirements to be satisfied by the Company when considering an alternative acquisition proposal or a change in Board recommendation; (ii) termination rights for Juniper in the event of a change in Board recommendation; (iii) provisions relating to the payment by the Company of a termination fee under certain scenarios, including upon the termination by the Company in the event of a change in Board recommendation and upon the entry into or consummation of an alternative acquisition proposal under certain conditions (the “tail termination fee”); and (iv) provisions relating to the Company’s obligation to reimburse all expenses of Juniper incurred since January 1, 2020 under certain scenarios, including in the event the Company’s shareholders did not approve the issuance of the shares and change in control of the Company as required under applicable Nasdaq rules and, alternatively, in the event such shareholder approval is obtained and Juniper completed its cash investment.
On September 17, 2020, representatives of each of Juniper and the Company, Willkie and Kirkland had a call to discuss legal issues included in Kirkland’s draft of the Asset Purchase Agreement, including the mechanics relating to the purchase price adjustments and whether the completion of the cash investment and the asset acquisition should be conditioned on each other.
On September 18, 2020, representatives of Rocky Creek provided the Company with a business and financial overview of Rocky Creek’s assets. In addition, the parties discussed the complementary nature of the assets and potential synergies.
Also on September 18, 2020, representatives of the Company approached a private-equity fund to gauge its interest in making an investment of at least $100 million in cash in exchange for shares of Common Stock. On September 28, 2020, the private equity fund indicated that it was not interested in proceeding with a transaction on terms proposed by the Company.
On September 23, 2020, Management met with Mr. Geiser to discuss the status of the proposed transactions, as well as the Company’s post-closing strategy. They also discussed limiting the Rocky Creek assets to be acquired by the Company to Rocky Creek’s Northern acreage, which was deemed to be a better strategic fit with the Company’s existing assets and therefore of greater value to the Company.
On September 24, 2020, representatives of each of Kirkland and Bracewell discussed the possibility of the Company reorganizing its corporate structure in a manner that would permit Juniper to make its investment in the Company in an “up-C” structure, which would provide certain tax benefits to Juniper in connection with the proposed transactions and could provide some potential benefits to the Company over the long-term, including with respect to future acquisitions. In the “up-C” structure, the Company would contribute its assets and equity in its subsidiaries to a newly formed partnership (referred to herein as the Partnership) and Juniper would acquire units in the Partnership in lieu of shares of Common Stock. Following the discussion, representatives of Bracewell provided a proposed step plan for the reorganization related to the “up-C” structure. Representatives of each of Kirkland and the Company’s other advisors, including the Company’s tax advisor, discussed the “up-C” structure proposed by Juniper and Bracewell over the next three weeks.
On September 25, 2020, Mr. Kelley, Mr. Geiser and other representatives of each of the Company and Juniper Capital met to discuss issues related to the potential transactions, including, among other matters, the post-closing lock-up, termination rights and expense reimbursement.
On September 25, 2020 and September 29, 2020, the Board held telephonic meetings, and discussed, among other matters, the terms and conditions of the potential transactions and related governance matters, the Company’s due diligence review of the Rocky Creek assets, the composition of the Board following the closing of the potential transactions and certain other potential limitations of Juniper as a controlling shareholder. Representatives of Kirkland also provided an overview of the Board’s fiduciary duties in connection with the Juniper Proposal and related matters.
On September 28, 2020, Messrs. Henke and Kelley and Mr. Jeff Wojahn, a member of the Board, met with Mr. Geiser to discuss, among other matters, Juniper’s position on governance following the consummation of the potential transactions. On September 29, 2020, the Board met with Mr. Geiser and other representatives of Juniper to discuss governance matters following the consummation of the potential transactions.
Later on September 29, 2020, after further negotiations among representatives of each of the Company and Juniper, representatives of Kirkland delivered a revised draft of the SPA to Bracewell, which reflected, among other things, the following: (i) the closing of Juniper’s $150 million cash investment would be conditioned on the concurrent completion of the

Company’s acquisition of certain assets owned by Rocky Creek; (ii) the removal of the tail termination fee; and (iii) the removal of Juniper’s right to receive expense reimbursement in connection with certain termination events and after consummation of the potential transactions.
Additionally, on September 29, 2020, representatives of Willkie sent a revised draft of the Asset Purchase Agreement to Kirkland. The revised draft reflected, among other things, the following: (i) 5% of the shares of Common Stock received by Rocky Creek under the Asset Purchase Agreement would be restricted until the date the purchase price adjustment is finalized; (ii) Rocky Creek would be permitted to exclude certain assets from the potential transaction due to title defects if the amount relating to such title defect exceeds 75% of the value allocated to such asset; (iii) the removal of the Company’s right to exclude assets that are subject to environmental defects; (iv) inclusion of a “material adverse effect” bring-down standard; and (v) the alignment of termination and expense reimbursement provisions with the SPA.
On September 30, 2020, representatives of the Company provided Juniper with an initial draft of a term sheet setting forth the proposed terms relating to governance matters to be included in a registration rights and investor rights agreement to be entered into among JSTX, Rocky Creek and the Company. The governance term sheet contemplated, among other matters, the following: (i) after closing of the potential transactions, the Board would initially be comprised of seven directors, and would include the CEO, the three current independent members of the Board, and three new directors nominated by Juniper; (ii) Juniper would have the continuing right to nominate a specified number of directors based on its ownership of the Company’s shares, and would lose such right once Juniper held less than 10% of the Company’s shares; (iii) the compensation and benefits committee and reserves committee would be comprised of two directors nominated by Juniper and two directors not affiliated with Juniper and the nominating and governance committee would be comprised of directors not affiliated with Juniper; (iv) Juniper would vote in favor of the director nominees recommended by the Board, against any other director nominees and against the removal of any director (other than its own director nominees) unless the Board recommends in favor of such removal; (v) a six-month lock-up period on Juniper’s shares of Common Stock; (vi) supermajority vote provisions with respect to fundamental matters; and (vii) customary registration rights.
To advance its due diligence efforts, Juniper requested that the Company provide access to certain of its properties and assets. In advance of providing such access, and to address liabilities that may arise in connection with any such access, on October 1, 2020, the Company and Juniper entered into an access agreement.
Additionally, on October 1, 2020, the Board held a telephonic meeting with Management and representatives of each of RBCCM, Evercore and Kirkland present. Representatives of RBCCM discussed RBCCM’s preliminary financial analysis of the Juniper Proposal. The members of the Board asked questions relating to the financial analysis. Management then provided an update regarding matters relating to the Juniper Proposal, including the status of negotiations with respect to the SPA and Asset Purchase Agreement and governance matters. Following a discussion, representatives of Kirkland presented a potential timeline to complete the transactions contemplated by the Juniper Proposal.
Later on October 1, 2020, representatives of Juniper responded to the Company’s draft governance term sheet delivered on September 30. In Juniper’s response, it proposed a nine member Board, comprised of the CEO, the three current independent members of the Board and five individuals nominated by Juniper, but generally rejected the Company’s proposal.
On October 1, 2020, Mr. Kelley had a discussion with Mr. Geiser regarding the governance term sheet and requested specific counterproposals with respect to the governance items deemed unacceptable by Juniper.
On October 2, 2020, representatives of Juniper provided a revised draft of the governance term sheet to the Company. Juniper’s revised draft reflected, among other things, (i) an initial Board size of eight members, with Juniper having a right to increase the size to nine members so long as it holds at least 40% of the Company’s shares and so long as one of its five designees is not affiliated with or employed by Juniper if it owns 50% or less, but at least 40%, of the Company’s shares; (ii) the removal of the committee composition requirements; (iii) Juniper’s obligation to vote for Board nominees would apply only to the election of directors at the 2021 annual meeting; and (iv) the removal of the Board supermajority vote provisions.
On October 4, 2020, the Board held a telephonic meeting with Management and representatives of each of Kirkland and Evercore in attendance. Management provided an update regarding the ongoing financial and operational due diligence being conducted by the Company on the Rocky Creak assets. Following this update, the Board discussed the revised terms of the governance term sheet provided by Juniper on October 2, 2020.
On October 4, 2020, the Company provided its response to Juniper’s governance term sheet, which generally communicated an agreement to Juniper’s proposed terms in its October 2, 2020 draft of the governance term sheet.

On October 5, 2020, Management discussed the Company’s response to the governance term sheet with representatives of Juniper and potentially implementing an “up-C” structure in connection with the potential transactions. Additionally, Mr. Kelley and Mr. Geiser discussed their views on valuation of the Rocky Creek assets and equity price as compared to the Company’s trading price.
On October 8, 2020, in advance of providing a revised draft of the SPA, including revisions necessary to convert the SPA to a contribution agreement to reflect the implementation of the “up-C” structure, representatives of Bracewell provided Kirkland with an issues list. On October 12, 2020, representatives of each of the Company, Juniper, Bracewell and Kirkland discussed remaining issues, including whether or not an “up-C” structure would be utilized. In addition, based on Management’s confidence, which was driven by the fact that the transactions would reduce the Company’s leverage, the Company and Juniper agreed to seek an amendment to the revolving credit facility after execution of the transaction agreements (and prior to closing) to avoid any undue delay, but the parties agreed to seek an executed amendment to the second lien term loan prior to execution of the transaction agreements. Representatives of Bracewell noted that Bracewell would prepare initial drafts of the documents necessary to implement the “up-C” structure, which would include an amended and restated partnership agreement for the Partnership (defined previously as the A&R Partnership Agreement) and a certificate of designation (defined previously as the Articles of Amendment and sometimes referred to herein as the Certificate of Designation) to provide Juniper Capital with voting rights at the Company through ownership of a newly designated series of Preferred Stock (defined previously as the Series A Preferred Stock). Separately, representatives of Bracewell indicated Juniper’s desire to enter into a tax receivable agreement as part of the “up-C” structure.
On October 9, 2020, representatives of each of the Company’s tax advisors, Kirkland and Bracewell discussed various tax matters relating to the “up-C” structure.
Also on October 9, 2020, in advance of providing a revised draft of the Asset Purchase Agreement, including revisions necessary to convert the Asset Purchase Agreement to a contribution agreement to reflect the implementation of the “up-C” structure, representatives of Willkie provided Kirkland with an issues list. On October 13, 2020 representatives of each of the Company, Juniper, Willkie and Kirkland discussed the issues list provided by Willkie.
On October 13, 2020, representatives of each of the Company’s tax advisor, Kirkland and Management discussed the benefits and drawbacks of a tax receivable agreement on the Company and its shareholders. Following this discussion, Messrs. Geiser, Henke and Kelley met to discuss open commercial issues, and Juniper agreed to withdraw its request for a tax receivable agreement.
On October 14, 2020, representatives of Bracewell provided an initial draft of the A&R Partnership Agreement and the Articles of Amendment. The A&R Partnership Agreement and Articles of Amendment provided the mechanics for the redemption and exchange of the Common Units (and corresponding shares of Series A Preferred Stock) for Common Stock at any time by Juniper following 180 days after the closing of the transactions. In addition, the Articles of Amendment set forth the rights of the Series A Preferred Stock, including Juniper’s director designation rights as reflected in the governance term sheet provided by Juniper on October 2, 2020.
On October 15, 2020, representatives of Bracewell provided a draft of the Contribution Agreement (previously called the SPA), which reflected, among other things, the mechanics required for the “up-C” reorganization, and an initial draft of a limited guarantee to be provided by Juniper Capital (defined previously as the Limited Guarantee). The Contribution Agreement also included the re-insertion of Juniper’s right to receive a termination fee in certain instances, including the tail termination fee, and the right to receive an expense reimbursement in the event the Company does not receive shareholder approval of the share issuance and, alternatively, in the event of the consummation of the potential transactions. Juniper proposed a termination fee equal to $7.5 million, or approximately 5% of its equity investment, with the expense reimbursement in the event of a termination of the Contribution Agreement being capped at an unspecified amount and, in the event of a closing, uncapped. The Contribution Agreement also contemplated that the Company would obtain an amendment to the second lien term loan prior to or concurrently with the execution of the Contribution Agreement, but the entry into an amendment to the revolving credit facility would be a condition to closing. Additionally, on October 15, 2020, Kirkland provided an initial draft of the Investor Agreement, reflecting the terms of the governance term sheet provided by the Company on October 4, 2020.
On October 16, 2020, representatives of Willkie provided a draft of the Asset Agreement (previously called the Asset Purchase Agreement), which reflected, among other things, the mechanics required for the “up-C” reorganization and Rocky Creek receiving Common Units in exchange for the Partnership’s acquisition of certain assets from Rocky Creek.

Between October 16 and October 31, 2020, representatives of each of Bracewell, Willkie and Kirkland exchanged multiple drafts of, and held multiple conference calls to discuss, the transaction documents, and to address the remaining open legal issues, including the scope of the interim operating covenants, disclosure thresholds, the composition of Board committees, and Juniper’s director designation rights.
The Board held telephonic meetings on October 16, 2020 and October 19, 2020 during which Management updated the Board on the status of discussions relating to the amendment to the second lien term loan and discussed the scope of the financial analyses to be provided by the Company’s financial advisors, including the delivery of an opinion by one or more of its financial advisors.
On October 27, 2020, representatives of each of the Company, Juniper, Bracewell and Kirkland discussed and resolved certain open matters on the schedules to the Contribution Agreement and discussed certain due diligence matters, including with respect to environmental and litigation matters.
On October 30, 2020, Messrs. Henke and Kelley met with Mr. Geiser to discuss certain open commercials issues, including the valuation for the transactions contemplated by the Contribution Agreement, the valuation for the transactions contemplated by the Asset Agreement, and expense reimbursement. Messrs. Henke and Kelley communicated the need for a premium to market price for Juniper’s cash equity investment given the recent decrease in the Company’s trading price.
On October 30, 2020, the Board held a telephonic meeting with Management and representatives of each of Kirkland, Evercore, RBCCM and Truist Securities present. At the meeting, Management updated the Board on the status of negotiations with Juniper and the negotiation of the amendment to the second lien term loan. Representatives of each of Evercore, RBCCM and Truist Securities then presented to the Board their respective preliminary financial analyses. Representatives of Kirkland presented the material terms of the transaction documents, including a discussion regarding the “up-C” reorganization. The Board then discussed expectations regarding the timing of the potential transactions and the potential benefits and drawbacks of the potential transactions.
On November 2, 2020, the Company’s stock price closed at $7.74 per share of Common Stock. Shortly after the markets closed on November 2, 2020, Messrs. Henke and Kelley met with Mr. Geiser to discuss remaining outstanding commercial issues relating to the transactions and both the Company and Juniper engaged in negotiations relating to the valuation of the Common Units on one hand and the value of the Rocky Creek assets on the other. Mr. Geiser reiterated that most equity offerings are done at a discount to the common stock trading price, but given the quality of the asset base and recent pullback in the equity price, he was willing to do the transaction at a slight premium. After further negotiation, Messrs. Henke and Kelley on one hand and Mr. Geiser on the other, agreed to a value of $8.75 per Common Unit relating to the cash contribution of $150,000,000, representing a 13% premium to the closing share price on November 2, 2020, and that Rocky Creek receive 4,959,000 Common Units in connection with the Rocky Creek transaction, at a price per Common Unit equal to $7.74, which reflected a valuation equal to $38,382,660. Messrs. Henke and Kelley also agreed to an expense reimbursement cap, and an uncapped expense reimbursement in the event a closing occurs.
On November 2, 2020, the Board held a special telephonic meeting to consider the transactions, with Management and representatives of each of Kirkland, Gibson Dunn, Evercore, RBCCM and Truist Securities in attendance. Management reviewed the negotiations with respect to the amendment to the second lien term loan that had occurred to date, and then representatives of each of RBCCM and Truist Securities presented to the Board their respective updated financial analysis summarized below under “—Financial Analyses of the Company’s Financial Advisors.” Representatives of Kirkland then provided an overview of the final terms of the transaction documents and an update on the material changes since the Board meeting held on October 30, 2020. Representatives of Gibson Dunn then provided an overview of the terms of the amendment to the second lien term loan. The Board discussed the expected benefits of a transaction with Juniper, including among others, the fact that the transactions would (i) provide additional liquidity and (ii) extend the maturity of the Company’s second lien term loan by two years and reduce overall interest expense.
Representatives of Evercore then presented its updated financial analysis summarized below under “—Opinion of Evercore Relating to the Asset Agreement” and “—Financial Analyses of the Company’s Financial Advisors—Evercore’s Financial Analyses Relating to the Contribution Agreement.” At the request of the Board, Evercore rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated November 2, 2020, to the effect that, as of that date and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the approximately 24% equity pro forma equity ownership represented by the Purchased Securities to be issued to Rocky Creek under the Asset Agreement (before giving effect to the private placement under the Contribution Agreement), was fair, from a financial point of view, to the Company. Evercore was not requested to, and did not, express an opinion regarding the private placement contemplated by the Contribution Agreement. The Board considered numerous factors in evaluating the transactions, including those described under

“—Reasons for the Transactions.” Management discussed the proposed resolutions for the Board to consider in approving the transactions. Following discussion and questions by the Board, the Board unanimously determined that the transaction agreements and the transactions and all other transaction documents, including those in connection with the “up-C” reorganization, and the respective terms thereof, were in the best interest of, and advisable to, the Company and its shareholders, and authorized, approved and declared advisable the transaction documents and the transactions contemplated by the transaction documents, and recommended to the shareholders of the Company to approve the share issuance in connection with the transactions and related change in control.
Later in the day and into the evening of November 2, 2020, the parties continued to finalize the transaction documents. Late in the evening of November 2, 2020, the Company, the Partnership, and JSTX executed and delivered the Contribution Agreement, Juniper Guarantor executed and delivered the Limited Guarantee, the Company executed and delivered the Second Lien Credit Agreement Amendment and the Company, the Partnership and Rocky Creek executed and delivered the Asset Agreement.
Before markets opened on November 3, 2020, the Company issued a press release announcing the Transactions.
Reasons for the Transactions; Recommendation of the Board
At a meeting on November 2, 2020, our Board of Directors, by unanimous vote, (i) determined that the Transaction Agreements and the Transactions were advisable and in the best interests of the Company and its shareholders, (ii) approved the Transaction Documents and the Transactions and (iii) determined to recommend that the holders of Common Stock vote to approve the Nasdaq Proposals. In reaching its determinations, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Transactions, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Board’s reasons for the Transactions and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 38 of this proxy statement.
The Board considered a number of factors pertaining to the Transactions as generally supporting its decision to enter into the Transaction Agreements and the Transactions contemplated thereby, including but not limited to, the following material factors:
•
Business and Financial Condition and Prospects. The Board’s knowledge of the Company’s business, operations, financial condition, earnings and prospects and of the Contributed Assets, taking into account the results of due diligence review of the Contributed Assets undertaken by the Company’s management.

•
Substantial Improvements to the Company’s Balance Sheet and Increased Liquidity. The Transactions will result in the extension of the maturity under the Second Lien Credit Agreement from September 2022 to September 2024 and are expected to increase liquidity under the RBL and reduce fixed interest expense significantly. The Transactions also position the Company for potential future consolidation opportunities and allow the Company to better weather volatile commodity prices.

•
The Equity Transaction Includes a Premium and Is Backed by A Parent Guarantee. The Capital Contribution of $150,000,000 is valued at $8.75 per share (of Common Stock issuable upon the redemption or exchange of the Purchased Securities to be issued pursuant to the Equity Transaction), which represents a 13% premium per share over the closing price of the Common Stock on November 2, 2020 (the trading day immediately prior to the announcement of the Transactions). Additionally, the Juniper Guarantor, pursuant to the Limited Guarantee, is guaranteeing the obligations of JSTX under the Contribution Agreement, including the payment of the Capital Contribution.

•
Expansion in the Eagle Ford with Complementary Assets. The Contributed Assets complement the Company’s existing assets and add production, cash flow and additional drilling locations without an increase in debt. The Asset Transaction will expand the Company’s footprint in the Eagle Ford and is expected to allow for longer laterals, lower per unit operating expenses, and increase the number of wells per pad, all with no anticipated increase to general and administrative expenses.

•
Opinion of Evercore Relating to the Asset Agreement. The Board’s receipt of Evercore’s oral opinion to the Board (confirmed in writing later that day) that, as of November 2, 2020, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the Asset Contribution Pro Forma Equity Percentage is fair, from a financial point of view, to the Company, as more fully described in the section entitled “—Opinion of Evercore Relating to the Asset Agreement.” The full text of the written opinion of Evercore is attached as Annex F to this proxy statement.
•
Financial Analyses of RBC Capital Markets, LLC. The delivery by RBCCM of the RBCCM Materials on November 2, 2020 to the Board, as more fully described in the section entitled “—Financial Analyses of the Company’s Financial Advisors—Financial Analyses of RBC Capital Markets, LLC.”

•
Financial Analyses of Truist Securities. The Board considered the financial analyses with respect to the Company reviewed and discussed with the Board by representatives of Truist Securities, on November 2, 2020, as more fully described in the section entitled “—Financial Analyses of the Company’s Financial Advisors—Financial Analyses of Truist Securities.”

•
Terms of the Transaction Agreements; Ability to Pursue, Consider and Respond to Company Alternative Proposals. The terms of the Transaction Agreements, principally the fact that the Company is not prohibited from soliciting alternative proposals and is permitted to respond to and negotiate unsolicited proposals, subject to providing notice to Juniper, and the provisions granting the Board the right to make a Change in Recommendation if the Board makes a good faith determination that the failure to make a Change in Recommendation would be inconsistent with its fiduciary duties under applicable law, and the Board’s belief that the aggregate termination fee of $9,419,133 payable in the event that JSTX or Rocky Creek, as applicable, terminates the Transaction Agreements as a result of such Change in Recommendation was reasonable.

•	Shareholder Approval. The fact that the Company’s shareholders will have the opportunity to vote on the Nasdaq Proposals, which is a condition precedent to the Transactions.
The Board was also aware of and considered a variety of uncertainties and risks and other potentially negative factors in its deliberations concerning the Transaction Agreements and the Transactions, including, but not limited to, the following:
•
Business Disruption Resulting from the Transactions. The possibility that the announcement and pendency of the Transactions could result in the disruption of the Company’s business, including the possible diversion of management and employee attention, potential employee attrition and potential adverse effects on the Company’s business relationships.

•
Risks and Costs Associated with Failure to Complete the Transactions. The possibility that the Transactions may not be completed, or that completion may be unduly delayed, for reasons beyond the control of the Company and Juniper, including the possibility that the Company’s shareholders may not approve the Transactions, which could result in significant costs. The Board noted the fact that, if the Transactions are not completed, (i) the Company will have incurred significant risk, transaction expenses and opportunity costs, (ii) depending on the circumstances that caused the Transactions not to be completed, it is possible that the price of our Common Stock will decline, potentially significantly and (iii) the market’s perception of the Company’s prospects could be adversely affected.

•
Significant Stock Issuance. The potential impact on the market price of the Company’s Common Stock as a result of the larger amount of outstanding equity as a result of the issuance of the Purchased Securities to JSTX and Rocky Creek.

•
Change of Control. The fact that, following the closing of the Transactions, Juniper would own a majority of our voting power and would have the ability to designate a majority of the directors on the Board and otherwise control the Company. Based on the terms of the Transaction Agreements and assuming no adjustments to the number of Purchased Securities to be issued to Rocky Creek pursuant to the Asset Agreement, existing Penn Virginia shareholders would only own approximately 41% of the combined Company.

•
Termination Fee and Expense Reimbursement; Restrictions on the Company’s Operations. The possibility that the aggregate termination fees of $9,419,133, payable by the Company in connection with a termination of the Transaction Agreements under certain circumstances, could have the effect of discouraging alternative proposals or reducing the price of such proposals, despite being within the range of such fees normally seen in similar transactions, and the fact that the Company may be required to pay to Juniper the expense reimbursement of $2,826,000 (plus up to $1,000,000 in fees and expenses incurred by Juniper to enforce the payment of the expense reimbursement) under certain circumstances, including if the Transaction Agreements are terminated because the Company’s shareholders do not vote to approve the Transactions. The Board also considered the restrictions on the conduct of the Company’s business under the Transaction Agreements that will be in effect during the period between the signing of the Transaction Agreements and the Closing.

•
Closing Conditions. The fact that the completion of the Transactions requires obtaining an amendment to the RBL and the satisfaction of other closing conditions that are not within the Company’s control.

•	No Appraisal Rights. The fact that appraisal rights would not be available under applicable law in connection with the Transactions.
•	Litigation Risk. The potential of litigation from shareholder suits in connection with the Transactions, which could distract Company management.
•
Other Risk. The risks of the type and nature described under “Risk Factors,” many of which are outside of the Company’s control, and the matters described under “Cautionary Note Regarding Forward-Looking Statements.”

In addition, the Board was aware of and considered the interests that certain of the Company’s directors and executive officers have with respect to the Transactions that differ from, or are in addition to, their interests as shareholders of the Company, as described in the section entitled “The Transactions—Interests of Certain Persons in the Transactions” for more information.
The Board conducted discussions of, among other things, the factors described above, including asking questions of the Company’s management and its legal and financial advisors. The Board concluded that the potential benefits that it expected the Company and its shareholders to achieve as a result of the Transactions outweighed the potentially negative factors associated with the Transactions. Accordingly, the Board unanimously determined that the Transaction Agreements and the Transactions contemplated thereby and the issuance of the Purchased Securities to JSTX and Rocky Creek were advisable and in the best interests of the Company and its shareholders.
The Board unanimously recommends that the Company’s shareholders vote “FOR” the Issuance Proposal, “FOR” the Change of Control Proposal and “FOR” the Adjournment Proposal. Note that a vote against either of the Nasdaq Proposals will, in effect, be a vote against both Proposals and the Transactions as a whole.
Opinion of Evercore Relating to the Asset Agreement
The Company retained Evercore to act as financial advisor to the Company in connection with the Transactions and, as part of that engagement, requested Evercore to render an opinion described below with respect to the contribution of the Contributed Assets pursuant to the Asset Agreement (the “Asset Contribution”). On November 2, 2020, at a meeting of the Board and at the request of the Board, Evercore rendered its oral opinion to the Board (confirmed in writing later that day) that, as of November 2, 2020, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the Asset Contribution Pro Forma Equity Percentage is fair, from a financial point of view, to the Company. For this purpose, the term “Asset Contribution Pro Forma Equity Percentage” means the pro forma percentage of outstanding Common Stock represented by the Purchased Securities to be issued to Rocky Creek under the Asset Agreement, before giving effect to the private placement under the Contribution Agreement. Evercore was not requested to, and did not, express an opinion regarding the private placement under the Contribution Agreement.
The full text of the written opinion of Evercore, dated as of November 2, 2020, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached hereto as Annex F. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board in connection with its evaluation of the fairness of the Asset Contribution Pro Forma Equity Percentage, from a financial point of view, to the Company, and did not address any other aspects or implications of the Asset Contribution or any other Transaction. Evercore’s opinion should not be construed as creating any fiduciary duty on Evercore’s part to any party and such opinion was not intended to be, and does not constitute, a recommendation to the Board or to any other persons in respect of the Asset Contribution or any other Transaction, including as to how any common shareholder of the Company should act or vote in respect of the Asset Contribution or any other Transaction. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex F.
In connection with rendering its opinion and performing its related financial analysis, Evercore, among other things:
(i)
Reviewed certain publicly available business and financial information relating to the Company that Evercore deemed to be relevant, including filings with the SEC and publicly available research analysts’ estimates;

(ii)	Reviewed certain publicly available business and financial information relating to the Contributed Assets that Evercore deemed to be relevant;

(iii)	Reviewed certain non-public historical and projected financial and operating data relating to the Company prepared by the Company and furnished to Evercore by management of the Company;
(iv)	Reviewed certain non-public historical and projected financial and operating data relating to the Contributed Assets prepared by Rocky Creek and furnished to Evercore by management of the Company;
(v)
Reviewed certain non-public historical and projected financial and operating data relating to the Company as adjusted by the management of the Company and furnished to Evercore by management of the Company;

(vi)
Discussed past and current operations, financial and operational projections and current financial condition of the Company and the Contributed Assets with management of the Company (including their views on the risks and uncertainties of achieving those projections);

(vii)	Reviewed and discussed with management of the Company reports and other information regarding the Company’s proved developed producing and undeveloped reserves;
(viii)	Reviewed and discussed with management of the Company reports and other information regarding the Contributed Assets’ proved developed producing and undeveloped reserves;
(ix)	Reviewed the reported prices and the historical trading activity of the Company;
(x)	Compared the financial performance of the Company and the Contributed Assets with equity market trading multiples of certain other publicly-traded companies that Evercore deemed relevant;
(xi)
Compared the financial performance of the Company and the Contributed Assets and the valuation multiples implied by the Asset Contribution with those of certain historical transactions that Evercore deemed relevant;

(xii)	Reviewed the Asset Agreement dated as of November 2, 2020; and
(xiii)
Performed such other analyses and examinations, reviewed such other information and considered such other factors that Evercore deemed appropriate for purposes of providing the opinion expressed herein.

For the purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumes no liability therefor.
With respect to the projected financial data relating to the Company and the Contributed Assets referred to above, Evercore assumed that that data had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future competitive, operating and regulatory environments and related financial performance of the Company and the Contributed Assets under the alternative business assumptions reflected therein. Evercore expressed no view as to any projected financial data relating to the Company and the Contributed Assets or the assumptions on which they are based. Evercore expressed no view as to any reserve or resource data relating to the Company or the Contributed Assets or the assumptions on which they are based.
For purposes of rendering its opinion, Evercore assumed that any modification to the structure of the transaction will not vary in any respect material to its analysis. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Asset Contribution will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Asset Contribution or materially reduce the benefits of the Asset Contribution to the Company.
Evercore did not make, and did not assume any responsibility for making, any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company (including, without limitation, the oil and gas reserves associated with the Contributed Assets), and Evercore was not furnished with any such appraisals, nor did Evercore evaluate the solvency or fair value of the Company or of Rocky Creek under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was based upon information made available to it as of November 2, 2020 and financial, economic, market and other conditions as they exist and as can be evaluated on November 2, 2020. It is understood that developments subsequent to November 2, 2020 may affect its opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.
Evercore was not asked to pass upon, and has expressed no opinion with respect to, any matter other than the fairness to the Company, from a financial point of view, of the Asset Contribution Pro Forma Equity Percentage. Evercore does not express any view on, and its opinion does not address, the fairness, financial or otherwise, of the Asset Contribution to, or any consideration received in connection therewith by, the holders of any securities, creditors or other constituencies of the

Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether in connection with the Asset Contribution or otherwise. Evercore expressed no opinion to the price at which the Company Common Stock will trade at any time, nor did it express any opinion as to what the actual value of the Company Common Stock will be at the consummation of the Asset Contribution.
Evercore’s opinion did not address the relative merits of the Asset Contribution as compared to other business or financial strategies or opportunities that might be available to the Company, nor did it address the underlying business decision of the Company to engage in the Asset Contribution or any other Transaction.
Evercore’s opinion does not constitute a recommendation to the Board or to any other persons in respect of the Asset Contribution, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Asset Contribution or any other Transaction. For the avoidance of doubt, Evercore has not been asked to pass upon, and expresses no opinion with respect to the private placement of Purchased Securities pursuant to the Contribution Agreement, which is one of the conditions to consummating the Asset Contribution. Furthermore, the Asset Contribution Pro Forma Equity Percentage does not give effect to the issuance of any Purchased Securities pursuant to such private placement. Evercore is not a legal, regulatory, accounting or tax expert, and assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
Evercore’s opinion was only one of many factors considered by the Board in its evaluation of the Asset Contribution and the other Transactions and should not be viewed as determinative of the views of the Board with respect to the Asset Contribution or any other Transaction.
The following is a brief summary of the material financial and comparative analyses that Evercore deemed to be appropriate for the type of transaction represented by the Asset Contribution and that were reviewed with the Board in connection with delivering Evercore’s opinion. The summary of Evercore’s financial analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.
The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Evercore’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Evercore’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Evercore’s analyses and reviews.
Valuation of the Company
Net Asset Value Analysis
Evercore calculated the net present value of estimates of future after-tax cash flows based on the reserve report projections as of August 1, 2020 provided by the Company’s management team (the “Company Reserve Report”). Evercore evaluated two pricing scenarios in which the principal variables were oil and natural gas prices. One scenario was based on the NYMEX oil and natural gas strip pricing as of November 2, 2020 (“NYMEX Strip Pricing”), which was used for five years and held flat thereafter. Benchmark prices for the other scenario were based on Bloomberg research consensus pricing as of November 2, 2020 (“Research Consensus Pricing”), which was used for five years and held flat thereafter. Evercore selected discount rates ranging from 8%-30% depending on the determined risk profile of the reserve categories. Applying the various discount rates depending on the reserve category to the after-tax cash flows of the proved and non-proved reserve estimates, adjusting for the present value of the future estimated effects of the Company’s non-drilling capital expenditures, hedging and general and administrative expenses, adjusting for the Company’s net working capital balance as of August 1, 2020, and subtracting the Company’s net debt as of August 1, 2020, Evercore calculated the following implied post-tax equity value and implied post-tax equity value per share for the Company based on the Company Reserve Report:
	NYMEX Strip Pricing		Research Consensus Pricing
	Low	High	Low	High
Implied After-Tax Equity Value ($MM)	$(72)	$20	$253	$452
Implied After-Tax Equity Value Per Share	$(4.65)	$1.30	$16.37	$29.22

Precedent M&A Transactions
Evercore reviewed selected publicly available information for oil and gas property transactions announced between January 2019 and November 2020 involving assets that Evercore deemed to have certain characteristics that are similar to those of certain of the Company’s assets including, but not limited to, location, commodity weighting, reserve life, asset type, commodity price environment, development level, and relative size. Evercore noted, however, that none of the selected transactions or the selected companies that participated in the selected transactions were directly comparable to the Company.
Selected Transactions
Date	Buyer	Seller
18-Aug-20	Ensign Natural Resources	Newpek
21-Feb-20(1)	Magnolia Oil & Gas	Undisclosed
7-Nov-19	Repsol	Equinor
6-Nov-19(1)	Marathon Oil	Rocky Creek Resources
6-May-19(1)	Magnolia Oil & Gas	Titanium Exploration Partners
6-May-19	Ensign Natural Resources	Pioneer
(1)	Key Transaction
Applying the range of these metrics to the Company yielded a value range of $486 million to $729 million. After adjusting for the Company’s net working capital balance as of August 1, 2020 and subtracting the Company’s net debt as of August 1, 2020, Evercore determined an implied equity value per share range of ($3.91) per share to $11.79 per share.
Evercore also reviewed selected publicly available information for oil and gas corporate merger transactions announced between January 2019 and November 2020 and selected six transactions involving companies that Evercore deemed to have certain characteristics that are similar to those of the Company. However, Evercore noted that none of the selected transactions were directly comparable to the Asset Contribution and none of the companies participating in the selected transactions were directly comparable to the Company. Evercore applied relevant transaction multiples ranging from 3.0x to 4.0x 2021 estimated earnings before interest, taxes and depreciation and amortization, and exploration expense (“EBITDAX”) and $20,000x to $27,500x current production as of September 30, 2020 to determine a selected asset value range of $621 million to $835 million. After adjusting for the Company’s net working capital balance as of August 1, 2020 and after subtracting the Company’s net debt as of August 1, 2020, Evercore determined an implied equity value per share range of $4.81 per share to $18.61 per share.
Public Company Trading Analysis
Evercore performed a peer group trading analysis of the Company by reviewing and comparing the market values and trading multiples of the following companies that Evercore deemed to have certain characteristics that are similar to the Company, based on size, asset base and production characteristics:
•	Magnolia Oil & Gas Corp.
•	Laredo Petroleum, Inc.
•	Enerplus Corp.
•	SilverBow Resources, Inc.
•	Bonanza Creek Energy, Inc.
•	Earthstone Energy, Inc.
Although the peer group was compared to the Company for purposes of this analysis, no company used in the peer group analysis is identical or directly comparable to the Company. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC, peer group company websites and equity research analyst estimates.
For each of the peer group companies, Evercore calculated the following trading multiples:
•	Enterprise value/2021E EBITDAX, which is defined as enterprise value, divided by EBITDAX for the calendar year 2021;
•	Enterprise value/2021E production, which is defined as enterprise value divided by estimated 2021E average daily production; and

The reference range of each of the multiples is set forth below.
Public Company Trading Analysis
Median
EV/2021E EBITDAX	3.1x
EV/2021E Production ($/barrel of oil equivalent per day)	$17,160x
Based on the results of this analysis, Evercore selected multiples reference ranges of 2.50x - 3.25x for the Company’s EV/2021E EBITDAX, $17,500x - $25,000x EV/2021E Production ($/barrel of oil equivalent per day) respectively.
Evercore applied the relevant multiples to the Company forecasts for projected 2021 EBITDAX and projected 2021 average daily production for the Company to determine a value range of $526 million to $703 million. After adjusting for the Company’s net working capital balance as of August 1, 2020 and after subtracting the Company’s net debt as of August 1, 2020, Evercore determined an implied equity value per share range of ($1.31) per share to $10.08 per share.
Valuation of the Contributed Assets
Net Asset Value Analysis
Evercore calculated the net present value of estimates of future pre-tax cash flows based on the reserve report projections as of August 1, 2020 provided by Rocky Creek’s management team (the “Rocky Creek Reserve Report”), as adjusted in the manner directed by the Company’s management team. Evercore evaluated two pricing scenarios in which the principal variables were oil and natural gas prices. One scenario was based on the NYMEX Strip Pricing as of November 2, 2020. Benchmark prices for the other scenario were based on Research Consensus Pricing as of November 2, 2020. Evercore selected discount rates ranging from 10%-25% depending on the determined risk profile of reserve categories. Applying the various discount rates depending on the reserve category to the before-tax cash flows of the proved reserve estimates, Evercore calculated the following implied pre-tax equity value for the Contributed Assets based on the Rocky Creek Reserve Report:
	NYMEX Strip Pricing		Research Consensus Pricing
	Low	High	Low	High
Implied Pre-Tax Asset Value ($MM)	$23	$35	$63	$82
Precedent M&A Transactions
Evercore reviewed selected publicly available information for oil and gas property transactions announced between January 2019 and November 2020 involving assets that Evercore deemed to have certain characteristics that are similar to those of the Contributed Assets, including, but not limited to, location, commodity weighting, reserve life, asset type, commodity price environment, development level, and relative size.
Selected Transactions
Date	Buyer	Seller
18-Aug-20	Ensign Natural Resources	Newpek
21-Feb-20(1)	Magnolia Oil & Gas	Undisclosed
7-Nov-19	Repsol	Equinor
6-Nov-19(1)	Marathon Oil	Rocky Creek Resources
6-May-19(1)	Magnolia Oil & Gas	Titanium Exploration Partners
6-May-19	Ensign Natural Resources	Pioneer
(1)	Key Transaction
Based on the results of this analysis, Evercore selected a multiples reference range of $15,000x - $25,000x for the Contributed Assets’ current production for the month of August 2020 ($/barrel of oil equivalent per day). Applying the range of these metrics to the Contributed Assets yielded an asset value range of $14 million to $23 million.
Public Company Trading Analysis
Evercore performed a peer group trading analysis of the Contributed Assets by reviewing and comparing the market values and trading multiples of the following three companies that Evercore deemed to have certain characteristics that are similar to the Contributed Assets, based on size, asset base and production characteristics:
•	Magnolia Oil & Gas Corp.
•	Laredo Petroleum, Inc.

•	Enerplus Corp.
•	SilverBow Resources, Inc.
•	Penn Virginia Corp.
•	Bonanza Creek Energy, Inc.
•	Earthstone Energy, Inc.
Although the peer group was compared to the Contributed Assets for purposes of this analysis, no company used in the peer group analysis is identical or directly comparable to the Contributed Assets. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC, peer group company websites and equity research analyst estimates.
For each of the peer group companies, Evercore calculated the following trading multiples:
•	Enterprise value/2021E EBITDAX, which is defined as enterprise value, divided by EBITDAX for the calendar year 2021;
•	Enterprise value/2021E production, which is defined as enterprise value divided by estimated 2021E average daily production; and
The reference range of each of the multiples is set forth below.
Public Company Trading Analysis
Median
EV/2021E EBITDAX	2.9x
EV/2021E Production ($/barrel of oil equivalent per day)	$17,967x
Based on the results of this analysis, Evercore selected multiples reference ranges of 2.25x - 3.00x for the Contributed Assets’ EV/2021E EBITDAX, $15,000x - $22,500x EV/2021E Production ($/barrel of oil equivalent per day) respectively.
Evercore applied the relevant multiples to Rocky Creek’s forecasts for the Contributed Assets for projected 2021 EBITDAX and projected 2021 average daily production to determine a selected asset value range of $50 million to $68 million.
Relative Implied Pro Form Equity Ownership Analysis
Evercore compared the results for the Company to the results for the Contributed Assets with respect to the net asset value analyses, public trading multiples, and precedent M&A transactions described above. Using those results, Evercore compared the highest equity value for the Company to the highest equity value for the Contributed Assets, as well as the lowest equity value for the Company to the lowest equity value for the Contributed Assets. The Asset Contribution Pro Forma Equity Percentages for the Contributed Assets resulting from this analysis (in each case rounded to the nearest 1%) were:
Implied Asset Contribution Pro Forma Equity Ownership Percentages
	Low	High
Net Asset Value Analysis at NYMEX Strip Pricing	63%	100%
Net Asset Value Analysis at Research Consensus Pricing	15%	20%
Precedent M&A Transactions	11%	100%
Public Company Trading Analysis	30%	100%
The resulting implied Asset Contribution Pro Forma Equity Percentages were compared to the Asset Contribution Pro Forma Equity Percentage contemplated by the Asset Agreement of 24%.
Miscellaneous
In arriving at its opinion, Evercore did not draw, in isolation, conclusions from or with regard to any factor or analysis considered by it. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. The order of the analyses and reviews described in the summary above and the results thereof do not represent the relative importance or weight given to these analyses and reviews by Evercore. Considering selected portions of the analyses and reviews in the summary set forth above, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Evercore’s opinion. Evercore may have considered various assumptions more or less probable than other assumptions, so the range of valuations and implied Asset Contribution Pro Forma Equity Percentages resulting from any particular analysis should therefore not be taken to represent Evercore’s view of the value of the Company or the Contributed Assets.
For purposes of its analyses and reviews, Evercore considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, Rocky Creek and their respective advisors. No company or business used in Evercore’s analyses and reviews as a comparison is identical to the Company or the Contributed Assets, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Evercore’s analyses and reviews. The estimates contained in Evercore’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results or values are materially different from those contained in such estimates.
Pursuant to the terms of Evercore’s engagement, Evercore provided the Company with financial advisory services in connection with evaluating strategic and financial alternatives, including, but not limited to, a merger, acquisition, joint venture, investment, sale of all or part of the equity, business, or assets of the Company and other significant corporate transactions. As part of that engagement, the Company board requested that Evercore evaluate the fairness, from a financial point of view, of the Asset Contribution Pro Forma Equity Percentage to the Company. Under the terms of Evercore’s engagement letter with the Company dated September 21, 2020, which was amended on October 15, 2020, the Company has agreed to pay Evercore certain fees for its services in connection with its engagement, including a monthly retainer fee and an opinion fee upon delivery of an opinion (regardless of the conclusion reached in that opinion).
In addition, the Company has agreed to reimburse Evercore for its reasonable out-of-pocket expenses (including legal fees, expenses and disbursements, up to a cap of $125,000) incurred in connection with its engagement and to indemnify Evercore and any of its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of Evercore’s engagement, any services performed by Evercore in connection therewith or any transaction contemplated thereby.
In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, Rocky Creek and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.
The issuance of Evercore’s opinion was approved by an opinion committee of Evercore.
The Company board engaged Evercore to act as a financial advisor to the Company based on the quality of Evercore’s presentation to the Company board, its strong track record with respect to recent merger and acquisition and divestiture transactions involving E&P companies, its knowledge of the oil and gas industry and its demonstrated expertise in advising on strategic transactions. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.
Financial Analyses of the Company’s Financial Advisors
Financial Analyses of Evercore Relating to the Contribution Agreement
In addition to the financial analyses described above in “—Opinion of Evercore Relating to the Asset Agreement,” Evercore prepared certain financial analyses relating to the Capital Contribution contemplated by the Contribution Agreement, which Evercore presented to the Board on November 2, 2020. In performing these financial analyses, Evercore engaged in the reviews, discussions and comparisons enumerated in “—Opinion of Evercore Relating to the Asset Agreement.” These financial analyses were prepared at the request of the Company’s management pursuant to Evercore’s engagement letter with the Company dated September 21, 2020, as amended.
Evercore was not requested to, and did not, express an opinion regarding the private placement under the Contribution Agreement. Accordingly, the presentation and analyses performed on the Capital Contribution alone or together with other analyses presented to the Board (collectively, the “Evercore Contribution Agreement Analyses”) do not constitute an opinion from Evercore with respect to the Transactions. The Evercore Contribution Agreement Analyses do not constitute, and are not intended to represent any view or opinion as to (a) the fairness, from a financial point of view or otherwise, of the contemplated Transactions, any aspect, term or implication of the financial aspects of the Transactions to the Company, shareholders or to any other person, (b) the solvency or fair value of the Company or of Rocky Creek under any state or federal laws relating to bankruptcy, insolvency or similar matters, (c) the actual value of any Company equity when issued or distributed in the Transactions or the price or range of prices at which any Company equity, or any other securities of the Company may trade or otherwise be transferable at any time, including following announcement or consummation of the Transactions, or (d) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether in connection with the Contribution Agreement or otherwise.
The following is a brief summary of the material financial and comparative analyses that Evercore deemed to be appropriate for this type of transaction and that were reviewed with the Board. The summary of Evercore’s financial analyses described below is not a complete description of the analyses underlying its additional analysis of the Capital Contribution. The preparation of a financial analysis is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.
The Evercore Contribution Agreement Analyses should not be construed as creating any fiduciary duty on Evercore’s part to any party and such financial analyses are not intended to be, and do not constitute, a recommendation to the Board or to any other persons in respect of the Capital Contribution or any other Transaction, including as to how any common shareholder of the company should act or vote in respect of the Capital Contribution or any other Transaction. The Evercore Contribution Agreement Analyses did not address the relative merits of the Capital Contribution as compared to other business or financial strategies or opportunities that might be available to the Company, nor did those analyses address the underlying business decision of the Company to engage in the Capital Contribution or any other Transaction. Evercore is not a legal, regulatory, accounting or tax expert, and assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
Valuation of the Company
Net Asset Value Analysis
Evercore calculated the net present value of estimates of future after-tax cash flows based on the Company Reserve Report. Evercore evaluated two pricing scenarios in which the principal variables were oil and natural gas prices. One scenario was based on the NYMEX Strip Pricing as of November 2, 2020, which was used for five years and held flat thereafter. Benchmark prices for the other scenario were based on Research Consensus Pricing as of November 2, 2020, which was used for five years and held flat thereafter. Evercore selected discount rates ranging from 8%-30% depending on the determined risk profile of the reserve categories. Applying the various discount rates depending on the reserve category to the after-tax cash flows of the proved and non-proved reserve estimates, adjusting for the present value of the future estimated effects of the Company’s non-drilling capital expenditures, hedging and general and administrative expenses, adjusting for the Company’s net working capital balance as of August 1, 2020, and subtracting the Company’s net debt as of August 1, 2020, Evercore calculated the following implied post-tax equity value and implied post-tax equity value per share for the Company based on the Company Reserve Report:
	NYMEX Strip Pricing		Research Consensus Pricing
	Low	High	Low	High
Implied After-Tax Equity Value ($MM)	$(72)	$20	$253	$452
Implied After-Tax Equity Value Per Share	$(4.65)	$1.30	$16.37	$29.22
Pro Forma Change in Net Asset Value Analyses
Evercore compared the pro forma changes in equity value per share at NYMEX Strip Pricing and Research Consensus Pricing to the standalone Company’s implied equity value per share as a result of the Capital Contribution. Evercore selected discount rates ranging from 8%-30% depending on the determined riskiness of reserve categories. Applying the various discount rates depending on the reserve category to the after-tax cash flows of the proved and non-proved reserve estimates, adjusting for the present value of the future estimated effects of the Company’s non-drilling capital expenditures, hedging and general and administrative expenses, adjusting for the Company’s net working capital balance as of August 1, 2020, and subtracting the

Company’s net debt as of August 1, 2020, Evercore calculated the following implied post-tax equity value and implied post-tax equity value per share for the Company based on the Company Reserve Report:
	NYMEX Strip Pricing		Research Consensus Pricing
	Low	High	Low	High
Implied After-Tax Equity Value ($MM)	$59	$177	$400	$638
Implied After-Tax Equity Value Per Share	$1.56	$4.71	$10.65	$16.99
Net Asset Value Per Share and Operating Cash Flow Per Share Accretion/(Dilution) Analyses
Evercore performed accretion/(dilution) analysis on the pro forma Company’s Cash Flow Per Share (EBITDAX—Increase in Net Working Capital—Cash Interest Expense—Cash Taxes) and Net Asset Value Per Share at NYMEX Strip Pricing and Research Consensus Pricing pro forma for the result of the Capital Contribution. The results of these analyses are summarized in the following table:
	NYMEX Strip Pricing	Research Consensus Pricing
NAV Per Share Accretion/(Dilution)	NM*	(39%)
Cash Flow Per Share Accretion/(Dilution)	(51%)	(52%)
*	Not meaningful
Financial Analyses of RBC Capital Markets, LLC
On November 2, 2020, RBCCM presented certain financial analyses (the “RBCCM Materials”) to the Board in connection with the Transactions. The summary of the RBCCM Materials is set forth below.
The RBCCM Materials were provided for the benefit, information and assistance of the Board (in its capacity as such) in connection with its evaluation of the Transactions. The RBCCM Materials did not address the underlying business decision of the Company to engage in the Transactions (including the Reorganization), or the relative merits of any aspect of the Transactions (including the Reorganization) compared to any alternative business strategy or transaction that may be available to the Company or in which the Company might engage. The terms of the Transactions were determined solely through negotiations between the parties to the Transactions.
The RBCCM Materials do not constitute, and are not intended to represent (i) any view or opinion as to (a) the fairness, from a financial point of view or otherwise, of the contemplated Transactions or Reorganization, any aspect, term or implication of the financial aspects of the Transactions (including the Reorganization) to the Company, shareholders or to any other person, (b) the solvency or fair value of the Company, Rocky Creek, the combined Company, or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters, (c) the actual value of any Company equity when issued or distributed in the Transactions or the price or range of prices at which any Company equity, or any other securities of the Company may trade or otherwise be transferable at any time, including following announcement or consummation of the Transactions (including the Reorganization), (d) any legal, regulatory, tax, accounting and similar matters, as to which RBCCM understands that the Company has obtained such advice as it deems necessary from qualified professionals or (e) the fairness of the amount or nature of the compensation (if any) or other consideration to any officers, directors or employees of any party, or class of such persons, relative to the consideration to be paid pursuant to the Transactions, or (ii) any recommendation to the Company or any shareholder as to how the Company or any such shareholder should vote or act with respect to the Transactions or any proposal to be voted upon in connection with the Transactions or otherwise.
The information contained in the RBCCM Materials was obtained from the Company’s management or publicly available third-party sources. RBCCM assumed and relied upon the accuracy and completeness of all information that was reviewed by RBCCM, including all financial, legal, tax, accounting, operating and other information provided to, or discussed with RBCCM by, or on behalf of, the Company or Rocky Creek (including, without limitation, financial statements and related notes), and upon the assurance of the Company’s management and other representatives that they were not aware of any relevant information that had been omitted or that remained undisclosed to RBCCM. RBCCM did not assume responsibility for independently verifying, and did not independently verify, such information. RBCCM also assumed that the financial projections and other estimates and data that it was directed to utilize in its analyses, including estimates regarding certain tax attributes expected to result from the utilization of net operating loss carryforwards (“NOLs”), along with the estimated impact from the limitation on the use of such NOLs under Code Section 382, on each of a stand-alone and pro forma basis for the Transactions (collectively, “Tax Attributes”), and cost savings, and other benefits and costs, including the limitation of certain Tax Attributes anticipated by the Company’s management to be realized from the Transactions (collectively, the “Synergies”), were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company’s management as to the future financial performance of, and are a reasonable basis upon which to evaluate, the Company, the Contributed Assets, the potential Tax Attributes and Synergies, potential pro forma effects of the Transactions and other matters covered thereby (subject to the varying underlying future crude oil, natural gas and natural gas liquids (“NGLs”) commodity price assumptions) and RBCCM further assumed that the financial results reflected therein, including the Synergies, will be realized in the amounts and at the times projected (subject, in the case of projections, to the varying underlying future crude oil, natural gas and NGLs commodity price assumptions). RBCCM expressed no opinion as to any such financial projections, other estimates and data, crude oil, natural gas and NGLs industry and regulatory matters with respect thereto, and the potential impact thereof on each of the Company and the Contributed Assets, and RBCCM assumed that there will be no developments with respect to any of the foregoing that would be meaningful to its analyses.
RBCCM did not assume any responsibility to perform, and did not perform, an independent valuation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet, or otherwise) of or relating to the Company, Rocky Creek or any other entity and RBCCM has not been furnished with any such valuations or appraisals, other than the Resource Information (as defined herein). RBCCM did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of the Company, Rocky Creek or any other entity. RBCCM is not an expert in the evaluation of crude oil, natural gas and NGLs reserves, drilling or production levels and expressed no view as to the reserve quantities, or the development or production (including, without limitation, as to the feasibility or timing) of any crude oil, natural gas or NGLs reserves of the Company, Rocky Creek or otherwise. RBCCM expressed no view as to future crude oil, natural gas, NGLs and related commodity prices utilized in its analyses, which prices are subject to significant volatility and which, if different than as assumed, could have a material impact on its analyses.
The RBCCM Materials speak only as of the date thereof, are based on the conditions as they existed and information supplied or reviewed as of the date thereof, and is without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature which may exist or occur or may have existed or occurred after such date. RBCCM did not undertake any obligation to update, revise or reaffirm the RBCCM Materials for events occurring after the date thereof. As the Board was aware, the crude oil, natural gas and NGLs commodity markets, and the industries in which the Company and Rocky Creek operate, have experienced, and continued to experience, volatility and RBCCM expressed no opinion or view as to any potential effects of such volatility on the Company or Rocky Creek (or their respective businesses) or the Transactions (including the contemplated benefits thereof).
For the purposes of compiling the RBCCM Materials, RBCCM undertook such review, inquiries and analyses as it deemed necessary or appropriate under the circumstances, including the following:
•
RBCCM reviewed certain publicly available financial and other information, and certain historical operating data, relating to the Company made available to it from published sources and internal records of the Company;

•	RBCCM reviewed certain financial and other information, and certain historical operating data, relating to the Contributed Assets made available to it by the managements of Juniper and Rocky Creek;
•
RBCCM reviewed (i) financial projections and other estimates and data relating to (a) the Penn Virginia Projections (as defined below under “—Certain Projected Financial Information”), inclusive of Tax Attributes, prepared by the Company’s management, (b) the Rocky Creek Projections (as defined below under “—Certain Projected Financial Information”), provided by the managements of Juniper and Rocky Creek, as adjusted by the Company’s management and (c) the Combined Company Projections (as defined below under “—Certain Projected Financial Information”), inclusive of Synergies (together, the “Pro Forma Adjustments”), prepared by the Company’s management, (ii) certain crude oil, natural gas and NGLs resource information regarding proved and unproved crude oil, natural gas and NGLs resources and undeveloped resources of (a) the Company, prepared by the Company’s management (the “Company Resource Information”) and (b) the Contributed Assets, provided by the managements of Juniper and Rocky Creek, as adjusted by management of the Company (the “Rocky Creek Resource Information” and, together with the Company Resource Information, the “Resource Information”), which, in each case, included the discounting of categories of crude oil, natural gas and NGLs resources and undeveloped resources information by the Company’s management, as well as (iii) certain future crude oil, natural gas and NGLs commodity price assumptions, all of which financial projections and other estimates and data and crude oil, natural gas and NGLs resources and undeveloped resources information RBCCM was directed by management of the Company to utilize for purposes of preparing the RBCCM Materials; and

•
RBCCM conducted discussions with members of the senior management of the Company and the managements of each of Juniper and Rocky Creek relating to the respective businesses, prospects and financial outlook of the

Company and the Contributed Assets and conducted discussions with the members of senior management of the Company relating to the business, prospects and financial outlook of the combined Company and certain future crude oil, natural gas and NGLs commodity price assumptions, which consisted of strip pricing and Wall Street research analyst consensus pricing estimates for such commodities, as authorized for use by management of the Company.
Set forth below is a summary of financial analyses contained in the RBCCM Materials presented by RBCCM to the Board at its meeting on November 2, 2020. The order of the analyses described does not represent relative importance or weight given to those analyses by RBCCM. Some of the summaries of financial analyses include information presented in tabular format. To fully understand the summary of the analyses used by RBCCM, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses.
For purposes of its analyses, RBCCM reviewed a number of financial and operating metrics, using certain time periods, including:
•
“Enterprise Value”—the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other in-the-money securities convertible, exercisable or exchangeable into or for equity securities of the company), plus the amounts of its net debt (the amount of its outstanding indebtedness and out-of-the-money convertible and non-convertible preferred stock, less the amount of cash and cash equivalents on its balance sheet) and non-controlling interests, less the amount of investments in unconsolidated affiliates;

•
“EBITDA”—the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization and exploration expenses for a specified time period, adjusted for certain non-recurring items;

•
“Resources”—the estimated quantities of crude oil, natural gas and NGLs that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in future years from known reservoirs under existing economic and operating conditions, which, for clarity, includes Proved Developed Resources, Proved Undeveloped Resources and Undeveloped Resources (each described below);

•
“Proved Developed Resources”—Resources that can be expected to be recovered through existing wells with existing equipment and operating methods including both currently producing wells (“Proved Developed Producing” or “PDP”) and not producing wells (“Proved Developed Non-Producing” or “PDNP”);

•
“Proved Undeveloped Resources” or “PUD”—Resources that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion; and

•	“Undeveloped Resources”—Crude oil, natural gas and NGLs that are expected to be recovered from new wells.
Unless the context indicates otherwise, the analyses performed below were calculated using (i) the closing prices of Common Stock and the selected U.S. companies in the acquisition, exploration, development and production of crude oil and natural gas business (“E&P”) as of November 2, 2020, (ii) historical, financial and operating data for the selected companies based on publicly available information for each company as of November 2, 2020; (iii) the Enterprise Values for the Company based on net debt as of August 1, 2020; and (iv) per share amounts for Common Stock based on diluted shares outstanding as of July 31, 2020, using the treasury stock method. The calculations of (i) Company Resource Information were as estimated as of August 1, 2020 by the Company’s management and (ii) Rocky Creek Resource Information were estimated as of August 1, 2020 as provided by the managements of Juniper and Rocky Creek, as adjusted by the Company’s management. Calculations of Resource Information and other crude oil, natural gas and NGLs resources criteria were based on management estimates; none of which were based on SEC reserve criteria. All market based commodity price assumptions were based on pricing data as of November 2, 2020, including (i) median consensus Wall Street analyst estimates (such median consensus estimates, “Wall Street research”) for future crude oil, natural gas and NGLs commodity prices (“Consensus Pricing”) and (ii) New York Mercantile Exchange strip pricing for future crude oil natural gas and NGLs commodity prices (“Strip Pricing”). Unless the context indicates otherwise, estimates of EBITDA for each of calendar years 2020 (“2020E”) and 2021 (“2021E”) for (i) the selected companies were based on Wall Street research available as of November 2, 2020; (ii) the Company were based on estimates provided by the Company’s management, as set forth in the Penn Virginia Projections; and (iii) the Contributed Assets were based on estimates provided by the managements of Juniper and Rocky Creek, as adjusted by the Company’s management, as set forth in the Rocky Creek Projections.
Leverage Analysis
Penn Virginia Illustrative Leverage Analysis. RBCCM reviewed multiples of illustrative projected net debt to LTM EBITDA at year end for calendar years 2020 through 2023 under certain commodity pricing scenarios, including Strip Pricing and crude oil prices ranging from $35-$45 ($/bbl), on both (i) a stand-alone basis for the Company, for which RBCCM assumed the loans under the Second Lien Credit Agreement will be refinanced at an interest rate of Libor+700 basis points and (ii) a pro forma basis for the combined Company, for which RBCCM assumed the loans under the Second Lien Credit Agreement Amendment have an interest rate of Libor+825 basis points and amortize at a rate of 5%. For purposes of this illustrative analysis, RBCCM assumed a ratio of crude oil prices to natural gas prices based on the ratio of crude oil and natural gas Strip Pricing for 2020 as of November 2, 2020; RBCCM kept this ratio constant throughout its analysis as it sensitized the analysis based on changes in crude oil pricing. For each period RBCCM compared the illustrative projected net debt to LTM EBITDA multiple to a multiple of 3.5x, reflecting the net debt to LTM adjusted EBITDA multiple in the Company’s RBL (“RBL Leverage Covenant”); RBCCM assumed for the purpose of the analysis that the RBL Leverage Covenant calculation of adjusted EBITDA was equivalent to EBITDA as defined above. RBCCM’s analysis was for illustrative purposes only in order to indicate relative leverage and financial flexibility as a function of changes in commodity prices and as such, this analysis was not predictive as to whether the Company may or may not be in violation of any particular financial covenant.
The results are summarized in the following table:
	2020E	2021E	2022E	2023E
Stand-Alone Company
Strip Pricing	2.0x	3.0x	2.9x	2.4x
$35 / bbl	2.0x	3.5x	4.3x	4.0x
$40 / bbl	2.0x	2.9x	3.0x	2.6x
$45 / bbl	2.0x	2.3x	2.2x	1.6x
Pro Forma Combined Company
Strip Pricing	1.5x	2.3x	2.0x	1.5x
$35 / bbl	1.6x	2.7x	3.0x	2.8x
$40 / bbl	1.5x	2.2x	2.1x	1.7x
$45 / bbl	1.5x	1.7x	1.4x	0.9x
RBL Leverage Covenant	3.5x	3.5x	3.5x	3.5x
This analysis showed that the stand-alone Company would likely approach or exceed the RBL Leverage Covenant in each of the years 2021, 2022 and 2023 assuming a crude oil price of $35/bbl.
Stand-Alone Company Financial Analyses
Selected Companies Analysis. RBCCM reviewed certain financial and operating information and implied trading multiples for selected publicly traded companies as compared to the corresponding information and implied trading multiples for the Company. In choosing the selected companies, RBCCM considered publicly traded U.S. E&P companies with onshore unconventional operations and market capitalization between $25,000,000 and $500,000,000, crude oil production greater than 50% and leverage below 3.0x for the last twelve month period for which financial information had been publicly announced on or prior to April 14, 2020 (the date RBCCM began its analyses of a potential transaction between the Company and Juniper). In this analysis, RBCCM compared, among other things, multiples of implied Enterprise Value to EBITDA for each of 2020E and 2021E. The results of this analysis are summarized in the following table:
Enterprise Value / EBITDA
Selected Publicly Traded Companies	2020E	2021E
Callon Petroleum Company	5.0x	5.0x
Matador Resources Company	5.7x	4.8x
QEP Resources, Inc.	2.8x	3.8x
Centennial Resource Development, Inc.	5.5x	4.4x
Highpoint Resources Corporation	3.4x	4.5x
Bonanza Creek Energy, Inc.	2.8x	2.8x
Earthstone Energy, Inc.	2.5x	3.1x
High	5.7x	5.0x
Mean	4.0x	4.1x
Median	3.4x	4.4x
Low	2.5x	2.8x
Company (Consensus)	2.5x	2.8x
From this data, RBCCM selected Enterprise Value reference ranges for the Company using EBITDA multiples for 2020E of 2.5x—5.7x and EBITDA multiples for 2021E of 2.8x—5.0x (in each case, based on the Penn Virginia Projections provided by the Company’s management and using Consensus Pricing). RBCCM then derived implied equity value per share reference ranges from the resulting Enterprise Value reference ranges, using the net debt and diluted share information described above. This analysis indicated the following implied equity value per share reference ranges for Common Stock as compared to the closing price of Common Stock on November 2, 2020:
Implied Equity Value Per Share Reference Range		Share Price as of November 2, 2020
2020E EBITDA	2021E EBITDA
$7.22 - $60.60	$7.79 - $40.76	$7.74
Net Asset Value Analyses. RBCCM performed a net asset value (“NAV”) analysis of the Company, as of August 1, 2020, by calculating the estimated net present value of its estimated crude oil, natural gas and NGL Resources in the PDP category, as well as PDNP and Undeveloped Resources categories, based on the Company Resource Information, including adjustments for certain costs associated with transportation pricing contracts, as well as applying certain additional adjustments primarily related to hedges. RBCCM performed this analysis using a reserve adjustment factor (“RAF”) approach, as provided by the Company’s management (which applied an RAF discount of approximately 3% to all production volumes), together with pricing assumptions based on (i) Strip Pricing and (ii) Consensus Pricing, in each case, through year-end 2024, and held flat thereafter, as per the Company’s management. NGLs prices were assumed to be 20% of the applicable crude oil price, as per the Company’s management. RBCCM selected discount rates of 13% to 17%, which reflected RBCCM’s estimate of the Company’s weighted average cost of capital (“WACC”), and applied such range of discount rates to the projected cash flows from the estimated crude oil and natural gas reserves to arrive at reserve value reference ranges.
RBCCM derived implied Enterprise Value reference ranges from the reserve value reference ranges by adjusting for non-drilling and completion capital expenditures, net working capital expenses, estimated income taxes (assuming cash income taxes on an unlevered basis and after taking into account the Tax Attributes) and general and administrative expenses, in each case, as provided by the Company’s management and applying the range of discount rates referred to above to the projected expenses. RBCCM then derived implied equity value per share reference ranges using the net debt and diluted share information described above. This analysis indicated the following implied equity value per share reference ranges for Common Stock as compared to the closing price of Common Stock on November 2, 2020:
Implied Equity Value Per Share Reference Range		Share Price as of November 2, 2020
NAV Strip Pricing	NAV Consensus Pricing
$0.00	$16.58 - $29.14	$7.74
RBCCM then performed an NAV analysis as described above, with an additional adjustment for possible limitations on the use of NOLs on a stand-alone basis in light of changes in equity ownership positions in Common Stock during the past 3 years, as well as possible additional changes in such equity ownership on a stand-alone basis. This analysis indicated the following implied equity value per share reference ranges for Common Stock as compared to the closing price of Common Stock on November 2, 2020:
Implied Equity Value Per Share Reference Range		Share Price as of November 2, 2020
NAV Strip Pricing	NAV Consensus Pricing
$0.00	$12.63 - $24.57	$7.74
The Contributed Assets Financial Analyses
Net Asset Value Analysis. RBCCM performed an NAV analysis of the Contributed Assets as of August 1, 2020 by calculating the estimated net present value of its estimated crude oil, natural gas and NGL Resources in the PDP category, as well as the PUD category, based on the Rocky Creek Resource Information, including adjustments for certain costs associated with transportation pricing contracts. RBCCM performed this analysis using an RAF approach, as provided by the Company’s management (which applied an RAF discount of approximately 3% to all production volumes), together with pricing assumptions based on (i) Strip Pricing and (ii) Consensus Pricing, in each case, through year-end 2024, and held flat thereafter, as per the Company’s management. NGLs prices were assumed to be 15% of the applicable crude oil price, as per the Company’s management. RBCCM selected discount rates of 13% to 17%, which reflected RBCCM’s estimate of the WACC of the Contributed Assets, and applied such range of discount rates to the projected cash flows from the estimated crude oil and natural gas reserves to arrive at reserve value reference ranges.

RBCCM derived implied Enterprise Value reference ranges from the reserve value reference ranges by adjusting for estimated income taxes (assuming cash income taxes on an unlevered basis) and general and administrative expenses, in each case, as provided by the Company’s management, applying the range of discount rates referred to above to the projected expenses. This analysis indicated the following implied Enterprise Value reference ranges for the Contributed Assets as compared to the valuation of the Contributed Assets in the Asset Transaction:
Implied Enterprise Value Reference Range		Contributed Assets Valuation
NAV Strip Pricing	NAV Consensus Pricing
$27 million - $41 million	$68 million - $90 million	$38 million
Combined Company Financial Analyses
Net Asset Value Analysis. RBCCM performed an NAV analysis of the combined Company, based on the stand-alone NAV analyses of the Company and the Contributed Assets described above. RBCCM selected discount rates of 13% to 17%, which reflected RBCCM’s estimate of the combined Company’s WACC and applied such range of discount rates to each of the projected cash flows from the estimated crude oil and natural gas reserves and the estimated expenses to arrive at Enterprise Value reference ranges. At the direction of the Company’s management, RBCCM assumed (i) annual G&A synergies of $1,000,000 for the combined Company, through 2024, and (ii) all the combined Company NOLs would be subject to Section 382 of the Code in arriving at such implied Enterprise Value reference ranges.
RBCCM then derived implied equity value per share reference ranges from the implied Enterprise Value reference ranges using the net debt and diluted share information described above, adjusting for (i) equity consideration from JSTX of $150,000,000 at $8.75 per Common Unit; and (ii) a net debt reduction of $150,000,000. This analysis indicated the following implied equity value per share reference ranges for Common Stock as compared to the closing price of Common Stock on November 2, 2020:
Implied Equity Value Per Share Reference Range		Share Price as of November 2, 2020
NAV Strip Pricing	NAV Consensus Pricing
$0.28 - $3.34	$11.05 - $16.55	$7.74
Pro Forma Change in Net Asset Value Analyses. RBCCM also compared the changes in implied equity value per share under the respective NAV analyses for the combined Company as compared to the stand-alone Company’s implied equity per share under each of (i) the possible limitations on the use of NOLs as described above; and (ii) without such possible limitations, and each under two scenarios: (a) pro forma for the equity contribution of $150,000,000 from JSTX (“Equity Scenario”) and the acquisition of the Contributed Assets; and (b) pro forma for the acquisition of the Contributed Assets, but assuming no equity contribution from JSTX (“Non-Equity Scenario”). These analyses (sensitized for an implied Enterprise Value reference range of the Contributed Assets of $33,000,000 to $43,000,000) indicated the following changes in implied equity value per share for Common Stock under each of Strip Pricing and Consensus Pricing (at an assumed midpoint WACC of 15%):
	NAV Strip Pricing		NAV Consensus Pricing
	Equity Scenario	Non-Equity Scenario	Equity Scenario	Non-Equity Scenario
Combined Company v. Stand-Alone NOL Limitation NAV
The Contributed Assets - Implied Enterprise Value
$33M	$9.37	$3.28	($4.26)	$0.09
$38M	$9.34	$3.42	($4.49)	($0.48)
$43M	$9.32	$3.55	($4.72)	($1.02)
Combined Company v. Stand-Alone No-NOL Limitation NAV
The Contributed Assets - Implied Enterprise Value
$33M	$7.53	$1.43	($8.50)	($4.15)
$38M	$7.50	$1.57	($8.74)	($4.72)
$43M	$7.47	$1.70	($8.96)	($5.26)

Discretionary Cash Flow Accretion/(Dilution) Analysis. RBCCM also performed an accretion/(dilution) analysis on the combined Company’s discretionary cash flow (calculated as EBITDA, less cash interest expense and cash taxes) for calendar year 2021 under both the (i) Equity Scenario and (ii) Non-Equity Scenario for each of (a) Strip Pricing and (b) Consensus Pricing. The results of these analyses (sensitized for an implied Enterprise Value reference range of the Contributed Assets of $33,000,000 to $43,000,000) are summarized in the following table:
	Strip Pricing		Consensus Pricing
	Equity Scenario	Non-Equity Scenario	Equity Scenario	Non-Equity Scenario
Percentage Change in Discretionary Cash Flow 2021
The Contributed Assets - Implied Enterprise Value
$33M	(48.8%)	(7.9%)	(50.0%)	(9.1%)
$38M	(49.7%)	(10.8%)	(50.9%)	(12.0%)
$43M	(50.6%)	(13.6%)	(51.7%)	(14.7%)
Equity Issuance
Follow-On Equity Offering. RBCCM reviewed certain financial and operating information for 27 primary follow-on offerings in the E&P space since January 1, 2017, including 6 offerings that were completed in 2020. RBCCM compared, among other things, the amount of equity offered in the applicable transaction as a percentage of the outstanding market capitalization of the applicable company prior to announcement of the applicable transaction (which percentages ranged from 4% to 81.9%, with a median of 14.5%), average daily trading volume for the 30-day period prior to the announcement of the applicable transaction (which multiples ranged from 2.0x to 469.9x, with a median of 9.1x) and the amount of discount of the offer price in the applicable transaction as a percentage of the last sale price of applicable company equity on the trading day prior to the announcement of the applicable transaction (which percentages ranged from (3.12%) to (24.22%), with a median of (6.47%)).
Significant Financial Sponsor Investment. RBCCM also reviewed certain financial and other information for 5 financial sponsor acquisitions of equity securities in public companies since 2011 that resulted in pro forma percentage ownership of more than 50% by the applicable financial sponsor, as well as 2 financial sponsor cash acquisitions of equity securities in public E&P companies since 2011 that involved significant issuances of equity to financial sponsors who either had a controlling interest in the applicable company or which equity issuance resulted in a near controlling interest in the applicable company. In this analysis, RBCCM compared, among other things, the percentage discount or premium of the purchase price in the applicable transaction to the price per share of the applicable company prior to the announcement of the applicable transaction on a (i) 1-day basis (which percentages ranged from (10.4%) to 14%), (ii) 30-day volume weighted average price (“VWAP”) basis (which percentages ranged from (9.2%) to 5.4%) and (iii) 90-day VWAP basis (which percentages ranged from (38.6%) to 18.3%).
Other Matters
Other Information and Analyses. The RBCCM Materials also contained the following additional analyses and factors, but for informational purposes only:
Selected Precedent Transactions Analysis for Stand-Alone Company. RBCCM reviewed certain financial and operating information of 9 crude oil and natural gas asset transactions in the Eagle Ford Basin since January 1, 2018, with total implied Enterprise Value (based on the purchase price paid for the target company’s common equity, together with net debt assumed, calculated at the time of announcement of the applicable transaction) in excess of $50,000,000.
In this analysis, RBCCM compared, among other things, implied Enterprise Value to average daily production, which resulted in an implied Enterprise Value to daily production reference range of $9,559 to $45,989 ($/Boe/d). RBCCM then derived implied equity value per share reference ranges from the resulting implied Enterprise Value reference ranges, using the net debt and diluted share information described above. This analysis indicated the following implied equity value per share reference ranges for Common Stock as compared to the closing price of Common Stock on November 2, 2020:
Implied Equity Value Per Share Reference Range	Share Price as of November 2, 2020
$0.00 - $39.21	$7.74
Selected Precedent Transactions Analyses for the Contributed Assets. RBCCM reviewed certain financial and operating information relating to a 2019 transaction in the Eagle Ford Basin pursuant to which Juniper sold certain assets (the “Referenced Assets”) for a total implied Enterprise Value (based on the purchase price paid for the Referenced Assets of $185,000,000 (the “Referenced Transaction”)).

In this analysis, RBCCM calculated implied Enterprise Values for the Contributed Assets based on each of the multiple of (i) the Company’s implied Enterprise Value as of November 2, 2020 to the Company’s average daily production; and (ii) the Referenced Transaction’s implied Enterprise Value (referred to above) to its average daily production, which each resulted in an implied Enterprise Value for the Contributed Assets of approximately $24,000,000 as compared to the agreed upon valuation of the Contributed Assets in the Asset Transaction of $38,000,000.
RBCCM also calculated implied Enterprise Values for the Contributed Assets as a multiple of undeveloped acreage, adjusting for reserve values based on PDP PV-10, using each of (i) Strip Pricing and (ii) Consensus Pricing. RBCCM calculated the undeveloped value per net acre implied from the Referenced Transaction by subtracting the estimated PDP PV-10 reserve value of the Referenced Assets as provided by Juniper’s management from the implied Enterprise Value of the Referenced Transaction, which resulted in implied Enterprise Values for the Contributed Assets of $43,000,000 under Strip Pricing and $48,000,000 under Consensus Pricing, as compared to the agreed upon valuation of the Contributed Assets in the Asset Transaction of $38,000,000.
Trading Range Analysis for Stand-Alone Company. RBCCM reviewed certain historical closing prices for Common Stock during the 52-week period ended November 2, 2020, which reflected the following historical stock price information for Common Stock as compared to the closing price of Common Stock on November 2, 2020:
Trading Period Prior to November 2, 2020	Stock Price
52-Week High	$32.03
52-Week Low	$1.13
Closing Price on November 2, 2020	$7.74
Analysts’ Price Targets for Stand-Alone Company. RBCCM reviewed one-year forward stock price targets for Common Stock in two recently published, publicly available Wall Street research analysts’ reports, which indicated the following undiscounted high and low per share stock price targets for Common Stock as compared to the closing price of Common Stock on November 2, 2020:
Analyst Price Targets Prior as of November 2, 2020	Stock Price
High	$18.00
Low	$8.00
Closing Price on November 2, 2020	$7.74
Overview of Analyses; Other Considerations
No single company or transaction used in the above analyses as a comparison was identical to the Company, the Contributed Assets or the Transactions, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions analyzed.
The preparation of the RBCCM Materials was a complex process that involved the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances. Several analytical methodologies were used by RBCCM, and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions of RBCCM were based on all the analyses and factors presented herein taken as a whole and also on application of RBCCM’s own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. RBCCM therefore believes that its analyses must be considered as a whole and that selecting portions of the analyses and the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying the RBCCM Materials.
RBCCM, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, RBCCM and/or certain of its affiliates may act as a market maker and broker in the publicly traded securities of the Company and/or other entities involved in the Transactions, or their respective affiliates, and receive customary compensation in connection therewith, and may also actively trade securities of the Company and/or other entities involved in the Transactions, or their respective affiliates, for its or its affiliates’ own account or for the account of customers and, accordingly, RBCCM and its affiliates may hold a long or short position in such securities. RBCCM and certain of its affiliates in the past have provided, currently are providing and in the future may provide, investment banking, commercial banking and financial advisory services to the Company and certain of its respective affiliates unrelated to the Transactions, for which services RBCCM and its affiliates have received and expect to receive customary compensation, including, since the beginning of RBCCM’s 2018 fiscal year (November 1, 2017), having acted or acting with respect to the Company, as (i) lender under certain credit facilities and (ii) counterparty to the Company in executing certain securities market transactions for the Company during fiscal years 2018 and 2020, having received aggregate compensation of approximately $3,200,000 relating to such services.
Under its engagement agreement with the Company, if the Company consummates the Transactions, RBCCM will become entitled to a transaction fee currently estimated to be approximately $5,000,000 paid upon the closing of the Transactions. In addition, if the Transactions are consummated, RBCCM may be entitled to an additional fee of $500,000 payable, at the Company’s sole discretion. The Company has also agreed to indemnify RBCCM for certain liabilities that may arise out of its engagement, and to reimburse certain out-of-pocket expenses incurred by RBCCM in performing its services. The terms of RBCCM’s engagement letter were negotiated at arm’s-length between the Company and RBCCM, and the Board was aware of this fee arrangement at the time it reviewed and approved the Transactions.
Financial Analyses of Truist Securities
At the meeting of the Board on November 2, 2020, Truist Securities reviewed its financial analyses with respect to the Company with the Board in its capacity as such.
Truist Securities was not requested to, and did not, express any view or opinion as to the fairness from a financial point of view or otherwise to the Company, the Partnership or any of their respective securityholders of the consideration to be received or paid by the Company, the Partnership or any other party in the Transactions for the securities to be issued by the Company or the Partnership in the Transactions, the Reorganization or any other aspect of the Transactions or any related matters. The financial analyses do not constitute advice or a recommendation to any shareholder of the Company as to how such shareholder should vote or act with respect to any matter relating to the proposed Transaction or otherwise.
In preparing its financial analyses, Truist Securities, among other things:
•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;
•	reviewed certain internal financial and operating information and forecasts prepared by the Company management relating to its business;
•
compared the financial and operating performance of the Company with publicly available information concerning certain other publicly traded companies Truist Securities deemed relevant and reviewed the current and historical market prices of Common Stock and certain publicly traded equity securities of other companies Truist Securities deemed relevant; and

•	performed such other financial studies and analyses and considered such other information as Truist Securities deemed appropriate for the purposes of its analyses.
In addition, Truist Securities held discussions with certain members of the Company’s management with respect to the Company’s past and current business operations, its financial condition, its future prospects and operations and certain other matters Truist Securities believed appropriate.
In developing its financial analyses, Truist Securities relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available to Truist Securities, discussed with or reviewed by Truist Securities, or that was publicly available and did not assume any responsibility with respect to such data, material and other information or the verification thereof. Truist Securities’ role in reviewing such data, material and other information was limited solely to performing such review as Truist Securities deemed necessary and appropriate to support its analyses, and such review was not conducted on behalf of the Company or the Board, or any other person.
The Company’s management advised Truist Securities, and Truist Securities assumed, that the financial and operating projections relating to the Company were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and gave effect to its estimates of the direct and indirect potential business, financial, economic and market implications of the COVID-19 pandemic and related matters. At the Company’s direction, Truist Securities used and relied upon these projections for purposes of Truist Securities’ analyses and assumed with the Company’s consent that they provided a reasonable basis upon which to evaluate the Company and Common Stock. Truist Securities further relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the dates of the information, financial or otherwise, provided to Truist Securities and that there was no information or any facts that would make any of the information discussed with or reviewed by Truist Securities incomplete or misleading.
Truist Securities did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities relating to the Company or of any governmental investigation of any possible unasserted claims or other contingent liabilities relating to the Company. Truist Securities did not express any view as to what the value of the Common Stock, Series A Preferred Stock and the Common Units actually will be when issued in the Transactions or the price or range of prices at which any of the Common Stock, Series A Preferred Stock, the Common Units or the Contributed Assets, may be purchased or sold at any time.
Truist Securities was not requested to, and did not, (i) advise the Company or the Board, or any other party, with respect to alternatives to the Transactions or (ii) solicit any indications of interest from third parties with respect to any alternatives to the Transactions. As the Board was aware, the credit, financial and stock markets had experienced significant volatility, due to, among other things, the COVID-19 pandemic and related matters and the direct and indirect business, financial, economic and market implications thereof, and Truist Securities did not express a view as to any potential effects of such volatility on the Company, the Contributed Assets or the Transactions.
Truist Securities was not requested to and did not express any view or opinion as to the fairness from a financial point of view or otherwise to the Company, the Partnership or any of their respective security holders of the consideration to be received or paid by the Company, the Partnership or any other party in the Transactions for the Common Stock, Series A Preferred Stock or Common Units to be issued by the Company or the Partnership in the Transactions or any other aspect of the Transactions, the Reorganization or any related matters. In conducting Truist Securities’ analyses, Truist Securities evaluated the Common Stock on a fully distributed basis without giving effect to any control or other premium that might be applicable or attributable to the Common Stock, Series A Preferred Stock or Common Units to be issued by the Company or the Partnership in the Transactions or otherwise. Truist Securities also did not address, among other things: (i) the underlying business decision of the Company or the Board, the Partnership or any other party, to proceed with or effect the Transactions (including the Reorganization); (ii) the form, structure or any other portion or aspect of the Transactions (including the Reorganization); (iii) the relative merits of the Transactions (including the Reorganization) as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage; (iv) whether or not the Company or the Partnership is receiving or paying reasonably equivalent value in the Transactions; (v) the solvency, creditworthiness or fair value of the Company, the Partnership, any other party to the Transactions, or any of their respective assets under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (vi) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transactions, any class of such persons or any other party, relative to the consideration to be paid or received in the Transactions or otherwise. Furthermore, Truist Securities did not provide any opinion, counsel or interpretation in matters that require legal, regulatory, accounting, insurance, tax, environmental or other similar professional advice. It is assumed that such opinions, counsel or interpretations were obtained from appropriate professional sources. Furthermore, Truist Securities relied, with the consent of the Board, on the assessments by the Company and the Board, and its other advisors, as to all legal, regulatory, accounting, insurance, tax and environmental matters with respect to the Transactions and the Reorganization.
The summaries of the financial analyses below do not purport to be a complete description of the analyses or data reviewed and discussed by Truist Securities with the Board. The summaries of the financial analyses below include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Truist Securities, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Truist Securities’ analyses.
The financial analyses summarized below are necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Truist Securities as of, the date of the Board meeting on November 2, 2020. Truist Securities’ financial analyses relied on projections made available by the Company reflecting NYMEX strip pricing available on November 2, 2020. None of the Company, the Board or Truist Securities undertakes any obligation to update, revise or reaffirm any financial analyses. The financial analyses summarized below are not intended to provide the sole basis for evaluation of the Transactions, do not purport to contain all information that may be required or of interest and should not be considered a recommendation to the Board, any shareholder or any other person or entity as to how to vote or act with respect to any matter relating to the Transactions. The financial analyses summarized below should be considered as a whole. Selecting portions of the financial analyses, without considering all such analyses, could create an incomplete view. The implied reference range values for Common Stock indicated by Truist Securities’ financial analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company and Truist Securities. Truist Securities did not conduct any physical inspection or appraisal or evaluation of any of the assets, properties or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or any other participant in the Transactions, and, except for the reserve reports prepared for the Company by third party consultants and provided by the Company to Truist Securities, Truist Securities was not provided with any such appraisal or evaluation. The financial analyses of Truist Securities summarized below did not constitute a valuation opinion or credit rating.
The decision to enter into the Transactions and the related transaction agreements was solely that of the Board. Truist Securities’ financial analyses with respect to the Company was only one of the many factors considered by the Board in its evaluation of the proposed Transactions and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the proposed Transactions or the consideration to be paid or received by the Company, the Partnership or any other party in the Transactions.
In addition, with the approval of the Board, for purposes of its financial analyses, Truist Securities did not evaluate or otherwise take into account any value attributable to the Series A Preferred Stock to be issued in connection with the Transactions (including the Reorganization) or any other aspect or implication of the Transactions. Truist Securities noted that it had been advised by the Company and understood that Juniper would make an investment of $188,382,660 through an up-C structure, consisting of (i) a cash investment of $150,000,000 in exchange for 17,142,857 Common Units and (ii) a contribution of certain oil and gas assets by Rocky Creek with a value ascribed by the Company to be $38,382,660 in exchange for 4,959,000 Common Units. Truist Securities further noted that if the Equity Transaction and the Asset Transaction were treated as a single integrated transaction involving the issuance of 22,101,857 shares of Common Stock in exchange for (x) $150,000,000 in cash and (y) Contributed Assets with a net value of $38,382,660, it would imply a blended consideration with a value of $8.52 per share of Common Stock.
Set forth below is a summary of the material financial analyses with respect to the Company reviewed and discussed with the Board by Truist Securities.
Selected Public Companies Analysis—The Company
Truist Securities compared selected financial and operating data for the Company with similar data for selected publicly traded companies Truist deemed relevant. None of the selected companies is identical to the Company. The selected companies were chosen because, among other things, they are companies with publicly traded equity securities and operations and businesses deemed similar to the operations and businesses of the Company in one or more respects. The selected companies analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they affect the Company. The selected companies were:
•	Magnolia Oil & Gas Corporation
•	SilverBow Resources, Inc.
•	Sundance Energy Inc.
•	Matador Resources Company
•	Callon Petroleum Company
•	SM Energy Company
•	Earthstone Energy, Inc.
•	Bonanza Creek Energy, Inc.
•	QEP Resources, Inc.
•	Laredo Petroleum, Inc.

Unless the context indicates otherwise, share prices for the selected companies used in the selected companies analysis described below were closing prices as of November 2, 2020. Estimates of financial data for the selected companies were based on publicly available information, including publicly available research analyst estimates for those companies and publicly reported estimates of PV-10 for 2019.
For the purposes of its analyses, Truist Securities reviewed the following multiples:
•
“Enterprise Value” (calculated as the market value of the company’s common stock on a fully diluted basis, plus book value of debt and other adjustments, including preferred equity and non-controlling interests, less cash) as multiples of estimated “EBITDA” (defined as earnings before interest, taxes, depreciation, and amortization) for the fiscal years ending December 31, 2020 (“2020E EBITDA”), December 31, 2021 (“2021E EBITDA”) and December 31, 2022 (“2022E EBITDA”);

•	Enterprise Value as a multiple of current daily production, as measured in barrels of oil equivalent per day based on the last available publicly disclosed production information; and
•
Enterprise Value as a multiple of the present value (“PV-10”) of estimated future oil and gas revenues (based on prices estimates using guidelines established by the SEC), net of forecasted direct expenses, attributable to proved developed producing reserves as of December 31, 2019 and discounted at a discount rate of 10%.

The mean and median multiples of the financial data reviewed for the selected companies, other than Sundance Energy Inc. and Callon Petroleum Company which were excluded from the calculation based on Truist Securities’ judgment and experience, were:
Metric	Mean	Median
Enterprise Value / 2020E EBITDA	3.3x	2.8x
Enterprise Value / 2021E EBITDA	3.4x	3.2x
Enterprise Value / 2022E EBITDA	3.0x	2.9x
Enterprise Value / Current Daily Production	$22,328	$21,957
Enterprise Value / PDP PV-10	1.0x	0.9x
Based upon its experience and judgment, and information provided by the Company, Truist Securities derived enterprise value reference ranges for the Company by applying multiple reference ranges of 2.3x – 3.3x to the Company’s 2020E EBITDA, 2.7x – 3.7x to the Company’s 2021E EBITDA, 2.4x – 3.4x to the Company’s 2022E EBITDA, $20,000 - $25,000 to the Company’s current daily production and 0.7x – 1.0x to the Company’s PDP PV-10.
The selected companies analysis indicated the following implied per share equity value reference ranges for Common Stock without giving effect to the Transactions:
	Enterprise Value
	2020E EBITDA	2021E EBITDA	2022E EBITDA	Current Daily Production	PDP PV-10
Low	$5.40	NM(1)	NM(1)	NM(1)	$13.21
High	$21.89	$11.22	$10.82	$7.20	$32.81
(1)	Not meaningful as analysis indicated an equity value per share of less than zero.
Net Asset Value Analysis – the Company
Based on operating projections and reserves and other information relating to the Company provided to Truist Securities by the Company, Truist Securities also performed a pre-tax discounted cash flow, net asset valuation analysis to estimate the present value of estimated future oil and gas revenues, net of forecasted direct expenses. Truist Securities applied different discount rate ranges for each of following categories of oil and gas reserves of the Company:
•
Proved Developed Producing (“PDP”) reserves generally refers to proved reserves that are developed oil and gas reserves and are expected to be recovered from completion intervals that are open and producing at the time of determination;

•
Proved Developed Non-Producing (“PDNP”) reserves generally refers to proved reserves that are developed oil and gas reserves and are shut-in or behind-pipe (i.e. non-producing) at time of the determination; and

•
Proved Undeveloped Reserves (“PUD”) generally refers to proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

The discount rate ranges applied are set forth below:
Type of Reserve	Discount Range
	Low	High
PDP	12%	10%
PDNP	15%	12%
PUD	30%	20%
The net asset value analysis indicated an implied per share equity value reference range of $5.24 to $10.97 per share of Common Stock without giving effect to the Transactions or the impact of certain corporate level adjustments, including general and administrative expenses.
Miscellaneous
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Truist Securities. As a part of its investment banking business, Truist Securities and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. Truist Securities was selected to advise the Company with respect to the Transactions on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.
Truist Securities has acted as a financial advisor to the Company in connection with the Transactions and received a fee of $1,000,000 for its services which became payable upon the execution of the Transaction Agreements. In addition, the Company may pay Truist Securities an additional fee of up to $1,000,000 upon the closing of the Transactions. The Company also agreed to reimburse certain expenses and to indemnify Truist Securities and certain related parties for certain liabilities arising out of its engagement. As the Board was aware, Truist Securities and its affiliates have provided investment banking and other financial services to the Company and certain of its affiliates including, during the past two years having provided the Company with commodity derivate products for which Truist Securities received aggregate fees of approximately $90,000. In addition, one or more of affiliates of Truist Securities is a participant in the credit facilities of the Company, and is expected to continue to be a participant in facilities of the Company following the consummation of the Transactions. In addition, Truist Securities and its affiliates may in the future provide investment banking and other financial services to the Company, Juniper and/or certain of their respective affiliates for which Truist Securities and its affiliates would expect to receive compensation. Truist Securities is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Truist Securities and its affiliates may acquire, hold or sell, for Truist Securities and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Juniper and their respective affiliates and any other company that may be involved in the Transactions, as well as provide investment banking and other financial services to such companies. In addition, Truist Securities and its affiliates (including Truist Bank and Truist Financial Corporation) may have other financing and business relationships with the Company, Juniper and their respective affiliates. Truist and its affiliates have adopted policies and guidelines designed to preserve the independence of Truist Securities’ and its affiliates’ research analysts. These policies prohibit employees from directly or indirectly offering a favorable research rating or a specific price target, or offering to change a research rating or price target, as consideration for or an inducement to obtain business or other compensation. These policies prohibit research analysts from being compensated for their involvement in investment banking transactions.
Certain Projected Financial Information
The Company does not, as a matter of course, publicly disclose long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates.
However, in connection with its evaluation of the Transactions, Company management prepared and provided to its financial advisors certain unaudited internal financial and operational information and forecasts for the Company, on a stand-alone basis (the “Penn Virginia Projections”). Additionally, in connection with the Company’s evaluation of the Transactions, Juniper provided the Company with certain reserve and operational information and forecasts for the Contributed Assets, on a stand-alone basis. Company management made adjustments to such reserve and operational information and forecasts to reflect, among other things, the Company management’s analysis of type curves and capital expenditures regarding the Contributed Assets, until final projections were prepared for the Contributed Assets, on a stand-alone basis (such final projections, the “Rocky Creek Projections”). The Company’s management provided to the Board, and Evercore, RBCCM and Truist Securities, the Company’s financial advisors, the Rocky Creek Projections and the Penn Virginia Projections, and provided to the Board, Evercore and RBCCM certain financial and operational information and forecasts for the combined Company, on a pro-forma basis for the Transactions, as prepared by the Company’s management (the “Combined Company Projections” and, together with the Penn Virginia Projections and the Rocky Creek Projections, the “Projections”).
The Projections were provided to the Board in connection with their evaluations of the Transactions and to Evercore, RBCCM and Truist Securities, the Company’s financial advisors, for their use in advising the Company and reliance in connection with their separate financial analyses and, in the case of Evercore, its opinion relating to the Asset Agreement, as described in the sections entitled “—Opinion of Evercore Relating to the Asset Agreement,” “—Financial Analyses of the Company’s Financial Advisors—Financial Analyses of Evercore Relating to the Contribution Agreement,” “—Financial Analyses of the Company’s Financial Advisors—Financial Analyses of RBC Capital Markets, LLC” and “—Financial Analyses of the Company’s Financial Advisors—Financial Analyses of Truist Securities.”
The Projections were not prepared with a view toward public disclosure or toward complying with U.S. GAAP and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of forecasted financial information. Neither Grant Thornton LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the Projections contained in this proxy statement, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The Grant Thornton LLP report regarding the historical financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 relates to the Company’s historical financial information and does not extend to the Projections and should not be read to do so. The Whitley Penn LLP report regarding the historical statements of revenues and direct operating expenses of the Contributed Assets for the year ended December 31, 2019 relates to the Contributed Assets’ historical statements of revenues and direct operating expenses and does not extend to the Projections and should not be read to do so.
Although presented with numerical specificity, the Projections were prepared in the context of numerous variables, estimates and assumptions that are inherently uncertain and may be beyond the control of the Company, and which may prove not to have been, or to no longer be, accurate. The Projections are subject to many risks and uncertainties. Important factors that may affect actual results and cause actual results to differ materially from the Projections include, but are not limited to, risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets over the applicable periods) and the results of operations of the Contributed Assets, industry performance, the regulatory environment, general business and economic conditions, the COVID-19 pandemic, market and financial conditions, various risks set forth in the Company’s periodic and annual reports filed with the SEC, and other factors described or referenced under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 38 of this proxy statement. The Projections also reflect assumptions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the Company’s business or the results of operations of the Contributed Assets, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the Projections were prepared. In addition, other than with respect to the Combined Company Projections summarized under “Summary Combined Company Projections” set forth below, the Projections do not take into account the Transactions, or the Company’s, JSTX’s and Rocky Creek’s compliance with their respective covenants under the Transaction Agreements. Further, the Projections do not take into account any circumstances, transactions or events occurring after the date they were prepared. Accordingly, actual results will likely differ, and may differ materially, from those contained in the Projections. There can be no assurance that the Projections will be realized or that future financial results of the Company or the Contributed Assets will not materially vary from the Projections.
The inclusion of a summary of the Projections in this proxy statement should not be regarded as an indication that any of the Company, Rocky Creek, or their respective affiliates, officers, directors or other representatives consider the Projections to be necessarily predictive of actual future events, and the Projections should not be relied upon as such. None of the Company, Rocky Creek or their respective affiliates, officers, directors or other representatives can give any persons, including shareholders of the Company, any assurance that actual results will not differ materially from the Projections and, except as otherwise required by law, none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the Projections are shown to be in error.
No one has made or makes any representation to any stockholder or anyone else regarding, nor assumes any responsibility for the validity, reasonableness, accuracy or completeness of, the information included in the Projections set forth below. Readers of this proxy statement are cautioned not to rely on the Projections. The Company has not updated and, except as otherwise required by law, does not intend to update or otherwise revise the Projections, even in the short term, to reflect circumstances existing after the date when made or to reflect the occurrence of future events, including the Transactions. Further, the Projections do not take into account the effect of any failure of the Transactions to occur and should not be viewed as accurate or continuing in that context.
A summary of the Projections is included solely to give the Company’s shareholders access to the information that was made available to the Board, Evercore, RBCCM and Truist Securities, as described below, and is not included in this proxy statement in order to influence any person’s decision whether to vote for or against the Issuance Proposal or the Change of Control Proposal. The inclusion of this information should not be regarded as an indication that the Board, its advisors or any other person considered, or now considers, it to be material or to be a reliable prediction of actual future results. The Projections were prepared by and are the responsibility of the Company’s management. The Projections provided to the Board and the Company’s financial advisors are subjective in many respects. There can be no assurance that these Projections will be realized or that actual results will not be significantly higher or lower than forecasted. The Projections included herein cover multiple years, and such information by its nature becomes subject to greater uncertainty with each successive year. The Projections and summary information set forth below should be evaluated, if at all, in conjunction with the historical financial statements and other information, with respect to the Company, as contained in the Company’s public filings with the SEC, and with respect to the Contributed Assets, as included in this proxy statement.
Summary of the Projections
In preparing the prospective financial and operating information described below, the Company management team authorized its financial advisors to use the following oil and natural gas price assumptions based on New York Mercantile Exchange strip pricing, as available on November 2, 2020, and also authorized Evercore and RBCCM to use the following oil and natural gas price assumptions based on Wall Street research analyst consensus pricing, as available on November 2, 2020:
Consensus Commodity Prices	4Q2020E(1)	2021E	2022E
Crude Oil (WTI) ($/Bbl)	$39.20	$46.14	$51.87
Natural Gas (Henry Hub) ($/MMBtu)	$2.09	$2.69	$2.71
Strip Commodity Prices	4Q2020E(1)	2021E	2022E
Crude Oil (WTI) ($/Bbl)	$ 36.81	$ 39.22	$ 41.31
Natural Gas (Henry Hub) ($/MMBtu)	$3.24	$3.12	$2.80
(1)
Actual prices were used for 1Q-3Q2020. 4Q2020E strip prices represent December futures contract as of November 2, 2020. Financial analyses undertaken by Truist Securities relied on strip pricing as of November 2, 2020 for 3Q-4Q2020.

The following unaudited prospective financial and operating information should not be regarded as an indication that the Company considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared, including, among other things, the Company’s anticipated or actual capital allocation relating to the Company’s or the Contributed Assets post-closing of the Transactions.

Summary Penn Virginia Projections
The following table presents summary unaudited financial and operational forecasts of the Company on a stand-alone basis for the fiscal years ending December 31, 2020 through 2022, which is referred to as the Penn Virginia Projections. The Penn Virginia Projections were prepared by management of the Company and provided to the Board and, for use and reliance in connection with their respective analyses (and in the case of Evercore, its opinion relating to the Asset Agreement), the Company’s financial advisors. In addition to the assumptions with respect to commodity prices, the Penn Virginia Projections were prepared based on various other assumptions, including, but not limited to, assumptions relating to the following: organic growth and the amounts and timing of related costs (including capital costs) and potential economic returns; general and administrative costs; no unannounced acquisitions; outstanding debt during applicable periods; the availability and cost of capital; the cash flow from existing assets and business activities and the cash effect of income taxes; the level of production of crude oil and natural gas; development at the current pace using two drilling rigs; no changes in drilling and completion costs; expected pricing differentials; and other general business, market and financial assumptions.
Consensus ($ in millions)	2020E(1)	2021E	2022E
Production (MBoe)	8,843	8,997	9,792
Total Revenue	$263	$334	$414
Adjusted EBITDA	$257	$230	$290
Capital Expenditures	$176	$199	$210
Strip ($ in millions)	2020E(1)	2021E	2022E
Production (MBoe)	8,843	8,997	9,792
Total Revenue	$259	$279	$317
Adjusted EBITDA	$256	$183	$197
Capital Expenditures	$176	$199	$210
(1)	Reflects 1Q-3Q2020 actuals and management estimates for 4Q2020. Financial analyses undertaken by Truist Securities relied on management estimates for 3Q-4Q2020.
Summary Rocky Creek Projections
The following table presents summary unaudited financial and operational forecasts of the Contributed Assets on a stand-alone basis for the five month period ending December 31, 2020 and the fiscal years ending December 31, 2021 and 2022, which is referred to as the Rocky Creek Projections. The Rocky Creek Projections were prepared by management of the Company and provided to the Board and, for use and reliance in connection with their respective analyses (and in the case of Evercore, its opinion relating to the Asset Agreement), the Company’s financial advisors. As described above, the Rocky Creek Projections were prepared by management of the Company from reserve and operational information and forecasts provided by Rocky Creek to the Company. In addition to the assumptions with respect to commodity prices, in preparing the Rocky Creek Projections, management of the Company made numerous assumptions about the Contributed Assets. In particular, management made assumptions that included, but were not limited to, the cash flow from the Contributed Assets; the level of production of crude oil, natural gas and NGLs; the success of our drilling and completions operations; general and administrative costs; no changes in drilling and completion costs; expected pricing differentials; and other general business, market and financial assumptions.
Consensus ($ in millions)	Aug - Dec ’20	2021E	2022E
Production (MBoe)	119	950	1,572
Total Revenue	$ 4	$36	$66
Adjusted EBITDA	$3	$30	$56
Capital Expenditures	$—	$55	$45
Strip ($ in millions)	Aug - Dec ’20	2021E	2022E
Production (MBoe)	119	950	1,572
Total Revenue	$ 4	$31	$53
Adjusted EBITDA	$3	$25	$44
Capital Expenditures	$—	$55	$45

Summary Combined Company Projections
The following table presents summary unaudited financial and operational forecasts of the combined Company on a pro-forma basis for the Transactions for the fiscal years ending December 31, 2020 through 2022, which is referred to as the Combined Company Projections. The Combined Company Projections were prepared by management of the Company and provided to the Board and, for use and reliance in connection with their respective analyses (and in the case of Evercore, its opinion relating to the Asset Agreement), Evercore and RBCCM. The Combined Company Projections were prepared by management of the Company from the Penn Virginia Projections and the Rocky Creek Projections. Accordingly, the Combined Company Projections reflect assumptions including, but not limited to, the cash flow from the Company’s existing assets and the Contributed Assets; the level of production of crude oil, natural gas and NGLs; the success of our drilling and completions operations; general and administrative costs; no changes in drilling and completion costs; expected pricing differentials; and other general business, market and financial assumptions. In preparing the Combined Company Projections, management of the Company assumed the Transactions were consummated as of August 1, 2020; and development using 2.5 drilling rigs in 2021 and 2022.
Consensus ($ in millions)	2020E(1)	2021E	2022E
Production (MBoe)	8,962	9,948	11,364
Total Revenue	$266	$369	$479
Adjusted EBITDA	$260	$259	$346
Capital Expenditures	$176	$254	$255
Strip ($ in millions)	2020E(1)	2021E	2022E
Production (MBoe)	8,962	9,948	11,364
Total Revenue	$263	$308	$366
Adjusted EBITDA	$259	$207	$239
Capital Expenditures	$176	$254	$255
(1)
Reflects 1Q-3Q2020 actuals with respect to the Company and management estimates for Q42020 with respect to the Company. Reflects management estimates for August through December 2020 with respect to the Contributed Assets.

Non-GAAP Financial Information
The non-GAAP financial measures used in this section were relied upon by the Company’s financial advisors, at the direction of management of the Company, for purposes of their analyses and, in the case of Evercore, its opinion relating to the Asset Agreement, and by the Board in connection with its evaluations of the Transactions. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Evercore for purposes of its opinion relating to the Asset Agreement, by RBCCM, Truist Securities or Evercore for purposes of their respective financial analyses, or by the Board in connection with its evaluations of the Transactions. Accordingly, reconciliation of the financial measures included in the Projections have not been provided.

Post-Closing Organizational Structure
Prior to the Transactions
The following diagram illustrates our simplified organizational structure prior to the Transactions.

(1)	The Company is the sole member of the General Partner and the sole limited partner of the Partnership.
(2)	Borrower under the RBL and the Second Lien Credit Agreement.
Following the Transactions
The following diagram illustrates our simplified organizational structure immediately following the Transactions and reflects the following transactions and assumptions:
•
the implementation of an “up-C” structure resulting in the holders of Series A Preferred Stock having a voting interest in the Company that is commensurate with such holders’ economic interest in the Partnership;

•
the Company’s contribution to the Partnership of all of its equity interests in the resulting entity following the Conversion of Holdings into a limited liability company in exchange for a number of Common Units equal to the number of shares of Common Stock outstanding as of the Closing Date;

•	the operation of our business, from and after the Closing, through the Partnership and its subsidiaries, including Holdings;
•	no adjustments to the Purchased Securities to be issued pursuant to the Asset Agreement; and
•	15,200,435 shares of Common Stock outstanding as of the Closing Date, which is the number of shares of Common Stock outstanding as of the record date for the Special Meeting.

(1)	The Common Units are economic interests of the Partnership and the Series A Preferred Stock are non-economic voting interests of the Company.
(2)
Reflects 15,200,435 shares of Common Stock outstanding as of the Closing Date, which is the number of shares of Common Stock outstanding as of the record date for the Special Meeting, and the Company’s ownership of an equivalent number of Common Units. The Company is the sole member of the General Partner.

(3)	Borrower under the RBL and the Second Lien Credit Agreement. Previously a Delaware corporation.
(4)	Reflects the consolidated ownership of 22,101,857 Common Units and 221,018.57 shares of Series A Preferred Stock issued to JSTX and Rocky Creek at the Closing.
Potential Effects of the Transactions on the Company’s Shareholders
If our shareholders approve the Change of Control Proposal and the Issuance Proposal, current shareholders will experience immediate and significant dilution to their current equity ownership in the Company upon issuance of the Purchased Securities.
Upon the Closing of the Transactions, our existing shareholders are expected to control approximately 41% of our issued and outstanding voting power while Juniper is expected to control approximately 59% of our issued and outstanding voting power, and will have the right to designate a majority of the members of our Board. In addition, in connection with the closing of the Equity Transaction, our Bylaws will be amended such that any and all acts of the Board will require the approval of a majority of the directors present at a meeting of the Board at which there is a quorum. Thus, subject to applicable laws and the terms of our organizational documents, following the Closing, Juniper and/or its designees that will serve on our Board, as applicable, will generally be able to approve shareholder proposals and resolutions of the Board without the approval of our directors and shareholders who are not affiliated with Juniper. Please see the section entitled “Risk Factors” beginning on page 39 of this proxy statement.

Interests of Certain Persons in the Transactions
In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Nasdaq Proposals, you should be aware that aside from their interests as shareholders, certain of our executive officers and non-employee members of our Board have interests in the Transactions that are different from, or in addition to, the interests of our shareholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the Transactions and Transaction Agreements and in recommending to our shareholders that they vote in favor of the proposals presented at the Special Meeting, including the Nasdaq Proposals.
These interests include, but are not limited to, the treatment of the outstanding Company time-vested restricted stock units, the outstanding Company performance-based restricted stock units (“PBRSUs”), and potential severance payments and benefits upon a qualifying termination of employment, in each case, in connection with the Transactions. These interests are described in more detail below, and certain of them are quantified in the narrative and tabular disclosure included in the section entitled “—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Transactions” below. The members of our Board were aware of and considered these interests, among other matters, in approving the Transaction Agreements and the Transactions contemplated thereby.
Treatment of Equity Awards
Upon the consummation of the Transactions, (i) each outstanding time-vested restricted stock unit granted under the Penn Virginia Corporation 2016 Management Incentive Plan (the “2016 MIP”) will automatically vest in full and any forfeiture restrictions applicable to such time-vested restricted stock unit will lapse immediately, (ii) each outstanding PBRSU granted under the 2016 MIP will automatically vest, ranging from 0% to 200% of the target amount of such awards, based on the Company’s share price appreciation relative to the share price appreciation of the Dow Jones iShares U.S. Oil & Gas Exploration & Production ETF (“IEO ETF”), as of the effective time of the Transactions and (iii) each outstanding time-vested restricted stock unit and PBRSU granted under the Penn Virginia Corporation 2019 Management Incentive Plan (the “2019 MIP”) will continue to vest in the ordinary course following the effective time of the Transactions (unless the executive’s employment is terminated without “cause” or the executive resigns for “good reason” within the one-year period following the Closing as further described below), with the time-vested restricted stock units vesting solely based on time and PBRSUs vesting at 0% to 200% of the target amount of such awards based on the Company’s total shareholder return (“TSR”) relative to the TSR of certain peer companies. In addition, each outstanding restricted stock unit granted under the 2019 MIP to the non-employee members of our Board will automatically vest in full and any forfeiture restrictions applicable to such restricted stock unit award will lapse immediately.
The table below sets forth, (i) for each executive officer of the Company, the number of time-vested restricted stock units and PBRSUs granted under the 2016 MIP, and for each non-employee member of the Board, the number of restricted stock units granted under the 2019 MIP, in each case, that are unvested as of the date of this filing, (ii) the number of such awards that are expected to be accelerated in connection with the consummation of the Transactions, and (iii) the estimated value of the accelerated vesting of those awards (on a pre-tax basis) as a result of the Transactions. Such amounts have been calculated assuming the price of a share of the Company’s Common Stock is $7.57, which represents the average closing price of a share of the Company’s Common Stock over the first five business days following the first public announcement of the Transactions on November 3, 2020. Based on the Company’s current share trading price relative to the IEO ETF, the amounts set forth below assume that the PBRSUs granted under the 2016 MIP will vest at 0% in connection with the consummation of the Transactions. The actual value of the acceleration of the time-vested restricted stock units and PBRSUs cannot be determined with any certainty until the actual acceleration occurs.
	Number of Unvested Time-Vested Restricted Stock Units (#)	Number of Unvested PBRSUs (#)	Number of Unvested Time-Vested Restricted Stock Units to be Accelerated (#)	Number of PBRSUs to be Accelerated (#)	Total ($)
Executive Officer
Darrin Henke	—	—	—	—	—
Russell Kelley	—	—	—	—	—
Benjamin A. Mathis	7,728	13,061	7,728	—	58,501

	Number of Unvested Time-Vested Restricted Stock Units (#)	Number of Unvested PBRSUs (#)	Number of Unvested Time-Vested Restricted Stock Units to be Accelerated (#)	Number of PBRSUs to be Accelerated (#)	Total ($)
Non-Employee Directors
Darin G. Holderness	5,150	—	5,150	—	38,986
Tiffany Thom Cepak	5,150	—	5,150	—	38,986
Jeffrey E. Wojahn	5,150	—	5,150	—	38,986
Executive Officer Severance Arrangements
Each of Messrs. Henke, Kelley and Mathis participate in the Severance Plan, which provides for the payment of cash severance and other termination benefits in the event of a qualifying termination of employment. In the event an eligible executive officer is terminated without “cause” (as defined below) or resigns for “good reason” (as defined below), in each case, during the 18-month (for Mr. Mathis) or 24-month (for Messrs. Henke and Kelley) period following the Closing, and subject to the executive officer’s execution and non-revocation of a release of claims in favor of the Company as well as other customary covenants in favor of the Company, the Severance Plan provides that each executive officer will be entitled to receive the following severance payments and benefits:
•
a lump-sum cash payment equal to (x) the sum of (i) the executive officer’s annualized base salary in effect immediately prior to the date of termination and (ii) the executive officer’s target annual bonus for the year of termination, multiplied by (y) 2.5 for Mr. Henke, 2.0 for Mr. Kelley and 1.5 for Mr. Mathis;

•
a lump-sum cash payment equal to the annual bonus, if any, earned by the executive officer for the year preceding the year of termination, based on the actual level of performance, with any subjective or discretionary components of such annual bonus deemed achieved at the target level, to the extent unpaid as of the executive officer’s last day of employment;

•
if the executive officer elects continuation cover under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), continued coverage at the same contribution rate paid by the Company for active employees for the executive officer and his covered dependents following the executive officer’s date of termination for up to 18 months; and

•	reimbursement for documented costs for outplacement services through an agency selected by the executive officer, not to exceed $10,000.
For purposes of the Severance Plan, “cause” generally means the executive officer’s (i) willful and continued failure to substantially perform his or her duties to the Company or any affiliate (other than any such failure resulting from the executive officer’s disability), (ii) conviction of a felony, (iii) willful engagement in gross misconduct materially and demonstrably injurious to the Company or any affiliate or (iv) commission of one or more significant acts of dishonesty as regards the Company or any affiliate.
For purposes of the Severance Plan, “good reason” generally means the occurrence of the following events or conditions: (i) a material reduction in the executive officer’s base salary or annual cash incentive compensation opportunity from that in effect immediately prior to the date on which a “Qualified Liquidity Event” (as defined in the Severance Plan) occurs, (ii) the relocation of the executive officer to a location more than fifty (50) miles from the location at which the executive officer is based immediately prior to the date on which a “Qualified Liquidity Event” occurs or (iii) a material diminution in the executive officer’s title, authority, duties or responsibilities from those in effect as of immediately prior to the date on which a “Qualified Liquidity Event” occurs.
For an estimate of the amounts that would be payable to each of the Company’s executive officers under the Severance Plan assuming a qualifying termination of employment in connection with the Transactions, please see the section entitled “Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Transactions” below.

Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Transactions
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of the Company’s named executive officers that is based on or otherwise relates to the Transactions and that will or may become payable to the named executive officers at the consummation of the Transactions or on a qualifying termination of employment upon or following the consummation of the Transactions. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the Transactions-related compensation payable to our named executive officers. The “named executive officers” are the individuals listed as such in the Company’s most recent annual proxy statement, except (i) they include Mr. Henke, who was appointed as the Company’s President and Chief Executive Officer on August 17, 2020, following the retirement of John A. Brooks and (ii) they do not include Mr. Brooks, who resigned from the Company effective as of August 17, 2020, or Steven A. Hartman, who separated from the Company effective November 12, 2019.
The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits (on a pre-tax basis) that each of the Company’s named executive officers would receive using the following assumptions: (i) the consummation of the Transactions occurs on February 1, 2021, (ii) each named executive officer experiences a qualifying termination at such time, (iii) each named executive officer’s annualized base salary and annual target bonus remains unchanged from that in effect as of the date of this filing, (iv) the closing price of a share of the Company’s Common Stock on the consummation of the Transactions is $7.57, which represents the average closing price of a share of the Company’s Common Stock over the first five business days following the first public announcement of the Transactions on November 3, 2020, (v) no named executive officers receive any additional equity grants prior to the consummation of the Transactions and (vi) each named executive officer has properly executed the required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive the payments and benefits. All payments described in the table and accompanying footnotes below are paid in separate, lump-sum payments. Values shown below do not take into account any increase in compensation that may occur following the date of this filing or following the Transactions. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amount to be received by our named executive officers may differ from the amounts set forth below.
Golden Parachute Compensation
	Cash ($)(1)	Equity ($)(2)	Benefits Continuation ($)(3)	Total ($)
Named Executive Officer
Darrin Henke	2,510,000	870,550	32,663	3,413,213
Russell Kelley	1,490,000	673,041	32,663	2,195,704
Benjamin A. Mathis	1,017,325	299,091	32,663	1,349,079
(1)
As described above in the section entitled “—Executive Officer Severance Arrangements,” the cash payments to Messrs. Henke, Kelley and Mathis consist of a lump-sum cash payment equal to (x) the sum of (A) each executive’s annualized base salary in effect immediately prior to the date of termination and (B) each executive’s target annual bonus for the year of termination, multiplied by (y) 2.5 for Mr. Henke, 2.0 for Mr. Kelley and 1.5 for Mr. Mathis.

The payments set forth in the columns “Base Salary Severance,” “Target Bonus Severance” and “Outplacement Services” below are “double-trigger” in nature as they will only be payable in the event of a termination of the executive’s employment by the Company without “cause” or due to a resignation by the executive for “good reason” within the 18-month (for Mr. Mathis) or 24-month (for Messrs. Henke and Kelley) period following the Closing, as described above. The amounts shown in these columns are based on the compensation and benefit levels in effect on the date of this proxy statement; therefore, if compensation and benefit levels are changed after such date, actual payments to an executive officer may be different than those provided for above.
	Base Salary Severance ($)	Target Bonus Severance ($)	Outplacement Services ($)	Total ($)
Named Executive Officer
Darrin Henke	1,250,000	1,250,000	10,000	2,510,000
Russell Kelley	800,000	680,000	10,000	1,490,000
Benjamin A. Mathis	544,500	462,825	10,000	1,017,325
(2)
As described above in the section entitled “—Treatment of Equity Awards,” the equity amounts consist of the accelerated vesting and payment of the time-vested restricted stock units and PBRSUs. The amounts shown are based on the number of such equity-based awards held by each named executive officer as of the date of this proxy statement. The amounts shown do not attempt to forecast any grants, additional issuances, dividends, additional deferrals or forfeitures of equity-based awards following the date of this proxy statement. Depending on when the Closing Date occurs, certain equity-based awards will vest in accordance with their terms.

The above payments involving the time-vested restricted stock units and PBRSUs granted under the 2016 MIP are “single-trigger” in nature as they will vest and be payable upon the Closing of the Transactions without a subsequent termination of employment, with the vesting of the PBRSUs based on the Company’s share price appreciation relative to the IEO ETF. Based on the Company’s current share trading price relative to the IEO ETF, the amounts set forth above assume that the PBRSUs granted under the 2016 MIP will vest at 0% in connection with the consummation of the Transactions.
The above payments involving the time-vested restricted stock units and PBRSUs granted under the 2019 MIP are “double-trigger” in nature as they will vest and be payable in the event of a termination of an executive’s employment by the Company without “cause” or due to resignation by the executive for “good reason” within the 12-month period following the Closing, with (i) all unvested time-vested restricted stock units vesting as of the date of termination and (ii) all unvested PBRSUs vesting based on the Company’s TSR relative to the peer group through the date of the termination of such executive’s employment. The above payments involving the PBRSUs granted under the 2019 MIP assumes vesting at 100%.
For purposes of the time-vested restricted stock units and PBRSUs granted under the 2019 MIP, “cause” generally means, the named executive officer’s (i) material dishonesty, which is not the result of an inadvertent or innocent mistake, of the named executive officer with respect to the Company or any affiliate, (ii) willful misfeasance or nonfeasance of duty by the named executive officer that is or may be injurious to the Company or any affiliate, or the reputation, business, or business relationships of the Company or any affiliate, or any of their respective officers, directors or employees, (iii) material violation by the named executive officer of his employment agreement, (iv) conviction of the named executive officer of any felony, any crime involving moral turpitude or any other crime (other than a minor vehicular offense) which could reflect in some material fashion unfavorably upon the Company or any affiliate, (v) any refusal by the named executive officer to obey the lawful orders of the Board or any other person to whom the named executive officer reports or (vi) the named executive officer’s (A) failure to perform any of his fiduciary duties to the Company or any affiliate, (B) failure to make full disclosure to the Company or any affiliate of all business opportunities pertaining to their business, (C) acting for his own benefit concerning the subject matter of his fiduciary relationship with the Company or any affiliate, or (D) taking any action which he knows or should reasonably know would not comply with the law as applicable to his employment, including but not limited to the United States Foreign Corrupt Practices Act.
For purposes of the time-vested restricted stock units and PBRSUs granted under the 2019 MIP, “good reason” generally means, the occurrence of any of the following events or conditions: (i) a material diminution in the named executive officer’s title, authority, duties or responsibilities from those in effect on the date of grant, (ii) a material reduction in the named executive officer’s base salary or annual cash incentive compensation opportunity from that in effect on the date of grant or (iii) the relocation of the named executive officer to a location more than 50 miles from the location at which the named executive officer is based on the date of grant.
The equity payments described in this column (2) include the following equity awards, calculated assuming that the closing price of a share of the Company’s Common Stock on the consummation of the Transactions is $7.57, which represents the average closing price of a share of the Company’s Common Stock on the first five business days following the first public announcement of the Transactions on November 3, 2020:
	Time-Vested Restricted Stock Units (2016 MIP) (#)	PBRSUs (2016 MIP) (#)	Time-Vested Restricted Stock Units (2019 MIP) (#)	PBRSUs (2019 MIP) (#)	Total ($)
Named Executive Officer
Darrin Henke	—	—	57,500	57,500	870,550
Russell Kelley	—	—	38,078	50,831	673,041
Benjamin A. Mathis	7,728	—	15,891	15,891	299,091
(3)
As described above in the section entitled “—Executive Officer Severance Arrangements,” the benefits continuation for named executive officers consists of continued COBRA coverage at the same contribution rate paid by the Company for active employees for the named executive officer and his covered dependents following the named executive officer’s date of termination for 18 months.

The above payments are “double-trigger” in nature as they will only be payable in the event of a termination of employment without “cause” or for “good reason” within the 18-month (for Mr. Mathis) or 24-month (for Messrs. Henke and Kelley) period following the Closing, as described above. The amounts reflected in the column above reflect COBRA premium rates in effect for 2020; therefore if benefits levels change between the date of this proxy statement and the effective time of the Transactions, such amounts will change.
Board of Directors of the Combined Company
At Closing, in accordance with the Articles of Amendment and the Investor Agreement, the Board will be increased from four members to nine members, Juniper will designate five Investor Directors as new members of the Board, and the Board of Directors of the combined Company will be comprised of the following individuals:
Investor Affiliated Directors	Non-Affiliated Directors
Edward Geiser (new Chairman)	Darin G. Holderness (current Chairman)
Kevin Cumming	Tiffany Thom Cepak
Joshua Schmidt	Jeffrey E. Wojahn
Temitope Ogunyomi	Chief Executive Officer
Tim Gray	Darrin J. Henke (Chief Executive Officer)
From and after the Closing, the Permitted Series A Owners’ right to designate directors will be based on the Total Shares held by them. See “—Investor Agreement—Governance.”
Government and Regulatory Approvals
The Company and Juniper have determined that the Transactions are not subject to the filing requirements of the HSR Act, and neither the Company nor Juniper is aware of any material regulatory approvals or actions that are required for completion of the Transactions. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.
Expected Timing of the Closing
The Transactions are expected to be consummated in the first quarter of 2021, subject to the receipt of approval by the Company’s shareholders of the Nasdaq Proposals, obtaining the RBL Amendment, and the satisfaction or waiver of other closing conditions, and in no event later than May 2, 2021. See “—Contribution Agreement—Closing Conditions” and “—Asset Agreement—Closing Conditions.”
Accounting Treatment
The Transactions will result in a change of control of the Company with Juniper determined to be the accounting acquirer. Upon the Closing of the Transactions, our existing shareholders are expected to control approximately 41% of our issued and outstanding voting power while Juniper is expected to control approximately 59% of our issued and outstanding voting power and it shall have the right to designate a majority of the members of our Board. Juniper is currently not expected to elect, as permitted in the accounting guidance, to apply push-down accounting to its acquisition of the Company. As a result, the Company will continue to maintain its historical basis of accounting. The Contributed Assets, with an estimated fair value of approximately $38,400,000, will be reflected in the Company’s financial statements at Closing at their historical carrying values.
Following the completion of the Transactions, the Company will be a holding company whose principal asset will consist of approximately 41% of the outstanding Common Units that it acquires directly from the Partnership in conjunction with the Transactions. The remaining outstanding Common Units will be held by Juniper. Through its ownership of the General Partner, which will be the sole general partner of the Partnership, the Company will operate and control the business and affairs of the Partnership and its direct and indirect subsidiaries and, through the Partnership and its direct and indirect subsidiaries, conduct its business.
No Appraisal Rights in Connection with the Transactions
Appraisal rights are not available to the shareholders in connection with the transactions contemplated by the Contribution Agreement or the Asset Agreement or any of the Proposals to be considered at the Special Meeting described in this proxy statement.

THE SPECIAL MEETING
Attending the Special Meeting
The Special Meeting will be held entirely online. To attend, participate in, and vote at the Special Meeting, you will need the control number included on your proxy card, or voting instruction card (if your shares are held through a bank, broker or another nominee). Online access to the audio webcast will open 15 minutes prior to the start of the Special Meeting to allow time for you to log in and test your device’s audio system. We encourage you to access the Special Meeting prior to the start time and allow ample time to log in to the Special Meeting webcast and test your computer audio system.
Shareholders who wish to submit a question in advance may do so at www.virtualshareholdermeeting.com/PVAC2021SM. Shareholders also may submit questions live during the Special Meeting. The Company is committed to transparency. All questions received before or during the Special Meeting, and the Company’s responses, will be posted to our Investor Relations website at https://ir.pennvirginia.com/all-sec-filings promptly after the Special Meeting. Personal details may be omitted for data protection purposes. If we receive substantially similar questions, we may group these questions together and provide a single response to avoid repetition.
In addition, if you experience any technical difficulties during the check-in time or during the Special Meeting or trouble accessing the Special Meeting’s website, please call (US) 800-586-1548 or (international) 303-562-9288.
Record Date and Voting Rights
Only shareholders of record at the close of business on December 8, 2020, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournment, postponement or continuation thereof. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. All shares represented by properly executed and delivered proxies will be voted at the Special Meeting. On the record date, there were 15,200,435 shares of Common Stock outstanding and entitled to vote.
If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted.
Quorum and Adjournments
A quorum of the Company’s shareholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of a majority in voting power of the outstanding shares of Common Stock as of the close of business on the record date entitled to vote thereat are present online or represented by proxy at the Special Meeting. Abstentions will be counted for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum at the Special Meeting, unless the broker, bank or other nominee has been instructed to vote on at least one of the Proposals.
If a quorum is not present at the Special Meeting, the holders of a majority of the shares of our Common Stock entitled to vote who are present online or represented by proxy have the power to adjourn the Special Meeting from time to time without notice, other than an announcement at the Special Meeting of the time and place of the adjourned meeting, until a quorum is present. In addition, under our Bylaws, our Chairman has the power to adjourn the Special Meeting for any reason from time to time without notice, other than an announcement of the time and place of the adjourned meeting, provided that a new record date is not set. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Special Meeting.
Votes Required
The approval of each of the Proposals requires the affirmative vote of a majority of the votes cast (online at the Special Meeting or by proxy) on such Proposal by holders of the Company’s outstanding shares of Common Stock entitled to vote at the Special Meeting. An abstention, a shareholder’s failure to vote by proxy or to vote online at the Special Meeting and a broker non-vote are not counted as a vote cast and, therefore, will have no effect on any of the Proposals.
Broker Non-Votes
Brokers who hold shares in street name for customers are required to vote those shares as the customers instruct. Under applicable rules, brokers are permitted to vote on “routine” matters even if they have not received voting instructions from their customers, but they are not permitted to vote on “non-routine” matters absent specific voting instructions from their customers. A “broker non-vote” occurs when a broker holds shares for a customer, which are present at the meeting, but lacks discretionary voting power with respect to a particular proposal because the customer has not given the broker instructions regarding how to vote those shares.

The approval of the Issuance Proposal (Proposal No. 1), the Change of Control Proposal (Proposal No. 2) and the Adjournment Proposal (Proposal No. 3) are considered non-routine matters under applicable rules. Consequently, brokers may not vote uninstructed shares on any of these Proposals, and there may be broker non-votes on these Proposals. Broker non-votes will have no effect on the outcome of Proposal No. 1, Proposal No. 2 and Proposal No. 3. Broker shares that are voted on any matter at the Special Meeting will be included in determining the number of shares present for purposes of determining whether a quorum is present at the Special Meeting. Broker shares that are not voted on any matter at the Special Meeting will not be included in determining whether a quorum is present at the Special Meeting.
Shareholders of Record
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote virtually at the Special Meeting. We have enclosed a proxy card for you to use. You can also vote via the Internet. If you desire to vote via the Internet, instructions for using this service are provided on the proxy card. If you desire to vote by mail, you should mark your votes on the proxy card and date, sign and promptly return the proxy card in the accompanying envelope.
Beneficial Owners
If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to virtually attend the Special Meeting. See “—Broker Non-Votes” above.
Voting at the Special Meeting
You may vote your shares without virtually attending the Special Meeting, or online during the Special Meeting if you choose to attend. If you are a shareholder of record (that is, you hold your shares in your own name), you may vote by Internet, by telephone, by mail, or online during the Special Meeting at www.virtualshareholdermeeting.com/PVAC2021SM. To vote online during the Special Meeting, you will need the control number included on your proxy card.
If your shares are held beneficially in a brokerage account or by another nominee, you may vote your shares without virtually attending the Special Meeting, or online during the Special Meeting if you choose to attend. You will receive a voting instruction card with information about how to instruct your broker or nominee on how to vote your shares.
Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the Special Meeting.
Default Voting
A proxy that is properly completed and returned will be voted at the Special Meeting in accordance with the instructions on the proxy. If you are a registered holder and properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted “FOR” the Issuance Proposal (Proposal No. 1), “FOR” the Change of Control Proposal (Proposal No. 2) and “FOR” the Adjournment Proposal (Proposal No. 3) and in accordance with the discretion of the proxy holders with respect to any other business that may properly come before the Special Meeting. If we propose to adjourn the Special Meeting, proxy holders will vote all shares for which they have voting authority in favor of Proposal No. 3. The Board knows of no matters other than those stated in the Notice of Special Meeting of Shareholders and described in this proxy statement to be presented for consideration at the Special Meeting.
Revocation of Proxy
A shareholder executing and returning a proxy may revoke it at any time before it is exercised at the Special Meeting by giving written notice of the revocation to our Corporate Secretary or by executing and delivering to our Corporate Secretary a later dated proxy. Attendance at the Special Meeting will not be effective to revoke the proxy unless written notice of revocation has also been delivered to our Corporate Secretary before the proxy is exercised. If you hold your shares in a brokerage account or by other nominee and deliver voting instructions to the record holder of those shares, you may only revoke the voting of those shares in accordance with your instructions if such record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.

Written notices to us must be addressed to Penn Virginia Corporation, Attention: Corporate Secretary, 16285 Park Ten Place, Suite 500, Houston, Texas 77084. No revocation by written notice will be effective unless such notice has been received by our Corporate Secretary prior to the day of the Special Meeting or by the inspector of election at the Special Meeting.
Proxy Solicitation
The expenses of solicitation of proxies, including the cost of preparing and mailing this proxy statement and the accompanying materials, will be paid by us. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.
The Company has paid Okapi Partners an initial retainer fee of $15,000, and also agreed to pay Okapi Partners (a) fees for additional services that may be incurred, (b) a performance fee of $30,000 in the event the shareholders approve the Nasdaq Proposals and (c) reasonable out-of-pocket expenses. The Company also has agreed to indemnify Okapi Partners against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
Some of our officers and employees may solicit proxies personally or by telephone, mail or other methods of communication and will not be compensated additionally therefor.
Shareholder List
The Company’s list of shareholders as of December 8, 2020, the record date, will be available for inspection for ten days prior to the Special Meeting, in accordance with applicable law at the Company’s corporate office at 16285 Park Ten Place, Suite 500, Houston, Texas 77084. The list of shareholders will also be available during the Special Meeting at www.virtualshareholdermeeting.com/ PVAC2021SM for those shareholders who choose to attend the Special Meeting online.

PROPOSAL NO. 1—THE ISSUANCE PROPOSAL
Overview
Pursuant to the Transaction Agreements, the shareholders of the Company are being asked to vote on a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the potential issuance of up to 22,597,757 shares of our Common Stock upon the redemption or exchange of the Purchased Securities proposed to be issued to affiliates of Juniper Capital pursuant to the Transactions, which proposal is conditioned upon the approval of the Change of Control Proposal.
For a detailed discussion of the Transactions pursuant to which such Purchased Securities are proposed to be issued, see the “The Transactions.”
Why the Company Needs Shareholder Approval
We are seeking shareholder approval of the Issuance Proposal in order to comply with Nasdaq Listing Rule 5635(a).
Pursuant to Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of stock or assets of another company that would result in (i) the issuance, or potential issuance, of shares of common stock (including upon the conversion or exercise of securities into common stock) (a) having voting power equal to or in excess of 20% of the voting power of the common stock outstanding prior to the issuance of the common stock or securities convertible into or exercisable for common stock or (b) in excess of 20% of the number of shares of common stock outstanding prior to the issuance of the common stock or securities convertible into or exercisable for common stock.
As described herein, holders of Series A Preferred Stock may exercise their right to exchange or redeem one Common Unit, together with one one-hundredth (1/100th) of a share of Series A Preferred Stock, for one share of our Common Stock. The expected issuance of up to 22,101,857 Common Units and up to 221,018.57 shares of Series A Preferred Stock pursuant to the Transactions and in connection with the acquisition of the Contributed Assets would entitle the holders thereof to exercise their right to redeem such securities for Common Stock representing approximately 59% of the Company’s voting power and 59% of the then-outstanding number of shares of Common Stock. This would exceed the 20% thresholds under Nasdaq Listing Rule 5635(a). Further, the Purchased Securities to be issued pursuant to the Asset Agreement are subject to adjustments, as described herein, which could result in the aggregate number of Purchased Units and Purchased Preferred Stock to be issued in the Transactions being increased to up to 22,597,757 Common Units and up to 225,977.57 shares of Series A Preferred Stock, respectively.
Accordingly, we are seeking shareholder approval under Nasdaq Listing Rule 5635(a) in connection with the potential issuance of up to 22,597,757 shares of our Common Stock, upon the redemption or exchange of the Purchased Securities proposed to be issued to Juniper pursuant to the Transactions.
Consequences of Not Approving the Issuance Proposal
If the Company does not obtain shareholder approval for the Issuance Proposal, the Company will be unable to consummate the Transactions, as shareholder approval of the Issuance Proposal is a non-waivable condition to closing the transactions contemplated by the Contribution Agreement and the Asset Agreement. In addition, approval of the Issuance Proposal is conditioned upon approval of the Change of Control Proposal, and vice versa. Accordingly, notwithstanding shareholder approval of the Change of Control Proposal at the Special Meeting, the Company will be unable to consummate the transactions contemplated by the Contribution Agreement and the Asset Agreement unless our shareholders also approve the Issuance Proposal. Thus, if either of the Issuance Proposal or the Change of Control Proposal is not approved at the Special Meeting, we will need to seek approval from our shareholders for such proposals at an adjournment of the Special Meeting or a future special or annual meeting of shareholders. It is important to note, however, that each of the Contribution Agreement and the Asset Agreement may be terminated by any of the parties thereto if the Special Meeting (including any adjournments or postponements thereof) shall have concluded and approval of the Nasdaq Proposals shall not have been obtained. If either agreement is terminated pursuant to such termination right, we will be unable to seek shareholder approval of the Nasdaq Proposals at a subsequent special or annual meeting of shareholders and we will be unable to consummate the Transactions.
Consequences of Approving the Issuance Proposal
If our shareholders approve the Issuance Proposal (and the Change of Control Proposal), current shareholders will experience immediate and significant dilution to their current equity ownership in the Company upon issuance of the Purchased Securities. Upon the Closing of the Transactions, our existing shareholders are expected to control approximately 41% of our issued and outstanding voting power, while Juniper is expected to control approximately 59% of our issued and outstanding voting power and will have the right to designate a majority of the members of our Board. In addition, as a condition to and upon the closing of the Equity Transaction, our Bylaws will be amended such that any and all acts of the Board will require the approval of a majority of the directors present at a meeting of the Board at which there is a quorum. Thus, subject to applicable laws and the terms of our organizational documents, following the Closing, Juniper and/or its designees that will serve on our Board, as applicable, will generally be able to approve resolutions of the Board or shareholder proposals without the approval of our directors and shareholders who are not affiliated with Juniper.
Vote Required for Approval
Approval of the Issuance Proposal requires the affirmative vote of a majority of the votes cast on the proposal (online at the Special Meeting or by proxy), in compliance with applicable Nasdaq Listing Rules, and is conditioned upon the approval of the Change of Control Proposal. Failure to vote by proxy or to vote online at the Special Meeting, or an abstention from voting, will have no effect on the outcome of the vote on the Issuance Proposal.
Recommendation of the Board
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE PROPOSAL.
For a detailed description of the Board’s recommendation and its reasons for approving the Transactions and making such recommendation, see “The Transactions—Reasons for the Transactions; Recommendation of the Board.”

PROPOSAL NO. 2—THE CHANGE OF CONTROL PROPOSAL
Overview
Pursuant to the Transaction Agreements, the shareholders of the Company are being asked to vote on a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(b), the change of control under Nasdaq Listing Rule 5635(b) that would result from the proposed issuance to affiliates of Juniper Capital of up to 225,977.57 shares of Series A Preferred Stock pursuant to the Transactions, which proposal is conditioned upon the approval of the Issuance Proposal.
For a detailed discussion of the Transactions pursuant to which such shares of Series A Preferred Stock are proposed to be issued, see “The Transactions.”
Why the Company Needs Shareholder Approval
We are seeking shareholder approval of the Change of Control Proposal in order to comply with Nasdaq Listing Rule 5635(b).
Pursuant to Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities that will result in a change of control of a listed company, which for purposes of Nasdaq Listing Rule 5635(b) is generally deemed to occur when an investor or investor group acquires or has the right to acquire 20% or more of a company’s outstanding common stock or voting power, and that investor or investor group will then be the largest holder of such common stock or voting power.
As described herein, each one one-hundredth (1/100th) of a share of Series A Preferred Stock entitles the holder thereof to one vote on all matters submitted to a vote of the holders of Common Stock of the Company (subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions). The expected issuance of up to 221,018.57 shares of Series A Preferred Stock pursuant to the Contribution Agreement and the Asset Agreement is expected to result in Juniper controlling approximately 59% of the Company’s voting power. This would result in a “change of control” under Nasdaq Listing Rule 5635(b). Further, the Purchased Securities to be issued pursuant to the Asset Agreement are subject to adjustments, as described herein, which could result in the aggregate number of Purchased Preferred Stock to be issued in the Transactions being increased to 225,977.57 shares of Series A Preferred Stock.
Accordingly, we are seeking shareholder approval of the “change of control” under Nasdaq Listing Rule 5635(b) that will result from the issuance of up to 225,977.57 shares of Series A Preferred Stock in connection with the Transactions.
Consequences of Not Approving the Change of Control Proposal
If the Company does not obtain shareholder approval for the Change of Control Proposal, the Company will be unable to consummate the Transactions, as shareholder approval is a non-waivable condition to closing the transactions contemplated by the Contribution Agreement and the Asset Agreement. In addition, approval of the Issuance Proposal is conditioned upon approval of the Change of Control Proposal, and vice versa. Accordingly, notwithstanding shareholder approval of the Issuance Proposal at the Special Meeting, the Company will be unable to consummate the transactions contemplated by the Contribution Agreement and the Asset Agreement unless our shareholders also approve the Change of Control Proposal. Thus, if either of the Issuance Proposal or the Change of Control Proposal is not approved at the Special Meeting, we will need to seek approval from our shareholders for such proposals at an adjournment of the Special Meeting or a future special or annual meeting of shareholders. It is important to note, however, that each of the Contribution Agreement and the Asset Agreement may be terminated by any of the parties thereto if the Special Meeting (including any adjournments or postponements thereof) shall have concluded and approval of the Nasdaq Proposals shall not have been obtained. If either agreement is terminated pursuant to such termination right, we will be unable to seek shareholder approval of the Nasdaq Proposals at a subsequent special or annual meeting of shareholders and we will be unable to consummate the Transactions.
Consequences of Approving the Change of Control Proposal
If our shareholders approve the Change of Control Proposal (and the Issuance Proposal), current shareholders will experience immediate and significant dilution to their current equity ownership in the Company upon issuance of the Purchased Securities. Upon the Closing of the Transactions, our existing shareholders are expected to control approximately 41% of our issued and outstanding voting power, while Juniper is expected to control approximately 59% of our issued and outstanding voting power and will have the right to designate a majority of the members of our Board. In addition, as a condition to and upon the closing of the Equity Transaction, our Bylaws will be amended such that any and all acts of the Board will require the approval of a majority of the directors present at a meeting of the Board at which there is a quorum. Thus, subject to applicable laws and the terms of our organizational documents, following the Closing, Juniper and/or its designees that will serve on our Board, as applicable, will generally be able to approve resolutions of the Board or shareholder proposals without the approval of our directors and shareholders who are not affiliated with Juniper.
Vote Required for Approval
Approval of the Change of Control Proposal requires the affirmative vote of a majority of the votes cast on the proposal (online at the Special Meeting or by proxy), in compliance with applicable Nasdaq Listing Rules, and is conditioned upon the approval of the Issuance Proposal. Failure to vote by proxy or to vote online at the Special Meeting, or an abstention from voting, will have no effect on the outcome of the vote on the Change of Control Proposal.
Recommendation of the Board
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CHANGE OF CONTROL PROPOSAL.
For a detailed description of the Board’s recommendation and its reasons for approving the Transactions and making such recommendation, see “The Transactions—Reasons for the Transactions; Recommendation of the Board.”

PROPOSAL NO. 3—THE ADJOURNMENT PROPOSAL
Overview
Pursuant to the Transaction Agreements, the shareholders are being asked to vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposals. The Adjournment Proposal will only be presented to our shareholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposals.
Consequences of Not Approving the Adjournment Proposal
If the Adjournment Proposal is not approved by the Company’s shareholders, the Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposals. If either of the Nasdaq Proposals is not approved at the Special Meeting, we will need to seek approval from our shareholders for such proposal at an adjournment of the Special Meeting or a future special or annual meeting of shareholders. It is important to note, however, that each of the Contribution Agreement and the Asset Agreement may be terminated by any of the parties thereto if the Special Meeting (including any adjournments or postponements thereof) shall have concluded and approval of the Nasdaq Proposals shall not have been obtained. If either agreement is terminated pursuant to such termination right, we will be unable to seek shareholder approval of the Nasdaq Proposals at a subsequent special or annual meeting of shareholders and we will be unable to consummate the Transactions.
Vote Required for Approval
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast (online at the Special Meeting or by proxy), in compliance with applicable Nasdaq Listing Rules. Failure to vote by proxy or to vote online at the Special Meeting, or an abstention from voting, will have no effect on the outcome of the vote on the Adjournment Proposal.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY PARTIES
The Company
Penn Virginia was incorporated in Virginia in January 1882. Based out of Houston, Texas, the Company is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas.
Penn Virginia’s Common Stock is listed on the Nasdaq under the symbol “PVAC.”
The Company maintains an internet site at https://ir.pennvirginia.com. Except for the Company’s filings with the SEC that are incorporated by reference into this proxy statement, the information on or accessible through the Company’s website is not a part of this proxy statement. For further information about the Company, please review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, each incorporated by reference herein. Please see the section entitled “Where You Can Find More Information” beginning on page 118.
Holdings
Penn Virginia Holding Corp. is a Delaware corporation and direct, wholly-owned subsidiary of the Company. As of the date of this proxy statement, Holdings is the borrower under the Second Lien Credit Agreement and the RBL.
The General Partner
PV Energy Holdings GP, LLC is a Delaware limited liability company, the general partner of the Partnership, a direct, wholly-owned subsidiary of the Company and was formed on October 30, 2020. The General Partner has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Contribution Agreement and the Asset Agreement.
The Partnership
PV Energy Holdings, L.P. is a Delaware limited partnership and a direct, wholly-owned subsidiary of the Company, and was formed on October 30, 2020. The Partnership has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Contribution Agreement and the Asset Agreement. From and after the Closing, we will operate our business through the Partnership and its subsidiaries including Holdings.
The mailing address of the principal executive offices for each of the Company Parties is 16285 Park Ten Place, Suite 500, Houston, Texas 77084, and their telephone number at that address is (713) 722-6500.

INFORMATION ABOUT THE JUNIPER PARTIES
Juniper Capital
Juniper Capital Advisors, L.P. was formed in Delaware on July 24, 2014 and is an advisor to certain investments funds that have over $1.2 billion of cumulative equity commitments. Juniper Capital is based in Houston, Texas and focuses on investing with high-quality management teams to provide transformational equity capital to demonstrate the value and productive potential of oil and gas properties located primarily in the continental United States.
JSTX
JSTX Holdings, LLC is a Delaware limited liability company formed on October 20, 2020 and an affiliate of Juniper Capital. JSTX has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Contribution Agreement and the Asset Agreement.
Rocky Creek
Rocky Creek Resources LLC is a Delaware limited liability company, an affiliate of Juniper Capital and is operated by Boomtown Oil LLC. Rocky Creek is an E&P company that currently operates in Lavaca and DeWitt counties with the Eagle Ford Shale and Austin Chalk formations as the primary development targets.
Juniper Guarantor
Juniper Capital III, L.P., a Delaware limited partnership formed on September 14, 2017, is the parent of JSTX and an affiliate of Juniper Capital. Juniper Guarantor is an investment fund with $677.5 million in aggregate commitments.
The mailing address of the principal executive offices for each of the Juniper parties is 2727 Allen Parkway, Suite 1850, Houston, Texas 77019, and their telephone number at that address is (713) 335-4700.
Juniper Designated Directors
At the Closing, the Board will be increased from four members to nine members, and Juniper will designate five Investor Directors as new members of the Board of the combined Company. Juniper has selected Edward Geiser (who will serve as the new Chairman), Kevin Cumming, Joshua Schmidt, Temitope Ogunyomi and Tim Gray, all Investor Affiliated Directors, to serve as the five initial Investor Directors upon Closing.
Edward Geiser. Mr. Geiser, 42, is the Managing Partner and CEO of Juniper Capital as well as the head of the firm’s investment committee. He assisted with the original formation of Juniper Capital in 2003 and led the firm’s re-formation in 2014. Prior to 2014, Mr. Geiser was a Managing Director at Och-Ziff Capital Management where he focused on Och-Ziff’s private investing activity in the energy industry in North America for over five years. Over the past 12 years, Mr. Geiser has served on the boards of a number of private upstream and midstream energy companies with assets located in the United States.
Prior to Och-Ziff, Mr. Geiser worked at each of Merrill Lynch and Morgan Stanley in Houston where he focused on advisory work related to public and private energy companies. Mr. Geiser received a B.S. in Finance from the Louisiana State University.
Kevin Cumming. Mr. Cumming, 43, is a Partner and member of the investment committee at Juniper Capital. He was part of the original investment team for Juniper Capital beginning in 2005, and he re-joined in 2014 when it was re-formed. Prior to re-joining Juniper Capital, Mr. Cumming co-founded and was President of Expedition Water Solutions, a private equity-backed oilfield water company. Mr. Cumming also served as a Vice President of White Deer Energy, a Houston-based middle-market private equity firm focused on the energy industry. During his career, he has been involved with over 20 private energy companies, many of which he helped found, and served on numerous Boards.
Mr. Cumming has also held various roles at Select Energy Services, Buckeye Partners and Merrill Lynch. Mr. Cumming holds a B.B.A. in Business Honors and Finance from The University of Texas at Austin and a M.B.A. from Rice University.
Joshua Schmidt. Mr. Schmidt, 37, is a Managing Director at Juniper Capital. Prior to joining the firm in 2014, he was a portfolio manager for Whiteside Energy Fund, LP. Mr. Schmidt has over fifteen years of experience in the Energy Industry and has been involved in the formation and management of over ten private energy companies. He currently serves on the boards of several Juniper portfolio companies.

Mr. Schmidt received a B.S. in Finance from the University of Notre Dame.
Temitope Ogunyomi. Mr. Ogunyomi, 37, is a Director at Juniper Capital and has over 15 years of technical, operational and investment experience in the energy industry. Prior to joining Juniper Capital in 2018, Mr. Ogunyomi was a Vice President for mergers, acquisitions and divestitures within the energy investment banking group at Evercore from 2016 to 2018. While at Evercore, Mr. Ogunyomi was involved in leading and executing sell-side and buy-side advisory mandates, capital raises and restructuring for upstream and midstream energy companies.
Prior to joining Evercore, Mr. Ogunyomi worked in various leadership, A&D, exploration, asset development and operational roles within several unconventional and conventional plays at Anadarko Petroleum, Marathon Oil and Chesapeake Energy. While working in the E&P sector, Mr. Ogunyomi primarily worked as a Team Lead and Geologist/Petrophysicist but also cross trained in petroleum economics, drilling and reservoir engineering. Mr. Ogunyomi holds a BS in Geoscience from Southeast Missouri State University, a M.S in Petroleum Geology from Oklahoma State University and an M.B.A from University of Oklahoma.
Tim Gray. Mr. Gray, 46, is Juniper Capital’s General Counsel and Chief Compliance Officer. Prior to joining Juniper Capital in 2017, Mr. Gray was a Managing Director and General Counsel at Och-Ziff Capital Management Group for over eight years.
Mr. Gray holds a J.D. from Boston College Law School and a B.S. in Business Administration and Political Science from the University of North Carolina at Chapel Hill.

ROCKY CREEK MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION
The following table sets forth the revenues over direct operating expenses for the periods indicated for the Contributed Assets:
	Year Ended December 31,
	2019	2018	$ Change	% Change
Revenues:
Crude oil sales	$2,054,482	$ —	$2,054,482	100%
Natural gas and natural gas liquids sales	121,204	—	121,204	100%
Total Revenues	2,175,686	—
Direct Operating Expenses:
Total direct operating expenses	456,038	—	456,038	100%
Revenues in Excess of Direct Operating Expenses	$1,719,648	$—
As reflected in the table above, total revenues from the Contributed Assets for the year ended December 31, 2019 was 100%, or $2.18 million, higher than in 2018. The increase is due to a well being drilled and completed in 2019 and there were no producing wells during 2018.
Crude oil sales increased 100%, or $2.05 million, solely as a result of an increase in production of 35 MBbls. Natural gas and natural gas liquids sales increased 100%, or $0.12 million, solely as a result of an increase in production of 31 MMcf of natural gas and of 6 Mbbls of natural gas liquids.
Total direct operating expenses increased 100%, or $0.46 million, as a result of the well beginning production during the fourth quarter of 2019.

BENEFICIAL OWNERSHIP OF COMMON STOCK
Unless otherwise indicated below, the following table sets forth, as of December 7, 2020, the amount and percentage of our outstanding shares of Common Stock beneficially owned by (i) each person known by us to beneficially own more than 5% of our outstanding shares of Common Stock, (ii) each of the executive officers named in the “summary compensation table” set forth in our definitive proxy statement for our May 4, 2020 Annual Meeting of Shareholders and our current directors and (iii) all of our current executive officers and directors as a group. Such information (other than with respect to our directors and executive officers and their affiliates) is based on a review of statements filed with the SEC pursuant to Sections 13(d) and 13(g) of the Exchange Act with respect to our Common Stock.
The Company has determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules take into account shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of December 7, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those shares for the purpose of computing the percentage ownership of that person, but not for the purpose of computing the percentage ownership of any other person.
Except as otherwise noted below, the address for persons listed in the table is c/o Penn Virginia Corporation, 16285 Park Ten Place, Suite 500, Houston, Texas 77084.
Name of Beneficial Owners	Shares Beneficially Owned(1)	Percent of Class(2)
5%+ Holders:
BlackRock, Inc.(3)	2,136,066	14.1%
The Vanguard Group(4)	1,615,497	10.6%
Silver Point Capital, L.P.(5)	1,050,000	6.9%
683 Capital Management, LLC(6)	962,875	6.3%
Directors/Named Executive Officers
Darin G. Holderness	8,343	*
Tiffany Thom Cepak	1,194	*
Darrin Henke	—
Jeffrey E. Wojahn	1,194	*
John A. Brooks(7)	36,414	*
Steven A. Hartman(8)	27,793	*
Russell T Kelley, Jr.	1,853	*
Benjamin A. Mathis	10,681	*
Directors and Executive Officers as a group (6 persons)	23,265	*
*	Represents less than 1%
(1)	Unless otherwise indicated, all shares are owned directly by the named holder and such holder has the sole power to vote and dispose of such shares.
(2)	Based on 15,200,435 shares of our Common Stock issued and outstanding on December 7, 2020.
(3)
Based solely on a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc. Such filing indicates that, as of December 31, 2019, BlackRock, Inc. had sole voting power with respect to 2,099,488 shares of Common Stock and sole dispositive power with respect to 2,136,066 shares of Common Stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group. Such filing indicates that, as of December 31, 2019, The Vanguard Group has sole voting power with respect to 12,514 shares of Common Stock, sole dispositive power with respect to 961,863 shares of Common Stock, shared voting power with respect to 744 shares of Common Stock and shared dispositive power with respect to 11,914 shares of Common Stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)
Based solely on a Schedule 13G filed with the SEC on February 14, 2020 by Silver Point Capital, L.P. Such filing indicates that, as of December 31, 2019, Silver Point Capital, L.P. has sole voting power and sole dispositive power with respect to all of the shares of Common Stock included in the table above. The address for Silver Point Capital, L.P. is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(6)
Based solely on a Schedule 13G filed with the SEC on March 16, 2020 by 683 Capital Management, LLC, 683 Capital Partners, LP and Ari Zweiman. Such filing indicates that, as of March 6, 2020, 683 Capital Management, LLC, 683 Capital Partners, LP and Ari Zweiman had shared voting power and shared dispositive power with respect to all of the shares of Common Stock included in the table above. The address for 683 Capital Management, LLC, 683 Capital Partners, LP and Ari Zweiman is 3 Columbus Circle, Suite 2205, New York, New York 10019.

(7)	Mr. Brooks resigned as President and Chief Executive Officer and as a director of the Company effective August 17, 2020. Reported holdings are based on Company records as of such date.
(8)	Mr. Hartman resigned as Senior Vice President and Chief Financial Officer effective November 12, 2019. Reported holdings are based on Company records as of such date.

SHAREHOLDER PROPOSALS
Any shareholder who wishes to submit a proposal for consideration at our 2021 Annual Meeting of Shareholders, and who wishes to have such proposal included in the proxy materials related thereto, must comply with the provisions of Rule 14a-8 of the proxy rules of the SEC and must deliver such proposal in writing to our Corporate Secretary at our principal executive offices in Houston, Texas, not later than December 8, 2020.
Our Bylaws prescribe the procedures that a shareholder must follow to nominate directors for election at an annual meeting of shareholders or to bring other business before an annual meeting (other than proposals that have been submitted for inclusion in our proxy materials for such meeting, including under Rule 14a-8). The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a shareholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to our Bylaws, a copy of which may be obtained, without charge, upon written request to Penn Virginia Corporation, Attention: Corporate Secretary, 16285 Park Ten Place, Suite 500, Houston, Texas 77084.
Our Bylaws require that to have a proposal voted upon at the 2021 Annual Meeting of Shareholders, including a proposal relating to nominations for the elections of directors, the proposing shareholder must have delivered in writing to the Secretary of the Company at our principal executive office the notice of such proposal no earlier than January 4, 2021 and no later than February 3, 2021; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the 2021 Annual Meeting is mailed or public announcement of the date of the 2021 Annual Meeting is made, whichever occurs first. Such notice for a proposal of business, other than nomination of directors, must include, in addition to any other information required by the Bylaws, the following information: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (B) with respect to the shareholder giving the notice, (i) the name and address of such shareholder, (ii) the class or series and number of shares of capital stock owned beneficially and of record by such person, (iii) a description of all arrangements or understandings between such shareholder and any other person or entity in connection with the ownership of the capital stock of the Company and the proposal and any material interest of such shareholder in such proposal, (iv) whether such shareholder intends to deliver a form of proxy to other equityholders of the Company of at least the percentage of the Company’s voting shares required to approve the proposal, (v) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to introduce the business specified in the notice and (vi) all other information with respect to such shareholder that would be required to be provided in a proxy statement prepared in accordance with SEC Regulation 14A.
For purposes of director nominations, such notice must include, in addition to any other information required by the Bylaws, the following information: (A) with respect to the shareholder who intends to make the nomination, (i) the name and address of such shareholder, (ii) the class or series and number of shares of capital stock owned beneficially and of record by such person, (iii) a description of all arrangements or understandings between such shareholder and any other person or entity in connection with the ownership of the capital stock of the Company and any material interest of such shareholder in such nomination, (iv) whether such shareholder intends to deliver a form of proxy to other equityholders of the Company to elect such nominee or nominees, (v) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (vi) all other information that would be required to be provided in a proxy statement prepared in accordance with SEC Regulation 14A, (B) with respect to each proposed nominee, (i) the name, age, business address and residential address of such person, (ii) such person’s principal occupation, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such person and (iv) all other information that would be required to be provided in a proxy statement prepared in accordance with SEC Regulation 14A and (C) a written consent executed by each proposed nominee to the effect that, if elected as a member of the Board, such proposed nominee will serve for such election. Only candidates nominated by shareholders for election as a member of the Board in accordance with the Bylaws provisions will be eligible to be nominated for election as a member of the Board at our 2021 Annual Meeting of Shareholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at such meeting of shareholders.
OTHER MATTERS
We know of no matters which are to be presented for consideration at the Special Meeting other than those specifically described in the Notice of Special Meeting. If any other matters properly come before the Special Meeting, however, it is the intention of the persons designated as proxies to vote on them in accordance with their best judgment.

PROXY SOLICITATION
The Company’s Board of Directors is soliciting proxies from our shareholders for the Special Meeting. The entire cost of soliciting proxies will be borne by the Company. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials or notices of Internet availability to our shareholders of record and beneficial owners. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone or letters by our officers and regular employees for no additional compensation. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials or notices of Internet availability to beneficial owners of our stock and obtain their voting instructions, and such persons may be reimbursed for their expenses.
In addition, the Company has paid Okapi Partners an initial retainer fee of $15,000, and also agreed to pay Okapi Partners (a) fees for additional services that may be incurred, (b) a performance fee of $30,000 in the event the shareholders approve the Nasdaq Proposals and (c) reasonable out-of-pocket expenses. The Company also has agreed to indemnify Okapi Partners against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
HOUSEHOLDING OF PROXY MATERIALS
To reduce the expense of delivering duplicate proxy materials to Penn Virginia shareholders who may have more than one account holding Common Stock but who share the same address, Penn Virginia has adopted a procedure approved by the SEC called “householding.” This means that only one copy of our proxy statement and special report to shareholders may have been sent to multiple shareholders in your household. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or if you and other shareholders sharing your address are receiving multiple of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify Penn Virginia by calling Penn Virginia’s Investor Relations Department at (713) 722-6500 or by sending a written request to Penn Virginia’s Vice President, Chief Legal Counsel and Corporate Secretary at 16285 Park Ten Place, Suite 500, Houston, Texas 77084, and Penn Virginia will promptly deliver a separate copy of these materials.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The independent registered public accounting firm that audits the Company’s financial statements is Grant Thornton, LLP, whose offices are located at 700 Milam Street, Suite 300, Houston, Texas 77002. No representative from Grant Thornton LLP will be present at the Special Meeting, so there will be no statement made by our auditors and no opportunity to ask questions of our auditors.
The transfer agent and registrar for the Company’s Common Stock is American Stock Transfer & Trust Company, which is located at 40 Wall Street, 46th Floor, New York, New York 10005.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, and other information with the SEC under the Exchange Act. The SEC maintains an Internet website at www.sec.gov that contains reports and other information about issuers, like us, who file electronically with the SEC. You also may obtain free copies of the documents we file with the SEC by going to our website, https://ir.pennvirginia.com/all-sec-filings. The information provided on our website is not part of this proxy statement and is not incorporated by reference.
The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except for any information that is superseded by information that is included directly in this document.
This proxy statement incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this proxy statement. These documents contain important information about us and our business, prospects and financial condition.
•	Annual Report on Form 10-K for the year ended December 31, 2019 (filed with the SEC on February 28, 2020);
•	Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on May 4, 2020, (filed with the SEC on April 7, 2020);
•
Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020 (filed with the SEC on May 8, 2020, August 7, 2020 and November 6, 2020, respectively); and

•
Current Reports on Form 8-K filed with the SEC on May 6, 2020, May 8, 2020, July 1, 2020, August 21, 2020, November 3, 2020, November 5, 2020 and November 6, 2020 (excluding any information furnished pursuant to Item 2.02 or Item 7.01).

All documents that the Company files pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this proxy statement to the date on which the Special Meeting is held, including any adjournments or postponements, will also be deemed to be incorporated by reference in this proxy statement. Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K and any other information which is furnished, but not filed with the SEC, is not incorporated herein by reference. You can obtain any of the documents incorporated by reference in this proxy statement from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this proxy statement. You can obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from us at the following address:
Penn Virginia Corporation
Attn: Investor Relations
16285 Park Ten Place, Suite 500
Houston, Texas 77084
(713) 772-6500

REPORT OF INDEPENDENT AUDITORS
To the Members of
Rocky Creek Resources, LLC
We have audited the accompanying statements of revenues and direct operating expenses associated with certain oil and gas properties acquired by Penn Virginia Corporation from Rocky Creek Resources, LLC (the “Properties” described in Note 1) for the years ended December 31, 2019 and 2018 and the related notes to the statements (collectively the “Operating Statements”).
Management’s Responsibility for the Operating Statements
Management is responsible for the preparation and fair presentation of these Operating Statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the Operating Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the historical summaries.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Operating Statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.
Basis of Accounting
As described in Note 1 to the Operating Statements, the Operating Statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete financial statement presentation. Our opinion is not modified with respect to this matter.
/s/ Whitley Penn LLP
Houston, Texas
November 24, 2020

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
	Year Ended December 31, 2019	Year Ended December 31, 2018
Revenues	$ 2,175,686	$ —
Direct operating expenses	$456,038	$—
Excess of revenues over direct operating expenses	$1,719,648	$—
See accompanying Notes to the Statements of Revenues and Direct Operating Expenses

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
1. Basis of Presentation
On November 2, 2020, Rocky Creek Resources, LLC, a Delaware limited liability company (“RCR”), on the one hand, and Penn Virginia Corporation, a Virginia Corporation (“PVAC”) and PV Energy Holdings, L.P., a Delaware limited partnership and newly formed subsidiary of PVAC (the “Partnership”), on the other hand, entered in an Asset Contribution Agreement (the “Asset Agreement”, pursuant to which PVAC will purchase certain oil and gas leasehold and other real and personal property interests in Lavaca County, Texas and Fayette County, Texas and assume certain liabilities from RCR (the interests as burdened by any assumed liabilities, the “Properties”), in exchange for 4,959,000 common units of the Partnership at a price per unit of $7.74, or approximately $38.4 million in the aggregate, subject to adjustment as set forth therein. In addition RCR will acquire 49,590 shares of preferred stock of PVAC at a price equal to the par value of the shares acquired. The transaction has an effective date of September 1, 2020.
The Statements of Revenues and Direct Operating Expenses has been derived from the historical financial records of RCR, which represents their interests in revenues and expenses associated with the Properties, and were not accounted for as a separate subsidiary or division during the period presented. Accordingly, a complete financial statement prepared under U.S. generally accepted accounting principles is not available or practicable to obtain for the Properties. The Statements of Revenues and Direct Operating Expenses is not intended to be a complete presentation of the results of operations of the Properties and will not be representative of future operations as it does not include depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest expense and income taxes and other income and expense items not directly associated with the revenues and direct operating expenses related to the Properties. Furthermore, no balance sheet has been presented for the Properties because they were not accounted for as a separate subsidiary or division of RCR and complete financial statements are not available, nor has information about the Properties operating, investing and financing cash flows been provided for similar reasons. The Statements of Revenues and Direct Operating Expenses of the Properties is presented in lieu of the full financial statements required under Rule 3-05 of Regulation S-X of the Securities and Exchange Commission (“SEC”).
2. Summary of Significant Accounting Policies
Revenue Recognition
Revenue is recognized from the sale of crude oil and condensate, natural gas liquids (“NGLs”), and natural gas when performance obligations are satisfied. Contracts with customers are primarily short-term (less than 12 months). The responsibilities to deliver a unit of crude oil and condensate, NGL, and natural gas under these contracts represent separate, distinct performance obligations. These performance obligations are satisfied at the point in time control of each unit is transferred to the customer. Pricing is primarily determined utilizing a particular pricing or market index, plus or minus adjustments reflecting quality or location differentials.
Direct Operating Expenses
Direct operating expenses are recognized when incurred and consist of direct expenses of the Properties. The direct operating expenses include lease operating expenses and production taxes. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs, gathering and transportation expenses, and other field related expenses. Lease operating expenses also include overhead charged by the operator of the property for non-operated properties and expenses directly associated with support personnel; support services; equipment; and facilities directly related to oil and gas production activities.
Use of Estimates in the Preparation of Operating Revenues less Direct Operating Expenses
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of operating revenues and direct operating expenses during the reporting period. Actual amounts could differ from those estimates.
Contingencies
The activities of the Properties may become subject to potential claims and litigation in the normal course of operations. RCR’s management is not aware of any claims or threatened litigation that management believes will have a material adverse effect on the operations or financial results of the Properties.

3. Major Customers
During the year ended December 31, 2019, one customer accounted for 94% of total sales attributable to the Properties. Management does not believe that the loss of this customer would have a material adverse effect because alternative customers are readily available.
4. Subsequent Events
The Company has evaluated subsequent events through November 24, 2020, the date the Statements of Revenues and Direct Operating Expenses was available to be issued, and has concluded that no events need to be reported.
5. Supplementary Oil and Gas Information (Unaudited)
Oil and Gas Reserve Information
Proved oil and gas reserve quantities are based on internal estimates prepared by RCR, in accordance with guidelines established by the Securities and Exchange Commission. There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.
Proved Developed and Undeveloped Oil and Gas Reserve Information:
	Crude Oil (MBbls)	Natural Gas (MMcf)	NGLs (MBbls)	Total (MBoe)
Balance, December 31, 2017	—	—	—	—
Extensions, discoveries and other additions	1,204	1,247	182	1,594
Balance, December 31, 2018	1,204	1,247	182	1,594
Extensions, discoveries and other additions	2,282	2,384	412	3,091
Revisions of previous estimates	(28)	(24)	31	(1)
Production	(35)	(31)	(6)	(46)
Balance, December 31, 2019	3,423	3,576	619	4,638

Proved developed crude oil and natural gas reserves:
December 31, 2018	—	—	—	—
December 31, 2019	407	440	73	553

Proved undeveloped crude oil and natural gas reserves:
December 31, 2018	1,204	1,247	182	1,594
December 31, 2019	3,016	3,136	546	4,085
Changes in Proved Reserves
For the year ended December 31, 2018, the Company acquired proved undeveloped properties of 1,594 MBoe throughout the year. For the year ended December 31, 2019, the Company had extensions, discoveries and other additions of 3,091 MBoe due to the addition of a proved developed well that was completed in the fourth quarter of 2019. For the year ended December 31, 2019, the Company had a negative revision of 1 MBoe due to actual production results underperforming the previous year’s forecast.
The following represents the unweighted average of the first-day-of-the-month prices for each of the previous twelve months from the periods presented above:
Unadjusted Prices	2019	2018
Crude Oil (per Bbl)	$ 51.83	$68.67
Natural gas (per Mcf)	$2.60	$3.13
Natural gas liquids (per Bbl)	$7.98	$ 22.26
Standardized Measure of Discounted Cash Flows
The following schedule presents the standardized measure of estimated discounted future net cash flows relating to our proved oil and gas reserves. The estimated future production was priced at a twelve-month average for the periods presented. The resulting estimated future cash inflows were reduced by estimated future costs to develop and produce the proved reserves based on year-end cost levels. The future net cash flows were reduced to present value by applying a 10% discount factor. The standardized measure of future cash flows was prepared using the prevailing economic conditions existing at the dates presented and such conditions continually change. Accordingly, such information should not serve as a basis in making any judgment on the potential value of recoverable reserves or in estimating future results of operations ($ in thousands):
	Years Ended December 31,
	2019	2018
Future cash inflows	$ 191,612	$ 90,647
Future production costs	(51,942)	(21,527)
Future development costs	(65,401)	(27,948)
Future net cash flows	74,269	41,172
10 percent annual discount for estimated timing of cash flows	(42,230)	(22,735)
Standard measure of discounted future net cash flows	$32,039	$18,437
Change in Standardized Discounted Cash Flows
The following table summarizes the changes in the standardized measure of discounted future net cash flows from estimated production of proved oil, gas and natural gas liquid reserves, including amounts related to asset retirement obligations. Since we allocate taxable income to our unitholders, no recognition has been given to income taxes ($ in thousands):
	Years Ended December 31,
	2019	2018
Balance, beginning of year	$ 18,437	$—
Increase (decrease) in discounted future net cash flows:
Discoveries and additions	26,889	18,437
Accretion of discount	1,860	—
Sales of oil and gas, net of LOE	(1,720)	—
Net change in prices and LOE	(7,743)	—
Net change in future development costs	(2,572)	—
Revisions of previous quantity estimates	(1,238)	—
Changes in timing and other	(1,874)	—
Balance, end of year	$32,039	$ 18,437

UNAUDITED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Revenues	$ 5,990,203	$ —
Direct operating expenses	$1,202,581	$—
Excess of revenues over direct operating expenses	$4,787,622	$—
See accompanying Notes to the Unaudited Statements of Revenues and Direct Operating Expenses

NOTES TO THE UNAUDITED STATEMENTS OF REVENUES AND
DIRECT OPERATING EXPENSES
1. Basis of Presentation (Unaudited)
On November 2, 2020, Rocky Creek Resources, LLC, a Delaware limited liability company (“RCR”), on the one hand, and Penn Virginia Corporation, a Virginia Corporation (“PVAC”) and PV Energy Holdings, L.P., a Delaware limited partnership and newly formed subsidiary of PVAC (the “Partnership”), on the other hand, entered in an Asset Contribution Agreement (the “Asset Agreement”, pursuant to which PVAC will purchase certain oil and gas leasehold and other real and personal property interests in Lavaca County, Texas and Fayette County, Texas and assume certain liabilities from RCR (the interests as burdened by any assumed liabilities, the “Properties”), in exchange for 4,959,000 common units of the Partnership at a price per unit of $7.74, or approximately $38.4 million in the aggregate, subject to adjustment as set forth therein. In addition RCR will acquire 49,590 shares of preferred stock of PVAC at a price equal to the par value of the shares acquired. The transaction has an effective date of September 1, 2020.
The Statements of Revenues and Direct Operating Expenses has been derived from the historical financial records of RCR, which represents their interests in revenues and expenses associated with the Properties, and were not accounted for as a separate subsidiary or division during the period presented. Accordingly, a complete financial statement prepared under U.S. generally accepted accounting principles is not available or practicable to obtain for the Properties. The Statements of Revenues and Direct Operating Expenses is not intended to be a complete presentation of the results of operations of the Properties and will not be representative of future operations as it does not include depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest expense and income taxes and other income and expense items not directly associated with the revenues and direct operating expenses related to the Properties. Furthermore, no balance sheet has been presented for the Properties because they were not accounted for as a separate subsidiary or division of RCR and complete financial statements are not available, nor has information about the Properties operating, investing and financing cash flows been provided for similar reasons. The Statements of Revenues and Direct Operating Expenses of the Properties is presented in lieu of the full financial statements required under Rule 3-05 of Regulation S-X of the Securities and Exchange Commission (“SEC”).
2. Summary of Significant Accounting Policies (Unaudited)
Revenue Recognition
Revenue is recognized from the sale of crude oil and condensate, natural gas liquids (“NGLs”), and natural gas when performance obligations are satisfied. Contracts with customers are primarily short-term (less than 12 months). The responsibilities to deliver a unit of crude oil and condensate, NGL, and natural gas under these contracts represent separate, distinct performance obligations. These performance obligations are satisfied at the point in time control of each unit is transferred to the customer. Pricing is primarily determined utilizing a particular pricing or market index, plus or minus adjustments reflecting quality or location differentials.
Direct Operating Expenses
Direct operating expenses are recognized when incurred and consist of direct expenses of the Properties. The direct operating expenses include lease operating expenses and production taxes. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs, gathering and transportation expenses, and other field related expenses. Lease operating expenses also include overhead charged by the operator of the property for non-operated properties and expenses directly associated with support personnel; support services; equipment; and facilities directly related to oil and gas production activities.
Use of Estimates in the Preparation of Operating Revenues less Direct Operating Expenses
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of operating revenues and direct operating expenses during the reporting period. Actual amounts could differ from those estimates.
Contingencies
The activities of the Properties may become subject to potential claims and litigation in the normal course of operations. RCR’s management is not aware of any claims or threatened litigation that management believes will have a material adverse effect on the operations or financial results of the Properties.

3. Major Customers (Unaudited)
During the period ended September 30, 2020, two customers accounted for 92% of total sales attributable to the Properties. Management does not believe that the loss of any of these customers would have a material adverse effect because alternative customers are readily available.
4. Oil and Gas Reserve Data (Unaudited)
Oil and Gas Reserve Information
Proved oil and gas reserve quantities are based on internal estimates prepared by RCR, in accordance with guidelines established by the Securities and Exchange Commission. There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.
Proved Developed and Undeveloped Oil and Gas Reserve Information:
	Crude Oil (MBbls)	Natural Gas (MMcf)	NGLs (MBbls)	Total (MBoe)

Proved developed crude oil and natural gas reserves:
September 30, 2019	—	—	—	—
September 30, 2020	834	867	151	1,129

Proved undeveloped crude oil and natural gas reserves:
September 30, 2019	1,189	1,232	180	1,574
September 30, 2020	6,116	6,360	1,106	8,281

Total proved crude oil and natural gas reserves:
September 30, 2019	1,189	1,232	180	1,574
September 30, 2020	6,950	7,227	1,257	9,410
The following represents the unadjusted, unweighted average of the first-day-of-the-month prices for each of the previous twelve months from the periods presented above:
Unadjusted Prices	2020	2019
Crude Oil (per Bbl)	$ 39.71	$54.27
Natural gas (per Mcf)	$1.97	$2.87
Natural gas liquids (per Bbl)	$5.88	$ 18.48
The following schedule presents the standardized measure of estimated discounted future net cash flows relating to our proved oil and gas reserves. The estimated future production was priced at a twelve-month average for the periods presented. The resulting estimated future cash inflows were reduced by estimated future costs to develop and produce the proved reserves based on year-end cost levels. The future net cash flows were reduced to present value by applying a 10% discount factor. The standardized measure of future cash flows was prepared using the prevailing economic conditions existing at the dates presented and such conditions continually change. Accordingly, such information should not serve as a basis in making any judgment on the potential value of recoverable reserves or in estimating future results of operations ($ in thousands):
	Periods Ended September 30,
	2020	2019
Future cash inflows	$ 295,085	$ 75,114
Future production costs	(81,419)	(19,438)
Future development costs	(80,450)	(27,947)
Future net cash flows	133,216	27,729
10 percent annual discount for estimated timing of cash flows	(72,815)	(16,164)
Standard measure of discounted future net cash flows	$60,401	$11,565
5. Subsequent Events (Unaudited)
The Company has evaluated subsequent events through November 24, 2020, the date the Unaudited Interim Statements of Revenues and Direct Operating Expenses was available to be issued, and has concluded that no events need to be reported.

Annex A
CONTRIBUTION AGREEMENT

dated as of November 2, 2020

by and among
PENN VIRGINIA CORPORATION

and
PV ENERGY HOLDINGS, L.P.

and

JSTX HOLDINGS, LLC

Exhibits
Exhibit A:	Form of Investor Agreement
Exhibit B:	Form of Interest Assignment Agreement
Exhibit C:	Form of A&R LP Agreement
Exhibit D:	Form of Certificate of Designation
A-i

CONTRIBUTION AGREEMENT
This Contribution Agreement (this “Agreement”) is dated as of November 2, 2020, among Penn Virginia Corporation, a Virginia corporation (the “Company”), PV Energy Holdings, L.P., a Delaware limited partnership (the “Partnership”), and JSTX Holdings, LLC, a Delaware limited liability company (“Purchaser”).
WHEREAS, for purposes of completing the transactions contemplated by this Agreement, (a) the Company formed PV Energy Holdings GP, LLC, a Delaware limited liability company (the “General Partner”), and the Company owns one hundred percent (100%) of the outstanding limited liability company membership interests in the General Partner, and (b) the General Partner and the Company formed the Partnership, the Company owns one hundred percent (100%) of the outstanding limited partner interests in the Partnership, and the General Partner owns one hundred percent (100%) of the outstanding general partner interests in the Partnership;
WHEREAS, subject to the terms and conditions of this Agreement, the Company and Purchaser desire to make the contributions specified in this Agreement, in each case in exchange for the consideration specified in this Agreement;
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, (a) the Company proposes to issue to Purchaser, and Purchaser desires to receive from the Company, the Purchased Preferred Stock (as defined below) and (b) the Partnership proposes to issue to Purchaser, and Purchaser desires to receive from the Partnership as consideration for the contributions specified in this Agreement, the Purchased Units (as defined below);
WHEREAS, in connection with the consummation of the contributions specified in this Agreement in exchange for the Purchased Units and the Purchased Preferred Stock, the Company and Purchaser will enter into the Investor Agreement (as defined below) to provide Purchaser and its Affiliates with, among other things, certain rights and obligations with respect to the management of the Company and registration rights with respect to shares of Common Stock issuable upon the exchange or redemption of the Purchased Units and the Purchased Preferred Stock in accordance with the terms set forth in the A&R LP Agreement;
WHEREAS, as an inducement to the Company entering into this Agreement, concurrently with the execution and delivery of this Agreement, Juniper Capital III, L.P., a Delaware limited partnership (“Purchaser Parent”), has delivered to the Company and the Partnership an unconditional guaranty dated as of the date hereof from Purchaser Parent in favor of the Company and the Partnership with the respect to the obligations and liabilities of Purchaser arising under, or in connection with, this Agreement (the “Guaranty”); and
WHEREAS, contemporaneously with entering into this Agreement, the Second Lien Credit Agreement Amendment has been obtained.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:
ARTICLE I.
DEFINITIONS
1.1 Definitions. As used in this Agreement, the following terms have the meanings set forth in this Section 1.1:
“A&R LP Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, to be dated as of the Closing Date, by and among the General Partner, the Company, Purchaser and RCR, substantially in the form of Exhibit C attached hereto.
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, that no portfolio company of Juniper Capital III, L.P. or its Affiliates shall be considered or otherwise deemed an Affiliate of Purchaser other than RCR.
“Agreement” shall have the meaning ascribed to such term in the preamble.
“Annual Compensation Opportunity” means, for any particular employee in any year, such employee’s base salary and target bonus for such year.
“Board of Directors” means the board of directors of the Company.
“Board Recommendation” shall have the meaning ascribed to such term in Section 4.2(c).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Capital Stock” shall have the meaning ascribed to such term in Section 3.1(d)(i).
“Certificate of Designation” means the Certificate of Designation establishing the Series A Preferred Stock, substantially in the form of Exhibit D attached hereto.
“Change in Recommendation” shall have the meaning ascribed to such term in Section 4.2(c).
“Closing” means the closing of the contributions contemplated in Section 2.1.
“Closing Date” means the date on which the Closing actually occurs.
“Code” means the Internal Revenue Code of 1986.
“Collective Bargaining Agreement” shall have the meaning ascribed to such term in Section 3.1(l)(ii).
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Common Units” shall have the meaning ascribed to such term in Section 2.1.
“Company” shall have the meaning ascribed to such term in the preamble.
“Company Alternative Proposal” means any proposal or offer (whether or not in writing) made by any Person or Persons other than Purchaser or any of its Affiliates, with respect to any (i) merger, amalgamation, consolidation, share exchange, other business combination, recapitalization or similar transaction involving the Company, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, amalgamation, consolidation, share exchange, other business combination, recapitalization, partnership, joint venture, sale of capital stock of, or other equity interests in, the Company or any of its Subsidiaries or otherwise), of any business or assets of the Company or any of its Subsidiaries representing 20% or more of the consolidated revenues, consolidated net income or consolidated assets of the Company or securities convertible into or exchangeable for or representing 20% or more of the total outstanding voting power of the Company, (iii) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the total outstanding voting power of the Company or (iv) combination of the foregoing (in each case, other than the transactions contemplated by this Agreement).
“Company Benefit Plan” means (a) each “employee benefit plan” (within the meaning of section 3(3) of ERISA), whether or not subject to ERISA, and (b) each other employment agreement, bonus, incentive, compensation, deferred compensation, stock option, stock purchase or other equity or equity-based compensation, profit sharing, savings, pension, retirement, supplemental retirement, disability, insurance, vacation, post-retirement or employment health or medical, severance, change in control, retention or termination and other similar fringe, welfare or other employee benefit plan, program, policy or arrangement (whether or not in writing), in each case, (i) which is sponsored, maintained or contributed to by the Company or any Company Subsidiary for the benefit of or relating to any Company Personnel or (ii) with respect to which the Company or any Company Subsidiary has any liability.
“Company Bylaws” shall have the meaning ascribed to such term in Section 3.1(a).
“Company Charter” shall have the meaning ascribed to such term in Section 3.1(a).
“Company Disclosure Letter” shall have the meaning ascribed to such term in Section 3.1.
“Company Independent Petroleum Engineers” shall have the meaning ascribed to such term in Section 3.1(p)(i).
“Company Material Adverse Effect” means any fact, circumstance, effect, change, event or development that (a) would reasonably be expected to prevent, materially delay or materially impair the ability of the Company or the Company Subsidiaries to consummate the transactions contemplated by this Agreement or (b) materially adversely affects the business, properties, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, excluding with respect to clause (b) only any fact, circumstance, effect, change, event or development to the extent that it results from or arises out of (i) changes in condition or developments generally applicable to the oil and gas industry in the United States or any area or areas where the assets of the Company or Company Subsidiaries are located, including any increase in operating costs or capital expenses or any reduction in drilling activity or production, changes in Law or regulation affecting such industries, (ii) general economic or political conditions or securities, credit, financial or other capital markets conditions (including changes generally in supply, demand, price levels, interest rates, changes in the price of any commodity (including Hydrocarbons) or general market prices, changes in the cost of fuel, sand or proppants and changes in exchange rates), in each case in the United States or any foreign jurisdiction, (iii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings, production or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect), (iv) the execution and delivery of this Agreement or the Rocky Creek Contribution Agreement or the public announcement of the transactions contemplated hereby or thereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of the Company Subsidiaries with employees, labor unions, customers, suppliers or partners, other than with respect to any representation or warranty that is intended to address the consequences of the execution or delivery of this Agreement or the Rocky Creek Contribution Agreement or the announcement of the transactions contemplated hereby or thereby, (v) any change, in and of itself, in the market price or trading volume of the Company’s securities (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect), (vi) any change in applicable Law, the accounting standards promulgated by the Council of Petroleum Accountants Society or GAAP (or authoritative interpretation thereof), (vii) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (viii) any epidemic, pandemic, disease outbreak (including the COVID-19 virus) or other public health crisis or public health event, or the worsening of any of the foregoing, (ix) natural declines in well performance or reclassification or recalculation of reserves in the ordinary course of business, (x) seasonal reductions in revenues and/or earnings of the Company or any of the Company Subsidiaries in the ordinary course of their respective businesses, (xi) any Proceeding brought or threatened by the Company Shareholders (whether on behalf of the Company or otherwise) asserting allegations of breach of fiduciary duty relating to (A) this Agreement or violations of securities Laws in connection with the Company Reporting Documents or (B) otherwise arising out of or relating to this Agreement or the Rocky Creek Contribution Agreement and the transactions contemplated hereby or thereby or (xii) any actions taken or omitted to be taken by a party to this Agreement at the written direction of the other party, provided any such directed action or omission is not contemplated or required by the express terms of this Agreement (for the avoidance of doubt any action by, or omission of, a party for which such party sought or requested, and the other party provided, consent shall not be deemed to be “at the written direction of” such party), except in the case of clauses (i), (ii), (vi), and (vii), to the extent such effect has a materially disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to other similarly situated Persons in the industries in which the Company and the Company Subsidiaries operate.
“Company Material Contract” shall have the meaning ascribed to such term in Section 3.1(r)(ii).
“Company Permit” shall have the meaning ascribed to such term in Section 3.1(v).
“Company Personnel” means any current or former director, officer, consultant, independent contractor or employee of the Company or any Company Subsidiary.
“Company Property” shall have the meaning ascribed to such term in Section 3.1(t)(ii).
“Company PSU Award” means each restricted stock unit that is (i) subject in whole or in part to performance-based vesting and (ii) payable in shares of Common Stock or the value of which is determined with reference to the value of Common Stock.
“Company Related Party Transaction” shall have the meaning ascribed to such term in Section 3.1(z).
“Company Reporting Documents” shall have the meaning ascribed to such term in Section 3.1(g)(i).
“Company Reserve Report” shall have the meaning ascribed to such term in Section 3.1(p)(i).
“Company RSU Award” means each restricted stock unit that is (i) subject solely to service-based vesting and (ii) payable in shares of Common Stock or the value of which is determined with reference to the value of Common Stock.

“Company Shareholders” means the holders of shares of Common Stock.
“Company Special Severance Plan” means the Company 2017 Special Severance Plan, as amended and restated effective July 18, 2018, and as subsequently amended and restated on August 17, 2020.
“Company Stock Plans” means, collectively, the Penn Virginia Corporation 2016 Management Incentive Plan and the Penn Virginia Corporation 2019 Management Incentive Plan.
“Company Subsidiaries” shall have the meaning ascribed to such term in Section 3.1(a).
“Company Voting Debt” shall have the meaning ascribed to such term in Section 3.1(d)(ii).
“Confidentiality Agreement” means the confidentiality agreement dated April 13, 2020 between Purchaser Parent and the Company.
“Consent” shall have the meaning ascribed to such term in Section 3.1(f)(ii).
“Contracts” means any contracts, agreements, licenses, sublicenses, subcontracts, commitments, sale or purchase orders, indentures, notes, bonds, loans, mortgages, deeds of trust, instruments, operating agreements, unitization, pooling, and communitization agreements, joint development agreements, exploration agreements, participation agreements, declarations and orders, area of mutual interest agreements, joint venture agreements, farmin and farmout agreements, exchange agreements, purchase and sale agreements, and similar agreements to those referenced above and all other arrangements or undertakings of any nature, whether written or oral, including any exhibits, annexes, appendices or attachments thereto, and any amendments, modifications, supplements, extensions or renewals thereof; provided, however, the defined term “Contracts” shall not include the Oil and Gas Leases, Rights-of-Way or other instruments of record constituting any party’s chain of title to any Oil and Gas Properties.
“Conversions” shall have the meaning ascribed to such term in Section 4.10.
“Credit Agreement” means that certain Credit Agreement, dated as of September 12, 2016, by and among Penn Virginia Holding Corp., as borrower, the Company, the subsidiary guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, as the same may be amended, supplemented or amended and restated from time to time.
“Credit Agreement Amendment” means the written consent to, and/or waivers of default or amendment of, the Credit Agreement in connection with the transactions contemplated by this Agreement, the other Transaction Documents, the Rocky Creek Contribution Agreement and the Transaction Documents (as defined in the Rocky Creek Contribution Agreement) from the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) (for purposes of this definition, “Required Lenders” and “Administrative Agent” shall have the meaning given to such terms in the Credit Agreement).
“Defensible Title” means that title of the Company and the Company Subsidiaries in and to the Oil and Gas Properties from which the Company and the Company Subsidiaries derive any interest in and to the Wells or Future Locations set forth on the Company Reserve Report that, as of the Closing Date, and subject to Permitted Liens:
(a) entitles the Company or one or more of its Subsidiaries, in the aggregate, to receive a Net Revenue Interest in each Well or Future Location set forth in the Company Reserve Report not less than the Net Revenue Interest percentage shown for such Oil and Gas Property in the Company Reserve Report throughout the productive life of each such Oil and Gas Property, except, in each case, (i) any decreases in connection with those operations in which the Company or a Company Subsidiary may elect after the date hereof to be a non-consenting co-owner, and (ii) any decreases resulting from the establishment or amendment, after the date hereof, of pools or units, and (iii) decreases required to allow other owners of Working Interests in such Oil and Gas Properties to make up past underproduction or pipelines to make up past under deliveries;
(b) as to any Well or Future Location, obligates the Company and the Company Subsidiaries, in the aggregate, to bear a Working Interest no greater than the Working Interest percentage shown for such Well or Future Location in the Company Reserve Report without increase throughout the productive life of such Well or Future Location, except (i) increases that are accompanied by at least a proportionate increase in the Company’s and the Company Subsidiaries’ aggregate Net Revenue Interest in the applicable Well or Future Location, and (ii) for increases resulting from contribution requirements with respect to defaulting or non-consenting co-owners under applicable operating agreements or Laws that are accompanied by at least a proportionate increase in the Company’s and the Company Subsidiaries’ aggregate Net Revenue Interest in the applicable Well or Future Location; and

(c) is free and clear of Liens, conditions, encroachments, easements, rights of way, restrictions, burdens and/or irregularities.
“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any put, call, or other option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.
“Environmental Claims” means any and all administrative, regulatory or judicial suits, actions, other Proceedings, demands, investigations, Judgments, directives, Liens or written notices of noncompliance or violation by or from any Person alleging liability of any kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resource damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (a) the presence or Release of, or exposure to, any Hazardous Material at any location or (b) the failure to comply with any Environmental Law.
“Environmental Laws” means any Law, Judgment, legally binding agreement or Permit issued, promulgated or entered into by or with any Governmental Entity relating to pollution, the environment (including ambient air, surface water, ground water, land surface or subsurface strata), natural resources, (including the protection of endangered or threatened species) or occupational health and workplace safety, including any and all Laws and Permits relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the treatment, storage, disposal, transport or handling of Hazardous Materials.
“Environmental Permits” means any Permits required under Environmental Laws.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated together with the Company or a Company Subsidiary as a single employer under Section 414 of the Code.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
“Expense Reimbursement” shall have the meaning ascribed to such term in Section 5.3(b).
“Filed Company Contract” shall have the meaning ascribed to such term in Section 3.1(r)(i).
“Filed Company Reporting Documents” shall have the meaning ascribed to such term in Section 3.1.
“Fraud” means, with respect to a party, an actual and intentional fraud with respect to the making of the representations and warranties expressly set forth in this Agreement or any closing certificate contemplated hereby, and does not include any other form of fraud or misrepresentation (whether reckless, negligent, constructive or otherwise).
“Future Location” means the Oil and Gas Properties encumbering the lands on which any each future well location is listed or identified in the Company Reserve Report, including any proved undeveloped, probable undeveloped, continent or otherwise.
“GAAP” shall have the meaning ascribed to such term in Section 3.1(g)(ii).
“General Partner” shall have the meaning ascribed to such term in the recitals.
“Governmental Entity” means any court, administrative agency or commission or other governmental or arbitral body or authority or instrumentality, whether federal, state, local, municipal, tribal or foreign, and any applicable industry self-regulatory organization.
“Guaranty” shall have the meaning ascribed to such term in the recitals.
“Hazardous Materials” means any petroleum or hydrocarbons, petroleum products, petroleum substances, hydraulic fracturing chemicals, natural gas, crude oil, or any components, fractions or derivatives thereof, radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, urea formaldehyde, radon, hazardous or toxic substances and any other pollutant, contaminant, chemical, material, substance or waste that is prohibited, limited or regulated under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, together with all rules and regulations promulgated thereunder.
“HSR Fees” shall have the meaning ascribed to such term in Section 4.3.
“Hydrocarbons” means crude oil, natural gas, condensate, drip gas and natural gas liquids, coalbed gas, ethane, propane, iso-butane, nor-butane, gasoline, scrubber liquids and other liquid or gaseous hydrocarbons or other substances (including minerals or gases), or any combination thereof, produced or associated therewith.
“Imbalances” means any over-production, under-production, over-delivery, under-delivery or similar imbalance of Hydrocarbons produced from or allocated to the Oil and Gas Properties, regardless of whether such over-production, under-production, over-delivery, under-delivery or similar imbalance arises at the wellhead, pipeline, gathering system, transportation system, processing plant or other location, including any imbalances under gas balancing or similar agreements, imbalances under processing agreements and imbalances under gathering or transportation agreements.
“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property or equipment, (iv) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, (v) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of any other Person or to purchase the obligations or property of any other Person, (vi) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination) or (vii) letters of credit, bank guarantees and other similar contractual obligations entered into by or on behalf of such Person; provided, however, that trade payables shall not constitute Indebtedness for the purposes of this Agreement.
“Intellectual Property” means any and all proprietary, industrial and intellectual property rights, under the law of any jurisdiction or rights under international treaties, both statutory and common law rights, including: (i) patents and applications for same, and extensions, divisions, continuations, continuations-in-part, reexaminations, and reissues thereof; (ii) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and other identifiers of source, and registrations and applications for registrations thereof (including all goodwill associated with the foregoing); (iii) copyrights, moral rights, database rights, other rights in works of authorship and registrations and applications for registration of the foregoing; and (iv) trade secrets, know-how, and rights in confidential information, including designs, formulations, concepts, compilations of information, methods, techniques, procedures, and processes, whether or not patentable.
“Interest Assignment Agreement” means the Interest Assignment Agreement, to be dated as of the Closing Date, by and between the Company and the Partnership, substantially in the form of Exhibit B attached hereto.
“Investor Agreement” means the Investor and Registration Rights Agreement, to be dated as of the Closing Date, by and among the Company and Purchaser, substantially in the form of Exhibit A attached hereto.
“IRS” means the U.S. Internal Revenue Service.
“Judgment” shall have the meaning ascribed to such term in Section 3.1(f).
“Knowing and Intentional Breach” means a material breach that is a consequence of an act undertaken by the breaching party with the Knowledge that the undertaking of such act would, or would be reasonably expected to, cause a material breach of this Agreement.
“Knowledge” means (a) with respect to the Company, the actual knowledge of the executive officers of the Company, and (b) with respect to Purchaser, the actual knowledge of Edward Geiser or Tim Gray, in each of (a) and (b) after making due inquiry of the other executives and managers of such Person having primary responsibility for such matter.
“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.
“Leased Real Property” shall have the meaning ascribed to such term in Section 3.1(t)(ii).

“Liens” means pledges, liens, claims, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever.
“Nasdaq” means the Nasdaq Global Select Market.
“Net Revenue Interest” means, with respect to each of the Oil and Gas Properties, the Company and Company Subsidiaries’ interest (expressed as a percentage or a decimal) in and to the Hydrocarbons produced and saved or sold from or allocated to such Oil and Gas Property, in each case, after giving effect to all Production Burdens binding on such Oil and Gas Property or otherwise payable out of Hydrocarbon production therefrom.
“Non-Party Affiliates” shall have the meaning ascribed to such term in Section 6.14.
“Oil and Gas Leases” means all Hydrocarbon and mineral leases and subleases, royalties, overriding royalties, net profits interests, mineral fee interests, carried interests, and other rights to Hydrocarbons in place, and mineral servitudes, and all leases, subleases, licenses or other occupancy or similar agreements under which a Person acquires or obtains operating rights in and to Hydrocarbons or any other real property which is material to the operation of such Person’s business.
“Oil and Gas Properties” means all interests in and rights with respect to (a) material oil, gas, mineral, and similar properties of any kind and nature, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests (including all Oil and Gas Leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions and (b) all Wells located on or producing from such leases and properties.
“Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement, and (d) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.
“Outside Date” shall have the meaning ascribed to such term in Section 5.1(d).
“Owned Real Property” shall have the meaning ascribed to such term in Section 3.1(t)(i).
“Partnership” shall have the meaning ascribed to such term in the preamble.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permits” means any governmental franchises, licenses, permits, authorizations, variances, exemptions, orders, registrations, clearances and approvals.
“Permitted Liens” means: (a) to the extent not applicable to the transactions contemplated by this Agreement or otherwise waived prior to the Closing, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any Contracts or Oil and Gas Leases, including joint operating agreements, joint ownership agreements, stockholders agreements, organic documents and other similar agreements and documents; (b) contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s liens and other similar Liens arising in the ordinary course of business for amounts not yet delinquent and Liens for Taxes or assessments or other governmental charges that are not yet delinquent or, in all instances, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established in accordance with GAAP by the applicable party; (c) Production Burdens payable to third parties that are deducted in the calculation of discounted present value in the Company Reserve Report and any Production Burdens payable to third parties affecting any Oil and Gas Property that was acquired subsequent to the date of the Company Reserve Report so long as such Production Burdens do not reduce the Net Revenue Interest of the Company and any Company Subsidiaries, in the aggregate, in the applicable Oil and Gas Properties below that set forth in the Company Reserve Report; (d) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, farm-out agreements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements that are customary in the oil and gas business; provided, however, that, in each case, such Lien (i) secures obligations that are not Indebtedness or a deferred purchase price and are not delinquent and (ii) would not be reasonably expected to have a material adverse effect on the value, use or operation of the property encumbered thereby; (e) such Liens as Purchaser may have expressly waived in writing; (f) all easements, zoning restrictions, Rights-of-Way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and Rights-of-Way, on, over or in respect of any of the properties of the Company or any Company Subsidiaries that are customarily granted in the oil and gas industry and do not materially interfere with the operation, value or use of the property or asset affected; (g) any Lien discharged at or prior to the Closing (including Liens securing any Indebtedness that will be paid off in connection with the Closing); (h) Liens that are imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions and do not materially interfere with the operation, value or use of the property or asset affected; (i) Liens, exceptions, defects or irregularities in title, easements, imperfections of title, claims, charges, security interests, Rights-of-Way, covenants, restrictions and other similar matters that (i) would be accepted by a reasonably prudent purchaser of oil and gas interests in the geographic area where such oil and gas interests are located, (ii) would not reduce the collective Net Revenue Interest share of the Company and any of the Company Subsidiaries in any Oil and Gas Property below the Net Revenue Interest shown in the Company Reserve Report with respect to such Oil and Gas Property, or (iii) increase the collective Working Interest of the Company and the Company Subsidiaries in any Oil and Gas Property above the Working Interest shown on the Company Reserve Report with respect to such Oil and Gas Property (without at least a proportionate increase in the collective Net Revenue Interest of the Company and the Company Subsidiaries from the Net Revenue Interest shown for the applicable Oil and Gas Property in the Company Reserve Report); (j) Liens arising in the ordinary course of business under the Credit Agreement and the Second Lien Credit Agreement; (k) Liens relating to intercompany borrowings among the Company and its wholly-owned Subsidiaries; (l) all secured obligations related to the Credit Agreement and the Second Lien Credit Agreement, including all hedges and letters of credit allowed to be secured by the collateral securing the Credit Agreement and the Second Lien Credit Agreement; (m) Liens arising under or pursuant to the Organizational Documents of the Company or any of the Company Subsidiaries; and (n) Liens existing on the date of this Agreement securing any Indebtedness reflected on the most recent balance sheet included in the Filed Company Reporting Documents.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, Governmental Entity or other entity of any kind.
“Pre-Existing Confidentiality Agreement” shall have the meaning ascribed to such term in Section 4.2(e).
“Preferred Stock” shall have the meaning ascribed to such term in Section 3.1(d)(i).
“Proceeding” means any action, charge, arbitration, audit, hearing, investigation, inquiry, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity.
“Production Burdens” means any royalties (including lessor’s royalties), overriding royalties, production payments, net profit interests or other burdens upon, measured by or payable out of oil, gas or mineral production.
“Proxy Statement” shall have the meaning ascribed to such term in Section 4.2(a).
“Purchase Price” shall have the meaning ascribed to such term in Section 2.1.
“Purchased Preferred Stock” shall have the meaning ascribed to such term in Section 2.1.
“Purchased Units” shall have the meaning ascribed to such term in Section 2.1.
“Purchaser” shall have the meaning ascribed to such term in the preamble.
“Purchaser Material Adverse Effect” means any fact, circumstance, effect, change, event or development that would reasonably be expected to prevent, materially delay or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement.
“Purchaser Parent” shall have the meaning ascribed to such term in the recitals.
“RCR” means Rocky Creek Resources, LLC, a Delaware limited liability company, and the contributor under the Rocky Creek Contribution Agreement.
“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, depositing, dumping or disposing into the indoor or outdoor or within any building, structure, facility or fixture.

“Representatives” means, with respect to a specified Person, the officers, directors, managers or other equivalent governing body, employees, agents, advisors, consultants, legal counsel, accountants, financial advisors and other representatives of such Person.
“Requisite Shareholder Approval” means the approval of the Shareholder Proposal by the affirmative vote of the holders of at least a majority of all the votes cast on such proposal at the Shareholder Meeting where a quorum is present.
“Rights-of-Way” shall have the meaning ascribed to such term in Section 3.1(o).
“Rocky Creek Closing” means the closing of the transactions contemplated by the Rocky Creek Contribution Agreement.
“Rocky Creek Contribution Agreement” means that certain Contribution Agreement, dated as of the date hereof, by and between the Company, the Partnership and RCR.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
“Second Lien Credit Agreement” means that certain Credit Agreement dated as of September 29, 2017, among Penn Virginia Holding Corp., as borrower, the lenders from time to time party thereto and Jefferies Finance LLC, as administrative agent and collateral agent, as amended, supplemented or amended and restated from time to time.
“Second Lien Credit Agreement Amendment” means the written consent to, and/or waivers of default or amendment of, the Second Lien Credit Agreement in connection with the transactions contemplated by this Agreement, the other Transaction Documents the Rocky Creek Contribution Agreement and the Transaction Documents (as defined in the Rocky Creek Contribution Agreement) from the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) (for purposes of this definition, “Required Lenders” and “Administrative Agent” shall have the meaning given to such terms in the Second Lien Credit Agreement).
“Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.
“Series A Preferred Stock” shall have the meaning ascribed to such term in Section 2.1.
“Shareholder Meeting” shall have the meaning ascribed to such term in Section 4.2(b).
“Shareholder Proposal” means the shareholder proposal to be included in the Proxy Statement relating to (a) the approval of the transactions contemplated by this Agreement and (b) the approval of the transactions contemplated by the Rocky Creek Contribution Agreement, in each case, for purposes of complying with applicable Nasdaq listing rules and whether or not presented as a single proposal.
“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the sum of the value of all “liabilities of such Person, including contingent and other liabilities” as of such date, and the capital of such Person as computed in accordance with applicable Law as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that shall be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person shall not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged after such date, and (c) such Person shall be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” mean that such Person shall be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due.
“Subsidiary” means, with respect to any Person, any corporation, general or limited partnership, limited liability company, joint venture or other entity, whether incorporated or unincorporated, of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, (a) more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, (b) a general partner interest that has the power to direct the policies, management and affairs of such Person or (c) a managing member interest that has the power to direct the policies, management and affairs of such Person.
“Tax” means any and all taxes, duties, levies or other similar governmental assessments, charges and fees of any kind, including, but not limited to, income, estimated, business, occupation, corporate, gross receipts, transfer, stamp, employment, occupancy, license, severance, capital, production, ad valorem, escheat or unclaimed property, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and custom duties, imposed directly or through withholding by any Governmental Entity, whether disputed or not, together with all interest, penalties, and additions to tax imposed with respect thereto.
“Tax Return” means any return, declaration, statement, report, schedule, form, claim for refund, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or administration of any Taxes, including any schedule or attachment thereto and any amendment thereof.
“Termination Expenses” shall have the meaning ascribed to such term in Section 5.3(d).
“Termination Fee” shall have the meaning ascribed to such term in Section 5.3(a).
“Transaction Documents” means this Agreement, the Investor Agreement, the Interest Assignment Agreement, the A&R LP Agreement, the Certificate of Designation and all exhibits and schedules hereto and thereto.
“Transaction Litigation” shall have the meaning ascribed to such term in Section 4.8.
“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, temporary or final Treasury Regulations.
“VSCA” means the Virginia Stock Corporation Act.
“WARN Act” means the Worker Adjustment Retraining Notification Act of 1988, as amended, and any other applicable Law governing employment losses.
“Wells” means all oil or gas wells, whether producing, operating, shut-in or temporarily abandoned, located on an Oil and Gas Lease or any pooled, communitized or unitized acreage that includes all or a part of such Oil and Gas Lease or otherwise associated with an Oil and Gas Property of the Company or any of its Subsidiaries, together with all oil, gas and mineral production from such well.
“Working Interest” means, with respect to any of the Oil and Gas Properties, the interest (expressed as a percentage or a decimal) that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations for that Oil and Gas Property, in each case, without regard to the effect of any Production Burdens binding on such Oil and Gas Property or otherwise payable out of Hydrocarbon production therefrom.
ARTICLE II.
CONTRIBUTION AND CLOSING
2.1 Closing. On the Closing Date, on the terms and subject to the conditions set forth herein, (a) the Company agrees to contribute to the Partnership, as a capital contribution, the equity interests in the resulting entity following the Conversion of Penn Virginia Holding Corp., a Delaware corporation, in exchange for the issuance by the Partnership to the Company of a number of common units representing limited partner interests in the Partnership (“Common Units”) equal to the number of shares of Common Stock outstanding at the Closing, and (b) Purchaser agrees to contribute to the Partnership, as a capital contribution, $150,000,000 (the “Purchase Price”) in exchange for the issuance by the Partnership to Purchaser of an aggregate of 17,142,857 Common Units (the “Purchased Units”). In addition, at the Closing, the Company shall issue to Purchaser a number of shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”) equal to the quotient obtained by dividing the number of Purchased Units by 100 (the “Purchased Preferred Stock”), and Purchaser shall separately pay to the Company an amount of cash equal to the number of shares of Purchased Preferred Stock multiplied by the par value for such shares. On the third Business Day that is on or following the satisfaction or waiver of the covenants and conditions set forth in Section 2.3 (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver thereof), the Closing shall occur at the offices of Kirkland & Ellis LLP, 609 Main Street, Houston, Texas 77002 or such other location as the parties shall mutually agree. The Company, the Partnership and Purchaser agree that the Closing may occur via delivery of facsimiles, emailed pdfs or photocopies and cross receipts.

2.2 Deliveries.
(a) On the Closing Date, the Company and the Partnership shall deliver or cause to be delivered to Purchaser the following:
(i) evidence of the Purchased Units and the Purchased Preferred Stock having been issued in book-entry form to Purchaser;
(ii) the Investor Agreement duly executed by the Company;
(iii) the certificate of the Company contemplated by Section 2.3(b)(iii);
(iv) (A) a certificate of the Company’s Secretary, dated as of the Closing Date, certifying (1) the Company Charter and the Company Bylaws, as then in effect and attached thereto, including, in the case of the Company Bylaws, the amendment contemplated by Section 2.2(a)(ix), (2) the resolutions adopted by the Board of Directors (a) authorizing the transactions contemplated hereby and (b) increasing the size of the Board of Directors from four to nine and filling five of the vacancies caused by such increase with individuals designated by the Permitted Series A Owners (as defined in the Certificate of Designation) and (3) as to the signatures and authority of the Persons signing the Transaction Documents and related documents on behalf of the Company, and (B) a certificate executed by an authorized officer of the General Partner and dated as of the Closing Date, certifying (1) the Partnership’s and the General Partner’s respective Organizational Documents, as then in effect and attached thereto, (2) the resolutions adopted by the General Partner authorizing the transactions contemplated hereby and (3) as to the signatures and authority of the Persons signing the Transaction Documents and related documents on behalf of the Partnership;
(v) a cross-receipt, duly executed by (A) the Partnership, acknowledging receipt from Purchaser of the Purchase Price and (B) the Company, acknowledging receipt from Purchaser of the aggregate par value for the Purchased Preferred Stock;
(vi) the Interest Assignment Agreement duly executed by the Company and the Partnership;
(vii) the A&R LP Agreement duly executed by the Company and the General Partner;
(viii) a copy of the Certificate of Designation file stamped by the State Corporation Commission of the Commonwealth of Virginia evidencing that the same has been accepted for filing and filed with the State Corporation Commission of the Commonwealth of Virginia;
(ix) an amendment to the Company Bylaws deleting Section 3.12(b) thereof in its entirety;
(x) copies of the applicable instruments file stamped by the appropriate Governmental Entities, at least one day prior to the Closing Date, evidencing the Conversions;
(xi) a certificate in compliance with the requirements of Treasury Regulation section 1.1445-2(b)(2) to the effect that the Company is not a “foreign person” within the meaning of Treasury Regulation section 1.1445-2(a)(1); and
(xii) such additional documents as Purchaser may reasonably request them to execute in order to implement or document the Closing or give effect to the transactions contemplated by this Agreement.
(b) On the Closing Date, Purchaser shall deliver or cause to be delivered to the Company or the Partnership, as applicable, the following:
(i) payment of (A) the Purchase Price in cash by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Partnership, and (B) the aggregate par value for the Purchased Preferred Stock in cash by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Company;
(ii) the certificate of Purchaser contemplated by Section 2.3(c)(iii);
(iii) the Investor Agreement duly executed by Purchaser and RCR;
(iv) a valid Internal Revenue Service Form W-9;
(v) a counterpart of the A&R LP Agreement duly executed by Purchaser and RCR;
(vi) a cross-receipt, duly executed by Purchaser, acknowledging Purchaser’s receipt of the Purchased Units and the Purchased Preferred Stock; and

(vii) such additional documents as the Company may reasonably request it to execute in order to implement or document the Closing or give effect to the transactions contemplated by this Agreement.
2.3 Closing Conditions.
(a) Mutual Closing Conditions. The obligations of the Company and the Partnership, on the one hand, and Purchaser, on the other hand, to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company (on behalf of itself and the Partnership) and Purchaser, at or prior to the Closing of the following conditions:
(i) no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Entity and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;
(ii) the Requisite Shareholder Approval shall have been obtained;
(iii) all waiting periods (and extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated;
(iv) the Company shall have timely filed all required notices and other documents related to the listing of the Common Stock for which the Purchased Units and Purchased Preferred Stock may be exchanged or redeemed;
(v) (A) the Second Lien Credit Agreement Amendment shall remain in full force and effect and (B) the Company shall have obtained the Credit Agreement Amendment and such Credit Agreement Amendment shall be in such form as is reasonably acceptable to Purchaser and the Company; and
(vi) the Rocky Creek Closing shall have occurred or shall occur contemporaneously with the Closing.
(b) Purchaser Closing Conditions. The obligations of Purchaser to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Purchaser at or prior to the Closing of the following conditions:
(i) (A) the representations and warranties of the Company set forth in Section 3.1 (other than Sections 3.1(c), 3.1(d), 3.1(e), 3.1(i)(i) or 3.1(x)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (B) the representations and warranties of the Company set forth in Sections 3.1(i)(i) and 3.1(x) shall be true and correct as of the date of this Agreement and as of the Closing Date and (C) the representations and warranties of the Company set forth in Sections 3.1(c), 3.1(d) and 3.1(e) shall be true and correct (without giving effect as to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case as of such earlier date);
(ii) the Company shall have performed and complied with, in all material respects, its obligations, covenants and agreements required to be performed by it pursuant to this Agreement at or prior to the Closing;
(iii) the Company shall have delivered to Purchaser a certificate signed on behalf of the Company by an executive officer and dated as of the Closing Date certifying that the conditions set forth in Section 2.3(b)(i) and Section 2.3(b)(ii) have been satisfied; and
(iv) since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.
(c) Company Closing Conditions. The obligation of the Company and the Partnership to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company (on behalf of itself and the Partnership) at or prior to the Closing of the following conditions:
(i) (A) the representations and warranties of Purchaser set forth in Section 3.2 shall be true and correct in all material respects (other than Sections 3.2(b) or 3.2(f) which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case as of such earlier date);

(ii) Purchaser shall have performed and complied with, in all material respects, its obligations, covenants and agreements required to be performed by it pursuant to this Agreement at or prior to the Closing; and
(iii) Purchaser shall have delivered to the Company a certificate signed on behalf of Purchaser by an executive officer and dated as of the Closing Date certifying that the conditions set forth in Section 2.3(c)(i) and Section 2.3(c)(ii) have been satisfied.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of the Company. The Company represents and warrants to Purchaser that the statements contained in this Section 3.1 are true and correct, except (i) as set forth in the Company Reporting Documents publicly available and filed with or furnished to the Commission since July 1, 2019 (the “Filed Company Reporting Documents”) (excluding any disclosures in the Filed Company Reporting Documents under the heading “Risk Factors” and in any section related to forward-looking statements and in any other disclosures that are similarly predictive or forward-looking in nature (other than any historical factual information contained within such headings, statements or disclosure)) or (ii) as set forth in the disclosure letter delivered by the Company to Purchaser prior to the execution and delivery by the Company of this Agreement (the “Company Disclosure Letter”). The Company Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Section 3.1, and the disclosure in any section shall be deemed to qualify other sections in this Section 3.1 to the extent (and only to the extent) that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other sections. The mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty is not deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Eﬀect.
(a) Organization, Standing and Power. Each of the Company and each of the Company’s Subsidiaries, including the Partnership and the General Partner (collectively, the “Company Subsidiaries”), is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), with all requisite entity power and authority to own, operate or lease its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing, or to have such power or authority, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties and assets makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Purchaser, prior to execution of this Agreement, true and correct copies of the articles of incorporation of the Company in effect as of the date of this Agreement (the “Company Charter”) and the bylaws of the Company in effect as of the date of this Agreement (the “Company Bylaws”), as well as the Organizational Documents of each of the Company Subsidiaries. Neither the Company nor any Company Subsidiary is in material violation of any of the provisions of such Organizational Documents.
(b) Company Subsidiaries.
(i) All the outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are (other than qualifying shares and shares held by natural persons pursuant to requirements of Law of non-U.S. jurisdictions) wholly-owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all Liens, and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities Laws and, in each case, except for Permitted Liens. Section 3.1(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the Company Subsidiaries, together with (A) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary, (B) the type of and percentage of interest held (including capital account balances for any entity treated as a partnership for U.S. federal income tax purposes from such entity’s most recently filed relevant Tax Return), directly or indirectly, by the Company in each Company Subsidiary, (C) the names of and the type of and percentage of interest held (including capital account balances for any entity treated as a partnership for U.S. federal income tax purposes from such entity’s most recently filed relevant Tax Return) by any Person other than the Company or a Company Subsidiary in each Company Subsidiary and (D) the U.S. federal income Tax classification of each Company Subsidiary.

(ii) Except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity other than ordinary course investments in publicly traded securities constituting one percent or less of a class of outstanding securities of any entity.
(c) Issuance of the Purchased Units and Purchased Preferred Stock. The Purchased Units have been duly authorized and, when such Purchased Units have been issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the A&R LP Agreement) and nonassessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607, and 17-804 of the Delaware Revised Uniform Limited Partnership Act, as amended) and free and clear of all Liens (other than (i) Liens created by Purchaser or any of its Affiliates and (ii) transfer restrictions under applicable securities Laws and the A&R LP Agreement). The Purchased Preferred Stock has been duly authorized and, when the Purchased Preferred Stock has been issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens (other than (i) Liens created by Purchaser or any of its Affiliates and (ii) transfer restrictions under applicable securities Laws, the Investor Agreement and the Certificate of Designation).
(d) Capital Structure.
(i) The authorized capital stock of the Company consists of 45,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock” and, together with the Common Stock, the “Capital Stock”). At the close of business on October 30, 2020, (A) 15,200,435 shares of Common Stock were issued and outstanding, none of which were subject to vesting or other forfeiture conditions or repurchase by the Company, (B) zero shares of Preferred Stock were issued and outstanding, and (C) 1,424,600 shares of Common Stock were reserved and available for issuance pursuant to the Company Stock Plans, of which (1) 319,280 shares were issuable upon settlement of outstanding Company RSU Awards, and (2) 373,190 shares were issuable upon settlement of outstanding Company PSU Awards (assuming maximum levels of performance are achieved). Except as set forth in this Section 3.1(d)(i), at the close of business on October 30, 2020, no shares of capital stock or voting securities of, or other equity interests in, the Company were issued, reserved for issuance or outstanding. From the close of business on October 30, 2020, to the date of this Agreement, there have been no issuances by the Company of shares of capital stock or voting securities of, or other equity interests in, the Company, other than the issuance of shares of Common Stock upon the settlement of the Company RSU Awards and Company PSU Awards, in each case outstanding at the close of business on October 30, 2020 and disclosed in Section 3.1(d)(i) of the Company Disclosure Letter, and in accordance with their terms in effect at such time.
(ii) All outstanding shares of Capital Stock are, and all shares of Capital Stock that may be issued upon the settlement of Company RSU Awards and Company PSU Awards will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the VSCA, the Company Charter, the Company Bylaws or any Contract to which the Company or any Company Subsidiary is a party or otherwise bound (including the Company Stock Plans). Except as set forth above in this Section 3.1(d), there are not issued, reserved for issuance or outstanding, and there are no outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (A) any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (B) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or any other obligation of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or (C) any rights issued by or other obligations of the Company or any Company Subsidiary that are linked in any way to the price of any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary. Except pursuant to the Company Stock Plans, there are not any outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (A), (B) or (C) of the immediately preceding sentence. There are no debentures, bonds, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote (collectively, “Company Voting Debt”). Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary (other than the Credit Agreement and the Second Lien Credit Agreement). Except for this Agreement and, with respect to the Company Subsidiaries, the Credit Agreement and the Second Lien Credit Agreement, neither the Company nor any Company Subsidiary is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any Company Subsidiary.
(e) Authority; Execution and Delivery; Enforceability.
(i) Each of the Company and the Partnership has all requisite corporate and limited partnership, as applicable, power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.
(ii) The Board of Directors has adopted resolutions, by unanimous vote at a meeting duly called at which a quorum of directors of the Company was present, (A) approving and adopting this Agreement and the other Transaction Documents to which the Company is a party, (B) determining that entering into this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, are in the best interests of the Company and the Company Shareholders and (C) subject to Section 4.2(c), recommending that the Company Shareholders approve the Shareholder Proposal. The Company, in its capacity as the sole member of the General Partner, has adopted resolutions approving and adopting this Agreement and the other Transaction Documents to which the Partnership is a party. The resolutions referenced in this Section 3.1(e)(ii) have not been amended or withdrawn as of the date of this Agreement.
(iii) Other than receipt of the Requisite Shareholder Approval, no other corporate or limited partnership proceedings on the part of each of the Company or the Partnership are necessary to authorize, adopt or approve this Agreement and the other Transaction Documents to which it is a party or to consummate the transactions contemplated hereby or thereby.
(iv) Each of the Company and the Partnership has, or at Closing will have, duly executed and delivered this Agreement and the other Transaction Documents to which it is a party and, assuming the due authorization, execution and delivery by the other parties thereto, each of this Agreement and such other Transaction Documents constitutes, or will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.
(v) Assuming the accuracy of Purchaser’s representations and warranties in Section 3.2(g), the Company and the Board of Directors have taken all actions required to be taken by them to exempt this Agreement and the transactions contemplated hereby from Article 14 and Article 14.1 of the VSCA, and there are no other anti-takeover statutes or regulations applicable to this Agreement or the transactions contemplated hereby.
(f) No Conflicts; Consents.
(i) The execution and delivery by each of the Company and the Partnership of this Agreement and the other Transaction Documents to which it is or will be a party to does not, and the performance by each of the Company and the Partnership of its obligations hereunder or thereunder and the consummation of the transactions contemplated hereby or thereby will not, violate, conflict with, result in a breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, cancellation or amendment under, give rise to an obligation to make an offer to purchase or redeem any Indebtedness or capital stock, voting securities or other equity interests under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (A) the Company Charter or the Company Bylaws as currently in effect, (B) any Contract (other than the Credit Agreement and the Second Lien Credit Agreement) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (C) subject to the filings and other matters referred to in Section 3.1(f)(ii), any judgment, order or decree of a Governmental Entity (“Judgment”) or Law, in each case applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (B) and (C) above, any matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(ii) No consent, waiver or Permit (“Consent”) of or from, or registration, declaration, notice or filing made to or with, any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery, and performance of this Agreement by the Company or the Partnership or the other Transaction Documents to which the Company or the Partnership is party or the consummation by the Company or the Partnership of the transactions contemplated hereby or thereby, other than (A) the filing with the Commission of the Proxy Statement in definitive form, (B) the filing with the Commission of such reports and other filings under, and such other compliance with, the Exchange Act and the Securities Act, and under state securities, takeover and “blue sky” laws, in each case as may be required in connection with this Agreement and such other Transaction Documents and the transactions contemplated hereby and thereby, (C) compliance with, and filings and the expiration or early termination of the applicable waiting period under, the HSR Act, (D) such Consents of or from, or registrations, declarations, notices or filings to or with Nasdaq as are required to permit the listing of the Common Stock into which the Purchased Units may be exchanged in accordance with the terms set forth in the A&R LP Agreement, (E) the filing of the Certificate of Designation with the State Corporation Commission of the Commonwealth of Virginia and (F) such other Consents the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(g) Reporting Documents; Undisclosed Liabilities.
(i) The Company has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the Commission since January 1, 2019 (such documents, together with any exhibits and schedules thereto and other information incorporated therein as they have been supplemented, modified or amended since the time of filing, excluding the Proxy Statement, being collectively referred to as the “Company Reporting Documents”).
(ii) Each Company Reporting Document (A) at the time filed, complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto at the time of such filing, and (B) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Company included in the Company Reporting Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, as indicated in the notes thereto, in the case of unaudited statements, as permitted by the rules and regulations of the Commission) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and except as indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission).
(iii) Neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected in financial statements prepared in accordance with GAAP, except for: (A) liabilities reflected or reserved against in the Company’s consolidated balance sheets (or the notes thereto) included in the Company Reporting Documents, (B) normal and recurring liabilities that have been incurred by the Company or any Subsidiary since June 30, 2020 in the ordinary course of business, (C) liabilities incurred in connection with the transactions contemplated hereby, and (D) liabilities which would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect.
(iv) With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Company Reporting Documents, the chief executive officer and chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission, and the statements contained in any such certifications are true and correct as of their respective dates. As of the date hereof, the Company has not received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certificates. As of the date hereof, there are no outstanding or unresolved comments received by the Company from the Commission with respect to any of the Company Reporting Documents. As of the date hereof, to the Knowledge of the Company, none of the Company Reporting Documents is the subject of ongoing Commission review or investigation.
(v) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission and that all such information required to be disclosed is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the principal executive officer and principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.
(h) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time it is first published, distributed or disseminated to the Company Shareholders, or as of the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by or on behalf of Purchaser or Purchaser Parent specifically for inclusion or incorporation by reference therein.
(i) Absence of Certain Changes or Events.
(i) Since June 30, 2020, there has not occurred any Company Material Adverse Effect or any fact, circumstance, effect, change, event or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(ii) From June 30, 2020 to the date of this Agreement, (A) each of the Company and each Company Subsidiary has conducted its respective business in the ordinary course in all material respects, except for commercially reasonable actions taken outside the ordinary course in response to material changes in commodity prices or the coronavirus disease of 2019 pandemic that did not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, (B) during such period there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, including the material Oil and Gas Properties of the Company and its Subsidiaries, whether or not covered by insurance, and (C) the Company and its Subsidiaries did not authorize or make capital expenditures that were in any material respect in excess of the capital expenditures that were scheduled to be made during such period, as set forth in Section 3.1(i) of the Company Disclosure Letter (except for capital expenditures, if any, that were necessary to repair damage resulting from insured casualty events where there was a reasonable basis for a claim of insurance).
(j) Taxes.
(i) Each of the Company and each Company Subsidiary has timely filed, taking into account any extensions of time for filing, all material Tax Returns required to have been filed by it, and such Tax Returns are accurate and complete in all material respects. Each of the Company and each Company Subsidiary has paid all material Taxes that are due and payable by it (other than Taxes that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP in the financial statements included in the Filed Company Reporting Documents). There is no outstanding material claim, assessment or deficiency against the Company or any Company Subsidiary for any Tax that has been asserted or threatened in writing by any Governmental Entity (except for any such claim, assessment or deficiency that is being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP in the financial statements included in the Filed Company Reporting Documents). All material withholding Tax requirements imposed on or with respect to the Company or any of the Company Subsidiaries have been satisfied in full.
(ii) There are no material disputes, examinations or Proceedings pending or threatened in writing in respect of any Taxes or Tax Return of the Company or any Company Subsidiary. No requests for waivers of the time to assess any material Taxes, or to file any material Tax Return, in each case, of the Company or any Company Subsidiary are pending or in force.
(iii) Other than for Taxes not yet delinquent or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP in the financial statements included in the Filed Company Reporting Documents, there are no Liens with respect to material Taxes against any of the properties or assets of the Company or any Company Subsidiary. No written or, to the Knowledge of the Company, other claim has been received by the Company or any Company Subsidiary from a Governmental Entity in a jurisdiction in which the Company or such Company Subsidiary does not file Tax Returns stating that the Company or such Company Subsidiary is, or may be, subject to material taxation by such jurisdiction. Neither the Company nor any Company Subsidiary is a party to, or is otherwise bound by, any material Tax sharing, allocation or indemnification Contract (other than (A) a Contract exclusively between or among the Company and wholly-owned Company Subsidiaries or (B) any Tax sharing, allocation or indemnification provisions contained in any Contract entered into in the ordinary course of business and not primarily relating to Taxes (e.g., leases, credit agreements or other commercial agreements)). Neither the Company nor any Company Subsidiary has any material liability for Taxes of any Person (other than the Company or any Company Subsidiary) under any applicable Law, including Treasury Regulations section 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor. Prior to the Conversions, neither the Company nor any Company Subsidiary has any items of income, gain, loss or deduction that are deferred in accordance with Treasury Regulation section 1.1502-13.
(iv) Neither the Company nor any Company Subsidiary has participated in, or been a party to, a transaction that, as of the date of this Agreement, constitutes a “listed transaction,” as defined in Treasury Regulations section 1.6011-4(b)(2).
(v) Neither the Company nor any Company Subsidiary has constituted a “distributing corporation” or a “controlled corporation” (or a successor thereto) in a distribution of stock intended to qualify for tax-free treatment under section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) as part of a “plan” or “series of related transactions” (within the meaning of section 355(e) of the Code) in conjunction with the transactions contemplated hereby.
(vi) None of the assets of the Company or any Company Subsidiary is properly treated as held in a partnership (or arrangement properly treated as a partnership) for U.S. federal income tax purposes.
(k) Employee Benefits.
(i) Section 3.1(k)(i) of the Company Disclosure Letter sets forth a true and complete list of each material Company Benefit Plan.
(ii) With respect to each material Company Benefit Plan, the Company has made available to Purchaser true and complete copies, to the extent applicable, of (A) such Company Benefit Plan (or a summary if no plan document exists), including any amendment thereto, and a summary plan description thereof, (B) each trust, insurance, annuity or other funding Contract related thereto, (C) the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto and (D) the most recently received IRS determination letter or opinion.
(iii) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan (and any related trust or other funding vehicle) has been maintained and administered in compliance with its terms and applicable Law (including ERISA and the Code). Each Company Benefit Plan that is intended to be “qualified” within the meaning of section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no circumstances or any events that have occurred that would reasonably be expected to cause the loss of such qualified status of any such Company Benefit Plan. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened claims by, on behalf of or against any Company Benefit Plan or any trust related thereto that could result in any liability to the Company or any of the Company Subsidiaries, and no audit or other Proceeding by a Governmental Entity is pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan.
(iv) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) all contributions or other amounts payable by the Company or the Company

Subsidiaries as of the date of this Agreement with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP, (B) neither the Company nor any Company Subsidiary has engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject the Company or any Company Subsidiary to any Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA, and (C) neither the Company nor any Company Subsidiary has incurred or reasonably expects to incur a Tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.
(v) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) is in documentary compliance with, and has been operated and administered in compliance with, Section 409A of the Code and the guidance provided thereunder, in each case, in all material respects.
(vi) Since September 12, 2016, neither the Company, any Company Subsidiary nor any of their respective ERISA Affiliates has maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to), (A) an employee benefit plan subject to section 412 or 430 of the Code or section 302 or Title IV of ERISA, (B) a “multiemployer plan” (as defined in section 3(37) of ERISA), or (C) a “multiple employer plan” as defined in section 210 of ERISA or section 413(c) of the Code. No material liability under section 302 or Title IV of ERISA or section 412, 430 or 4971 of the Code has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full (other than any liability for premiums to the PBGC arising in the ordinary course of business, all of which have been timely paid) and no condition exists that could reasonably be expected to result in any such material liability to the Company or any ERISA Affiliate. No material liability (1) as a result of a failure to comply with the continuation coverage requirements of Part 6 of Title I of ERISA, section 4980(B) of the Code or similar state law, or (2) under corresponding or similar provisions of foreign Laws or regulations has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full and no condition exists that could reasonably be expected to result in any such liability to the Company or any ERISA Affiliate. The Company has not been required to post any security under ERISA or section 436 of the Code with respect to any Company Benefit Plan, and no fact or event exists that could reasonably be expected to give rise to any such lien or requirement to post any such security with respect to any Company Benefit Plan.
(vii) Neither the Company nor any Company Subsidiary has any material liability for providing health, medical or life insurance or other welfare benefits (whether or not insured) with respect to any Company Personnel (or any of their beneficiaries) after retirement or other termination of employment or service, other than coverage or benefits required to be provided under Part 6 of Title I of ERISA, section 4980(B)(f) of the Code or any other applicable Law, the full cost of which is borne by such Company Personnel (or any of their beneficiaries).
(viii) None of the execution and delivery of this Agreement, the performance by either party of its obligations hereunder or the consummation of the transactions contemplated hereby (alone or in combination with any other event) will (A) accelerate the time of payment or vesting, or trigger any payment or funding, or increase the compensation or benefits under any Company Benefit Plan or increase the amount of compensation due to any Company Personnel, (B) entitle any Company Personnel to bonus, change in control, severance pay or any other payment, (C) cause the Company to transfer or set aside any assets to fund any benefits under any Company Benefit Plan, (D) limit or restrict the right to amend, terminate, or transfer the assets of any Company Benefit Plan, or (E) result in any amount failing to be deductible under section 280G of the Code. No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under section 4999 of the Code or section 409A of the Code.
(l) Labor and Employment Matters.
(i) The Company has made available to Purchaser a true and complete list identifying all employees of the Company or any Company Subsidiary as of a date within five Business Days prior to the date hereof and specifying with respect to each such employee, as of such date, the employee’s: (A) job title, (B) primary work location, (C) date of hire, (D) base salary or regular hourly wage rate, as applicable, (E) classification as full-time or part-time and as exempt or non-exempt under the Fair Labor Standards Act, and (F) whether the employee is subject to any agreement with the Company or any Company Subsidiary that makes the relationship between the employee and the Company or any Company Subsidiary anything other than an “at-will” relationship.
(ii) Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement or other Contract with any labor union, works council or similar organization (“Collective Bargaining Agreement”) with respect to any current or former employees of or any individuals providing services to the Company or any Company Subsidiary. Additionally, (A) there is no pending or, to the Knowledge of the Company, threatened strike, lockout, slowdown or work stoppage by or with respect to any current or former employees of the Company or any Company Subsidiary, (B) to the Knowledge of the Company, there are no activities or Proceedings of any labor union or similar organization to organize any employees of the Company or any Company Subsidiary, and no demand for recognition as the exclusive bargaining representative of any employees has been made by or on behalf of any labor union or similar organization, and (C) no employees of the Company or any Company Subsidiary are represented by any labor union or similar organization with respect to their employment with the Company or any Company Subsidiary. There is no unfair labor practice pending or, to the Knowledge of the Company, threatened against or involving the Company or any Company Subsidiary.
(iii) Except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries are, and have for the past three years been, in compliance with all applicable Laws relating to labor, employment and employment practices, including, without limitation, those relating to labor management relations, wages, hours, overtime, non-discrimination, non-retaliation, sexual harassment, civil rights, affirmative action, work authorization, recordkeeping, immigration, safety and health and continuation coverage under group health plans. Except for matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, there is no suit, action or other Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary with respect to any former or current employee or non-employee worker of the Company or any Company Subsidiary that involves any alleged violation or breach by the Company or any Company Subsidiary of any applicable Law or Contract. During the past three years, neither the Company nor any Company Subsidiary has been the subject of any material charge, audit or investigation, pertaining to employment or employment practices, brought or conducted by any Governmental Entity.
(iv) To the Knowledge of the Company, no employee of the Company or any Company Subsidiary is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other similar obligation: (A) to the Company or any Company Subsidiary or (B) to a former employer of any such employee relating (1) to the right of any such employee to be employed by the Company or any Company Subsidiary or (2) to the knowledge or use of trade secrets or proprietary information. To the Knowledge of the Company, during the past three years, no allegations of sexual harassment have been made against (A) any officer of the Company or any Company Subsidiary or (B) an employee of the Company or any Company Subsidiary at a level of Vice President or above. During the past three years, neither the Company nor any Company Subsidiary has entered into a settlement agreement in relation to allegations relating to sexual harassment by (A) any officer of the Company or any Company Subsidiary or (B) an employee of the Company or any Company Subsidiary at a level of Vice President or above.
(v) In the one year period immediately preceding the date of this Agreement, neither the Company nor any Company Subsidiary has implemented any plant closing or layoff of employees governed by the WARN Act.
(m) Litigation. As of the date of this Agreement, there is no suit, action or other Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, nor is there any Judgment outstanding against or, to the Knowledge of the Company, written demand or investigation by any Governmental Entity involving the Company or any Company Subsidiary or any of their respective properties or assets that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(n) Compliance with Applicable Laws. Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries are in, and since July 1, 2018 have been in, compliance with all applicable Laws and the Company Permits. To the Knowledge of the Company, except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no demand or investigation by or before any Governmental Entity pending or, to the Knowledge of the Company, threatened alleging that the Company or any Company Subsidiary is not in compliance with any applicable Law or Company Permit. This Section 3.1(n) does not relate to Tax matters or environmental matters, which are the subjects of Section 3.1(j) and Section 3.1(q), respectively.
(o) Rights-of-Way. Each of the Company and the Company Subsidiaries has such Consents, easements, rights-of-way, Permits and licenses from each Person (collectively, “Rights-of-Way”) as are sufficient to conduct its business in the manner currently conducted, except for such Rights-of-Way the absence of which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the

Company and the Company Subsidiaries has fulfilled and performed all its material obligations with respect to such Rights-of-Way and conducts its business in a manner that does not violate any of the Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such violations, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All pipelines operated by the Company and the Company Subsidiaries are located within the boundaries of Rights-of-Way or Oil and Gas Properties, and there are no gaps (including any gap arising as a result of any breach by the Company or any of the Company Subsidiaries of the terms of any Rights-of-Way) in the Rights-of-Way or Oil and Gas Properties other than gaps that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(p) Oil and Gas Matters.
(i) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and except for property (A) sold or otherwise disposed of in the ordinary course of business since the date of the reserve report prepared by DeGolyer and MacNaughton, Inc. (the “Company Independent Petroleum Engineers”) relating to the Company interests referred to therein as of December 31, 2019 (the “Company Reserve Report”), (B) reflected in the Company Reserve Report or in the Filed Company Reporting Documents as having been sold or otherwise disposed of, other than sales or dispositions after the date hereof in accordance with Section 4.1(b), or (C) acquired since the date of the Company Reserve Report, all Oil and Gas Properties of the Company and the Company Subsidiaries are reflected in the Company Reserve Report. Except for properties described in clause (A) or (B) of the preceding sentence, the Company and the Company Subsidiaries have Defensible Title in all material respects to all Oil and Gas Properties reflected in (or forming the basis of the reserves reflected in) the Company Reserve Report.
(ii) Except for any such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the factual, non-interpretive data supplied to the Company Independent Petroleum Engineers by or on behalf of the Company and the Company Subsidiaries that was material to such firm’s estimates of oil and gas reserves attributable to the Oil and Gas Properties of the Company and the Company Subsidiaries in connection with the preparation of the Company Reserve Report was, as of the time provided, accurate in all respects. Except for any such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the oil and gas reserve estimates of the Company set forth in the Company Reserve Report are derived from reports that have been prepared by the Company Independent Petroleum Engineers, and such reserve estimates fairly reflect, in all respects, the oil and gas reserves of the Company at the dates indicated therein and are in accordance with Commission guidelines applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, as of the date of this Agreement there has been no change in respect of the matters addressed in the Company Reserve Report that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(iii) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) all rentals, shut-ins and similar payments owed to any Person or individual under (or otherwise with respect to) any Oil and Gas Leases of the Company or any Company Subsidiary have been properly and timely paid, (B) all Production Burdens with respect to any Oil and Gas Properties owned or held by the Company or any of the Company Subsidiaries have been timely and properly paid (in each case, except such Production Burdens (1) as are being currently paid prior to delinquency in the ordinary course of business or (2) the amount or validity of which is being contested in good faith by appropriate proceeding and for which appropriate reserves have been established) and (C) none of the Company or any of the Company Subsidiaries (and, to the Company’s Knowledge, no third party operator) has violated any provision of, or taken or failed to take any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Oil and Gas Lease (or entitle the lessor thereunder to cancel or terminate such Oil and Gas Lease) included in the Oil and Gas Properties owned or held by the Company or any of the Company Subsidiaries.
(iv) All material proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of the Company and the Company Subsidiaries are being received by them in a timely manner other than awaiting preparation and approval of division order title opinions for recently drilled Wells. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the

Closing Date, neither the Company nor any Company Subsidiary is obligated by virtue of a take or pay payment, advance payment, production payment or other similar payment obligation (other than Production Burdens established in any Oil and Gas Leases) requiring the delivery of Hydrocarbons, or proceeds from the sale thereof, attributable to the Company’s or any Company Subsidiary’s interest in any Oil and Gas Properties at some future time without receiving payment therefor at or after the time of delivery.
(v) All of the Wells and all water, CO2, injection or other wells located on the Oil and Gas Leases of the Company and the Company Subsidiaries or otherwise associated with an Oil and Gas Property of the Company or the Company Subsidiaries have been drilled, completed and operated in all material respects within the limits permitted by the applicable contracts entered into by the Company or any of the Company Subsidiaries related to such wells and applicable Law, and all drilling and completion (and plugging and abandonment) of such wells and all related development, production and other operations have been conducted in all material respects in compliance with all applicable Law. No Wells located on or attributable to the Oil and Gas Properties of the Company and the Company Subsidiaries are subject to any material penalty on allowables or otherwise produced any material volumes in excess of its applicable allowables.
(vi) None of the material Oil and Gas Properties of the Company or the Company Subsidiaries is subject to any preferential purchase, consent or similar right that would become operative as a result of the consummation of the transactions contemplated hereby.
(vii) Except as set forth on Section 3.1(p)(vii) of the Company Disclosure Letter and other than Wells that have been plugged and abandoned in all material respects in accordance with all applicable Laws, there are no dry holes, or shut in or otherwise inactive Wells that are located on lands burdened by the Oil and Gas Properties or on lands pooled or unitized therewith that the Company or any Company Subsidiary is currently obligated by applicable Law to plug and abandon.
(viii) Except as reflected in the Company’s consolidated balance sheets (or the notes thereto) included in the Company Reporting Documents, to the Knowledge of the Company, as of the date hereof there are no material Imbalances.
(q) Environmental Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) each of the Company and each Company Subsidiary has been and is in compliance with all applicable Environmental Laws, and neither the Company nor any Company Subsidiary has received any written communication alleging that the Company or any Company Subsidiary is in violation of, or has any liability under, any Environmental Law; (B) each of the Company and each Company Subsidiary possesses and is in compliance with all Environmental Permits required for the conduct of its respective operations and all such Environmental Permits are valid and in good standing; (C) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary; (D) neither the Company nor any Company Subsidiary is subject to any Judgment pursuant to or in connection with any Environmental Law; (E) there has been no Release of any Hazardous Material at any of the properties that are owned, leased or operated by the Company or any Company Subsidiary, or to the Knowledge of the Company, at any properties formerly owned, leased or operated by the Company or any Company Subsidiary, that would reasonably be expected to form the basis of any Environmental Claim against the Company or any Company Subsidiary; and (F) neither the Company nor any Company Subsidiary has retained or assumed, either contractually or by operation of Law, any liabilities or obligations that would reasonably be expected to form the basis of any Environmental Claim against the Company or any Company Subsidiary.
(r) Contracts.
(i) As of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a “Filed Company Contract”) that has not been so filed.
(ii) Except with respect to Contracts solely among the Company and any wholly-owned Company Subsidiary or Company Subsidiaries, or solely among any wholly-owned Company Subsidiaries, Section 3.1(r)(ii) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of:
(A) each non-competition Contract or similar Contract containing terms that expressly limit or otherwise restrict the ability of the Company or any Company Subsidiary to compete in any line of business or in any geographic area in a manner that would be reasonably likely to be material to the Company and the Company Subsidiaries, taken as a whole; provided that a Contract shall not constitute a non-competition Contract pursuant to this Section 3.1(r)(ii)(A) solely because such Contract is a surface use agreement or similar Contract containing customary setback provisions or solely because such Contract is a confidentiality agreement or similar Contract containing customary confidentiality provisions;
(B) each loan and credit agreement or other Contract pursuant to which any Indebtedness for borrowed money in excess of $2,500,000 of the Company or any Company Subsidiary is outstanding or may be incurred;
(C) each partnership, joint venture or similar agreement to which the Company or any Company Subsidiary is a party relating to the formation, creation, operation, management or control of any partnership or joint venture, in each case material to the Company and the Company Subsidiaries, taken as a whole, other than any customary joint operating agreements, unit agreements or participation agreements affecting the Oil and Gas Properties of the Company or any Company Subsidiary;
(D) each joint development agreement, exploration agreement, participation, farmout, farmin or program agreement or similar contract requiring the Company or any of the Company Subsidiaries to make expenditures that would reasonably be expected to be in excess of $2,500,000 in the aggregate during the 12-month period following the date of this Agreement, other than customary joint operating agreements and continuous development obligations under Oil and Gas Leases;
(E) each Contract for any Derivative Transaction;
(F) any Contract that provides for the sale by the Company or any of the Company Subsidiaries of Hydrocarbons or the gathering of the Company’s or the Company Subsidiaries’ Hydrocarbons that (1) has a remaining term of greater than 60 days and does not allow the Company or such Company Subsidiary to terminate it without penalty on 60 days’ notice; provided, however, that this clause (1) shall not include Contracts providing for the storage of Hydrocarbons with payment obligations of less than $300,000, individually, or $1,000,000, in the aggregate, (2) contains a “take-or-pay” clause or any similar material prepayment or forward sale arrangement or obligation (excluding “gas balancing” arrangements associated with customary joint operating agreements) to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor, or (3) covers or commits volumes in excess of 50 MMcf of gaseous Hydrocarbons per day, or 20,000 barrels of liquid Hydrocarbons per day;
(G) other than in the ordinary course, each Contract to which the Company or any Company Subsidiary is a party involving the future disposition or acquisition of assets or properties with a fair market value in excess of $2,500,000;
(H) each Contract that is a transportation or processing agreement to which the Company or any Company Subsidiary is a party involving the transportation or processing of more than 50 MMcf of gaseous Hydrocarbons per day, or 5,000 barrels of liquid Hydrocarbons per day;
(I) each Contract to which the Company or any Company Subsidiary is a party for the purchase or sale of minerals or mineral rights having a value in excess of $2,500,000;
(J) each acquisition or divestiture Contract to which the Company or any Company Subsidiary is a party that contains “earn-out” or other similar contingent payment obligations (other than asset retirement obligations, plugging and abandonment obligations and other reserves of the Company set forth in the Company Reserve Report), that would be reasonably expected to result in annual payments in excess of $2,500,000;
(K) each Contract with any supplier or vendor under which the Company or any Company Subsidiary is obligated to purchase goods or services (other than transportation or processing services) involving consideration in excess of $2,500,000 (except with respect to the purchase of items of inventory, casing or fuel in the ordinary course of business) or that is not terminable without penalty upon notice of 90 days or less;
(L) each Collective Bargaining Agreement to which the Company or any Company Subsidiary is a party or is subject;
(M) each Contract for the lease of personal property or real property (other than Oil and Gas Properties) involving aggregate payments in excess of $5,000,000 in any calendar year that are not terminable without penalty within 60 days, other than contracts related to drilling rigs;
(N) each Contract under which the Company or any of its Subsidiaries has advanced or loaned any amount of money to any of the following: (1) an executive officer or director of the Company or any Company

Subsidiary; (2) a beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the Common Stock; or (3) an Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the Persons described in the foregoing clauses (1) or (2);
(O) each Contract that contains any “most favored nation” or most favored customer provision, call or put option, preferential right or right of first or last offer, negotiation or refusal, in each case other than those contained in (1) any agreement in which such provision is solely for the benefit of the Company or any of the Company Subsidiaries, (2) customary royalty pricing provisions in Oil and Gas Leases or (3) customary preferential rights in joint operating agreements, unit agreements or participation agreements affecting the business or the Oil and Gas Properties of the Company or any of the Company Subsidiaries, to which the Company or any of the Company Subsidiaries or any of their respective Affiliates is subject, and is material to the business of the Company and the Company Subsidiaries, taken as a whole; and
(P) each Contract relating to a Company Related Party Transaction.
Each Contract of the type described in this Section 3.1(r)(ii) and each Filed Company Contract is referred to herein as a “Company Material Contract.”
(iii) A complete and correct copy of each of the Company Material Contracts existing as of the date of this Agreement has been made available to Purchaser prior to the date hereof. Except for matters which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) each Company Material Contract is a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, (B) each such Company Material Contract is in full force and effect (except for expiration in accordance with the terms thereof) and (C) neither the Company nor any Company Subsidiary is (with or without notice or lapse of time, or both) in breach or default under any such Company Material Contract and, to the Knowledge of the Company, no other party to any such Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any Company Subsidiary, or, to the Knowledge of the Company, any other party thereto. Except as set forth on Section 3.1(r)(iii) of the Company Disclosure Letter, there are no disputes pending or, to the Knowledge of the Company, threatened with respect to any Company Material Contract and neither the Company nor any Company Subsidiary has received any written notice of the intention of any other party to any Company Material Contract to terminate for default, convenience or otherwise any Company Material Contract, nor to the Knowledge of the Company, is any such party threatening to do so, in each case except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(s) Derivative Transactions.
(i) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Derivative Transactions entered into by the Company or any of the Company Subsidiaries or for the account of any of its customers as of the date of this Agreement were entered into in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and the Company Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions.
(ii) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of the Company Subsidiaries have duly performed in all respects all of their respective obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and there are no breaches, violations, collateral deficiencies, requests for collateral or demands for payment, or defaults or allegations or assertions of such by any party thereunder.
(iii) The Filed Company Reporting Documents accurately summarize, in all material respects, the outstanding positions under any Derivative Transaction of the Company and the Company Subsidiaries, including Hydrocarbon and financial positions under any Derivative Transaction of the Company attributable to the production and marketing of the Company and the Company Subsidiaries, as of the dates reflected therein. Section 3.1(s)(iii) of the Company Disclosure Letter lists, as of the date of this Agreement, the aggregate net position by month and type of all open Derivative Transactions to which the Company or any of the Company Subsidiaries is a party.
(t) Properties.
(i) Except where the failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Company Subsidiary has good and indefeasible fee simple title to each of the material real properties (except for any of the Company’s or any Company Subsidiaries’ Oil and Gas Properties, which are subject to Section 3.1(p) and shall not constitute a Company Property for the purposes of this Agreement) the Company owns (the “Owned Real Property”), in each case free and clear of all conditions, encroachments, easements, rights of way, restrictions and Liens, except for Permitted Liens.
(ii) Except where the failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Company Subsidiary has a valid leasehold interest in each of the material real properties (except for any of the Company’s or any Company Subsidiaries’ Oil and Gas Properties, which are subject to Section 3.1(p) and shall not constitute a Company Property for the purposes of this Agreement) the Company leases (the “Leased Real Property”, and each parcel of Owned Real Property or Leased Real Property, a “Company Property”), in each case free and clear of all conditions, encroachments, easements, rights of way, restrictions and Liens, except for Permitted Liens. Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received notice to the effect that there are any condemnation, expropriation or other Proceedings that are pending or, to the Knowledge of the Company, threatened with respect to any material portion of any of the Company Properties. Except for the owners of any Leased Real Property, no Person other than the Company or a Company Subsidiary has any ownership interest in any of the Company Properties.
(iii) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) neither the Company nor any Company Subsidiary has leased, subleased or otherwise granted to any Person the right to use or occupy any Company Property or any portion thereof, (B) there are no outstanding options, rights of first offer or rights of first refusal to purchase or lease any Company Property or any portion thereof or interest therein, (C) there are no boundary disputes relating to any Company Property and no encroachments materially and adversely affecting the use of any Company Property and (D) with respect to each Company Property, all material buildings, structures, fixtures and improvements are in all respects adequate and sufficient and in satisfactory condition to support the operations of the Company and each Company Subsidiary as presently conducted.
(iv) Each of the Company and each Company Subsidiary has complied with the terms of all leases pursuant to which the Company or a Company Subsidiary has a leasehold interest in the Leased Real Property, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(u) Intellectual Property. Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) each of the Company and each Company Subsidiary owns, or is validly licensed or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted, free and clear of all Liens (other than Permitted Liens), (B) as of the date of this Agreement, no suits, actions or other Proceedings are pending or, to the Knowledge of the Company, threatened that the Company or any Company Subsidiary is infringing, misappropriating or otherwise violating the rights of any Person with respect to any Intellectual Property, (C) the operation of the business of each of the Company and each Company Subsidiary as presently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any Person and has not, during the past the past three years, infringed, misappropriated or otherwise violated any Intellectual Property of any Person, (D) as of the date of this Agreement, to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the rights of the Company or any Company Subsidiary with respect to any Intellectual Property owned by the Company or any Company Subsidiary, (E) the Company and each Company Subsidiary have taken reasonable measures to protect the confidentiality of trade secrets and confidential information used in the businesses of each of the Company and each Company Subsidiary as presently conducted, and (F) each of the Company and each Company Subsidiary protects the operation and security of their software and systems (and the data therein) and there have been no breaches or outages of same. The Intellectual Property used in or necessary for the conduct of the business of each of the Company and each Company Subsidiary will continue to be owned by or licensed to the Company or respective Company Subsidiary, as applicable, on identical terms and conditions immediately following the consummation of the transactions contemplated hereby, as are in effect immediately prior to such consummation, in all material respects.
(v) Permits. Each of the Company and each Company Subsidiary has, and at all times since July 1, 2018 has had, all requisite power and authority and possesses all Permits and has paid all fees and assessments due and payable in connection with such Permits, in each case, as necessary to enable each of the Company and each Company Subsidiary to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted (collectively, the “Company Permits”), except where the failure to have such power or authority or to possess the Company Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, and the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in full force and effect or failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(w) Insurance. The Company and its Subsidiaries have obtained and maintained in full force and effect insurance, underwritten by financially reputable insurance companies, in such amounts, on such terms and covering such risks as is reasonably adequate and customary for their business and operations. Section 3.1(w) of the Company Disclosure Letter sets forth a complete and correct list of all insurance policies maintained by the Company and each of its Subsidiaries for the last three years. Except in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, (A) all material insurance policies of the Company and the Company Subsidiaries are in full force and effect and (B) all premiums due thereon have been paid. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any material insurance policy of the Company.
(x) Brokers’ Fees and Expenses. Except as set forth on Schedule 3.1(x) of the Company Disclosure Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The estimated aggregate amount of such fees and expenses has been disclosed to Purchaser by the Company prior to the date of this Agreement.
(y) Regulatory Matters.
(i) Neither the Company nor any Company Subsidiary is required to be registered as an investment company under the Investment Company Act of 1940.
(ii) All natural gas pipeline systems and related facilities constituting the Company’s and the Company Subsidiaries’ properties are (A) “gathering facilities” that are exempt from regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938 and (B) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction.
(z) Related Party Transactions. As of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is party to any transaction or arrangement under which any (A) present or former executive officer or director of the Company or any of the Company Subsidiaries, (B) beneficial owner of 5% or more of the Common Stock or (C) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract or transaction with or binding upon the Company or any of the Company Subsidiaries or owns or has any interest in any of their respective properties or assets, in each case that have not been disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act (any Contract, transaction or other arrangement of the type described in this sentence, a “Company Related Party Transaction”) in the Company Reporting Documents.
(aa) Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is the subject of any pending, contemplated or threatened insolvency Proceeding of any character. Neither the Company nor any of its Subsidiaries has made an assignment for the benefit of creditors or taken any action with a view to or that could constitute a valid basis for the institution of any such insolvency Proceedings. The

Company and each of its Subsidiaries were, individually and on a consolidated basis, at all times Solvent during the two years prior to the Closing Date.
(bb) Registration and Transfer Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq, and the Company has not taken (and, to the Knowledge of the Company, no Person has taken) any action designed to, or which to the Knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating (or seeking to terminate) such registration or listing.
(cc) Private Placement. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Purchased Units by the Partnership to Purchaser or the Purchased Preferred Stock by the Company to Purchaser, in each case, as contemplated hereby.
(dd) No Integrated Offering. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Purchased Units or the Purchased Preferred Stock to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of the Nasdaq.
(ee) No General Solicitation. Neither the Partnership nor any Person acting on behalf of the Partnership has offered or sold any of the Purchased Units by any form of general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act). Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Purchased Preferred Stock by any form of general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act).
3.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company that the statements contained in this Section 3.2 are true and correct.
(a) Organization, Standing and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept) with all requisite entity power and authority to own, operate or lease its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Purchaser is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties and assets makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Purchaser has made available to the Company, prior to the execution of this Agreement, true and correct copies of its Organizational Documents. Purchaser is not in material violation of any of the provisions of its Organizational Documents.
(b) Authority; Execution and Delivery; Enforceability.
(i) Purchaser has all requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party to, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.
(ii) The execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party to and the consummation of the transactions contemplated hereby and thereby have, or at Closing will have, been duly authorized by all necessary limited liability company action by Purchaser.
(iii) No other limited liability company proceedings on the part of Purchaser is necessary to authorize, adopt or approve this Agreement or the other Transaction Documents to which it is a party or to consummate the transactions contemplated hereby or thereby.
(iv) Purchaser has, or at Closing will have, duly executed and delivered this Agreement and the other Transaction Documents to which it is a party and, assuming the due authorization, execution and delivery by the other parties thereto, each of this Agreement and such other Transaction Documents constitutes, or will constitute, a legal, valid and binding obligation, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

(c) No Conflicts; Consents.
(i) The execution and delivery by Purchaser of this Agreement and the other Transaction Documents to which it is or will be a party to does not, and the performance by Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with, result in a breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, cancellation or amendment under, give rise to an obligation to make an offer to purchase or redeem any Indebtedness or capital stock, voting securities or other equity interests under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Purchaser under, any provision of (A) the Organizational Documents of Purchaser as currently in effect, (B) any Contract to which Purchaser is a party or by which any of their respective properties or assets is bound or (C) subject to the filings and other matters referred to in Section 3.2(c)(ii), any Judgment or Law, in each case applicable to Purchaser or its properties or assets, other than, in the case of clauses (B) and (C) above, any matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
(ii) No Consent of or from, or registration, declaration, notice or filing made to or with, any Governmental Entity, is required to be obtained or made by or with respect to Purchaser in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party by Purchaser or the consummation by Purchaser of the transactions contemplated hereby or thereby, other than (A) the filing with the Commission of such reports and other filings under, and such other compliance with, the Exchange Act and the Securities Act, and under state securities, takeover and “blue sky” laws, in each case as may be required in connection with this Agreement and such other Transaction Documents and the transactions contemplated hereby and thereby, (B) compliance with, and filings and the expiration or early termination of the applicable waiting period under, the HSR Act, and (C) such other Consents the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
(d) Information Supplied. None of the information supplied or to be supplied in writing by Purchaser or Purchaser Parent for inclusion or incorporation by reference in the Proxy Statement will, at the time it is first published, distributed or disseminated to the Company Shareholders, or as of the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that no representation is made by Purchaser or Purchaser Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.
(e) Litigation. As of the date of this Agreement, there is no suit, action or other Proceeding pending or, to the Knowledge of Purchaser, threatened against Purchaser that has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, nor is there any Judgment outstanding against or, to the Knowledge of Purchaser, written demand or investigation by any Governmental Entity involving Purchaser or its properties or assets that has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
(f) Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than BofA Securities, Inc., the fees and expenses of which will be paid by Purchaser, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.
(g) Purchaser Ownership of Common Stock. Purchaser does not own any capital stock of the Company or any Company Subsidiary. In the past three years, Purchaser has not been the “beneficial owner” (as such term is defined in Article 14 of the VSCA) of more than 10% of any class of the outstanding voting shares of the Company, and Purchaser has never been an “interested shareholder” (as such term is defined in Article 14 of the VSCA) with respect to the Company.
(h) Guaranty. Concurrently with the execution of this Agreement, Purchaser Parent delivered to the Company and the Partnership the duly executed Guaranty. The Guaranty (i) has not been amended, restated or otherwise modified or waived prior to the execution and delivery of this Agreement, and the commitments contained therein have not been withdrawn, rescinded, amended, restated or otherwise modified in any respect prior to the execution and delivery of this Agreement and (ii) to the Knowledge of Purchaser, no such withdrawal, rescission, amendment, restatement, modification or waiver is contemplated. As of the date of this Agreement, the Guaranty is in full force and effect and constitutes a legal, valid and binding obligation, enforceable against Purchaser Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity. At the Closing, Purchaser will have sufficient funds to pay all of Purchaser’s obligations under this Agreement, including the payment of the Purchase Price and the aggregate par value for the Purchased Preferred Stock. As of the date of this Agreement, no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would, or would reasonably be expected to, constitute a breach or default on the part of Purchaser Parent under the Guaranty or, to the Knowledge of Purchaser, otherwise result in any portion of the Purchase Price to be unavailable. As of the date of this Agreement there are no side letters or other agreements, Contracts, arrangements or understandings (written or oral) directly or indirectly related to the funding of the Purchase Price.
(i) Own Account. Purchaser understands that each of the Purchased Units and the Purchased Preferred Stock are “restricted securities,” as defined in Section (a)(3) of Rule 144 of the Securities Act, and have not been registered under the Securities Act or any applicable state securities law. Purchaser is acquiring each of the Purchased Units and the Purchased Preferred Stock as principal for its own account and not with a view to or for distributing or reselling such Purchased Units and Purchased Preferred Stock or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Purchased Units and Purchased Preferred Stock in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Purchased Units and Purchased Preferred Stock in violation of the Securities Act or any applicable state securities law. Purchaser is acquiring the Purchased Units and the Purchased Preferred Stock hereunder in the ordinary course of its business.
(j) Purchaser Status. At the time Purchaser was offered the Purchased Units and the Purchased Preferred Stock, it was, as of the date hereof it is and as of the Closing Date it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.
(k) Experience of Purchaser. Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units and the Purchased Preferred Stock, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Purchased Units and the Purchased Preferred Stock and is able to afford a complete loss of such investment.
(l) General Solicitation. Purchaser is not purchasing the Purchased Units and the Purchased Preferred Stock as a result of any advertisement, article, notice or other communication regarding the Purchased Units and the Purchased Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
4.1 Conduct of Business.
(a) Conduct of the Business by Purchaser. From and after the date hereof and prior to the Closing, except as may otherwise be required by applicable Law, Purchaser agrees that it shall not, directly or indirectly, take any action or omit to take any action which is intended to or which would reasonably be expected to (i) materially adversely affect or materially delay the ability of Purchaser to either (A) subject to Section 4.3, obtain any necessary approvals of any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, or (B) perform its covenants or agreements under this Agreement, (ii) result in new or additional required approvals from any Governmental Entity in connection with the transactions contemplated by this Agreement or (iii) otherwise have, individually or in the aggregate, a Purchaser Material Adverse Effect.
(b) Conduct of the Business by the Company. Except for matters set forth in Section 4.1(b) of the Company Disclosure Letter or otherwise expressly permitted or expressly required by this Agreement or with the prior written consent of Purchaser (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Closing, the Company shall, and shall cause each Company Subsidiary to, use commercially reasonable efforts to (i) conduct its business in the ordinary course in all material respects and (ii) preserve intact its business organization and materially advantageous business relationships; provided that no action by the Company or any Company Subsidiary with respect to matters specifically addressed by the immediately succeeding sentence, including clauses (i) through (xx) thereof, shall be deemed a breach of this sentence unless such action constitutes a breach of the immediately succeeding sentence. In addition, and without limiting the generality of the foregoing, except (x) for matters set forth in Section 4.1(b) of the Company Disclosure Letter or otherwise expressly permitted or expressly required by this Agreement,

(y) with the prior written consent of Purchaser (which shall not be unreasonably withheld, conditioned or delayed), or (z) as required by applicable Law, from the date of this Agreement to the Closing, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:
(i) (A) declare, set aside or pay any dividends on, or make any other distributions, whether in cash, stock or property or any combination thereof, in respect of, any of its capital stock, voting securities or other equity interests, other than dividends and distributions by a direct or indirect wholly-owned Company Subsidiary, (B) other than with respect to a wholly-owned Company Subsidiary, split, reverse split, combine, consolidate, subdivide or reclassify any of its capital stock, voting securities or other equity interests, or securities convertible into or exchangeable or exercisable for any capital stock, voting securities or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, voting securities or other equity interests, other than as permitted by Section 4.1(b)(ii), or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, voting securities or other equity interests, other than (1) the withholding of shares of Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Stock Plans and (2) the acquisition by the Company of awards granted pursuant to the Company Stock Plans in connection with the forfeiture of such awards;
(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than Permitted Liens) (A) any shares of capital stock of the Company or any Company Subsidiary (other than, in the case of a wholly-owned Company Subsidiary, to the Company or another wholly-owned Company Subsidiary), (B) any other voting securities of or other equity interests in the Company or any Company Subsidiary, (C) any securities convertible into or exchangeable or exercisable for any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (E) any rights issued by the Company or any Company Subsidiary that are linked in any way to the price of any class of the Capital Stock, or other equity interest in the Company, or any shares of capital stock of, or other equity interest in, any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity interest in, the Company or any Company Subsidiary or (F) any Company Voting Debt, in each case other than (1) the issuance of shares of the Common Stock upon the settlement of Company RSU Awards and Company PSU Awards, in each case outstanding on the date of this Agreement as reflected in Section 3.1(d)(i) and in accordance with their terms on the date of this Agreement, (2) the issuance, delivery, sale, grant, pledge, encumbrance or subjecting to any Lien of any of the foregoing (A) through (F) of a Company Subsidiary, in favor of or to the Company or a wholly-owned Company Subsidiary and (3) as collateral securing obligations under the Credit Agreement or Second Lien Credit Agreement;
(iii) amend (whether by merger, consolidation or otherwise) the Company Charter or the Company Bylaws;
(iv) except as required pursuant to the terms of any Company Benefit Plan in accordance with its terms as in effect as of the date hereof, (A) grant to any Company Personnel any increase in compensation (including, but not limited to, incentive, severance, change-in-control or retention compensation), except as set forth in Section 4.1(b)(iv) of the Company Disclosure Letter, (B) grant any new equity awards to any Company Personnel, (C) enter into any employment, change in control, termination, severance or retention agreement with any Company Personnel, except as set forth in Section 4.1(b)(iv) of the Company Disclosure Letter, (D) establish, adopt, enter into, materially modify or terminate any Company Benefit Plan (or any plan or agreement that would be a Company Benefit Plan if in existence on the date of this Agreement); provided, however, that the Company shall not modify in any respect the Company Special Severance Plan, the Company 2019 Management Incentive Plan, the Company 2016 Management Incentive Plan, or any outstanding Company RSU Award or Company PSU Award, (E) take any action to accelerate the time of vesting or payment of any material compensation or benefits under any Company Benefit Plan, (F) except as may be required by GAAP, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any material Company Benefit Plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined, (G) forgive any loans to directors, officers, employees or other “service providers” (as defined on Section 409A of the Code) of the Company or any Company Subsidiary, (H) grant any gross-up, make-whole or indemnification with respect to or related to Sections 409A or

4999 of the Code, (I) hire or promote (in each case, other than to replace any employee of the Company or any Company Subsidiary with an Annual Compensation Opportunity less than or equal to $150,000 whose employment terminates on or after the date hereof) any employee of the Company or any Company Subsidiary, (J) terminate the employment (other than for cause) of any officer of the Company or any Company Subsidiary, except as set forth in Section 4.1(b)(iv) of the Company Disclosure Letter, (K) enter into, terminate, amend, extend, or replace any Collective Bargaining Agreement, or (L) recognize or certify any labor union, works council or other similar organization or group of employees of the Company or any Company Subsidiary as the bargaining representative for any employees of the Company or any Company Subsidiary;
(v) make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (after the date of this Agreement);
(vi) directly or indirectly acquire or agree to acquire in any transaction (whether by means of merger, share exchange, consolidation, tender offer, asset purchase or otherwise) any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or any properties or assets other than (A) the acquisition or lease (or renewal of a lease) of Oil and Gas Properties for which the consideration is less than $5,000,000 individually or in the aggregate (it being understood that the consideration for any lease (or renewal of a lease) of an Oil and Gas Property will be calculated as the aggregate of all bonus or other up-front payments made to the lessor at execution of such lease or renewal as an inducement thereto), (B) strategic investments as to which the aggregate amount of the consideration paid or transferred by the Company and the Company Subsidiaries in connection with all such transactions would not exceed $5,000,000 individually or in the aggregate or (C) asset swaps of substantially equivalent value for which the value of the consideration or properties subject to such transaction is less than $5,000,000 in the aggregate;
(vii) directly or indirectly sell, lease, transfer, swap, farmout, license, encumber with Liens (except for Permitted Liens), discontinue or otherwise dispose of, or agree to sell, lease, transfer, swap, farmout, license, encumber with Liens (except for Permitted Liens), discontinue or otherwise dispose of, any portion of its assets or properties; other than (A) sales, leases, swaps or dispositions for which the consideration is less than $5,000,000 in the aggregate, (B) the sale of Hydrocarbons in the ordinary course of business, or (C) the sale or other disposition of equipment that is surplus, obsolete or replaced made in the ordinary course of business;
(viii) authorize or make capital expenditures that are in the aggregate more than 5% in excess of the aggregate amount of capital expenditures scheduled to be made in the capital expenditure budget set forth in Section 4.1(b)(viii) of the Company Disclosure Letter; provided, however, that the Company or any Company Subsidiary may make such expenditures to repair damage resulting from insured casualty events where there is a reasonable basis for a claim of insurance;
(ix) make any loans or advances to any other Person, other than (A) routine expense advances to its employees in the ordinary course of business, (B) loans or advances in the form of trade credit granted to customers in the ordinary course of business, (C) pursuant to customary provisions in joint operating agreements and (D) intercompany loans or advances between the Company or any of its wholly-owned Subsidiaries;
(x) waive, settle, release, assign, or compromise or offer to waive, settle, release, assign or compromise any pending or threatened adverse suit, action, or other Proceeding, whether civil, criminal, administrative or investigative, other than settlements, releases or compromises (or offers therefor) that (A) with respect to the payment of monetary damages, involve only the payment of monetary damages (1) equal to or lesser than the amounts specifically reserved with respect thereto on the most recent balance sheet included in the Filed Company Reporting Documents or (2) that do not exceed $5,000,000 in the aggregate, and (B) with respect to any non-monetary terms and conditions therein, as would not result in any material restriction on the future activity or conduct of the Company or its Subsidiaries or a finding or admission of a violation of Law or criminal wrongdoing by the Company or its Subsidiaries;
(xi) incur, create or assume any Indebtedness, other than (A) guarantees by the Company of Indebtedness of any wholly-owned Company Subsidiary and guarantees by any Company Subsidiary of Indebtedness of the Company or any other wholly-owned Company Subsidiary, or (B) Indebtedness incurred under the Credit Agreement (as existing on the date of this Agreement) in the ordinary course of business;
(xii) cancel, modify or waive any debts or claims held by the Company or any Company Subsidiary having in each case a value in excess of $5,000,000 in the aggregate;

(xiii) except as expressly permitted in this Section 4.1(b) (including as set forth on Section 4.1(b) of the Company Disclosure Letter), (A) waive, release, or assign any material rights or claims under any Company Material Contract (other than any Contract with respect to a Derivative Transaction), (B) materially modify or terminate any Company Material Contract (other than any Contract with respect to a Derivative Transaction), other than intercompany transactions, (C) enter into any Contract (other than Contracts entered into or in connection with any action taken in compliance with or permitted under this Section 4.1(b)) that would be a Company Material Contract (other than a Contract with respect to a Derivative Transaction) if it had been entered into prior to the date of this Agreement, or (D) waive, release, or assign any material rights or claims under, renew, modify or terminate, or enter into any Derivative Transaction or, to the extent not already covered by the foregoing, engage in any unscheduled settlement, winddown, termination or monetization of any Derivative Transaction;
(xiv) fail to use reasonable best efforts to maintain, with financially reputable insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present;
(xv) enter into any new line of business outside of its existing business;
(xvi) adopt a plan of complete or partial liquidation or dissolution;
(xvii) take any actions or omit to take any actions that would or would reasonably be expected to (A) result in any of the conditions set forth in Section 2.3 not being satisfied, (B) result in new or additional required approvals from any Governmental Entity in connection with the transactions contemplated by this Agreement or (C) prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement;
(xviii) in each case, other than in the ordinary course of business, as otherwise contemplated by this Agreement or as may be necessary in order to cause any Company Subsidiary to be treated as a disregarded entity for U.S. federal income tax purposes in connection with Section 4.10, (A) make, change or rescind any material method of Tax accounting, (B) make, change or rescind any material election relating to Taxes (including any election for any joint venture, partnership, limited liability company or other investment where the Company or any Company Subsidiary controls the decision to make such binding election, but excluding any elections that must be made periodically and is made consistent with past practice), (C) make a request for a Tax ruling or enter into a closing agreement, or settle or compromise any audit, assessment, Tax claim or other controversy, in each case relating to material Taxes, (D) file any material amended Tax Return, (E) surrender any material right to claim a refund or offset of any Taxes or (F) change the classification of the Company or any Company Subsidiary for U.S. federal income tax purposes;
(xix) enter into, amend, or waive, release, or assign any rights or claims under any Company Related Party Transaction; or
(xx) enter into any Contract, commitment or arrangement to do any of the foregoing.
Notwithstanding the foregoing provisions (viii) or (xx) (solely as provision (xx) relates to Contracts, commitments or arrangements with respect to the actions described in provision (viii)) of this Section 4.1(b), the Company may take the actions otherwise prohibited by such provisions, and cause any of the Company Subsidiaries to take such actions, to the extent that the Company determines in good faith that such actions are reasonably necessary in response to an emergency that is an imminent threat to the safety or health of any individual, material property or the environment (and, to the extent reasonably practicable, shall consult with Purchaser in advance in connection therewith), whether caused by war, terrorism, weather events, outages, well control events, environmental hazards, other operating risks or otherwise, or any public health events (including any epidemic, pandemic, disease outbreak (including the COVID-19 virus) or other public health crisis).
(c) Requests for Approval. Notwithstanding anything to the contrary in Section 6.4, the Company will deliver requests for approval of any action restricted by Section 4.1(b) to the following individuals who have full authority to grant or deny such requests on behalf of the Purchaser: Edward Geiser and Tim Gray at egeiser@juncap.com and tgray@juncap.com, respectively.
(d) No Control of the Company’s Business. Purchaser acknowledges and agrees that (i) nothing contained in this Agreement is intended to give Purchaser, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the Closing and (ii) prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ respective operations.
4.2 Company Shareholder Approval.
(a) As promptly as reasonably practicable following the date of this Agreement, but in any event within 10 Business Days following the date on which the Company has received the information required to be provided by Purchaser and its Affiliates pursuant to this Agreement and the Rocky Creek Contribution Agreement, including Section 6.22 of the Rocky Creek Contribution Agreement, the Company shall prepare and file with the Commission a proxy statement in preliminary form containing the information specified in Schedule 14A of the Exchange Act with respect to (i) the transactions contemplated by this Agreement and (ii) the transactions contemplated by the Rocky Creek Contribution Agreement (the “Proxy Statement”). Purchaser will, and will cause its Affiliates to, as promptly as reasonably practicable after the date of this Agreement, use their respective commercially reasonable efforts to provide the Company with all information concerning Purchaser and its Affiliates required to be included in the Proxy Statement or such other filings required to be filed with the Commission by the Company. The Company shall cause the Proxy Statement and all other documents that it is responsible for filing with the Commission in connection with the transactions contemplated by this Agreement and the Rocky Creek Contribution Agreement to comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall as promptly as practicable notify Purchaser and RCR of the receipt of any oral or written comments from the Commission relating to the Proxy Statement and any request by the Commission for any amendment to the Proxy Statement or for additional information. The Company shall cooperate and provide Purchaser and RCR jointly with a reasonable opportunity to review and comment on the Proxy Statement (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the Commission, including the proposed final version of any such document or responses, and give due consideration to all comments reasonably proposed jointly by Purchaser and RCR in respect of such documents and responses prior to filing such with or sending such to the Commission, and the Company will provide Purchaser and RCR with copies of all such filings made and correspondence with the Commission. The Company shall not file the Proxy Statement (including each amendment or supplement thereto) or respond to the Commission prior to receiving the approval of Purchaser and RCR, which approval shall not be unreasonably withheld, conditioned or delayed. The Company will use its commercially reasonable efforts to respond promptly to any comments made by the Commission with respect to the Proxy Statement. The Company shall advise Purchaser and RCR, promptly after receipt of notice thereof, of the clearance of the Proxy Statement by the Commission. The Company will cause the Proxy Statement to be transmitted to the Company Shareholders as promptly as practicable following the date on which the Commission confirms it has no further comments on the Proxy Statement.
(b) The Company will take, in accordance with applicable Law, Nasdaq listing rules and the Company Charter and Company Bylaws, all action necessary to call, hold and convene a special meeting of the Company Shareholders (including any permitted adjournment or postponement, the “Shareholder Meeting”) to consider and vote upon the Shareholder Proposal as promptly as reasonably practicable after the filing of the Proxy Statement in definitive form with the Commission. The Company shall solicit the Requisite Shareholder Approval (which shall include hiring a proxy solicitor), except to the extent the Board of Directors has made a Change in Recommendation in accordance with Section 4.2(c). Once the Shareholder Meeting has been called and noticed, the Company will not postpone or adjourn the Shareholder Meeting without the consent of Purchaser, which consent will not be unreasonably withheld, conditioned or delayed, other than, (1) for the absence of a quorum, (2) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Company has determined in good faith, after consultation with its outside legal advisors, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company Shareholders prior to the Shareholder Meeting or (3) an adjournment or postponement to solicit additional proxies from Company Shareholders, as long as, in the case of clauses (1) or (3) of this sentence, the Shareholder Meeting is not adjourned or postponed more than an aggregate of 15 calendar days; provided, however, that the Company shall consult with Purchaser and RCR prior to any such adjournment or postponement of the Shareholder Meeting. In the event that, during the three Business Days prior to the date that the Shareholder Meeting is then scheduled to be held, the Company delivers a notice of an intent to make a Change in Recommendation, Purchaser and RCR may jointly direct the Company to postpone the Shareholder Meeting for up to four Business Days and the Company shall promptly, and in any event no later than the next Business Day, postpone the Shareholder Meeting in accordance with Purchaser’s and RCR’s joint direction.
(c) The Board of Directors shall recommend in the Proxy Statement that the Company Shareholders approve the Shareholder Proposal (the “Board Recommendation”). Notwithstanding the immediately preceding sentence, at any time prior to obtaining the Requisite Shareholder Approval at the Shareholder Meeting, the Board of Directors may (i) fail to include the Board Recommendation in the Proxy Statement, (ii) withdraw, modify or qualify in any manner the Board Recommendation or, (iii) (A) if a Company Alternative Proposal shall have been publicly announced or publicly known (including through media reports), fail to publicly reaffirm the Board Recommendation within five Business Days after Purchaser so requests in writing or (B) in the case of a Company Alternative Proposal that is structured as a tender offer or exchange offer for outstanding Common Stock, fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Company Shareholders on or prior to ten Business Days after commencement of such tender offer or exchange offer (any such action or failure to act in foregoing (i), (ii) or (iii) a “Change in Recommendation”) only if the Board of Directors determines in good faith, after consultation with its outside legal advisors and financial advisors, that a failure to make a Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law; provided that prior to making any Change in Recommendation, the Company shall provide Purchaser and RCR with written notice of such proposed Change in Recommendation and the basis therefor at least three Business Days in advance of such proposed Change in Recommendation.
(d) If at any time prior to the Closing Date, any event, circumstance or information relating to (x) the Company or (y) Purchaser, RCR or either of their respective Affiliates should be discovered by the Company, Purchaser or RCR, as applicable, that should be set forth in an amendment or supplement to the Proxy Statement or any other filings to be made by the Company with the Commission, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be promptly filed with the Commission by the Company and, to the extent required by Law, disseminated to the Company Shareholders; provided, that no information received by any party pursuant to this Section 4.2(d) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made hereunder or under the Rocky Creek Contribution Agreement by any party, and no such information shall be deemed to change, supplement or amend this Agreement (including the Company Disclosure Letter or any other schedules hereto) or the Rocky Creek Contribution Agreement (including any schedules thereto).
(e) The Company shall promptly, and in any event within one Business Day after receipt of any Company Alternative Proposal, advise Purchaser (orally and in writing) of such Company Alternative Proposal (including providing the identity of the Person making or submitting such Company Alternative Proposal and any and all terms and conditions of such Company Alternative Proposal that would reasonably be relevant to an evaluation thereof (including price, consideration mix and financing requirements of such Company Alternative Proposal) except to the extent disclosure of such information would breach a confidentiality obligation in effect prior to the execution of this Agreement (a “Pre-Existing Confidentiality Agreement”), in which event the Company shall confirm in writing to Purchaser and RCR that exclusion of information is required for the Company to comply with such Pre-Existing Confidentiality Agreement), and (y) if it is in writing, a copy of such Company Alternative Proposal and any related draft agreements (which may be redacted, if necessary, to remove the identity of the Person making the proposal in order to comply with a Pre-Existing Confidentiality Agreement, in which event the Company shall confirm in writing to Purchaser and RCR that exclusion of information is required for the Company to comply with such Pre-Existing Confidentiality Agreement) and (z) if oral, a reasonably detailed summary thereof, including all relevant financial and other terms thereof, in each case including any modifications thereto.
4.3 Filings; Other Actions. Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable best efforts to consummate and make effective, as soon as reasonably possible, the transactions contemplated by this Agreement on the terms specified in this Agreement and the Exhibits hereto, including negotiating in good faith such additional and/or different terms, to the extent required by Law and/or the rules of Nasdaq, so that Purchaser receives the rights specified in the Certificate of Designation attached hereto as Exhibit D. Without limiting the foregoing sentence, following the execution of this Agreement, the Company, on the one hand, and Purchaser, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. The parties agree to make any necessary filings under the HSR Act no later than ten Business Days after the execution of this Agreement, and the payment of any filing fees under the HSR Act (the “HSR Fees”) shall be borne by Purchaser. Such filings shall specifically request early termination of the waiting period under the HSR Act. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 4.3. Purchaser shall promptly furnish the Company, and the Company shall promptly furnish Purchaser, to the extent permitted by applicable Law, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement. Notwithstanding anything else in this Agreement, Purchaser shall use commercially reasonable efforts to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to avoid or eliminate each and every impediment under any antitrust Law applicable to the Company or the transactions contemplated by this Agreement that may be asserted by any Governmental Entity with respect to the transactions so as to enable the Closing to occur as promptly as practicable (and in any event, no later than the Outside Date); provided, however, that Purchaser shall not be required to take any action which may have an adverse material effect on the value or economics (other than the costs and time associated with the exercise of reasonable efforts required by this Section 4.3, including responding to requests for additional information by Governmental Entities) of the transaction for Purchaser, and shall not be required to take any such action unless such action is expressly conditioned upon and is only effective after Closing.
4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the Business Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. Except with respect to any Change in Recommendation, the Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not be unreasonably conditioned, withheld or delayed, except if such disclosure is required by Law; provided, however that no party shall be required to seek the consent of any other party to this Agreement to disclose information with respect to the transactions contemplated hereby that has previously been publicly disclosed in accordance with this Agreement.
4.5 Use of Proceeds. The Partnership shall use the net proceeds from the sale of the Purchased Units hereunder for general partnership purposes, including to repay a portion of the borrowings outstanding under (a) the Credit Agreement and (b) the Second Lien Credit Agreement as provided in the Second Lien Credit Agreement Amendment.
4.6 Listing of Common Stock. The Company shall timely file all required notices and other documents related to the listing of the Common Stock for which the Purchased Units and Purchased Preferred Stock may be exchanged.
4.7 Certain Transactions; Access to Information and Confidentiality.
(a) Purchaser covenants that neither it, nor any Affiliate (including RCR and its equityholders) acting on its behalf or pursuant to any understanding with it, will execute any purchases or sales, including short sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents.
(b) Subject to applicable Law, the Company shall, and shall cause the Company Subsidiaries to, afford to Purchaser, Purchaser Parent and their respective Affiliates and Representatives reasonable access during normal business hours throughout the period from the date of this Agreement to the earlier of the Closing or the termination of this Agreement pursuant to Section 5.1, to its properties (to the extent and only to the extent the Company or the Company Subsidiaries has the right to permit access to such properties), books, Contracts, commitments, personnel and records as Purchaser may reasonably request in connection with the activities related to the completion of the transactions contemplated by this Agreement, including determining whether the conditions in Section 2.3(b)(i), Section 2.3(b)(ii) and Section 2.3(b)(iv) will be satisfied at Closing; provided, however, that the Company may withhold (v) any personnel records of the Company or the Company Subsidiaries, including those relating to individual performance or evaluation records, medical histories or other information the disclosure of which would violate applicable Law or that in the Company’s good faith opinion could subject the Company or the Company Subsidiaries to the risk of liability, (w) any valuations of assets and any pricing assumptions, forward pricing estimates, price decks or pricing studies related thereto, (x) any document or information that is subject to the terms of a confidentiality agreement with a third party (provided that the Company shall, or shall cause the applicable Company Subsidiary to, use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure), (y) any document or information subject to any attorney-client privilege or attorney work product doctrine (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege or attorney work product determination) or (z) any document or information if, in the judgment of the Company, the sharing of such document or information violates applicable Law; and provided, further, that Purchaser shall have no right to undertake any sampling, monitoring or testing, including sampling of any environmental media, at any of the properties of the Company or the Company Subsidiaries without the express written approval of the Company, such approval being in the sole discretion of the Company. From and after the date of this Agreement until the earlier of the Closing and termination of this Agreement pursuant to Section 5.1, the Company shall continue to provide access to Purchaser, Purchaser Parent and their respective Affiliates and Representatives to the electronic data room relating to the transactions contemplated hereby maintained by or on behalf of it to which Purchaser, Purchaser Parent and their respective Affiliates and Representatives were provided access prior to the date of this Agreement.
(c) Each of Purchaser and the Company acknowledges that all information provided to it and any of its Affiliates and its or their Representatives by the Company or Purchaser and their respective Representatives, as the case may be, in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are hereby expressly incorporated herein by reference as if such provisions were set forth herein; provided, that prior to the termination of this Agreement, nothing contained in the Confidentiality Agreement shall restrict (i) Purchaser from taking actions contemplated by this Agreement to consummate the transactions contemplated hereby, (ii) Purchaser from complying with its obligations under this Agreement or (iii) the ability of Purchaser to propose adjustments or revisions to the terms of this Agreement to the Board of Directors; and provided further, that the Confidentiality Agreement shall be deemed terminated at the Closing if the Closing occurs.
4.8 Transaction Litigation. In the event any proceeding by any Governmental Entity or other Person is commenced or, to the Knowledge of the Company or to the Knowledge of Purchaser, as applicable, threatened that questions the validity or legality of the transactions contemplated by this Agreement or seeks damages or injunctive relief in connection therewith, including stockholder litigation (“Transaction Litigation”), the Company or Purchaser, as applicable, shall promptly (and in any event, within one Business Day) notify the other party orally and in writing of such Transaction Litigation and shall keep the other party reasonably informed with respect to the status thereof. The Company or Purchaser, as applicable, shall give the other party a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation at the other party’s sole cost and expense and shall consider in good faith the other party’s advice with respect to such Transaction Litigation; provided, that the Company or Purchaser, as applicable, shall not cease to defend any such Transaction Litigation without the prior written consent of the other party, which consent shall not be unreasonable withheld, conditioned or delayed; provided, further, that the Company or Purchaser, as applicable, shall not consent to the entry of any judgment, offer or agree to settle, or take any other material action with respect to such Transaction Litigation without the prior written consent of the other party, which consent shall not be unreasonable withheld, conditioned or delayed. Without limiting in any way the parties’ obligations under Section 4.3, each of Purchaser and the Company shall cooperate, shall cause its Subsidiaries to cooperate and shall use its reasonable best efforts to cause its Representatives to cooperate in the defense against any Transaction Litigation.
4.9 Credit Agreement Amendment and Second Lien Credit Agreement Amendment.
(a) The Company shall use its reasonable best efforts to negotiate and enter into the Credit Agreement Amendment as promptly as practicable. The Company shall keep Purchaser informed on a current basis and in reasonable detail of the status of its efforts to enter into the Credit Agreement Amendment and provide to Purchaser copies of drafts of the Credit Agreement Amendment. The Company shall afford Purchaser and its counsel the opportunity to be present at, and to participate in, all conferences with the lenders or administrative agent under the Credit Agreement in connection with entry into the Credit Agreement Amendment.
(b) Prior to the Closing, the Company shall not amend, rescind, supplement, supersede or otherwise modify the Second Lien Credit Agreement Amendment in effect on the date hereof.
4.10 Corporate Conversions. Prior to the Closing, the Company shall cause all of its corporate Subsidiaries to become limited liability companies that will be disregarded for U.S. federal income tax purposes (the “Conversions”). The Company shall use reasonable efforts to have each Conversion effected in a manner that qualifies under Code Section 332. The Company shall adopt (and cause each converting Subsidiary to adopt) a plan of liquidation for purposes of Code Section 332, and shall comply with the record-keeping requirements of Treasury Regulation section 1.332-6.
4.11 Company Benefit Plans. Purchaser and the Company hereby agree that, notwithstanding anything to the contrary in this Agreement or any other Transaction Documents, the consummation of the transactions contemplated by this Agreement shall constitute a “Qualified Liquidity Event” and a “Change in Control” for purpose of the Company Stock Plans and the Company Special Severance Plan, pursuant to the terms of such plans as in effect on the date hereof.

4.12 Tax Treatment. Purchaser and the Company intend that, for U.S. federal income tax purposes, the contributions of Purchaser and the Company contemplated by Section 2.1 shall be treated as transfers governed by Code Section 721.
ARTICLE V.
TERMINATION
5.1 Termination. This Agreement may be terminated at any time prior to the Closing:
(a) by mutual written consent of the Company and Purchaser;
(b) by written notice from either the Company or Purchaser if any Governmental Entity with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become final and non-appealable;
(c) by written notice from either the Company or Purchaser if the Rocky Creek Contribution Agreement is terminated for any reason;
(d) by written notice from either the Company or Purchaser if the Closing does not occur by 11:59 p.m. on May 2, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;
(e) by written notice from either the Company or Purchaser if the Shareholder Meeting (including any adjournments or postponements thereof) shall have concluded and the Requisite Shareholder Approval shall not have been obtained;
(f) by written notice from the Company if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by Purchaser in this Agreement such that the conditions in Section 2.3(c)(i) or Section 2.3(c)(ii) would not be satisfied and which have not been cured by Purchaser within 30 days after receipt by Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured;
(g) by written notice from Purchaser if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 2.3(b)(i) or Section 2.3(b)(ii) would not be satisfied and which have not been cured by the Company within 30 days after receipt by the Company of written notice from Purchaser requesting such inaccuracies or breaches to be cured;
(h) by written notice from Purchaser if a Change in Recommendation shall have occurred (whether or not such Change in Recommendation is permitted by this Agreement); or
(i) by written notice from the Company if a Change in Recommendation shall have occurred and the Board of Directors desires to enter into the Company Alternative Proposal that is the subject of such Change in Recommendation.
5.2 Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 5.1:
(a) except as set forth in Section 5.2(b) and Section 5.3, this Agreement shall become null and void and have no further force or effect with no liability or obligation hereunder on the part of any party or its Affiliates, officers, directors, managers, members, employees, agents or equityholders, except the parties shall not be released from any liability arising from or in connection with any Fraud or any Knowing and Intentional Breach of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement and the non-breaching party shall be entitled to pursue any and all legally available remedies and to seek the recovery of all losses; and
(b) regardless of any purported termination of this Agreement, this Section 5.2, Section 5.3 and the provisions of Article VI shall remain operative and in full force and effect as between the Company and Purchaser.
5.3 Termination Fee; Expense Reimbursement.
(a) Without limiting any other rights or obligations set forth in this Agreement, the Company shall pay, or cause to be paid, to Purchaser an amount equal to $7,500,000 (such amount, the “Termination Fee”) in the event:
(i) this Agreement is terminated pursuant to Section 5.1(h),
(ii) this Agreement is terminated pursuant to Section 5.1(i),

(iii) (A) this Agreement is terminated pursuant to Section 5.1(c), and (B) pursuant to the Rocky Creek Contribution Agreement, the Termination Fee (as defined in the Rocky Creek Contribution Agreement) is payable to RCR; or
(iv) (A) after the date hereof and prior to the Outside Date, a Company Alternative Proposal is publicly made to the Company or is made directly to the Company Shareholders or otherwise becomes publicly known or any Person has publicly announced an intention (whether or not conditional) to make a Company Alternative Proposal, and such Company Alternative Proposal or intended Company Alternative Proposal has not been publicly withdrawn without qualification at least five Business Days prior to (1) the Outside Date or, (2) if this Agreement is terminated pursuant to Section 5.1(e), the date of such termination, (B) Purchaser or the Company, as applicable, terminates this Agreement pursuant to (1) Section 5.1(d) and the condition in Section 2.3(a)(ii) has not been satisfied prior to such termination or (2) Section 5.1(g), and (C) within 12 months of such termination, the Company enters into a definitive agreement (other than a confidentiality agreement) with respect to a Company Alternative Proposal (or the Company publicly approves or recommends to the Company Shareholders or otherwise does not oppose, in the case of a tender or exchange offer, a Company Alternative Proposal), in any case which is ultimately consummated regardless of whether outside such 12-month period, or consummates a Company Alternative Proposal; provided that the amount of the Termination Fee payable pursuant to this Section 5.3(a)(iv) shall be reduced by the amount of any Expense Reimbursement previously paid to Purchaser pursuant to Section 5.3(b).
(b) Without limiting any other rights or obligations set forth in this Agreement, in the event this Agreement is terminated pursuant to (i) Section 5.1(e) and a Change in Recommendation has not occurred or (ii) Section 5.1(c), and, pursuant to the Rocky Creek Contribution Agreement, the Expense Reimbursement (as defined in the Rocky Creek Contribution Agreement) is payable to RCR, the Company shall pay, or cause to be paid, to Purchaser an amount equal to Purchaser’s and its Affiliates’ reasonable and documented, third-party costs and expenses, including reasonable legal fees and expenses and other professional fees and expenses, incurred since March 1, 2020 in connection with Purchaser’s or its Affiliates’ pursuit of an acquisition of all or any portion of the Company (the “Expense Reimbursement”); provided, however, that the Expense Reimbursement, together with the Expense Reimbursement (as defined in the Rocky Creek Contribution Agreement) payable under the Rocky Creek Contribution Agreement, shall not exceed (A) $2,826,000 in the aggregate, plus (B) any and all fees and expenses (including documented attorney’s fees and expenses) reasonably incurred by Purchaser or its Affiliates in an action to enforce the payment of the Expense Reimbursement together with the Expense Reimbursement (as defined in the Rocky Creek Contribution Agreement) and its and their rights under and in accordance with this Agreement and the Rocky Creek Contribution Agreement; provided, however, that such fees and expenses under this clause (B) shall not exceed $1,000,000.
(c) Any payment contemplated by this Section 5.3 shall be made by wire transfer of immediately available funds to such accounts as directed by Purchaser and (i) in the case of Section 5.3(a)(i), Section 5.3(a)(ii), Section 5.3(a)(iii) or Section 5.3(b), shall be made within two Business Days following the termination of this Agreement, and (ii) in the case of Section 5.3(a)(iv), shall be made within two Business Days following consummation of such Company Alternative Proposal.
(d) The Company acknowledges and agrees that the agreements contained in this Section 5.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Purchaser would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.3, and, in order to obtain such payment, Purchaser commences a Proceeding that results in a judgment in its favor for such payment, the Company shall pay to Purchaser its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate as published by The Wall Street Journal in effect on the date such payment was required to be made (such costs, expenses and interest, the “Termination Expenses”). In no event shall the Company be obligated to pay more than one Termination Fee under this Agreement. Notwithstanding anything to the contrary in this Agreement, in the event that the Termination Fee becomes due and payable and it (and any Termination Expenses, if applicable) is actually paid to Purchaser in accordance with this Section 5.3, payment of such Termination Fee (and any Termination Expenses, if applicable) shall be the sole and exclusive remedy of Purchaser and its Affiliates against the Company and the Company Subsidiaries and any of their respective former, current, or future equityholders, Representatives or Affiliates, for any loss or damage suffered based upon, arising out of or relating to this Agreement, the negotiation, execution or performance hereof or the transactions contemplated by this Agreement, the failure of the Closing to be consummated and any breach of any covenant or agreement or otherwise in respect of this Agreement, except in the case of Fraud or any Knowing and Intentional Breach of this Agreement. Solely for purposes of establishing the basis for the amount thereof and, without in any way increasing the amount of the Termination Fee, expanding the circumstances in which the Termination Fee is to be paid or restricting or modifying the other rights of Purchaser hereunder, in the event of the valid termination of this Agreement under circumstances in which the Termination Fee (and any Termination Expenses, if applicable) is due and payable pursuant to this Section 5.3 and is actually paid, it is agreed that the Termination Fee (and any Termination Expenses, if applicable) shall be liquidated damages, and not a penalty, and the payment thereof in such circumstances is supported by due and sufficient consideration; provided that no payment of a Termination Fee (and any Termination Expenses, if applicable) shall be considered in lieu of, or a replacement or substitution for, damages incurred in the event of any Fraud or any Knowing and Intentional Breach of this Agreement.
(e) While Purchaser may pursue both a grant of specific performance or other equitable remedy under Section 6.13 and, following termination of this Agreement, the payment of the Termination Fee (and any Termination Expenses, if applicable), under no circumstances shall Purchaser be permitted or entitled to receive both a grant of specific performance or other equitable relief and any money damages (including the Termination Fee and, if applicable, the Termination Expenses) in connection with this Agreement or any termination of this Agreement.
ARTICLE VI.
MISCELLANEOUS
6.1 Fees and Expenses. Except as otherwise specifically provided in this Agreement, including Section 5.3(b), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, whether or not the transactions contemplated hereby are consummated; provided, however, that if the Closing occurs, then (a) the Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company) levied in connection with the delivery of any Purchased Units or Purchased Preferred Stock to Purchaser and (b) the Company shall pay, or cause to be paid, to Purchaser an amount equal to the HSR Fee plus Purchaser’s and its Affiliates’ reasonable and documented, third-party costs and expenses, including reasonable legal fees and expenses and other professional fees and expenses, incurred since March 1, 2020 in connection with Purchaser’s or its Affiliate’s pursuit of an acquisition of all or any portion of the Company.
6.2 Survival; Limitation on Liability. The representations and warranties of the parties contained in this Agreement and any certificate delivered hereunder shall terminate as of Closing. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. The Company shall not be liable hereunder to Purchaser or any other Person for any punitive, exemplary, treble, special, indirect, incidental or consequential damages (including any loss of earnings or profits).
6.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Confidentiality Agreement and the Guaranty contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
6.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received by the party to be notified when sent by email or (c) when delivered by an courier (with confirmation of delivery), in each case to the party to be notified at the following address:
To the Company or the Partnership:
Penn Virginia Corporation
16285 Park Ten Place, Suite 500
Houston, Texas 77084
Attention:	Russell T. Kelley, Jr. Katie Ryan

Email:	rusty.kelley@pennvirginia.com
katie.ryan@pennvirginia.com

with copies to (which copy shall not constitute notice):

Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention:	Sean T. Wheeler, P.C.
Debbie P. Yee, P.C.
Melissa Kalka

Email:	sean.wheeler@kirkland.com
debbie.yee@kirkland.com
melissa.kalka@kirkland.com
To Purchaser:

c/o Juniper Capital Advisors, L.P.
Wortham Tower
2727 Allen Parkway, Suite 1850
Houston, Texas 77019
Attention:	Tim Gray
Email:	tgray@juncap.com
with copies to (which copy shall not constitute notice):

Bracewell LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002
Attention:	William S. Anderson
Jason M. Jean
Email:	will.anderson@bracewell.com
jason.jean@bracewell.com
or to such other address or electronic mail address as any party shall specify by written notice so given.
6.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder (other than by merger) without the prior written consent of Purchaser. Purchaser may not assign this Agreement or any rights or obligations hereunder to any Person without the prior written consent of the Company, except that Purchaser may assign any or all of its rights hereunder to an Affiliate of such Purchaser; provided that (a) such Affiliate agrees with the Company in writing to be bound by the provisions of the Transaction Documents that apply to “Purchaser” and (b) no such assignment by Purchaser shall relieve Purchaser of its obligations hereunder without the prior written consent of the Company.
6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6.14.
6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the Court of Chancery of the State of Delaware and any appellate court thereof, or, if the Court of Chancery of the State of Delaware or the Delaware Supreme Court determines that the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, any Delaware state court or any federal court located in the State of Delaware and any appellate court thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any appellate court thereof, or, if the Court of Chancery of the State of Delaware or the Delaware Supreme Court determines that the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, any Delaware state court or any federal court located in the State of Delaware and any appellate court thereof for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
6.10 Waiver of Jury Trial; Waiver of Immunity.
(a)  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(b) To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement; provided, however, that this provision does not, and shall not be deemed to, modify the exclusive jurisdiction provisions in Section 6.9.
6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
6.13 Remedies.
(a) Each party hereto hereby acknowledges and agrees that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law and the non-breaching party would be irreparably harmed. Subject to Section 6.14, and prior to the earlier of any valid termination of the Agreement pursuant to Article V or the Closing, the parties acknowledge and agree that (i) the parties shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm or damages) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the courts described in Section 6.9, in addition to any other remedy to which such Person may be entitled, at law or in equity and (ii) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right as provided in this Section 6.13, none of the parties would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law.
(b) Notwithstanding anything in this Agreement to the contrary, following the Closing and except as provided in Section 6.1, (i) in no event shall the Company be liable for any indemnification or other payment to Purchaser under or in connection with this Agreement and (ii) in no event shall Purchaser have any right to seek indemnification, payment or any other recourse of any type, under or in connection with, this Agreement or from any Non-Party Affiliates.
6.14 Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any party may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, the other Transaction Documents and the Guaranty, covenants, agrees and acknowledges that no Persons other than the parties and Purchaser Parent pursuant to the Guaranty shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, investment manager, investment advisor, assignee, incorporator, controlling Person, fiduciary, representative or employee of any party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, investment manager, investment advisor, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing (such Persons, collectively, “Non-Party Affiliates”), but in each case not including the parties or Purchaser Parent pursuant to the Guaranty, whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against such Persons and entities, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any such Persons, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. The Non-Party Affiliates are express third party beneficiaries of the terms of this Section 6.14.
6.15 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
6.16 Construction and Interpretation.
(a) The term “or” when used in the Agreement is not exclusive, unless the context requires otherwise. The parties agree that each of them and/or their respective counsel have reviewed and participated in the drafting of the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.
(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Except as otherwise specified herein, references to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto). All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

6.17 Investigation by Purchaser; No Other Representations or Warranties.
(a) Purchaser has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and the Company Subsidiaries. In entering into this Agreement, Purchaser has relied solely upon its own investigation and analysis and the representations and warranties of the Company set forth in Section 3.1 and the Company Disclosure Letter, and Purchaser acknowledges that, except for the representations and warranties of the Company expressly set forth in Section 3.1, none of the Company or the Company Subsidiaries nor any of their respective Representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Purchaser or any of its Representatives, and that Purchaser is not executing or authorizing the execution of this Agreement in reliance upon any such representation or warranty not explicitly set forth in Section 3.1. Without limiting the generality of the foregoing, Purchaser acknowledges that none of the Company or the Company Subsidiaries nor any of their respective Representatives or any other Person has made any express or any implied representations or warranties to Purchaser with respect to (A) the Company or the Company Subsidiaries, their respective businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or the Company Subsidiaries or (B) any material, documents or information relating to the Company or the Company Subsidiaries furnished or provided to Purchaser or its Representatives or made available to Purchaser or its Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby, except as expressly and specifically covered by a representation or warranty set forth in Section 3.1.
(b) Purchaser has received from the Company and its Representatives certain projections and other forecasts, including projected financial statements, cash flow items and other data of the Company and the Company Subsidiaries and certain business plan information of the Company and the Company Subsidiaries. Purchaser acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and accordingly is not relying on them, that Purchaser is familiar with such uncertainties, that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that Purchaser and its Representatives shall have no claim against any Person with respect thereto. Accordingly, Purchaser acknowledges that, without limiting the generality of this Section 6.17, neither the Company nor any Person acting on behalf of the Company has made any representation or warranty with respect to such projections and other forecasts and plans.
(c) Except for the representations and warranties of the Company contained in Section 3.1, the Company Disclosure Letter or any certificate delivered by the Company pursuant to this Agreement, neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of the Company Subsidiaries with respect to any other information provided to Purchaser in connection with the transactions contemplated hereby, including any information, documents, projections, forecasts or other material made available to Purchaser in certain “data rooms” or management presentations in expectation of, or in connection with, the transactions contemplated hereby.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
PENN VIRGINIA CORPORATION

By:	/s/ Darrin J. Henke
Name: Darrin J. Henke
Title: President and Chief Executive Officer
PV ENERGY HOLDINGS, L.P.

By:	PV Energy Holdings GP, LLC,
its general partner
By:	/s/ Darrin J. Henke
Name : Darrin J. Henke
Title: President and Chief Executive Officer
JSTX HOLDINGS, LLC

By:	/s/ Edward Geiser
Name: Edward Geiser
Title: Authorized Signatory
Signature Page to Contribution Agreement

Exhibit A
Form of Investor Agreement

(attached as Annex E)

Exhibit B
Form of Interest Assignment Agreement

(intentionally omitted)

Exhibit C
Form of A&R LP Agreement

(attached as Annex C)

Exhibit D
Form of Certificate of Designation

(attached as Annex D)

Annex B
CONTRIBUTION AGREEMENT

by and among
Rocky Creek Resources, LLC
as Contributor
Penn Virginia Corporation
as Corporation

and

PV Energy Holdings, L.P.
as the Partnership
Dated as of November 2, 2020

B-i

B-ii

Exhibits and Schedules
Exhibit A-1 – Leases
Exhibit A-2 – Lease Area
Exhibit B – Wells
Exhibit C – Units
Exhibit D – Surface Interest
Exhibit E – Form of Assignment and Bill of Sale
Exhibit F – Form of Letters-in-Lieu
Exhibit G – Form of Investor Rights Agreement
Exhibit H – Form of A&R LP Agreement
Exhibit I – Form of Interest Assignment Agreement
Exhibit J – Form of Certificate of Designation
Schedule EA – Excluded Assets
Schedule HLS – Hydrocarbon Lease Standards
Schedule PE – Permitted Liens
Schedule 5.1(d) – Consents and Preferential Purchase Rights
Schedule 5.1(f) – Litigation
Schedule 5.1(g) – Taxes
Schedule 5.1(h)(i) – Material Contracts
Schedule 5.1(h)(ii) – Material Breach or Default
Schedule 5.1(h)(iii) – Credit Support
Schedule 5.1(k) – Environmental Matters
Schedule 5.1(m) – Commitments
Schedule 5.1(n) – Imbalances
Schedule 5.1(o) – Suspense Funds
Schedule 5.1(q) – Inactive Wells
Schedule 6.1 – Interim Operations
Schedule 6.4 – Electronic Records
Schedule 6.15 – Replacement of Bonds
B-iii

CONTRIBUTION AGREEMENT
This Contribution Agreement (as amended or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is entered into as of November 2, 2020 (the “Execution Date”), by and among:
(A) Rocky Creek Resources, LLC, a Delaware limited liability company (“Contributor”);
(B) Penn Virginia Corporation, a Virginia corporation (“Corporation”); and
(C) PV Energy Holdings, L.P., a Delaware limited partnership (the “Partnership”).
In this Agreement, Contributor, Corporation and the Partnership are each referred to as a “Party” and collectively as the “Parties”.
WHEREAS, Contributor owns certain oil and gas leasehold and other real and personal property interests in Lavaca County, Texas, and Fayette County, Texas, such interests as more fully described and defined below as the “Assets”; and
WHEREAS,in accordance with and subject to the terms and conditions of this Agreement, the Partnership desires to receive from Contributor, and Contributor desires to contribute to the Partnership or its designated Affiliate that is treated as disregarded as separate from the Partnership for U.S. federal income tax purposes, the Assets in exchange for the Consideration (as defined below), and to undertake the other actions contemplated by this Agreement (the “Transaction”); and
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, (a) the Partnership proposes to issue to Contributor, and Contributor desires to receive from the Partnership as consideration for the Assets, Partnership Common Units (as defined below) and (b) in connection with such contribution of the Assets, Corporation proposes to issue and sell to Contributor, and Contributor desires to acquire from Corporation as consideration for the cash payments described herein, shares of Corporation Series A Preferred Stock (as defined below).
NOW, THEREFORE, in consideration of the above and of the mutual covenants and promises contained in this Agreement, the Parties agree as follows:
1. DEFINITIONS; INTERPRETATION
1.1 Definitions.
In this Agreement, the following terms have the following given meanings:
“A&R LP Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, to be dated as of the Closing Date, by and among the General Partner, Corporation, the Partnership, Contributor and JSTX, substantially in the form of Exhibit H attached hereto.
“Abstract Plant” means all of the personal property assets previously belonging to H. Slocum Harvey, and wife, Gwendolyn Poole Harvey, and Peoples Abstract Company, Inc. (and also the entity previously known as Lavaca County Abstract Company), Macklin K. Johnson, and wife, Alice F. Johnson, and currently owned by Delago Resources, LLC, being all of the assets of the abstract plant, including all maps, survey tract books, abstracts of titles, all indexes, specifically including the general direct and reverse indexes, judgment indexes, tax liens and other liens indexes, as well as indexes for abstracts and files and any and all other indices, all files on title policies and all transaction files, all card files having title information on cards together with all personal property used in and pertaining to the businesses previously operated as Peoples Abstract Company and/or Lavaca County Abstract Company, including the furniture, fixtures, typewriters, adding machines, file cabinets, tables, desks, chairs, shelving, racks and other cabinets, but not any building fixtures, situated in the building located at 111 East Second Street in Hallettsville, Lavaca County, Texas, said personal property assets being the same items described in the Bill of Sale dated March 21, 1995, from H. Slocum Harvey, et ux, et al, to Macklin K. Johnson recorded at Volume 63, Page 836, Official Records of Lavaca County, Texas.
“Adjustment Cash Payment” has the meaning set forth in Section 2.3.
“AFE” means authorizations for expenditures and other approved capital commitments, individually in excess of $100,000 net to Contributor’s Working Interest in relation to the Assets.
“Affiliate” means with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person through one or more intermediaries or otherwise. Notwithstanding anything to the contrary contained herein, (a) other than for purposes of Section 6.6, Section 13.4(b) and Section 14.14, no member of the Juniper Group will be deemed to be an Affiliate of Contributor for any purpose of this Agreement, (b) Contributor will not be deemed to be an Affiliate of Corporation or the Partnership for any purpose of this Agreement and vice versa, and (c) no member of the Juniper Group will be deemed to be an Affiliate of Corporation or the Partnership for any purpose of this Agreement and vice versa. For purposes of this definition, “control” shall mean (i) the ownership, legally or beneficially, directly or indirectly, of more than 50% of the voting shares or membership interest of any company, corporation or business entity or (ii) the power or authority, through ownership of voting securities, by contract or otherwise, to direct the management, activities or policies of any company, corporation or business entity.
“Adjustment Securities” has the meaning set forth in Section 2.3.
“Agreement” has the meaning set forth in the preamble.
“Allocated Value” means:
(a) for each Lease, the portion of the Consideration amount allocated to such Lease set forth on Exhibit A-1; and
(b) for each Well, the portion of the Consideration amount allocated to such Well set forth on Exhibit B.
“Applicable Title Benefit Value” means an amount equal to the aggregate of all Title Benefits Amounts.
“Assets” means all of Contributor’s right, title and interest in and to:
(a) the Properties;
(b) the Facilities;
(c) all surface fee interests, easements, servitudes, rights-of-way, surface leases, licenses, authorizations, permits (other than Permits) and other surface rights or interests appurtenant to, to the extent used or held for use in connection with the use, ownership or operation of the Properties or other Assets, including those described on Exhibit D (“Surface Interests”);
(d) all Hydrocarbons within, on, under or produced from or attributable to the Properties on and after the Effective Date, and all proceeds or accounts receivable resulting from or attributable to the sale of any such Hydrocarbons;
(e) the Hydrocarbon Inventory and all proceeds or accounts receivable resulting from or attributable to the sale of any Hydrocarbons Inventory;
(f) the Material Contracts and any other Contracts which are not Material Contracts but (i) to which Contributor is a party or in which Contributor otherwise holds an interest or (ii) by which any of the Properties are otherwise bound or subject, limited, in each case, to the extent that such Material Contracts and other Contracts are used in connection with, or relate to, any other Asset (including the use, ownership or operation thereof);
(g) any refunds or credits or similar Tax assets attributable to any Tax Assumed Obligations;
(h) all reversionary interests, carried interests, options, convertible interests and net profits interests that are attributable to or derived from the Properties;
(i) all Permits to the extent that they are used in connection with the use, ownership or operation of any other Asset;
(j) all geological, geophysical and other seismic data and information relating to any other Asset to the extent such data and information is transferable without penalty or payment to any Third Party, or if transferable with penalty or payment to any Third Party, for which Corporation has paid or agreed in writing to pay such penalties or payments (“G&G Data”);
(k) all rights, claims, demands, causes of action, suits, actions, judgements, damages, awards, recoveries, settlements, indemnities, warranties, rights to insurance proceeds, refunds, reimbursements, audit rights, duties, obligations, liabilities and other intangible rights in favor of or owed to Contributor or its Affiliates, in each case, to the extent relating to any other Asset or any Assumed Obligation and to the extent not relating to, covering or offsetting any Retained Obligation or any other matter for which Contributor has an indemnity obligation hereunder;
(l) all trade credits, accounts, receivables, instruments, general intangibles and other proceeds, benefits, income or revenues attributable to any other Asset (including from the sale of any Hydrocarbons) but only insofar as arising or accruing after the Effective Date;
(m) all obligations, rights and benefits arising from or in connection with any Pipeline Imbalance or Well Imbalance; and

(n) the Records,
but excepting, excluding, and reserving to Contributor, in all such instances, the Excluded Assets. For purposes of clarity, any reference herein to the Properties, the Facilities, any Surface Interest, any Contract, any Permit, the Records or any of the other Assets shall be deemed to except and exclude any Excluded Assets.
“Assignment” means an assignment and bill of sale substantially in the form attached hereto as Exhibit E.
“Assumed Obligations” means all Liabilities, known or unknown, arising from or related or attributable to the Assets, whether arising prior to, on or after the Effective Date and whether arising from acts, omissions, events or conditions occurring prior to, on or after the Effective Date, including such Liabilities:
(a) with respect to the condition, use, ownership, or operation of the Assets, including all obligations imposed on a lessee, all Operating Expenses:
(b) for the plugging and abandoning (and replugging) of the Wells;
(c) for any surface restoration or environmental clean-up or Environmental Liability with respect to the Assets;
(d) any underpayment, mis-payment or non-payment of, or other failure to properly pay or account for, Burdens with respect to the Assets or with respect to any holder of a Burden or Working Interest with respect to any Asset;
(e) for the balancing, gathering, processing, storage, compression, dehydration, treating, disposal, fractionation or transportation of Hydrocarbons or any water produced from the Assets or otherwise relating to the marketing of Hydrocarbons produced from the Assets; and
(f) for Production Taxes for which the Partnership is liable in accordance with Section 6.7 and any other Taxes attributable to the ownership or operation of the Assets (or the production of Hydrocarbons therefrom) for any Tax period (or portion thereof) beginning on or after the Effective Date (“Tax Assumed Obligations”);
provided, however that the Assumed Obligations shall not include (i) any Retained Obligations, (ii) any matter with respect to which, and to the extent that, Corporation is entitled to indemnification from Contributor under Section 11 and Corporation has delivered a specific written claim for indemnity under Section 11 to Contributor prior to the expiration of the applicable survival period set forth in Section 11.6, but only to the extent of the specific amounts for which Contributor is responsible, or (iii) any matter with respect to which, and to the extent that, Corporation is entitled to recovery for a breach of the special warranty of Defensible Title set forth in the Assignment in accordance with Section 8.11 and Corporation has timely delivered a specific written claim thereunder, but only to the extent of the specific amounts for which Contributor is responsible.
“Bankruptcy Proceeding” means (a) commencement of a voluntary case under any Debtor Relief Laws, (b) filing of a petition seeking to take advantage of any Debtor Relief Laws, (c) consenting to or failing to contest in a timely and appropriate manner to any petition filed against a Party in an involuntary case under any Debtor Relief Laws, (d) applying for or consent to, or failing to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (e) admitting in writing its inability to pay its debts as they become due, (f) making a general assignment for the benefit of creditors, (g) taking any corporate action for the purpose of authorizing any of the foregoing, or (h) commencement of a case or other proceeding against a Party or any affiliate thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for such Party or any affiliate thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of 60 consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.
“Board of Directors” means the board of directors of Corporation.
“Board Recommendation” shall have the meaning ascribed to such term in Section 6.17(c).
“Burden” means any and all royalties (including lessor’s royalty), overriding royalties, production payments, net profits interests and other burdens upon, measured by or payable out of production of Hydrocarbons from or allocated to the Properties or the proceeds thereof (excluding, for the avoidance of doubt, any Taxes).
“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Texas, and that is not otherwise a federal holiday in the United States of America.
“Casualty Loss” has the meaning set forth in Section 6.8.

“Casualty Loss Threshold” has the meaning set forth in Section 6.8.
“CERCLA” means Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
“Certificate of Designation” means the Certificate of Designation establishing the Corporation Series A Preferred Stock, substantially in the form of Exhibit J attached hereto.
“Change in Recommendation” shall have the meaning ascribed to such term in Section 6.17(c).
“Chosen Courts” has the meaning set forth in Section 14.9.
“Claim Notice” has the meaning set forth in Section 11.7(a)(ii).
“Clean Air Act” means the Clean Air Act, as amended.
“Closing” has the meaning set forth in Section 3.1.
“Closing Amount” has the meaning set forth in Section 2.3.
“Closing Date” has the meaning set forth in Section 3.1.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the United States Securities and Exchange Commission.
“Confidentiality Agreement” means that certain confidentiality agreement between Juniper Capital Advisors, L.P. and Corporation dated April 13, 2020.
“Consents” means those consents, approvals, or authorizations to assignment required for or in connection with the execution, delivery or performance of this Agreement or any Transaction Document by Contributor, including for the transfer of the Assets to Corporation and the consummation of the Transaction.
“Contract” means any contract, agreement, instrument, lease, license or commitment, whether written or oral; provided, however, that the term “Contract” shall not include any (a) master service contract, blanket agreement or similar contract or (b) Lease, Surface Interest, easement, right-of-way, surface agreement, Permit, conveyance or other instrument of any kind to the extent creating or evidencing an interest in real property.
“Contributor” has the meaning given to such term in the preamble.
“Contributor Audit Firm” has the meaning set forth in Section 6.22(b).
“Contributor Indemnified Parties” has the meaning set forth in Section 11.3(c).
“Contributor Marks” has the meaning set forth in Section 6.5.
“Contributor Material Adverse Effect” means an event or circumstance that, individually or in the aggregate, results in, or would reasonably be expected to result in (x) Contributor suffering Liabilities with respect to the Assets in an amount greater than or equal to $7,676,532, or (y) the impairment or hindrance of, Contributor’s consummation of the transactions contemplated by this Agreement in any material respect; provided, however, that, none of the following, individually or in the aggregate, shall be deemed to constitute, give rise to, cause, or create a Contributor Material Adverse Effect under Clause (x): (a) entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (b) any action or omission of Contributor under the terms of this Agreement or at the prior written request of Corporation; (c) changes in general market, economic, financial, or political conditions (including changes in commodity prices, fuel supply, or transportation markets, interests, or rates) in the area in which the Assets are located, the United States, or worldwide; (d) changes in conditions or developments generally applicable to the oil and gas industry in the area where the Assets are located; (e) acts of God, including hurricanes, tornados, storms, epidemics, pandemics or disease outbreaks (including the COVID-19 virus) or other naturally occurring events or phenomena; (f) civil unrest, any outbreak of disease or hostilities, terrorist activities or war, or any similar disorder; (g) a change in Laws and any interpretations thereof from and after the Closing Date; (h) any reclassification or recalculation of reserves in the ordinary course of business; (i) changes in service costs generally applicable to the oil and gas industry in the United States; and (j) natural declines in well performance.
“Conversions” has the meaning set forth in Section 6.20.
“COPAS” has the meaning set forth in Section 2.3(c).
“Corporation” has the meaning set forth in the preamble.

“Corporation Alternative Proposal” means any proposal or offer (whether or not in writing) made by any Person or Persons other than Juniper NewCo or any of its Affiliates, with respect to any (i) merger, amalgamation, consolidation, share exchange, other business combination, recapitalization or similar transaction involving the Corporation, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, amalgamation, consolidation, share exchange, other business combination, recapitalization, partnership, joint venture, sale of capital stock of, or other equity interests in, the Corporation or any of its Subsidiaries or otherwise), of any business or assets of the Corporation or any of its Subsidiaries representing 20% or more of the consolidated revenues, consolidated net income or consolidated assets of the Corporation or securities convertible into or exchangeable for or representing 20% or more of the total outstanding voting power of the Corporation, (iii) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the total outstanding voting power of the Corporation or (iv) combination of the foregoing (in each case, other than the transactions contemplated by the JSTX Contribution Agreement).
“Corporation Bylaws” means the bylaws of Corporation in effect as of the Execution Date.
“Corporation Capital Stock” means the Corporation Common Stock and the Corporation Preferred Stock.
“Corporation Charter” means the articles of incorporation of Corporation in effect as of the Execution Date.
“Corporation Common Stock” means the common stock, par value $0.01 per share, of Corporation.
“Corporation Disclosure Letter” has the meaning given the term “Company Disclosure Letter” in the JSTX Contribution Agreement.
“Corporation Indemnified Parties” has the meaning set forth in Section 11.3.
“Corporation Material Adverse Effect” means an event or circumstance that, individually or in the aggregate, results in, or would reasonably be expected to result in, (x) a material adverse effect on the business, properties, financial condition, or results of operations of Corporation and its Affiliates, or (y) the impairment or hindrance of, Corporation’s consummation of the transactions contemplated by this Agreement in any material respect; provided, however, that, none of the following, individually or in the aggregate, shall be deemed to constitute, give rise to, cause, or create a Corporation Material Adverse Effect under Clause (x): (a) entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (b) any action or omission of Corporation under the terms of this Agreement or at the prior written request of Contributor; (c) changes in general market, economic, financial, or political conditions (including changes in commodity prices, fuel supply, or transportation markets, interests, or rates) in the area in which the assets and properties of Corporation and its Affiliates are located, the United States, or worldwide; (d) changes in conditions or developments generally applicable to the oil and gas industry in the area where the assets and properties of Corporation and its Affiliates are located; (e) acts of God, including hurricanes, tornados, storms, epidemics, pandemics or disease outbreaks (including the COVID-19 virus) or other naturally occurring events or phenomena; (f) civil unrest, any outbreak of disease or hostilities, terrorist activities or war, or any similar disorder; (g) a change in Laws and any interpretations thereof from and after the Closing Date; (h) any reclassification or recalculation of reserves in the ordinary course of business; (i) changes in service costs generally applicable to the oil and gas industry in the United States; (j) natural declines in well performance; (k) any change, in and of itself, in the market price or trading volume of Corporation Common Stock or any other securities of Corporation or any of its Affiliates (it being understood that the events or circumstances giving rise to or contributing to such change may be deemed to constitute, or may be taken into account in determining whether there has been or will be a Corporation Material Adverse Effect); and (l) any Legal Proceeding brought or threatened by Corporation Shareholders (whether on behalf of Corporation or otherwise) asserting allegations of breach of fiduciary duty relating to (i) this Agreement or violations of securities Laws in Corporation Reporting Documents or (ii) otherwise arising out of or relating to this Agreement or the transactions contemplated hereby.
“Corporation Preferred Stock” has the meaning set forth in Section 4.1(p)(i).
“Corporation PSU Award” means each restricted stock unit that is (i) subject in whole or in part to performance-based vesting and (ii) payable in shares of Corporation Common Stock or the value of which is determined with reference to the value of Corporation Common Stock.
“Corporation Reporting Documents” means, collectively, all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Corporation with the Commission since January 1, 2019. together with any exhibits and schedules thereto and other information incorporated therein as they have been supplemented, modified or amended since the time of filing, excluding the Proxy Statement (as such term is defined in the JSTX Contribution Agreement).

“Corporation RSU Award” means each restricted stock unit that is (i) subject solely to service-based vesting and (ii) payable in shares of Corporation Common Stock or the value of which is determined with reference to the value of Corporation Common Stock.
“Corporation Series A Preferred Stock” means the Series A Preferred Stock, par value $0.01 per share, of Corporation.
“Corporation Shareholders” means the holders of shares of Corporation Common Stock.
“Corporation Stock Plans” means, collectively, the Penn Virginia Corporation 2016 Management Incentive Plan and the Penn Virginia Corporation 2019 Management Incentive Plan.
“Corporation Subsidiaries” has the meaning set forth in Section 4.1(q)(i).
“Corporation Voting Debt” has the meaning set forth in Section 4.1(p)(ii).
“Credit Agreement” means that certain Credit Agreement, dated as of September 12, 2016, by and among Penn Virginia Holding Corp., as borrower, Corporation, the subsidiary guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, as the same may be amended, supplemented or amended and restated from time to time.
“Credit Agreement Amendment” means the written consent to, and/or waivers of default or amendment of, the Credit Agreement in connection with the transactions contemplated by this Agreement, the other Transaction Documents, the JSTX Contribution Agreement and the Transaction Documents (as defined in the JSTX Contribution Agreement) from the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) (for purposes of this definition, “Required Lenders” and “Administrative Agent” shall have the meaning given to such terms in the Credit Agreement).
“Cure Period” has the meaning set forth in Section 8.5(b).
“Current Tax Period” has the meaning set forth in Section 6.7(a)(i).
“Customary Post-Closing Consents” means all rights to consent by, required notices to, filings with or other actions by any Governmental Authority in connection with the contribution or conveyance of the Assets or interest therein or sale of Hydrocarbons therefrom if the same are customarily obtained subsequent to such contribution or conveyance.
“Debt Contract” means any indenture, mortgage or deed of trust, loan, credit or note purchase agreement, sale-lease back agreement, guaranty, bond, letter of credit, security interest or similar agreement entered into by Contributor or its Affiliates creating indebtedness on the part of Contributor or its Affiliates for borrowed money or the deferred purchase price of property acquired by, or for services rendered to, Contributor or its Affiliates.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.
“Defect Asset” has the meaning set forth in Section 8.4(b).
“Defect Deposit” means a number of Partnership Common Units equal to (x) the Defect Deposit Amount divided by (y) the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)).
“Defect Deposit Amount” means, except with respect to any Excluded Asset, the sum of (without duplication):
(a) to the extent the Title Deductible is exceeded, (i) all Title Defect Amounts attributable to all Disputed Title Matters that exceed the Individual Title Threshold and are disputed but not finally determined as of Closing, plus (ii) all Title Defect Amounts attributable to all Title Defects that exceed the Individual Title Threshold that Contributor has elected to cure during the Cure Period and have not been cured as of Closing, minus (iii) the Applicable Title Benefit Value; plus
(b) to the extent the Environmental Deductible is exceeded, all Lowest Cost Responses attributable to all Disputed Environmental Matters that exceed the Individual Environmental Threshold and are disputed but not finally determined as of Closing.

“Defect Deposit Escrow” means, with respect to the Defect Deposit Securities, the escrow account created by the Transfer Agent in the name of Contributor, which shall include the label “Defect Deposit Securities” in the title of such account and shall hold the Defect Deposit Securities of Contributor.
“Defect Deposit Securities” means the Partnership Common Units included in the Defect Deposit (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)).
“Defect Notice” has the meaning set forth in Section 8.2.
“Defensible Title” means Contributor’s title with respect to the Leases and Wells (based on title that is deducible of record or other documentation pursuant to joint operating agreements sufficient to prevail against competing claims or interests) which, as of the Effective Date and (x) with respect to the special warranty of Defensible Title set forth in the Assignments pursuant to Section 8.11, immediately prior to Closing, and (y) with respect to all other provisions of this Agreement, the expiration of the Examination Period, and subject to any Permitted Encumbrances, in respect of each:
(a) Lease:
(i) entitles Contributor to receive, throughout the duration of the productive life of such Lease, a Net Revenue Interest in such Lease for each Target Formation for such Lease that is not less than the Net Revenue Interest shown on Exhibit A-1 in respect of such Lease, except for:
(A) decreases in connection with those operations in which Contributor or its successors or assigns may from and after the Execution Date elect to be a non-consenting co-owner;
(B) decreases resulting from the establishment or amendment from and after the Execution Date of pools or units; or
(C) decreases required pursuant to joint operating agreements to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries;
(ii) obligates Contributor to bear a Working Interest in such Lease for each Target Formation for such Lease not greater than the Working Interest shown on Exhibit A-1 in respect of such Lease, without increase throughout the productive life of such Lease, except as shown on Exhibit A-1 in respect of such Lease, except for (A) increases after the Execution Date resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements and (B) increases to the extent such increases are accompanied by at least a proportionate increase in Contributor’s Net Revenue Interest in such Lease for such Target Formation;
(iii) as to Contributor’s interest in such Lease is free from Liens (other than Permitted Encumbrances); and
(iv) results in the amount of Net Mineral Acres covered by or attributable to Contributor’s interest in such Lease in each Target Formation for such Lease to be not less than the amount of Net Mineral Acres set forth for such Lease on Exhibit A-1;
(b) Well:
(i) entitles Contributor to receive, throughout the duration of the productive life of such Well, a Net Revenue Interest in such Well for each Target Formation for such Well that is not less than the Net Revenue Interest shown on Exhibit B in respect of such Well, except for (A) decreases in connection with those operations in which Contributor or its successors or assigns may from and after the Execution Date elect to be a non-consenting co-owner, (B) decreases resulting from the establishment or amendment from and after the Execution Date of pools or units or (C) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries;
(ii) obligates Contributor to bear a Working Interest in such Well for each Target Formation for such Well not greater than the Working Interest shown on Exhibit B in respect of such Well throughout the productive life of such Well, except for (A) increases after the Execution Date resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements and (B) increases to the extent such increases are accompanied by at least a proportionate increase in Contributor’s Net Revenue Interest in such Well for such Target Formation; and
(iii) as to Contributor’s interest in such Well, is free from Liens (other than Permitted Encumbrances).
“Direct Claim” has the meaning set forth in Section 11.7(d).

“Disagreement Notice” has the meaning set forth in Section 3.5(a).
“Disclosed Matter” has the meaning set forth in Section 6.9.
“Disputed Environmental Matters” has the meaning set forth in Section 9.8.
“Disputed Title Matters” has the meaning set forth in Section 8.10(a).
“Dollars” or “$” means United States of America dollars.
“Effective Date” means September 1, 2020, as of 12:01 a.m., Central Time.
“Embargoed Jurisdiction” means a jurisdiction with which, in general, no commerce may be conducted, directly or indirectly under United States Law or any other applicable Law.
“Environmental Arbitrator” has the meaning set forth in Section 9.8(b)(i).
“Environmental Assessment” has the meaning set forth in Section 9.2.
“Environmental Deductible” means an amount equal to $767,654.
“Environmental Law” means any Law in effect as of or prior to the end of the Examination Period relating to the environment, public or worker health and safety (as it pertains to management of or exposure to Hazardous Materials), Hazardous Materials (including the use, handling, transportation, production, Release, treatment, storage, recycling, or disposal thereof), Hydrocarbons (including the use, handling, transportation, production, Release, treatment, storage, recycling, or disposal thereof), or the environmental conditions at, on, under, or about any property, facility or asset, including soil, sediment, surface water, groundwater, and indoor and ambient air conditions or the reporting, response to or remediation of environmental contamination required by a Governmental Authority, including the Clean Air Act, the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Oil Pollution Act of 1990, as amended, the Safe Drinking Water Act, as amended, the CERCLA, the Superfund Amendments and Reauthorization Act of 1986, as amended, the RCRA, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Endangered Species Act, as amended, the Occupational Safety and Health Act, as amended, and the Hazardous Materials Transportation Act, as amended, any counterparts under state or local laws, and any regulations promulgated thereunder.
“Environmental Liability” means (a) any written notice from a Governmental Authority or any other Person asserting or alleging a violation of, or Liability under, an Environmental Law attributable to the use, ownership or operation of any Asset, (b) a condition on or affecting any Asset that violates (or with notice or the passage of time will violate) or causes the owner or operator thereof to violate (or with notice or the passage of time to be in violation of) any Environmental Law, or (c) a condition on or otherwise affecting or arising from any Asset with respect to which remedial or corrective action is (or if reported to a Governmental Authority would be) required under any Environmental Law. For the avoidance of doubt, (i) the fact that a Well is no longer capable of producing sufficient quantities of Hydrocarbons to continue to be classified as a “producing well” or that such a Well should be temporarily abandoned or permanently plugged and abandoned shall not, in each case, form the basis of an Environmental Liability (except to the extent any such failure to plug and abandon a Well constitutes a current violation of Environmental Law), (ii) the fact that a pipe is temporarily not in use shall not form the basis of an Environmental Liability and (iii) except with respect to equipment (A) that causes or has caused any environmental pollution or contamination where remediation is currently (or if reported to a Governmental Authority would be) required under Environmental Laws or (B) the use or condition of which is a violation of Environmental Law, the physical condition of any surface or subsurface production equipment (including water or oil tanks, separators or other ancillary equipment) shall not form the basis of an Environmental Liability.
“Environmental Liability Notice” has the meaning set forth in Section 9.4.
“Equity Consideration” means the Partnership Common Units to be issued as consideration pursuant to Section 2.2, as adjusted pursuant to Section 2.3 and Section 3.5. For purposes of clarity, the “Equity Consideration” shall be deemed to include the corresponding number of shares of Corporation Series A Preferred Stock applicable to such Partnership Common Units in accordance with Section 2.2(b).
“Examination Period” has the meaning set forth in Section 8.2.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excepted Matters” means:

(a) any breach of any Fundamental Representation or Section 5.1(g);
(b) any breach of any covenant or agreement of Contributor under this Agreement that is to be performed following the Closing (but excluding, for the avoidance of doubt, any Non-Fundamental Representations);
(c) the Retained Obligations; and
(d) Fraud.
“Excluded Assets” means:
(a) the Excluded Records;
(b) all rights (including audit rights), interests, revenues, proceeds, income, receivables, refunds, benefits, damages, warranties, indemnities, releases, claims and causes of action of Contributor or any of its Affiliates arising under or with respect to any Contract (including Material Contracts) or in respect of the Assets to the extent (i) attributable to the period of time prior to the Effective Date except to the extent covering or relating to an Assumed Obligation or to the extent Contributor already received an upward adjustment to the Consideration for such amounts, or (ii) to the extent related to, covering or offsetting the other Excluded Assets or the Retained Obligations or any other matter for which Contributor has an indemnification obligation hereunder;
(c) any joint venture audits to the extent such audits relate to any Retained Obligations or to any other obligations, rights, revenues or proceeds that are retained by Contributor hereunder (including pursuant to Section 6.11);
(d) all rights and interests of Contributor or its Affiliates (to the extent such rights and interests do not relate to any Assumed Obligation):
(i) under any indemnity agreement; or
(ii) to any condemnation proceeds or awards;
(e) the leases, assets, properties, rights and other interests set forth on Schedule EA;
(f) for purposes of clarity, all fee mineral interests, royalty interests, overriding royalty interests and other interests in Hydrocarbons currently or in the future owned or held by RCR Investments, LLC;
(g) all rights and interests of Contributor or its Affiliates under any bond or similar instrument;
(h) any Contracts between Contributor, on the one hand, and any of its Affiliates, on the other hand, that relate to, or are binding on, the Assets;
(i) any Contracts to the extent that they relate to any other Excluded Assets;
(j) any refunds or credits or similar Tax assets attributable to any Tax Retained Obligations;
(k) all of Contributor’s proprietary or licensed computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;
(l) all Third Party geological, geophysical and other seismic data or information to the extent transferable with penalty or payment to any Third Party for which Corporation has not paid or agreed in writing to pay such penalties or payments;
(m) subject to Section 6.8, all rights to insurance proceeds related to any casualty, condemnation or other matter, event or condition with respect to the Assets arising prior to the Closing;
(n) all overhead costs and expenses paid by non-operators to Contributor or any of its Affiliates pursuant to any applicable joint operating agreement or associated with the Assets relating to periods prior to the Effective Date;
(o) all data that cannot be disclosed to Corporation as a result of confidentiality arrangements under Contracts with Third Parties for which consent to such disclosure has not been obtained; provided, that Contributor has used reasonable efforts to obtain such consent;
(p) all property, rights and assets of Contributor not included within the definition of Assets;
(q) all Assets excluded from the Assets to be acquired by Corporation at Closing pursuant to Section 7, Section 8 or Section 9; provided, however, that, if any such Asset is subsequently transferred to Corporation pursuant to this Agreement, such Asset shall not be an Excluded Asset from and after the time of such transfer;

(r) any portion of a Contract to the extent such portion binds or applies to (i) any asset or interest of Contributor that is not a Property or (ii) any asset or interest of Corporation that is not an Asset;
(s) all Hedging Contracts; and
(t) the Abstract Plant.
“Excluded Records” means:
(a) all corporate, financial, income and franchise Tax and legal records of Contributor that relate to Contributor’s business generally;
(b) any records to the extent disclosure or transfer is restricted by any Third Party license agreement, other Third Party Contract or applicable Law; provided that Contributor shall use commercially reasonable efforts to obtain the waiver of any such restrictions without obligation to incur any costs with respect thereto (unless Corporation agrees in writing to pay such costs);
(c) except for G&G Data or to the extent incorporated within and required to operate the Facilities, all computer software, intellectual property licenses and related information and Contracts;
(d) all records and correspondence protected by or subject to attorney-client privilege, all legal records and legal files of Contributor and all other work product of and attorney-client communications with any of Contributor’s legal counsel, including all engagements and similar letters and agreements, other than copies of:
(i) title opinions;
(ii) Material Contracts and other Contracts (and files related thereto) constituting part of the Assets;
(iii) Leases and Surface Interests (and files related thereto); and
(iv) records and files to the extent relating to any of the Assumed Obligations, including any litigation matters included as part of the Assumed Obligations;
(e) personnel records;
(f) records relating to the contribution of the Assets by Contributor, including bids received from and records of negotiations with Third Parties;
(g) any records to the extent relating solely to the other Excluded Assets;
(h) any records to the extent relating solely to any Retained Obligations; and
(i) internal projections, opinions, forecasts and similar evaluative reports or documents.
“Execution Date” has the meaning set forth in the preamble.
“Execution Date Per Share Value” has the meaning set forth in Section 2.2(a).
“Expense Reimbursement” has the meaning set forth in Section 13.4(b).
“Facilities” means all facilities, infrastructure, equipment and other immovable, movable and mixed real and personal property (excepting and reserving the Hydrocarbon Inventory), fixtures and improvements located on or under, or owned or used (or held for use) in connection with the ownership, development or operation of, the Properties (including the production, gathering, treating, storing, transportation or marketing of Hydrocarbons therefrom), including all pipelines, flowlines, gathering, treating and processing systems, platforms, offices, buildings, compressors, injection facilities, pumping units, engines, meters, tanks, machinery, tools, pulling machines, utility lines, freshwater ponds, frac pits, towers, roads, communication systems (including all SCADA systems and installed measurement equipment), computers and automation equipment.
“FERC” has the meaning set forth in Section 5.1(u).
“Final Settlement Date” means the earliest of:
(a) the date Corporation and Contributor agree in writing to the Final Settlement Statement;
(b) the Revised Settlement Date should Corporation not deliver a Disagreement Notice to Contributor on or before the Revised Settlement Date; or

(c) the date the Settlement Statement Arbitrator determines the Final Settlement Statement in accordance with Section 3.5(b).
“Final Settlement Statement” means either:
(a) the Final Settlement Statement agreed or deemed final and binding in accordance with Section 3.5(a); or
(b) the Final Settlement Statement issued by the Settlement Statement Arbitrator in accordance with Section 3.5(b).
“Fraud” means actual fraud by a Party (as determined pursuant to a final, non-appealable order of a court of competent jurisdiction) with regard to the representations and warranties made by such Party in this Agreement (as modified by the Schedules hereto), which involves a knowing and intentional misrepresentation by such Party of such representations or a knowing and intentional concealment of facts with respect to such representations, with the intent of inducing any other Party to enter into this Agreement and upon which such other Party has relied to its detriment (as opposed to any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory under applicable Law).
“Fundamental Representations” means (a) those representations or warranties of Corporation in Sections 4.1(a), 4.1(b), 4.1(c)(i), 4.1(c)(ii), 4.1(j), 4.1(l), 4.1(p) and 4.1(q), and (b) those representations or warranties of Contributor in Sections 5.1(a), 5.1(b), 5.1(c)(i), 5.1(c)(ii), 5.1(i) and 5.1(j).
“G&G Data” has the meaning set forth in the definition of “Assets.”
“GAAP” means generally accepted accounting principles of the United States, consistently applied.
“General Partner” means PV Energy Holdings GP, LLC, a Delaware limited liability company, or any successor thereof serving as the general partner of the Partnership.
“Governmental Authority” means any national, state, tribal, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator (public or private), in any case, that has jurisdiction over a Party or any of its respective properties or assets.
“Governmental Transfer Forms” means any applicable governmental transfer forms or designations of operators required by Governmental Authorities with jurisdiction over the Assets.
“Hazardous Material” means:
(a) any “hazardous substance,” as defined by CERCLA;
(b) any “hazardous waste” or “solid waste,” in either case as defined by RCRA or any applicable state counterpart;
(c) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, NORM or any contaminant or pollutant, as those or similar terms are defined or regulated by, or that may form the basis for liability under, any Environmental Law;
(d) any asbestos containing materials in any form or condition;
(e) any polychlorinated biphenyls in any form or condition; or
(f) any hazardous air pollutant which is so designated by the Clean Air Act or the U.S. Environmental Protection Agency.
“Hedging Contract” means any contract to which Contributor or any of its Affiliates are a party with respect to any swap, forward, future, put, call, floor, cap, collar, option or derivative transaction or operation or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities (including Hydrocarbons), equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.
“Hydrocarbons” means crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons produced in association therewith, including coalbed methane gas, CO2, helium, nitrogen and all other minerals of every kind and character that may be covered by or included in any of the Assets.
“Hydrocarbon Inventory” means all inventories of Hydrocarbons (i.e., those Hydrocarbons stored in stock tanks or other storage but excluding line fill and non-merchantable inventory in tank bottoms) located on or attributable to the Leases and Wells as of the Effective Date and that Contributor has not sold or transferred prior to Closing (provided Corporation does not receive and retain the proceeds of any such products sold by Contributor).

“Hydrocarbon Inventory Contract Price” has the meaning set forth in Section 2.3(a)(iv).
“Hydrocarbon Lease Standards” means the criteria for each Hydrocarbon lease covering a New Lease or Replacement Lease, as set forth on Schedule HLS.
“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property or equipment, (iv) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, (v) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of any other Person or to purchase the obligations or property of any other Person, (vi) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination) or (vii) letters of credit, bank guarantees and other similar contractual obligations entered into by or on behalf of such Person; provided, however, that trade payables shall not constitute Indebtedness for the purposes of this Agreement.
“Indemnified Party” has the meaning set forth in Section 11.7(a).
“Indemnifying Party” has the meaning set forth in Section 11.7(a)(i).
“Indemnity Cap” means, as of any determination time, the Indemnity Escrow Balance as of such time.
“Indemnity Deductible” means an amount equal to $767,654.
“Indemnity Escrow” means, with respect to the Indemnity Securities, the escrow account created with the Transfer Agent in the name of Contributor, which shall include the label “Indemnity Securities” in the title of such account and shall hold the Indemnity Securities of Contributor. The Parties agree that upon reasonable request by the Transfer Agent for the Parties to enter into a customary escrow agreement in advance of Closing to govern the terms of such escrow account, the Parties will cooperate in good faith to enter into such agreement.
“Indemnity Escrow Amount” means the number of Partnership Common Units equal to 10% of the unadjusted Consideration (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)).
“Indemnity Escrow Balance” means, as of any determination time, the number of Partnership Common Units held by the Transfer Agent as of such time (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)).
“Indemnity Escrow First Release Date” has the meaning set forth in Section 11.13(c).
“Indemnity Escrow Second Release Date” has the meaning set forth in Section 11.13(b).
“Indemnity Securities” means the Partnership Common Units that are placed into the Indemnity Escrow at the Closing in respect of the Indemnity Escrow Amount (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)).
“Individual Environmental Threshold” means an amount equal to $75,000.
“Individual Indemnity Threshold” means an amount equal to $75,000.
“Individual Title Threshold” means an amount equal to $30,000.
“Interest Assignment Agreement” means the Interest Assignment Agreement to be dated as of the Closing Date, by and between Corporation and the Partnership, substantially in the form of Exhibit I attached hereto.
“Interim Period” means the period from the Execution Date through and including the Closing Date.
“Investor Rights Agreement” means the Investor and Registration Rights Agreement, to be dated as of the Closing Date, by and among Corporation, Contributor and JSTX, substantially in the form of Exhibit G attached hereto.
“JSTX” means JSTX Holdings, LLC, a Delaware limited liability company, and the contributing party under the JSTX Contribution Agreement.

“JSTX Contribution Agreement” means that certain Contribution Agreement, dated as of November 2, 2020, by and among Corporation, the Partnership and JSTX, as amended or otherwise modified from time to time in accordance therewith.
“Juniper Group” means any Person directly or indirectly controlled or advised by Juniper Capital II Holdings, LLC, Juniper Capital III Holdings, LLC, Juniper Capital Advisors, L.P., Juniper Capital II GP, LP, Juniper Capital III GP, LP, or Juniper Capital Advisors GP, LLC, or any of their respective Affiliates (including JSTX), and each investor in any of the foregoing; provided, however, Juniper Group shall be deemed to exclude Contributor and all of its subsidiaries. For purposes of this definition, “control” shall mean the ownership, legally or beneficially, directly or indirectly, of more than 50% of the voting shares or membership interest of any company, corporation or business entity.
“Knowing and Intentional Breach” means a material breach that is a consequence of an act undertaken by the breaching party with the Knowledge that the undertaking of such act would, or would be reasonably expected to, cause a material breach of this Agreement.
“Knowledge” means (a) with respect to Corporation, the actual knowledge of the executive officers of Corporation as of the Execution Date and (b) with respect to Contributor, the actual knowledge of the following people (and, as used with respect to Contributor’s representations and warranties in Section 5, after reasonable inquiry of such Person’s direct reports): Sean Fitzgerald and Michael Rozenfeld.
“Lands” means all lands covered by the Leases or the lands pooled, unitized, communitized or consolidated therewith.
“Law” means any applicable federal, state, local or foreign law (including common law), statute, ordinance, regulation, judicial or arbitral award, rule, writ, binding determination, code, decree, Permit, Order, or other applicable requirement or rule of law.
“Leases” means (a) the Hydrocarbon leases listed on Exhibit A-1 and (b) any other Hydrocarbon lease that covers the lands located within the boundaries of the area depicted on Exhibit A-2, in each case, together with all leasehold estates and other interests created thereby, and any lands unitized, communitized or pooled with such leases.
“Legal Proceeding” means any judicial, administrative, regulatory, arbitral or other action, appeal, suit, litigation, mediation, investigation, inquiry, proceeding, demand, claim (including any counterclaim) or cause of action by or before a Governmental Authority, whether at law or in equity.
“Liabilities” means any and all claims (whether Third-Party or intra-Party), obligations, actions, cause of actions, liabilities, indebtedness, damages, losses, awards, fines, penalties, Taxes, settlements, costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) (whether known, unknown, fixed, unfixed, disclosed, undisclosed, matured, unmatured, accrued, unaccrued, asserted, unasserted, liquidated, unliquidated, absolute, contingent, direct, indirect, conditional, unconditional, secured, unsecured, vicarious, derivative, due, joint, several or secondary).
“Liens” means any lien, mortgage, security interest, pledge, deposit, restriction, burden, charge, adverse claim, encumbrance, obligation, rights of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent thereto, preferential arrangement or restriction or limitation of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (including any contract granting any of the foregoing).
“Lowest Cost Response” means the response required or permitted under applicable Environmental Laws that corrects, removes or otherwise fully satisfies the applicable Environmental Liability (for current and future use consistent in all material respects with the same manner as currently used) in the most effective cost manner (considered as a whole) as compared to any other response that is required or permitted under Environmental Laws in effect as of the end of the Examination Period (considered as a whole taking into consideration any negative impact thereof may have on the operations of the relevant Assets and any potential additional Liabilities that may reasonably be expected to arise as a result thereof). The Lowest Cost Response shall not include (a) the costs or expenses of any Party’s or its respective Affiliate’s employees, (b) expenses for matters that are costs of doing business that would be incurred with no Environmental Liabilities (e.g., those costs that would ordinarily be incurred in the day-to-day operations of the Assets or in connection with permit renewal and/or amendment activities), or (c) general and administrative costs and expenses of a Party or its Party’s respective Affiliates.
“Material Contracts” means any of the following Contracts (x) to which Contributor is a party (or bound as a successor in interest) that are used or held for use in connection with, or relate to, the Properties, or (y) by which any Property is otherwise bound, and by which Corporation as owner of the Assets would be bound following the Closing (in each case, other than any such Contracts that will be terminated (or amended such that the same no longer burden, relate to or concern the Assets) prior to or at Closing):

(a) any Contract with any Affiliate of Contributor;
(b) any Contracts that would reasonably be expected to involve obligations of, or payments from, Contributor after the Effective Date in a calendar year in excess of $100,000 or $250,000 over the term of such Contract;
(c) any Contracts that would reasonably be expected to result in aggregate revenues to Contributor after the Effective Date in a calendar year in excess of $100,000 or $250,000 over the term of such Contract;
(d) participation agreements, joint development agreements, exploration agreements (including joint exploration agreements), purchase, farmin and farmout agreements, partnership agreements, joint venture agreements, development agreements, operating agreements (including joint operating agreements and unit operating agreements), unit agreements or dedication agreements (including acreage, well, or volume dedications) or other similar agreement or any Contract that contains any take or pay payment, advance payment, production payment, or other similar payment to deliver Hydrocarbons, or proceeds from the sale thereof, at some future time without receiving full payment therefor;
(e) any Contracts for the sale (including any calls upon production, option to purchase or similar right), purchase, exchange, balancing, gathering, processing, storage, compression, dehydration, treating, disposal, fractionation or transportation of Hydrocarbons or any water produced from the Assets or otherwise relating to the marketing of Hydrocarbons produced from the Assets, other than Contracts that are subject to cancellation on not more than sixty (60) days’ notice, in each case without penalty to Contributor;
(f) any Contract that provides for a call upon, option to purchase or similar right under any agreement with respect to the Hydrocarbons produced from the Assets or otherwise relating to the marketing of Hydrocarbons produced from the Assets;
(g) any Contract where the primary purpose thereof was to indemnify another Person;
(h) any Contract that provides for an irrevocable power of attorney that will be in effect after the Closing Date;
(i) any Contract for, or that contemplates, the sale, lease, farmout, assignment, exchange, transfer or disposition of Contributor’s interest in the Assets;
(j) a non-competition agreement or similar agreement that purports to restrict, limit, or prohibit Contributor from engaging in any line of business or the manner in which, or the locations at which, Contributor conducts business, including area of mutual interest agreements, or that would obligate Contributor after the date hereof to sell any interest in any Property, purchase any leasehold interest or other material asset, or employ and pay for a drilling rig;
(k) any Debt Contract encumbering any Property that will not be terminated at or prior to the Closing;
(l) plant agreements, injection agreements, repressuring or recycling agreements, or saltwater or other disposal agreements; or
(m) any Contract that constitutes an area of mutual interest agreement or any other agreement that purports to restrict, limit or prohibit the manner in which, or the locations in which, Contributor conducts business within or adjacent to the Properties that will be binding on the Properties or Corporation after the Closing.
“Matocha Lease” means each of the Leases ascribed to the Matocha Unit as set forth on Exhibit A-1 as of the Execution Date.
“Matocha Well” means the permitted well on the Matocha lease with the API Number 42-285-34137, as further described on Exhibit B.
“Maximum Adjustment Securities Value” has the meaning set forth in Section 2.3.
“Nasdaq” means the Nasdaq Global Select Market.
“Net Mineral Acres” means, with respect to each Lease:
(a) the number of gross acres in the land covered by such Lease; multiplied by
(b) the undivided mineral interest in Hydrocarbons in such lands covered by the terms of such Lease; multiplied by
(c) Contributor’s Working Interest in such Lease;
provided that, if items (b) or (c) vary as to different areas of such lands (including Target Formations) covered by such Lease, a separate calculation shall be done for each such area as if it were a separate Lease. For the avoidance of doubt, “Net Mineral

Acres” shall be calculated separately for each applicable Target Formation covering a Lease as to which a number of Net Mineral Acres that is greater than zero is set forth on Exhibit A-1 and shall only apply for any Target Formation(s) as to which the Net Mineral Acres applicable to such Target Formation is greater than zero on Exhibit A-1.
“Net Revenue Interest” means:
(a) with respect to any Lease, Contributor’s interest (expressed as a percentage or decimal fraction) in and to all Hydrocarbons produced, saved or sold from or allocated to such Lease, net of all Burdens; and
(b) with respect to any Well, Contributor’s interest (expressed as a percentage or decimal fraction) in and to all Hydrocarbons produced, saved or sold from or allocated to such Well, net of all Burdens.
“New Lease” means any Lease identified as a “New Lease” on Exhibit A-1.
“New Lease Costs” means any costs or expenses paid by Contributor to Third Parties after the Effective Date and prior to Closing as consideration for obtaining a Hydrocarbon lease covering the lands applicable to a New Lease.
“Non-Fundamental Representations” means those representations and warranties of Corporation in Section 4 and of Contributor in Section 5, but not including any Fundamental Representations.
“NORM” means naturally occurring radioactive material.
“Notice” has the meaning set forth in Section 14.1.
“Operating Expenses” means all operating expenses (including costs of insurance) and all other capital expenditures incurred in the ordinary course of business with respect to the ownership and operation of the Assets and, where applicable, in accordance with the relevant operating agreement or unit agreement or pooling order, if any, and including any amounts billed by the applicable Third-Party operator to Contributor in respect of overhead or general and administrative costs (excluding any lease bonus, broker fees, lease option payments, lease extension payments or other lease renewal or acquisition costs), development costs and expenditures relating to title, permitting, drilling, completing, fracturing, testing, deepening, plugging back, side tracking, reworking, and operating the Properties and costs associated with gathering, transporting, shipping, handling, processing and marketing of Hydrocarbons; provided, however, that Operating Expenses shall not include any cost or expense arising from or attributable to (a) Contributor’s or any of its Affiliates’ overhead or general and administrative expenses, (b) any Well Imbalances or Pipeline Imbalances, (c) any Title Defect or Environmental Liability or the curing or remediation of any Title Defect or Environmental Liability, (d) Taxes, (e) any Replacement Costs or New Lease Costs, (f) personal injury or death, property damage (except ordinary course liquidated damages under a Lease or Surface Interest), torts, breach of contract or fine or penalty arising from a violation of any Law, (g) plugging and abandonment, closing pits and restoring the surface around the Wells or such facilities and pits except with respect to any Well drilled in accordance with the terms hereof after the Execution Date, (h) obligations to pay Burdens, Working Interests, or other interest owners revenues or proceeds attributable to sales of Hydrocarbons relating to the Assets, including suspense funds, (i) obligations with respect to Hedging Contracts, (j) any breach by Contributor of its representations and warranties set forth in Section 5 or covenants in this Agreement, (k) claims for indemnification or reimbursement from any Third Party with respect to costs of the types described in the preceding clauses (b) through (j), whether such claims are made pursuant to contract or otherwise, and (l) the matters covered by the indemnities in Section 11.3.
“Order” means any order, judgment, injunction, decree, ruling, sentence, subpoena, writ or award issued, made, entered or rendered by any Governmental Authority.
“Organizational Documents” means, with respect to a particular Person (other than a natural person), the certificate or articles of incorporation, by-laws, partnership agreement, regulations, limited liability company agreement or similar organizational document or agreement, as applicable, of such Person.
“Outside Date” has the meaning set forth in Section 13.1(b)(i).
“Partnership” has the meaning given to such term in the preamble.
“Partnership Common Units” means common units representing limited partnership interests in the Partnership.
“Party” and “Parties” have the respective meanings given to such terms in the preamble.
“Party Affiliate” has the meaning set forth in Section 14.14.

“Per Share Value” means, (a) with respect to shares of Corporation Common Stock, the VWAP of the shares of Corporation Common Stock for the 15 consecutive trading days immediately prior to the date of valuation of such shares of Corporation Common Stock and (b) with respect to Partnership Common Units, the VWAP of the shares of Corporation Common Stock issuable upon exchange of Partnership Common Units for the 15 consecutive trading days immediately prior to the date of valuation of such equity interests.
“Permits” means any authorizations, approvals, licenses, registrations, permits, consents, orders, franchises, exemptions, variances, waivers, privilege, applications, certificates and related instruments or rights issued by, or filings with, any Governmental Authority.
“Permitted Encumbrances” means:
(a) Liens for Taxes not yet due and payable as of the Closing Date or Taxes being contested in good faith in appropriate proceedings and set forth on Schedule PE;
(b) operators’, materialmen’s, mechanics’, carriers’, workmen’s, landlords’ and repairmen’s Liens and other similar Liens arising in the ordinary course of business with respect to the operation of the Assets and with respect to which the underlying obligation is not delinquent or is being contested in good faith and set forth on Schedule PE;
(c) Burdens, if the net cumulative effect of such Burdens do not operate to individually or in the aggregate:
(i) reduce Contributor’s Net Revenue Interest in a Lease for the applicable Target Formation(s) to an amount less than the Net Revenue Interest set forth on Exhibit A-1 for such Lease;
(ii) reduce Contributor’s Net Revenue Interest in a Well for the applicable Target Formation(s) to an amount less than the Net Revenue Interest set forth on Exhibit B for such Well;
(iii) increase Contributor’s Working Interest in a Lease for the applicable Target Formation(s) to an amount greater than the Working Interest set forth on Exhibit A-1 for such Lease (except to the extent the Net Revenue Interest in such Lease for such Target Formation(s) is greater than the Net Revenue Interest set forth on Exhibit A-1 in the same or greater proportion as any increase in such Working Interest); or
(iv) increase Contributor’s Working Interest in a Well for the applicable Target Formation(s) to an amount greater than the Working Interest set forth on Exhibit B for such Well (except to the extent the Net Revenue Interest in such Well for such Target Formation(s) is greater than the Net Revenue Interest set forth on Exhibit B in the same or greater proportion as any increase in such Working Interest);
(d) the terms and conditions of all Leases and Material Contracts set forth on Schedule 5.1(h)(i), provided such terms and conditions do not operate to individually or in the aggregate:
(i) reduce Contributor’s Net Revenue Interest in a Lease for the applicable Target Formation(s) to an amount less than the Net Revenue Interest set forth on Exhibit A-1 for such Lease;
(ii) reduce Contributor’s Net Revenue Interest in a Well for the applicable Target Formation(s) to an amount less than the Net Revenue Interest set forth on Exhibit B for such Well;
(iii) increase Contributor’s Working Interest in a Lease for the applicable Target Formation(s) to an amount greater than the Working Interest set forth on Exhibit A-1 for such Lease (except to the extent the Net Revenue Interest in such Lease for such Target Formation(s) is greater than the Net Revenue Interest set forth on Exhibit A-1 in the same or greater proportion as any increase in such Working Interest); or
(iv) increase Contributor’s Working Interest in a Well for the applicable Target Formation(s) to an amount greater than the Working Interest set forth on Exhibit B for such Well (except to the extent the Net Revenue Interest in such Well for such Target Formation(s) is greater than the Net Revenue Interest set forth on Exhibit B in the same or greater proportion as any increase in such Working Interest);
(v) result in the amount of Net Mineral Acres covered by or attributable to Contributor’s interest in such Lease for the applicable Target Formation(s) to be less than the amount of Net Mineral Acres set forth for such Lease on Exhibit A-1; or
(vi) materially interfere with the ownership, operation or use of the Assets as currently owned, operated or used;

(e) Preferential Purchase Rights, Consents and required Third Party consents to assignment, to the extent set forth on Schedule 5.1(d), subject to compliance with Sections 7.2 and 7.3;
(f) (i) all approvals or rights to consent by, required notices to, filings with or other actions by Governmental Authorities in connection with the sale or conveyance of oil and gas leases or interests therein if they are customarily obtained subsequent to the sale or conveyance (including, for purposes of clarity, any Customary Post-Closing Consents) and (ii) all Soft Consents;
(g) defects or irregularities arising out of any Legal Proceeding that is set forth on Schedule 5.1(f);
(h) easements, rights-of-way, servitudes, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like and conditions, covenants or other restrictions, and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way on, over or in respect of any of the Assets, which do not individually or in the aggregate materially detract from the value of, or materially interfere with the ownership, operation or use of, the Assets;
(i) all liens or encumbrances created under mortgages, deeds of trust or similar instruments not created by Contributor or any of its Affiliates that cover the surface estate (including residential mortgage liens and any such liens covering any fee interests encumbered by any Surface Interests) and with respect to which no applicable mortgagee or lienholder has initiated foreclosure or similar proceedings;
(j) defects or irregularities arising out of the lack of recorded powers of attorney from any Person to execute and deliver documents on behalf of such Person;
(k) defects or irregularities arising out of improper or incomplete acknowledgement, witness or attestation;
(l) all applicable Laws (including zoning and planning ordinances and municipal regulations) and rights reserved to or vested in any Governmental Authority to control or regulate, in whole or in part, any of the Assets in any manner, and all obligations and duties under all applicable laws, rules, and orders of any such Governmental Authority or under any franchise, grant, license, or permit issued by any such Governmental Authority,
(m) defects or irregularities arising out of lack of authorization with respect to documents executed by (i) an officer or director presumed under applicable Law to have such authority or (ii) other Persons presumed under applicable Law to have such authority (unless Corporation provides evidence that such action was not authorized and results in or is reasonably likely to result in another Person’s superior claim of title to the relevant Asset);
(n) defects or irregularities that have been cured or remedied by applicable statutes of limitation prior to Closing;
(o) any Liens, defects, burdens or irregularities applicable to, arising with respect to or otherwise affecting any depth or formation other than the applicable Target Formation(s);
(p) any matter waived in writing by Corporation or that is deemed to have been waived by Corporation pursuant to the terms of Section 8;
(q) all Liens or defects that are released or cured prior to or at Closing;
(r) conventional rights of reassignment obligating Contributor to reassign its interest in any portion of a Property to a Third Party upon final intention to abandon or release such Property;
(s) defects based on or arising out of the failure of a Lease to hold after the Closing Date a specified number of Net Mineral Acres after the primary term of such Lease has expired;
(t) defects based on or arising out of the failure of Contributor to enter into, be party to, or be bound by, pooling provisions or any pooling agreement, production sharing agreement, production handling agreement or similar agreement with respect to any horizontal Well that crosses more than one Lease or tract, provided such provisions or agreements do not operate to individually or in the aggregate:
(i) reduce Contributor’s Net Revenue Interest in a Lease for the applicable Target Formation(s) to an amount less than the Net Revenue Interest set forth on Exhibit A-1 for such Lease;
(ii) reduce Contributor’s Net Revenue Interest in a Well for the applicable Target Formation(s) to an amount less than the Net Revenue Interest set forth on Exhibit B for such Well;

(iii) increase Contributor’s Working Interest in a Lease for the applicable Target Formation(s) to an amount greater than the Working Interest set forth on Exhibit A-1 for such Lease (except to the extent the Net Revenue Interest in such Lease for such Target Formation(s) is greater than the Net Revenue Interest set forth on Exhibit A-1 in the same or greater proportion as any increase in such Working Interest);
(iv) increase Contributor’s Working Interest in a Well for the applicable Target Formation(s) to an amount greater than the Working Interest set forth on Exhibit B for such Well (except to the extent the Net Revenue Interest in such Well for such Target Formation(s) is greater than the Net Revenue Interest set forth on Exhibit B in the same or greater proportion as any increase in such Working Interest);
(v) result in the amount of Net Mineral Acres covered by or attributable to Contributor’s interest in such Lease for the applicable Target Formation(s) to be less than the amount of Net Mineral Acres set forth for such Lease on Exhibit A-1; or
(vi) with respect to Contracts only, materially interfere with the ownership, operation or use of the Assets as currently owned, operated or used;
(u) any other defects, irregularities and Liens affecting any of the Assets (except for any defects, irregularities or Liens which are liquidated in amount or secure any unpaid amounts owed to a Third Party) to the extent they do not, individually or in the aggregate, operate to:
(i) reduce Contributor’s Net Revenue Interest in a Lease for the applicable Target Formation(s) to an amount less than the Net Revenue Interest set forth on Exhibit A-1 for such Lease;
(ii) reduce Contributor’s Net Revenue Interest in a Well for the applicable Target Formation(s) to an amount less than the Net Revenue Interest set forth on Exhibit B for such Well;
(iii) increase Contributor’s Working Interest in a Lease for the applicable Target Formation(s) to an amount greater than the Working Interest set forth on Exhibit A-1 for such Lease (except to the extent the Net Revenue Interest in such Lease for such Target Formation(s) is greater than the Net Revenue Interest set forth on Exhibit A-1 in the same or greater proportion as any increase in such Working Interest);
(iv) increase Contributor’s Working Interest in a Well for the applicable Target Formation(s) to an amount greater than the Working Interest set forth on Exhibit B for such Well (except to the extent the Net Revenue Interest in such Well for such Target Formation(s) is greater than the Net Revenue Interest set forth on Exhibit B in the same or greater proportion as any increase in such Working Interest);
(v) result in the amount of Net Mineral Acres covered by or attributable to Contributor’s interest in such Lease for the applicable Target Formation(s) to be less than the amount of Net Mineral Acres set forth for such Lease on Exhibit A-1; or
(vi) with respect to Contracts only, materially interfere with the ownership, operation or use of the Assets as currently owned, operated or used; and
(v) the terms and conditions of this Agreement and any other agreement, document or instrument to be delivered hereunder or in connection herewith.
“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or any other entity of any kind.
“Pipeline Imbalance” means any marketing imbalance between the quantity of Hydrocarbons attributable to the Properties required to be delivered by Contributor under any Contract relating to the purchase and sale, gathering, transportation, storage, processing (including any production handling and processing at a separation facility) or marketing of Hydrocarbons and the quantity of Hydrocarbons attributable to the Assets actually delivered by Contributor pursuant to such Contract, together with any appurtenant rights and obligations concerning production balancing at the delivery point into the relevant sale, gathering, transportation, storage or processing facility.
“Phase II ESA” has the meaning set forth in Section 9.2.
“Pre-Existing Confidentiality Agreement” has the meaning set forth in Section 6.17(e).

“Preferential Purchase Right” means preferential purchase right, right of first refusal, right of first offer, tag-along sale right, or similar right of a Person that would be triggered by the execution, delivery or performance of this Agreement or any Transaction Documents.
“Preferred Stock Payment Amount” has the meaning set forth in Section 2.2(b)(ii).
“Production Taxes” means all ad valorem, property, production, excise, net proceeds, severance, sales, use and similar Taxes assessed against or with respect to the Assets or based upon or measured by the acquisition of the Assets, the ownership of the Assets or the production or processing of Hydrocarbons or the receipt of proceeds therefrom, including all estimated Taxes, deficiency assessments, additions to Tax, penalties and interest with respect thereto, whether disputed or otherwise, but in each case excluding franchise, margin, income or similar Taxes and Transfer Taxes.
“Prohibited Party” means Persons that are subject to applicable economic sanctions or export control sanctions, including (a) Persons on (i) the United States Treasury Department’s List of Specially Designated Nationals and Blocked Persons or Consolidated Sanctions List, (ii) the United States Commerce Department’s Denied Persons List, Entity List or Unverified List, (iii) the United States State Department’s Debarred List or (iv) the European Union Consolidated List; (b) any government agency of an Embargoed Jurisdiction and any entity owned or controlled by or acting on behalf of a government of an Embargoed Jurisdiction; (c) individuals who reside in Embargoed Jurisdictions; (d) organizations that are headquartered in, registered in or organized under the laws of Embargoed Jurisdictions; (e) to that extent that economic sanctions of jurisdictions other than the United States or the European Union apply to activity of Contributor or any of its Affiliates, individuals and organizations that are sanctioned by those jurisdictions; and (f) individuals that act on behalf of a Prohibited Party and organizations that are owned (50% or more) or controlled by or act on behalf of a Prohibited Party.
“Properties” means the Leases, Wells, Lands and Units.
“Proxy Statement” shall have the meaning ascribed to such term in Section 6.17(a).
“Consideration” has the meaning set forth in Section 2.2(a).
“RCRA” means the Resource Conservation and Recovery Act of 1976, as amended.
“Records” means, other than the Excluded Records, all of the books, records, correspondence, files, data and information, in each case whether written or electronically stored, relating to the Assets, including all title records, prospect information, title opinions, title commitments, abstracts, property ownership reports, well files, logs, pressure data, injection profiles, well tests, projection and injection records, maps, engineering data and reports, environmental and safety information and records, third-party licenses, operational records, technical records, production and processing records, division order, lease, land and right-of-way files, Tax records with respect to the Assets (other than income, franchise or similar Tax records), authorizations for expenditures, production, accounting and operation records (including those reflecting current ownership decks), revenue and joint interest billing account information, and contract files (including Material Contracts, Leases and Contracts that constitute part of the Assets).
“Release” means any release, spilling, leaking, pumping, pouring, emitting, discarding, abandoning, emptying, discharging, disposing, migrating, injecting, escaping, leaching or dumping.
“Replacement Costs” means any costs or expenses paid by Contributor to Third Parties after the Effective Date and prior to Closing for (a) obtaining a Hydrocarbon lease to replace a Lease (i.e., a Hydrocarbon Lease that covers the same lands as a Lease set forth on Exhibit A-1 as of the Execution Date (a “Replacement Lease”)) or (b) extending or renewing the term of any Lease set forth on Exhibit-A-1 as of the Execution Date, in each case, other than with respect to any New Lease.
“Replacement Lease” has the meaning set forth in the definition of “Replacement Costs”.
“Representatives” means the directors, officers, partners, investors, members, managers, employees, agents, or advisors (including attorneys, accountants, consultants, bankers, financial advisors, brokers, and any representatives of those advisors) of a Person.
“Required Consent” means any Consent containing language (a) to the effect that the sale or transfer of the applicable Asset or the execution, delivery or other performance of this Agreement without such Consent would, (i) result in the termination (automatically or at the election of the holder thereof) of the applicable Asset, (ii) cause Corporation (as Contributor’s successor-in-interest) to be subject to any monetary fee or other Liability or a material loss of rights under the applicable Asset and/or (iii) cause such sale or transfer to be void or (b) that does not provide, by its express terms, that such Consent cannot be unreasonably withheld, conditioned or delayed; provided that, for purposes of clarity, the term Required Consent shall not include any Customary Post-Closing Consent or Soft Consent.

“Required Corporate Approvals” means any consent, waiver, approval, authorization, filing or notice required by or in compliance with the (i) VSCA, (ii) the Exchange Act, (iii) the Securities Act, (iv) applicable state securities, takeover and “blue sky” laws, and (v) the rules and regulations of the Nasdaq.
“Requisite Financial Statements” has the meaning set forth in Section 6.22(a).
“Requisite Shareholder Approval” means the approval of the Shareholder Proposal by the affirmative vote of a majority of the votes cast with respect to the Shareholder Proposal in person or by proxy at the Shareholder Meeting.
“Retained Obligations” means all Liabilities to the extent arising from or related or attributable to:
(a) (i) any Production Taxes for which Contributor or its Affiliates are liable in accordance with Section 6.7, (ii) all income, capital gains, margin, franchise and similar Taxes imposed on Contributor, any of its direct or indirect owners or Affiliates, or any combined, unitary, or consolidated group of which any of the foregoing is or was a member, (iii) any Taxes assessed against or with respect to the Excluded Assets, and (iv) any Taxes attributable to the ownership or operation of the Assets (or the production of Hydrocarbons therefrom) for any Tax period (or portion thereof) ending before the Effective Date (the “Tax Retained Obligations”);
(b) any Excluded Assets;
(c) personal injury or death or property damage attributable to Contributor’s or its Affiliates ownership, operation or use of any Asset prior to the Closing Date;
(d) any transportation or disposal (or arrangement therefor) off-site of Hazardous Materials by or on behalf of Contributor or its Affiliates and arising from or relating to any Asset prior to the Closing Date;
(e) any accounting, failure to pay, underpayment, mis-payment, non-payment, or incorrect payment to any royalty owner, overriding royalty owner, wellbore-interest owner, working-interest owner, net-profits-interest owner or other interest holder or otherwise with respect to any Burden, or escheat obligations, by Contributor or its Affiliates with respect to any Asset attributable to periods prior to the Effective Date;
(f) any claims (i) by Contributor’s or any of its Affiliates’ employees with respect to the employment relationship between Contributor or its Affiliates and such employees, or (ii) with respect to employee benefit plans of Contributor or its Affiliates, in either case, attributable to the ownership, operation or use of any Asset prior to the Closing Date;
(g) any civil or administrative fines or penalties or criminal sections levied by any Governmental Authority against Contributor or any of its Affiliates that arise as a result of any violation by Contributor or its Affiliates with respect to the Assets of any Laws prior to the Closing;
(h) any Debt Contracts or Hedging Contracts; and
(i) all Legal Proceedings pending as of the Execution Date before any Governmental Authority with respect to the ownership or operation of the Properties, to the extent such Legal Proceedings are set forth on Schedule 5.1(f) or should have been set forth on Schedule 5.1(f).
“Revised Settlement Date” has the meaning set forth in Section 3.5(a).
“Revised Settlement Statement” has the meaning set forth in Section 3.5(a).
“Scheduled Closing Date” has the meaning set forth in Section 3.1.
“Second Lien Credit Agreement” means that certain Credit Agreement dated as of September 29, 2017, among Penn Virginia Holding Corp., as borrower, the lenders from time to time party thereto and Jefferies Finance LLC, as administrative agent and collateral agent, as amended, supplemented or amended and restated from time to time.
“Second Lien Credit Agreement Amendment” means the written consent to, and/or waivers of default or amendment of, the Second Lien Credit Agreement in connection with the transactions contemplated by this Agreement, the other Transaction Documents, the JSTX Contribution Agreement and the other Transaction Documents (as defined in the JSTX Contribution Agreement) from the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) (for purposes of this definition, “Required Lenders” and “Administrative Agent” shall have the meaning given to such terms in the Second Lien Credit Agreement).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Settlement Statement” has the meaning set forth in Section 2.4.
“Settlement Statement Arbitrator” means Ernst & Young Global Limited (or its Affiliate) or, if Ernst & Young Global Limited (or its Affiliate) is unwilling or unable to serve as the Settlement Statement Arbitrator, then such other independent national accounting firm as the Parties agree in good faith.
“Settlement Statement Submission” has the meaning set forth in Section 3.5(b).
“Shareholder Meeting” shall have the meaning ascribed to such term in Section 6.17(b).
“Shareholder Proposal” means the shareholder proposal to be included in the Proxy Statement relating to (a) the approval of the transactions contemplated by this Agreement and (b) the approval of the transactions contemplated by the JSTX Contribution Agreement, in each case, for purposes of complying with applicable Nasdaq listing rules and whether or not presented in a single proposal.
“Soft Consents” means consents to assignment that may not by their express terms be unreasonably withheld, conditioned or delayed.
“Specified Retained Obligations” means all Liabilities as a result of, arising from or related to the matters described in Clauses (b), (d), (f) and (h) of the definition of Retained Obligations.
“Subsidiary” means, with respect to any Person, any corporation, general or limited partnership, limited liability company, joint venture or other entity, whether incorporated or unincorporated, of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, (a) more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, (b) a general partner interest that has the power to direct the policies, management and affairs of such Person or (c) a managing member interest that has the power to direct the policies, management and affairs of such Person.
“Surface Interests” has the meaning set forth in the definition of “Assets.”
“Suspense Accounts” has the meaning set forth in Section 6.13.
“Target Formation” means (a) with respect to any Lease, the formation expressly specified on Exhibit A-1 for such Lease, and (b) with respect to any Well, the formation at which such Well is completed.
“Tax Assumed Obligations” has the meaning set forth in the definition of “Assumed Obligations”.
“Tax Audit” means any audit, adjustment, claim, examination, assessment, contest, litigation, or other proceeding with respect to Taxes.
“Tax Retained Obligations” has the meaning set forth in the definition of “Retained Obligations”.
“Tax Returns” means any report, return, election, document, estimated tax filing, declaration, claim for refund, information returns, or other filing provided or required to be provided to any Governmental Authority including any schedules or attachments thereto and any amendment thereof.
“Taxes” means (a) all taxes, assessments, charges, duties, fees, levies, imposts, escheat or unclaimed property obligations, or other similar charges imposed by a Governmental Authority, including all income, franchise, profits, margins, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, ad valorem, real or personal property, excise, severance, windfall profits, customs, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, withholding and other taxes, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest with respect to taxes, whether disputed or otherwise, and (b) any Liabilities in respect of any item described in clause (a) payable by reason of Contract, assumption, transferee or successor Liability, operation of Law, or otherwise.
“Termination Expenses” has the meaning set forth in Section 13.4(d).
“Termination Fee” has the meaning set forth in Section 13.4(a).
“Third Party” means a Person other than a Party or its Affiliates.
“Third Party Claim” has the meaning set forth in Section 11.7(a).
“Title Arbitrator” has the meaning set forth in Section 8.10(b).

“Title Benefit” means any right, circumstance or condition (based on title that is deducible of record, by contract or other legally enforceable documentation or rights sufficient to prevail against competing claims or interests) that, as of the Effective Date and the expiration of the Examination Period, operates to:
(a) increase Contributor’s Net Revenue Interest in a Lease for an applicable Target Formation above that shown on Exhibit A-1 without causing a greater than proportionate increase in Contributor’s Working Interest in such Lease for such Target Formation above that shown on Exhibit A-1;
(b) increase Contributor’s Net Revenue Interest in a Well for an applicable Target Formation above that shown on Exhibit B without causing a greater than proportionate increase in Contributor’s Working Interest in such Well for such Target Formation above that shown on Exhibit B; or
(c) increase in the amount of Net Mineral Acres covered by or attributable to Contributor’s interest in a Lease for an applicable Target Formation above that shown on Exhibit A-1 (disregarding any such increase under Clause (c) of the definition of Net Mineral Acres).
“Title Benefit Amount” has the meaning set forth in Section 8.8(c).
“Title Deductible” means an amount equal to $767,654.
“Title Defect” means any Burden, Lien, defect or other matter that would cause Contributor to have less than Defensible Title in and to any Lease or Well; provided that the following shall not constitute or give rise to Title Defects:
(a) defects based on a gap in Contributor’s chain of title in the applicable federal, state, or county records, unless such gap is affirmatively shown to exist in such records by an abstract of title, title opinion, or landman’s title chain which documents shall be included in a Defect Notice;
(b) defects based upon the failure to record any Lease issued by any Governmental Authority (or associated Lease memorandum), or any assignments of interests in such Leases in any applicable county records, provided that the public records of the applicable Governmental Authorities reflect Contributor as the owner of such Lease;
(c) defects based on the failure to recite marital status in a document or omission of successors or heirship or estate proceedings, unless Corporation provides affirmative evidence that such failure has resulted in, or is reasonably likely to result in, another Person’s superior claim of title;
(d) any Lien or loss of title resulting from Contributor’s conduct of business in compliance with this Agreement;
(e) defects based upon (i) the exercise of any Preferential Purchase Rights or failure to obtain any Required Consents, in each case, to the extent set forth on the applicable disclosure schedules attached to this Agreement, subject to compliance with Sections 7.2 and 7.3, (ii) the expiration of any Lease in accordance with its terms if, prior to Closing and in accordance with the terms of this Agreement, (x) Contributor obtains a Replacement Lease for such Lease or (y) Contributor extends or renews the term of such Lease or (iii) with respect to any New Lease, the lack of any Hydrocarbon lease covering the lands described on Exhibit A-1 for such New Lease if, prior to Closing and in accordance with the terms of this Agreement, Contributor enters into a Hydrocarbon lease covering the lands described on Exhibit A-1 for such New Lease which satisfied the Hydrocarbon Lease Standards (or for which Corporation waived, in writing, the Hydrocarbon Lease Standards);
(f) defects arising from any prior oil and gas lease relating to the lands covered by a Lease (or any Target Formation thereunder) not being surrendered of record, unless Corporation provides affirmative evidence that such prior oil and gas lease is still in effect as to such lands covered by such Lease (or any applicable Target Formation thereunder) and results in, or is reasonably expected to result in, another Person’s superior claim of title to the relevant Lease or Well;
(g) defects that affect only which Person has the right to receive royalty payments (rather than the amount or the proper payment of such royalty payment);
(h) defects based solely on: (i) lack of information in Contributor’s files or access thereto; or (ii) references to an unrecorded document(s) if such document is dated earlier than January 1, 1960 and is not in Contributor’s files;
(i) defects based on the existence of an ownership interest that causes a reduction in the Net Revenue Interest or Net Mineral Acres of Contributor below that shown on Exhibit A-1 (with respect to any Lease) or Exhibit B (with respect to any Well) if Contributor provides written evidence that the holder of such ownership interest or its Affiliate has acknowledged or agreed in writing (including in any Contract or other agreement) that such ownership interest does not cause such reduction;

(j) defects arising out of lack of survey, unless a survey is expressly required by applicable Laws;
(k) defects arising from any change in applicable Law after the Execution Date; and
(l) defects or irregularities resulting from or related to probate proceedings or the lack thereof, which defects or irregularities have been outstanding for seven and one-half (7.5) years or more, unless Corporation provides affirmative evidence that such failure has resulted in, or is reasonably likely to result in, another Person’s superior claim of title.
“Title Defect Amount” has the meaning set forth in Section 8.6.
“Title Review” has the meaning set forth in Section 8.2.
“Transaction” has the meaning set forth in the recitals.
“Transaction Documents” means, with regard to a Party, those documents listed or referred to in Section 3.3 and 3.4 or otherwise delivered pursuant to this Agreement on the Execution Date or the Closing Date or post-Closing, in each case to the extent executed and delivered by such Party.
“Transfer Agent” means (a) with respect to any Partnership Common Units, the Partnership or such other Person as agreed upon by the Parties prior to Closing, and (b) with respect to any shares of Corporation Series A Preferred Stock, American Stock Transfer & Trust Company or any successor transfer agent, or such other Person as agreed upon by the Parties prior to Closing.
“Transfer Tax” has the meaning set forth in Section 6.7(b).
“Treasury Regulations” means the proposed, temporary, or final U.S. Department of Treasury regulations promulgated under the Code and any successor regulations.
“Units” means all rights and interests in, under or derived from all spacing, pooling, production sharing, production allocation, unitization and communitization agreements, declarations and orders in effect with respect to any of the Lands, the Leases or the Wells, and all pooled, communitized or unitized acreage or units created or designated by any of those agreements, declarations or orders, including those rights, interests, acreage or units listed on Exhibit C.
“VSCA” means the Virginia Stock Corporation Act.
“VWAP” per share of Corporation Common Stock for any trading period means the per share volume-weighted average price on the Nasdaq as displayed on Bloomberg page “VWAP” (or its equivalent if such a page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m. New York City time, during such trading period; or if such price is not available, “VWAP” shall mean the market value per share of Corporation Common Stock during such trading period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by Contributor for this purpose.
“Well” means the wells listed on Exhibit B.
“Well Imbalance” means any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and allocable to the interests of Contributor in such Well and the shares of production from such Well to which Contributor is entitled, together with any appurtenant rights and obligations concerning future in kind or cash balancing at the wellhead.
“Working Interest” means the interest in and to a:
(a) Lease that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Lease, but without regard to the effect of any Burdens; and
(b) Well that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Well, but without regard to the effect of any Burdens.
1.2 Interpretation.
(a) References to the preamble or recitals, or to a “Section”, “Schedule” or “Exhibit”, means the preamble or recitals, or a Section, Schedule or Exhibit, to this Agreement.
(b) The preamble, recitals, Schedules and Exhibits form a part of this Agreement.
(c) References to “herein”, “hereby”, “hereunder”, “hereof” and similar expressions are references to this Agreement and not to any particular Section, Schedule or Exhibit.

(d) References to a Party or Person include references to such Party’s or Person’s successors or assigns (immediate or otherwise).
(e) Unless the applicable context otherwise requires, words importing the singular include the plural and vice versa.
(f) Words importing gender include the masculine, feminine and neutral genders.
(g) The use of headings is for convenience of reference only and does not affect the construction or interpretation of this Agreement.
(h) The words “include” or “including” mean “including without limitation”.
(i) Unless expressly provided to the contrary, the word “or” is not exclusive.
(j) Any reference to a statutory provision includes any subordinate legislation made from time to time under that provision.
(k) Any reference to a statutory provision includes such provision as from time to time modified or re-enacted or consolidated, whether before, on or after the Execution Date so far as such modification, re-enactment or consolidation applies or is capable of applying to any transactions entered into under this Agreement prior to Closing.
(l) If there is any conflict or inconsistency between a term in the main part of this Agreement and a term in any of the Schedules, Exhibits or other document referred to or otherwise incorporated into this Agreement, the term in the main part of this Agreement will prevail to the extent of such conflict or inconsistency.
2. CONTRIBUTION
2.1 Contribution of Assets.
Upon the terms and subject to the conditions set forth in this Agreement, Contributor shall contribute, assign, transfer, convey and deliver to the Partnership or its designated Affiliate that is treated as disregarded as separate from the Partnership for U.S. federal income tax purposes, and the Partnership or its designated Affiliate that is treated as disregarded as separate from the Partnership for U.S. federal income tax purposes shall acquire and accept from Contributor, at the Closing, the Assets and assume the Assumed Obligations.
2.2 Consideration.
(a) In consideration for the contribution of the Assets, the Partnership shall issue and deliver to Contributor 4,959,000 Partnership Common Units (the “Consideration”). The Partnership Common Units included in the Consideration shall be deemed to have a Dollar value for purposes hereof equal to the number of Partnership Common Units multiplied by $7.74 (the “Execution Date Per Share Value”) such that, for purposes of this Agreement, the Consideration shall be deemed to be equal to $38,382,660 in value, subject to adjustment (in cash and/or additional Partnership Common Units) in accordance with Section 2.3 and Section 3.5. Notwithstanding anything herein to the contrary, no fractional Partnership Common Units shall be issued or delivered hereunder, and any issuance or deliveries of Partnership Common Units shall be rounded up to the nearest whole number of Partnership Common Units.
(b) Notwithstanding anything herein to the contrary:
(i) with respect to any issuance, delivery or transfer of Partnership Common Units hereunder and any calculations or determinations made hereunder with respect to any Partnership Common Units, such Partnership Common Units shall be deemed to include (in the case of an issuance, delivery or transfer) or apply to (in the case of a calculation or determination) a number of shares of Corporation Series A Preferred Stock equal to the number of such Partnership Common Units divided by 100 such that references to “a corresponding number of shares of Corporation Series A Preferred Stock” are construed accordingly, and, by way of example and without limitation, (A) the issuance, delivery or transfer of Adjustment Securities, Defect Deposit Securities or Indemnity Securities shall be deemed to include such corresponding number of shares of Corporation Series A Preferred Stock and (B) references herein to the “Equity Consideration” shall be deemed to include such corresponding number of shares of Corporation Series A Preferred Stock as the context requires;
(ii) at the Closing, (A) Corporation shall issue to Contributor a number of shares of Corporation Series A Preferred Stock equal to the number of Partnership Common Units included in the Equity Consideration divided by 100 (certain of which will, for purposes of clarity, be delivered in accordance with the terms of this Agreement to the Transfer Agent as Indemnity Securities and may be delivered to the Transfer Agent as part of the Defect Deposit

Securities, if applicable) and (B) Contributor shall pay to Corporation an amount of cash equal to such number of shares of Corporation Series A Preferred Stock multiplied by the par value for such shares (the “Preferred Stock Payment Amount”); and
(iii) following the Closing, (A) if any Partnership Common Units are to be issued and delivered to Contributor hereunder (including any Adjustment Securities issued and delivered to Contributor pursuant to Section 3.5), (I) Corporation shall issue to Contributor a number of shares of Corporation Series A Preferred Stock equal to the number of Partnership Common Units to be so issued and delivered divided by 100 and (II) Contributor shall pay to Corporation an amount of cash equal to such number of shares of Corporation Series A Preferred Stock multiplied by the par value for such shares, and (B) if any Partnership Common Units (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with this Section 2.2(b)) are to be transferred from Contributor or the Transfer Agent to Corporation and the Partnership hereunder (including any Adjustment Securities, Defect Deposit Securities or Indemnity Securities that are ultimately transferred to Corporation and the Partnership in accordance with the terms of Section 3.5, Section 10.6 and Section 11.13, respectively), then Corporation shall pay to Contributor an amount of cash equal to the number of shares of Corporation Series A Preferred Stock included therein, multiplied by the par value for such shares.
(c) All shares of Corporation Series A Preferred Stock delivered to Contributor hereunder shall be issued in uncertificated, book-entry form with such issuance confirmed to Contributor by a letter of issuance from the Transfer Agent. All Partnership Common Units delivered to Contributor hereunder shall be issued in accordance with the terms of the A&R LP Agreement.
2.3 Adjustments to Consideration.
On the Closing Date, the Consideration will be adjusted as provided in this Section 2.3, and the resulting number of Partnership Common Units to be paid as Equity Consideration minus the number of Partnership Common Units included in the Indemnity Securities initially delivered to the Indemnity Escrow hereunder will be the “Closing Amount”. The number of Partnership Common Units by which the Equity Consideration will be increased or decreased in connection with any adjustments to the Consideration made pursuant to Section 2.3(a) and Section 2.3(b) (such Partnership Common Units, subject to any additional adjustments pursuant to Section 3.5, the “Adjustment Securities”) shall be calculated by dividing the aggregate dollar amount of such adjustments by the Execution Date Per Share Value and correspondingly (1) increasing the number of Partnership Common Units to be included in the Equity Consideration by the number of Adjustment Securities so calculated (in the case of an increase in the Consideration pursuant to Section 2.3(a)) or (2) reducing the number of Partnership Common Units included in the Equity Consideration by the number of Adjustment Securities so calculated (in the case of a decrease in the Consideration pursuant to Section 2.3(b)). Notwithstanding the foregoing or anything to the contrary in this Agreement, including Section 2.3 and Section 3.5, (1) the maximum number of Adjustment Securities by which the Equity Consideration may be increased pursuant to this Section 2.3 and Section 3.5 shall be 495,900 Adjustment Securities in the aggregate (which is the equivalent of $3,838,266 (the “Maximum Adjustment Securities Value”) divided by the Execution Date Per Share Value) and (2) in the event the adjustments made to the Consideration pursuant to Section 2.3(a) and Section 2.3(b) would result in a net increase to the dollar value of the Consideration in excess of the Maximum Adjustment Securities Value, then the amount of such excess shall be delivered to Contributor by Corporation in cash via transfer of immediately available funds to an account designated by Contributor in writing, which transfer shall occur either at Closing pursuant to Section 3.1 or in connection with the settlement of the Final Settlement Statement pursuant to Section 3.5 (any such cash payment, an “Adjustment Cash Payment”). For purposes of clarity, any Adjustment Securities issued, delivered or transferred hereunder shall be deemed to include a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b). In addition, the Equity Consideration will be equitably adjusted in the event of a share split, combination, reclassification, recapitalization, exchange, share dividend or other dividend or distribution payable in shares of Corporation Common Stock with respect to the shares of Corporation Common Stock that occurs prior to the Closing.
(a) The Consideration will be adjusted upward by the following amounts (without duplication):
(i) an amount equal to all Operating Expenses that are attributable to the Assets from and after the Effective Date paid or incurred by Contributor or any of its Affiliates, whether paid or incurred before, on or after the Effective Date;
(ii) an amount equal to all proceeds, reimbursements, credits and income paid to or received by Corporation or any of its Affiliates that are attributable to the Assets prior to the Effective Date (net of applicable Burdens, processing and transportation costs, and other burdens on Contributor’s share of production not otherwise accounted for hereunder);

(iii) the amount of all Production Taxes allocated to the Partnership under Section 6.7 but paid or otherwise economically borne by Contributor or any of its Affiliates;
(iv) as complete and final settlement of the Hydrocarbon Inventory and only to the extent that the proceeds therefor have not been received by Contributor, an amount equal to (A) the applicable product of the volume of the merchantable Hydrocarbon Inventory in the stock tanks (other than tank bottoms) or in the pipelines, in each case, above the applicable load line or pipeline connection; multiplied by the contract price for such Hydrocarbon Inventory in effect as of the Effective Date (“Hydrocarbon Inventory Contract Price”) less (B) any applicable (1) Burdens and (2) any actual out-of-pocket costs arising from or attributable to the post-production marketing of such Hydrocarbon Inventory (including any gathering, compression, storage, processing, treatment, and transportation expenses and marketing fees for such Hydrocarbon Inventory); provided, however, that, if no contract price exists for such Hydrocarbon Inventory, then the Hydrocarbon Inventory Contract Price shall be:
(A) $3.30/Mcf for gaseous Hydrocarbons;
(B) $36.00/Bbl for crude oil; and
(C) $4.50/Bbl for liquid Hydrocarbons other than crude oil;
(v) to the extent that Contributor is underproduced with respect to net Well Imbalances as of the Effective Date, as complete and final settlement of all such Well Imbalances attributable to the Assets for which an adjustment occurs under this Clause (v), an amount equal to the product of such underproduced volumes multiplied by:
(A) $3.30/Mcf for gaseous Hydrocarbons;
(B) $36.00/Bbl for crude oil; and
(C) $4.50/Bbl for liquid Hydrocarbons other than crude oil;
(vi) to the extent that Contributor has overdelivered any Hydrocarbons as of the Effective Date with respect to net Pipeline Imbalances, as complete and final settlement of all such Pipeline Imbalances attributable to the Assets for which an adjustment occurs under this Clause (vi), an amount equal to the product of such overdelivered volumes multiplied by:
(A) $3.30/Mcf for gaseous Hydrocarbons;
(B) $36.00/Bbl for crude oil; and
(C) $4.50/Bbl for liquid Hydrocarbons other than crude oil;
(vii) an amount equal to $40,000 per month (pro-rated on a daily basis for any partial month) as an agreed reimbursement in lieu of any general and administrative overhead for the period from and after the Effective Date to, but excluding, the Closing Date; and
(viii) any other upward adjustment to the Consideration provided for elsewhere in this Agreement or otherwise agreed upon by the Parties.
(b) The Consideration will be adjusted downward by the following amounts (without duplication):
(i) an amount equal to all proceeds, reimbursements, credits and income paid to or received by Contributor that are attributable to the Assets from and after the Effective Date (net of applicable Burdens, processing and transportation costs, and other burdens on Contributor’s (or Corporation’s, as Contributor’s successor-in-interest) share of production not otherwise accounted for hereunder);
(ii) the Defect Deposit Amount as determined in accordance with the provisions of Section 8 and Section 9, if any;
(iii) all downward adjustments regarding any agreed upon and final Title Defects, as determined in accordance with the provisions of Section 8 (and, for purposes of clarity, subject to Section 10);
(iv) all downward adjustments regarding any agreed upon and final Environmental Liabilities, as determined in accordance with the provisions of Section 9 (and, for purposes of clarity, subject to Section 10);
(v) an amount equal to the aggregate Allocated Values of any Excluded Assets excluded from the Assets to be acquired by Corporation at Closing pursuant to Section 7, Section 8 or Section 9;

(vi) an amount equal to all cash in suspense accounts in respect of the Assets;
(vii) the amount of all Production Taxes allocated to Contributor under Section 6.7 but paid or otherwise economically borne by Corporation or any of its Affiliates;
(viii) to the extent that Contributor is overproduced with respect to net Well Imbalances as of the Effective Date and as set forth on Schedule 5.1(n), as complete and final settlement of all such Well Imbalances attributable to the Assets for which an adjustment occurs under this Clause (viii), an amount equal to the product of such overproduced volumes multiplied by:
(A) $3.30/Mcf for gaseous Hydrocarbons;
(B) $36.00/Bbl for crude oil; and
(C) $4.50/Bbl for liquid Hydrocarbons other than crude oil;
(ix) to the extent that Contributor has underdelivered any Hydrocarbons as of the Effective Date and as set forth on Schedule 5.1(n) with respect to net Pipeline Imbalances, as complete and final settlement of all such Pipeline Imbalances attributable to the Assets for which an adjustment occurs under this Clause (ix), an amount equal to the product of such underdelivered volumes multiplied by:
(A) $3.30/Mcf for gaseous Hydrocarbons;
(B) $36.00/Bbl for crude oil; and
(C) $4.50/Bbl for liquid Hydrocarbons other than crude oil;
(x) subject to Section 6.11(c), an amount equal to all Operating Expenses paid or incurred by Corporation that are attributable to the Assets and to the period prior to the Effective Date; and
(xi) any other downward adjustment to the Consideration provided for elsewhere in this Agreement or otherwise agreed upon by the Parties.
(c) “Earned” and “incurred”, as used in this Agreement, shall be interpreted in accordance with GAAP and Council of Petroleum Accountants Society (“COPAS”) standards, subject to the following sentence. The determination of whether costs and/or expenses are attributable to the period before or after the Effective Date for purposes of the adjustments provided for in this Section 2.3 is based on when services are rendered, when the goods are delivered or when the work is performed. For clarification, the date an item or work is ordered is not the date of a transaction for settlement purposes hereunder, but rather the date on which the item ordered is delivered to the job site, or the date on which the work ordered is performed, is the relevant date. For purposes of allocating Hydrocarbon production (and accounts receivable with respect thereto), (i) liquid Hydrocarbons are deemed to be “from or attributable to” the applicable Lease, Unit or Well when they pass through the pipeline or flowline connecting into the storage facilities into which they are transported from the lands covered by the applicable Lease, Unit or Well and (ii) gaseous Hydrocarbons are deemed to be “from or attributable to” the applicable Leases, Units and Wells when they pass through the delivery point sales meters, custody transfer meters or other gas flow or volume meters nearest to the entry point into the pipelines through which they are transported from such lands. Contributor may utilize reasonable interpolative procedures to arrive at an allocation of Hydrocarbon production when exact meter readings (including gas production meters or sales meters) or gauging and strapping data is not available, provided Contributor shall provide Corporation with reasonable data to support such interpolative procedures.
2.4 Closing Statement.
Not later than five Business Days prior to the Closing Date, Contributor shall prepare and deliver to Corporation a statement (the “Settlement Statement”) showing Contributor’s good faith estimate of the Closing Amount (using actual numbers and amounts where available, and using Contributor’s good faith estimate of other amounts, where actual amounts are not available) and including any and all supporting documentation used by Contributor in its good faith estimate thereof. Corporation will have until two Business Days prior to the Closing Date to provide written notice to Contributor of any Corporation’s objection to any item on the Settlement Statement along with Corporation’s proposed corrections thereto. The Parties will use good faith efforts to reconcile and agree on any discrepancies to the Settlement Statement (but shall not be required to reach any such agreement). If the Parties are unable to reconcile and agree on any such discrepancies to the Settlement Statement no later than one Business Day prior to the Closing Date, the Settlement Statement as prepared and delivered by Contributor will be used to determine the Closing Amount made at Closing (but incorporating any adjustments thereto that are agreed by the Parties).

2.5 Transfer Agent.
Corporation and Contributor agree to deliver to the Transfer Agent all powers of attorney, endorsements, affidavits, letters, notices, instructions, directions, consents, certificates, statements, or other papers or documents requested by the Transfer Agent to effectuate the provisions of Section 3.5(c).
2.6 Withholding.
Corporation, Transfer Agent, and each of their respective Affiliates and Representatives shall be entitled to deduct or withhold from any amount payable or deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld under applicable Law; provided that, other than with respect to withholding as a result of the failure to provide the certificate described in Section 3.4(i), Corporation will (a) notify Contributor of any anticipated withholding, (b) consult with Contributor in good faith to determine whether such deduction and withholding is required under applicable Law and (c) reasonably cooperate with Contributor to minimize the amount of any applicable withholding. To the extent that any such amounts are deducted or withheld and paid over to the appropriate Governmental Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid or delivered to the Person in respect of which such deduction or withholding was made.
3. CLOSING
3.1 Closing.
The closing of the contribution and transfer of the Assets to Corporation as contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., Central time, at the offices of Kirkland and Ellis LLP, 609 Main Street, Houston, Texas 77002, on the first Business Day that is on or following the satisfaction or waiver of the covenants and conditions set forth in Section 12 (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver thereof) (the “Scheduled Closing Date”), or on such other Scheduled Closing Date or at such other location as the Parties may agree, provided, however that the Closing shall not take place earlier than December 24, 2020; provided, further, that, if all conditions in Section 12 are not satisfied or waived as of the Scheduled Closing Date (other than such conditions that can only be satisfied at the Closing but subject to such conditions being satisfied at the Closing), subject to Section 13, the Closing shall occur within three Business Days after such conditions having been satisfied or waived. The date on which the Closing occurs is herein referred to as the “Closing Date”.
3.2 Effective Date.
Should the Closing occur, Corporation’s possession of the Assets shall be transferred and assigned from Contributor to Corporation at the Closing, but, as provided herein, certain financial benefits and burdens with respect to the Assets will be transferred and assigned from Contributor to Corporation effective as of the Effective Date.
3.3 Corporation Deliverables.
At Closing, Corporation and the Partnership shall deliver to Contributor:
(a) a number of Partnership Common Units equal to the Closing Amount (together with a corresponding number of shares of Corporation Series A Preferred Stock applicable to such Partnership Common Units in accordance with Section 2.2(b)) in accordance with Section 2.2;
(b) an officer’s certificate of Corporation, dated as of the Closing Date, confirming the satisfaction of the conditions set forth in Section 12.2(a) and Section 12.2(b), and which attests to the resolutions of Corporation that authorizes the execution, delivery and performance of this Agreement and any Transaction Document;
(c) a Corporation executed Settlement Statement;
(d) Corporation executed and duly notarized (if applicable) Assignments, in sufficient duplicate originals to allow recording in all applicable jurisdictions and offices;
(e) any Corporation executed and duly notarized (if applicable) Governmental Transfer Forms, if applicable, in sufficient duplicate originals to allow recording in all applicable jurisdictions and offices;
(f) a Corporation executed Investor Rights Agreement;
(g) a Corporation and General Partner executed A&R LP Agreement;

(h) a Corporation and Partnership executed Interest Assignment Agreement;
(i) a copy of the Certificate of Designation file stamped by the State Corporation Commission of the Commonwealth of Virginia evidencing that the same has been accepted for filing and filed with the State Corporation Commission of the Commission of the Commonwealth of Virginia;
(j) (i) a certificate of Corporation’s Secretary, dated as of the Closing Date, certifying (A) the Corporation Charter and the Corporation Bylaws, as then in effect and attached thereto, including, in the case of the Corporation Bylaws, the amendment contemplated by Section 3.3(k), (B) the resolutions adopted by the Board of Directors (I) authorizing the transactions contemplated hereby and (II) increasing the size of the Board of Directors from four to nine and filling five of the vacancies caused by such increase with individuals designated by the Permitted Series A Owners (as defined in the Certificate of Designation) and (II) as to the signatures and authority of the Persons signing the Transaction Documents and related documents on behalf of Corporation, and (i) a certificate executed by an authorized officer of the General Partner and dated as of the Closing Date, certifying (A) the Partnership’s and the General Partner’s respective Organizational Documents, as then in effect and attached thereto, (B) the resolutions adopted by the General Partner authorizing the transactions contemplated hereby and (C) as to the signatures and authority of the Persons signing the Transaction Documents and related documents on behalf of the Partnership;
(k) an amendment to the Corporation Bylaws deleting Section 3.12(b) thereof in its entirety;
(l) copies of the applicable instruments file stamped by the appropriate Governmental Authorities evidencing the Conversions, at least one day prior to the Closing Date; and
(m) any Adjustment Cash Payment owed at Closing, if applicable.
In addition to the foregoing, at Closing, Corporation and the Partnership shall issue to Contributor and deliver to the Transfer Agent (i) if applicable, the Defect Deposit in accordance with the provisions of Section 8 and Section 9 and the Defect Deposit Securities included therein shall be subject to the provisions of Section 10.6, and (ii) the Indemnity Securities, which shall be subject to the provisions of Section 11.13.
3.4 Contributor Deliverables.
At Closing, Contributor shall deliver to Corporation:
(a) an officer’s certificate of Contributor, dated as of the Closing Date, confirming the satisfaction of the conditions set forth in Section 12.1(a) and Section 12.1(b), and which attests to the resolutions of Contributor that authorizes the execution, delivery and performance of this Agreement and any Transaction Document;
(b) (i) appropriate change of operator forms satisfying the applicable requirements of Governmental Authorities designating Corporation as operator of the Assets operated by Contributor or any of its Affiliates prior to Closing and (ii) resignation of operator notices, prepared by Contributor and reasonably acceptable to Corporation, duly executed by Contributor or such Affiliate, as applicable;
(c) a validly executed IRS Form W-9 from Contributor;
(d) Contributor executed and duly notarized (if applicable) Assignments, in sufficient duplicate originals to allow recording in all applicable jurisdictions and offices;
(e) a Contributor executed Settlement Statement;
(f) any applicable Contributor executed and duly notarized (if applicable) Governmental Transfer Forms, if applicable, in sufficient duplicate originals to allow recording in all applicable jurisdictions and offices;
(g) letters-in-lieu of transfer orders with respect to the Properties duly executed by Contributor, substantially in the form attached hereto as Exhibit F;
(h) recordable releases of any deed of trust, mortgages, financing statements, pledges, fixture filings and security agreements made by Contributor or its Affiliates affecting or burdening any of the Assets, in form and substance reasonably acceptable to Corporation in sufficient counterparts for recordation in each of the counties or parishes in which the Assets are located or other applicable jurisdiction;
(i) a certification of non-foreign status of Contributor (or its regarded owner if Contributor is disregarded as separate from its owner for U.S. federal income Tax purposes) executed by the appropriate Person and meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2) in form and substance reasonably acceptable to Corporation;

(j) a Contributor and JSTX executed Investor Rights Agreement;
(k) a Contributor and JSTX executed A&R LP Agreement;
(l) the Preferred Stock Payment Amount in cash by wire transfer of immediately available funds to an account designated in advance of the Closing Date by Corporation; and
(m) a power of attorney executed by Contributor, in form and substance reasonably acceptable to Corporation and the Transfer Agent, which will become revocable upon satisfaction of the amounts due and owing under the Final Settlement Statement.
3.5 Post-Closing Adjustment.
(a) Revised Settlement Statement. On or before the date that is 90 days after the Closing Date, Contributor shall prepare and deliver to Corporation a revised Settlement Statement (the “Revised Settlement Statement”) setting forth the revised Closing Amount and its determination of each adjustment to the Consideration necessary to determine any revisions to the Closing Amount and showing the calculation of such adjustments in accordance with Section 2.3. Contributor shall provide to Corporation such data and information as Corporation may reasonably request supporting the amounts reflected on the Revised Settlement Statement to permit Corporation and its Representatives to perform or cause to be performed an audit of the Revised Settlement Statement, at Corporation’s expense (to the extent such data and information is in the possession or control of the Contributor). Corporation will have 45 days from the date of receipt of the Revised Settlement Statement (such date the “Revised Settlement Date”) to provide Contributor with Notice of Corporation’s disagreement (the “Disagreement Notice”) with the Revised Settlement Statement, such Disagreement Notice to specify in reasonable detail the Dollar amount, nature, and basis (to the extent known to Corporation) of any such disagreement, along with data and information (to the extent available to Corporation) which reasonably substantiates such disagreement. Should Corporation not timely deliver a Disagreement Notice, or should Corporation execute and deliver to Contributor a Corporation countersigned Revised Settlement Statement, then the Revised Settlement Statement shall be deemed the Final Settlement Statement, and shall be final and binding on the Parties.
(b) Settlement Statement Dispute. Should Corporation timely deliver a Disagreement Notice, then the Parties will, in good faith, use their commercially reasonable efforts for a period of 45 days following Contributor’s receipt of the Disagreement Notice to resolve the disagreements specified in the Disagreement Notice and agree and execute the Final Settlement Statement. If at the end of such 45-day period, the Parties have not reached agreement on all such disagreements, any Party may submit the matters that remain in disagreement (and only such matters) to the Settlement Statement Arbitrator (with a copy thereof to the other Party on the same day) for resolution (such submissions, each a “Settlement Statement Submission”). The Settlement Statement Arbitrator will set a hearing date, which may be no earlier than 30 days and no later than 60 days from the date the Settlement Statement Arbitrator received the first Settlement Statement Submission. Each Party shall, no later than seven Business Days prior to the hearing date set by the Settlement Statement Arbitrator, submit a written brief to the Settlement Statement Arbitrator (and a copy thereof to the other Party on the same day) with Dollar figures, calculations, and supporting documentation and information that support such Party’s position in respect of the matters set forth in the Settlement Statement Submission, along with such Party’s proposed Final Settlement Statement. The hearing shall be conducted on a confidential basis. The Settlement Statement Arbitrator may consider only those matters in disagreement that were set forth in the Settlement Statement Submission and which remain in dispute. The Settlement Statement Arbitrator’s decision shall be based upon and be consistent with the terms and conditions of this Agreement. In deciding any matter, the Settlement Statement Arbitrator (i) shall be bound by the provisions of this Section 3.5 and the related definitions and (ii) may not assign a value to any disputed item greater than the greatest value for such item claimed by a Party or less than the smallest value for such item claimed by a Party in its submission. The Settlement Statement Arbitrator shall act as an expert for the limited purpose of determining the specific disputed matters submitted by the Parties and may not award damages or penalties to the Parties with respect to any matter. The Settlement Statement Arbitrator shall render its decision, which will include a written statement of its findings and conclusions, along with the Final Settlement Statement (reflecting the Closing Amount) which reflects such decision, no later than 30 days after the hearing date. The decision of the Settlement Statement Arbitrator, and the Final Settlement Statement (reflecting the Closing Amount) issued by the Settlement Statement Arbitrator, shall be (A) final and binding on the Parties and (B) final and non-appealable for all purposes hereunder; provided that such decision may be reviewed, corrected, or set aside by a court of competent jurisdiction, but only if and to the extent that the Settlement Statement Arbitrator is found by such court of competent jurisdiction to have made mathematical errors with respect to its decision or the Final Settlement Statement issued by the Settlement Statement Arbitrator. Each of the Parties will bear its own legal fees and other costs of presenting its case. The Party that does not prevail in such arbitration (as determined by the Settlement Statement Arbitrator) shall bear all of the costs and expenses of the Settlement Statement Arbitrator.

(c) Final Settlement Statement. If the amount of the Closing Amount set forth on the Final Settlement Statement exceeds the Closing Amount set forth in the Settlement Statement, then, within 10 Business Days after the Final Settlement Date, (i) Corporation and the Partnership shall issue and deliver to Contributor a number of Adjustment Securities (calculated in accordance with Section 2.3) equal to the amount by which the Closing Amount set forth on the Final Settlement Statement exceeds the Closing Amount set forth in the Settlement Statement (provided, that such number of Adjustment Securities to be issued and delivered, together with any Adjustment Securities issued in excess of the Consideration on the Closing Date pursuant to Section 2.3, shall not exceed 495,900 Adjustment Securities in the aggregate) and (ii) if the amount that the Closing Amount set forth on the Final Settlement Statement exceeds the Closing Amount set forth in the Settlement Statement results in an aggregate dollar value of increases to the Consideration pursuant to Section 2.3 or this Section 3.5 in excess of the Maximum Adjustment Securities Value, then Corporation shall pay by wire transfer of immediately available funds, to the account designated by Contributor, such excess amount as an Adjustment Cash Payment. If the amount of the Closing Amount set forth on the Final Settlement Statement is less than the Closing Amount set forth in the Settlement Statement, then Contributor shall instruct the Transfer Agent to deliver to Corporation, within 10 Business Days after the Final Settlement Date, a number of Adjustment Securities (calculated in accordance with Section 2.3) equal to the amount by which the Closing Amount set forth on the Final Settlement Statement is less than the Closing Amount set forth in the Settlement Statement; provided, if Contributor has not, within 10 Business Days after the Final Settlement Date, instructed the Transfer Agent to deliver, or has not otherwise delivered (regardless of whether such failure to deliver is due to any act or omission of Contributor or the Transfer Agent), to Corporation the number of Adjustment Securities pursuant to the foregoing sentence, Contributor shall promptly (and in no event later than two Business Days) pay by wire transfer of immediately available funds, to the account designated by Corporation, an amount of cash equal to the absolute value of the difference between the Closing Amount set forth on the Final Settlement Statement and the Closing Amount set forth in the Settlement Statement. For purposes of clarity, any Adjustment Securities issued, delivered or transferred hereunder shall be deemed to include a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b).
4. REPRESENTATIONS AND WARRANTIES OF CORPORATION
4.1 Representations.
Corporation represents and warrants to Contributor the following as of the Execution Date and as of the Closing Date:
(a) Organization, Existence and Qualification. Corporation is a corporation duly formed, validly existing and in good standing under the Laws of the State of Virginia. Each of the Partnership and the General Partner is duly organized, validly existing and in good standing under the Laws of the State of Delaware.
(b) Authorization; Enforceability. Each of Corporation and the Partnership has full corporate power and limited partnership, as applicable, and authority to execute and deliver this Agreement and all Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. Except for obtaining the Requisite Shareholder Approval, the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party, and the performance of the Transaction, have been duly and validly authorized by each of Corporation and the Partnership, and, except for obtaining the Requisite Shareholder Approval, no other proceeding on the part of Corporation or the Partnership is necessary to authorize the execution, delivery or performance of this Agreement or such Transaction Documents or the performance of the Transaction. This Agreement has been duly and validly executed and delivered by Corporation and the Partnership (and all Transaction Documents required hereunder to be executed and delivered by Corporation or the Partnership at Closing will be duly executed and delivered by Corporation or the Partnership, as applicable, at the Closing), and this Agreement constitutes, and at Closing, each such Transaction Document will constitute, a valid and binding obligation of Corporation or the Partnership, as applicable, enforceable against Corporation or the Partnership, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.
(c) No Conflict. Except, in the case of Clauses (i) and (iii), as would not reasonably be expected to prevent, impede, or materially delay the ability of Corporation or the Partnership to enter into and perform its obligations under this Agreement or any Transaction Document to which it is a party and except for any Customary Post-Closing Consents, none of the execution, delivery or performance of this Agreement or such Transaction Documents by Corporation or the Partnership, or the consummation of the Transaction by Corporation or the Partnership, do or shall, subject to obtaining the Requisite Shareholder Approval:
(i) violate any Law or Order applicable to Corporation or the Partnership;

(ii) violate any Organizational Document of Corporation or the Partnership; or
(iii) result in the breach or default (with due notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture, or other financing instrument to which Corporation or the Partnership is a party.
(d) No Consents. Except for any Customary Post-Closing Consents and any Required Corporate Approvals, the execution and delivery of this Agreement and the Transaction Documents by Corporation and the Partnership and the consummation of the Transaction by Corporation and the Partnership do not and shall not require any filing with or permit, consent, authorization or approval of, or the giving of any notice to, any Person.
(e) Issuance of the Partnership Common Units and Corporation Series A Preferred Stock. The Partnership Common Units have been duly authorized and, when such Partnership Common Units have been issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the A&R LP Agreement) and nonassessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act, as amended) and free and clear of all Liens (other than (i) Liens created by Contributor or any of its Affiliates and (ii) transfer restrictions under applicable securities Laws and the A&R LP Agreement). The shares of Corporation Series A Preferred Stock have been duly authorized and, when such shares of Corporation Series A Preferred Stock have been issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens (other than (A) Liens created by Contributor or any of its Affiliates and (B) transfer restrictions under applicable securities Laws, the Investor Rights Agreement and the Certificate of Designation).
(f) Registration and Transfer Requirements. The Corporation Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq, and Corporation has not taken (and, to the Knowledge of Corporation, no Person has taken) any action designed to, or which to the Knowledge of Corporation, is likely to have the effect of, terminating the registration of the Corporation Common Stock under the Exchange Act nor has Corporation received any notification that the Commission is contemplating terminating (or seeking to terminate) such registration or listing.
(g) No Integrated Offering. Assuming the accuracy of Contributor’s representations and warranties set forth in Section 5.1, neither Corporation, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance of the Partnership Common Units and Corporation Series A Preferred Stock to be integrated with prior offerings by Corporation for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of the Nasdaq.
(h) No General Solicitation. Neither the Partnership nor any Person acting on behalf of the Partnership has offered or sold any of the Partnership Common Units by any form of general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act). Neither Corporation nor any Person acting on behalf of Corporation has offered or sold any of the Corporation Series A Preferred Stock by any form of general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act).
(i) Litigation. Except as would not reasonably be expected to prevent, impede, or materially delay the ability of Corporation or the Partnership to enter into and perform its obligations under this Agreement or any Transaction Document to which Corporation or the Partnership is a party:
(i) neither Corporation nor the Partnership is subject to any outstanding Order; and
(ii) neither Corporation nor the Partnership is a party to, nor, to Corporation’s Knowledge threatened by, any Legal Proceeding.
(j) Brokers’ Fees. Corporation and its Affiliates have not entered into any Contract or incurred any liability, contingent or otherwise, with any Person that would require the payment by Contributor or any of its Affiliates of any brokerage fee, finders’ fee, or other commission in connection with the Transaction.
(k) Financial Ability. Except for obtaining the Requisite Shareholder Approval and the issuance of the Equity Consideration to Contributor pursuant to this Agreement, Corporation’s and the Partnership’s respective ability to consummate the Transaction is not contingent upon its ability to secure any other financing or to arrange any other public or private placement of securities prior to or upon the occurrence of Closing.

(l) Bankruptcy. Neither Corporation nor the Partnership has not instituted and is not subject to or, to Corporation’s Knowledge, threatened by any Bankruptcy Proceeding.
(m) Regulatory. Corporation is qualified per applicable Law to own the Assets in all jurisdictions where the Assets are located, and the consummation of the Transaction will not cause Corporation to be disqualified as such an owner.
(n) Independent Evaluation. Corporation is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities. Except to the extent of Contributor’s express representations and warranties in Article 5 and the special warranty of Defensible Title contained in the Assignment, in making its decision to enter into this Agreement and consummate the Transaction and except for Fraud, Corporation:
(i) has relied or shall rely solely on (and shall be deemed for all purposes of this Agreement to have relied solely on) its own independent investigation and evaluation of the Assets and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and the express representations and warranties made by Contributor in this Agreement and the Transaction Documents and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors of Contributor; and
(ii) as of the Closing Date, has satisfied itself through this Agreement, the Transaction Documents and its own due diligence as to the environmental and physical condition of and contractual arrangements and all other matters affecting or relating to the Assets, and, upon the Closing, Corporation will accept the Assets in their present condition, “as is, where is” and with all faults.
(o) Information Supplied. None of the information supplied or to be supplied in writing by Corporation for inclusion or incorporation by reference in the Proxy Statement will, at the time it is first filed with the Commission, amended or supplemented or first published, distributed or disseminated to the Corporation Shareholders, or first published, distributed or disseminated to the Corporation Shareholders, or as of the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made by Corporation with respect to statements made or incorporated by reference therein based on information supplied by Contributor or its Affiliates for inclusion or incorporation by reference therein.
(p) Capital Structure.
(i) The authorized capital stock of Corporation consists of 45,000,000 shares of Corporation Common Stock, and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Corporation Preferred Stock”). At the close of business on October 30, 2020, (A) 15,200,435 shares of Corporation Common Stock were issued and outstanding, none of which were subject to vesting or other forfeiture conditions or repurchase by Corporation, (B) zero shares of Corporation Preferred Stock were issued and outstanding, and (C) 1,424,600 shares of Corporation Common Stock were reserved and available for issuance pursuant to the Corporation Stock Plans, of which (1) 319,280 shares were issuable upon settlement of outstanding Corporation RSU Awards, and (2) 373,190 shares were issuable upon settlement of outstanding Corporation PSU Awards (assuming maximum levels of performance are achieved). Except as set forth in this Section 4.1(p)(i), at the close of business on October 30, 2020, no shares of capital stock or voting securities of, or other equity interests in, Corporation were issued, reserved for issuance or outstanding. From the close of business on October 30, 2020, to the Execution Date, there have been no issuances by Corporation of shares of capital stock or voting securities of, or other equity interests in Corporation, other than the issuance of shares of Corporation Common Stock upon the settlement of the Corporation RSU Awards and Corporation PSU Awards, in each case outstanding at the close of business on October 30, 2020 and disclosed in Section 3.1(d)(i) of the Corporation Disclosure Letter, and in accordance with their terms in effect at such time.
(ii) All outstanding shares of Corporation Capital Stock are, and all shares of Corporation Capital Stock that may be issued upon the settlement of Corporation RSU Awards and Corporation PSU Awards will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the VSCA, any Organizational Document of Corporation or any Contract to which the Corporation or any Subsidiary of Corporation is a party or otherwise bound (including the Corporation Stock Plans). Except as set forth above in this Section 4.1(p), there are not issued, reserved for issuance or outstanding, and there are no outstanding obligations of the Corporation or any Subsidiary of Corporation to issue, deliver or sell, or cause to be issued, delivered or sold, (A) any capital stock or voting securities of, or other equity interests in, Corporation or any

Subsidiary of Corporation or any securities of Corporation or any Subsidiary of Corporation convertible into or exchangeable or exercisable for any capital stock or voting securities of, or other equity interests in, Corporation or any Subsidiary of Corporation, (B) any warrants, calls, options or other rights to acquire from Corporation or any Subsidiary of Corporation, or any other obligation of Corporation or any Subsidiary of Corporation to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, Corporation or any Subsidiary of Corporation or (C) any rights issued by or other obligations of Corporation or any Subsidiary of Corporation that are linked in any way to the price of any capital stock or voting securities of, or other equity interests in, Corporation or any Subsidiary of Corporation, the value of Corporation or any Subsidiary of Corporation or any part of Corporation or any Subsidiary of Corporation or any dividends or other distributions declared or paid on any capital stock or voting securities of, or other equity interests in, Corporation or any Subsidiary of Corporation. Except pursuant to the Corporation Stock Plans, there are not any outstanding obligations of Corporation or any Subsidiary of Corporation to repurchase, redeem or otherwise acquire any capital stock or voting securities of, or other equity interests in, Corporation or any Subsidiary of Corporation or any securities, interests, warrants, calls, options or other rights referred to in clause (A), (B) or (C) of the immediately preceding sentence. There are no debentures, bonds, notes or other Indebtedness of Corporation having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Corporation may vote (collectively, “Corporation Voting Debt”). Neither Corporation or any Subsidiary of Corporation is a party to any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, Corporation or any Subsidiary of Corporation (other than the Credit Agreement and the Second Lien Credit Agreement). Except for this Agreement and, with respect to the Corporation Subsidiaries, the Credit Agreement and the Second Lien Credit Agreement, neither Corporation nor any Subsidiary of Corporation is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of Corporation or any Subsidiary of Corporation.
(q) Corporation Subsidiaries.
(i) All the outstanding shares of capital stock or voting securities of, or other equity interests in, each of Corporation’s Subsidiaries, including the Partnership and the General Partner (collectively, the “Corporation Subsidiaries”), including the Partnership Common Units, have been validly issued and are fully paid and nonassessable and are (other than qualifying shares and shares held by natural persons pursuant to requirements of Law of non-U.S. jurisdictions) wholly owned by Corporation (directly or indirectly through or with one or more Corporation Subsidiaries), free and clear of all Liens, and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities Laws and, in each case, except for Permitted Liens (as defined in the JSTX Contribution Agreement). Section 3.1(b) of the Corporation Disclosure Letter sets forth, as of the Execution Date, a true and complete list of the Corporation Subsidiaries, together with (A) the jurisdiction of incorporation or organization, as the case may be, of each Corporation Subsidiary, (B) the type of and percentage of interest held (including capital account balances for any entity treated as a partnership for U.S. federal income tax purposes from such entity’s most recently filed relevant Tax Return), directly or indirectly, by Corporation in each Corporation Subsidiary, and (C) the type, and percentage of interest held (including capital account balances for any entity treated as a partnership for U.S. federal income tax purposes from such entity’s most recently filed relevant Tax Return) by any Person other than Corporation or a Corporation Subsidiary in each Corporation Subsidiary and the name of such Person.
(ii) Except for the capital stock and voting securities of, and other equity interests in, the Corporation Subsidiaries, neither Corporation nor any Corporation Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity other than ordinary course investments in publicly traded securities constituting one percent or less of a class of outstanding securities of any entity.
(r) Taxes. At all times since formation, the Partnership has been treated for U.S. federal income tax purposes as either a partnership or an entity disregarded as separate from Corporation and has not made any election to be treated as an association taxable as a corporation. Each Subsidiary of the Partnership is currently treated as either a partnership or an entity disregarded as separate from the Partnership for U.S. federal income tax purposes.

(s) Absence of Certain Changes or Events.
(i) Since June 30, 2020, there has not occurred any Corporation Material Adverse Effect or any fact, circumstance, effect, change, event or development that has had or would reasonably be expected to have, individually or in the aggregate, a Corporation Material Adverse Effect.
(ii) From June 30, 2020 to the Execution Date, (A) each of Corporation and each Subsidiary of Corporation has conducted its respective business in the ordinary course in all material respects, except for commercially reasonable actions taken outside the ordinary course in response to material changes in commodity prices or the coronavirus disease of 2019 pandemic that did not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Corporation and its Subsidiaries, taken as a whole, (B) during such period there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Corporation or any of its Subsidiaries, including the material oil and gas properties of the Corporation and its Subsidiaries, whether or not covered by insurance, and (C) Corporation and its Subsidiaries did not authorize or make capital expenditures that were in any material respect in excess of the capital expenditures that were scheduled to be made during such period, as set forth in Section 3.1(i) of the Corporation Disclosure Letter (except for capital expenditures, if any, that were necessary to repair damage resulting from insured casualty events where there was a reasonable basis for a claim of insurance).
(t) No Warranty. Corporation acknowledges that, except as expressly provided for otherwise in this Agreement, or in the Assignment, Contributor has not made any representation or warranty, express or implied, at common Law, by statute, or otherwise, relating to the title or condition (whether environmental or otherwise) of the Assets, including any implied or express warranty of merchantability, of fitness for any particular purpose, or of conforming to models or samples of materials as to any personal property, fixtures, or structures conveyed pursuant to this Agreement.
5. REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR
5.1 Representations.
Contributor represents and warrants to Corporation the following as of the Execution Date and as of the Closing Date:
(a) Organization, Existence and Qualification. Contributor is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware, and Contributor is duly qualified to do business and in good standing in the State of Texas. Contributor has all requisite limited liability company power and authority to own, lease and operate its assets (including the Assets) and to carry on its business as now conducted.
(b) Authorization; Enforceability. Contributor has full limited liability company power and authority to execute and deliver this Agreement and all Transaction Documents to which Contributor is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Transaction Documents to which Contributor is a party, and the performance of the Transaction, have been duly and validly authorized by Contributor, and no other proceeding on the part of Contributor is necessary to authorize the execution, delivery or performance of this Agreement or such Transaction Documents or the performance of the Transaction. This Agreement have been duly and validly executed and delivered by Contributor (and all Transaction Documents required hereunder to be executed and delivered by Contributor at the Closing will be duly executed and delivered by Contributor at the Closing), and this Agreement constitute, and, at the Closing, each such Transaction Document will constitute, a valid and binding obligation of Contributor, enforceable against Contributor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.
(c) No Conflicts. Subject to the giving of notice to Third Parties and the receipt of all consents, waivers and approvals from Third Parties (including Customary Post-Closing Consents and the Required Consents set forth on Schedule 5.1(d)) and the Preferential Purchase Rights set forth on Schedule 5.1(d), in each case, in connection with the Transaction, none of the execution, delivery or performance of this Agreement or any Transaction Documents by Contributor or the consummation of the Transaction by Contributor do or shall:
(i) violate any Law or Order applicable to Contributor or the Assets;
(ii) violate any Organizational Document of Contributor; or
(iii) result in the breach or default (with due notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under any note, bond, mortgage, indenture, or other financing instrument to which Contributor is a party, or any Material Contract to which Contributor is a party, where, in the case of Clauses (i) and (iii) hereof, such violation, breach or default, individually or in the aggregate, would reasonably be expected to have a Contributor Material Adverse Effect.
(d) No Consents. Except for any Customary Post-Closing Consents, the Required Consents set forth on Schedule 5.1(d) and the Preferential Purchase Rights set forth on Schedule 5.1(d), (i) there are no Consents that Contributor is required to obtain in connection with the execution, delivery or performance of this Agreement or any Transaction Documents by Contributor or the consummation of the Transaction by Contributor and (ii) there is no Preferential Purchase Right applicable to Contributor.
(e) No Liens Created. Subject to the giving of notice to Third Parties and the receipt of all consents, waivers and approvals from Third Parties (including Customary Post-Closing Consents and the Required Consents set forth on Schedule 5.1(d)) and the Preferential Purchase Rights set forth on Schedule 5.1(d), in each case, in connection with the Transaction, none of the execution, delivery or performance of this Agreement or any Transaction Documents by Contributor or the consummation of the Transaction by Contributor do or shall result in the creation of any Liens upon one or more of the Assets (other than Permitted Encumbrances or any Liens created by Corporation or its Affiliates whether under this Agreement, any Transaction Document or otherwise).
(f) Litigation. Except as set forth on Schedule 5.1(f):
(i) none of Contributor or any of its Affiliates is subject to any outstanding Order in relation to the Assets or the execution, delivery or performance of this Agreement or any Transaction Document;
(ii) none of the Assets is subject to any outstanding Order;
(iii) none of Contributor or any of its Affiliates is a party to any pending, or to Contributor’s Knowledge threatened in writing, Legal Proceeding in relation to the Assets; and
(iv) neither Contributor nor any of its Affiliates have received written notice of any threatened or pending claim or Legal Proceeding with respect to the Assets.
(g) Taxes. Except as set forth on Schedule 5.1(g):
(i) all material Tax Returns required to be filed with respect to Production Taxes have been duly and timely filed (taking into account extensions of time to file) and are true and correct in all material respects, and all material Production Taxes that have become due and payable (whether or not shown as due and payable on any Tax Returns) have been timely and properly paid;
(ii) all material Taxes required to be deducted or withheld with respect to the Assets have been duly and timely deducted or withheld and remitted to the appropriate Taxing authority in accordance with applicable Law in all material respects;
(iii) there are no Liens for Taxes on any of the Assets, other than statutory liens for current Taxes not yet due;
(iv) there is no claim pending by any Governmental Authority in connection with any Tax or any Tax Return described in Section 5.1(g)(i) and no such claim has been threatened in writing;
(v) no deficiency with respect to material Production Taxes has been proposed, asserted or assessed in writing that has not been fully paid, abated or otherwise resolved;
(vi) no Tax Return described in Section 5.1(g)(i) is under or subject to any Tax Audit;
(vii) no claim has been made by any Taxing authority in any jurisdiction in which the Contributor does not file Tax Returns with respect to the Assets that any Tax Return is required to be filed or any Taxes are required to be paid in such jurisdiction with respect to the Assets;
(viii) there is not currently in effect any extension or waiver of any statute of limitations regarding the assessment or collection of any Production Taxes or the filing of any Tax Return with respect to any Production Taxes; and
(ix) none of the Assets are subject to tax partnership reporting requirements under applicable provisions of the Code or applicable state or local Law.
Notwithstanding any other provision of this Agreement to the contrary, (A) the representations and warranties in this Section 5.1(g) and Sections 5.1(bb), 5.1(cc) and 5.1(ee) are the only representations and warranties in this Agreement with respect to Tax matters related to Contributor or the Assets and (B) none of Corporation, the Partnership or any of their respective Affiliates may rely on any of the representations and warranties in this Section 5.1(g) or in Sections 5.1(bb), 5.1(cc) and 5.1(ee) with respect to any position taken in any Tax period (or portion thereof) beginning after the Closing Date.
(h) Material Contracts.
(i) All Material Contracts to which Contributor is a party or that are binding on the Assets are set forth on Schedule 5.1(h)(i).
(ii) Except as set forth on Schedule 5.1(h)(ii):
(A) each Material Contract to which Contributor is a party is in full force and effect and constitutes the legal, valid and binding obligation of Contributor and, to Contributor’s Knowledge, the counterparties thereto, and is enforceable in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(B) there exists no material breach or default under any Material Contract to which Contributor is a party by Contributor or any of its Affiliates or, to Contributor’s Knowledge, as of the Execution Date, by any counterparty, to any such Material Contract;
(C) to Contributor’s Knowledge, no event has occurred that with notice or lapse of time or both would constitute any material breach or default under any Material Contract by Contributor or any of its Affiliates or, as of the Execution Date, by any counterparty, to any such Material Contract; and
(D) as of the Execution Date, no Third Party has provided written notice to Contributor seeking to cancel, to terminate, to re-determine price under, curtailment with respect to, to allege breach or violation under, or to modify, any Material Contract, in each case, which remains unresolved.
(iii) All of the letters of credit, cash collateral, guaranties, bonds and other credit support that have been provided by, on behalf of, or for the benefit of, Contributor or any of its Affiliates in connection with any Asset are described in Schedule 5.1(h)(iii).
(iv) Copies of all Material Contracts (and any amendments or other modifications thereto) have been made available by Contributor to Corporation prior to the Execution Date.
(v) There are no Hedging Contracts or Debt Contracts that will be binding on the Assets or Corporation (with respect to the Assets) after Closing.
(i) Brokers’ Fees. None of Contributor or any of its Affiliates have entered into any Contract or incurred any liability or obligation, contingent or otherwise, with any Person that would require the payment by Corporation or any of its Affiliates of any brokerage fee, finders’ fee, or other commission in connection with the Transaction.
(j) Bankruptcy. Contributor is solvent, has not instituted and is not subject to or threatened by any Bankruptcy Proceeding or any other proceeding for the settlement of debts, has not made an assignment for the benefit of creditors, has not failed to pay any amount due under any loan, guarantee or security agreement on the due date or within any applicable grace period, and has not defaulted under any other term of any loan, guarantee or security agreement which would allow its holder to accelerate an obligation.
(k) Environmental Matters. Except as set forth on Schedule 5.1(k):
(i) to Contributor’s Knowledge, none of Contributor or any of its Affiliates is subject to any outstanding Order (other than Orders of general application to the oil and gas industry) from, or any agreement with, any Governmental Authority relating to any Environmental Laws in respect of the Assets;
(ii) none of Contributor or any of its Affiliates has received any written notice of an Environmental Liability from any Person or violation from a Governmental Authority alleging or involving any noncompliance with any Environmental Law which remains unresolved; and
(iii) Contributor has made available to Corporation copies of any Third-Party environmental reports relating to any Asset prepared by or for Contributor or any of its Affiliates.

Notwithstanding any other provision of this Agreement to the contrary, the representations and warranties in Section 5.1(f), Section 5.1(r) and this Section 5.1(k) are the only representations and warranties in this Agreement with respect to Environmental Laws and any environmental matters relating to Contributor or the Assets.
(l) Compliance with Laws. Contributor and its Affiliates are in compliance with, and the Assets that are operated by Contributor or any of its Affiliates are in compliance with, all applicable Laws (other than Environmental Laws), in all material respects. As of the Execution Date, none of Contributor nor any of its Affiliates has received any written notice from any Governmental Authority alleging or investigating a violation of any applicable Laws (other than Environmental Laws) with respect to the ownership or operation of the Assets.
(m) Commitments. Schedule 5.1(m) sets forth, as of the Execution Date, all AFEs or other capital commitments of Contributor or its Affiliates with respect to the Properties or which are binding on the Properties that have not been completed by the Effective Date.
(n) Imbalances. To Contributor’s Knowledge, Schedule 5.1(n) sets forth all of the Well Imbalances and Pipeline Imbalances associated with the Assets as of the Effective Date or as of the date otherwise specified on Schedule 5.1(n). Except for the Well Imbalances or Pipeline Imbalances associated with the Assets, neither Contributor nor its applicable Affiliates are obligated by virtue of any take-or-pay payment, advance payment or other similar payment to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to the Assets at some future time without receiving payment therefor at or after the time of delivery.
(o) Suspense Funds; Payments of Royalties and Expenses. Except as set forth on Schedule 5.1(o) (which schedule lists all funds held in suspense with respect to production of Hydrocarbons from any Asset by Contributor or its Affiliates as of the Execution Date and, to Contributor’s Knowledge, the reason they are being held in suspense and the name or names of the Persons claiming such funds or to whom such funds are owed), neither Contributor nor its Affiliates holds any funds in suspense with respect to production of Hydrocarbons from any Asset as of the Effective Date. Contributor has paid or caused to be paid all rentals, delay rentals, shut-in royalties, royalties, overriding royalties and other Burdens and other payments, in each case, due by Contributor under, with respect to or in connection with the ownership or operation of the Assets operated by Contributor or its Affiliates.
(p) Non-Consent Operations. Except as reflected on Exhibit A-1 or Exhibit B, as of the Execution Date, no operations are being conducted or have been conducted with respect to the Assets to which Contributor or any of its Affiliates is a non-consenting or non-participating party under the applicable Contract and with respect to which Contributor (or its applicable Affiliates) rights have not yet received its full participation.
(q) Wells. Exhibit B sets forth the Unit that each Well is located in, if any. Except as set forth on Schedule 5.1(q), Contributor is the designated operator of the Wells. To Contributor’s Knowledge, all Wells drilled by Contributor or its Affiliates have been drilled and completed within the limits permitted by all applicable Leases, Contracts, Laws and Orders. Schedule 5.1(q) sets forth all shut-in, temporarily abandoned or other inactive Wells that are operated by Contributor or any of its Affiliates (and, to Contributor’s Knowledge, that are operated by a Person other than Contributor or any of its Affiliates) (in each case, other than any plugged and abandoned Well) located on the Lands.
(r) Plugging and Abandonment. As of the Execution Date, none of Contributor or any of its Affiliates have received any written notices or demands from any Governmental Authority or other Third Party to plug or abandon any Well. There are no Wells that Contributor or, to Contributor’s Knowledge, the relevant operator thereof is currently obligated to commence plugging and abandonment activities by any applicable Lease, Contract, Law (including Environmental Law) or Order. The plugging and abandonment of any Wells operated by Contributor or its Affiliates has been completed in a manner that complies in all materials respects with all applicable Leases, Contracts, Laws and Orders. To Contributor’s Knowledge, each Well operated by any Person other than Contributor or any of its Affiliates has been plugged and abandoned in accordance with all applicable Leases, Contracts, Laws (including Environmental Laws) and Orders.
(s) Casualty; Condemnation. As of the Execution Date, (i) no fire or other casualty (excluding normal wear and tear) has occurred that has caused any material portion of the Assets to be damaged or destroyed and (ii) there is no actual or, to Contributor’s Knowledge, threatened taking (whether permanent, temporary, whole or partial) of any part of the Assets by reason of condemnation.
(t) Permits. Contributor has obtained and is maintaining in full force and effect all material Permits (excluding any Permit required under any Environmental Law) that are necessary or required by Contributor for its ownership and operation of the Assets as currently owned or operated by Contributor or any of its Affiliates. None of Contributor or any of its Affiliates has received written notice of Contributor’s breach or default under any such material Permit, and to

Contributor’s Knowledge (i) there is no violation with respect to any such material Permit, and (ii) there are no Legal Proceedings pending or threatened, that could result in the modification, revocation, termination or suspension of any such material Permit. Notwithstanding the foregoing, Contributor makes no any representation or warranty, express or implied, under this Section 5.1(t) relating to Environmental Laws, Environmental Liabilities or other environmental matters.
(u) Facilities. As of the Execution Date, the Facilities are in good working order and repair in all material respects (excluding normal wear and tear). None of Contributor or any of its Affiliates (i) is a “natural gas company” engaged in the transportation of natural gas in interstate commerce under the Natural Gas Act of 1938, as amended, or has operated, or provided services, using any Asset in a manner that subjects it, any Third-Party operator of any Asset or any future owner of any Asset to the jurisdiction of, or regulation by, the Federal Energy Regulatory Commission (“FERC”) (A) as a natural gas company under the Natural Gas Act of 1938 (other than pursuant to a certificate of limited jurisdiction as described below), or (B) as a common carrier pipeline under the Interstate Commerce Act or (ii) holds any general or limited jurisdiction certificate of public convenience and necessity issued by FERC other than a blanket sale for resale certificate issued by operation of applicable Law or a blanket certificate issued to permit participation in capacity release transactions.
(v) Prohibited Parties. None of Contributor or any of its Affiliates is a Prohibited Party.
(w) Surface Interests. The Surface Interests (together with any surface rights under the Leases) constitute all of the easements, rights-of-way, licenses or authorizations necessary to access, construct, operate, maintain, and repair the Assets in the ordinary course of business, in all material respects. To Contributor’s Knowledge (i) each Surface Interest owned or held by Contributor is legal, valid, binding, enforceable and in full force and effect, (ii) Contributor is not in breach of or default under any such Surface Interest and (iii) no event has occurred or circumstances exist that, with the delivery of notice, the passage of time or both, would constitute such breach or default or permit the termination of any such Surface Interest.
(x) Leases. As of the Execution Date, none of Contributor or any of its Affiliates have received any written notice from any lessor under the Leases seeking to terminate, cancel or rescind any such Leases which remains unresolved, and neither Contributor nor its Affiliates have received any written notice from any lessor under the Leases alleging any unresolved default under the Leases.
(y) Contributor Ownership of Corporation Common Stock. Contributor does not own any capital stock of Corporation or any of its Subsidiaries. In the past three years, Contributor has not been the “beneficial owner” (as such term is defined in Article 14 of the VSCA) of more than 10% of any class of the outstanding voting shares of Corporation, and Contributor has never been an “interested shareholder” (as such term is defined in Article 14 of the VSCA) with respect to Corporation.
(z) Own Account. Contributor understands that each of the Partnership Common Units and the Corporation Series A Preferred Stock issuable hereunder will be “restricted securities,” as defined in Section (a)(3) of Rule 144 of the Securities Act, and have not been registered under the Securities Act or any applicable state securities law. Contributor is acquiring each of the Partnership Common Units and the Corporation Series A Preferred Stock as principal for its own account and not with a view to or for distributing or reselling such Partnership Common Units or Corporation Series A Preferred Stock or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any such Partnership Common Units or Corporation Series A Preferred Stock in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Partnership Common Units and Corporation Series A Preferred Stock in violation of the Securities Act or any applicable state securities law.
(aa) Accredited Investor. At the time Contributor was offered the Partnership Common Units and the Corporation Series A Preferred Stock, it was, and as of the date hereof it is and as of the Closing Date it will be, an “accredited investor”, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.
(bb) Access to Information. Contributor acknowledges that it has been afforded (i) the opportunity to ask such questions as Contributor has deemed necessary of, and to receive answers from, Representatives of Corporation concerning the terms and conditions of the issuance of the Partnership Common Units and the Corporation Series A Preferred Stock hereunder and the merits and risks of investing in such Partnership Common Units and the Corporation Series A Preferred Stock; (ii) access to information about Corporation and its financial condition, results of operations, business, properties, management and prospects sufficient to enable them to evaluate Contributor’s investment; and (iii) the opportunity to obtain such additional information that Corporation possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(cc) Experience of Contributor. Contributor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Partnership Common Units and the Corporation Series A Preferred Stock, and has so evaluated the merits and risks of such investment. Contributor is able to bear the economic risk of an investment in the Partnership Common Units and the Corporation Series A Preferred Stock and is able to afford a complete loss of such investment.
(dd) General Solicitation. Contributor is not acquiring the Partnership Common Units nor the Corporation Series A Preferred Stock issuable hereunder as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
(ee) Information Supplied. None of the information supplied or to be supplied in writing by Contributor for inclusion or incorporation by reference in the Proxy Statement will, at the time it is first published, distributed or disseminated to the Corporation Shareholders, or as of the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made by Contributor with respect to statements made or incorporated by reference therein based on information supplied by Corporation for inclusion or incorporation by reference therein.
(ff) No Warranty. Contributor acknowledges that, except as expressly provided for otherwise in this Agreement, Corporation has not made any representation or warranty, express or implied, at common Law, by statute, or otherwise, relating to the Partnership Common Units or the Corporation Series A Preferred Stock.
6. COVENANTS OF THE PARTIES
6.1 Operations During the Interim Period.
(a) Conduct of Business. Subject to the remaining provisions of this Section 6.1 and except as to the matters described on Schedule 6.1, during the Interim Period, Contributor shall:
(i) conduct its business with respect to the Assets in the ordinary course, in a manner substantially consistent with Contributor’s past practices in respect of the Assets, and in compliance in all material respects with applicable Laws and the terms of the Leases, Material Contracts and Surface Interests;
(ii) maintain, or cause to be maintained, the books of account and Records relating to the Assets in the usual, regular and ordinary manner and in accordance with the usual accounting practices, in each case, in all material respects;
(iii) maintain all material Permits, approvals, bonds and guaranties in connection with any Asset, and make all filings that Contributor is required to make under Law in connection with any Asset;
(iv) notify Corporation of any election that Contributor is required to make with respect to any material operation to be conducted on any Lease or Unit, specifying the nature and time period associated with such election, and, if Corporation does not respond to Contributor within sufficient time to enable Contributor to timely make such election, then Contributor shall make such election as would a reasonably prudent lessee or operator;
(v) maintain insurance coverage on the Assets in the amounts and types currently in force;
(vi) use commercially reasonable efforts to obtain a Replacement Lease for each Lease identified on Exhibit A-1 that has a primary term that has expired or will expire in 2020, which Replacement Lease satisfies the Hydrocarbon Lease Standards; provided, however, that if Contributor fails to obtain any such Replacement Lease prior to Closing, then the terms of Section 8.12 shall apply and the sole and exclusive remedy of Corporation and the Partnership with respect to such failure shall be as set forth in Section 8.12;
(vii) use commercially reasonable efforts to obtain a Hydrocarbon lease that satisfies the Hydrocarbon Lease Standards covering the lands described on Exhibit A-1 with respect to any New Lease; provided, however, that if Contributor fails to obtain any such Hydrocarbon lease prior to Closing, then the terms of Section 8.12 shall apply and the sole and exclusive remedy of Corporation and the Partnership with respect to such failure shall be as set forth in Section 8.12; and
(viii) provide Corporation with written notice of any claim by any Third Party made against Contributor that, in Contributor’s good faith judgment, materially affects any Asset as soon as practicable, but in any event, within three Business Days after Contributor receives written notice thereof.

(b) Restriction on Operations. Except as expressly required by this Agreement (other than Section 6.1(a)) or as set forth on Schedule 6.1, without the prior written consent of Corporation (which shall not be unreasonably withheld, conditioned or delayed) and subject to the remaining provisions of this Section 6.1, during the Interim Period, Contributor shall not:
(i) sell, transfer, abandon, farmout, lease, encumber or create a Lien on (other than Permitted Encumbrances), exchange or otherwise dispose of any of its interest in the Assets (other than sales of obsolete or salvage equipment or sales of Hydrocarbons in the ordinary course of business to Third Parties);
(ii) waive, compromise, release or settle any material right or claim in respect of the Assets if such waiver, compromise, release or settlement would adversely affect the use, ownership or operation of any of the Assets from and after the Closing in any material respect;
(iii) enter into any Contract with respect to the Assets that would have been a Material Contract if it would have been in effect as of the Execution Date;
(iv) materially modify, materially amend or voluntarily terminate, or waive any material right under, any Material Contract, Surface Interest or Lease, or amend or modify in any material respect any Contract that, if such Contract had been so amended or modified as of the Execution Date, would have constituted a Material Contract;
(v) subject to the final paragraph of Section 6.1(c), propose, approve or commit to any operation (or series of related operations) reasonably anticipated to require future capital expenditures by Contributor or, after the Closing, by Corporation, in excess of $100,000 net to Contributor’s Working Interest, except for emergency operations to protect persons, property or the environment;
(vi) voluntarily relinquish operatorship of any Asset;
(vii) grant or create any Preferential Purchase Right with respect to the Properties;
(viii) unless required by any applicable Law, Material Contract or Lease, plug or abandon or shut-in or temporarily abandon any Well (or propose any operation therefor);
(ix) unless required by applicable Law, make, change or revoke any material Tax election, file any material amended Tax Return, settle or compromise any material Tax Audit, or surrender any right to claim a material refund of Taxes, in each case, with respect to the Assets; or
(x) commit or enter into any Contract to do any of the foregoing in this Section 6.1(b).
(c) Requests for Approval. Contributor will deliver requests for approval of any action restricted by this Section 6.1 to the following individuals who have full authority to grant or deny such requests on behalf of Corporation:
Rusty Kelley and Katie Ryan at rusty.kelley@pennvirginia.com and katie.ryan@pennvirginia.com, respectively.
Corporation’s approval of any action restricted by this Section 6.1 shall be considered granted within 10 days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Contributor’s Notice) after Contributor’s Notice to Corporation requesting such consent unless Corporation provides Notice to Contributor to the contrary during such 10-day period. If the underlying circumstances of an action requested for approval hereunder reasonably require that such approval be given within a shorter time period than 10 days, Contributor will make a good faith effort to contact Corporation before relying on passage of time only.
With respect to any commitment or AFE or similar request received by Contributor that is estimated to cost in excess of $100,000 (net to Contributor’s interest), Contributor shall forward such commitment or AFE to Corporation as soon as reasonably practicable, together with Contributor’s recommendation as to whether Contributor should participate in such operation. In the event the Parties are unable to agree within five (5) Business Days of Corporation’s receipt of such notice (unless a shorter time is reasonably required by the circumstances or the applicable joint operating agreement), Contributor’s election shall control.
(d) Corporation acknowledges and agrees that Contributor owns undivided interests in certain of the properties comprising the Assets with respect to which it is not the operator, and Corporation agrees that the acts or omissions of any other working-interest owner (including any operator) who is not Contributor or an Affiliate of Contributor shall not constitute a breach of the provisions of this Section 6.1 with respect to Contributor, and no action required by a vote of working-interest owners shall constitute such a breach, so long as Contributor and its Affiliates have voted its interest and otherwise used its commercially reasonable efforts to act or omit to act in a manner that is consistent with this Section 6.1.

(e) Notwithstanding the foregoing provisions of this Section 6.1, in the event of an emergency, Contributor may take such action as a prudent operator would take, provided that Contributor shall endeavor to notify Corporation of any such emergency and Contributor’s planned action in response thereto as soon as practicable after obtaining knowledge of such an emergency (and, in any event, within 48 hours after obtaining knowledge of such emergency), which notification shall include reasonable detail with respect to such emergency and Contributor’s actions in response thereto.
(f) Notwithstanding the foregoing provisions of this Section 6.1, Corporation acknowledges and agrees that no provision of this Section 6.1 shall prohibit or be deemed to prohibit Contributor from performing any of its obligations under any of the other provisions of this Agreement or from exercising its rights hereunder (including in respect of the cure or remediation of Title Defects or Environmental Liabilities).
6.2 Access and Assistance.
(a) During the Interim Period, Contributor will afford Corporation reasonable access, at Corporation’s sole cost, risk and expense, during normal business hours and in such manner as not to unreasonably interfere with normal operation of Contributor’s business, to the Records and other Assets of Contributor, any other information reasonably requested by Corporation (to the extent in the possession or control of Contributor), and the employees of Contributor and its Affiliates responsible for and knowledgeable about such Records, other Assets, or other information, for the purpose of Corporation conducting a reasonable due diligence review of the Assets or to prepare for the transition of the Assets from Contributor to Corporation, but only to the extent that Contributor may do so without violating any contractual obligations to a Third Party and to the extent that Contributor has the authority to grant such access. Contributor shall use reasonable efforts to obtain a waiver of any such obligations or any consent necessary to provide such access. Contributor shall have the right to have a Representative present at all times during such review.
(b) Notwithstanding Section 6.2(a), Corporation shall have no right of access to, and Contributor shall not have any obligation to provide to Corporation, information relating to:
(i) bids received from others in connection with the Transaction (or similar transactions) and information and analyses (including financial analyses) relating to such bids;
(ii) any information the disclosure of which would be reasonably likely to result in a waiver of any legal privilege available to Contributor relating to such information or would cause Contributor to breach a contractual obligation which is not waived in accordance with Section 6.2(a) but Contributor shall use reasonable efforts to obtain a waiver of such obligation;
(iii) any information the disclosure of which would result in a violation of Law; or
(iv) the Excluded Records.
(c) Prior to Closing, Corporation shall hold in confidence all such requests for information and information received or reviewed in accordance with this Section 6.2 on the terms and subject to the conditions contained in the Confidentiality Agreement.
6.3 Further Assurances.
Subject to the terms and conditions of this Agreement, each Party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, under applicable Law or otherwise, to consummate the Transaction on the terms specified in this Agreement and the Exhibits hereto, including negotiating in good faith such additional and/or different terms, to the extent required by Law and/or the rules of Nasdaq, so that Contributor receives the rights specified in the Certificate of Designation attached hereto as Exhibit J. Without limiting the foregoing sentence, the Parties agree to execute and deliver, or use their commercially reasonable efforts to cause to be executed and delivered, such other documents, certificates, agreements, and other writings and to take such other actions as may be necessary or desirable or reasonably requested by either Party in order to consummate the Transaction in accordance with the terms hereof.
6.4 Books and Records.
(a) Contributor will make available to Corporation at or prior to Closing electronic copies of the Records described on Schedule 6.4. In addition, Contributor will make available to Corporation, at Corporation’s sole cost and expense, no later than 30 days after the Closing Date, originals of the Records (or copies if originals are not available) other than those set forth on Schedule 6.4. Notwithstanding the foregoing, Contributor shall not be required to conduct processing, conversion, compiling or any similar work with respect to the furnishing of any such Records pursuant to this Section 6.4(a).

(b) Contributor may retain copies of any or all of the Records.
(c) Corporation will maintain the Records for a period of no less than seven years post-Closing. Insofar as Contributor reasonably believes the Records may be needed or useful in connection with any regulatory or Tax matters, or resolution of disputes, litigation or contract compliance issues, Corporation shall make available to Contributor or its Affiliates reasonable access to the Records during normal business hours, upon no less than two Business Days’ advance written request by Contributor, and Contributor shall have the right to copy at its own expense and retain such copies of the Records.
6.5 Use of Contributor Marks.
Contributor’s name and other trademarks, service marks and trade names owned by Contributor or its Affiliates (“Contributor Marks”) may appear on some of the Assets, including signage on the Assets. Corporation acknowledges and agrees that Corporation obtains no right, title, interest, license or any other right whatsoever to use the Contributor Marks. Corporation shall, no later than 90 days after the Closing Date, remove the Contributor Marks from the Assets (other than the Records), including signage.
6.6 Fees and Expenses.
Except as otherwise provided in this Agreement, including Section 13.4(b), all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement, the Transaction Documents and the Transaction, will be paid by the Party incurring such fee or expense; provided, however, that if the Closing occurs, then (a) Corporation shall be responsible for all filing and recording fees in respect of the transfer of the Assets to Corporation under this Agreement, (b) Corporation shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by Corporation) levied in connection with the delivery of any Partnership Common Units or Corporation Series A Preferred Stock to Contributor and (c) Corporation shall pay, or cause to be paid, to Contributor an amount equal to Contributor’s and its Affiliates’ reasonable and documented third-party costs and expenses, including reasonable legal fees and expenses and other professional fees and expenses, incurred since March 1, 2020 in connection with Contributor’s or its Affiliate’s pursuit of a purchase and sale or similar transaction with respect to the Assets.
6.7 Tax Matters.
(a) Responsibility for Filing Tax Returns and Paying Taxes.
(i) Post-Closing Tax Filings. The Partnership shall be responsible for preparing any applicable Tax Returns due after the Closing Date for all Production Taxes for any Tax period that (A) ends before the Effective Date, or (B) begins before and ends on or after the Effective Date. The Partnership shall prepare each such Tax Return in a manner consistent with past practice except as otherwise required by applicable Law and shall deliver such Tax Return to Contributor for Contributor’s review and reasonable comment as soon as reasonably practicable prior to the due date (including extensions) for filing such Tax Return. The Partnership shall timely file each such Tax Return (as revised to incorporate Contributor’s reasonable comments) and shall timely pay (or cause to be paid) all Production Taxes with respect to such Tax Return. The Partnership shall send to Contributor a statement that apportions each Production Tax with respect to such Tax Return pursuant to Section 6.7(a)(ii) and proof of the Partnership’s actual payment of such Production Taxes. Within 3 Business Days of receipt of each such statement and proof of payment, Contributor shall reimburse the Partnership for Contributor’s allocated portion such Production Taxes, except to the extent such Production Taxes were accounted for in the Final Settlement Statement and resulted in a reduction of the Consideration.
(ii) Allocation of Production Taxes. Contributor shall be allocated and bear all Production Taxes that are attributable to any Tax period (or portion thereof) ending prior to the Effective Date. The Partnership shall be allocated and bear all Production Taxes that are attributable to any Tax period (or portion thereof) beginning on or after the Effective Date. Production Taxes assessed against the Assets with respect to the Tax period in which the Effective Date occurs (the “Current Tax Period”) shall be apportioned between the Parties as follows: (A) in the case of Production Taxes that are ad valorem, property and other Taxes imposed on a periodic basis, based on the number of days in the Current Tax Period, with Contributor being obligated to pay a proportionate share of the actual amount of such Taxes for the Current Tax Period determined by multiplying such actual Taxes by a fraction, the numerator of which is the number of days in the Current Tax Period prior to the Effective Date and the denominator of which is the total number of days in the Current Tax Period and the Partnership being obligated to pay a proportionate share of the actual amount of such Taxes for the Current Tax Period determined by multiplying such actual Taxes by a fraction, the numerator of which is the number of days in the Current Tax Period on and after the Effective Date and the denominator of which is the total number of days in the Current Tax Period; (B) in the case of Production Taxes that are based on quantity of or the value of production of Hydrocarbons (other than such Production Taxes described in clause (i) above), such Production Taxes shall be apportioned between the Parties based on the number of units or value of production actually produced, as applicable, before, and on or after, the Effective Date; and (C) in the case of Production Taxes imposed on a transactional basis (other than such Production Taxes described in clause (A) or (B)), such Production Taxes shall be allocated to the period in which the transaction giving rise to such Production Taxes occurred.
(b) Transfer Taxes. The Partnership and Contributor will use commercially reasonable efforts and cooperate in good faith to exempt the contribution, sale, conveyance, assignments and transfers to be made to the Partnership from any sales, use, stamp, real estate transfer, documentary, registration, recording and other similar Taxes (each a “Transfer Tax”) in accordance with applicable Law. If a determination is ever made that a Transfer Tax applies, the Partnership and Contributor will each pay and be liable for 50% of all of such Transfer Taxes and any fines, penalties or interest incurred in connection with such Transfer Taxes.
(c) [Reserved]
(d) Responsibility for Tax Audits. Contributor shall control any Tax Audit relating to the Assets for any Tax period that ends before the Effective Date and for which Contributor is solely liable for the resulting Taxes pursuant to Section 6.7(a), and the Partnership shall control any other Tax Audit relating to the Assets; provided, however, that Contributor shall keep the Partnership notified of any material developments in such Tax Audit that Contributor controls and the Partnership shall have the right to participate in such Tax Audit at its own expense (to the extent such participation is permitted by the applicable Taxing authority); provided, further, the Partnership shall keep Contributor notified of any material developments in such Tax Audit that the Partnership controls (and for which Contributor is liable for any portion of the resulting Taxes pursuant to Section 6.7(a)) and Contributor shall have the right to participate in such Tax Audit at its own expense (to the extent such participation permitted by the applicable Taxing authority); and provided further that no such matter shall be settled without the written consent of Contributor (in the case of any Tax Audit that the Partnership controls) or the Partnership (in the case of any Tax Audit that Contributor controls), in each case, not to be unreasonably withheld, delayed, or conditioned. The Partnership and Contributor shall each timely provide the other with all information and cooperation reasonably requested to conduct a Tax Audit with respect to Taxes relating to the Assets or the Transaction contemplated by this Agreement. Each Party shall provide the other with Notice of any pending or threatened Tax Audits that could adversely affect the other Party. In the event of a conflict between the provisions of this Section 6.7(d) and Section 11.7, the provisions of this Section 6.7(d) shall govern and control.
(e) Tax Refunds; Tax Credits. The Parties shall be entitled to any cash refund or credit in lieu of a cash refund with respect to Taxes for which the Party is responsible pursuant to Section 6.7(a). If a Party receives any such refund or utilizes any such credit to which the other Party is entitled, the Party receiving such refund or utilizing such credit shall pay it to the Party entitled to such refund or credit within 30 Business Days after receipt of such refund or utilization of such credit.
(f) Cooperation. The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any Tax Audit relating to the Assets. Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are relevant to any such Tax Return or Tax Audit and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. Contributor and the Partnership agree to retain all books and records with respect to Tax matters pertinent to the Assets relating to any Tax period beginning on or before the Closing Date until the expiration of the statute of limitations of the respective Tax periods and to abide by all record retention agreements entered into with any Governmental Authority.
(g) Intended Tax Treatment. The Parties intend that the contribution of the Assets in exchange for the Consideration and the assumption of the Assumed Obligations shall be treated as a contribution described under Code Section 721(a).
(h) Survival and Conflict. The obligations set forth in this Section 6.7 shall survive Closing until the date that is 30 days after the expiration of the applicable statute of limitation for such Taxes.
6.8 Casualty or Condemnation Loss.
Notwithstanding anything contained herein to the contrary, from and after the Effective Date, if the Closing occurs, Corporation shall assume all risk of loss with respect to production of Hydrocarbons through normal depletion (including watering out of any Well, collapsed casing, or sand infiltration of any Well) and the depreciation of the Facilities and other equipment due to ordinary wear and tear, in each case, with respect to the Assets, and Corporation shall not assert such matters as Casualty Losses hereunder. If, during the Interim Period, any portion of the Assets is destroyed, damaged or made unusable for its intended purpose by a fire or other casualty or is taken in condemnation or under right of eminent domain (each a “Casualty Loss”), then (a) Contributor will notify Corporation promptly after Contributor learns of such Casualty Loss, (b) except in the event this Agreement is terminated pursuant to Section 13.1, Corporation will nevertheless be required to proceed to Closing, and, for purposes of clarity, the Consideration will not be adjusted in respect of such Casualty Loss, and (c) (i) if the aggregate amount of Liabilities suffered by Contributor in respect of such Casualty Loss equals or exceeds $750,000 (the “Casualty Loss Threshold”), Contributor may elect to either (A) cause the Assets affected by such Casualty Loss to be repaired, replaced or restored, to at least their condition prior to such Casualty Loss, at Contributor’s sole cost, as promptly as reasonably practicable (which work may extend after the Closing Date) (in which case, (I) Contributor shall be entitled to all amounts received by any Party from a Third Party in respect of the applicable Casualty Loss and shall be entitled to all insurance claims, unpaid award and other rights against Third Parties arising out of such Casualty Loss and (II) to the extent Corporation receives any amounts from Third Parties in respect thereof, Corporation shall promptly remit such amounts to Contributor) or (B) upon the occurrence of Closing, pay to Corporation all sums paid to Contributor by Third Parties by reason of any such Casualty Loss (to the extent related to the Assets), and, in such case, Contributor shall assign, transfer and set over to Corporation or subrogate Corporation to all of Contributor’s right, title and interest (if any) in insurance claims, unpaid awards, and other rights against Third Parties arising out of such Casualty Loss insofar as with respect to the Assets, or (ii) if the aggregate amount of Liabilities suffered by Contributor in respect of such Casualty Loss does not exceed the Casualty Loss Threshold, upon the occurrence of Closing, Contributor shall pay to Corporation all sums paid to Contributor by Third Parties by reason of any such Casualty Loss (to the extent related to the Assets), and shall assign, transfer and set over to Corporation or subrogate Corporation to all of Contributor’s right, title and interest (if any) in insurance claims, unpaid awards, and other rights against Third Parties arising out of such Casualty Loss insofar as with respect to the Assets.
6.9 Amendment to the Schedules.
Corporation agrees that, with respect to the representations and warranties of Contributor contained in this Agreement, Contributor shall have the continuing right until Closing to add, supplement or amend the Schedules affecting such representations and warranties, with respect to any matter first arising after the Execution Date which, if existing on the Execution Date, would have been required to be set forth or described in such Schedules (any such matter, a “Disclosed Matter”). For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Section 12.1(a) have been fulfilled and Section 11, the Schedules to Contributor’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto, delivered pursuant to this Section 6.9, and such information shall not cure any breach of the applicable representation and warranty of Contributor, including for purposes of whether the conditions set forth in Section 12.1(a) have been fulfilled and Section 11; provided, however, that if the Closing shall occur, (a) with respect to any Disclosed Matter that qualifies a representation and warranty of Contributor that is made with respect to the Assets and is not caused by the gross negligence or willful misconduct of Contributor, such Disclosed Matter shall be waived and Corporation shall not be entitled to make a claim with respect thereto pursuant to the terms of this Agreement or otherwise and (b) with respect to any Disclosed Matter that is not described in clause (a) of this Section 6.9, if Corporation is entitled to terminate this Agreement as a result of any such Disclosed Matter but the Closing nevertheless occurs, such Disclosed Matter shall be waived and Corporation shall not be entitled to make a claim with respect thereto pursuant to the terms of this Agreement or otherwise.
6.10 Recording and Filing.
(a) No later than 30 days after Closing or such shorter period if required by applicable Law, Corporation shall, at its sole cost and expense, file or record the Assignments and all Lien releases with the appropriate Governmental Authority or applicable Third Party.
(b) Contributor shall prepare and deliver to Corporation at Closing the Governmental Transfer Forms, if any, and Corporation shall, at its sole cost and expense, no later than 30 days after Closing or such shorter period if required by applicable Law, file or record the Governmental Transfer Forms with the appropriate Governmental Authority.
(c) Each Party shall use its commercially reasonable efforts to provide all required or requested information to the appropriate Governmental Authority or applicable Third Party in order to ensure the approval of the Assignments and the Governmental Transfer Forms.

(d) Corporation shall promptly provide to Contributor copies of all filed or recorded Assignments and Governmental Transfer Forms, if and when available.
6.11 Notice to Remitters of Proceeds.
(a) Promptly after Closing, the Parties shall use commercially reasonable efforts to inform any remitters of proceeds attributable to the Assets to pay to Corporation those proceeds to which Corporation is entitled under this Agreement to the extent reasonably practical.
(b) Except as expressly provided otherwise in this Agreement, Corporation shall pay to Contributor any and all proceeds, reimbursements, credits and income paid to or received by Corporation and that are attributable to the Excluded Assets (to the extent not accounted for in the Final Settlement Statement). Except as expressly provided otherwise in this Agreement, Contributor shall pay to Corporation any and all proceeds, reimbursements, credits and income paid to or received by Contributor and that are attributable to the Assumed Obligations or the Assets (to the extent not accounted for in the Final Settlement Statement). To the extent not accounted for in the Final Settlement Statement, the Party responsible for the payment of such amounts received shall pay such amounts to the other Party within 15 Business Days after the end of the month in which such amounts were received by the Party responsible for payment.
(c) Contributor shall be responsible and pay for all Operating Expenses incurred prior to the Effective Date; provided, that Contributor has received written notice of such Operating Expense prior to the expiration of 18 months after the Closing. For purposes of clarity, Contributor shall not have any further obligations or liabilities under this Section 6.11(c) or otherwise for or with respect to any Operating Expenses if and to the extent that Contributor has not received written notice thereof prior to the expiration of such 18-month period and Corporation shall thereafter be responsible and pay for all Operating Expenses that are not Contributor’s responsibility under this Section 6.11(c).
(d) From and after Closing, Corporation shall be responsible and pay for all Operating Expenses incurred, or that are otherwise attributable to the period, on or following the Effective Date, and, to the extent not otherwise accounted for as an adjustment to the Consideration at Closing or in the Final Settlement Statement, Corporation shall reimburse and pay to Contributor any amounts paid or incurred by Contributor in respect of such Operating Expenses.
(e) For purposes of clarity, Contributor shall be responsible for all New Lease Costs and Replacement Costs.
6.12 Calculation of Hydrocarbon Inventory.
For the purposes of determining the Hydrocarbon Inventory, Contributor will use the most recent volumes of Hydrocarbon Inventory as of the Effective Date provided by the applicable operator. To the extent not already available, Contributor will use its commercially reasonable efforts to obtain such volumes of Hydrocarbon Inventory from the applicable operator prior to Closing.
6.13 Suspense Funds.
As set forth on Schedule 5.1(o), Contributor currently maintains suspense accounts pertaining to Hydrocarbons heretofore produced that Contributor has been unable to pay (the “Suspense Accounts”). As identified in the Settlement Statement, a downward adjustment to the Consideration will be made at the Closing to reflect the amount of the Suspense Accounts as of the Closing Date and the amount of the Suspense Accounts will be further adjusted, as necessary, in the Revised Settlement Statement. At Closing, Corporation shall assume full and complete responsibility and liability for proper payment of the funds comprising the Suspense Accounts as set forth on the “Final Suspense Account Statement”, which shall be provided by Contributor to Corporation with the Revised Settlement Statement required in Section 3.5(a) (including any liability under any unclaimed property Law or escheat statute). Corporation agrees to indemnify, defend and hold each Contributor Indemnified Party harmless from and against all Liabilities arising out of or pertaining to the proper payment and administration of the Suspense Accounts in accordance with such Final Suspense Account Statement.
6.14 Securities Laws Disclosure; Publicity.
(a) Corporation shall (a) by 9:30 a.m. (New York City time) on the Business Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. Except with respect to any Change in Recommendation, Corporation and Contributor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither Corporation nor Contributor shall issue any such press release nor otherwise make any such public statement without the prior consent of Corporation, with respect to any press release of Contributor, or without the prior consent of Contributor, with respect to any press release of Corporation, which consent shall not be unreasonably conditioned, withheld or delayed, except if such disclosure is required by Law; provided, however that no party shall be required to seek the consent of any other party to this Agreement to disclose information with respect to the transactions contemplated hereby that has previously been publicly disclosed in accordance with this Agreement.
(b) The Parties shall keep this Agreement strictly confidential until the expiration of two years after the Closing Date and, from the Closing Date and continuing until the expiration of two years after the Closing Date, Contributor shall, and shall cause its Affiliates to, hold all information and data received by Contributor or its Affiliates from Corporation or its Affiliates in connection with this Agreement and all information and data with respect to the Assets, strictly confidential; provided, however, the foregoing shall not (i) restrict disclosures by either Party that are required by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates, (ii) prevent either Party from recording the Assignments and any federal or state assignments delivered at Closing or from complying with any disclosure requirements of Governmental Authorities that are applicable to the transfer of the Assets under this Agreement, (iii) prevent either Party from making any disclosure of information to any Representative of such Party or to any current, future, potential or prospective direct or indirect investors of such Party (so long as such Person continues to hold such information confidential on the same terms as set forth in this Section 6.14 or is otherwise subject to customary confidentiality obligations), or required to perform or enforce this Agreement or any Transaction Document, or (iv) prevent Contributor from making disclosures in connection with complying with Preferential Purchase Rights or Consents applicable to the Transaction.
(c) The Parties shall remain subject to the Confidentiality Agreement until the Closing. To the extent that the foregoing provisions of this Section 6.14 conflict with the provisions of the Confidentiality Agreement, the provisions of this Section 6.14 shall prevail and control to the extent of such conflict. At the Closing, the Confidentiality Agreement shall be automatically terminated and of no further force or effect (including with respect to any provisions that survive the termination thereof). Notwithstanding the foregoing, from the Closing Date and continuing until the expiration of two years after the Closing Date, Corporation shall, and shall cause its Affiliates to, hold all information and data received by Corporation or its Affiliates from Contributor or its Affiliates with respect to the Excluded Assets and the Retained Obligations strictly confidential and the provisions of Section 6.14(b) shall apply thereto mutatis mutandis.
6.15 Replacement of Bonds, Letters of Credit, Guarantees and Security Deposits.
(a) The Parties agree and acknowledge that none of the bonds, letters of credit, guarantees and security deposits, if any, posted by Contributor with any Governmental Authority or Third Party in relation to the Assets will be transferred to Corporation.
(b) On or before the Closing Date, Corporation shall deliver, or cause to be delivered in the name of Corporation, replacements for the bonds, letters of credit, guarantees and security deposits set forth in Schedule 6.15, but is not agreeing that the bonds, letters of credit, guarantees and security deposits posted (or supported) by Contributor in respect of the Assets will be cancelled or returned. Corporation shall thereafter maintain such bonds, letters of credit, guarantees and security deposits in a manner and amounts as required by Law or applicable Contract.
(c) In the case of Section 6.15(b), Corporation may also provide evidence that such replacements are not necessary as a result of existing bonds, letters of credit, guarantees or security deposits that Corporation has previously posted or the creditworthiness of Corporation, as long as such existing bonds, letters of credit, guarantees or security deposits or creditworthiness, are adequate to secure the release of those posted (or supported) by Contributor.
6.16 Operatorship.
Contributor shall use commercially reasonable efforts to support Corporation’s efforts to become, or cause an Affiliate of Corporation to become, successor operator of the Assets effective as of the Closing Date and to designate or appoint, to the extent legally possible and permitted under any applicable joint operating agreement or other applicable Contract, Corporation or an Affiliate of Corporation as successor operator of the Assets effective as of the Closing Date.
6.17 Corporation Shareholder Approval.
(a) As promptly as reasonably practicable following the Execution Date, but in any event within ten (10) Business Days following the date on which Corporation has received the information required to be provided by Contributor and its Affiliates pursuant to this Agreement and the JSTX Contribution Agreement, including Section 6.22 of this Agreement, Corporation shall prepare and file with the Commission a proxy statement in preliminary form containing the information specified in Schedule 14A of the Exchange Act with respect to (i) the transactions contemplated by this Agreement and (ii) the transactions contemplated by the JSTX Contribution Agreement (the “Proxy Statement”). Contributor will, and will cause its Affiliates to, as promptly as reasonably practicable after the date of this Agreement, use their respective commercially reasonable efforts to provide Corporation with all information concerning Contributor and its Affiliates required to be included in the Proxy Statement or such other filings required to be filed with the Commission by Corporation. Corporation shall cause the Proxy Statement and all other documents that it is responsible for filing with the Commission in connection with the transactions contemplated by this Agreement and the JSTX Contribution Agreement to comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Corporation shall as promptly as practicable notify Contributor and JSTX of the receipt of any oral or written comments from the Commission relating to the Proxy Statement and any request by the Commission for any amendment to the Proxy Statement or for additional information. Corporation shall cooperate and provide Contributor and JSTX jointly with a reasonable opportunity to review and comment on the Proxy Statement (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the Commission, including the proposed final version of any such document or responses, and give due consideration to all comments reasonably proposed jointly by Contributor and Juniper NewCo in respect of such documents and responses prior to filing such with or sending such to the Commission, and Corporation will provide Contributor and JSTX with copies of all such filings made and correspondence with the Commission. Corporation shall not file the Proxy Statement (including each amendment or supplement thereto) or respond to the Commission prior to receiving the approval of Contributor and JSTX, which approval shall not be unreasonably withheld, conditioned or delayed. Corporation will use its commercially reasonable efforts to respond promptly to any comments made by the Commission with respect to the Proxy Statement. Corporation shall advise Contributor and JSTX, promptly after receipt of notice thereof, of the clearance of the Proxy Statement by the Commission. Corporation will cause the Proxy Statement to be transmitted to the Corporation Shareholders as promptly as practicable following the date on which the Commission confirms it has no further comments on the Proxy Statement.
(b) Corporation will take, in accordance with applicable Law, Nasdaq listing rules and Corporation’s articles of incorporation and bylaws, all action necessary to call, hold and convene a special meeting of the Corporation Shareholders (including any permitted adjournment or postponement, the “Shareholder Meeting”) to consider and vote upon the Shareholder Proposal as promptly as reasonably practicable after the filing of the Proxy Statement in definitive form with the Commission. Once the Shareholder Meeting has been called and noticed, Corporation will not postpone or adjourn the Shareholder Meeting without the consent of Contributor, which consent will not be unreasonably withheld, conditioned or delayed, other than, (1) for the absence of a quorum, (2) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that Corporation has determined in good faith, after consultation with its outside legal advisors, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated to and reviewed by the Corporation Shareholders prior to the Shareholder Meeting or (3) an adjournment or postponement to solicit additional proxies from Corporation Shareholders, as long as, in the case of clauses (1) or (3) of this sentence, the Shareholder Meeting is not adjourned or postponed more than an aggregate of 15 calendar days; provided, however, that Corporation shall consult with Contributor and JSTX prior to any such adjournment or postponement of the Shareholder Meeting. In the event that, during the three Business Days prior to the date that the Shareholder Meeting is then scheduled to be held, Corporation delivers a notice of an intent to make a Change in Recommendation, Contributor and JSTX may jointly direct Corporation to postpone the Shareholder Meeting for up to four Business Days and Corporation shall promptly, and in any event no later than the next Business Day, postpone the Shareholder Meeting in accordance with Contributor’s and JSTX’s joint direction.
(c) The Board of Directors shall recommend in the Proxy Statement that the Corporation Shareholders approve the Shareholder Proposal (the “Board Recommendation”). Notwithstanding the immediately preceding sentence, at any time prior to obtaining the Requisite Shareholder Approval at the Shareholder Meeting, the Board of Directors may (i) fail to include the Board Recommendation in the Proxy Statement, (ii) withdraw, modify or qualify in any manner the Board Recommendation or, (iii) (A) if a Corporation Alternative Proposal shall have been publicly announced or publicly known (including through media reports), fail to publicly reaffirm the Board Recommendation within five Business Days after JSTX so requests in writing or (B) in the case of a Corporation Alternative Proposal that is structured as a tender offer or exchange offer for outstanding Corporation Common Stock, fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by Corporation Shareholders on or prior to ten Business Days after commencement of such tender offer or exchange offer (any such action or failure to act in foregoing (i), (ii) or (iii) a “Change in Recommendation”) only if the Board of Directors determines in good faith, after consultation with its outside legal advisors and financial advisors, that a failure to make a Change in

Recommendation would be inconsistent with its fiduciary duties under applicable Law; provided that prior to making any Change in Recommendation, Corporation shall provide Contributor and JSTX with written notice of such proposed Change in Recommendation and the basis therefor at least three Business Days in advance of such proposed Change in Recommendation.
(d) If at any time prior to the Closing Date, any event, circumstance or information relating to (x) Corporation or (y) Contributor, JSTX or either of their respective Affiliates should be discovered by Corporation, Contributor or JSTX, as applicable, that should be set forth in an amendment or supplement to the Proxy Statement or any other filings to be made by Corporation with the Commission, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be promptly filed with the Commission by Corporation and, to the extent required by Law, disseminated to the Corporation Shareholders; provided that no information received by any party pursuant to this Section 6.17(d) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made hereunder or under the JSTX Contribution Agreement by any party, and no such information shall be deemed to change, supplement or amend this Agreement (including any schedules hereto) or the JSTX Contribution Agreement (including the disclosure letter or any other schedules thereto).
(e) Corporation shall promptly, and in any event within one Business Day after receipt of any Corporation Alternative Proposal, advise Contributor and JSTX (orally and in writing) of such Corporation Alternative Proposal (including providing the identity of the Person making or submitting such Corporation Alternative Proposal and any and all terms and conditions of such Corporation Alternative Proposal that would reasonably be relevant to an evaluation thereof (including price, consideration mix and financing requirements of such Corporation Alternative Proposal) except to the extent disclosure of such information would breach a confidentiality obligation in effect prior to the execution of this Agreement (a “Pre-Existing Confidentiality Agreement”), in which event Corporation shall confirm in writing to Contributor and JSTX that exclusion of information is required for Corporation to comply with such Pre-Existing Confidentiality Agreement), and (y) if it is in writing, a copy of such Corporation Alternative Proposal and any related draft agreements (which may be redacted, if necessary, to remove the identity of the Person making the proposal in order to comply with a Pre-Existing Confidentiality Agreement, in which event Corporation shall confirm in writing to Contributor and JSTX that exclusion of information is required for Corporation to comply with such Pre-Existing Confidentiality Agreement) and (z) if oral, a reasonably detailed summary thereof, including all relevant financial and other terms thereof, in each case including any modifications thereto.
6.18 Listing of Corporation Common Stock.
Corporation shall timely file all required notices and other documents related to the listing of the Corporation Common Stock for which the Partnership Common Units and Corporation Series A Preferred Stock may be exchanged.
6.19 Credit Agreement Amendment and Second Lien Credit Agreement Amendment.
(a) Corporation shall use its reasonable best efforts to negotiate and enter into the Credit Agreement Amendment as promptly as practicable. Corporation shall keep Contributor informed on a current basis and in reasonable detail of the status of its efforts to enter into the Credit Agreement Amendment and provide to Contributor copies of drafts of the Credit Agreement Amendment. Corporation shall afford Contributor and its counsel the opportunity to be present at, and to participate in, all conferences with the lenders or administrative agent under the Credit Agreement in connection with entry into the Credit Agreement Amendment.
(b) Prior to the Closing, Corporation shall not amend, rescind, supplement, supersede or otherwise modify the Second Lien Credit Agreement Amendment in effect on the Execution Date.
6.20 Corporation Conversions.
Prior to the Closing, Corporation shall cause all of its corporate subsidiaries to become limited liability companies that will be disregarded for U.S. federal income tax purposes (the “Conversions”). Corporation shall use reasonable efforts to have each Conversion effected in a manner that qualifies under Code Section 332. Corporation shall adopt (and cause each converting subsidiary to adopt) a plan of liquidation for purposes of Code Section 332 and shall comply with the record-keeping requirements of Treasury Regulation Section 1.332-6.

6.21 Matocha Well.
(a) Contributor shall use commercially reasonable efforts to perform, or cause to be performed, (i) all operations relating to the spudding of the Matocha Well on or before November 12, 2020 and (ii) all other operations relating to the drilling and completing of the Matocha Well, in each case, as a reasonably prudent operator and subject, in each case, to any force majeure events (including related to the COVID-19 virus) and any other events, circumstances or conditions not reasonably within the control of Contributor or its Affiliates after exercising reasonable diligence to resolve such event, which may cause Contributor to be unable to perform the relevant operations; provided, however, that the sole and exclusive remedy of Corporation and the Partnership with respect to any breach by Contributor of the covenants set forth in the forgoing clauses (i) and (ii) shall be as set forth in Section 6.21(b). Contributor shall provide Corporation with weekly progress reports regarding the status of the Matocha Well and shall promptly forward any written notices received from the contractor under the drilling contract for the Matocha Well. In the event that the Closing Date occurs prior to the completion of the Matocha Well, the Parties will, at Closing, enter into a mutually acceptable transition services agreement with respect to the drilling and completion operations at the Matocha Well, which transition services agreement shall be negotiated by the Parties in good faith prior to Closing.
(b) If, prior to Closing, (i) any of the Matocha Leases expires pursuant to its terms, and (ii) Contributor has not obtain a replacement Hydrocarbon lease satisfying the Hydrocarbon Lease Standards and covering the same lands as previously covered by such expired Matocha Lease: (A) such Matocha Lease shall be deemed to be an Excluded Asset and shall not be conveyed to Corporation or its designated Affiliate hereunder; and (B) the Consideration shall be reduced by the Allocated Value of such Matocha Lease (which reduction shall not be subject to the terms and provisions of Section 10).
6.22 Financial Statements.
(a) Contributor shall, as soon as practicable after the Execution Date, and at Corporation’s sole cost and expense, provide to the Corporation (i) the audited statements of revenues and direct operating expenses of the Assets for the fiscal year ended December 31, 2019 and the unaudited statements of revenues and direct operating expenses of the Assets for the fiscal year ended December 31, 2018, prepared in accordance with GAAP and shall include the required oil and gas disclosures (which need not be audited), including estimates of quantities of proved reserves as of, and a reconciliation of proved oil and gas reserves for, each of the fiscal years ended December 31, 2019 and 2018, and the standardized measure of discounted future net cash flows as of, and a reconciliation of the standardized measure of future discounted cash flows for, each of the fiscal years ended December 31, 2019 and 2018 and (ii) unaudited statements of revenues and direct operating expenses of the Assets for the nine months ended September 30, 2020 and 2019, prepared in accordance with GAAP (the financial statements referenced in (i) and (ii), the “Requisite Financial Statements”). Notwithstanding anything to the contrary in this Section 6.22, Contributor shall not be required to (and shall not be in breach of this Section 6.22 for failure to) create any new records relating to the Assets or financial statements.
(b) To the extent that the external audit firm that audits Contributor's and its Affiliates’ financial statements (the “Contributor Audit Firm”) requires the consent of Contributor prior to the inclusion or incorporation by reference of the Contributor Audit Firm’s audit opinion with respect to the audited financial statements in the Proxy Statement, then Contributor shall provide such consent. Contributor shall use its commercially reasonable efforts to, at Corporation’s sole cost and expense, provide Corporation and Corporation’s independent accountants with access to (i) audit work papers of the Contributor Audit Firm and (ii) management representation letters delivered by Contributor or its Affiliates, as applicable, or on behalf of Contributor and its Affiliates to the Contributor Audit Firm, in each case, to the extent related to the Requisite Financial Statements.
(c) All of the information provided by Contributor pursuant to this Section 6.22 is given without any representation or warranty, express or implied, and no Contributor Indemnified Party nor the Contributor Audit Firm shall have any liability or responsibility with respect thereto. Corporation shall reimburse Contributor and its Affiliates for all reasonable and documented out-of-pocket costs and expenses incurred by Contributor and its Affiliates in complying with this Section 6.22.
7. CONSENTS; PREFERENTIAL PURCHASE RIGHTS
7.1 Customary Post-Closing Consents.
Each Party shall (and shall cause its respective Affiliates to) use commercially reasonable efforts to obtain all Customary Post-Closing Consents that any Party or any of its Affiliates is required to obtain to consummate the Transaction; provided no Party or any of its Affiliates is required to make payments or undertake obligations to or for the benefit of any Person in order to obtain any such consents (unless Corporation agrees in writing to bear such costs or expenses).

7.2 Preferential Rights to Purchase.
(a) With respect to each Preferential Purchase Right that is applicable to Contributor’s interest in the Assets and set forth on Schedule 5.1(d), or which Contributor discovers after the Execution Date, Contributor shall promptly, but in no event more than 5 Business Days after the Execution Date or such discovery, as applicable, send to the holder of each such Preferential Purchase Right a notice, in material compliance with the contractual provisions applicable to such Preferential Purchase Right. Upon request by Corporation, Contributor shall promptly provide a copy of such notice to Corporation.
(b) If the holder of any such Preferential Purchase Right consummates the purchase of the Asset to which its Preferential Purchase Right applies (or portion(s) thereof) prior to Closing, then such Asset (or portion(s) thereof) shall be excluded from the Assets to be acquired by Corporation at Closing and will be an Excluded Asset (but only to the extent of the portion of such Asset affected by the Preferential Purchase Right) and the Consideration will be reduced by the Allocated Value of such Excluded Asset. Contributor shall promptly notify Corporation of the exercise of any Preferential Purchase Right and Contributor shall be entitled to all proceeds paid by any Person exercising a Preferential Purchase Right prior to the Closing.
(c) If (i) the holder of any such Preferential Purchase Right notifies Contributor that it elects to consummate the purchase of the Asset to which its Preferential Purchase Right applies (in accordance with the terms and conditions under which such Preferential Purchase Right arises) but such purchase has not occurred prior to Closing, (ii) any holder thereof disputes in writing the validity of such notice of such Preferential Purchase Rights and such dispute is not resolved prior to Closing, or (iii) the time for exercising such Preferential Purchase Right has not expired prior to Closing and such Preferential Purchase Right is not waived, then such Asset (to the extent such Asset is affected by the Preferential Purchase Right) shall be excluded from the Assets to be acquired by Corporation at Closing and will be an Excluded Asset and, subject to the other terms of this Section 7.2, the Consideration will be reduced by the Allocated Value of such Excluded Asset. If (1) in the case of Clause (i), such holder of such Preferential Purchase Right thereafter fails to consummate the purchase of the Asset covered by such Preferential Purchase Right on or before 180 days following the Closing Date and such holder has no further right to consummate such purchase, (2) in the case of Clause (ii), such dispute is resolved on or before 180 days following the Closing Date and Contributor has the right to transfer such Excluded Asset to Corporation in accordance with this Agreement, free and clear of any Liability arising in connection such Preferential Purchase Right, or (3) in the case of Clause (iii), the time for exercising such Preferential Purchase Right expires without exercise by the holder of such Preferential Purchase Right, then Contributor will promptly notify Corporation and Corporation shall purchase such Excluded Asset from Contributor under the terms of this Agreement (via issuance and delivery of the applicable number of Partnership Common Units based on the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b))) pursuant to an Assignment and at the Allocated Value (as adjusted in accordance Section 2.3) assigned to such Asset no later than 31 days following Corporation’s receipt of Contributor’s Notice and in accordance with the other terms of this Agreement. If the holder of the Preferential Purchase Right consummates the purchase of such Excluded Asset to which its Preferential Purchase Right applies after Closing, then such Excluded Asset will remain an Excluded Asset.
(d) All Assets for which any applicable Preferential Purchase Right has been waived, or as to which the period to exercise the applicable Preferential Purchase Right has expired without exercise by the holder thereof, in each case, prior to the Closing, shall be sold to Corporation at the Closing pursuant to the provisions of this Agreement. Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that Contributor desires to contribute all of the Assets and would not have entered into this Agreement but for Corporation’s agreement to purchase all of the Assets as herein provided. Accordingly, it is expressly understood and agreed that Contributor shall not have any obligation of any kind to consummate the contribution, transfer, or conveyance of any Asset(s) (or any portion(s) thereof) to any holder of any Preferential Purchase Right applicable thereto (regardless of whether such holder has notified Contributor prior to the Closing Date that such holder intends to consummate the purchase of the Asset(s) to which its Preferential Purchase Right applies) unless and until the Closing of the transactions contemplated by this Agreement has been consummated in accordance with the terms and conditions of this Agreement.
7.3 Required Consents.
(a) With respect to each Required Consent that is applicable to Contributor’s interest in the Assets and set forth on Schedule 5.1(d), or which Contributor discovers after the Execution Date, Contributor shall promptly, but in no event more than 5 Business Days after the Execution Date or such discovery, as applicable, send to the holder of each such Required Consent a notice in material compliance with the contractual provisions applicable to such Required Consent seeking such holder’s consent (or waiver thereof) to the transactions contemplated hereby. Upon request by Corporation, Contributor shall promptly provide a copy of such notice to Corporation. Contributor shall (and shall cause its respective Affiliates to) use commercially reasonable efforts to obtain each such Required Consent and Corporation shall use commercially reasonable efforts to assist Contributor (or its respective Affiliates) in obtaining each such Required Consent; provided, that no Party or its Affiliates are required to make payments or undertake obligations to or for the benefit of any Person in order to obtain any such Required Consent (unless Corporation agrees in writing to bear such costs or expenses).
(b) Should any such Required Consent not be obtained in accordance with its terms (or expressly waived in writing) prior to Closing, then such Asset (or portion(s) thereof) shall be excluded from the Assets to be acquired by Corporation at Closing and will be an Excluded Asset, and, subject to the other terms of this Section 7.3, the Consideration will be reduced by the Allocated Value of the relevant Asset (or portion(s) thereof). If the Required Consent is obtained or waived on or before 180 days following the Closing Date, then such Asset (or portion(s) thereof) will no longer be deemed an Excluded Asset, Contributor will promptly notify Corporation and Contributor shall contribute such Excluded Asset to Corporation under the terms of this Agreement (via issuance and delivery of the applicable number of Partnership Common Units based on the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b))) pursuant to an Assignment at the Allocated Value (as adjusted in accordance Section 2.3) assigned to such Excluded Asset no later than 31 days following Corporation’s receipt of Contributor’s Notice. If the applicable Required Consent is not granted on or before 180 days following the Closing Date, then such Excluded Asset will remain an Excluded Asset.
(c) Should any such Required Consent be obtained in accordance with its terms (or expressly waived in writing) prior to Closing, then the relevant Asset (or portion(s) thereof) shall be assigned by Contributor to Corporation at the Closing as part of the Assets.
8. TITLE
8.1 Exclusive Rights, Obligations, Representations, Warranties and Remedies.
Except as provided in Section 10.4:
(a) this Section 8 sets forth the Parties’ sole and exclusive rights, remedies, obligations, representations and warranties with respect to all title matters relating to the Assets;
(b) the only rights and remedies of Corporation with respect to title to the Assets, and the only obligations, representations and warranties being made by Contributor with respect to title to the Assets, are as set forth in this Section 8; and
(c) except as otherwise provided in this Section 8, Contributor does not make, and Contributor expressly disclaims and negates, any warranty or representation, express or implied, statutory or otherwise, with respect to Contributor’s title to any of the Assets and Corporation hereby waives and disclaims in their entirety any and all other rights, remedies, obligations, representations and warranties of any kind or nature, whether express, implied or statutory, with respect to all title matters relating to the Assets.
8.2 Title Review.
Subject to the other provisions of this Section 8, Corporation shall have the right, during the period beginning on the Execution Date and continuing until 5:00 p.m., Central time, on December 17, 2020 (“Examination Period”), to assert the existence of an alleged Title Defect with respect to any of the Properties or other Assets under this Section 8 (such Notice, the “Defect Notice”); provided, however, that with respect to each New Lease or Replacement Lease for which Contributor obtains a Hydrocarbon lease covering the lands described on Exhibit A-1 applicable to such New Lease or Replacement Lease, as applicable, the expiration of the Examination Period shall be not less than 10 Business Days after the date on which Corporation is provided with a fully executed copy of such Hydrocarbon lease. Except as provided in Section 10.4, no claims for Title Defects may be submitted after the Examination Period, and any matters that may otherwise constitute Title Defects, but for which Corporation has not delivered a Defect Notice to Contributor prior to the expiration of the Examination Period, shall be deemed to have been waived by Corporation for all purposes, subject to Section 8.1. Contributor shall give, and shall cause each of its officers, employees and agents to give, Corporation and its Representatives reasonable access during normal business hours to Contributor’s books and records and relevant personnel knowledgeable about the Assets in connection with the title work on the Properties or otherwise with respect to the Assets (“Title Review”), and Corporation shall conduct such Title Review in a manner that does not unreasonably interfere with the business or operations of Contributor. Corporation shall use its commercially reasonable efforts to provide Contributor, on or before the end of each calendar week prior to the expiration of the Examination Period, notice of all alleged Title Defects reported to Corporation by any of Corporation’s employees, title attorneys, landmen or other title examiners conducting Corporation’s Title Review during the preceding calendar week (and which Corporation has determined in good faith it is reasonably likely to assert as a Title Defect hereunder), which notice may be preliminary in nature and supplemented prior to the expiration of the Examination Period; provided, however, that any failure to provide any such preliminary notice shall not prejudice Corporation’s right to assert such Title Defect in a Defect Notice or otherwise affect Corporation’s rights or obligations hereunder. For the avoidance of doubt, such preliminary notice shall not constitute a Defect Notice unless so designated by Corporation in writing.
8.3 Allocated Value.
The Parties have accepted the Allocated Values for purposes of determining any Title Defect Amounts, but otherwise make no representation or warranty as to the accuracy of such values.
8.4 Defect Notice.
To be effective, each Defect Notice asserting a claim for a Title Defect must be prepared in good faith (and the underlying alleged Title Defects must be asserted in good faith), delivered in writing and include the following:
(a) a reasonably detailed description of the alleged Title Defect and the basis therefor;
(b) the Asset(s) affected by the Title Defect (the “Defect Asset”);
(c) the Allocated Value of the Defect Asset(s);
(d) if the Title Defect is a Lien, Corporation’s estimate of the cost to remove the Lien;
(e) the estimated Title Defect Amount of the alleged Title Defect and the computations and information upon which Corporation’s good faith belief is based;
(f) to the extent Corporation has Knowledge thereof, the necessary curative action for the Title Defect; and
(g) any supporting documents in Corporation’s possession or control that are reasonably necessary for Contributor (as well as any experienced title attorney or examiner hired by Contributor) to verify the existence of the alleged Title Defect asserted in such Defect Notice and the estimated Title Defect Amount thereof.
Following the delivery of any Defect Notice, Corporation shall promptly deliver any additional supporting documents that become available to Corporation with respect to the applicable Title Defect that it would have been required to include in the applicable Defect Notice pursuant to Clause (g) above. With respect to any Defect Notice, if such Defect Notice (i) is not timely delivered on or prior to the expiration of the Examination Period or (ii) does not meet the requirements set forth in Clauses (a) through (g) above in all material respects, subject to Section 10.4, such Defect Notice shall not be effective and any Title Defect asserted therein shall thereafter be deemed forever waived and Corporation shall have no right to assert such Title Defect as the basis for an adjustment to the Consideration hereunder.
8.5 Election of Title Remedies by Contributor.
(a) No later than 5:00 p.m., Central time, on the third Business Day prior to the Scheduled Closing Date, Contributor shall elect as to each Title Defect (other than a Disputed Title Matter) that is subject to a Defect Notice to:
(i) reduce the Consideration by the amount equal to the Title Defect Amount;
(ii) attempt to cure the matter causing the Title Defect, at Contributor’s sole cost and expense, in accordance with Section 8.5(b);
(iii) dispute the Title Defect pursuant to Section 8.10; or
(iv) if the Title Defect Amount exceeds 100% of the Allocated Value of the Defect Asset subject to such Title Defect, exclude such Defect Asset from the Assets to be acquired by Corporation at Closing, in which case, such Defect Asset shall be an Excluded Asset, and the Consideration shall be reduced by the Allocated Value of such Defect Asset (and the Individual Title Threshold and Title Deductible shall not apply thereto).
If Contributor does not deliver a notice of election with respect to the remedies set forth in this Section 8.5(a) by 5:00 p.m., Central time, on the third Business Day prior to the Closing Date, then Contributor shall be deemed to have elected the remedy set forth in Section 8.5(a)(ii).
(b) Contributor has the right, but not the obligation, at Contributor’s sole cost and expense, to cure any Title Defect asserted in a Defect Notice, during the period following the date upon which Contributor receives such Defect Notice until the date which falls 90 days after the Closing Date (such period, the “Cure Period”); provided, that Contributor has timely made the election (or are deemed to have made the election) to cure such Title Defect pursuant to Section 8.5(a)(ii). During the Cure Period, Corporation agrees to afford Contributor and its respective officers, employees and other Representatives reasonable access, during normal business hours, to the Records in order to facilitate Contributor’s attempt to cure any such Title Defects and Contributor shall not unreasonably interfere with the ownership or operation of any Asset in connection therewith. An election by Contributor to attempt to cure a Title Defect shall be without prejudice to any of its rights hereunder and shall not constitute an admission against interest or a waiver of Contributor’s right to dispute the existence, nature or value of, or cost to cure, the applicable alleged Title Defect. In respect of any Title Defect that Contributor has timely elected (or are deemed to have timely elected) to cure during the Cure Period or any which a Party elects to dispute under Section 8.10:
(i) the Defect Asset subject to such Title Defect will be acquired by Corporation at Closing;
(ii) at Closing, Corporation and the Partnership shall issue and deliver to Contributor (A) a number of Partnership Common Units equal to (x) the positive difference between the Allocated Value and the Title Defect Amount (as agreed upon by the Parties or, if in dispute as of Closing, then as alleged by Corporation in good faith in the applicable Defect Notice) for each Defect Asset divided by (y) the Execution Date Per Share Value and (B) a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b);
(iii) the Consideration will be reduced by the Title Defect Amount (as agreed upon by the Parties or, if in dispute as of Closing, then as alleged by Corporation in good faith in the applicable Defect Notice) and, at Closing, Corporation and the Partnership will issue to Contributor and deliver to the Transfer Agent, as part of the Defect Deposit, a number of Partnership Common Units equal to (x) such Title Defect Amount divided by (y) the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)); and
(iv) upon the timely cure (or partial cure) of a Title Defect affecting the Defect Asset (if such Title Defect has been so timely cured (or partially cured)) or prior to the expiration of 10 Business Days after the later of (1) the expiration of the Cure Period or (2) the final determination of the Title Arbitrator with respect to a Disputed Title Matter:
(A) if such Title Defect has been timely cured or is determined by the Title Arbitrator not to be a Title Defect, then the Parties shall instruct the Transfer Agent to release to Contributor from the Defect Deposit Escrow a number of Partnership Common Units equal to (x) the applicable Title Defect Amount divided by (y) the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b));
(B) if such Title Defect has been timely partially cured (and does not otherwise constitute a Disputed Title Matter), the Parties shall instruct the Transfer Agent to release (1) to Contributor from the Defect Deposit Escrow, a number of Partnership Common Units equal to (x) the amount by which such partial cure reduces the applicable Title Defect Amount divided by (y) the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)), and (2) to Corporation from the Defect Deposit Escrow, a number of Defect Deposit Securities equal to (x) the remaining applicable Title Defect Amount (after applying the reduction referenced in Clause (1) above) divided by (y) the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b));
(C) if the Parties agree to the disputed Title Defect Amount or if the disputed Title Defect Amount is determined by the Title Arbitrator, Corporation and Contributor shall instruct the Transfer Agent to release (1) to Corporation from the Defect Deposit Escrow, a number of Partnership Common Units equal to (x) the applicable Title Defect Amount divided by (y) the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)), and (2) to Contributor from the Defect Deposit Escrow, a number of Partnership Common Units equal to (x) the positive difference (if any) between the applicable Title Defect Amount constituting part of the Defect Deposit Amount pursuant to Section 8.5(b)(iii) and the applicable Title Defect Amount as finally determined pursuant to this Section 8.5(b)(iv)(C) divided by (y) the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)); and
(D) if such Title Defect has not been timely cured (or partially cured) or is determined by the Title Arbitrator to be a Title Defect (and Contributor has not timely elected to attempt to cure such Title Defect), then Corporation and Contributor shall instruct the Transfer Agent to release to Corporation from the Defect Deposit

Escrow a number of Partnership Common Units equal to (x) the applicable Title Defect Amount divided by (y) the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)).
8.6 Title Defect Amount.
If Contributor elects not to cure a Title Defect or a Title Defect is not cured prior to the expiration of the Cure Period, then the amount of such Title Defect (the “Title Defect Amount”) will be determined as follows:
(a) if the Parties agree on the Title Defect Amount, the amount so agreed by the Parties will be the Title Defect Amount;
(b) if the Title Defect represents only a discrepancy whereby:
(i) the Net Revenue Interest for such Lease is less than the Net Revenue Interest stated in Exhibit A-1 but for which there is a proportionate decrease in the Working Interest in respect of such Lease, then such Title Defect Amount will be:
(A) the Allocated Value of such Lease; multiplied by
(B) a fraction, the numerator of which is the Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest for such Lease stated in Exhibit A-1;
provided, however, that Section 8.6(d) shall apply in lieu of this Section 8.6(b)(i) if such Title Defect does not affect such Lease throughout its entire life.
(ii) the Net Revenue Interest for such Well is less than the Net Revenue Interest stated in Exhibit B but for which there is a proportionate decrease in the Working Interest in respect of such Well, then such Title Defect Amount will be:
(A) the Allocated Value of such Well; multiplied by
(B) a fraction, the numerator of which is the Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest for such Well stated in Exhibit B;
provided, however, that Section 8.6(d) shall apply in lieu of this Section 8.6(b)(ii) if such Title Defect does not affect such Well throughout its entire life.
(c) if the Title Defect is a Lien that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount reasonably necessary to remove such Lien; and
(d) if the Title Defect represents an obligation, encumbrance, burden or charge upon or other defect in title to the Asset of a type not described in this Section 8.6, the Title Defect Amount will be determined by mutual agreement of the Parties in good faith (or if the Parties cannot agree, by the Title Arbitrator) by taking into account:
(i) the Allocated Value of the affected Property;
(ii) the portion of the affected Property adversely affected by the Title Defect;
(iii) the legal effect of the Title Defect;
(iv) the values placed upon the Title Defect by each Party; and
(v) such other factors as are necessary to make a proper evaluation.
8.7 Title Defect Amount Limit.
Notwithstanding anything to the contrary in this Section 8, the Title Defect Amount:
(a) may not exceed the Allocated Value of the applicable Property; and
(b) with respect to a Title Defect, will be determined without duplication of any costs or losses included in another Title Defect Amount hereunder or the extent that Corporation otherwise receives a downward adjustment for such Title Defect in the calculation of the Consideration (including as part of the Defect Deposit).

8.8 Title Benefit.
(a) Contributor has the right, but not the obligation, to notify Corporation during the Examination Period of any Title Benefit discovered by Contributor, such Notice which must include:
(i) a reasonably detailed description of the Title Benefit;
(ii) the Property affected;
(iii) the Allocated Value of the Property subject to such Title Benefit;
(iv) any supporting documents in Contributor’s possession or control that are reasonably necessary for Corporation (as well as any experienced title attorney or examiner hired by Corporation) to verify the existence of the alleged Title Benefit asserted in such Notice and the estimated Title Benefit Amount thereof; and
(v) the amount by which Contributor believes the Allocated Value of the Property is increased by such Title Benefit, and the computations and information upon which Contributor’s belief is based.
(b) Corporation shall have the obligation to notify Contributor of any Title Benefit that is within Corporation’s Knowledge during the Examination Period, such Notice which must include:
(i) a reasonably detailed description of the Title Benefit;
(ii) the Property affected; and
(iii) the Allocated Value of the Property subject to such Title Benefit.
(c) With respect to each Property affected by a Title Benefit, an amount (the “Title Benefit Amount”) will be determined as follows in Clauses (i) through (iii) and will only be used to offset and reduce the aggregate of any Title Defect Amounts hereunder as provided in Section 10.1(a), and will not otherwise result in an upward adjustment of the Consideration. Contributor shall not have any right to any Title Benefit that is asserted (1) after the Examination Period or (2) except as provided in Section 10.1(a), during the Examination Period.
(i) if the Parties agree on the Title Benefit Amount, the amount so agreed by the Parties will be the Title Benefit Amount;
(ii) if the Title Benefit represents only a discrepancy whereby:
(A) the Net Revenue Interest for such Lease is greater than the Net Revenue Interest stated in Exhibit A-1 but for which there is a proportionate increase in the Working Interest in respect of such Lease, then such Title Defect Amount will be:
(1) the Allocated Value of such Lease; multiplied by
(2) a fraction, the numerator of which is the Net Revenue Interest increase and the denominator of which is the Net Revenue Interest for such Lease stated in Exhibit A-1;
provided, however, that Section 8.8(c)(iii) shall apply in lieu of this Section 8.8(c)(ii)(A) if such Title Benefit does not affect such Lease throughout its entire life.
(B) the Net Revenue Interest for such Well is greater than the Net Revenue Interest stated in Exhibit B but for which there is a proportionate increase in the Working Interest in respect of such Well, then such Title Defect Amount will be:
(1) the Allocated Value of such Well; multiplied by
(2) a fraction, the numerator of which is the Net Revenue Interest increase and the denominator of which is the Net Revenue Interest for such Well stated in Exhibit B;
provided, however, that Section 8.8(c)(iii) shall apply in lieu of this Section 8.8(c)(ii)(B) if such Title Benefit does not affect such Well throughout its entire life.

(iii) if the Title Benefit is a type not described in this Section 8.8(c), the Title Benefit Amount will be determined by mutual agreement of the Parties in good faith (or if the Parties cannot agree, by the Title Arbitrator) by taking into account:
(1) the Allocated Value of the affected Property;
(2) the portion of the affected Property affected by the Title Benefit;
(3) the legal effect of the Title Benefit;
(4) the values placed upon the Title Benefit by each Party; and
(5) such other factors as are necessary to make a proper evaluation.
8.9 Individual Title Threshold.
Except as expressly provided in Section 8.5(a)(iv), Corporation may not and has no right to assert or recover for, and there will be no adjustment to the Consideration or other remedy for, any individual Title Defect under this Section 8 unless the applicable Title Defect Amount exceeds the Individual Title Threshold. If any Title Defect with respect to any Asset arises from the same facts or circumstances as any other Title Defect for any Asset, the Title Defect Amounts for each such Title Defect shall be aggregated for purposes of determining whether the Title Defect Amount for any such Title Defect exceeds the Individual Title Threshold.
8.10 Title Dispute Resolution.
(a) The Parties will attempt in good faith to agree on matters regarding: (i) all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts, and (ii) the adequacy of any curative materials provided by Contributor to cure an alleged Title Defect (the “Disputed Title Matters”) prior to 5:00 p.m., Central time, on the third Business Day prior to Closing. If the Parties are unable to agree by no later than the Business Day prior to Closing (or by the end of the Cure Period if Contributor elects to attempt to cure a Title Defect after Closing), then the Disputed Title Matters will be exclusively and finally resolved pursuant to this Section 8.10.
(b) There will be a single title arbitrator, who must be a title attorney licensed in Texas with at least 10 years’ experience in oil and gas titles involving properties in the regional area within such state where the Property at issue is located and may not be a current or former employee of any Party or its Affiliates or a Person that has performed (or is a part of a firm that has performed) work for any Party of its Affiliates (the “Title Arbitrator”). If such Property is located in more than one state, then there will be a Title Arbitrator for each such state. The Title Arbitrator will be selected by mutual agreement of the Parties no later than 15 days after Closing (or the end of the Cure Period if Contributor elected to attempt to cure a Title Defect after Closing), or, absent such agreement, by the Houston, Texas, office of the American Arbitration Association.
(c) Each Party shall submit to the Title Arbitrator such Party’s proposed resolution of the Disputed Title Matter no later than 15 days after the appointment of the Title Arbitrator. The proposed resolution of the Disputed Title Matter shall include the best offer of the submitting Party in a single monetary amount that such Party is willing to pay or accept (as applicable) to settle the Disputed Title Matter. The Title Arbitrator shall be limited to awarding only one or the other of the two proposed settlement amounts.
(d) The arbitration proceeding will be held in Houston, Texas, and will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms and conditions of this Section 8.10.
(e) The Title Arbitrator shall make its determination no later than 30 days after submission of the Disputed Title Matters. The Title Arbitrator’s determination will include its rationale and reasoning in respect of each Disputed Title Matter considered. The Title Arbitrator’s determination will be final and binding upon the Parties, without right of appeal. In making its determination, the Title Arbitrator shall be bound by the rules set forth in this Section 8.10 and, subject to the foregoing, may consider such other matters as, in the opinion of the Title Arbitrator, are necessary to make a proper determination.
(f) The Title Arbitrator will act as an expert for the limited purpose of determining the specific Disputed Title Matter submitted by a Party and may not award damages, interest or penalties to either Party with respect to any matter.

(g) Each Party will bear its own legal fees and other costs of presenting its case to the Title Arbitrator. The Party that does not prevail in such arbitration (as determined by the Title Arbitrator) shall bear all of the costs and expenses of the Title Arbitrator.
(h) Nothing herein shall operate to cause Closing to be delayed on account of any arbitration conducted pursuant to this Section 8.10; provided, however, that if the Title Arbitrator must resolve one or more Disputed Title Matters in order to determine whether the “walk-right” conditions to closing are satisfied pursuant to Section 12.1(e) or Section 12.2(e) because a Party has, prior to the Closing Date, in writing asserted its right to terminate this Agreement subject to resolution of such Disputed Title Matter(s), then the Outside Date shall be extended on a day-for-day basis pending resolution of such dispute, and no Party may terminate this Agreement pursuant to Section 13.1(e) on account of any such closing condition not being satisfied unless, based on the Title Arbitrator’s resolution of such dispute or the written agreement of the Parties (including Contributor’s written acceptance of any Title Defect Amounts asserted by Corporation with respect to any alleged Title Defects), the applicable condition(s) are not satisfied.
8.11 Special Warranty of Title.
If Closing occurs, then effective as of the Closing Date, Contributor will warrant and defend in the applicable Assignment, Defensible Title to the Assets owned or held by Contributor against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Contributor or any of its Affiliates, but not otherwise. Breaches of Contributor’s special warranty of title in the Assignments are not subject to the Individual Title Threshold or the Title Deductible and will not be applied against the Title Deductible. Corporation is not entitled to protection under Contributor’s special warranty of Defensible Title contained in any of the applicable Assignments against any Title Defect that is asserted by Corporation in a Defect Notice in accordance with this Section 8, regardless of the outcome of such assertion and whether such assertion is subsequently withdrawn or otherwise. Recovery by Corporation for any breach by Contributor of the special warranty of Defensible Title contained in any of the applicable Assignments, together with any downward adjustments to the Consideration by the applicable Title Defect Amount, shall not exceed the Allocated Value of the affected Well or Lease. To assert a claim for breach of Contributor’s special warranty of Defensible Title contained in any of the Assignments, Corporation shall be required to provide a valid and effective Defect Notice to Contributor meeting the requirements of Section 8.4, which shall set forth the matters asserted to have resulted in such a breach, on or before the date that is 18 months following the Closing Date. Contributor shall have a reasonable opportunity (but not the obligation) to cure any breach of Contributor’s special warranty of Defensible Title set forth in the applicable Assignments asserted by Corporation pursuant to this Section 8.11, and Corporation shall reasonably cooperate with any such curative attempt by Contributor. For all purposes of this Agreement, Corporation shall be deemed to have waived, and Contributor shall not have any further liability for, any breach of Contributor’s special warranty of Defensible Title contained in any of the applicable Assignments that Corporation fails to validly assert by an effective Defect Notice given to Contributor prior to the date that is 18 months following the Closing Date.
8.12 New Leases; Replacement Leases.
(a) Notwithstanding anything herein to the contrary, the terms and provisions of this Section 8.12 shall apply with respect to any New Leases or Replacement Leases, and, in the event any of the terms or provisions of this Section 8.12 conflict with any of the terms or provisions of the other terms of this Section 8 or Section 9, the terms and provisions of this Section 8.12 shall govern and control.
(b) If Contributor does not obtain a Hydrocarbon lease that satisfies the Hydrocarbon Lease Standards covering the lands described on Exhibit A-1 with respect to any New Lease or Replacement Lease, as applicable (provided, that, Corporation may, in its sole discretion, waive the requirement that any applicable Hydrocarbon lease satisfy the Hydrocarbon Lease Standards), prior to the Closing, then: (i) such New Lease or Replacement Lease, as applicable, shall be deemed to be an Excluded Asset and shall not be conveyed to Corporation or its designated Affiliate hereunder; and (ii) the Consideration shall be reduced by the Allocated Value of such New Lease or Replacement Lease, as applicable, (and which reduction shall not be subject to the terms and provisions of Section 10).
(c) If Contributor does obtain a Hydrocarbon lease that satisfies the Hydrocarbon Lease Standards covering the lands described on Exhibit A-1 with respect to any New Lease or Replacement Lease, as applicable (or Corporation waives the requirement that any applicable Hydrocarbon lease satisfy the Hydrocarbon Lease Standards), prior to the Closing, then: (i) such New Lease or Replacement Lease, as applicable, shall constitute part of the Assets and shall be conveyed to Corporation or its designated Affiliate hereunder; and (ii) the remaining terms and provisions of this Section 8 and Section 9 shall apply with respect to the assertion of any Title Defects or Environmental Liabilities with respect to such New Lease or Replacement Lease, as applicable (and Corporation’s remedies hereunder with respect thereto), including, without limitation, that (A) any Defect Notice or Environmental Liability Notice with respect to such New Lease or Replacement Lease, as applicable, must be delivered prior to the expiration of the Examination Period and (B) any Title Defect or Environmental Liability affecting such New Lease or Replacement Lease, as applicable, shall be subject to the terms and provisions of Section 10, including the Individual Title Threshold, Individual Environmental Threshold, Title Deductible or Environmental Deductible, in each case, as applicable.
(d) Notwithstanding anything herein to the contrary, the sole and exclusive remedy of Corporation and the Partnership for any failure of Contributor to obtain a Hydrocarbon lease that satisfies the Hydrocarbon Lease Standards covering the lands described on Exhibit A-1 with respect to any New Lease or Replacement Lease, as applicable, shall be as set forth in Section 8.12(b) and, for purposes of clarity, neither Corporation nor the Partnership shall be permitted to allege any such failure as a breach of this Agreement by Contributor, including for purposes of Section 12.1(b).
9. ENVIRONMENTAL MATTERS
9.1 Exclusive Rights, Obligations, Representations, Warranties and Remedies.
Except as provided in Section 10.4:
(a) this Section 9 sets forth the Parties’ sole and exclusive rights, remedies, obligations, representations and warranties with respect to environmental matters and Contributor’s Environmental Liability in respect of the Assets;
(b) the only rights and remedies of Corporation with respect to environmental matters and Contributor’s Environmental Liability in respect of the Assets, and the only obligations being made by Contributor with respect to environmental matters and Contributor’s Environmental Liability in respect of the Assets, are as set forth in this Section 9; and
(c) except as otherwise provided in this Section 9, Contributor does not make, and Contributor expressly disclaims and negates, any warranty or representation, express or implied, statutory or otherwise, with respect to all environmental matters and Contributor’s Environmental Liability relating to the Assets and Corporation hereby waives and disclaims in their entirety any and all other rights, remedies, obligations, representations and warranties of any kind or nature, whether express, implied or statutory, with respect to all environmental matters and Contributor’s Environmental Liability relating to the Assets.
9.2 Environmental Assessment.
Subject to the other provisions of this Section 9, Corporation will have the right to conduct a Phase I Environmental Assessment with respect to the Assets as provided in or consistent with ASTM E1527-13 and limited environmental compliance review (“Environmental Assessment”), and in connection therewith shall have the right to enter the Lands operated by Contributor and inspect the Assets thereon. Corporation shall perform the Environmental Assessment in a reasonably safe and workmanlike manner and so as to not unreasonably interfere in any material respect with Contributor’s or the Third Party operator’s operations and in compliance with all applicable Laws, in each case, in all material respects. Contributor has the right, but not the obligation, to witness all such inspections at Contributor’s sole cost and expense. To the extent related to an Environmental Liability Notice, Corporation shall provide Contributor with copies of the results of the Environmental Assessment. Corporation shall keep the results of the Environmental Assessment confidential in accordance with the Confidentiality Agreement and shall not use such results for any purpose prior to Closing other than for the purpose of evaluating and exercising Corporation’s rights under this Agreement (together with related matters). If Corporation’s environmental consultant that is conducting an Environmental Assessment reasonably determines that sampling, testing, boring, drilling or other investigative activities (“Phase II ESA”) are necessary in order for Corporation to prove the existence of any Environmental Liability or determine any Lowest Cost Response and Corporation desires to request such Phase II ESA, Corporation shall (a) furnish Contributor with a written description of the proposed scope of such Phase II ESA and (b) obtain the prior written consent of Contributor (such consent to be given at Contributor’s sole discretion) to undertake such Phase II ESA. If Contributor denies a request by Corporation to undertake a Phase II ESA with respect to any Asset or Corporation is not permitted to conduct an Environmental Assessment with respect to any Asset, Corporation may elect to exclude such Asset (or a portion of such Asset) from the Assets to be acquired by Corporation at the Closing, in which case, such Asset (or such portion of such Asset) shall be an Excluded Asset and the Consideration shall be reduced by an amount equal to the Allocated Value (if any) of such Asset (or, if only a portion of such Asset is so excluded, a portion of such Allocated Value as determined in good faith by the Parties) and the Individual Environmental Threshold and Title Deductible or Environmental Deductible as applicable, shall not apply thereto. If Corporation performs a Phase II ESA in accordance herewith, then to the extent related to an Environmental Liability Notice, Corporation shall provide Contributor with copies of the results of such Phase II ESA. Corporation shall keep the results of the Phase II ESA confidential in accordance with the Confidentiality Agreement and shall not use such results for any purpose prior to Closing other than for the purpose of exercising Corporation’s rights under this Agreement.

9.3 NORM and Hazardous Materials.
Without modifying any obligations or remedies under this Agreement, (i) Corporation acknowledges that the Assets have been used for exploration, development, and production of Hydrocarbons and that there may be Hydrocarbons, produced water, wastes, Hazardous Materials or other materials located on or under the Assets or associated with the Assets, (ii) equipment and sites included in the Assets, and the materials and equipment located on the Assets or included in the Assets may contain wastes, Hazardous Materials and/or NORM, (iii) NORM may affix or attach itself to the inside of Wells, materials and equipment as scale or in other forms, (iv) Hazardous Materials, NORM containing material, and/or wastes may have come in contact with soil or other environmental media and (v) special procedures may be required for the remediation, removal, transportation, disposal or other management or handling of soil, water, wastes, Hazardous Materials, and NORM from the Assets.
9.4 Environmental Liability Notice.
Corporation may, by Notice to Contributor on or before the end of the Examination Period, assert the existence of an alleged Environmental Liability (such Notice, the “Environmental Liability Notice”). Except as provided in Section 10.4, no claims for Environmental Liability may be submitted after the Examination Period, and any matters that may otherwise constitute Environmental Liabilities, but for which Corporation has not delivered an Environmental Liability Notice to Contributor prior to the expiration of the Examination Period, shall be deemed to have been waived by Corporation for all purposes. Corporation shall use its commercially reasonable efforts to provide Contributor, on or before the end of each calendar week prior to the expiration of the Examination Period, notice of any Environmental Liability that Corporation or its employees or environmental consultants or contractors conducting Corporation’s Environmental Assessment identifies during the preceding calendar week (and which Corporation has determined in good faith it is reasonably likely to assert as an Environmental Liability hereunder), which notice may be preliminary in nature and supplemented prior to the expiration of the Examination Period; provided, however, that any failure to provide any such preliminary notice shall not prejudice Corporation’s right to assert such Environmental Liability in an Environmental Liability Notice or otherwise affect Corporation’s rights or obligations hereunder.
9.5 Environmental Liability Notice - Details.
To be effective, each Environmental Liability Notice asserting a claim for an Environmental Liability must be prepared in good faith (and the underlying Environmental Liability must be asserted in good faith), delivered in writing and include the following:
(a) a reasonably detailed description of the alleged Environmental Liability and the basis therefor;
(b) the Assets affected by the Environmental Liability;
(c) supporting documents available to Corporation that are reasonably necessary for Contributor to verify the existence of the alleged Environmental Liability; and
(d) the estimated amount of the Lowest Cost Response applicable to such alleged Environmental Liability and the computations upon which Corporation’s good faith belief is based.
Following the delivery of any Environmental Liability Notice, Corporation shall promptly deliver any additional supporting documents that become available to Corporation with respect to the applicable Environmental Liability that it would have been required to include in the applicable Environmental Liability Notice pursuant to Clause (c) above. With respect to any Environmental Liability Notice, if such Environmental Liability Notice (i) is not timely delivered on or prior to the expiration of the Examination Period or (ii) does not meet the requirements set forth in Clauses (a) through (d) above in all material respects, subject to Section 10.4, such Environmental Liability Notice shall not be effective and any Environmental Liability asserted therein shall thereafter be deemed to have forever waived and Corporation shall have no right to assert such Environmental Liability as the basis for an adjustment to the Consideration hereunder.
9.6 Contributor’s and Corporation’s Remedy.
(a) Subject to this Sections 9.6(a) and 9.8, Contributor shall, at its sole election and no later than 5:00 p.m., Central time, on the third Business Day prior to the Scheduled Closing Date, elect as to each Environmental Liability (other than a Disputed Environmental Matter) to:
(i) assign the applicable Asset affected by the Environmental Liability to Corporation and reduce the Consideration by the Lowest Cost Response applicable to such Environmental Liability;

(ii) dispute such Environmental Liability pursuant to Section 9.8; or
(iii) to the extent the Lowest Cost Response for an Environmental Liability exceeds the Allocated Value of the applicable Asset affected by such Environmental Liability, exclude such Asset from the Assets to be acquired by Corporation at the Closing, in which case, such Asset shall be an Excluded Asset and the Consideration shall be reduced by an amount equal to the Allocated Value of such Asset (and the Individual Environmental Threshold and Environmental Deductible shall not apply thereto).
If Contributor does not deliver a notice of election with respect to the remedies set forth in this Section 9.6(a) by 5:00 p.m., Central time, on the third Business Day prior to the Closing Date, then Contributor shall be deemed to have elected the remedy set forth in Section 9.6(a)(ii).
(b) For purposes of clarity, Contributor shall be permitted to attempt to cure or remediate to Corporation’s reasonable satisfaction any Environmental Liability prior to Closing and shall not be deemed to have waived any of its rights hereunder (including its right to contest the existence of the applicable Environmental Liability or the Lowest Cost Response thereof) by reason of any such election to attempt to cure or remediate.
(c) With respect to any Disputed Environmental Matter:
(i) the Asset subject to the applicable Environmental Liability will be acquired by Corporation at Closing;
(ii) at Closing, Corporation and the Partnership shall issue and deliver to Contributor (A) a number of Partnership Common Units equal to (x) the positive difference (if any) between the Allocated Value and the Lowest Cost Response (as agreed upon by the Parties or, if in dispute as of Closing, then as alleged by Corporation in good faith in the applicable Environmental Liability Notice) for each such Asset divided by (y) the Execution Date Per Share Value and (B) a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b);
(iii) the Consideration will be reduced by the Lowest Cost Response (as agreed upon by the Parties or, if in dispute as of Closing, then as alleged by Corporation in good faith in the applicable Environmental Liability Notice) and, at Closing, Corporation and the Partnership will deliver to the Transfer Agent, as part of the Defect Deposit, a number of Partnership Common Units equal to (x) such Lowest Cost Response divided by (y) the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)); and
(iv) prior to the expiration of 10 Business Days after the final determination of the Environmental Arbitrator with respect to a Disputed Environmental Matter:
(A) if such Environmental Liability is determined by the Environmental Arbitrator not to be an Environmental Liability, then the Parties shall instruct the Transfer Agent to release to Contributor from the Defect Deposit Escrow a number of Partnership Common Units equal to (x) the applicable Lowest Cost Response divided by (y) the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)); and
(B) if the Parties agree to the disputed Lowest Cost Response or if the disputed Lowest Cost Response is determined by the Environmental Arbitrator, Corporation and Contributor shall instruct the Transfer Agent to release (1) to Corporation from the Defect Deposit Escrow, a number of Partnership Common Units equal to (x) the applicable Lowest Cost Response divided by (y) the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)), and (2) to Contributor from the Defect Deposit Escrow, a number of Partnership Common Units equal to (x) the positive difference (if any) between the applicable Lowest Cost Response that constitutes part of the Defect Deposit Amount pursuant to Section 9.6(c)(iii) and the applicable Lowest Cost Response as finally determined pursuant to this Section 9.6(c)(iv)(B) divided by (y) the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)).
9.7 Individual Environmental Threshold.
Except as expressly provided in Section 9.6(a)(iii), Corporation may not and has no right to assert or recover for, and there will be no adjustment to the Consideration or other remedy for, any Environmental Liability under this Section 9 unless and until the Lowest Cost Response applicable to such Environmental Liability exceeds the Individual Environmental Threshold. If any Environmental Liability with respect to any Asset arises from the same facts or circumstances as any other Environmental

Liability for any Asset, the Lowest Cost Response for each such Environmental Liability shall be aggregated (only in one instance) for purposes of determining whether the Lowest Cost Response for any such Environmental Liability exceeds the Individual Environmental Threshold.
9.8 No Agreement.
If the Parties are unable to agree upon (x) the validity of an alleged Environmental Liability, (y) the Lowest Cost Response for any such Environmental Liability or (z) the adequacy of any curative or remedial actions taken by Contributor to cure or remediate an alleged Environmental Liability, on or before the third Business Day prior to Closing, then such dispute (each, a “Disputed Environmental Matter”) will be exclusively and finally resolved as follows:
(a) The Parties shall meet and attempt to mutually agree on a resolution to the dispute no later than the Business Day prior to Closing.
(b) If the Parties are unable to resolve the dispute prior to Closing, then:
(i) The entirety of the Asset affected by the Environmental Liability will be excluded from the Assets to be acquired by Corporation at the Closing and shall be an Excluded Asset, and the dispute will be resolved by an environmental attorney with at least 10 years’ experience in oil and gas environmental matters in Texas and may not be a current or former employee or outside counsel of a Party or its Affiliates or a Person that has performed (or is a part of a firm that has performed) work for any Party of its Affiliates, or have any financial interest in the dispute (such environmental attorney, the “Environmental Arbitrator”).
(ii) The Consideration will be reduced in accordance with Section 9.6(c).
(iii) The Environmental Arbitrator will be selected by agreement of the Parties. If the Parties are unable to agree on the Environmental Arbitrator no later than 30 days after Closing, then the Environmental Arbitrator will be selected by the office of the American Arbitration Association located in Houston, Texas.
(iv) The arbitration proceeding will be held in Houston, Texas, and will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent that such rules do not conflict with the terms of this Section 9.8.
(v) The Environmental Arbitrator’s determination will be made no later than 30 days after the date of submission of the matters in dispute and will be final and binding on the Parties without right of appeal. In making his decision, the Environmental Arbitrator will be bound by the rules set forth in this Section 9 and this Agreement and may consider such other matters as in the opinion of the Environmental Arbitrator are reasonably necessary or helpful to make a proper determination. Additionally, the Environmental Arbitrator may consult with and engage disinterested Third Parties to advise the Environmental Arbitrator. The Environmental Arbitrator will act as an expert for the limited purpose of determining validity of an alleged Environmental Liability or the Lowest Cost Response and may not award damages, interest or penalties to either Party with respect to any other matter.
(vi) Each Party will bear its own legal fees and other costs of presenting its case. The Party that does not prevail in such arbitration (as determined by the Environmental Arbitrator) shall bear all of the costs and expenses of the Environmental Arbitrator.
(vii) Nothing herein shall operate to cause Closing to be delayed on account of any arbitration conducted pursuant to this Section 9.8; provided, however, that if the Environmental Arbitrator must resolve one or more Disputed Environmental Matters in order to determine whether the “walk-right” conditions to closing are satisfied pursuant to Section 12.1(e) or Section 12.2(e) because a Party has, prior to the Closing Date, in writing asserted its right to terminate this Agreement subject to resolution of such Disputed Environmental Matter(s), then the Outside Date shall be extended on a day-for-day basis pending resolution of such dispute, and no Party may terminate this Agreement pursuant to Section 13.1(e) on account of any such closing condition not being satisfied unless, based on the Environmental Arbitrator’s resolution of such dispute or the written agreement of the Parties (including Contributor’s written acceptance of any Lowest Cost Response asserted by Corporation with respect to any alleged Environmental Liabilities), the applicable condition(s) are not satisfied.

10. TITLE AND ENVIRONMENTAL DEDUCTIBLE; DEFECT DEPOSIT
10.1 Title Deductible.
Except as expressly provided in Section 8.5(a)(iv), Corporation may not and has no right to assert or recover for, and there will be no adjustment to the Consideration or other remedy for, any Title Defect under Section 8 unless and until the aggregate sum of:
(a) all Title Defect Amounts in respect of Title Defects that exceed the Individual Title Threshold (excluding any Title Defects cured (either before or after Closing, if cured prior to the expiration of the Cure Period) by Contributor and, for purposes of clarity, including the portion of such Title Defect Amounts that are greater than, equal to or less than the Individual Title Threshold); plus
(b) the Applicable Title Benefit Value,
exceeds the Title Deductible, after which point Corporation will be entitled to adjustments to the Consideration as set forth in Section 8 for any amounts in excess of the Title Deductible only. For purposes of clarity, such adjustment to the Consideration shall be applied pursuant to the other terms of this Agreement and all or a portion thereof may be delivered by Corporation to the Transfer Agent as the Defect Deposit Escrow.
10.2 Environmental Deductible.
Except as expressly provided in Section 9.6(a)(iii), Corporation may not and has no right to assert or recover for, and there will be no adjustment to the Consideration or other remedy for, any Environmental Liability under Section 9 unless and until the aggregate sum of all Lowest Cost Responses in respect of Environmental Liabilities that exceed the Individual Environmental Threshold (excluding any Environmental Liabilities remediated or otherwise cured prior to the Closing by Contributor) exceeds the Environmental Deductible, after which point Corporation will be entitled to adjustments to the Consideration as set forth in Section 9 for any amounts in excess of the Environmental Deductible only. For purposes of clarity, such adjustment to the Consideration shall be applied pursuant to the other terms of this Agreement and all or a portion thereof may be delivered by Corporation to the Transfer Agent as the Defect Deposit Escrow.
10.3 Deductibles.
Notwithstanding the foregoing Sections 10.1 and 10.2, but subject to Section 10.4, if Contributor timely cures or remediates any Title Defects or Environmental Liabilities as provided herein, and the effect of such cure or remediation causes the Title Deductible or Environmental Deductible, as applicable, to not be exceeded, then, (i) the Parties acknowledge and agree that there will be no adjustments to the Consideration or other remedies provided by Contributor for any Title Defects or Environmental Liabilities, as applicable, (ii) Contributor shall be reimbursed by Corporation for any downward adjustments to the Consideration attributable to any Title Defect Amounts or Lowest Cost Responses, as applicable, that were made at Closing (including, for purposes of clarity, for any Defect Deposit Securities from the Defect Deposit Escrow previously released to Corporation by the Transfer Agent), with such reimbursement to be reflected and accounted for in the Final Settlement Statement (or, if at such time, the final adjustments to the Consideration have already been determined in accordance with Section 3.5, then Corporation and the Partnership shall promptly deliver to Contributor a number of Partnership Common Units equal to (x) such reimbursement amount divided by (y) the Execution Date Per Share Value (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b))), and (iii) all Defect Deposit Securities held in the Defect Deposit Escrow in respect of Title Defect Amounts or Lowest Cost Responses, as applicable, shall be thereafter released to Contributor. With respect to any Defect Deposit Securities to be released from the Defect Deposit Escrow to Contributor pursuant to Section 8, Section 9 or this Section 10, such shares will be released to Contributor as provided in the joint instructions delivered to the Transfer Agent pursuant to Section 10.6.
10.4 Exceptions.
Notwithstanding anything to the contrary in this Agreement, nothing in Section 8 or 9 shall limit, affect or waive any right or remedy of Corporation, or any obligation, representation or warranty of Contributor, under (a) Sections 5.1(d), 5.1(f), 5.1(k), 5.1(o) (the second sentence thereof), 5.1(p), 5.1(r), 5.1(w) or 5.1(x) or Section 8.11, (b) the special warranty of Defensible Title contained in any of the applicable Assignments, and (c) the Retained Obligations and any indemnification obligations associated therewith, in each case, to the extent provided herein. Notwithstanding the foregoing and for the avoidance of doubt, with respect to any matter or circumstance that Corporation has alleged as a Title Defect or Environmental Liability under Section 8 or 9, as applicable, and that would also constitute a breach of any of the representations and warranties described in clause (a) above, Corporation shall only be entitled to a single recovery of the applicable Liabilities (including relevant Title Defect

Amounts or Lowest Cost Responses) arising out of or resulting from such matter or circumstance and Contributor shall not have any obligation or liability under Section 11 or otherwise with respect to any amount to the extent such amount has already been taken into account and applied as an adjustment to the Consideration hereunder.
10.5 Retraction.
Corporation may retract any Defect Notice or Environmental Liability Notice by providing written notice thereof to Contributor after the Examination Period and at least one (1) Business Day prior to the Closing that expressly provides that such Defect Notice or Environmental Liability Notice, as applicable, is retracted, in which case, (a) the Title Defect Amount in such Defect Notice or the Lowest Cost Response in such Environmental Liability Notice, as applicable, shall be disregarded for purposes of this Agreement, including Section 12, (b) Corporation shall be deemed to have waived the applicable alleged Title Defect or Environmental Liability and any right to recovery or remedy therefor, (c) Contributor shall not have any liability with respect to the applicable alleged Title Defect or Environmental Liability hereunder, including under Sections 8 and 9, and (d) with respect to any applicable alleged Title Defect, it shall be considered a Permitted Encumbrance for all purposes hereof.
10.6 Defect Deposit.
(a) If any Defect Deposit Securities have been issued to Contributor and delivered to the Transfer Agent at the Closing pursuant to Section 8 or Section 9, such Defect Deposit Securities will be subject to the provisions of this Section 10.6. All Defect Deposit Securities (i) shall be credited to Contributor in book-entry form on the books and records of the Transfer Agent in the Defect Deposit Escrow and (ii) shall be held in custody by the Transfer Agent and disbursed in accordance with the provisions of Section 8, Section 9, Section 10.6(b) and Section 10.6(c), and, while so held by the Transfer Agent, Contributor shall have sole and exclusive voting power over the Defect Deposit Securities unless and until delivered to Corporation in accordance with this Agreement. Notwithstanding anything herein to the contrary, no fractional Defect Deposit Securities shall be disbursed from the Defect Deposit Escrow, and, to the extent that any such fractional Defect Deposit Securities would be required to be so disbursed but for this sentence, such fractional Defect Deposit Securities shall be rounded up to the nearest whole number of Defect Deposit Securities.
(b) In the event that any Defect Deposit Securities remain in the Defect Deposit Escrow following such time as all Title Defects have been cured or finally resolved pursuant to Section 8 and all Environmental Liabilities have been finally resolved pursuant to Section 9, then the Parties shall instruct the Transfer Agent to release to the applicable Party from the Defect Deposit Escrow all such remaining Defect Deposit Securities.
(c) Releases of any Defect Deposit Securities from the Defect Deposit Escrow shall (i) specify the amount of Defect Deposit Securities to be released from the Defect Deposit Escrow, (ii) specify such account and the Person or Persons to whom such amount shall be released and (iii) be made only in accordance with written instructions that are jointly signed by Contributor and Corporation, which instructions shall be in a form acceptable to the Transfer Agent and shall be accompanied by any other documentation that may be requested by the Transfer Agent.
(d) Corporation and Contributor agree to deliver to the Transfer Agent all powers of attorney, endorsements, affidavits, letters, notices, instructions, directions, consents, certificates, statements, or other papers or documents requested by the Transfer Agent to effectuate the provisions of this Section 10.6.
11. ASSUMPTION; INDEMNIFICATION; WAIVERS
11.1 Corporation Assumption of Assumed Obligations.
From and after the Closing, Corporation shall assume and agree to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) the Assumed Obligations.
11.2 Retained Obligations.
From and after Closing, Contributor will retain and will remain solely liable and responsible for the fulfillment, performance, payment, and discharge of the Retained Obligations for the periods specified herein. For purposes of clarity, Contributor’s obligations pursuant to the foregoing sentence with respect to any Retained Obligations (other than Specified Retained Obligations) shall terminate and shall no longer be in force and effect following such time as the survival period for Contributor’s indemnification obligations in respect of the same expires pursuant to Section 11.6(c)(iii); provided, however, such Retained Obligations shall not thereafter be deemed to be Assumed Obligations for any purposes hereunder.

11.3 Contributor Indemnity.
From and after Closing, Contributor shall indemnify, defend, and hold harmless Corporation, its Affiliates and each of their respective officers, members, managers, partners, directors, employees and representatives (the “Corporation Indemnified Parties”) against any and all Liabilities as a result of, relating to, or arising out of:
(a) any breach of any representation or warranty made by Contributor in this Agreement or the certificate delivered pursuant to Section 3.4(a);
(b) any breach of any covenant or agreement made or to be performed by Contributor under this Agreement; and
(c) any Retained Obligations.
11.4 Corporation Indemnity.
From and after the Execution Date with respect to Section 11.4(a), and from and after the Closing with respect to Sections 11.4(b) through and including 11.4(d), Corporation shall indemnify, defend, and hold harmless Contributor, its Affiliates and each of their respective officers, members, managers, partners, directors, employees, and representatives (the “Contributor Indemnified Parties”) against any and all Liabilities as a result of, relating to, or arising out of:
(a) any access by Corporation, its Affiliates or its or their Representatives to any portion of the Assets during the Interim Period, regardless of whether such Liabilities arise out of or result in whole or in part from Contributor’s (or its Affiliates, or their employees’, agents’, contractors’, Representatives’, successors’ or assigns’) sole or concurrent negligence or fault:
(b) any breach of any representation or warranty made by Corporation in this Agreement or the certificate delivered pursuant to Section 3.3(b);
(c) any breach of any covenant or agreement made or to be performed by Corporation under this Agreement; and
(d) the Assumed Obligations.
11.5 Express Negligence Rule.
The indemnification and waiver provisions in this Section 11 shall be enforceable regardless of whether any Person (including the Person from whom indemnification is sought) alleges or proves the sole, concurrent, contributory, or comparative negligence of the Person seeking indemnification or the sole or concurrent strict liability imposed upon the Person seeking indemnification, except in the case of gross negligence or willful misconduct by such Person.
11.6 Limitations on Liability.
(a) Threshold and Deductible on Contributor’s Indemnity. Contributor shall not have any obligation or liability for any indemnification under this Agreement:
(i) for any individual Liability to which the Corporation Indemnified Parties are entitled to indemnification under this Agreement unless the amount with respect to such Liability (when aggregated with all other Liabilities arising from the same or related facts or circumstances in that instance only) exceeds the Individual Indemnity Threshold; and
(ii) until and unless the aggregate amount of all Liabilities to which the Corporation Indemnified Parties are entitled to indemnification under this Agreement exceeds the Indemnity Deductible, and then only to the extent such Liabilities exceed the Indemnity Deductible;
provided, however, that Contributor’s indemnity in respect of the Excepted Matters shall not be subject to the Individual Indemnity Threshold or the Indemnity Deductible as set forth in this Section 11.6(a).
(b) Cap on Contributor’s Liability. The maximum aggregate liability of Contributor under Section 11.3 shall not exceed the Indemnity Cap; provided, however, that such maximum aggregate liability shall not apply to Liabilities as a result of, relating to, or arising out of, the Excepted Matters and no such Liabilities shall apply towards the Indemnity Cap. Notwithstanding anything to the contrary herein, the maximum aggregate liability of Contributor under Section 11.3, including, for purposes of clarity, with respect to Liabilities as a result of, relating to, or arising out of, the Excepted Matters (other than with respect to clause (b) of the definition of Retained Obligations), shall not exceed 100% of the Consideration.

(c) Survival of Representations, Warranties, Covenants and Agreements.
(i) The Fundamental Representations shall survive Closing without limitation. The Non-Fundamental Representations (except Section 5.1(g)) shall survive Closing until the date that is 12 months after the Closing Date. Each representation and warranty in Section 5.1(g) shall survive Closing until 30 days after the time for the applicable Governmental Authority to make an assessment with respect to such representation and warranty has expired.
(ii) Except as set forth in Sections 8.11 and 11.6(c)(iii), (A) liability for and indemnification for a breach of the covenants and agreements of the Parties to be performed prior to Closing under this Agreement shall survive Closing until the date that is 12 months after the Closing Date, (B) except for Section 6.7, liability for and indemnification for a breach of the covenants and agreements of the Parties to be performed at and after Closing under this Agreement shall survive Closing until fully performed, and (C) liability for and indemnification for a breach of each covenant and agreement in Section 6.7 shall survive Closing until 30 days after the time for the applicable Governmental Authority to make an assessment with respect to such covenant and agreement has expired.
(iii) Sections 11.3(a), 11.3(b), 11.4(b) and 11.4(c) shall survive Closing and terminate as of the expiration date of each respective representation, warranty, covenant or agreement that is subject thereto. Section 11.3(c) shall survive the Closing until the date that is 12 months after the Closing Date; provided that (I) Section 11.3(c) shall survive the Closing indefinitely with respect to Contributor’s obligations thereunder related to the Specified Retained Obligations, (II) Section 11.3(c) shall survive the Closing for 24 months with respect to Contributor’s obligations thereunder related to the Retained Obligations described in Clauses (g) and (i) of the definition thereof and (III) Section 11.3(c) shall survive the Closing until 30 days after the time for the applicable Governmental Authority to make an assessment with respect to such items has expired with respect to Contributor’s obligations thereunder related to the Tax Retained Obligations. Sections 11.4(a) and (d) shall survive the Closing indefinitely.
(iv) Notwithstanding the foregoing in this Section 11.6(c), there shall be no termination of any bona fide claim for breach of any representation, warranty, covenant or agreement asserted and delivered in writing to Contributor or Corporation, as applicable, prior to the termination of such representation, warranty, covenant or agreement under this Section 11.6(c).
(d) Reductions. The amount of any Liabilities subject to indemnification under this Agreement shall be reduced or reimbursed, as the case may be, by any Third Party insurance proceeds (including reinsurance proceeds received by a wholly owned captive insurance company) and Third Party recoveries actually received by an Indemnified Party with respect to such Liabilities, net of any reasonable out-of-pocket costs and expenses (including all reasonable out-of-pocket costs and expenses incurred by Third Parties in investigating, prosecuting, defending and collecting such recovered amount and any deductibles paid to obtain insurance coverage) actually incurred and Taxes incurred or reasonably expected to be incurred by such Indemnified Party in obtaining such Third Party payment. If an Indemnified Party receives an amount under insurance coverage or from such Third Party with respect to Liabilities that were the subject of indemnification under this Agreement at any time subsequent to indemnification provided thereunder, then Corporation shall, in the case of a Corporation Indemnified Party that receives such proceeds, promptly reimburse or procure such reimbursement to Contributor, and Contributor shall, in the case of a Contributor Indemnified Party that receives such proceeds, promptly reimburse or procure such reimbursement to Corporation, in each case net of any reasonable out-of-pocket costs and expenses (including all reasonable out-of-pocket costs and expenses incurred by Third Parties in investigating, prosecuting, defending and collecting such recovered amount and any deductibles paid to obtain insurance coverage) actually incurred and Taxes incurred or reasonably expected to be incurred by such Indemnified Party in obtaining such Third Party payment.
(e) Mitigation. Corporation shall, and shall procure that each Corporation Indemnified Party shall, and Contributor shall, and shall procure that each Contributor Indemnified Party shall, make commercially reasonable efforts to mitigate or minimize Liabilities under this Agreement upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Liabilities that are indemnifiable under this Agreement; provided, that such Indemnified Party shall not be required to incur extraordinary expense or risk to mitigate or minimize any such Liabilities.
(f) Determining Amount of Liabilities. For the purposes of determining (i) whether a representation or warranty has been breached for the purposes of this Section 11 and (ii) the amount of any Liabilities as a result or, relating to, or arising out of, any breaches of the representations or warranties of Contributor in Section 5 or any certificate delivered under Section 3.4(a), such representations and warranties and the terms of such certificate shall be deemed not qualified by any references to materiality, Contributor Material Adverse Effect or similar qualifiers, and such qualifiers shall be disregarded.

(g) Certain Rights and Liabilities. Any claim for indemnity under this Section 11 by any current or former Affiliate, stockholder, member, officer, director, employee, agent, lender, advisor, representative, accountant, attorney and consultant of any Party must be brought and administered by the applicable Party to this Agreement. No Person other than Contributor and Corporation shall have any rights against either Contributor or Corporation under the terms of this Section 11 except as may be exercised on its behalf by Corporation or Contributor, as applicable, pursuant to this Section 11. No Contributor Indemnified Party (other than Contributor) or Corporation Indemnified Party (other than Corporation) shall have any obligations or liabilities under this Agreement and:
(i) Contributor waives and releases each Corporation Indemnified Party (other than Corporation) from any and all Liabilities arising out of the Transaction, this Agreement or the Transaction Documents; and
(ii) Corporation waives and releases each Contributor Indemnified Party (other than Contributor) from any and all Liabilities arising out of the Transaction, this Agreement or the Transaction Documents.
(h) Notice of Breaches. Each Party shall promptly notify the other Party in reasonable detail after such Party or any of its Affiliates, or any of their respective Representatives, obtains Knowledge that any representation, warranty, covenant or other agreement of such other Party contained in this Agreement is, becomes or will be untrue, or has been or may be breached, as applicable, in any material respect, on or before the Closing Date.
(i) Waiver of Right to Rescission. The Parties acknowledge and agree that, subject to Section 13.3, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant, or agreement contained herein or for any other Liabilities arising in connection with or with respect to the transactions contemplated by this Agreement. As the payment of money shall be adequate compensation, Corporation and Contributor waive any right to rescind this Agreement or the transactions contemplated hereby.
(j) No Duplication of Remedies. The amount of any Liabilities to which any Indemnified Party is entitled hereunder shall be determined without duplication of any other recovery hereunder in respect of such Liabilities and, in furtherance of the foregoing, the Parties acknowledge and agree that (i) to the extent any matter results in the breach of more than one representation or warranty of a Party hereunder, the applicable Indemnified Parties shall only be entitled to a single recovery of the applicable Liabilities arising out or resulting from such matter and (ii) neither Party shall have any obligation or liability under this Section 11 with respect to any amount to the extent such amount has already been taken into account and applied as an adjustment to the Consideration hereunder.
11.7 Procedures.
Claims for indemnification under this Agreement shall be asserted and resolved as follows.
(a) Third Party Claim. If any Person entitled to seek indemnification under this Agreement (an “Indemnified Party”) receives Notice of the assertion or commencement of any claim asserted against an Indemnified Party by a Third Party (“Third Party Claim”) in respect of any matter that is subject to indemnification under this Agreement, the Indemnified Party shall promptly:
(i) notify the Party obligated to indemnify the Indemnified Party pursuant to this Agreement (the “Indemnifying Party”) of the Third Party Claim; and
(ii) transmit to the Indemnifying Party a Notice (a “Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), the Indemnified Party’s estimate of the amount of Liabilities attributable to the Third Party Claim and the basis of the Indemnified Party’s request for indemnification under this Agreement (including the specific indemnification obligation under Section 11.3 or 11.4, as applicable, and any corresponding breach, in each case, that is applicable thereto). Failure to timely provide such Claim Notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party is materially prejudiced by such delay or omission. For the avoidance of doubt, reference in this Section 11.7 to “indemnification” shall also mean defense and hold harmless remedies.
(b) Defense by Indemnifying Party. Except with respect to Tax Audits described in Section 6.7(d), the Indemnifying Party shall have the right to defend the Indemnified Party against such Third Party Claim, which right will be deemed waived by the Indemnifying Party if not exercised by delivering written Notice thereof to the Indemnified Party no later than 30 days after the Indemnifying Party’s receipt of the applicable Claim Notice. The Indemnifying Party’s failure to respond in writing to a Notice with respect to a Third Party Claim within the 30-day period shall be deemed an election by the Indemnifying Party not to assume responsibility for defense and payment of the Third Party Claim. The Indemnified Party is authorized, prior to and during such 30-day period, to file any motion, pleading or other answer that it deems necessary or appropriate to protect its interests, or those of the Indemnifying Party, and that is not prejudicial to the Indemnifying Party. If the Indemnifying Party timely notifies the Indemnified Party that the Indemnifying Party elects to assume the defense of the Third Party Claim, then (i) the Indemnifying Party shall have the right to defend such Third Party Claim in good faith with counsel selected by the Indemnifying Party (who shall be reasonably satisfactory to the Indemnified Party), by all appropriate proceedings, to a final conclusion or settlement at the discretion of the Indemnifying Party in accordance with this Section 11.7(b), and the Indemnifying Party shall pay any judgment entered or settlement with respect to such Third Party Claim and (ii) the Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided that the Indemnifying Party shall not enter into any settlement agreement or consent to the entry of any judgment with respect thereto, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned, or delayed) that (i) does not result in a final resolution of the Indemnified Parties’ liability to the Third Party with respect to the claim (including, in the case of a settlement, an unconditional written release of the Indemnified Party from all further liability in respect of such claim), (ii) may adversely affect in any material respect the Indemnified Party (other than as a result of money damages covered by the indemnity), (iii) requires a non-monetary commitment by the Indemnified Party, including compliance with an injunction or other equitable relief, (iv) includes any admission of guilt or culpability or (v) could set a legal precedent for, or otherwise prejudice Corporation or any of its Affiliates’ ability to legally defend, any calculation or payment of any royalties or overriding royalties attributable to the period after the Effective Date (including any deduction in connection therewith). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to reasonably cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest pursuant to this Section 11.7(b), including the making of any related counterclaim against the Third Party asserting the Third Party Claim or any cross complaint against any Person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.7(b), and the Indemnified Party shall bear its own costs and expenses with respect to such participation.
(c) Defense by Indemnified Party. Except with respect to Tax Audits described in Section 6.7(d), if (i) the Indemnifying Party elects (or is deemed to have elected) not to defend the Indemnified Party against a Third Party Claim pursuant to Section 11.7(b) or so elects to defend against such Third Party Claim but fails to diligently prosecute, indemnify against or settle such Third Party Claim, (ii) any Third Party Claim relates to or arises in connection with any Legal Proceeding by a Governmental Authority or any criminal proceeding, action, indictment, allegation or investigation, (iii) under applicable standards of professional conduct, a conflict of interest on any significant issue related to any Third Party Claim exists between the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, or (iv) any portion of any Third Party Claim is seeking relief that exceeds any limitation on liability in this Agreement, then the Indemnified Party shall have the right to defend, and be reimbursed for its cost and expense (but only if the Indemnified Party is actually entitled to indemnification hereunder) in regard to the Third Party Claim with counsel selected by the Indemnified Party, by all appropriate proceedings. In such circumstances, the Indemnified Party shall defend any such Third Party Claim in good faith and have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into any compromise or settlement of such Third Party Claim if indemnification is to be sought hereunder, without the Indemnifying Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 11.7(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.
(d) Direct Claim. Any claim by an Indemnified Party on account of Liabilities in respect of any matter that is subject to indemnification under this Agreement and that does not result from a Third Party Claim (a “Direct Claim”) will be asserted by giving the Indemnifying Party reasonably prompt Notice thereof (by delivery of a Claim Notice), but in any event not later than 30 days after the Indemnified Party becomes aware of the events that gave rise to such Direct Claim. Failure to timely provide such Notice shall not affect the right of the Indemnified Party’s indemnification under this Agreement, except to the extent the Indemnifying Party is materially prejudiced by such delay or omission. Such Claim Notice by the Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of Liabilities that have been or may be sustained by the Indemnified Party, and will set forth the basis of the Indemnified Party’s request for indemnification under this Agreement (including the specific indemnification obligation under Section 11.3 or 11.4, as applicable, and any corresponding breach, in each case, that is applicable thereto). The Indemnifying Party will have a period of 10 Business Days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 10 Business Day-period, the Indemnifying Party will be deemed to have disputed such Direct

Claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement, including enforcing its rights under Section 13.3.
11.8 Waiver of Non-Compensatory Damages.
IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGE IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES ATTACHED HERETO) OR ANY TRANSACTION DOCUMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE OR DAMAGES CAUSED BY DELAY, IN EACH CASE, THAT CONSTITUTE CONSEQUENTIAL DAMAGES), HOWEVER IT ARISES, WHETHER FROM BREACH OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, OR IN TORT, EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED IN WRITING OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER THE CLAIM OR LOSS IS CAUSED BY OR CONTRIBUTED TO BY THE SOLE, JOINT OR CONCURRENT NEGLIGENCE (IN ANY AMOUNT), STRICT LIABILITY, BREACH OF WARRANTY, BREACH OF CONTRACT, BREACH OF STATUTE, OR OTHER FAULT OR LEGAL LIABILITY OF ANY PARTY OR THIRD PARTY; PROVIDED, HOWEVER, THAT THIS SECTION 11.8 SHALL NOT LIMIT ANY LOSS ACTUALLY PAID TO A THIRD PARTY BY AN INDEMNIFIED PARTY THAT IS SUBJECT TO ANY INDEMNIFICATION, DEFENSE OR HOLD HARMLESS REMEDY IN THIS AGREEMENT.
11.9 Disclaimer of Application of Anti-Indemnity Statutes.
The Parties acknowledge and agree that the provisions of any anti-indemnity statute relating to oilfield services and associated activities are not applicable to this Agreement or the Transaction.
11.10 Certain Disclaimers.
EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN SECTION 5, ANY CERTIFICATE DELIVERED UNDER SECTION 3.4(A) OR THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENTS, AND EXCEPT FOR FRAUD, CONTRIBUTOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (A) TITLE TO ANY OF THE ASSETS, (B) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE ASSETS, (C) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (D) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES TO BE GENERATED BY THE ASSETS, (E) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE ASSETS, (F) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (G) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY ANY CONTRIBUTOR, ITS AFFILIATES OR THIRD PARTIES WITH RESPECT TO THE ASSETS, (H) ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, ENVIRONMENTAL LIABILITIES, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSET, (I) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO CORPORATION OR ITS AFFILIATES OR ANY OF THEIR REPRESENTATIVES IN CONNECTION WITH THE TRANSACTION OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (J) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN SECTION 5, ANY CERTIFICATE DELIVERED UNDER SECTION 3.4(A) OR THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENTS, AND EXCEPT FOR FRAUD, CONTRIBUTOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE CONSIDERATION, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT, EXCEPT FOR THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, CORPORATION SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”

WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT CORPORATION HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS CORPORATION DEEMS APPROPRIATE.
11.11 Exclusive Remedy and Release.
Except as set forth in Section 13.3, and except for Fraud and the special warranty of Defensible Title contained in the Assignments, the indemnification and remedies set forth in this Section 11 constitutes the sole and exclusive post-Closing remedies of the Parties with respect to any breach of representation or warranty or non-performance of any covenant or agreement contained in this Agreement. Except as set forth in this Section 11, Section 13.3, and except for Fraud and the special warranty of Defensible Title contained in the Assignments, if the Closing occurs, each Party hereby waives, releases, acquits, and forever discharges the other Party and its Affiliates, and its and their officers, directors, members, managers, partners, employees, or agents, or any other Person acting on behalf of such Party, of and from any and all Liabilities whatsoever, which a Party, may have or which may arise in the future directly or indirectly arising out of the condition, use, ownership or operation of the Assets or the Transaction prior to the Closing, including any of the foregoing that is from or relating to the possession, use, handling, management, disposal, investigation, remediation, cleanup, or release of any Hazardous Material or any Environmental Law applicable thereto.
11.12 Tax Treatment.
The Parties shall treat for Tax purposes any amounts paid pursuant to this Section 11 as an adjustment to the Consideration except as otherwise required by applicable Law.
11.13 Indemnity Escrow.
(a) At the Closing, Corporation shall issue to Contributor and deliver to the Transfer Agent the Indemnity Securities. All Indemnity Securities (i) shall be credited to Contributor in book-entry form on the books and records of the Transfer Agent in the Indemnity Escrow and (ii) shall be held in custody by the Transfer Agent and disbursed in accordance with the provisions of Section 11.13(b), and, while so held by the Transfer Agent, Contributor shall have sole and exclusive voting power over (and all other rights with respect to) the Indemnity Securities unless and until delivered to Corporation in accordance with this Agreement. For the avoidance of doubt, Contributor, or its designee(s), will be entitled to immediate receipt of any dividend, or other amount, paid with respect to any Indemnity Securities while such Indemnity Securities are held in the Indemnity Escrow. Notwithstanding anything herein to the contrary, no fractional Indemnity Securities shall be disbursed from the Indemnity Escrow, and, to the extent that any such fractional Indemnity Securities would be required to be so disbursed but for this sentence, such fractional Indemnity Securities shall be rounded up to the nearest whole number of Indemnity Securities.
(b) If, during the period from the Closing until the date that is 12 months after the Closing Date (the “Indemnity Escrow Second Release Date”), any Corporation Indemnified Party makes a claim under this Section 11 and becomes entitled to an amount for such claim under this Section 11, then, to the extent there are sufficient Indemnity Securities in the Indemnity Escrow as of such time, Corporation shall first satisfy such amount from the Indemnity Escrow and Corporation and Contributor shall deliver joint written instructions to the Transfer Agent to release to Corporation from the Indemnity Escrow a number of Partnership Common Units equal to (x) the amount to which the applicable Corporation Indemnified Party is entitled hereunder in respect of such claim divided by (y) the Per Share Value as of the date that is three (3) Business Days prior to the date that such Indemnity Securities are so disbursed (together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)).
(c) On the date that is 180 days after the Closing Date (such date, the “Indemnity Escrow First Release Date”), a number of Partnership Common Units equal to (x) 50% of the Indemnity Escrow Balance as of such time, minus (y) the aggregate amount, if any, which any Corporation Indemnified Party has claimed in good faith under this Section 11, to the extent such amount exceeds that amount of the Indemnity Escrow Balance to be released pursuant to this Section 11.13(c) (to the extent such claims, if any, remain unresolved and valuing the Partnership Common Units included in the Indemnity Escrow Balance at the Per Share Value as of the Indemnity Escrow First Release Date), together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b), shall be released to Contributor. Corporation and Contributor shall promptly (but in any event within five (5) Business Days of the Indemnity Escrow First Release Date) execute and deliver joint written instructions to the Transfer Agent to release to Contributor such amount of Indemnity Securities to be released under this Section 11.13(c).
(d) On the Indemnity Escrow Second Release Date, a number of Partnership Common Units equal to (x) the Indemnity Escrow Balance as of such time, minus (y) the aggregate amount, if any, which any Corporation Indemnified

Party has claimed in good faith under this Section 11 (to the extent such claims, if any, remain unresolved and valuing the Partnership Common Units included in Indemnity Escrow Balance at the Per Share Value as of the Indemnity Escrow Second Release Date), together with a corresponding number of shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b), shall be released to Contributor. Corporation and Contributor shall promptly (but in any event within five (5) Business Days of the Indemnity Escrow Second Release Date) execute and deliver joint written instructions to the Transfer Agent to release to Contributor such amount of Indemnity Securities to be released under this Section 11.13(d).
(e) Upon the resolution of all such outstanding claims described in the first sentence of Section 11.13(d), Corporation and Contributor shall promptly (but in any event within five (5) Business Days of such resolution) execute and deliver joint written instructions to the Transfer Agent to release to the applicable Party the applicable amount of Indemnity Securities then contained in the Indemnity Escrow.
(f) Releases of any portion of the Indemnity Escrow Balance shall (i) specify the amount of the Indemnity Escrow Balance to be released from the Indemnity Escrow, (ii) specify such account and the Person or Persons to whom such amount shall be released and (iii) be made only in accordance with written instructions that are jointly signed by Corporation and Contributor, which instructions shall be in a form acceptable to the Transfer Agent and shall be accompanied by any other documentation that may be requested by the Transfer Agent.
(g) Corporation and Contributor agree to deliver to the Transfer Agent all powers of attorney, endorsements, affidavits, letters, notices, instructions, directions, consents, certificates, statements, or other papers or documents requested by the Transfer Agent to effectuate the provisions of this Section 11.13. Any Indemnity Securities that are transferred to Corporation shall be surrendered or cancelled, as applicable, in accordance with the Certificate of Designation and the A&R LP Agreement.
(h) In the event that there are not sufficient Indemnity Securities in the Indemnity Escrow to satisfy any amounts due to Corporation for any claim under this Section 11 or such claim is made after the Indemnity Escrow Second Release Date, Contributor shall pay the balance of any such claim to Corporation no later than five Business Days following the date such amount becomes due and owing in accordance with Section 14.13.
12. CONDITIONS PRECEDENT TO CLOSING
12.1 Corporation’s and the Partnership’s Conditions Precedent.
The obligation of Corporation and the Partnership to consummate the Transaction is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Corporation (on behalf of itself and the Partnership) in whole or in part):
(a) Representations and Warranties. The (i) Fundamental Representations of Contributor shall be true and correct in all respects on and as of the Execution Date and the Closing Date, with the same force and effect as though such Fundamental Representations had been made or given on and as of the Closing Date (other than Fundamental Representations of Contributor that are expressly made as of a specified date, which need only be true and correct on and as of such specified date) and (ii) the representations and warranties of Contributor set forth in Section 5 (other than the Fundamental Representations of Contributor) shall be true and correct in all respects (without regard to materiality, Contributor Material Adverse Effect or similar qualifiers) on and as of the Execution Date and the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties in Section 5 that are expressly made as of a specified date, which need only be true and correct on and as of such specified date), except for those breaches, if any, of such representations and warranties that, individually or in the aggregate, would not have a Contributor Material Adverse Effect.
(b) Performance of Covenants and Agreements by Contributor. Contributor shall have performed and complied in all material respects with all other obligations and agreements required in this Agreement to be performed or complied with by Contributor, in each case, on or prior to the Closing Date.
(c) No Injunctions or Restraints. No Legal Proceedings (exclusive of Legal Proceedings initiated by Corporation or any of its Affiliates) have been instituted or threatened in writing or claim or demand made against Contributor or Corporation, seeking to restrain or prohibit, or to obtain substantial damages with respect to, the consummation of the Transaction, and there is not in effect any Order by a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Transaction.
(d) Deliveries. Contributor shall have delivered, or be ready, willing and able to deliver, the items listed in Section 3.4.

(e) Title Defects and Environmental Liabilities; Casualty Loss, Required Consents and Preferential Rights. In each case subject to the Individual Title Threshold, Individual Environmental Threshold, Environmental Deductible and the Title Deductible, as applicable, the sum of:
(i) (i) all Title Defect Amounts with respect to Title Defects that have been determined pursuant to Section 8 prior to the Closing (or, if not so determined prior to the Closing, as determined pursuant to Section 8.10), less the Title Defect Amounts of all Title Defects that the Parties agree are cured prior to Closing or with respect to the Excluded Assets, less (ii) the Title Benefit Amounts with respect to Title Benefits that have been determined pursuant to Section 8 prior to the Closing (or, if not so determined prior to the Closing, as determined pursuant to Section 8.10); plus
(ii) all Lowest Cost Responses with respect to Environmental Liabilities that have been determined pursuant to Section 9 prior to the Closing (or, if not so determined prior to the Closing, as determined pursuant to Section 9.8), less the Lowest Cost Responses of all Environmental Liabilities that the Parties agree are remediated prior to Closing or with respect to the Excluded Assets; plus
(iii) the amount of all uncured and unrestored Casualty Losses as of the Closing pursuant to Section 6.8; plus
(iv) the aggregate Allocated Value of all Assets excluded pursuant to the terms of this Agreement, shall be less than $9,595,665.
(f) Requisite Shareholder Approval. The Requisite Shareholder Approval shall have been obtained.
(g) NASDAQ Listing. Corporation shall have timely filed all required notices and other documents related to the listing of the shares of Corporation Common Stock for which the Partnership Common Units (and corresponding shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)) issuable hereunder (including any Adjustment Securities issuable pursuant to Section 2.3 and Section 3.5) may be exchanged.
(h) JSTX Contribution Agreement. The closing of the transactions contemplated by the JSTX Contribution Agreement shall have occurred, or shall occur concurrently with the Closing.
(i) Credit Agreement Amendments. (i) The Second Lien Credit Agreement Amendment shall remain in full force and effect and (ii) Corporation shall have obtained the Credit Agreement Amendment and such Credit Agreement Amendment shall be in such form as is reasonably acceptable to Contributor and Corporation.
12.2 Contributor’s Conditions Precedent.
The obligation of Contributor to consummate the Transaction is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Contributor in whole or in part):
(a) Representations and Warranties. The (i) Fundamental Representations of Corporation shall be true and correct in all respects on and as of the Execution Date and the Closing Date, with the same force and effect as though such Fundamental Representations had been made or given on and as of the Closing Date (other than Fundamental Representations of Corporation that are expressly made as of a specified date, which need only be true and correct on and as of such specified date) and (ii) the representations and warranties of Corporation set forth in Section 4 (other than the Fundamental Representations of Corporation) shall be true and correct in all respects (without regard to materiality or similar qualifiers) on and as of the Execution Date and the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties in Section 4 that are expressly made as of a specified date, which need only be true and correct on and as of such specified date), except for those breaches, if any, of such representations and warranties that, individually or in the aggregate, would not have a Corporation Material Adverse Effect.
(b) Performance of Covenants and Agreements by Corporation and the Partnership. Corporation and the Partnership shall each have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Corporation and the Partnership on or prior to the Closing Date.
(c) No Injunctions or Restraints. No Legal Proceedings (exclusive of Legal Proceedings initiated by Contributor or any of its Affiliates) have been instituted or threatened in writing or claim or demand made against Contributor or Corporation seeking to restrain or prohibit, or to obtain substantial damages with respect to, the consummation of the Transaction, and there is not in effect any Order by a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Transaction.

(d) Deliveries. Corporation and the Partnership shall have delivered, or be ready, willing and able to deliver, the items listed in Section 3.3.
(e) Title Defects and Environmental Liabilities; Casualty Loss, Required Consents and Preferential Rights. In each case subject to the Individual Title Threshold, Individual Environmental Threshold, Environmental Deductible and the Title Deductible, as applicable, the sum of:
(i) (i) all Title Defect Amounts with respect to Title Defects that have been determined pursuant to Section 8 prior to the Closing (or, if not so determined prior to the Closing, as determined pursuant to Section 8.10), less the Title Defect Amounts of all Title Defects that the Parties agree are cured prior to Closing or with respect to the Excluded Assets, less (ii) the Title Benefit Amounts with respect to Title Benefits that have been determined pursuant to Section 8 prior to the Closing (or, if not so determined prior to the Closing, as determined pursuant to Section 8.10); plus
(ii) all Lowest Cost Responses with respect to Environmental Liabilities that have been determined pursuant to Section 9 prior to the Closing (or, if not so determined prior to the Closing, as determined pursuant to Section 9.8), less the Lowest Cost Responses of all Environmental Liabilities that the Parties agree are remediated prior to Closing or with respect to the Excluded Assets; plus
(iii) the amount of all uncured and unrestored Casualty Losses as of the Closing pursuant to Section 6.8; plus
(iv)  the aggregate Allocated Value of all Assets excluded pursuant to the terms of this Agreement, shall be less than $9,595,665.
(f) Requisite Shareholder Approval. The Requisite Shareholder Approval shall have been obtained.
(g) NASDAQ Listing. Corporation shall have timely filed all required notices and other documents related to the listing of the shares of Corporation Common Stock for which the Partnership Common Units (and corresponding shares of Corporation Series A Preferred Stock in accordance with Section 2.2(b)) issuable hereunder (including any Adjustment Securities issuable pursuant to Section 2.3 and Section 3.5) may be exchanged.
(h) JSTX Contribution Agreement. The closing of the transactions contemplated by the JSTX Contribution Agreement shall have occurred, or shall occur concurrently with the Closing.
(i) Credit Agreement Amendments. (i) The Second Lien Credit Agreement Amendment shall remain in full force and effect and (ii) Corporation shall have obtained the Credit Agreement Amendment and such Credit Agreement Amendment shall be in such form as is reasonably acceptable to Contributor and Corporation.
13. TERMINATION
13.1 Termination Rights.
This Agreement may be terminated at any time prior to the Closing:
(a) by mutual written consent of the Parties;
(b) by either Contributor or Corporation if:
(i) Closing has not occurred by May 2, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 13.1(b)(i) shall not be available to (A) Corporation if Corporation’s breach of any representation or warranty or failure to perform any covenant or agreement under this Agreement has been the cause of or resulted in the failure of Closing to occur on or before such date or (B) Contributor if Contributor’s breach of any representation or warranty or failure to perform any covenant or agreement under this Agreement has been the cause of or resulted in the failure of Closing to occur on or before such date;
(ii) the JSTX Contribution Agreement is terminated for any reason;
(iii) any Governmental Authority has issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting Closing and such Order or other action shall have become final and non-appealable; or
(iv) the Shareholder Meeting (including any adjournments or postponements thereof) shall have concluded and the Requisite Shareholder Approval shall not have been obtained;

(c) by Corporation if any of the conditions set forth in Section 12.1(a), (b) or (d) has not been satisfied as of the Scheduled Closing Date and such failure has not been, or cannot be, cured on or before the Outside Date and written demand for cure thereof has been delivered by Corporation to Contributor; provided, however, that Corporation may not terminate this Agreement pursuant to this Section 13.1(c) if Corporation is then in breach of any of its representations, warranties or covenants contained in this Agreement, which breach or breaches or failure or failures to perform would, individually or in the aggregate, give rise to the failure of a condition described in Section 12.2;
(d) by Contributor if any of the conditions set forth in Section 12.2(a), (b), or (d) has not been satisfied as of the Scheduled Closing Date and such failure has not been, or cannot be, cured on or before the Outside Date and written demand for cure thereof has been delivered by Contributor to Corporation; provided, however, that Contributor may not terminate this Agreement pursuant to this Section 13.1(d) if Contributor is then in breach of any of its representations, warranties or covenants contained in this Agreement, which breach or breaches or failure or failures to perform would, individually or in the aggregate, give rise to the failure of a condition described in Section 12.1;
(e) by Corporation if the condition set forth in Section 12.1(e) is not satisfied as of the Scheduled Closing Date or by Contributor if the condition set forth in Section 12.2(e) is not satisfied as of the Scheduled Closing Date, in each case subject to Section 8.10;
(f) by Contributor if a Change in Recommendation shall have occurred (whether or not such Change in Recommendation is permitted by this Agreement); or
(g) by Corporation if a Change in Recommendation shall have occurred and the Board of Directors desires to enter into the Corporation Alternative Proposal that is the subject of such Change in Recommendation.
13.2 Effect of Termination.
If this Agreement is terminated by either Contributor or Corporation pursuant to the provisions of Section 13.1, (a) this Agreement shall forthwith become void, and there shall be no further obligation on the part of any Party, except pursuant to the provisions of, Section 1, Section 6.6, Section 6.22(c), this Section 13.2, Section 13.3, Section 13.4, Section 14, and the Confidentiality Agreement (which shall continue pursuant to its terms); provided, however, that, subject to Section 13.3 with respect to Corporation, a termination of this Agreement will not relieve any Party from any liability for damages incurred as a result of a breach by such Party of its covenants, agreements or other obligations hereunder occurring prior to such termination, and (b) notwithstanding any other provision of this Agreement to the contrary, from and after the effective date of such termination, Contributor shall continue to own, operate, use and maintain and shall be permitted to encumber, dispose of, sell or otherwise transfer, in its sole discretion and for its sole benefit, and Corporation shall have no expectancy or other interest in, and shall have no consent, approval or similar rights with respect to, the ownership, operation, use or maintenance or the encumbrance, disposal, sale or transfer of, all or any portion of the Assets.
13.3 Remedies upon Termination.
Each Party hereby acknowledges and agrees that the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at law and the non-breaching Party would be irreparably harmed. Subject to Section 14.14, and prior to the earlier of any valid termination of the Agreement pursuant to Section 13.1 or the Closing, the Parties acknowledge and agree that (a) the Parties shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm or damages) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the courts described in Section 14.9, in addition to any other remedy to which such Person may be entitled, at law or in equity and (b) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right as provided in this Section 13.3, none of the Parties would have entered into this Agreement. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law.
13.4 Termination Fee; Expense Reimbursement.
(a) Without limiting any other rights or obligations set forth in this Agreement, Corporation shall pay, or cause to be paid, to Contributor an amount equal to $1,919,133 (“Termination Fee”), in the event:
(i) this Agreement is terminated pursuant to Section 13.1(f) or Section 13.1(g);

(ii) (A) this Agreement is terminated pursuant to Section 13.1(b)(ii), and (B) pursuant to the JSTX Contribution Agreement, the Termination Fee (as defined in the JSTX Contribution Agreement) is payable to JSTX; or
(iii) (A) after the Execution Date and prior to the Outside Date, a Corporation Alternative Proposal is publicly made to Corporation or is made directly to the Corporation Shareholders or otherwise becomes publicly known or any Person has publicly announced an intention (whether or not conditional) to make a Corporation Alternative Proposal, and such Corporation Alternative Proposal or intended Corporation Alternative Proposal has not been publicly withdrawn without qualification at least five Business Days prior to (1) the Outside Date or, (2) if this Agreement is terminated pursuant to Section 13.1(b)(iv), the date of such termination, (B) Contributor or Corporation, as applicable, terminates this Agreement pursuant to (1) Section 13.1(b)(i) and the condition in Section 12.1(f) or 12.2(f), as applicable, has not been satisfied prior to such termination or (2) Section 13.1(c), and (C) within 12 months of such termination, Corporation enters into a definitive agreement (other than a confidentiality agreement) with respect to a Corporation Alternative Proposal (or Corporation publicly approves or recommends to the Corporation Shareholders or otherwise does not oppose, in the case of a tender or exchange offer, a Corporation Alternative Proposal), in any case which is ultimately consummated regardless of whether outside such 12-month period, or consummates a Corporation Alternative Proposal; provided that the amount of the Termination Fee payable pursuant to this Section 13.4(a)(iii) shall be reduced by the amount of any Expense Reimbursement previously paid to Contributor pursuant to Section 13.4(b).
(b) Without limiting any other rights or obligations set forth in this Agreement, in the event this Agreement is terminated pursuant to (i) Section 13.1(b)(iv) and a Change in Recommendation has not occurred or (ii) Section 13.1(b)(ii), and, pursuant to the JSTX Contribution Agreement, the Expense Reimbursement (as defined in the JSTX Contribution Agreement) is payable to JSTX, Corporation shall pay, or cause to be paid, to Contributor an amount equal to Contributor’s and its Affiliates’ reasonable and documented third-party costs and expenses, including reasonable legal fees and expenses and other professional fees and expenses, incurred since March 1, 2020 in connection with Contributor’s or its Affiliate’s pursuit of a purchase and sale or similar transaction with respect to the Assets (the “Expense Reimbursement”); provided, however, that the Expense Reimbursement, together with the Expense Reimbursement (as defined in the JSTX Contribution Agreement) payable under the JSTX Contribution Agreement, shall not exceed (A) $2,826,000 in the aggregate, plus (B) any and all fees and expenses (including documented attorney’s fees and expenses) reasonably incurred by Contributor or its Affiliates in an action to enforce the payment of the Expense Reimbursement together with the Expense Reimbursement (as defined in the JSTX Contribution Agreement) and its and their rights under and in accordance with this Agreement and the JSTX Contribution Agreement; provided, however, that such fees and expenses under this clause (B) shall not exceed $1,000,000.
(c) Any payment contemplated by this Section 13.4 shall be made by wire transfer of immediately available funds to such accounts as directed by Contributor and (i) in the case of Section 13.4(b), shall be made within two Business Days following the termination of this Agreement, and (ii) in the case of Section 13.4(a)(iii), shall be made within two Business Days following consummation of such Corporation Alternative Proposal.
(d) Corporation acknowledges and agrees that the agreements contained in this Section 13.4 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Contributor would not enter into this Agreement. Accordingly, if Corporation fails promptly to pay the amount due pursuant to this Section 13.4, and, in order to obtain such payment, Contributor commences a Legal Proceeding that results in a judgment in its favor for such payment, Corporation shall pay to Contributor its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Legal Proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate as published by The Wall Street Journal in effect on the date such payment was required to be made (such costs, expenses and interest, the “Termination Expenses”). In no event shall Corporation be obligated to pay more than one Termination Fee under this Agreement. Notwithstanding anything to the contrary in this Agreement, in the event that the Termination Fee becomes due and payable and it (and any Termination Expenses, if applicable) is actually paid to Contributor in accordance with this Section 13.4, payment of such Termination Fee (and any Termination Expenses, if applicable) shall be the sole and exclusive remedy of Contributor and its Affiliates against Corporation and the Corporation Subsidiaries and any of their respective former, current, or future equityholders, Representatives or Affiliates, for any loss or damage suffered based upon, arising out of or relating to this Agreement, the negotiation, execution or performance hereof or the transactions contemplated by this Agreement, the failure of the Closing to be consummated and any breach of any covenant or agreement or otherwise in respect of this Agreement, except in the case of Fraud or any Knowing and Intentional Breach of this Agreement. Solely for purposes of establishing the basis for the amount thereof and, without in any way increasing the amount of the Termination Fee, expanding the circumstances in which the Termination Fee is to be paid or restricting or modifying the other rights of

Contributor hereunder, in the event of the valid termination of this Agreement under circumstances in which the Termination Fee (and any Termination Expenses, if applicable) is due and payable pursuant to this Section 13.4 and is actually paid, it is agreed that the Termination Fee (and any Termination Expenses, if applicable) shall be liquidated damages, and not a penalty, and the payment thereof in such circumstances is supported by due and sufficient consideration; provided that no payment of a Termination Fee (and any Termination Expenses, if applicable) shall be considered in lieu of, or a replacement or substitution for, damages incurred in the event of any Fraud or any Knowing and Intentional Breach of this Agreement.
(e) While Contributor may pursue both a grant of specific performance or other equitable remedy under Section 13.3 and, following termination of this Agreement, the payment of the Termination Fee (and any Termination Expenses, if applicable), under no circumstances shall Contributor be permitted or entitled to receive both a grant of specific performance or other equitable relief and any money damages (including the Termination Fee and, if applicable, the Termination Expenses) in connection with this Agreement or any termination of this Agreement.
13.5 Return of Documentation and Confidentiality.
Upon termination of this Agreement prior to Closing, Corporation shall return to Contributor all title, engineering, geological and geophysical data, environmental assessments and reports, maps and other information furnished by Contributor to Corporation and all reports prepared by Third Parties on behalf of Corporation in connection with its due diligence investigation of the Assets, in each case in accordance with the Confidentiality Agreement and Corporation shall keep all such information confidential in accordance with the terms of the Confidentiality Agreement. Contributor agrees that Corporation makes no representations or warranties as to, and shall have no liability to Contributor for, the information contained in any such reports.
14. MISCELLANEOUS
14.1 Notices.
All notices and other communications and deliveries to and between the Parties pursuant to this Agreement (“Notice”) must be in writing and will be deemed to have been duly given when (i) delivered in person, (ii) the date shown as received on the return notice after posting in the United States mail having been sent by certified mail return receipt requested, (iii) delivered by e-mail and promptly confirmed via affirmative reply email from the intended recipient that such email was received; or (iv) if by Federal Express or UPS overnight delivery (or other reputable overnight delivery service), the date shown on the notice of delivery. Addresses for all such notices and communication shall be as follows:
(a) If to Contributor, to:
Rocky Creek Resources, LLC
c/o Juniper Capital Advisors, L.P.
Attention:	Edward Geiser; Josh Schmidt
2727 Allen Parkway, Suite 1850
Houston, Texas 77019
Email: egeiser@juncap.com; jschmidt@juncap.com

With copies to:

Juniper Capital Advisors, L.P.
Attention:	Tim Gray
2727 Allen Parkway, Suite 1850
Houston, Texas 77019
Email: tgray@juncap.com

and

Boomtown Oil LLC
Attention:	Sean Fitzgerald; Michael Rozenfeld
1416 Campbell Road, Building B, Suite 208
Houston, Texas 77055
Email:	sean.fitzgerald@boomtownoil.com;
michael.rozenfeld@boomtownoil.com

and

Willkie Farr & Gallagher LLP
Attention:	Michael Piazza
600 Travis Street, Suite 2100
Houston, Texas 77002
Email: mpiazza@willkie.com
(b) If to Corporation or the Partnership, to:
Penn Virginia Corporation
Attention: Rusty Kelley
Katie Ryan
16285 Park Ten Place, Suite 500
Houston, Texas 77084
Email:	rusty.kelley@pennvirginia.com
katie.ryan@pennvirginia.com

With a copy to:

Kirkland & Ellis LLP
Attention:	Anthony Speier, P.C.
Chad M. Smith
609 Main Street, Suite 4500
Houston, Texas 77002
Email:	anthony.speier@kirkland.com
chad.smith@kirkland.com
or to such other address or addresses as a Party may from time to time designate to the other Parties in writing. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.
14.2 Assignment.
No Party may assign or otherwise transfer this Agreement in whole or in part, or assign or otherwise transfer any of its rights under this Agreement, or delegate or otherwise transfer any of its obligations or duties under this Agreement. Any attempted assignment or other transfer by a Party of this Agreement in whole or in part, or assignment or other transfer by a Party of any rights under this Agreement, or delegation or other transfer by a Party of any obligations or duties under this Agreement in violation of this Agreement, shall be deemed void and of no effect. This Agreement will inure to the benefit of a Party’s successors and permitted assigns.
14.3 Rights of Third Parties.
Except for the provisions of Sections 11.3 and 11.4, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement.
14.4 Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or email copies hereof or signature hereon shall, for all purposes, be deemed originals. No Party shall be bound until such time as all of the Parties have executed counterparts of this Agreement.
14.5 Entire Agreement.
This Agreement (together with the Schedules and Exhibits), the Transaction Documents and the Confidentiality Agreement constitute the entire agreement among the Parties and supersede any other agreements, whether written or oral, which may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the Transaction.

14.6 Disclosure Schedule.
Unless the context otherwise requires, all capitalized terms used in the Schedules shall have the respective meanings assigned in this Agreement. No reference to or disclosure of any item or other matter in the Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Schedules. No disclosure in the Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment by Contributor, in and of itself, that such information is material to or outside the ordinary course of the business of Contributor or required to be disclosed on the Schedules. If any fact, condition, or matter disclosed in Contributor’s disclosure Schedules applies to more than one Section of Section 5 and it is reasonably apparent from the face of such disclosure that such fact, condition, or matter applies to another Section of Section 5, then such disclosure of such fact, condition or matter on Contributor’s disclosure Schedules shall constitute disclosure with respect to such other Section of Section 5 to which such fact, condition, or other matter applies, regardless of the section of Contributor’s disclosure Schedules in which such fact, condition, or other matter is described, in each case, to the extent such disclosure; provided that this sentence shall not apply to any disclosure in Schedule 5.1(h)(i) that is merely a disclosure of the Material Contract itself.
14.7 Amendments.
This Agreement may be amended or modified in whole or in part, and terms and conditions may be waived, only by a duly authorized agreement in writing which makes reference to this Agreement executed by each Party.
14.8 Severability.
If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.
14.9 Governing Law and Venue; Wavier of Jury Trial.
This Agreement and the relationship of the Parties with respect to the transactions contemplated hereby shall be governed by the laws of the State of Texas without regard to conflicts of laws principles that require the application of another jurisdiction’s laws. Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement exclusively in the United States District Court for the Southern District of Texas (or if subject matter jurisdiction before the federal court does not exist, then before any state court in Houston, Harris County, Texas) (the “Chosen Courts”), and each Party (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, and (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party; provided, however, that any claim to be resolved by the Title Arbitrator, Environmental Arbitrator or the Settlement Statement Arbitrator in accordance with this Agreement shall be resolved thereby in accordance with this Agreement; provided, however, that for the limited purposes of Section 13.3 and any rights asserted by either Party in accordance therewith, this Agreement shall be governed by, and construed in accordance with, the laws of the jurisdiction governing the JSTX Contribution Agreement, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction. THE PARTIES HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. In the event of litigation relating to this Agreement, the prevailing Party (as determined by a final, non-appealable judgment rendered by a court of competent jurisdiction) will be entitled to recover its reasonable attorney’s fees and expenses. The Parties further agree, to the extent permitted by Law, that a final and non-appealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

14.10 Waivers.
Any failure by a Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party or Parties to whom such compliance is owed by an instrument signed by such Party or Parties and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Except as otherwise provided in this Agreement, no delay in timely exercising any rights arising from any of the provisions of this Agreement shall be deemed or shall constitute a waiver thereof.
14.11 Conspicuous.
The Parties agree that, to the extent required by applicable Law to be effective or enforceable, the provisions of this Agreement in bold-type font are “conspicuous” for the purpose of any applicable Law.
14.12 Time of Essence.
This Agreement contains a number of dates and times by which performance or the exercise of rights is due, and the Parties intend that each and every such date and time be the firm and final date and time, as agreed. For this reason, each Party hereby waives and relinquishes any right it might otherwise have to challenge its failure to meet any performance or rights election date applicable to it on the basis that its late action constitutes substantial performance, to require the other Parties to show prejudice, or on any equitable grounds. Without limiting the foregoing, time is of the essence in this Agreement. If the date specified in this Agreement for giving any Notice or making any payment is not a Business Day (or if the period during which any Notice is required to be given or any payment made expires on a date which is not a Business Day), then the date for giving such Notice or making such payment (and the expiration date of such period during which Notice is required to be given or payment made) shall be the next day which is a Business Day.
14.13 Cash Payments.
Unless otherwise agreed by the Parties, all payments to be made in cash under this Agreement must be made by the paying Party or Parties to the receiving Party or Parties by wire transfer in immediately available funds. The receiving Party or Parties will, before any such payment, notify the paying Party or Parties of the payment details of the receiving Party’s or Parties’ bank account for such payment.
14.14 No Recourse.
Notwithstanding anything that may be expressed or implied in this Agreement or any Transaction Document, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party, by its acceptance of the benefits of this Agreement, covenants, agrees, and acknowledges that no Person other than the Parties shall have any obligation hereunder or thereunder and that it has no rights of recovery hereunder or thereunder against, and no recourse hereunder or thereunder or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, Representative, or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current, or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, Representative, general or limited partner, stockholder, manager, or member of any of the foregoing, but in each case not including the Parties (each, but excluding, for the avoidance of doubt, the Parties, a “Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract, or otherwise) by or on behalf of such party against the Party Affiliates, by the enforcement of any assessment, by any legal or equitable proceeding, or by virtue of any statute, regulation, or other applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated hereby, under any Transaction Documents, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract, or otherwise) based on, in respect of, or by reason of, such obligations or their creation.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Execution Date.
CONTRIBUTOR

ROCKY CREEK RESOURCES, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Signatory
CORPORATION:

PENN VIRGINIA CORPORATION

By:	/s/ Darrin J. Henke
Name:	Darrin J. Henke
Title:	President and Chief Executive Officer
PARTNERSHIP:

PV ENERGY HOLDINGS, L.P.

By: PV Energy Holdings GP, LLC, its general partner

By:	/s/ Darrin J. Henke
Name:	Darrin J. Henke
Title:	President and Chief Executive Officer
Signature Page to Contribution Agreement

Annex C
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
PV ENERGY HOLDINGS, L.P.
Dated as of [•]
THE UNITS REPRESENTED BY THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN, AND IN THE INVESTOR AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF THE DATE HEREOF, AMONG PENN VIRGINIA CORPORATION AND OTHER PARTIES HERETO.

C-i

C-ii

Schedules
Schedule 1–Initial Schedule of Limited Partners
Exhibits
Exhibit A–Form of Joinder Agreement
C-iii

AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF PV ENERGY HOLDINGS, L.P.
This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) of PV Energy Holdings, L.P., a Delaware limited partnership (the “Partnership”), dated as of [•], is adopted, executed and agreed to by and among PV Energy Holdings GP LLC, a Delaware limited liability company, as the sole general partner of the Partnership, and each of the Limited Partners (as defined herein) set forth on the signature pages hereto.
WHEREAS, the Partnership was formed as a limited partnership pursuant to and in accordance with the Delaware Act (as defined herein) by filing a Certificate of Limited Partnership of the Partnership (the “Certificate”) with the Secretary of State of the State of Delaware on October 30, 2020;
WHEREAS, the General Partner, as the sole general partner of the Partnership, entered into an Agreement of Limited Partnership of the Partnership, dated as of October 30, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time to but excluding the date hereof, together with all schedules, exhibits and annexes thereto, the “Initial Limited Partnership Agreement”), with Penn Virginia Corporation, a Virginia corporation (the “Corporation”), as the sole limited partner of the Partnership;
WHEREAS, immediately prior to the Effective Time (as defined herein), the Corporation was the sole limited partner of the Partnership and holder of all of the issued and outstanding Common Units (as defined herein); and
WHEREAS, the parties are entering into this Agreement to amend and restate the Initial Limited Partnership Agreement as of the Effective Time to reflect (a) the consummation of the transactions contemplated by the Contribution Agreement and the Asset Contribution Agreement (each as defined herein) and the admission of JSTX and RCR (each as defined herein) as Limited Partners, and (b) the rights and obligations of the Partners that are enumerated and agreed upon in the terms of this Agreement effective as of the Effective Time, at which time the Initial Limited Partnership Agreement shall be superseded entirely by this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, rights and obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which each Partner (as defined herein) hereby acknowledges and confesses, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.
“Additional Limited Partner” has the meaning set forth in Section 12.02.
“Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Partner as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Partner’s Capital Account balance shall be:
(a)	reduced for any items described in Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), (5), and (6); and
(b)
increased for any amount such Partner is obligated to contribute or is treated as being obligated to contribute to the Partnership pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Adjustment Surrender” has the meaning set forth in Section 3.03(c)(i).
“Admission Date” has the meaning set forth in Section 10.06.
“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition and the definition of Majority Partners, “control” (including with correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, solely for purposes of this Agreement, (a) no Limited Partner nor any Affiliate thereof shall be deemed an Affiliate of the Corporation or its Subsidiaries and (b) the Corporation and its Subsidiaries shall not be deemed an Affiliate of any Limited Partner or any Affiliate thereof.

“Agreement” has the meaning set forth in the preamble to this Agreement.
“Allocable Margin Tax Liability” has the meaning set forth in Section 9.03.
“Applicable Share” has the meaning set forth in Section 9.03.
“Appraisers” has the meaning set forth in Section 15.02.
“Asset Contribution Agreement” means that certain Contribution Agreement, dated as of November 2, 2020, by and among the Corporation, RCR, the Partnership, and the other parties signatory thereto (as may be amended or supplemented from time to time).
“Assets” has the meaning set forth in the Asset Contribution Agreement.
“Assignee” means a Person to whom a Limited Partner Interest has been transferred but who has not become a Limited Partner pursuant to Article XII.
“Assumed Tax Liability” means, with respect to any Limited Partner for the applicable quarter, an amount equal to the cumulative amount of U.S. federal, state, and local income taxes (including any applicable estimated taxes) for the current Taxable Year, and all prior Taxable Years, determined taking into account the character of income and loss allocated as it affects the Assumed Tax Rate, that the General Partner estimates would be due from such Limited Partner as of the date of the relevant Tax Advance, assuming that such Limited Partner (i) earned solely the items of income, gain, deduction, loss, and/or credit allocated to such Limited Partner pursuant to Article V and (ii) is subject to tax at the Assumed Tax Rate. The General Partner shall reasonably determine the Assumed Tax Liability for each Partner based on such assumptions as the General Partner deems necessary.
“Assumed Tax Rate” means, for any Taxable Year, the highest combined marginal rate of U.S. federal, state, and local income tax (including any tax rate imposed under Section 1411 of the Code) applicable to an individual resident in Houston, TX, determined by applying the rates applicable to ordinary income (in cases where taxes are being determined on ordinary income allocated to a Limited Partner) and capital gains (in cases where taxes are being determined on capital gains allocated to a Limited Partner); provided, however, that the Assumed Tax Rate shall not exceed 40%.
“Available Cash” shall mean, as of any relevant date on which a determination is being made by the General Partner regarding a potential distribution pursuant to Section 4.01(a), the amount of cash and cash equivalents which the General Partner determines is available for distribution, taking into account (a) all debts, liabilities, and obligations of the Partnership and any reserves for any expenditures, working capital needs, or other capital requirements or contingencies, all as reasonably determined by the General Partner and (b) any restrictions on distributions contained in any agreement to which the Partnership is bound.
“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.
“Black-Out Period” means any “black-out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Redeemed Partner is subject, which period restricts the ability of such Redeemed Partner to immediately resell shares of Common Stock to be delivered to such Redeemed Partner in connection with a Share Settlement.
“Book Value” means, with respect to any Partnership property, the Partnership’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Sections 1.704-1(b)(2)(iv)(d)-(g) and 1.704-1(b)(2)(iv)(s); provided, that if any noncompensatory options are outstanding upon the occurrence of any adjustment described herein, the Partnership shall adjust the Book Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).
“Business Day” means any day other than a Saturday, a Sunday, or a day on which national banking associations located in Houston, Texas are closed.
“Capital Account” means the capital account maintained for a Partner in accordance with Section 5.01.
“Capital Contribution” means, with respect to any Partner, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Partner contributes (or is deemed to contribute) to the Partnership pursuant to Article III.

“Capital Stock” means all classes and series of capital stock of the Corporation, including the Common Stock and the Series A Preferred Stock.
“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the product of (a) the Share Settlement and (b) the Common Unit Redemption Price.
“Certificate” has the meaning set forth in the recitals to this Agreement.
“Certificate of Designation” has the meaning set forth in the Contribution Agreement.
“Change of Control Transaction” means (a) a sale of all or substantially all of the Partnership’s assets determined on a consolidated basis, (b) a sale of a majority of the Partnership’s outstanding Units (other than (i) to the Corporation or (ii) in connection with a Redemption or Direct Exchange in accordance with Article XI), or (c) a sale of a majority of the outstanding voting securities of any Material Subsidiary of the Partnership; in any such case, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise; provided, however, that neither (w) a transaction solely between the Partnership or any of its wholly-owned Subsidiaries, on the one hand, and the Partnership or any of its wholly-owned Subsidiaries, on the other hand, nor (x) a transaction solely for the purpose of changing the jurisdiction of domicile of the Partnership, nor (y) a transaction solely for the purpose of changing the form of entity of the Partnership, nor (z) a sale of a majority of the outstanding shares of Common Stock, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise, shall in each case of clauses (w), (x), (y) and (z) constitute a Change of Control Transaction.
“Closing” has the meaning set forth in the Contribution Agreement.
“Code” means the United States Internal Revenue Code of 1986 and any successor statute, as amended from time to time.
“Common Stock” means the Common Stock, par value $0.01 per share, of the Corporation.
“Common Unit” means a Unit representing a fractional part of the Limited Partner Interests of the Limited Partners and having the rights and obligations specified with respect to the Common Units in this Agreement.
“Common Unit Redemption Price” means the average of the volume-weighted closing price for a share of Common Stock on the Stock Exchange or automated or electronic quotation system on which the Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Notice Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Common Stock. If the Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the Common Unit Redemption Price shall be the fair market value of one share of Common Stock, as determined by (a) prior to the occurrence of the First Step Down Event (as defined in the Investor and Registration Rights Agreement), a majority of the Non-Affiliated Directors in good faith and (b) thereafter, the Corporate Board, that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, with neither party having any compulsion to buy or sell, and without regard to the particular circumstances of the buyer or seller.
“Contribution Agreement” means that certain Contribution Agreement, dated as of November 2, 2020, by and among the Corporation, JSTX, and the Partnership (as may be amended or supplemented from time to time).
“Corporate Board” means the Board of Directors of the Corporation.
“Corporation” has the meaning set forth in the recitals to this Agreement, together with its successors and assigns.
“Credit Agreement” means any credit facility or obligation of the Partnership or any of its Subsidiaries, as borrower, as may be subsequently amended, restated, supplemented or otherwise modified from time to time, and including any one or more refinancings or replacements thereof, in whole or in part, with any other debt facility or debt obligation.
“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del.L. § 17-101, et seq., as it may be amended from time to time, and any successor thereto.
“Depletable Property” means each separate oil and gas property as defined in Code Section 614.
“Depreciation” means, for each Taxable Year or other Fiscal Period, an amount equal to the depreciation, amortization or other cost recovery deduction (excluding depletion) allowable for U.S. federal income tax purposes with respect to property for such Taxable Year or other Fiscal Period, except that (a) if the Book Value of any such property differs from its adjusted tax basis for U.S. federal income tax purposes, and if such difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Taxable Year or other Fiscal Period shall be the amount of book basis recovered for such Taxable Year or other Fiscal Period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property, the Book Value of which differs from its adjusted tax basis at the beginning of such Taxable Year or other Fiscal Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Taxable Year or other Fiscal Period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of any property at the beginning of such Taxable Year or other Fiscal Period is zero dollars ($0.00), Depreciation with respect to such property shall be determined with reference to such beginning Book Value using any reasonable method selected by the General Partner.
“Designated Individual” has the meaning set forth in Section 9.04(a).
“Direct Exchange” has the meaning set forth in Section 11.03(a).
“Discount” has the meaning set forth in Section 6.05.
“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Partnership to a Limited Partner with respect to such Limited Partner’s Units, whether in cash, property, or securities of the Partnership and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Limited Partners or any exchange of securities of the Partnership, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, (b) any other payment made by the Partnership to a Limited Partner in redemption of all or a portion of such Limited Partner’s Units, or (c) any amounts payable pursuant to Section 6.05.
“Effective Time” has the meaning set forth in Section 16.14.
“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Partnership or the Corporation.
“Equity Securities” means (a) with respect to the Partnership or any of its Subsidiaries, (i) Units or other equity interests in the Partnership or any Subsidiary of the Partnership (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the General Partner pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Partnership or any Subsidiary of the Partnership), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Partnership or any Subsidiary of the Partnership, and (iii) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Partnership or any Subsidiary of the Partnership and (b) with respect to the Corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.
“Event of Withdrawal” means the expulsion, bankruptcy or dissolution of a Partner or the occurrence of any other event that terminates the continued partnership of a Partner in the Partnership. “Event of Withdrawal” shall not include an event that does not terminate the existence of such Partner under applicable state law (or, in the case of a trust that is a Partner, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Limited Partner Interests of such trust that is a Limited Partner).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Election Notice” has the meaning set forth in Section 11.03(b).
“Fair Market Value” means, with respect to any asset, its fair market value determined according to Article XV.
“Fiscal Period” means any interim accounting period within a Taxable Year established by the Partnership and which is permitted or required by Code Section 706.
“Fiscal Year” means the Partnership’s annual accounting period established pursuant to Section 8.02.
“General Partner” means PV Energy Holdings GP LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Partnership. The General Partner, in its capacity as such, has no obligation to make Capital Contributions or right to receive Distributions under this Agreement.
“General Partner Interest” means the non-economic management interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) and includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not include any rights to Profits or Losses or any rights to receive Distributions from operations or upon the liquidation or winding-up of the Partnership.
“Governmental Entity” means any legislature, court, tribunal, authority, agency, commission, division, board, bureau, branch, official, or other instrumentality of the United States, or any domestic state, county, city, or other political subdivision, governmental department, or similar governing entity, and including any governmental body exercising similar powers of authority and jurisdiction, in each case with jurisdiction over the Partnership or its business.
“Indemnified Person” has the meaning set forth in Section 7.04(a).
“Initial Limited Partnership Agreement” has the meaning set forth in the recitals to this Agreement.
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.
“Investor and Registration Rights Agreement” means that certain Investor and Registration Rights Agreement, dated as of the date hereof, by and among the Corporation, JSTX and RCR (together with any joinder thereto from time to time by any successor or assign to any party to such Agreement).
“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.
“JSTX” means JSTX Holdings, LLC, a Delaware limited liability company.
“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, order, or decree of a Governmental Entity.
“Limited Partner” means, as of any date of determination, (a) each of the partners named on the Schedule of Limited Partners and (b) any Person admitted to the Partnership as a Substituted Limited Partner or Additional Limited Partner in accordance with Article XII, but in each case only so long as such Person is shown on the Partnership’s books and records as the owner of one or more Units.
“Limited Partner Interest” means the interest of a Partner in Profits, Losses and Distributions.
“Losses” means items of Partnership loss or deduction determined according to Section 5.01(b).
“Majority Partners” means the Limited Partners (which may include the General Partner if it is also a Limited Partner) holding a majority of the Units then outstanding; provided that, if as of any date of determination, a majority of the Units are then held by the General Partner or any of its Affiliates controlled by the Corporation, then “Majority Partners” shall mean the Limited Partners holding a majority of the Units (excluding Units held by the General Partner or any of its Affiliates controlled by the Corporation) then outstanding.
“Market Price” means, with respect to a share of Common Stock as of a specified date, the last sale price per share of Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Stock Exchange or, if the Common Stock is not listed or admitted to trading on any Stock Exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Corporate Board or, in the event that no trading price is available for the shares of Common Stock, the fair market value of a share of Common Stock, as determined in good faith by the Corporate Board.
“Material Subsidiary” means any direct or indirect Subsidiary of the Partnership that, as of any date of determination, represents more than (a) 50% of the consolidated net tangible assets of the Partnership or (b) 50% of the consolidated net income of the Partnership before interest, taxes, depreciation and amortization.
“Non-Affiliated Directors” has the meaning set forth in the Investor and Registration Rights Agreement.
“Officer” has the meaning set forth in Section 6.01(b).
“Optionee” means a Person to whom a stock option is granted under any Stock Option Plan.

“Other Agreements” has the meaning set forth in Section 10.04.
“Partner” means the General Partner or any Limited Partner.
“Partner Minimum Gain” means “partner nonrecourse debt minimum gain” as defined in Treasury Regulations Section 1.704-2(i)(3).
“Partnership” has the meaning set forth in the preamble to this Agreement.
“Partnership Directives” has the meaning set forth in Section 16.16(c).
“Partnership Employee” means an employee of, or other service provider to, the Partnership or any Subsidiary, in each case acting in such capacity.
“Partnership Level Taxes” has the meeting set forth in Section 9.04(b).
“Partnership Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulations Section 1.704-2(d).
“Partnership Representative” has the meaning set forth in Section 9.04(a).
“Percentage Interest” means, with respect to a Partner at a particular time, such Partner’s percentage interest in the Partnership determined by dividing such Partner’s Units by the total Units of all Partners at such time. The Percentage Interest of each Partner shall be calculated to the 4th decimal place, and the Percentage Interest with respect to the General Partner Interest shall at all times be zero.
“Permitted Transfer” has the meaning set forth in Section 10.02.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, enterprise, unincorporated organization, or Governmental Entity.
“Pro rata,” “proportional,” “in proportion to,” and other similar terms, means, with respect to the holder of Units, pro rata based upon the number of such Units held by such holder as compared to the total number of Units outstanding.
“Profits” means items of Partnership income and gain determined according to Section 5.01(b).
“RCR” means Rocky Creek Resources, LLC, a Delaware limited liability company.
“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.04), (b) any merger, consolidation or other combination involving the Corporation, or (c) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of Capital Stock shall be entitled to receive cash, securities or other property for their shares of Capital Stock.
“Redeemed Partner” has the meaning set forth in Section 11.01(a).
“Redeemed Units” has the meaning set forth in Section 11.01(a).
“Redemption” has the meaning set forth in Section 11.01(a).
“Redemption Date” has the meaning set forth in Section 11.01(a).
“Redemption Notice” has the meaning set forth in Section 11.01(a).
“Redemption Notice Date” has the meaning set forth in Section 11.01(a).
“Redemption Right” has the meaning set forth in Section 11.01(a).
“Regulatory Allocations” has the meaning set forth in Section 5.03(g).
“Reimbursable Expenses” has the meaning set forth Section 16.16(a).
“Related Person” has the meaning set forth in Section 7.01(c).
“Relative” means, with respect to any natural person: (a) such natural person’s spouse; (b) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption); and (c) the spouse of a natural person described in clause (b) of this definition.

“Reporting Partner” has the meaning set forth in Section 9.03.
“Required Preferred Shares” means a number of shares of Series A Preferred Stock equal to one one-hundredth (1/100th) of a share for each Common Unit that is (a) surrendered in accordance with Section 3.03(c)(i), (b) issued in accordance with Section 3.03(c)(ii), (c) Transferred in accordance with Article X, or (d) otherwise redeemed or exchanged in accordance with Article XI.
“Retraction Notice” has the meaning set forth in Section 11.01(b).
“Schedule of Limited Partners” has the meaning set forth in Section 3.01(b).
“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.
“Series A Preferred Stock” means the Series A Preferred Stock, par value $0.01 per share, of the Corporation.
“Services” has the meaning set forth in Section 16.16(a).
“Services Personnel” has the meaning set forth in Section 16.16(a).
“Settlement Method Notice” has the meaning set forth in Section 11.01(b).
“Share Settlement” means a number of shares of Common Stock equal to the number of Redeemed Units.
“Simulated Basis” means, with respect to each Depletable Property, the Book Value of such property. For purposes of such computation, the Simulated Basis of each Depletable Property (including any additions to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis) shall be allocated to each Partner in accordance with such Partner’s relative Percentage Interest as of the time such Depletable Property (or such addition to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis) is acquired (or expended) by the Partnership, and shall be reallocated among the Partners in accordance with the such Partners’ Percentage Interest as determined immediately following the occurrence of an event giving rise to an adjustment to the Book Value of the Partnership’s Depletable Properties.
“Simulated Depletion” means, with respect to each Depletable Property, a depletion allowance computed in accordance with U.S. federal income tax principles and in a manner specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any Depletable Property, in no event shall such allowance, in the aggregate, exceed the Simulated Basis of such Depletable Property.
“Simulated Gain” means the excess, if any, of the amount realized from the sale or other disposition of a Depletable Property over the Book Value of such Depletable Property and determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).
“Simulated Loss” means the excess, if any, of the Book Value of a Depletable Property over the amount realized from the sale or other disposition of such Depletable Property and determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).
“Sponsor Person” has the meaning set forth in Section 7.04(d).
“Stand-Alone Margin Tax Liability” has the meaning set forth in Section 9.03.
“Stock Exchange” means the Nasdaq Global Select Market or such other principal United States securities exchange on which the Common Stock is listed or admitted to trading.
“Stock Option Plan” means any stock option plan now or hereafter adopted by the Partnership or by the Corporation.
“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (a) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest, or (c) a managing member interest, is directly or indirectly owned or controlled by the subject Person or by one or more of its respective Subsidiaries. For purposes hereof, references to a “Subsidiary” of the Partnership shall be given effect only at such times that the Partnership has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Partnership.

“Substituted Limited Partner” means a Person that is admitted as a Limited Partner to the Partnership pursuant to Section 12.01 with all of the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.
“Tax Advance” has the meaning set forth in Section 4.01(b)(ii).
“Taxable Year” means the Partnership’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.
“Total Separate Company Margin Tax Liability” has the meaning set forth in Section 9.03.
“Trading Day” means a day on which the Stock Exchange or such other principal United States securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).
“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, pledge, encumbrance, or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) any interest (legal or beneficial) in any Equity Securities of the Partnership; provided however, that the following shall not constitute a Transfer hereunder: (a) any direct or indirect transfer of any equity or other interest (legal or beneficial) in any Partner unless substantially all of the assets of such Partner consist solely of Units or (b) without limitation of clause (a) above, with respect to (i) any Person that directly or indirectly holds any equity or other interests (legal or beneficial) in any Partner and constitutes a fund or similar pooled investment vehicle, any transfer of limited partnership interests or similar equity interests in such Person or (ii) the Corporation, any transfer of equity interests in the Corporation.
“Transfer Agent” means (a) with respect to any Common Units, the Partnership or such other Person as determined by the General Partner, and (b) with respect to any shares of Series A Preferred Stock, American Stock Transfer & Trust Company or any successor transfer agent, or such other Person as determined by the General Partner.
“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code and any corresponding provisions of succeeding regulations.
“Unit” means a Limited Partner Interest of a Limited Partner or a permitted Assignee in the Partnership and shall include Common Units, but shall not include the General Partner Interest.
“Value” means (a) for any Stock Option Plan, the Market Price for the trading day immediately preceding the date of exercise of a stock option under such Stock Option Plan and (b) for any Equity Plan other than a Stock Option Plan, the Market Price for the trading day immediately preceding the Vesting Date.
“Vesting Date” has the meaning set forth in Section 3.10(c).
ARTICLE II
ORGANIZATIONAL MATTERS
Section 2.01 Formation of Partnership. The Partnership was formed on October 30, 2020 pursuant to the provisions of the Delaware Act.
Section 2.02 Amended and Restated Limited Partnership Agreement. The Partners hereby execute this Agreement for the purpose of continuing the affairs of the Partnership and the conduct of its business in accordance with the provisions of the Delaware Act. The Partners hereby agree that during the term of the Partnership set forth in Section 2.06, the rights and obligations of the Partners with respect to the Partnership will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. On any matter upon which this Agreement is silent, the Delaware Act shall control. No provision of this Agreement shall be in violation of the Delaware Act and, to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in a limited partnership agreement” or words of similar effect, the relevant provisions of this Agreement shall in each instance control; provided, further, that notwithstanding the foregoing, Section 17-212 of the Delaware Act shall not apply or be incorporated into this Agreement.
Section 2.03 Name. The name of the Partnership shall be “PV Energy Holdings, L.P.” The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time. Notification of any such change shall be given to all of the Partners and, to the extent practicable, to all of the holders of any Equity Securities then outstanding. The Partnership’s business may be conducted under its name and/or any other name or names deemed advisable by the General Partner.
Section 2.04 Purpose. The primary business and purpose of the Partnership shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the General Partner in accordance with the terms and conditions of this Agreement.
Section 2.05 Principal Office; Registered Office. The principal office of the Partnership shall be at 16285 Park Ten Place, Suite 500, Houston, Texas 77084, or such other place as the General Partner may from time to time designate. The address of the registered office of the Partnership in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be CT Corporation System. The General Partner may from time to time change the Partnership’s registered agent and registered office in the State of Delaware.
Section 2.06 Term. The term of the Partnership commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution of the Partnership in accordance with the provisions of Article XIV.
Section 2.07 No Joint Venture. Except for U.S. federal income tax purposes, the Partners intend that the Partnership not be a joint venture, and that no Partner be a joint venturer of any other Partner by virtue of this Agreement, and neither this Agreement nor any other document entered into by the Partnership or any Partner relating to the subject matter hereof shall be construed to suggest otherwise.
ARTICLE III
PARTNERS; UNITS; CAPITALIZATION
Section 3.01 Partners.
(a) The Corporation previously was admitted as a Limited Partner and shall remain a Limited Partner of the Partnership and the General Partner previously was admitted as the sole general partner of the Partnership and shall remain the sole general partner of the Partnership, in each case, upon the Effective Time. At the Effective Time and concurrently with the contributions described in Section 3.03(a), JSTX and RCR shall be admitted to the Partnership as Limited Partners.
(b) The Partnership shall maintain a schedule setting forth: (i) the name and address of each Limited Partner and (ii) the aggregate number of outstanding Units and the number and class of Units held by each Limited Partner (such schedule, the “Schedule of Limited Partners”). The applicable Schedule of Limited Partners in effect as of the Effective Time (after giving effect to the contributions described in Section 3.03) is set forth as Schedule 1 to this Agreement. The Schedule of Limited Partners shall be the definitive record of ownership of each Unit of the Partnership and all relevant information with respect to each Limited Partner. The Partnership shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act.
(c) No Limited Partner shall be required or, except as approved by the General Partner and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Partnership or borrow any money or property from the Partnership.
Section 3.02 Units. Interests in the Partnership shall be represented by Units, or such other securities of the Partnership, in each case as the General Partner may establish in its discretion in accordance with the terms and subject to the restrictions hereof. Immediately after the Effective Time, the Units will be comprised of a single class of Common Units. Without limiting the foregoing, to the extent required pursuant to Section 3.04(a), the General Partner may create one or more classes or series of Common Units or preferred Units solely to the extent they have substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as a class of common stock of the Corporation or class or series of preferred stock of the Corporation.
Section 3.03  New Limited Partner Contribution; the Corporation’s Capital Contribution; Asset Contribution Agreement Matters.
(a) New Limited Partner Contributions. Pursuant to the Contribution Agreement, at the Closing, JSTX contributed to the Partnership, as a Capital Contribution, cash in exchange for the number of Common Units set forth next to JSTX’s name on Schedule 1, which are hereby issued and outstanding as of the Effective Time. Pursuant to the Asset Contribution Agreement, at

the Closing, RCR contributed to the Partnership, as a Capital Contribution, the Assets in exchange for the number of Common Units set forth next to RCR’s name on Schedule 1, which are hereby issued and outstanding as of the Effective Time.
(b) The Corporation’s Contribution. Pursuant to the Contribution Agreement, at the Closing, the Corporation contributed to the Partnership, as a Capital Contribution, the equity interests in the resulting entity following the conversion of Penn Virginia Holding Corp. from a Delaware corporation to a Delaware limited liability company, in exchange for the number of Common Units set forth next to the Corporation’s name on Schedule 1, which are hereby issued and outstanding as of the Effective Time.
(c) Asset Contribution Agreement Matters.
(i) Following the Effective Time, in connection with (A) the delivery by RCR to the Partnership of any Common Units included in the Adjustment Securities (as defined in the Asset Contribution Agreement) pursuant to Section 3.5 (Post-Closing Adjustment) of the Asset Contribution Agreement, (B) the release and delivery by the Transfer Agent to the Partnership of any Common Units included in the Defect Deposit Securities (as defined in the Asset Contribution Agreement) pursuant to Section 10.6 (Defect Deposit) of the Asset Contribution Agreement or (C) the release and delivery by the Transfer Agent to the Partnership of any Common Units included in the Indemnity Securities (as defined in the Asset Contribution Agreement) in connection with the satisfaction of any claim for indemnification pursuant to Section 11.13 (Indemnity Escrow) of the Asset Contribution Agreement (any such delivery of Common Units, an “Adjustment Surrender”), (1) any such Common Units delivered to the Partnership by RCR or the Transfer Agent in satisfaction of such Adjustment Surrender shall be surrendered to the Partnership and cancelled and Schedule 1 shall be updated accordingly without approval required from any Partner, and (2) simultaneously therewith, the Required Preferred Shares shall be surrendered to the Corporation and cancelled in exchange for a payment by the Corporation to RCR in an amount equal to the aggregate par value of the Required Preferred Shares so surrendered. Such surrender and cancellation of the Common Units and the Required Preferred Shares shall be treated as having occurred for all purposes as of the Effective Time. Any Partner required to surrender Common Units pursuant to this Section 3.03(c)(i) agrees to take all such actions and execute any documents, instruments or certificates to effect the surrender and cancellation of the Common Units and the Required Preferred Shares as may reasonably be requested by the General Partner, the Corporation or the Transfer Agent.
(ii) If, following the Effective Time, the Partnership is required to issue additional Common Units to RCR pursuant to the terms of the Asset Contribution Agreement (including pursuant to Section 3.5 (Post-Closing Adjustment), Section 7.2 (Preferential Rights to Purchase) or Section 7.3 (Required Consents) of the Asset Contribution Agreement), the Partnership shall so issue such additional Common Units to RCR (and the Corporation shall issue to RCR the applicable Required Preferred Shares in exchange for the aggregate par value thereof) and Schedule 1 shall be updated accordingly without approval required from any Partner. Any additional Common Units (or Required Preferred Shares) issued as provided in this Section 3.03(c)(ii) shall be treated as having been issued and outstanding for all purposes as of the Effective Time. The General Partner shall cause the Partnership to take all such actions and execute such documents, instruments or certificates to effect the issuance of the Common Units and Required Preferred Shares as provided in this Section 3.03(c)(ii).
(iii) For purposes of clarity, (A) certain Common Units (and corresponding shares of Series A Preferred Stock (as determined pursuant to the Asset Contribution Agreement)) that have been issued to and are held by RCR as of the Effective Time are held in escrow with the Transfer Agent as of the Effective Time as part of the Indemnity Escrow (as defined in the Asset Contribution Agreement) or, if applicable, the Defect Deposit Escrow (as defined in the Asset Contribution Agreement), and shall be released and delivered from escrow as provided in the Asset Contribution Agreement, and (B) if any Common Units (and corresponding shares of Series A Preferred Stock (as determined pursuant to the Asset Contribution Agreement)) are released and delivered from escrow to RCR pursuant to the Asset Contribution Agreement, such release and delivery shall not be deemed to be a Transfer or an additional issuance of such Common Units or shares of Series A Preferred Stock for purposes hereof and no update to Schedule 1 shall be required on account of such release and delivery.
Section 3.04 Authorization and Issuance of Additional Units.
(a) If at any time the Corporation issues a share of its Common Stock or any other Equity Security of the Corporation, (i) the Partnership shall issue to the Corporation one Common Unit (if the Corporation issues a share of Common Stock), or such other Equity Security of the Partnership (if the Corporation issues Equity Securities other than Common Stock) corresponding to the Equity Securities issued by the Corporation, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the

Corporation and (ii) the net proceeds received by the Corporation with respect to the corresponding share of Common Stock or other Equity Security, if any, shall be concurrently contributed by the Corporation to the Partnership as a Capital Contribution; provided, that if the Corporation issues any shares of Common Stock in order to directly purchase from another Limited Partner (other than the Corporation) a number of Common Units (and the Required Preferred Shares) pursuant to Section 11.03(a), then the Partnership shall not issue any new Common Units in connection therewith and the Corporation shall not be required to transfer such net proceeds to the Partnership (it being understood that such net proceeds shall instead be transferred to such other Limited Partner as consideration for such purchase). Notwithstanding the foregoing, this Section 3.04(a) shall not apply to (i) (A) the issuance and distribution to holders of shares of Common Stock of rights to purchase Equity Securities of the Corporation under a “poison pill” or similar shareholders rights plan or (B) the issuance under the Corporation’s Equity Plans or Stock Option Plans of any warrants, options, other rights to acquire Equity Securities of the Corporation or rights or property that may be converted into or settled in Equity Securities of the Corporation, but shall in each of the foregoing cases apply to the issuance of Equity Securities of the Corporation in connection with the exercise or settlement of such rights, warrants, options or other rights or property, (ii) the issuance of Equity Securities pursuant to any Equity Plan (other than a Stock Option Plan) that are restricted, subject to forfeiture or otherwise unvested upon issuance, but shall apply on the applicable Vesting Date with respect to such Equity Securities or (iii) the issuance of any Required Preferred Shares in connection with the issuance of Common Units to any Limited Partner. Except pursuant to Article XI, (x) the Partnership may not issue any additional Common Units to the Corporation or any of its Subsidiaries unless substantially simultaneously the Corporation or such Subsidiary issues or sells an equal number of shares of the Corporation’s Common Stock to another Person, and (y) the Partnership may not issue any other Equity Securities of the Partnership to the Corporation or any of its Subsidiaries unless substantially simultaneously the Corporation or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of the Corporation or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Partnership.
(b) The Partnership shall only be permitted to issue additional Units or other Equity Securities in the Partnership to the Persons and on the terms and conditions provided for in Section 3.02, Section 3.03(c)(ii), this Section 3.04 and Section 3.11.
(c) The Partnership shall not in any manner effect any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Common Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Capital Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. The Corporation shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Capital Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Units, with corresponding changes made with respect to any other exchangeable or convertible securities. The Partnership shall not in any manner effect any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of any outstanding Equity Securities of the Partnership (other than the Common Units) unless accompanied by an identical subdivision or combination, as applicable, of the corresponding Equity Securities of the Corporation, with corresponding changes made with respect to any other exchangeable or convertible securities. The Corporation shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of any outstanding Equity Securities of the Corporation (other than the Capital Stock) unless accompanied by an identical subdivision or combination, as applicable, of the corresponding Equity Securities of the Partnership, with corresponding changes made with respect to any other exchangeable or convertible securities.
Section 3.05 Repurchases or Redemptions. The Corporation or any of its Subsidiaries may not redeem, repurchase or otherwise acquire (i) any shares of Common Stock unless substantially simultaneously the Partnership redeems, repurchases or otherwise acquires from the Corporation an equal number of Common Units for the same price per security or (ii) any other Equity Securities of the Corporation unless substantially simultaneously the Partnership redeems, repurchases or otherwise acquires from the Corporation an equivalent number of Equity Securities of the Partnership of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Corporation for the same price per security. The Partnership may not redeem, repurchase or otherwise acquire (A) any Common Units from the Corporation or any of its Subsidiaries unless substantially simultaneously the Corporation or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Common Stock for the same price per security from holders thereof, or (B) any other Equity Securities of the Partnership from the Corporation or any of its Subsidiaries unless substantially simultaneously the Corporation or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equivalent number of Equity Securities of the Corporation of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of the Corporation. Notwithstanding the foregoing, (x) to the extent that any consideration payable by the Corporation in connection with the redemption or repurchase of any shares of Common Stock or other Equity Securities of the Corporation or any of its Subsidiaries consists (in whole or in part) of shares of Common Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Common Units or other Equity Securities of the Partnership shall be effectuated in an equivalent manner, and (y) this Section 3.05 shall not apply with respect to any shares of Series A Preferred Stock that are surrendered pursuant to Section 3.03(c)(i) or redeemed pursuant to Article XI.
Section 3.06 Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.
(a) Units shall not be certificated unless otherwise determined by the General Partner. If the General Partner determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Partnership, by the Chief Executive Officer and any other officer designated by the General Partner, representing the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the General Partner may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. The General Partner agrees that it shall not elect to treat any Unit as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless thereafter all Units then outstanding are represented by one or more certificates.
(b) If Units are certificated, the General Partner may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Partnership alleged to have been lost, stolen or destroyed, upon delivery to the General Partner of an affidavit of the owner or owners of such certificate, setting forth such allegation. The General Partner may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Partnership a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
(c) Upon surrender to the Partnership or the transfer agent of the Partnership, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Partnership shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the General Partner may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.
Section 3.07 Negative Capital Accounts. No Partner shall be required to pay to any other Partner or the Partnership any deficit or negative balance which may exist from time to time in such Partner’s Capital Account (including upon and after dissolution of the Partnership).
Section 3.08 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Partnership, except as expressly provided in this Agreement.
Section 3.09 Loans From Partners. Loans by Partners to the Partnership shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such advances shall be a debt of the Partnership to such Partner and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.
Section 3.10 Tax Treatment of Corporate Stock Option Plans and Equity Plans.
(a) Options Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted for shares of Common Stock to a Person other than a Partnership Employee is duly exercised, notwithstanding the amount of the Capital Contribution actually made pursuant to Section 3.04(a), solely for U.S. federal (and applicable state and local) income tax purposes, the Corporation shall be deemed to have contributed to the Partnership as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of additional Common Units, an amount equal to the Value of a share of Common Stock as of the date of such exercise multiplied by the number of shares of Common Stock then being issued by the Corporation in connection with the exercise of such stock option.
(b) Options Granted to Partnership Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted for shares of Common Stock to a Partnership Employee is duly exercised, solely for U.S. federal (and applicable state and local) income tax purposes, the following transactions shall be deemed to have occurred:
(i) The Corporation shall sell to the Optionee, and the Optionee shall purchase from the Corporation, the number of shares of Common Stock equal to the number of shares of Common Stock as to which such stock option is being exercised multiplied by the following: (x) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (y) the Value of a share of Common Stock at the time of such exercise.
(ii) The Corporation shall sell to the Partnership (or, if the Optionee is an employee of, or other service provider to, a Subsidiary, the Corporation shall sell to such Subsidiary), and the Partnership (or such Subsidiary, as applicable) shall purchase from the Corporation, a number of shares of Common Stock equal to the excess of (x) the number of shares of Common Stock as to which such stock option is being exercised over (y) the number of shares of Common Stock sold pursuant to Section 3.10(b)(i) hereof. The purchase price per share of Common Stock for such sale of shares of Common Stock to the Partnership (or such Subsidiary) shall be the Value of a share of Common Stock as of the date of exercise of such stock option.
(iii) The Partnership shall transfer to the Optionee (or, if the Optionee is an employee of, or other service provider to, a Subsidiary, the Subsidiary shall transfer to the Optionee) at no additional cost to such Partnership Employee and as additional compensation to such Partnership Employee, the number of shares of Common Stock described in Section 3.10(b)(ii).
(iv) The Corporation shall be deemed to have contributed any amounts received by the Corporation pursuant to Section 3.10(b)(i) and any amount deemed to be received by the Partnership pursuant to Section 3.10(b)(ii) in connection with the exercise of such stock option.
The transactions described in this Section 3.10(b) are intended to comply with the provisions of Treasury Regulations Section 1.1032-3 and shall be interpreted consistently therewith.
(c) Restricted Stock Granted to Partnership Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Stock Option Plan), any shares of Common Stock are issued to a Partnership Employee (including any shares of Common Stock that are subject to forfeiture in the event such Partnership Employee terminates his or her employment with the Partnership or any Subsidiary) in consideration for services performed for the Partnership or any Subsidiary, on the date (such date, the “Vesting Date”) that the Value of such shares is includible in taxable income of such Partnership Employee, the following events will be deemed to have occurred solely for U.S. federal (and applicable state and local) income tax purposes: (i) the Corporation shall be deemed to have sold such shares of Common Stock to the Partnership (or, if such Partnership Employee is an employee of, or other service provider to, a Subsidiary, to such Subsidiary) for a purchase price equal to the Value of such shares of Common Stock, (ii) the Partnership (or such Subsidiary) shall be deemed to have delivered such shares of Common Stock to such Partnership Employee, (iii) the Corporation shall be deemed to have contributed the purchase price for such shares of Common Stock to the Partnership as a Capital Contribution, and (iv) in the case where such Partnership Employee is an employee of a Subsidiary, the Partnership shall be deemed to have contributed such amount to the capital of the Subsidiary.
(d) Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Corporation, the Partnership or any of their respective Affiliates. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Corporation, amendments to this Section 3.10 may become necessary or advisable and that any approval or consent to any such amendments requested by the Corporation shall be deemed granted by the General Partner without the requirement of any further consent or acknowledgement of any other Partner.
(e) Anti-dilution adjustments. For all purposes of this Section 3.10, the number of shares of Common Stock and the corresponding number of Common Units shall be determined after giving effect to all anti-dilution or similar adjustments that are applicable, as of the date of exercise or vesting, to the option, warrant, restricted stock or other equity interest that is being exercised or becomes vested under the applicable Stock Option Plan or other Equity Plan and applicable award or grant documentation.
Section 3.11 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan.  Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Common Stock, or (b) if the Corporation elects instead to issue new shares of Common Stock with respect to such amounts, shall be contributed by the Corporation to the Partnership in exchange for additional Units. Upon such contribution, the Partnership will issue to the Corporation a number of Units equal to the number of new shares of Common Stock so issued.

ARTICLE IV
DISTRIBUTIONS
Section 4.01 Distributions.
(a) Available Cash; Other Distributions. To the extent permitted by applicable Law and hereunder, Distributions to Limited Partners may be declared by the General Partner out of Available Cash or other funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the General Partner shall determine using such record date as the General Partner may designate; such Distributions shall be made to the Limited Partners as of the close of business on such record date on a pro rata basis in accordance with each Limited Partner’s Percentage Interest as of the close of business on such record date; provided, however, that the General Partner shall have the obligation to make Distributions as set forth in Section 4.01(b) and Section 14.02; and provided further that, notwithstanding any other provision herein to the contrary, no Distributions shall be made to any Limited Partner to the extent such Distribution would violate Section 17-607 of the Delaware Act. Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01(a), the General Partner shall give notice to each Limited Partner of the record date, the amount and the terms of the Distribution and the payment date thereof. In furtherance of the foregoing, it is intended that the General Partner shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to make Distributions to the Limited Partners pursuant to this Section 4.01(a) in such amounts as shall enable the Corporation to pay dividends or to meet its obligations (to the extent such obligations are not otherwise able to be satisfied as a result of the Distributions required to be made pursuant to Section 4.01(b) or reimbursements required to be made pursuant to Section 6.05).
(b) Tax Distributions and Tax Advances. With respect to any tax period (or the portion thereof) ending after the date hereof:
(i) The Partnership shall make distributions to all Limited Partners pro rata, in accordance with each Limited Partner’s Percentage Interest, on a quarterly basis and in such amounts as necessary to enable the Corporation to timely satisfy all of its U.S. federal, state and local and non-U.S. tax liabilities.
(ii) If a Partner (other than the Corporation) has an Assumed Tax Liability for the relevant quarter in excess of the sum of the cumulative amount of cash distributed under Section 4.01(a) and Section 4.01(b) and any Tax Advances remitted to such Partner through such date, the Partnership shall, to the extent permitted by applicable Law, and subject to the availability of funds and any restrictions contained in any agreement to which the Partnership or any of its Subsidiaries is bound, make advances to such Partner in an amount equal to such excess (a “Tax Advance”) to enable such Partner (or any direct or indirect owner of such Partner) to timely satisfy its U.S. federal, state and local and non-U.S. tax liabilities, including estimated tax liabilities. Any such Tax Advance shall be treated as an advance against and, thus, shall reduce (without duplication), any future distributions that would otherwise be made to such Partner pursuant to Section 4.01(a) and Section 14.02(d). Notwithstanding the foregoing, such Partner may choose to decline any Tax Advance payable to such Partner pursuant to this Section 4.01(b)(ii). If there is a Tax Advance outstanding with respect to a Partner who (A) elects to participate in a Redemption (including, for the avoidance of doubt, any Direct Exchange at the option of the Corporation pursuant to Section 11.03), or (B) Transfers Units pursuant to the provisions of Article X, then in each case, as a condition to such Redemption or Transfer, such Partner shall indemnify and hold harmless the Partnership against such Tax Advance, and shall be required to promptly pay to the Partnership (but in all events within fifteen (15) days after the Redemption Date or the date of the applicable Transfer, as the case may be) an amount of cash equal to the proportionate share of such Tax Advance relating to its Common Units subject to the Redemption or Transfer (determined at the time of the Redemption or Transfer based on the number of Common Units subject to the Redemption or Transfer as compared to the total number of Common Units held by such Partner), provided that, in the case of a Transfer described in the foregoing clause (B), such Partner shall not be required to pay such amount of cash equal to the proportionate share of such Tax Advance relating to its Common Units subject to such Transfer if the transferee is credit worthy (based on the reasonable judgment of the General Partner) and agrees to assume (pursuant to terms reasonably acceptable to the General Partner) such Partner’s obligation to repay to the Partnership such amount equal to the proportionate share of such Partner’s existing Tax Advance relating to such Common Units subject to the Transfer, and such Partner shall be relieved from any liabilities associated with and the obligation to repay its existing Tax Advance relating to such Common Units subject to such Transfer. The obligations of each Partner pursuant to the preceding sentence shall survive the withdrawal of any Partner or the transfer of any Partner’s Units in the Partnership and shall apply to any current or former Partner. For the avoidance of doubt, any repayment of a Tax Advance pursuant to the previous sentence shall not be treated as a Capital Contribution.

Section 4.02 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make any Distribution to any Partner on account of any Limited Partner Interest if such Distribution would violate any applicable Law or the terms of the Credit Agreement or other debt financing of the Partnership or its Subsidiaries.
ARTICLE V
CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS
Section 5.01 Capital Accounts.
(a) The Partnership shall maintain a separate Capital Account for each Partner according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Partnership may (in the discretion of the General Partner), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Partnership property.
(b) For purposes of computing the amount of any item of Partnership income, gain, loss or deduction to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Partners, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:
(i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes.
(ii) If the Book Value of any Partnership property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.
(iii) Items of income, gain, loss or deduction attributable to the disposition of Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.
(iv) In lieu of the depreciation, amortization and other cost recovery deductions (excluding depletion) taken into account in computing Profits or Losses, there shall be taken into account Depreciation for such Taxable Year or other Fiscal Period.
(v) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).
(vi) Simulated Gains with respect to Depletable Properties shall be taken into account in computing Profits and Losses in lieu of actual gains on such Depletable Properties.
(vii) Items specifically allocated under Section 5.03 shall be excluded from the computation of Profits and Losses.
Section 5.02 Allocations. After giving effect to the allocations under Section 5.03, Profits and Losses (or items thereof) for any Taxable Year or other Fiscal Period shall be allocated among the Capital Accounts of the Partners in such a manner that, after adjusting for all Capital Contributions and distributions through the end of such Taxable Year or other Fiscal Period, the Capital Account balance of each Partner, immediately after making such allocation, is as nearly as possible equal to (a) the amount such Partner would receive pursuant to Section 14.02(d) if all of the assets of the Partnership on hand at the end of such Taxable Year or other Fiscal Period were sold for cash equal to their Book Values, all liabilities of the Partnership were satisfied in cash in accordance with their terms (limited with respect to each nonrecourse liability to the Book Value of the assets securing such liability), and all remaining or resulting cash were distributed, in accordance with Section 14.02(d), to the Partners, minus (b) such Partner’s share of the Partnership Minimum Gain and Partner Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Partner is treated as obligated to contribute to the Partnership, computed immediately after the hypothetical sale of assets. Notwithstanding any contrary provision in this Agreement, the General Partner shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Partnership among) the Partners such that, to the maximum extent possible, the Capital Accounts of the Partners are proportionate to their Percentage Interests. In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Taxable Year or other Fiscal Period of the event requiring such adjustments or allocations.
Section 5.03 Regulatory and Special Allocations.
(a) Partner nonrecourse deductions (as defined in Treasury Regulations Section 1.704-2(i)(2)) attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). If there is a net decrease during a Taxable Year in Partner Minimum Gain, Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Partners in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4). This Section 5.03(a) is intended to be a partner nonrecourse debt minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(i), and shall be interpreted in a manner consistent therewith.
(b) Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Partners in accordance with their Percentage Interests. Except as otherwise provided in Section 5.03(a), if there is a net decrease in the Partnership Minimum Gain during any Taxable Year, each Partner shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.
(c) If any Partner that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 5.03(a) and 5.03(b) but before the application of any other provision of this Article V, then Profits for such Taxable Year shall be allocated to such Partner in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.
(d) If the allocation of Losses to a Partner as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Partner only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Partner shall be allocated to the other Partners in accordance with their relative Percentage Interests, subject to this Section 5.03(d).
(e) Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(j) and (m).
(f) Simulated Depletion for each Depletable Property and Simulated Loss upon the disposition of a Depletable Property shall be allocated among the Partners in proportion to their shares of the Simulated Basis in such property.
(g) The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to allocate Profit and Loss of the Partnership or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Partners so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Partners to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Partners anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each such Partner is zero.
Section 5.04 Tax Allocations.
(a) The income, gains, losses, deductions and credits of the Partnership will be allocated, for U.S. federal (and applicable state and local) income tax purposes, among the Partners in accordance with the allocation of such income, gains, losses, deductions and credits among the Partners for computing their Capital Accounts; provided, that if any such allocation is not permitted by the Code or other applicable Law, the Partnership’s subsequent income, gains, losses, deductions and credits will be allocated among the Partners so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.
(b) Items of Partnership taxable income, gain, loss, deduction and depletion with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Partnership for U.S. federal income tax purposes and its Book Value using the “traditional allocation method”, as described in Treasury Regulations Section 1.704-3(b).
(c) If the Book Value of any Partnership asset is adjusted pursuant to Section 5.01(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value under Code Section 704(c) in the manner determined in good faith by the General Partner.
(d) If, as a result of an exercise of a noncompensatory option to acquire an interest in the Partnership, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Partnership shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).
(e) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Partners pro rata as determined by the General Partner taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).
(f) For purposes of determining a Partner’s pro rata share of the Partnership’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Partner’s interest in income and gain shall be in proportion to its Percentage Interest.
(g) Cost and percentage depletion deductions with respect each Depletable Property shall be computed separately by the Partners rather than the Partnership. For purposes of such computations, the U.S. federal income tax basis of each Depletable Property shall be allocated to each Partner in accordance with such Partner’s Percentage Interest as of the time such Depletable Property is acquired by the Partnership, and shall be reallocated among the Partners in accordance with such Partner’s Percentage Interest as determined immediately following the occurrence of an event giving rise to an adjustment to the Book Values of the Partnership’s Depletable Properties pursuant to the definition of Book Value (or at the time of any material additions to the U.S. federal income tax basis of such Depletable Property). Such allocations are intended to be applied in accordance with the “partners’ interests in partnership capital” under Code Section 613A(c)(7)(D); provided that the Partners understand and agree that the General Partner may authorize special allocations of tax basis, income, gain, deduction or loss, as computed for U.S. federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted U.S. federal income tax basis with respect to Depletable Properties, in such manner as determined consistent with the principles of Code Section 704(c), the Treasury Regulations thereunder, and the portions of the Treasury Regulations under Code Section 704(b) that apply the principles of Code Section 704(c), using the “traditional allocation method,” as described in Treasury Regulations Section 1.704-3(b). For the purposes of applying Code Section 704(c) to Depletable Properties (i) the amount by which any Partner’s Capital Account is adjusted for Simulated Depletion shall be treated as an amount of book depletion allocated to such Partner and (ii) the amount of cost depletion computed by such Partner under Code Section 613A(c)(7)(D) shall be treated as an amount of tax depletion allocated to such Partner.
(h) For purposes of the separate computation of gain or loss by each Partner on a taxable disposition of Depletable Property, the amount realized from such disposition shall be allocated (i) first, to the Partners in an amount equal to the Simulated Basis in such Depletable Property and in the same proportion as their shares thereof were allocated and (ii) second, any remaining amount realized shall be allocated consistent with the allocation of Simulated Gains; provided, however, that the Partners understand and agree that the General Partner may authorize special allocations of tax basis, income, gain, deduction or loss, as computed for U.S. federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted U.S. federal income tax basis with respect to Depletable Properties, in such manner as determined by the General Partner consistent with the principles of Code Section 704(c), the Treasury Regulations thereunder, and the portions of the Treasury Regulations under Code Section 704(b) that apply the principles of Code Section 704(c), using the “traditional allocation method,” as described in Treasury Regulations Section 1.704-3(b). The provisions of this Section 5.05(h) and the other provisions of this Agreement relating to allocations under Code Section 613A(c)(7)(D) are intended to comply with Treasury Regulations Section 1.704-1(b)(4)(v) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.
(i) Each Partner shall, in a manner consistent with this Article V, separately keep records of its share of the adjusted tax basis in each Depletable Property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Partnership. Upon the request of the Partnership, each Partner may advise the Partnership of its adjusted tax basis in each Depletable Property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection. The Partnership may rely on such information and, if it is not provided by the Partner, may make such reasonable assumptions as it shall determine with respect thereto.

(j) Allocations pursuant to this Section 5.04 are solely for purposes of U.S. federal (and applicable state and local) income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, Distributions or other Partnership items pursuant to any provision of this Agreement.
Section 5.05 Withholding; Indemnification and Reimbursement for Payments on Behalf of a Partner. The Partnership and its Subsidiaries may withhold from distributions, allocations or portions thereof, if it is required to do so by any applicable Law, and each Partner hereby authorizes the Partnership and its Subsidiaries to withhold or pay on behalf of, or with respect to, such Partner any amount of U.S. federal, state, or local or non-U.S. taxes that the General Partner determines, in good faith, that the Partnership or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement. In addition, if the Partnership is obligated to pay any other amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Partner (including U.S. federal income taxes as a result of Partnership obligations arising in connection with a U.S. federal income tax audit of the Partnership with respect to items of income, gain, loss deduction or credit allocable or attributable to such Partner, state personal property taxes, and state unincorporated business taxes), then such tax shall be treated as an amount of taxes withheld or paid with respect to such Partner pursuant to this Section 5.05. For all purposes under this Agreement, any amounts withheld or paid with respect to a Partner pursuant to this Section 5.05 shall be treated as having been distributed to such Partner at the time such withholding or payment is made. Further, to the extent that the cumulative amount of such withholding or payment for any period exceeds the distributions to which such Partner is entitled for such period, such Partner shall indemnify the Partnership in full for the amount of such excess. The General Partner may offset Distributions to which a Partner is otherwise entitled under this Agreement against such Partner’s obligation to indemnify the Partnership under this Section 5.05. A Partner’s obligation to indemnify the Partnership under this Section 5.05 shall survive such Partner ceasing to be a partner in the Partnership and the termination, dissolution, liquidation and winding up of the Partnership, and for purposes of this Section 5.05, the Partnership shall be treated as continuing in existence. The Partnership may pursue and enforce all rights and remedies it may have against each Partner under this Section 5.05, including instituting a lawsuit to collect amounts owed under such indemnity with interest accruing from the date such withholding or payment is made by the Partnership at a rate per annum equal to the sum of the Base Rate (but not in excess of the highest rate per annum permitted by Law). Each Partner hereby agrees to furnish to the Partnership such information and forms as required or reasonably requested in order to comply with any laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Partner is legally entitled.
Section 5.06 Tax Treatment. Notwithstanding anything to the contrary, the Partnership and the Partners intend to follow the tax treatment described in Section 4.12 of the Contribution Agreement and Section 6.7(g) of the Asset Contribution Agreement, as applicable.
ARTICLE VI
MANAGEMENT
Section 6.01 Authority of General Partner.
(a) Except for situations in which the approval of any Limited Partner(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner and (ii) the General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, no Limited Partner has the right or power to participate in the management or affairs of the Partnership, nor does any Limited Partner have the power to sign for or bind the Partnership or deal with third parties on behalf of the Partnership without the consent of the General Partner.
(b) The day-to-day business and operations of the Partnership shall be overseen and implemented by officers of the Partnership (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the General Partner. An Officer may, but need not, be a Partner. Each Officer shall be appointed by the General Partner and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions in this Agreement, the salaries or other compensation, if any, of the Officers shall be fixed from time to time by the General Partner. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the General Partner may, from time to time, delegate to them and the carrying out of the Partnership’s business and affairs on a day-to-day basis. An Officer may also perform one or more roles as an officer of the General Partner. The General Partner may remove any Officer from office at any time, with or without cause. If any vacancy shall occur in any office, for any reason whatsoever, then the General Partner shall have the right to appoint a new Officer to fill the vacancy.

(c) The General Partner shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity.
(d) Notwithstanding any other provision of this Agreement, neither the General Partner nor any Officer authorized by the General Partner shall have the authority, on behalf of the Partnership, either directly or indirectly, without the prior approval of each Partner, to take any action that would result in the failure of the Partnership to be taxable as a partnership for purposes of U.S. federal income tax, or take any position inconsistent with treating the Partnership as a partnership for purposes of U.S. federal income tax, except as required by Law.
Section 6.02 Actions of the General Partner. The General Partner may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.01.
Section 6.03 Transfer and Withdrawal of General Partner.
(a) The General Partner shall not have the right to transfer or assign the General Partner Interest, and the General Partner shall not have the right to withdraw from the Partnership; provided, that, without the consent of any of the Limited Partners, the General Partner may in good faith, at the General Partner’s expense, be reconstituted as or converted into a corporation, partnership or other form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation, conversion or otherwise, or transfer or assign the General Partner Interest (in whole or in part) to one of its Affiliates that is a wholly owned Subsidiary of the Corporation so long as such other entity or Affiliate shall have assumed in writing the obligations of the General Partner under this Agreement. In the event of an assignment or other transfer of all of the General Partner Interest in accordance with this Section 6.03, such assignee or transferee shall be substituted in the General Partner’s place as general partner of the Partnership and immediately thereafter the General Partner shall withdraw as a general partner of the Partnership (but shall remain entitled to exculpation and indemnification pursuant to Section 6.07 and Section 7.04 with respect to events occurring on or prior to such date).
(b) Except as otherwise contemplated by Section 6.03(a), no assignee or transferee shall become the general partner of the Partnership by virtue of such assignee’s or transferee’s receiving all or a portion of any interest in the Partnership from the General Partner or another assignee or transferee from the General Partner without the written consent of all of the Partners to such substitution, which consent may be given or withheld, or made subject to such conditions as each Partner deems appropriate in its sole discretion.
Section 6.04 Transactions Between Partnership and General Partner. The General Partner may cause the Partnership to contract and deal with the General Partner, or any Affiliate of the General Partner, provided such contracts and dealings are (i) on terms comparable to and competitive with those available to the Partnership from others dealing at arm’s length, (ii) are approved by the Partners holding a majority of the Units (excluding Units held by the General Partner and its controlled Affiliates) then outstanding and (iii) are otherwise permitted by the Credit Agreement.
Section 6.05 Reimbursement for Expenses. The Limited Partners acknowledge and agree that the General Partner is and will continue to be a wholly owned Subsidiary of the Corporation, whose Common Stock is and will continue to be publicly traded, and therefore the General Partner and the Corporation will have access to the public capital markets and that such status and the services performed by the General Partner will inure to the benefit of the Partnership and all Limited Partners; therefore, the General Partner and the Corporation shall be reimbursed by the Partnership for any reasonable out-of-pocket expenses incurred on behalf of the Partnership, including all fees, expenses and costs of the Corporation being a public company (including public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence. In the event that (i) shares of Common Stock are sold to underwriters in any public offering after the Effective Time at a price per share that is lower than the price per share for which such shares of Common Stock are sold to the public in such public offering after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (including, for the avoidance of doubt, any deferred discounts or commissions and brokers’ fees or commissions payable in connection with or as a result of the closing of such public offering) (such difference, the “Discount”) and (ii) the proceeds from such public offering are used to fund the Cash Settlement for any Redeemed Units or otherwise contributed to the Partnership, the Partnership shall reimburse the Corporation for such Discount by treating such Discount as an additional Capital Contribution made by the Corporation to the Partnership, issuing Common Units in respect of such deemed Capital Contribution in accordance with Section 11.02, and increasing the Corporation’s Capital Account by the amount of such Discount. To the extent practicable, expenses incurred by the General Partner or the Corporation on behalf of or for the benefit of the Partnership shall be billed directly to and paid by the Partnership and, if and to the extent any reimbursements to the General Partner or the Corporation or any of their respective Affiliates by the Partnership pursuant to this Section 6.05 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c).
Section 6.06 [Reserved].
Section 6.07 Limitation of Liability of the General Partner.
(a) Except as otherwise provided herein or in an agreement entered into by such Person and the Partnership, neither the General Partner nor any of the General Partner’s Affiliates shall be liable to the Partnership or to any Partner that is not the General Partner for any act or omission performed or omitted by the General Partner in its capacity as the general partner of the Partnership pursuant to authority granted to the General Partner by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the General Partner’s bad faith, willful misconduct or violation of Law in which the General Partner acted with knowledge that its conduct was unlawful. The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The General Partner shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the General Partner in good faith reliance on such advice shall in no event subject the General Partner to liability to the Partnership or any Partner that is not the General Partner.
(b) Whenever this Agreement or any other agreement contemplated herein provides that the General Partner shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Partnership or any Partner that is not the General Partner, the General Partner shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles.
(c) Whenever in this Agreement or any other agreement contemplated herein, the General Partner is permitted or required to take any action or to make a decision in its “sole discretion” with “complete discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or other Partners.
(d) Whenever in this Agreement the General Partner is permitted or required to take any action or to make a decision in its “reasonable discretion,” “good faith” or under another express standard, the General Partner shall act under such express standard and, to the fullest extent permitted by applicable Law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the General Partner acts in good faith, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the General Partner or any of the General Partner’s Affiliates.
Section 6.08 Investment Company Act. The General Partner shall use its best efforts to ensure that the Partnership shall not be subject to registration as an investment company pursuant to the Investment Company Act.
Section 6.09 Outside Activities of the Corporation and the General Partner. The Corporation shall not, and shall not cause or permit the General Partner to, directly or indirectly, enter into or conduct any business or operations, other than, as applicable, in connection with (a) the ownership, acquisition and disposition of Common Units and the General Partner Interest, (b) the management of the business and affairs of the Partnership and its Subsidiaries, (c) the operation of the Corporation as a reporting company with a class (or classes) of securities registered under Section 12 or 15(d) of the Exchange Act and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Partnership, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any sale of Equity Securities of the Corporation pursuant to the preceding clauses (d) and (e) shall be made available to the Partnership as Capital Contributions and the proceeds of any other financing raised by the Corporation pursuant to the preceding clauses (d) and (e) shall be made available to the Partnership as loans or otherwise as deemed appropriate by the Corporation and, provided further, that the Corporation may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership and its Subsidiaries so long as the Corporation takes all necessary measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Partnership or its Subsidiaries, through assignment, mortgage loan or otherwise. Nothing contained herein shall be deemed to prohibit the General Partner from executing any guarantee of indebtedness of the Partnership or its Subsidiaries.
Section 6.10 Standard of Care. Except to the extent otherwise expressly set forth in this Agreement, the General Partner shall, in connection with the performance of its duties in its capacity as the General Partner, have the same fiduciary duties to the Partnership and the Partners as would be owed to a Virginia corporation and its stockholders by its directors, and shall be entitled to the benefit of the same presumptions in carrying out such duties as would be afforded to a director of a Virginia corporation (as such duties and presumptions are defined, described and explained under the Laws of the Commonwealth of Virginia as in effect from time to time). The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to replace, to the fullest extent permitted by applicable Law, such other duties and liabilities of the General Partner.
ARTICLE VII
RIGHTS AND OBLIGATIONS OF PARTNERS
Section 7.01 Limitation of Liability and Duties of Partners; Investment Opportunities.
(a) Except as provided in this Agreement or in the Delaware Act, no Partner (including the General Partner) shall be obligated personally for any debt, obligation, or liability solely by reason of being a Partner or acting as the General Partner of the Partnership; provided that, in the case of the General Partner, this sentence shall not in any manner limit the liability of the General Partner to the Partnership or any Partner (other than the General Partner) attributable to a breach by the General Partner of any obligations of the General Partner under this Agreement. Notwithstanding anything contained herein to the contrary, the failure of the Partnership to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Partners for liabilities of the Partnership.
(b) In accordance with the Delaware Act and the laws of the State of Delaware, a Partner may, under certain circumstances, be required to return amounts previously distributed to such Partner. It is the intent of the Partners that no Distribution to any Partner pursuant to Article IV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Partner shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Partner receiving any such money or property shall not be required to return any such money or property to the Partnership or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Partner is obligated to make any such payment, such obligation shall be the obligation of such Partner and not of any other Partner.
(c) Notwithstanding any other provision of this Agreement (subject to Section 6.07 and except as set forth in Section 6.10, in each case with respect to the General Partner), to the extent that, at law or in equity, any Partner (or such Partner’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of such Partner or of any Affiliate of such Partner (each Person described in this parenthetical, a “Related Person”)) has duties (including fiduciary duties) to the Partnership, to another Partner (including the General Partner), to any Person who acquires an interest in a Limited Partner Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties or standards expressly set forth herein, if any. The elimination of duties (including fiduciary duties) to the Partnership, each of the Partners (including the General Partner), each other Person who acquires an interest in a Limited Partner Interest and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Partnership, each of the Partners (including the General Partner), each other Person who acquires an interest in a Limited Partner Interest and each other Person bound by this Agreement.
(d) Subject to Section 3.06 (Corporate Opportunities) of the Investor and Registration Rights Agreement, and notwithstanding any duty (including any fiduciary duty) otherwise applicable at law or in equity, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to any Partner (including the General Partner) or to any Related Person of such Partner, and no Partner (or any Related Person of such Partner) that acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership or the Partners will have any duty to communicate or offer such opportunity to the Partnership or the Partners, or to develop any particular investment, and such Person will not be liable to the Partnership or the Partners for breach of any fiduciary or other duty by reason of the fact that such Person pursues or acquires for, or directs such opportunity to, another Person or does not communicate such investment opportunity to the Partners. Subject to Section 3.06 (Corporate Opportunities) of the Investor and Registration Rights Agreement, notwithstanding any duty (including any fiduciary duty) otherwise applicable at law or in equity, neither the

Partnership nor any Partner has any rights or obligations by virtue of this Agreement or the relationships created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of any such ventures outside the Partnership, even if competitive with the activities of the Partnership or the Partners, will not be deemed wrongful or improper.
Section 7.02 Lack of Authority. No Partner, other than the General Partner or a duly appointed and authorized Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Partnership, to do any act that would be binding on the Partnership or to make any expenditure on behalf of the Partnership. The Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by Law and this Agreement.
Section 7.03 No Right of Partition. No Partner, other than the General Partner, shall have the right to seek or obtain partition by court decree or operation of Law of any Partnership property, or the right to own or use particular or individual assets of the Partnership.
Section 7.04 Indemnification.
(a) Subject to Section 5.05, the Partnership hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted, or replaced (but, in the case of any such amendment, substitution, or replacement only to the extent that such amendment, substitution, or replacement permits the Partnership to provide broader indemnification rights than the Partnership is providing immediately prior to such amendment), against all expenses, liabilities, and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Partner or is or was serving as the General Partner, Officer, employee, Partnership Representative, Designated Individual or other agent of the Partnership or is or was serving at the request of the Partnership as a manager, officer, director, principal, member, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust, or other enterprise; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities, and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ bad faith, willful misconduct or violation of Law in which such Indemnified Person acted with knowledge that its conduct was unlawful; provided, further, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to any proceeding among Partners. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Partnership in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Partnership.
(b) The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the General Partner, or otherwise.
(c) The Partnership may maintain, or cause to be maintained, directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person against any expense, liability, or loss described in Section 7.04(a) whether or not the Partnership would have the power to indemnify such Indemnified Person against such expense, liability, or loss under the provisions of this Section 7.04; provided, however, that the Partnership’s inability to obtain, directly or indirectly, such insurance shall in no way limit or waive its obligations pursuant to this Section 7.04. The Partnership shall use its commercially reasonable efforts to purchase and maintain, or cause to be purchased and maintained, property and casualty insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the General Partner.
(d) Notwithstanding anything contained herein to the contrary (including in this Section 7.04), the Partnership agrees that any indemnification and advancement of expenses available to any current or former Indemnified Person from any investment fund that is an Affiliate of the Partnership who served as a director of the Partnership or as a Partner of the Partnership by virtue of such Person’s service as a member, director, partner, or employee of any such fund prior to or following the Effective Time (any such Person, a “Sponsor Person”) shall be secondary to the indemnification and advancement of expenses to be provided by the Partnership pursuant to this Section 7.04 which shall be provided out of and to the extent of Partnership assets only and no Partner (unless such Partner otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Partnership and the Partnership (i) shall be the primary indemnitor of first resort for such Sponsor Person pursuant to this Section 7.04 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Sponsor Person which are addressed by this Section 7.04.

(e) If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Partnership shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.
Section 7.05 Limited Partners’ Right to Act. For matters that require the approval of the Limited Partners, the Limited Partners shall act through meetings and written consents as described in paragraphs (a) and (b) below:
(a) Except as otherwise expressly provided by this Agreement, acts by the Limited Partners holding a majority of the outstanding Units, voting together as a single class, shall be the acts of the Limited Partners. Any Limited Partner entitled to vote at a meeting of Limited Partners may authorize another person or persons to act for it by proxy. An electronic mail or similar transmission by the Limited Partner, or a photographic, facsimile or similar reproduction of a writing executed by the Limited Partner shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 7.05(a). No proxy shall be voted or acted upon after eleven (11) months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Partnership shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.
(b) The actions by the Limited Partners permitted hereunder may be taken at a meeting called by the General Partner or by the Limited Partners holding a majority of the Units entitled to vote on such matter on at least forty eight (48) hours’ prior written notice to the other Limited Partners entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Limited Partners entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Limited Partners entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Limited Partners entitled to vote or consent may be taken by vote of the Limited Partners entitled to vote or consent at a meeting or by written consent, so long as such consent is signed by Limited Partners having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Limited Partners entitled to vote thereon were present and voted. Prompt notice of the action so taken, which shall state the purpose or purposes for which such consent is required and may be delivered via email, without a meeting shall be given to those Limited Partners entitled to vote or consent who have not consented in writing; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent. Any action taken pursuant to such written consent of the Limited Partners shall have the same force and effect as if taken by the Limited Partners at a meeting thereof.
Section 7.06 Inspection Rights. The Partnership shall permit each Partner and each of its designated representatives to visit and inspect, upon reasonable advance notice and during business hours, (a) the books and records of the Partnership, including its partner ledger and a list of its Partners and (b) the books and records of its Subsidiaries, in each case, only to the extent such visitation and inspection would be permitted under Section 3.05 (Information Rights) of the Investor and Registration Rights Agreement and subject to any restrictions contained therein as though such Partner were deemed to be a part of the “Investor Group” (as defined therein).
ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 8.01 Records and Accounting. The Partnership shall keep, or cause to be kept, appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 9.01 or pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Limited Partners pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the General Partner, whose determination shall be final and conclusive as to all of the Limited Partners absent manifest clerical error.
Section 8.02 Fiscal Year. The Fiscal Year of the Partnership shall end on December 31 of each year or such other date as may be established by the General Partner; provided that the Partnership shall have the same Fiscal Year for accounting purposes as its Taxable Year for U.S. federal income tax purposes.

ARTICLE IX
TAX MATTERS
Section 9.01 Preparation of Tax Returns. The General Partner shall arrange, at the Partnership’s expense, for the preparation and timely filing of all tax returns required to be filed by the Partnership and its Subsidiaries. The General Partner shall use reasonable efforts to cause the Partnership to send to each Person who was a Partner at any time during a Taxable Year, a completed IRS Schedule K-1 by April 15 following the end of such Taxable Year. The General Partner also shall timely provide each Partner all other information reasonably requested by a Partner and necessary for the preparation of such Partner’s U.S. federal (and applicable state and local) income tax returns. In addition, the General Partner shall cause the Partnership to provide each such Person a good faith estimate of the amounts to be included on such IRS Schedule K-1 for the relevant Taxable Year by February 28 following the end of such Taxable Year. Subject to the terms and conditions of this Agreement, the General Partner shall have the authority to prepare the tax returns of the Partnership using the elections set forth in Section 9.02 and such other permissible methods and elections as it determines in its reasonable discretion.
Section 9.02 Tax Elections. The Partnership and any eligible Subsidiary shall make an election pursuant to Code Section 754 and shall not thereafter revoke such election at any time. In addition, the Partnership and each eligible Subsidiary shall make the following elections on the appropriate forms or tax returns:
(a) to adopt the calendar year as its Taxable Year, if permitted under the Code;
(b) to adopt the accrual method of accounting for U.S. federal income tax purposes; and
(c) to elect to amortize the organizational expenses as permitted by Code Section 709(b).
Each Partner will upon request supply any information reasonably necessary to give proper effect to any such elections.
Section 9.03 Texas Margin Tax Sharing Arrangement. If applicable Law requires (a) a Partner (the “Reporting Partner”) and (b) the Partnership to participate in the filing of a Texas margin tax combined group report, the Partners agree that the Partnership shall be responsible for the Partnership’s Texas margin tax liability as determined prior to the application of any tax credits or similar tax assets generated by and available to any entity included in the combined group, other than the Partnership (the “Allocable Margin Tax Liability”). The Partnership’s Allocable Margin Tax Liability shall be equal to (i) the Partnership’s Texas margin tax liability determined on a separate company basis (the “Stand-Alone Margin Tax Liability”), adjusted upward (if a positive number) or downward (if a negative number) by (ii) the Partnership’s Applicable Share, multiplied by the difference between (A) the sum of the Texas margin tax liability (determined on a separate company basis) of each separate company in the combined group (the “Total Separate Company Margin Tax Liability”) and (B) the combined group’s Texas margin tax liability; provided, that the Partnership shall not receive any downward adjustment to its Stand-Alone Margin Tax Liability for any tax credits or similar tax assets generated by and available to any entity included in the combined group, other than the Partnership. For purposes of this Section 9.03, the term “Applicable Share” means the proportion, expressed as a percentage, that the Partnership’s Stand-Alone Margin Tax Liability bears to the Total Separate Company Margin Tax Liability.
Section 9.04 Tax Controversies.
(a) The General Partner shall be designated and may, on behalf of the Partnership, at any time, and without further notice to or consent from any Partner, act as the “partnership representative” of the Partnership, within the meaning given to such term in Code Section 6223 (the “Partnership Representative”) and the Partnership Representative shall be permitted to name the designated individual as described in Treasury Regulation Section 301.6223-1(b)(3) (the “Designated Individual”). The Partnership Representative and Designated Individual shall have the rights and obligations to take all actions authorized and required, respectively, by the Code and the Treasury Regulations for the Partnership Representative and Designated Individual, and each is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services reasonably incurred in connection therewith. Each Partner agrees to cooperate with the Partnership Representative and Designated Individual and to do or refrain from doing any or all things reasonably requested by the Partnership Representative or Designated Individual with respect to the conduct of such proceedings. The Partnership Representative shall use reasonable efforts to (i) notify each of the other Partners promptly following receipt of any notice of tax examination of the Partnership by U.S. federal, state or local authorities, and (ii) keep all Partners informed of material developments with respect to any contacts by or discussions with the tax authorities regarding such tax examination.
(b) Each Partner agrees to indemnify and hold harmless the Partnership from and against any liability with respect to its share of any tax deficiency paid or payable by the Partnership that is allocable to the Partner with respect to an audited or reviewed taxable year for which such Partner was a partner of the Partnership (for the avoidance of doubt, including any applicable interest and penalties) (“Partnership Level Taxes”); such obligation will survive such Partner’s ceasing to be a partner of the Partnership and/or the termination, dissolution, liquidation and winding up of the Partnership. In connection with any audit, examination, or other proceeding, the Partnership Representative shall use reasonable efforts to reduce the amount of any “imputed underpayment” within the meaning of Code Section 6225 (or any similar or analogous provision under state or local tax law) payable by the Partnership by taking into account the tax status of the each Partner (and its direct and indirect owners, to the extent applicable) and to take into account any such reduction pursuant to Code Section 6225(c) (or any similar or analogous provision under state or local tax law) actually obtained by reason of the tax status of such Partner (and its applicable direct and indirect owners) in determining the portion, if any, of the imputed underpayment amount allocable to such Partner.
ARTICLE X
RESTRICTIONS ON TRANSFER OF UNITS
Section 10.01 Transfers by Partners. No holder of Units may Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Section 10.02 or (b) approved in writing by the General Partner, which approval, if sought prior to the First Step Down Event (as defined in the Investor and Registration Rights Agreement), shall require the affirmative vote of a majority of the Non-Affiliated Directors. Notwithstanding the foregoing, “Transfer” shall not include an event that does not terminate the existence of such Limited Partner under applicable state law (or, in the case of a trust that is a Limited Partner, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Limited Partner Interests of such trust that is a Limited Partner).
Section 10.02 Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any Transfer (each, a “Permitted Transfer”) (a) by a Limited Partner to an Affiliate of such Limited Partner, (b) by any transferee pursuant to clause (a) of this sentence, JSTX or RCR to their respective direct or indirect holders of equity interests, (c) by any transferee pursuant to clause (b) of this sentence to any Affiliate of such transferee or any trust, family partnership, or family limited liability company, the sole beneficiaries, partners, or members of which are such transferee or Relatives of such transferee, (d) pursuant to an Adjustment Surrender in accordance with Section 3.03(c)(ii) or (e) pursuant to a Redemption or Direct Exchange in accordance with Article XI hereof; provided, however, that (i) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units and (ii) in the case of the foregoing clauses (a), (b), and (c), the transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this Agreement, and the transferor will deliver a written notice to the Partnership and the Partners, which notice will disclose in reasonable detail the identity of the proposed transferee. All Permitted Transfers shall also be subject to the restrictions on the transfer of rights provided under the Investor and Registration Rights Agreement and the Certificate of Designation. In the case of a Permitted Transfer (other than a Redemption, Direct Exchange or Adjustment Surrender) by any Limited Partner (other than the Corporation) of Common Units to a transferee in accordance with this Section 10.02, such Limited Partner (or any subsequent transferee of such Limited Partner) shall be required to also transfer the Required Preferred Shares and, in the case of a Redemption, Direct Exchange or Adjustment Surrender, the Required Preferred Shares shall be cancelled. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).
Section 10.03 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. All Units issued to any Person shall bear a legend, or be evidenced by notations in a book entry system including a legend, in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK ENTRY] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW AND MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS A TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK ENTRY] ARE ALSO SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN (1) THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PV ENERGY HOLDINGS, L.P., AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, (2) THE INVESTOR AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF [•], BY AND AMONG THE CORPORATION AND THE OTHER PARTIES THERETO, AND (3) THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF PENN VIRGINIA CORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY UNITHOLDER MAKING A REQUEST THEREFOR). PV ENERGY HOLDINGS, L.P. RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE

BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY PV ENERGY HOLDINGS, L.P. TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
The Partnership acting in good faith may make any necessary modifications to the legend set forth in this Section 10.03 for such legends to comply with applicable Law and to achieve the purpose and intent of the transfer restrictions such Units are subject to.
Section 10.04 Transfer. Prior to Transferring any Units (other than (i) in connection with a Redemption or Direct Exchange in accordance with Article XI or (ii) pursuant to a Change of Control Transaction), the Transferring holder of Units shall cause the prospective transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate (collectively, the “Other Agreements”), and shall cause the prospective transferee to execute and deliver to the Partnership a Joinder (or other counterpart to this Agreement acceptable to the General Partner) and counterparts of any applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement (including any prohibited indirect Transfers) (a) shall be void, and (b) the Partnership shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose.
Section 10.05 Assignee’s Rights.
(a) The Transfer of a Limited Partner Interest in accordance with this Agreement shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Partnership. Profits, Losses and other Partnership items shall be allocated between the transferor and the Assignee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the General Partner. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.
(b) Unless and until an Assignee becomes a Limited Partner pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Limited Partner hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the transferring Limited Partner from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Limited Partner contained herein that a Limited Partner would be bound on account of the Assignee’s Limited Partner Interest (including the obligation to make Capital Contributions on account of such Limited Partner Interest), including any such limitations and obligations set forth in the Investor and Registration Rights Agreement and the Certificate of Designation.
Section 10.06 Assignor’s Rights and Obligations. Any Limited Partner who shall Transfer any Limited Partner Interest in a manner in accordance with this Agreement shall cease to be a Limited Partner with respect to such Units or other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Limited Partner with respect to such Units or other interest (it being understood, however, that the applicable provisions of Section 7.01 and Section 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Limited Partner) is admitted as a Substituted Limited Partner in accordance with the provisions of Article XII (the “Admission Date”), (i) such assigning Limited Partner shall retain all of the duties, liabilities and obligations of a Limited Partner with respect to such Units or other interest, and (ii) the General Partner may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Limited Partner with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Limited Partner who Transfers any Units or other interest in the Partnership from any liability of such Limited Partner to the Partnership with respect to such Limited Partner Interest that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Partnership or any other Person for any materially false statement made by such Limited Partner (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Limited Partner (in its capacity as such) contained herein or in the other agreements with the Partnership.
Section 10.07 Overriding Provisions.
(a) Any Transfer in violation of this Article X shall be null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Article X shall not become a Limited Partner, shall not be entitled to vote on any matters coming before the Limited Partners and shall not have any other rights in or with respect to any rights of a Limited Partner of the Partnership. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The General Partner shall promptly amend the Schedule of Limited Partners to reflect any Permitted Transfer pursuant to this Article X.

(b) Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Section 10.02 and Article XI and Article XII), in no event shall any Limited Partner Transfer any Units to the extent such Transfer would:
(i) result in the violation of the Securities Act, or any other applicable U.S. federal or state or non-U.S. Laws;
(ii) subject the Partnership to registration as an investment company under the Investment Company Act;
(iii) in the reasonable determination of the General Partner, be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness under, any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Partnership or the General Partner is a party; provided that the payee or creditor to whom the Partnership or the General Partner owes such obligation is not an Affiliate of the Partnership or the General Partner;
(iv) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority age under applicable Law (excluding trusts for the benefit of minors); or
(v) result in the Partnership having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)), or cause the Partnership to be treated as other than a partnership or disregarded entity for U.S. federal income tax purposes or, without limiting the generality of the foregoing, cause the Partnership to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Code Section 7704 and any applicable Treasury Regulations issued thereunder.
ARTICLE XI
REDEMPTION AND EXCHANGE RIGHTS
Section 11.01 Redemption Right of a Limited Partner.
(a) Each Limited Partner (other than the Corporation) shall be entitled to cause the Partnership to redeem (a “Redemption”) all or any portion of its Common Units (the “Redemption Right”) at any time on or after the date that is 180 days after the Effective Time. A Limited Partner desiring to exercise its Redemption Right (the “Redeemed Partner”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Partnership with a copy to the Corporation (the date of the delivery of such Redemption Notice, the “Redemption Notice Date”). The Redemption Notice shall specify the number of Common Units (the “Redeemed Units”) that the Redeemed Partner intends to have the Partnership redeem. The Redemption shall be completed on the date that is three (3) Business Days following delivery of the applicable Redemption Notice, unless the Partnership elects to make the redemption payment by means of a Cash Settlement, in which case the Redemption shall be completed as promptly as practicable following delivery of the applicable Redemption Notice, but in any event, no more than ten (10) Business Days after delivery of such Redemption Notice (unless and to the extent that the General Partner in its sole discretion agrees in writing to waive such time periods) (the date of such completion, the “Redemption Date”); provided, that the Partnership, the Corporation and the Redeemed Partner may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided further, that a Redemption Notice may be conditioned on the closing of an underwritten distribution of the shares of Common Stock that may be issued in connection with such proposed Redemption. Unless the Redeemed Partner has timely delivered a Retraction Notice as provided in Section 11.01(b) or has delayed a Redemption as provided in Section 11.01(c) or the Corporation has elected to effect a Direct Exchange as provided in Section 11.03, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date), (i) the Redeemed Partner shall transfer and surrender the Redeemed Units to the Partnership and the Required Preferred Shares to the Corporation, in each case free and clear of all liens and encumbrances, (ii) the Partnership shall (x) cancel the Redeemed Units, (y) transfer to the Redeemed Partner the consideration to which the Redeemed Partner is entitled under Section 11.01(b), and (z) if the Units are certificated, issue to the Redeemed Partner a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeemed Partner pursuant to clause (i) of this Section 11.01(a) and the Redeemed Units and (iii) the Corporation shall cancel such shares of Required Preferred Shares.
(b) In exchange for its Redeemed Units, a Redeemed Partner shall be entitled to receive the Share Settlement or, at the Partnership’s election, the Cash Settlement from the Partnership. Within one (1) Business Day of delivery of the Redemption Notice, the Partnership shall give written notice (the “Settlement Method Notice”) to the Redeemed Partner (with a copy to the Corporation) of its intended settlement method; provided that if the Partnership does not timely deliver a Settlement Method Notice, the Partnership shall be deemed to have elected the Share Settlement method. The Redeemed Partner may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Partnership (with a copy to the Corporation) at any time prior to 5:00 p.m., New York City time, on the Business Day after delivery of the Settlement Method Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeemed Partner’s, the Partnership’s and the Corporation’s rights and obligations under this Section 11.01 arising from the retracted Redemption Notice without prejudice to the Redeemed Partner’s right to issue further Redemption Notices in the future.
(c) Notwithstanding anything to the contrary in Section 11.01(b), in the event the Partnership elects a Share Settlement in connection with a Redemption, a Redeemed Partner shall be entitled, at any time prior to the consummation of a Redemption, to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Common Stock to be registered for such Redeemed Partner at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; (ii) the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption; (iii) the Corporation shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeemed Partner to have the resale of its Common Stock registered at or immediately following the consummation of the Redemption; (iv) the Corporation shall have disclosed to such Redeemed Partner any material non-public information concerning the Corporation, the receipt of which results in such Redeemed Partner being prohibited or restricted from selling Common Stock at or immediately following the Redemption without disclosure of such information (and the Corporation does not permit disclosure); (v) any stop order relating to the registration statement pursuant to which the Common Stock was to be registered by such Redeemed Partner at or immediately following the Redemption shall have been issued by the SEC; (vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Common Stock is then traded; (vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption; (viii) the Corporation shall have failed to comply in all material respects with its obligations under the Investor and Registration Rights Agreement, and such failure shall have affected the ability of such Redeemed Partner to consummate the resale of Common Stock to be received upon such redemption pursuant to an effective registration statement; or (ix) the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period; provided further, that in no event shall the Redeemed Partner seeking to delay the consummation of such Redemption and relying on any of the matters contemplated in clauses (i) through (ix) above have controlled or intentionally materially influenced any facts, circumstances, or Persons in connection therewith (except in the good faith performance of his or her duties as an officer or director of the Corporation) in order to provide such Redeemed Partner with a basis for such delay or revocation. If a Redeemed Partner delays the consummation of a Redemption pursuant to this Section 11.01(c), the Redemption Date shall occur on the third (3rd) Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as the Corporation, the Partnership and such Redeemed Partner may agree in writing).
(d) The amount of the Share Settlement or the Cash Settlement that a Redeemed Partner is entitled to receive under Section 11.01(b) shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Common Stock; provided, however, that if a Redeemed Partner causes the Partnership to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeemed Partner shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeemed Partner transferred and surrendered the Redeemed Units to the Partnership prior to such date.
(e) In the event of a distribution (by dividend or otherwise) by the Corporation to all holders of Common Stock of evidences of its indebtedness, securities, or other assets (including Equity Securities of the Corporation), but excluding any cash dividend or distribution of any such assets received by the Corporation in respect of its Units, then in exchange for its Redeemed Units, a Redeemed Partner shall be entitled to receive, in addition to the consideration set forth in Section 11.01(b), the amount of such security, securities or other property that the Redeemed Partner would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date or effective time of any such transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after such record date or effective time. For the avoidance of doubt, subsequent to any such transaction, this Article XI shall apply mutatis mutandis with respect to any such security, securities or other property received by holders of Common Stock in such transaction.
(f) If a Reclassification Event occurs, the General Partner or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 16.02, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (i) the rights of holders of Common Units

(other than the Corporation) set forth in this Section 11.01 provide that each Common Unit is redeemable for the same amount and same type of property, securities or cash (or combination thereof) that one share of Common Stock becomes exchangeable for or converted into as a result of the Reclassification Event (taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the record date or effective time for such Reclassification Event) and (ii) the Corporation or the successor to the Corporation, as applicable, is obligated to deliver such property, securities or cash upon such redemption. The Corporation shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of the Corporation (in whatever capacity) under this Agreement.
(g) In connection with a Reclassification Event referred to in clause (b) and (c) of the definition thereof, the Corporation and the General Partner shall have the right to require each Limited Partner (other than the Corporation) to effect a Redemption of some or all of such Limited Partner’s Common Units and the Required Preferred Shares (in each case, free and clear of all liens), with such Redemption to be effective immediately prior to the effectiveness of the Reclassification Event.
Section 11.02 Contribution of the Corporation. Subject to Section 11.03, in connection with the exercise of a Redeemed Partner’s Redemption Rights under Section 11.01(a), the Corporation shall contribute to the Partnership the consideration the Redeemed Partner is entitled to receive under Section 11.01(b). Unless the Redeemed Partner has timely delivered a Retraction Notice as provided in Section 11.01(b) or has delayed a Redemption as provided in Section 11.01(c), or the Corporation has elected to effect a Direct Exchange as provided in Section 11.03, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Corporation shall make its Capital Contribution to the Partnership (in the form of the Share Settlement or the Cash Settlement, as applicable) required under this Section 11.02, and (ii) the Partnership shall issue to the Corporation a number of Common Units equal to the number of Redeemed Units surrendered by the Redeemed Partner. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Partnership elects a Cash Settlement, the Corporation shall only be obligated to contribute to the Partnership an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions) from the sale by the Corporation of a number of shares of Common Stock equal to the number of Redeemed Units to be redeemed with such Cash Settlement; provided that the Corporation’s Capital Account shall be increased by an amount equal to any such discounts, commissions and fees relating to such sale of shares of Common Stock in accordance with Section 6.05.
Section 11.03 Exchange Right of the Corporation.
(a) Notwithstanding anything to the contrary in this Article XI, the Corporation may, in its sole and absolute discretion, elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or Cash Settlement, at the Corporation’s option, through a direct exchange of such Redeemed Units and such consideration between the Redeemed Partner and the Corporation (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 11.03, the Corporation shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units.
(b) The Corporation may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to the Partnership and the Redeemed Partner setting forth its election to exercise its right to consummate a Direct Exchange; provided that such election does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Corporation at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the Redeemed Units that would have otherwise been subject to a Redemption. Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if the Corporation had not delivered an Exchange Election Notice.
Section 11.04 Reservation of Shares of Common Stock; Listing. At all times the Corporation shall reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon a Redemption or Direct Exchange, such number of shares of Common Stock as shall be issuable upon any such Redemption or Direct Exchange pursuant to Share Settlements; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Redemption or Direct Exchange by delivery of purchased Common Stock (which may or may not be held in the treasury of the Corporation) or the delivery of cash pursuant to a Cash Settlement. The Corporation shall deliver Common Stock that has been registered under the Securities Act with respect to any Redemption or Direct Exchange to the extent a registration statement is effective and available for such shares. The Corporation shall use its commercially reasonable efforts to list the Common Stock required to be delivered upon any such Redemption or Direct

Exchange prior to such delivery upon each national securities exchange upon which the outstanding shares of Common Stock are listed at the time of such Redemption or Direct Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). The Corporation covenants that all Common Stock issued upon a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable.
Section 11.05 Effect of Exercise of Redemption or Exchange Right. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange and all governance or other rights set forth herein shall be exercised by the remaining Partners and the Redeemed Partner (to the extent of such Redeemed Partner’s remaining interest in the Partnership). No Redemption or Direct Exchange shall relieve such Redeemed Partner of any prior breach of this Agreement.
Section 11.06 Tax Treatment. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange between the Corporation and the Redeemed Partner for U.S. federal (and applicable state and local) income tax purposes. The issuance of shares of Common Stock or other securities upon a Redemption or Direct Exchange shall be made without charge to the Redeemed Partner for any stamp or other similar tax in respect of such issuance.
Section 11.07 No Restrictions. Except for the lock-up period described in Section 11.01(a), there are no limitations on the Redemption Right of any Redeemed Partner and this Agreement does not contractually restrict the ability of any Limited Partner or the Affiliates of such Limited Partner to transfer its or their Common Stock.
ARTICLE XII
ADMISSION OF LIMITED PARTNERS
Section 12.01 Substituted Limited Partners. Subject to the provisions of Article X, in connection with the Permitted Transfer of a Limited Partner Interest hereunder, the transferee shall become a Substituted Limited Partner on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Partnership.
Section 12.02 Additional Limited Partners. Subject to the provisions of Article III and Article X, any Person may be admitted to the Partnership as an additional Limited Partner (any such Person, an “Additional Limited Partner”) only upon furnishing to the General Partner (a) a Joinder (or other counterpart to this Agreement acceptable to the General Partner) and counterparts of any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Limited Partner (including entering into such documents as the General Partner may deem appropriate in its reasonable discretion). Such admission shall become effective on the date on which the General Partner determines in its reasonable discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Partnership.
ARTICLE XIII
WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS
Section 13.01 Withdrawal and Resignation of Limited Partners. No Limited Partner shall have the power or right to withdraw or otherwise resign as a Limited Partner from the Partnership prior to the dissolution and winding up of the Partnership pursuant to Article XIV. Any Limited Partner, however, that attempts to withdraw or otherwise resign as a Limited Partner from the Partnership without the prior written consent of the General Partner upon or following the dissolution and winding up of the Partnership pursuant to Article XIV, but prior to such Limited Partner receiving the full amount of Distributions from the Partnership to which such Limited Partner is entitled pursuant to Article XIV, shall be liable to the Partnership for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Partner. Upon a Transfer of all of a Limited Partner’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Limited Partner shall cease to be a Partner.
ARTICLE XIV
DISSOLUTION AND LIQUIDATION
Section 14.01 Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or Substituted Limited Partners or the attempted withdrawal or resignation of a Partner. The Partnership shall dissolve, and its affairs shall be wound up, upon:
(a) the unanimous decision of the General Partner together with all the Partners to dissolve the Partnership;
(b) a Change of Control Transaction that is not approved by the Majority Partners;

(c) a dissolution of the Partnership under Section 17-801(4) of the Delaware Act; or
(d) the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Delaware Act.
Except as otherwise set forth in this Article XIV, the Partnership is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Partnership and the Partnership shall continue in existence subject to the terms and conditions of this Agreement.
Section 14.02 Liquidation and Termination. On dissolution of the Partnership, the General Partner shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Partnership and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Partnership expense. Until final distribution, the liquidators shall continue to operate the Partnership properties with all of the power and authority of the General Partner. The steps to be accomplished by the liquidators are as follows:
(a) as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Partnership’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;
(b) the liquidators shall cause notice of liquidation to be mailed to each known creditor of and claimant against the Partnership;
(c) the liquidators shall pay, satisfy or discharge from Partnership funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine): first, all expenses incurred in liquidation; and second, all of the debts, liabilities and obligations of the Partnership; and
(d) all remaining assets of the Partnership shall be distributed to the Partners in accordance with Section 4.01 by the end of the Taxable Year during which the liquidation of the Partnership occurs (or, if later, by ninety (90) days after the date of the liquidation). The distribution of cash and/or property to the Partners in accordance with the provisions of this Section 14.02 and Section 14.03 below constitutes a complete return to the Partners of their Capital Contributions, a complete distribution to the Partners of their interest in the Partnership and all the Partnership’s property and constitutes a compromise to which all Partners have consented within the meaning of the Delaware Act. To the extent that a Partner returns funds to the Partnership, it has no claim against any other Partner for those funds.
Section 14.03 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Partnership the liquidators determine that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Partners, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Partnership liabilities (other than loans to the Partnership by Partners) and reserves. Subject to the order of priorities set forth in Section 14.02, the liquidators may, in their sole discretion, distribute to the Partners, in lieu of cash, either (a) all or any portion of such remaining Partnership assets in-kind in accordance with the provisions of Section 14.02(d), (b) as tenants in common and in accordance with the provisions of Section 14.02(d), undivided interests in all or any portion of such Partnership assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Partnership assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XV.
Section 14.04 Cancellation of Certificate. On completion of the distribution of Partnership assets as provided herein, the Partnership is terminated (and the Partnership shall not be terminated prior to such time), and the General Partner (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Partnership. The Partnership shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.
Section 14.05 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 14.06 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Partners (it being understood that any such return shall be made solely from Partnership assets).
ARTICLE XV
VALUATION
Section 15.01 Determination. “Fair Market Value” of a specific Partnership asset will mean the amount which the Partnership would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the General Partner (or, if pursuant to Section 14.02, the liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.
Section 15.02 Dispute Resolution. If any Limited Partner or Limited Partners dispute the accuracy of any determination of Fair Market Value in accordance with Section 15.01, and the General Partner and such Limited Partner(s) are unable to agree on the determination of the Fair Market Value of any asset of the Partnership, the General Partner (with the approval of a majority of the Non-Affiliated Directors) and such Limited Partner(s) shall each select a nationally recognized investment banking firm experienced in valuing securities of closely-held companies such as the Partnership in the Partnership’s industry (the “Appraisers”), who shall each determine the Fair Market Value of the asset or the Partnership (as applicable) in accordance with the provisions of Section 15.01. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Partnership (as applicable) within thirty (30) days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than Fair Market Value as determined by the other Appraiser by 10% or more, and the General Partner and such Limited Partner(s) do not otherwise agree on a Fair Market Value, the original Appraisers shall designate a third Appraiser meeting the same criteria used to select the original two, and the Fair Market Value shall be the average of the Fair Market Values determined by all three Appraisers, unless the General Partner and such Limited Partner(s) otherwise agree on a Fair Market Value. If Fair Market Value as determined by an Appraiser is within 10% of the Fair Market Value as determined by the other Appraiser (but not identical), and the General Partner and such Limited Partner(s) do not otherwise agree on a Fair Market Value, the General Partner shall select the Fair Market Value of one of the Appraisers. The fees and expenses of the Appraisers shall be borne by the Partnership.
ARTICLE XVI
GENERAL PROVISIONS
Section 16.01 Power of Attorney.
(a) Each Limited Partner who is an individual hereby constitutes and appoints the General Partner (or the liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:
(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the General Partner deems appropriate or necessary to form, qualify, or continue the qualification of, the Partnership as a limited partnership in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments which the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Partner pursuant to Article XII or Article XIII; and
(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the General Partner, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the General Partner, to effectuate the terms of this Agreement.
(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Limited Partner who is an individual and the transfer of all or any portion of his, her or its Limited Partner Interest and shall extend to such Limited Partner’s heirs, successors, assigns and personal representatives.
Section 16.02 Amendments. This Agreement may be amended or modified solely by the General Partner. Notwithstanding the foregoing, no amendment or modification (a) to this Section 16.02 or to Article XI (whether directly to

Article XI or to any other provision of this Agreement that indirectly affects the rights and obligations in Article XI as of the date hereof) may be made without the prior written consent of each of the Partners (and with respect to the written consent of the Corporation in its capacity as a Partner sought prior to the First Step Down Event (as defined in the Investor and Registration Rights Agreement), only to the extent such amendment or modification is approved by a majority of the Non-Affiliated Directors), (b) that modifies the limited liability of any Partner, or increases the liabilities or obligations of any Partner, in each case, may be made without the consent of each such affected Partner, (c) that materially alters or changes any rights, preferences or privileges of any Limited Partner Interests in a manner that is different or prejudicial relative to any other Limited Partner Interests, may be made without the approval of a majority in interest of the Partners holding the Limited Partner Interests affected in such a different or prejudicial manner (excluding any such Limited Partner Interests held by the General Partner or any affiliates controlled by the General Partner); provided, clause (a) above will apply independent of this clause (c), (d) that materially alters or changes any rights, preferences or privileges of a holder of any class of Limited Partner Interests in a manner that is different or prejudicial relative to any other holder of the same class of Limited Partner Interests, may be made without the approval of the holder of Limited Partner Interests affected in such a different or prejudicial manner; provided, clause (a) above will apply independent of this clause (d), and (e) to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; provided, that the General Partner, acting alone, may amend this Agreement to reflect (i) the surrender of Common Units in the event of an Adjustment Surrender and (ii) the issuance of additional Units or Equity Securities in accordance with Section 3.04 or as contemplated by Section 3.03(c)(ii).
Section 16.03 Title to Partnership Assets. Partnership assets shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. The Partnership shall hold title to all of its property in the name of the Partnership and not in the name of any Partner. All Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held. The Partnership’s credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be transferred or encumbered for, or in payment of, any individual obligation of any Partner.
Section 16.04 Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Partnership at the address set forth below and to any other recipient and to any Partner at such address as indicated by the Partnership’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder (a) when delivered personally to the party to be notified, (b) when received by the party to be notified when sent by email, (c) three (3) days after deposit in the U.S. mail to the address required herein and (d) one (1) day after deposit with a reputable overnight courier service. The Partnership’s address is:
to the Partnership:

PV Energy Holdings, L.P. 16285 Park Ten Place, Suite 500 Houston, Texas 77084 Attention:Russell T. Kelley, Jr.
Katie Ryan
Email:	rusty.kelley@pennvirginia.com katie.ryan@pennvirginia.com
with a copy (which copy shall not constitute notice) to:

Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 Attention: Sean T. Wheeler, P.C.
Debbie P. Yee, P.C. Melissa Kalka

Email:	sean.wheeler@kirkland.com debbie.yee@kirkland.com melissa.kalka@kirkland.com

Section 16.05 Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 16.06 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership or any of its Affiliates, and no creditor who makes a loan to the Partnership or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Partnership in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Partnership Profits, Losses, Distributions, capital or property other than as a secured creditor.
Section 16.07 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
Section 16.08 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
Section 16.09 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware, and the parties agree to jurisdiction and venue therein.
Section 16.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
Section 16.11 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.
Section 16.12 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.
Section 16.13 Right of Offset. Whenever the Partnership is to pay any sum (other than pursuant to Article IV) to any Partner, any amounts that such Partner owes to the Partnership which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to the Corporation shall not be subject to this Section 16.13.
Section 16.14 Effectiveness. This Agreement shall be effective immediately upon the Closing (the “Effective Time”). The Initial Limited Partnership Agreement shall govern the rights and obligations of the Partnership and the other parties to this Agreement in their capacity as Partners prior to the Effective Time.
Section 16.15 Confidentiality. To the extent any Limited Partner is not a party to the Investor and Registration Rights Agreement or such Investor and Registration Rights Agreement shall no longer be effective, each Partner agrees to execute a confidentiality agreement containing confidentiality provisions that are no more onerous to the recipient of information than those in Section 3.07 (Confidentiality) of the Investor and Registration Rights Agreement, including in connection with, and as a condition to, any Transfer contemplated by this Agreement.
Section 16.16 Corporate Expense Reimbursement.
(a) The Limited Partners acknowledge and agree that (x) all services, work, actions, activities and omissions of the directors, officers, managers, employees, consultants, independent contractors, advisors and other service providers of the

Corporation (the “Services Personnel”) and (y) the performance of all obligations pursuant to the terms of any contracts, agreements, leases, subleases, licenses, sublicenses, purchase orders, indentures, notes, bonds, operating agreements, subscriptions, insurance policies, and all other arrangements or undertakings that are binding on the Corporation (collectively, the “Services”), in each case, are for the benefit of the Partnership and its Subsidiaries. In furtherance of the foregoing, the Partnership shall reimburse the Corporation for all costs, expenses, taxes, liabilities, obligations and expenditures incurred by the Corporation in connection with the provision of the Services, including but not limited, to (the “Reimbursable Expenses”):
(i) salaries, wages, fees, commissions, bonuses and other compensation and all employment benefits, perquisites and expenses of the Services Personnel (including any payroll taxes), plus general and administrative expenses to the extent associated with the Services Personnel (including the cost of workers’ compensation coverage, unemployment insurance and any other work-related insurance related coverages with respect to periods in which the Services Personnel are providing the Services); provided, however, that Reimbursable Expenses shall not include any equity-based compensation, which is addressed in Section 3.04(a) and Section 3.10;
(ii) any payments or expenses incurred for insurance coverage, including allocable portions of premiums, and negotiated instruments (including surety bonds and performance bonds) provided by underwriters with respect to the assets or the business of the Corporation and its Subsidiaries, including the Partnership;
(iii) any taxes directly relating to the performance of the Services or receipt of payments under this Agreement and other direct operating expenses paid by the Corporation for the benefit of the Partnership and its Subsidiaries; and
(iv) any interest, penalties, and other payments required in the performance of the Services.
(b) Reimbursable Expenses shall be for actual costs incurred by the Corporation and shall be charged to the Partnership “at cost” without mark-up or premium. The Partnership shall pay or cause to be paid, on behalf of the Corporation, all Reimbursable Expenses. The Partnership shall also promptly reimburse the Corporation for any Reimbursable Expenses paid by the Corporation. For the avoidance of doubt, any Reimbursable Expenses, paid by, caused to be paid by or reimbursed by the Partnership on behalf of or to the Corporation shall not be a Distribution under this Agreement. Payments of Reimbursable Expenses shall be made by wire transfer of immediately available funds.
(c) The Partnership shall, in its sole discretion, have the authority to make all employment-related decisions with respect to the Service Personnel in connection with their provision of Services hereunder (the “Partnership Directives”), including (i) directing the general scope, manner and method of activities that the Service Providers will perform on behalf of the Partnership and its Subsidiaries, (ii) directing and managing the Service Personnel in connection with such Services, (iii) setting policies and procedures and codes of conduct applicable with respect to the Service Personnel in connection with the provision of the Services, to the extent such policies and procedures are not already maintained by the Corporation, and (iv) requesting that the Corporation terminate any particular Service Personnel’s Services hereunder (in which case the Corporation shall terminate the employment or service of such Service Personnel within five Business Days following receipt of such request (and, for the avoidance of doubt, the Partnership shall reimburse the Corporation as a Reimbursable Expense for any and all termination or severance obligations and any other costs or liabilities (other than equity-based compensation) incurred by the Corporation or related to such Service Personnel’s termination)).
(d) To the maximum extent permitted by applicable Law, in no event shall the Corporation have any liability or obligation under any provision of this Agreement, including any liability or obligation for consequential or other indirect damages, including for any loss of profits, revenue, business reputation or opportunity, any diminution of value, or any damages (each of which is hereby disclaimed), arising from or related to the Service Personnel, Partnership Directives, the Services provided hereunder or otherwise under this Agreement, and the Partnership shall indemnify, defend and hold harmless the Corporation from any and all liabilities and obligations that arise from or are related to the Service Personnel, Partnership Directives, the Services or to any actions or omissions of the Partnership in connection with the Services provided hereunder (including any action or omission by the Corporation at the direction of the Partnership in accordance with this Agreement). The Corporation does not guarantee or warrant the Services to be provided hereunder, the Services shall be provided on an “as is” and “with all faults” basis and there are no, and the Partnership is not relying on any, express or implied warranties or guarantees of any kind, including any warranty of merchantability, non-infringement or fitness for a particular purpose, and all such warranties not expressly set forth herein are expressly disclaimed.
Section 16.17 Entire Agreement. This Agreement and those documents expressly referred to herein (including the Investor and Registration Rights Agreement, the Asset Contribution Agreement and the Contribution Agreement) embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Initial Limited Partnership Agreement is superseded by this Agreement as of the Effective Time and shall be of no further force and effect thereafter.
Section 16.18 Remedies. Each Partner shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.
Section 16.19 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The serial comma is sometimes included and sometimes omitted. Its inclusion or omission shall not affect the interpretation of any phrase. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Agreement of Limited Partnership as of the date first written above.
GENERAL PARTNER:

PV ENERGY HOLDINGS GP LLC

By:
Name: Darrin J. Henke
Title: President and Chief Executive Officer

LIMITED PARTNERS:

Penn Virginia Corporation

By:
Name: [•]
Title: [•]

JSTX Holdings, LLC

By:
Name: Edward Geiser
Title: Authorized Signatory

Rocky Creek Resources, LLC

By:
Name: Edward Geiser
Title: Authorized Signatory

SCHEDULE 1*
SCHEDULE OF LIMITED PARTNERS
Partner	Common Units	Percentage Interest	Additional Cash Capital Contributions	Additional Non- Cash Capital Contributions
Penn Virginia Corporation	[•]	[•]	–	–
JSTX Holdings, LLC	17,142,857	[•]	–	–
Rocky Creek Resources, LLC	[•]	[•]	–	–
Total:	[•]	100.0000%	–	–
*
This Schedule of Limited Partners shall be updated from time to time to reflect any adjustment with respect to any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Common Units, or to reflect any additional issuances of Common Units pursuant to this Agreement.

**	Subject to additional issuances of Common Units in accordance with Section 3.03(c)(ii).

Exhibit A
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of       , 20   (this “Joinder”), is delivered pursuant to that certain Amended and Restated Agreement of Limited Partnership of PV Energy Holdings, L.P. (the “Partnership”), dated as of [•] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Partnership Agreement.
1.
Joinder to the Partnership Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the General Partner, the undersigned hereby is and hereafter will be a Limited Partner under the Partnership Agreement and a party thereto, with all the rights, privileges and responsibilities of a Limited Partner thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Partnership Agreement as if it had been a signatory thereto as of the date thereof.

2.	Incorporation by Reference. All terms and conditions of the Partnership Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.
3.	Address. All notices under the Partnership Agreement to the undersigned shall be direct to:
[Name] [Address] [City, State, Zip Code] Attn: E-mail:
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.
[NAME OF NEW PARTNER]

By:
Name:
Title:
Acknowledged and agreed as of the date first set forth above:

PV ENERGY HOLDINGS GP LLC

By:
Name:
Title:

Annex D
FORM OF ARTICLES OF AMENDMENT
ARTICLES OF AMENDMENT OF
THE SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
PENN VIRGINIA CORPORATION
The undersigned, on behalf of Penn Virginia Corporation, a Virginia corporation (the “Corporation”), pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:
1. The name of the Corporation is Penn Virginia Corporation.
2. The amendment to the Corporation’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) adopted consist of the addition of the following text set forth below as Section 4.10 (the “Amendment”):
Section 4.10 Series A Preferred Stock. The provisions in this Section 4.10, which shall apply notwithstanding anything in these Second Amended and Restated Articles of Incorporation to the contrary, are referred to as “these Articles of Amendment” and constitute a Preferred Stock Designation.
(a). Designation and Number of Shares. Pursuant to these Second Amended and Restated Articles of Incorporation, there is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock consisting of 300,000 shares of Preferred Stock designated as “Series A Preferred Stock” (the “Series A Preferred Stock”).
(b). Permitted Owners. Shares of the Series A Preferred Stock may be issued only to, and registered in the name of, JSTX Holdings, LLC and Rocky Creek Resources, LLC (collectively, the “Investors”), their respective successors and permitted assigns in accordance with Section 4.10(f) (including all subsequent successors and permitted assigns) (the Investors together with such persons, collectively, the “Permitted Series A Owners”).
(c). Voting.
(i) Each one one-hundredth (1/100th) of a share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the holders of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock occurring after the effective date of these Articles of Amendment.
(ii) Except as otherwise provided herein or in any other Articles of Amendment creating a class or series of preferred stock or any similar stock, or by applicable law, the holders of Series A Preferred Stock, the holders of shares of Common Stock, and the holders of any other class or series of capital stock of the Corporation entitled to vote generally together with the Common Stock shall vote together as one class on all matters submitted to a vote of the holders of such Common Stock.
(iii) Except as otherwise required by law, these Second Amended and Restated Articles of Incorporation or these Articles of Amendment, for so long as any shares of Series A Preferred Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of these Second Amended and Restated Articles of Incorporation or these Articles of Amendment, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would adversely alter or change the powers, preferences or relative, participating, optional or other or special rights of the Series A Preferred Stock. Any action required or permitted to be taken at any meeting of the holders of Series A Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Series A Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Series A Preferred Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Virginia, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Series A Preferred Stock shall, to the extent required by law, be given to those holders of Series A Preferred Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Series A Preferred Stock to take the action were delivered to the Corporation.
(iv) The holders of Series A Preferred Stock shall not have any voting rights except as set forth herein, in these Second Amended and Restated Articles of Incorporation, in the Investor and Registration Rights Agreement, dated as of [•], by and among the Corporation and the other parties thereto (the “IRRA”), or as provided by applicable law.
(d). Board Representation.
(i) As of the effective date of these Articles of Amendment, the Board shall increase the size of the Board by five directors (to nine total directors) and, promptly thereafter, but in any event upon effectiveness of the IRRA, the Board shall cause five of such newly created directorships to be filled with five individuals designated by the Permitted Series A Owners (in such capacity, each an “Investor Director” and together with any other person designated to replace any such person in accordance with the terms of this Section 4.10(d), and including both Investor Affiliated Directors and Investor Non-Affiliated Directors, the “Investor Directors”), all of whom may be Investor Affiliated Directors, by written consent or other written instrument delivered to the Corporation.
(ii) In addition to the vote in Section 4.10(c)(i), from and after the effective date of these Articles of Amendment, for so long as the Permitted Series A Owners have the right to redeem or exchange Common Units (as defined below) for Common Stock pursuant to the Limited Partnership Agreement (as defined below) in such percentages relative to the number of shares of Common Stock then outstanding as set forth below, the holders of a majority of the total number of outstanding shares of Series A Preferred Stock (the “Permitted Series A Owner Majority”) shall have the exclusive right, voting separately as a class and to the exclusion of the Common Stock and any other class or series of capital stock of the Corporation, to designate to the Board the following number of Investor Directors:
(A) up to five Investor Directors, all of whom may be Investor Affiliated Directors, until such time as (X) the number of shares of Common Stock then issuable to the Permitted Series A Owners upon redemption or exchange of the Common Units for Common Stock pursuant to the Limited Partnership Agreement, plus (Y) the aggregate number of shares of Common Stock then held by the Permitted Series A Owners (such sum, the “Total Series A Ownership”) continuously held is less than or equal to 50% of (1) the number of shares of Common Stock then issuable to the Permitted Series A Owners upon redemption or exchange of the Common Units for Common Stock pursuant to the Limited Partnership Agreement plus (2) the number of shares of Common Stock then outstanding (such sum, the “Total Shares”) (the “First Step Down Event”);
(B) up to four Investor Directors, each of whom may be Investor Affiliated Directors, until such time as the Total Series A Ownership continuously held is less than 40% of the Total Shares (the “Second Step Down Event”);
(C) up to three Investor Directors, each of whom may be an Investor Affiliated Director, until such time as the Total Series A Ownership continuously held is less than 30% of the Total Shares (the “Third Step Down Event”);
(D) up to two Investor Directors, each of whom may be an Investor Affiliated Director, until such time as the Total Series A Ownership continuously held is less than 20% of the Total Shares (the “Fourth Step Down Event”); and
(E) up to one Investor Director, who may be an Investor Affiliated Director, until such time as the Total Series A Ownership continuously held is less than 10% of the Total Shares (the “Fifth Step Down Event,” and together with the First Step Down Event, the Second Step Down Event, the Third Step Down Event and the Fourth Step Down Event, each a “Step Down Event”).
(iii) The Corporation shall take all actions within its power to cause all Investor Directors designated pursuant to this Section 4.10(d) to be included in the slate of nominees recommended by the Board for election as directors at each annual or special meeting called for the purpose of electing directors (and/or in connection with any election by written consent). Notwithstanding anything to the contrary herein, the Investor Directors designated pursuant to this Section 4.10(d) shall be elected by the Permitted Series A Owner Majority, voting separately as a class and to the exclusion of the Common Stock and any other class or series of capital stock of the Corporation, and may be elected, at the option of the Permitted Series A Owner Majority, either (i) by written consent of the Permitted Series A Owner Majority or (ii) at annual or special meetings called for the purpose of electing directors.

(iv) From and after the effective date of these Articles of Amendment, for so long as the Permitted Series A Owners have the right to designate directors pursuant to Section 4.10(d)(ii), the size of the Board shall not be decreased in a manner that would limit such designation rights.
(v) Each Investor Director designated pursuant to this Section 4.10(d) shall serve until his or her successor is designated or his or her earlier death, disability, resignation or removal. Any vacancy or newly created directorship in the position of an Investor Director may be filled only by the Permitted Series A Owner Majority, and may be filled with immediate effect by written consent of the Permitted Series A Owner Majority, subject to the fulfillment of the requirements set forth in Section 4.10(d)(vii). Subject to Section 4.10(d)(viii), each Investor Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the Permitted Series A Owner Majority.
(vi) At all times while an Investor Director is serving as a member of the Board, and following any such Investor Director’s death, disability, resignation or removal, such Investor Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member of the Board.
(vii) Each Investor Director shall satisfy the requirements set forth in Sections 3.02(c) and 3.02(d) of the IRRA.
(viii) Upon the occurrence of any Step Down Event, such Investor Directors then serving on the Board in excess of the entitled number pursuant to Section 4.10(d)(ii) (as selected by the Permitted Series A Owner Majority) shall promptly (and in any event prior to the time the Board next takes any action, whether at a meeting or by written consent) resign from the Board and the number of directors comprising the Board shall automatically be reduced consistent with Section 3.01(d) of the IRRA, and the corresponding right to designate directors pursuant to the applicable subsection of Section 4.10(d)(ii) shall automatically terminate, such that:
(A) upon the occurrence of the First Step Down Event (but prior to the Second Step Down Event), if there are five Investor Affiliated Directors then serving on the Board, one Investor Affiliated Director shall promptly resign, and such vacancy shall be filled by the Board based on the recommendation of the Nominating and Governance Committee, but in any event such replacement director shall be a Non-Affiliated Director, and the right to designate directors pursuant to Section 4.10(d)(ii)(A) shall automatically terminate;
(B) upon the occurrence of the Second Step Down Event (but prior to the Third Step Down Event), (x) if there are four Investor Directors then serving on the Board, one Investor Director shall promptly resign and (y) any director elected to fill a vacancy pursuant to Section 4.10(d)(viii)(A), shall promptly resign, and the size of the Board shall automatically be reduced by two directors (to seven total directors) and the right to designate directors pursuant to Section 4.10(d)(ii)(B) shall automatically terminate;
(C) upon the occurrence of the Third Step Down Event (but prior to the Fourth Step Down Event), if there are three Investor Directors then serving on the Board, one Investor Director shall promptly resign, the size of the Board shall automatically be reduced by one director (to six total directors) and the right to designate directors pursuant to Section 4.10(d)(ii)(C) shall automatically terminate;
(D) upon the occurrence of the Fourth Step Down Event (but prior to the Fifth Step Down Event), if there are two Investor Directors then serving on the Board, one Investor Director shall promptly resign, the size of the Board shall automatically be reduced by one director (to five total directors) and the right to designate directors pursuant to Section 4.10(d)(ii)(D) shall automatically terminate; and
(E) upon the occurrence of the Fifth Step Down Event, if there is an Investor Director then serving on the Board, that remaining Investor Director shall promptly resign from the Board, unless the Non-Affiliated Directors, by a majority vote, determine otherwise, and the right to designate directors pursuant to Section 4.10(d)(ii) shall automatically terminate.
(ix) If, following the redemption or exchange of Common Units for Common Stock pursuant to the Limited Partnership Agreement, or after termination of this Certificate of Designation or such time as no shares of Series A Preferred Stock remain outstanding, the Permitted Series A Owners would continue to satisfy the ownership percentages set forth in Section 4.10(d)(ii) as a result of their continuous ownership of Common Stock relative to the Total Shares, the Permitted Series A Owners may request the Corporation to enter into such agreements reflecting the rights set forth in this Section 4.10(d), which the Corporation and the Permitted Series A Owners shall enter into as promptly as practicable after such request (but in any event, no later than 30 days after such request).

(e). Dividends; Non-Economic Interest. Notwithstanding anything to the contrary in these Second Amended and Restated Articles of Incorporation and these Articles of Amendment, (i) dividends shall not be declared or paid on the Series A Preferred Stock and (ii) the Series A Preferred Stock shall otherwise be non-economic interests in the Corporation in all respects.
(f). Transfer of Series A Preferred Stock.
(i) Subject to Section 4.10(g)(iii), a holder of Series A Preferred Stock may surrender shares of Series A Preferred Stock (or fractions thereof) to the Corporation for no consideration at any time. Following the surrender of any shares of Series A Preferred Stock (or fractions thereof) to the Corporation, the Corporation will take all actions necessary to retire such shares (or fractions) and such shares (or fractions) shall not be re-issued by the Corporation.
(ii) A holder of Series A Preferred Stock may transfer shares of Series A Preferred Stock (or fractions thereof) to any transferee (other than the Corporation) only if, and only to the extent, (i) such transfer would be permitted by the Limited Partnership Agreement (as defined below) and (ii) such holder also simultaneously transfers one Common Unit for each one one-hundredth (1/100th) of a share of Series A Preferred Stock transferred to such transferee in compliance with the Amended and Restated Agreement of Limited Partnership of PV Energy Holdings, L.P., a Delaware limited partnership (the “Partnership”), dated [•], as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Limited Partnership Agreement”). The transfer restrictions described in this Section 4.10(f)(ii) are referred to as the “Restrictions.”
(iii) Any purported transfer of shares of Series A Preferred Stock (or fractions thereof) in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a person shall, voluntarily or involuntarily, purportedly become or attempt to become, the purported owner (“Purported Owner”) of shares of Series A Preferred Stock (or fractions thereof) in violation of the Restrictions, then the Purported Owner shall not obtain any rights in and to such shares of Series A Preferred Stock (or fractions thereof) (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation’s transfer agent (the “Transfer Agent”).
(iv) The Board may, with the approval of a majority of the Non-Affiliated Directors if such approval is sought before the First Step Down Event, and to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section 4.10(f) for determining whether any transfer or acquisition of shares of Series A Preferred Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 4.10(f). Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Series A Preferred Stock.
(g). Conversion; Redemption; Cancellation of Series A Preferred Stock.
(i) The Series A Preferred Stock is not convertible into any other security of the Corporation.
(ii) To the extent that any Permitted Series A Owner exercises its right pursuant to the Limited Partnership Agreement to have its Common Units redeemed by the Partnership in accordance with the Limited Partnership Agreement, then simultaneously with the payment of the consideration due under the Limited Partnership Agreement to such Permitted Series A Owner, the Corporation shall cancel for no consideration a number of shares of Series A Preferred Stock (or fractions thereof) registered in the name of the redeeming or exchanging Permitted Series A Owner equal to one one-hundredth (1/100th) of the number of Common Units held by such Permitted Series A Owner that are redeemed or exchanged in such redemption or exchange transaction. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon redemption or exchange of the Common Units for Common Stock pursuant to the Limited Partnership Agreement, such number of shares of Common Stock that shall be issuable upon any such redemption or exchange pursuant to the Limited Partnership Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such redemption of Common Units pursuant to the Limited Partnership Agreement by delivering to the holder of Common Units upon such redemption cash in lieu of shares of Common Stock in the amount permitted by and as provided in the Limited Partnership Agreement. All shares of Common Stock that shall be issued upon any such redemption or exchange will, upon issuance in accordance with the Limited Partnership Agreement, be validly issued, fully paid and nonassessable.

(iii) In the event of an Adjustment Surrender (as defined in the Limited Partnership Agreement), the Corporation shall cancel in exchange for the aggregate par value thereof a number of shares of Series A Preferred Stock (or fractions thereof) registered in the name of the applicable Permitted Series A Owner equal to one one-hundredth (1/100th) of the number of Common Units surrendered to the Partnership by such Permitted Series A Owner pursuant to Section 3.03(c)(i) of the Limited Partnership Agreement.
(iv) In the event that no Permitted Series A Owner owns any Common Units that are redeemable or exchangeable pursuant to the Limited Partnership Agreement, then all shares of Series A Preferred Stock (and fractions thereof) will be cancelled for no consideration, and the Corporation will take all actions necessary to retire such shares (and fractions thereof) and such shares (and fractions thereof) shall not be re-issued by the Corporation.
(h). Restrictive Legend. Unless otherwise determined by the Board, shares of the Series A Preferred Stock shall be issued in book-entry form and shall not be certificated. All book entries representing shares of Series A Preferred Stock shall bear a legend substantially in the following form (or in such other form as the Board may determine):
THE SECURITIES REPRESENTED BY THIS BOOK ENTRY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE SECURITIES REPRESENTED BY THIS BOOK ENTRY ARE ALSO SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN (1) THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF PENN VIRGINIA CORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY SHAREHOLDER MAKING A REQUEST THEREFOR), (2) THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PV ENERGY HOLDINGS, L.P., DATED AS OF [•], AND (3) THE INVESTOR AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF [•], BY AND AMONG THE CORPORATION AND THE OTHER PARTIES THERETO.
(i). Fractional Shares. The Series A Preferred Stock may be issued in fractions of one one-hundredth (1/100th) of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights and to have the benefit of all other rights of holders of Series A Preferred Stock, including those set forth in Section 4.10(k).
(j). Cancellation. At any time when there are no longer any shares of Series A Preferred Stock outstanding, these Articles of Amendment automatically will be deemed null and void.
(k). Liquidation, Dissolution or Winding Up of the Corporation.
(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holder of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation or proceeds thereof available for distribution to shareholders of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock of the Corporation and any other stock of the Corporation ranking junior to the Series A Preferred Stock as to such distribution, payment in full in an amount equal to $0.01 per share of Series A Preferred Stock. To the extent a holder owns a fraction of a Series A Preferred Stock, such holder’s number of Series A Preferred Stock (and all fractions thereof) will be rounded up to the next whole number of Series A Preferred Stock solely for purposes of this Section 4.10(k).
(ii) For purposes of this Section 4.10(k), the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
(l). Other Rights. The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, in these Second Amended and Restated Articles of Incorporation, in the IRRA or as provided by applicable law.

(m). Definitions. As used in these Articles of Amendment, the terms set forth below shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly (including through one or more intermediaries), of the power or a authority to direct or cause the direction of management, whether through the ownership of voting securities, by contract or otherwise. For purposes of these Articles of Amendment, no member of the Investor Group shall be an Affiliate of the Corporation or any of its subsidiaries, and neither the Corporation nor any of its subsidiaries shall be an Affiliate of any member of the Investor Group.
“Investor Affiliated Director” means a director designated by the Permitted Series A Owners who is an Affiliate, or is employed by or otherwise serves as an officer or director (or equivalent position), of any member of the Investor Group.
“Investor Group” means Juniper Capital Advisors, L.P., a Delaware limited partnership, Juniper Capital Investment Management, L.P., a Delaware limited partnership, the Permitted Series A Owners and each of their respective controlled Affiliates.
“Investor Non-Affiliated Director” means a director designated by the Permitted Series A Owners who is not an Affiliate of, or employed by, any member of the Investor Group.
“Non-Affiliated Directors” means a director who qualifies as “independent” under the rules of the Nasdaq Global Select Market or the rules of such other national securities exchange on which the Common Stock is then listed or trading and who is not (i) an Investor Director or (ii) otherwise an Affiliate of the Investor Group, or employed by or otherwise serves as an officer or director of a member of the Investor Group.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
3. The Amendment was duly adopted by the Corporation’s Board of Directors on [•]. Pursuant to Section 13.1-639 of the Virginia Stock Corporation Act (the “VSCA”) and the authority conferred upon the Board of Directors by the Articles of Incorporation, no shareholder action was required.
4. Pursuant to Section 13.1-606 of the VSCA, these Articles of Amendment shall be effective at [•] on [•].
[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by the undersigned duly authorized officer this [•] day of [•].
PENN VIRGINIA CORPORATION

By:
Name:
Title:

Annex E
INVESTOR AND REGISTRATION RIGHTS AGREEMENT
This Investor and Registration Rights Agreement (including all exhibits hereto and as may be amended, supplemented or amended and restated from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of [•], by and among Penn Virginia Corporation, a Virginia corporation (the “Company”), and each of the Holders party hereto.
WHEREAS, this Agreement is entered into in connection with (1) (x) the issuance and sale by the Company of a number of shares of its preferred stock, par value $0.01 per share, designated as Series A Preferred Stock (the “Preferred Stock”), and (y) the issuance of a number of Common Units of PV Energy Holdings, L.P., a Delaware limited partnership and a subsidiary of the Company (the “Partnership”) to JSTX Holdings, LLC, a Delaware limited liability company (“JSTX”), in exchange for a capital contribution to the Partnership equal to $150,000,000, pursuant to that certain Contribution Agreement, dated as of November 2, 2020, by and among the Company, the Partnership and JSTX (the “Contribution Agreement”) and (2) (x) the issuance and sale by the Company of a number of shares of Preferred Stock and (y) the issuance of a number of Common Units of the Partnership, to Rocky Creek Resources LLC, a Delaware limited liability company (“Rocky Creek”), in exchange for the contribution of certain assets, pursuant to that certain Contribution Agreement, dated as of November 2, 2020, by and among Rocky Creek, the Partnership and the Company (the “Asset Contribution Agreement”);
WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Investor and each of the Holders; and
WHEREAS, as a condition to the obligations of JSTX, Rocky Creek and the Company under each of the Contribution Agreement and the Asset Contribution Agreement, as applicable, the parties hereto hereby agree to execute and deliver this Agreement.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01 Definitions. As used in this Agreement, the terms set forth below shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly (including through one or more intermediaries), of the power or a authority to direct or cause the direction of management, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, no member of the Investor Group shall be an Affiliate of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries shall be an Affiliate of any member of the Investor Group.
“Articles of Incorporation” means the Second Amended and Restated Articles of Incorporation of the Company, dated as of September 9, 2016, as such articles of incorporation may be amended, supplemented or amended and restated from time to time in accordance with the terms thereof.
“beneficially own” (and related terms such as “beneficial ownership” and “beneficial owner”) shall have the meaning given to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule. For the avoidance of doubt, a Holder will be deemed to beneficially own such shares of Common Stock for which the Company or the Partnership, as applicable, may redeem or exchange for such Holder’s Common Units and shares of Preferred Stock.
“Board” means the Board of Directors of the Company.
“Business Day” means any day, other than a Saturday or Sunday or a day on which commercial banks in New York City are required by law to be closed.
“Certificate of Designation” means the certificate of designation establishing the Preferred Stock.
“Chief Executive Officer” means the executive holding the position of Chief Executive Officer of the Company.
“Closing Date” means the date of consummation of the transactions contemplated by the Contribution Agreement and the Asset Contribution Agreement.

“Commission” means the Securities and Exchange Commission.
“Common Stock” means the Company’s common stock, par value $0.01 per share.
“Common Units” means the common units representing limited partner interests in the Partnership.
“Counsel to the Holders” means with respect to any Underwritten Offering or Piggyback Offering, the counsel selected by the Required Holders.
“Effective Date” means the date that a Registration Statement filed pursuant to this Agreement is first declared effective by the Commission.
“Effectiveness Period” means the period beginning on the Effective Date for a Registration Statement and ending at the time all Registrable Securities covered by such Registration Statement (or if such Registration Statement becomes unavailable, another Registration Statement) have ceased to be Registrable Securities.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Form S-1” means Form S-1 under the Securities Act, or any other form hereafter adopted by the Commission for the general registration of securities under the Securities Act.
“Form S-3” means Form S-3 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-3.
“Form S-4” means Form S-4 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-4.
“Form S-8” means Form S-8 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-8.
“Governance Committee” means the Nominating and Governance Committee of the Board.
“Holder” or “Holders” means JSTX, Rocky Creek and any additional parties identified on the signature pages of any joinder agreement executed and delivered pursuant to Section 2.13. A Person shall cease to be a Holder hereunder at such time as it ceases to hold any Registrable Securities.
“Independent Director” means a director who qualifies as “independent” under the rules of the Nasdaq or the rules of such other national securities exchange on which the Common Stock is then listed or trading.
“Investor” means, collectively, JSTX and Rocky Creek, and their respective successors and permitted assigns in accordance with this Agreement, the Limited Partnership Agreement and the Certificate of Designation.
“Investor Affiliated Director” means a director designated by the Investor who is an Affiliate, or is employed by or otherwise serves as an officer or director (or equivalent position), of any member of the Investor Group.
“Investor Directors” means the persons listed on Exhibit A hereto, or any other person designated to replace such persons in accordance with the terms hereof, and includes both Investor Affiliated Directors and Investor Non-Affiliated Directors.
“Investor Non-Affiliated Director” means a director designated by the Investor who is not an Affiliate of, or employed by, any member of the Investor Group.
“Investor Group” means Juniper Capital Advisors, L.P., a Delaware limited partnership, Juniper Capital Investment Management, L.P., a Delaware limited partnership, the Holders and each of their respective controlled Affiliates.
“Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership, dated as of the date hereof, of the Partnership, as the same may be amended or supplemented from time to time.
“Nasdaq” means the Nasdaq Global Select Market.
“Non-Affiliated Directors” means a director who qualifies as “independent” under the rules of the Nasdaq or the rules of such other national securities exchange on which the Common Stock is then listed or trading and who is not (i) an Investor Director or (ii) otherwise an Affiliate of the Investor Group, or employed by or otherwise serves as an officer or director of a member of the Investor Group.

“Permitted Transferee” of a Holder means any Person who is permitted to be a transferee pursuant to a “Permitted Transfer” under Section 10.02 of the Limited Partnership Agreement as though such Holder were a Limited Partner for purposes thereof.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Portfolio Company” means any entity (existing and future) managed or advised by Juniper Capital Advisors, L.P., a Delaware limited partnership, or Juniper Capital Investment Management, L.P., a Delaware limited partnership.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Registration Expenses” means all fees and expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01 or an Underwritten Offering covered under this Agreement, including, without limitation, all registration, filing, securities exchange listing and Nasdaq fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, reasonable fees and expenses incurred in connection with any “road show” for an Underwritten Offering, all word processing, duplicating and printing expenses, any transfer taxes not otherwise attributable to the sale of Registrable Securities, the fees and disbursements of counsel, independent public accountants and independent petroleum engineers for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, and the fees and disbursements of Counsel to the Holders.
“Registrable Securities” means, collectively, (a) the Common Stock issued or that may be issuable to a Holder upon redemption or exchange of the Common Units owned by such Holder pursuant to the terms of the Limited Partnership Agreement and (b) any additional shares of Common Stock paid, issued or distributed in respect of any such shares by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (i) when a Registration Statement covering such Registrable Securities becomes or has been declared effective by the Commission and such Registrable Securities have been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Securities have been sold or disposed of pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect); (iii) when such Registrable Securities are no longer subject to the restrictions on trading under the provisions of Rule 144 under the Securities Act, including volume and manner of sale restrictions, and the current public information requirement of Rule 144(e) no longer applies; or (iv) when such Registrable Securities have been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.13.
“Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation any registration statement relating to the offer and sale of Registrable Securities by Holders on a continuous or delayed basis pursuant to Rule 415), amendments and supplements to such registration statements, including post-effective amendments, and all exhibits and all reports incorporated by reference or deemed to be incorporated by reference in such registration statements.
“Required Holders” means the Holder or collective Holders of greater than 50% of the Registrable Securities.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, and (b) transfer taxes allocable to the sale of the Registrable Securities.
“Selling Holder” means a Holder who is selling Registrable Securities under a Registration Statement pursuant to the terms of this Agreement.
“Selling Shareholder Questionnaire” means a selling shareholder questionnaire reasonably adopted by the Company from time to time.
“Step Down Event” means the First Step Down Event, Second Step Down Event, Third Step Down Event, Fourth Step Down Event or Fifth Step Down Event, each as defined in the Certificate of Designation.
“Subject Policy” means (a) the Company’s Corporate Governance Principles, the Company’s Code of Business Conduct and Ethics, and the Policy Regarding Special Trading Procedures, in each case, in effect as of the date hereof (as each may be amended, supplemented or restated after the date hereof) and (b) each subsequent policy of the Board, in the case of each of clauses (a) and (b), as required by applicable law that is in effect and applicable to all non-employee directors serving on the Board.
“Trading Day” means a day during which trading in the Common Stock occurs in the Trading Market, or if the Common Stock is not listed on a Trading Market, a Business Day.
“Trading Market” means the Nasdaq or whichever national securities exchange on which the Common Stock is listed or quoted for trading on the date in question.

The terms set forth below shall have the meanings ascribed to them in the following sections of this Agreement:
Defined Term	Section Reference
Advice	Section 2.16
Agreement	Preamble
Asset Contribution Agreement	Recitals
Board Designation Expiration Date	Section 3.01(e)
Company	Preamble
Contribution Agreement	Preamble
Election Meeting	Section 3.01(b)(i)
Grace Period	Section 2.03(a)
Indemnified Party	Section 2.10
Indemnifying Party	Section 2.10
Independent Interests	Section 3.07
Information	Section 3.07
JSTX	Recitals
Losses	Section 2.08
Other Holder	Section 2.04(a)
Other Investments	Section 3.06
Partnership	Preamble
Piggyback Notice	Section 2.04(a)
Piggyback Offering	Section 2.04(a)
Post-Offering Lock-up Period	Section 2.07(a)
Preferred Stock	Recitals
Renounced Business Opportunity	Section 3.06
Representatives	Section 3.07
Required Information	Section 3.01(b)(ii)
Transfer	Section 2.07(a)
Underwritten Offering	Section 2.02(a)

ARTICLE II
REGISTRATION RIGHTS
Section 2.01 Shelf Registration.
(a) Within 60 days of the Closing Date, the Company shall prepare and file a Registration Statement with the Commission.
(b) The Registration Statement filed with the Commission pursuant to this Section 2.01 shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a Prospectus in such form as to permit any selling Holder covered by such Registration Statement to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the Effective Date for such Registration Statement. The Company shall use reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01 to be declared effective as soon as reasonably practicable thereafter; provided, however, that in no event shall the Registration Statement be declared effective prior to the date that is 180 days after the date of this Agreement.
(c) During the Effectiveness Period, the Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available for the resale of the Registrable Securities without interruption until all Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the Effective Date of a Registration Statement, but in any event within three Business Days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. At the time it becomes effective, a Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).

(d) A Registration Statement shall provide for the distribution or resale pursuant to any method or combination of methods legally available to, and requested by, the Holders.
Section 2.02 Procedures For Underwritten Offerings.
(a) At any time and from time to time after the effectiveness of a Registration Statement filed in accordance with Section 2.01, the Holders may request to sell all or any portion of their Registrable Securities included thereon in an underwritten offering that is registered pursuant to such Registration Statement (an “Underwritten Offering”); provided, that the Holders will be entitled to make such request only if the total offering price of the Registrable Securities to be sold in such offering (before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $25 million.
(b) In connection with any Underwritten Offering, the Company shall select one or more investment banking firms of national standing to be the managing underwriter or underwriters with the consent of the Selling Holders, which consent shall not be unreasonably withheld, conditioned or delayed.
(c) As a condition for inclusion of a Selling Holder’s Registrable Securities in an Underwritten Offering, the Selling Holder shall agree to enter into an underwriting agreement with the underwriters and complete and execute all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement; provided, that the underwriting agreement is in customary form and reasonably acceptable to the Selling Holders; and provided further, that no Selling Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (i) such Selling Holder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Selling Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested). If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company and the managing underwriter; provided, that any such withdrawal must be made no later than the time of pricing of such Underwritten Offering. If all Selling Holders withdraw from an Underwritten Offering prior to the pricing of such Underwritten Offering or if the Registration Statement relating to an Underwritten Offering is suspended pursuant to Section 2.03, then such abandoned or suspended, as applicable, Underwritten Offering will not be considered an Underwritten Offering under this Section 2.02.
(d) If the managing underwriter or underwriters for an Underwritten Offering advises the Company that the total amount of Registrable Securities or other shares of Common Stock to be included in such Underwritten Offering is such as to materially adversely affect the success of such Underwritten Offering, the number of Registrable Securities or other shares of Common Stock to be included in such offering will be reduced as follows: first, the Company shall reduce or eliminate the Common Stock to be included by any Person other than a Selling Holder or the Company; second, the Company shall reduce or eliminate any Common Stock to be included by the Company; and third, the Company shall reduce the number of Registrable Securities to be included by Selling Holders on a pro rata basis based on the total number of Registrable Securities requested by the Selling Holders to be included in the Underwritten Offering.
(e) The Company will not be required to undertake an Underwritten Offering pursuant to this Section 2.02 if:
(i) the Company has undertaken an Underwritten Offering, whether for its own account or pursuant to this Agreement, within the 180 days preceding the date of the request for such Underwritten Offering pursuant to this Section 2.02 is given to the Company; and
(ii) the number of Underwritten Offerings previously made pursuant to this Section 2.02 in the immediately preceding 12-month period shall exceed three; provided, that an Underwritten Offering shall not be considered made for purposes of this clause (ii) unless the offering has resulted in the disposition by the Selling Holders of at least 75% of the amount of Registrable Securities requested to be included.
Section 2.03 Grace Periods.
(a) Notwithstanding anything to the contrary herein:
(i) the Company shall be entitled to postpone the filing or effectiveness of, or, at any time after a Registration Statement has been declared effective by the Commission suspend the use of, a Registration Statement (including the Prospectus included therein) if in the good faith judgment of the Board, (A) such registration, offering or use would reasonably be expected to materially affect in an adverse manner, or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect the Company in an adverse manner; (B) the Company is in possession of material non-public information, the disclosure of which would not be, in the good faith opinion of the Board, in the best interests of the Company; or (C) the Company must amend or supplement the affected registration statement or the related prospectus so that such registration statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (the period of a postponement or suspension as described in clause (A) and/or a delay described in clause (B) or this clause (C), a “Grace Period”); provided however, that in the event such Registration Statement relates to an Underwritten Offering pursuant to Section 2.02, then the Holders initiating such Underwritten Offering shall be entitled to withdraw the request for the Underwritten Offering and, if such request is withdrawn, it shall not count against the limits imposed pursuant to Section 2.02 and the Company shall pay all Registration Expenses in connection with such registration.
(b) The Company shall promptly (i) notify the Holders in writing of the existence of the Grace Period (provided that the Company shall not disclose the content of such material non-public information to any Holder, without the express consent of such Holder) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period began or will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends.
(c) The duration of any one Grace Period shall not exceed 45 days, and the aggregate of all Grace Periods in total during any 365 day period shall not exceed 60 days. For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) of Section 2.03(b) and shall end on and include the later of the date the Holders receive the notice referred to in clause (iii) of Section 2.03(b) and the date referred to in such notice.
Section 2.04 Piggyback Registration.
(a) If at any time, and from time to time, the Company proposes to conduct an underwritten offering of Common Stock for its own account or for the account of other holders of Common Stock entitled to participate in such offering (“Other Holders”), then the Company shall give written notice (the “Piggyback Notice”) of such underwritten offering to the Holders at least ten Business Days prior to the earlier of the date of filing of the registration statement or the date of filing of the preliminary prospectus supplement for such underwritten offering. Such Piggyback Notice shall include the number of shares of Common Stock to be offered, the proposed date of such underwritten offering, any proposed means of distribution of such shares of Common Stock, any proposed managing underwriter of such shares of Common Stock and a good faith estimate by the Company of the proposed maximum offering price of such shares of Common Stock (as such price would appear on the front cover page of a registration statement), and shall offer the Holders the opportunity to sell such amount of Registrable Securities as such Holders may request on the same terms and conditions as the Company or such Other Holders (a “Piggyback Offering”). Subject to Section 2.04(b), the Company will include in each Piggyback Offering all Registrable Securities for which the Company has received written requests for inclusion within five Business Days after the date the Piggyback Notice is given; provided, however, that in the case of a “takedown” of Common Stock registered under a shelf registration statement previously filed by the Company, such Registrable Securities are covered by an existing and effective Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be offered.
(b) The Company will cause the managing underwriter or underwriters of the proposed offering to permit the Selling Holders that have requested Registrable Securities to be included in the Piggyback Offering to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company or the Other Holders. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advises the Company and the Selling Holders in writing that, in its view, the total amount of shares of Common Stock that the Company, such Selling Holders and any Other Holders propose to include in such offering is such as to materially adversely affect the success of such underwritten offering, then:
(i) if such Piggyback Offering is an underwritten primary offering by the Company for its own account, the Company will include in such Piggyback Offering: (A) first, all shares of Common Stock to be offered by the Company; (B) second, the shares of Common Stock requested to be included in such Piggyback Offering by the Selling Holders (pro rata among the Selling Holders based on the number of shares of Common Stock each requested to be included); and (C) third, the shares of Common Stock requested to be included in such Piggyback Offering by all Other Holders (pro rata among the Other Holders based on the number of shares of Common Stock each requested to be included); or

(ii) if such Piggyback Offering is an underwritten secondary offering for the account of Other Holders exercising “demand” rights pursuant to a prior registration rights agreement, the Company will include in such registration: (A) first, the shares of Common Stock of the Other Holders exercising “demand” rights requested to be included therein (pro rata among such Other Holders based on the number of shares of Common Stock each requested to be included); (B) second, the shares of Common Stock proposed to be included in the registration by the Company; and (C) third, the shares of Common Stock requested to be included in such Piggyback Offering by the Selling Holders and any Other Holders entitled to participate therein (pro rata among such Selling Holders and Other Holders based on the number of shares of Common Stock requested to be included); and
in each case, the total amount of securities to be included in such Piggyback Offering is the full amount that, in the view of such managing underwriter, can be sold without materially adversely affecting the success of such Piggyback Offering.
(c) If at any time after giving the Piggyback Notice and prior to the time sales of securities are confirmed pursuant to the Piggyback Offering, the Company determines for any reason to delay the Piggyback Offering, the Company may, at its election, give notice of its determination to the Selling Holders, and in the case of such a determination, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned or delayed Piggyback Offering, without prejudice.
(d) Any Selling Holder may withdraw its request for inclusion of its Registrable Securities in a Piggyback Offering by giving written notice to the Company, at least three Business Days prior to the anticipated date of the filing by the Company of a prospectus supplement under Rule 424 (which shall be the preliminary prospectus supplement, if one is used in the “takedown”) with respect to such offering, of its intention to withdraw from that registration; provided, however, that (i) the Holder’s request be made in writing and (ii) the withdrawal will be irrevocable and, after making the withdrawal, the Holder will no longer have any right to include its Registrable Securities in that Piggyback Offering.
Section 2.05 Registration Procedures. If and when the Company is required to effect any registration under the Securities Act as provided in Section 2.01 or any Underwritten Offering as provided in Section 2.02, the Company shall use its reasonable best efforts to:
(a) prepare and file with the Commission the requisite Registration Statement to effect such registration and thereafter use its reasonable best efforts to cause such Registration Statement to become and remain effective, subject to the limitations contained herein;
(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the method of disposition set forth in such Registration Statement, subject to the limitations contained herein;
(c) (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to each Holder whose securities are covered by such Registration Statement copies of all such documents, other than documents that are incorporated by reference into such Registration Statement or Prospectus, proposed to be filed and such other documents reasonably requested by such Holders (which may be furnished by email), and afford Counsel to the Holders a reasonable opportunity to review and comment on such documents and (ii) in connection with the preparation and filing of each such Registration Statement pursuant to this Agreement, (A) upon reasonable advance notice to the Company and subject to the confidentiality obligations set forth in Section 3.07, give each of the foregoing such reasonable access to all financial and other records, corporate documents and properties of the Company as shall be necessary, in the reasonable opinion of Counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act, and (B) upon reasonable advance notice to the Company and subject to the confidentiality obligations set forth in Section 3.07, during normal business hours, provide such reasonable opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of Counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act;

(d) notify each Holder, promptly after the Company receives notice thereof, of (i) any correspondence from the Commission relating to such Registration Statement or Prospectus, (ii) the time when such Registration Statement has been declared effective, and (iii) the time when a supplement to any Prospectus forming a part of such Registration Statement has been filed;
(e) with respect to any offering of Registrable Securities furnish to each Selling Holder, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such Selling Holder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder a copy of any and all comment letters, transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such Registration Statement, Prospectus or offer;
(f) (i) register or qualify all Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Holders covered by such Registration Statement shall reasonably request in writing, (ii) keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (iii) take any other action that may be necessary or reasonably advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities to be sold by the Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (f) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;
(g) cause all Registrable Securities included in such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as necessary upon the opinion of counsel to the Company or Counsel to the Holders of Registrable Securities included in such Registration Statement to enable such Holder or Holders thereof to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;
(h) with respect to any Underwritten Offering, obtain a signed:
(i) opinion of outside counsel for the Company (including a customary 10b-5 statement), dated the date of the closing under the underwriting agreement and addressed to the underwriters, reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such an offering) in form and substance to such underwriters, if any;
(ii) “comfort” letter, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters and signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent public accountants customarily given in such an offering) in form and substance to such underwriters covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) as are customarily covered in accountants’ comfort letters delivered to underwriters in such types of offerings of securities;
(iii) certificate of the chief financial officer or other appropriate executive officer of the Company, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters, if reasonably requested by the underwriters for the purpose of certifying certain financial information not addressed in the comfort letter referred to in clause (ii) immediately above; and
(iv) letter, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters and signed by the Company’s independent petroleum engineers, reasonably satisfactory (based on the customary form and substance of such letters of issuers’ independent petroleum engineers customarily given in such an offering) in form and substance to such underwriters covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) as are customarily covered in petroleum engineers’ letters delivered to underwriters in such types of offerings of securities;

(i) notify each Holder of Registrable Securities included in such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and for which the Company chooses to suspend the use of the Registration Statement and Prospectus in accordance with the terms of this Agreement, at the written request of any such Holder, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
(j) notify the Holders of Registrable Securities included in such Registration Statement promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information relating thereto;
(k) advise the Holders of Registrable Securities included in such Registration Statement promptly after the Company receives notice or obtains knowledge of any order suspending the effectiveness of a Registration Statement relating to the Registrable Securities and promptly use its reasonable best efforts to obtain the withdrawal;
(l) otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering of Registrable Securities, and make available to its shareholders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 and which requirement will be deemed satisfied if the Company timely files complete and accurate information on Form 10-Q and 10-K and Current Reports on Form 8-K under the Exchange Act and otherwise complies with Rule 158;
(m) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities included in a Registration Statement no later than the Effective Date thereof;
(n) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Holders beneficially owning a majority of the Registrable Securities included in a Registration Statement or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification, and provide reasonable cooperation, including causing at least one (1) executive officer and a senior financial officer to attend and participate in “road shows” and other information meetings organized by the underwriters, if any, as reasonably requested; provided, however, that the Company shall have no obligation to participate in more than two “road shows” in any 12-month period and such participation shall not unreasonably interfere with the business operations of the Company;
(o) if requested by the managing underwriter(s) or the Holders beneficially owning a majority of the Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to the plan of distribution for such shares of Registrable Securities provided to the Company in writing by the managing underwriters and the Holders of a majority of the Registrable Securities being sold and that is required to be included therein relating to the plan of distribution with respect to such Registrable Securities, including without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and make any required filings with respect to such information relating to the plan of distribution as soon as practicable after notified of the information;
(p) if reasonably required by the Company’s transfer agent, promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement; and
(q) otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.
In addition, at least 10 Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder, including any update to or confirmation of the information contained in the Selling Shareholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within five Trading Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Shareholder Questionnaire and a response to any requests for further information as described in the previous sentence and, if an Underwritten Offering, entered into an underwriting agreement with the underwriters in accordance with Section 2.02(c) and Section 2.07. If a Holder of Registrable Securities returns a Selling Shareholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall be permitted to exclude such Holder from being a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto. Each Holder acknowledges and agrees that the information in the Selling Shareholder Questionnaire or request for further information as described in this Section 2.05 will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.
Section 2.06 Registration Expenses. The Company shall pay all reasonable Registration Expenses as determined reasonably and in good faith by the Board, including, in the case of an Underwritten Offering, the Registration Expenses of an Underwritten Offering, regardless of whether any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. For the avoidance of doubt, each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale.
Section 2.07 Post-Offering Lock-up.
(a) In connection with any Underwritten Offering, Piggyback Offering or other underwritten public offering of equity securities by the Company, except with the written consent of the underwriters managing such offering, no Holder who participates in such offering or who beneficially owns 10% or more of the outstanding shares of Common Stock at such time shall (a) offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, give, assign, hypothecate, pledge, encumber, grant a security interest in, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (including through any hedging or other similar transaction) any economic, voting or other rights in or to any equity securities of the Company, or otherwise transfer or dispose of any equity securities of the Company, directly or indirectly, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of equity securities of the Company (any such transaction described in clause (a) or (b) above, a “Transfer”), without prior written consent from the Company, during the seven (7) days prior to and the 90-day period beginning on the date of closing of such offering (the “Post-Offering Lock-up Period”), except as part of such offering; provided, that nothing herein will prevent any Holder from making a Transfer of Registrable Securities to a Permitted Transferee that is otherwise in compliance with the applicable securities laws, so long as such Permitted Transferee agrees to be bound by the restrictions set forth in this Section 2.07(a). Each such Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any relevant offering shall be third party beneficiaries of this Section 2.07(a). The provisions of this Section 2.07(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.
(b) In connection with any Underwritten Offering, the Company shall not effect any Transfer of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, without prior written consent from the Selling Holders, during the Post-Offering Lock-up Period, except as part of such offering. The Company agrees to execute a lock-up agreement in favor of the Selling Holders’ underwriters to such effect and, in any event, that the Selling Holders’ underwriters in any relevant offering shall be third party beneficiaries to this Section 2.07(b). Notwithstanding the foregoing, the Company may (i) effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form S-4 or Form S-8 or as part of any registration of securities offering and sale to employees, directors or consultants of the company and its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement and (ii) Transfer shares of Preferred Stock and issue shares of Common Stock in connection with the redemption or exchange of Common Units at any time in accordance with the terms of the Limited Partnership Agreement.
Section 2.08 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, managers, stockholders, Affiliates, employees and investment managers of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), to which any of them may become subject, that arise out of or are based upon (a) any untrue or alleged untrue statement of a material fact contained in any Registration Statement contemplated herein, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus thereto or (b) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (ii) in the case of an occurrence of an event of the type specified in Section 2.05(i), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 2.16, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party, shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Company may otherwise have.
Section 2.09 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its respective directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (a) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein; (b) to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use therein or (c) in the case of an occurrence of an event of the type specified in Section 2.05(i), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 2.16, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party, shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Holder may otherwise have.
Section 2.10 Conduct of Indemnification Proceedings.
(a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity under this Section 2.10 (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.
(b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (a) the Indemnifying Party has agreed in writing to pay such fees and expenses; (b) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (c) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that in the reasonable judgment of such counsel a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
(c) Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 2.10) shall be paid to the Indemnified Party, as incurred, with reasonable promptness after receipt of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined not to be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 2.10, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.
Section 2.11 Contribution.
(a) If a claim for indemnification under Section 2.08 or Section 2.09 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.
(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.11 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.11, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Section 2.12 Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Company without registration, until the earlier of (a) such time as when no Registrable Securities remain outstanding and (b) such time as the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company covenants that it will (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder or (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (B) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

Section 2.13 Transfer of Registration Rights. The rights of the Holders to cause the Company to register Registrable Securities under this Article II may not be transferred or assigned, in whole or in part, without the written consent of the Company; provided, however, that a Holder may assign such rights pursuant to this Article II in connection with a transfer of Registrable Securities to a Permitted Transferee so long as (a) such transfer or assignment is effected in accordance with applicable securities laws, (b) the transferee executes a joinder to this Agreement pursuant to which such transferee agrees to be bound by the terms set forth in this Article II, and (c) the Company is given written notice prior to such transfer or assignment, stating the name and address of each such transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned; provided, however, that any rights assigned hereunder shall apply only in respect of the Registrable Securities that are transferred or assigned and not in respect of any other securities that the transferee or assignee may hold.
Section 2.14 Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in any Registration Statement or Underwritten Offering if such Holder has failed to timely furnish such information as the Company may, from time to time, reasonably request in writing regarding such Holder and the distribution of such Registrable Securities that the Company determines, after consultation with its counsel, is reasonably required in order for any Registration Statement, Prospectus or prospectus supplement, as applicable, to comply with the Securities Act.
Section 2.15 Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to any Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in such Registration Statement.
Section 2.16 Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of a Grace Period or any event of the kind described in Section 2.05(i), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.16.
Section 2.17 Preservation of Rights. The Company shall not grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder unless any such more favorable rights are concurrently added to the rights granted hereunder.
ARTICLE III
GOVERNANCE
Section 3.01 Board Designees and Composition.
(a) In accordance with the Certificate of Designation, on the Closing Date the Investor Directors listed under the header “Investor Directors” in Exhibit A hereto were appointed to the Board. On the Closing Date and following the appointment of the Investor Directors to the Board in accordance with the Certificate of Designation, the Board is comprised of the individuals set forth on Exhibit A hereto.
(b) Subject to Section 3.02, from and after the Closing Date until the Board Designation Expiration Date, the manner for selecting nominees for election to the Board who are not Investor Directors will be as follows:
(i) In connection with each annual or special meeting of shareholders of the Company at which directors are to be elected (each such annual or special meeting, an “Election Meeting”):
(A) prior to the First Step Down Event, the Board shall be comprised of up to five Investor Directors (in accordance with the Certificate of Designation) and the remaining nominations will be comprised of three Non-Affiliated Directors and the Chief Executive Officer;
(B) after the First Step Down Event but prior to the Second Step Down Event, the Board shall be comprised of up to four Investor Directors (in accordance with the Certificate of Designation) and the remaining nominations will be comprised of four Non-Affiliated Directors and the Chief Executive Officer;
(C) after the Second Step Down Event but prior to the Third Step Down Event, the Board shall be comprised of up to three Investor Directors (in accordance with the Certificate of Designation) and the remaining nominations will be comprised of three Non-Affiliated Directors and the Chief Executive Officer;

(D) after the Third Step Down Event but prior to the Fourth Step Down Event, the Board shall be comprised of up to two Investor Directors (in accordance with the Certificate of Designation) and the remaining nominations will be comprised of three Non-Affiliated Directors and the Chief Executive Officer; or
(E) after the Fourth Step Down Event but prior to the Fifth Step Down Event, the Board shall be comprised of one Investor Director (in accordance with the Certificate of Designation) and the remaining nominations will be comprised of three Non-Affiliated Directors and the Chief Executive Officer.
(ii) The Investor shall provide to the Company such information about the Investor Directors at such times as the Company may reasonably request in order to ensure compliance with the applicable stock exchange rules and the applicable securities laws (the “Required Information”). The Investor shall also provide to the Company, upon reasonable request from the Company and in connection with providing the Required Information, evidence reasonably satisfactory to the Company that the Holders beneficially own the number of shares of Common Stock and/or Common Units that would be required to designate the number of Investor Directors pursuant to the Certificate of Designation then serving on the Board or then being designated to the Board in connection with the Certificate of Designation.
(iii) The Investor agrees to give prompt notice to the Company if the Total Series A Ownership (as defined in the Certificate of Designation) is no longer equal to at least 10%.
(c) From and after the Closing Date until the Board Designation Expiration Date, the Company shall take all necessary action to cause the Board to include the Investor Director(s) entitled to be designated by the Investor pursuant to the Certificate of Designation and otherwise to reflect the Board composition contemplated by Section 3.01(b).
(d) If at any time the number of Investor Directors serving on the Board exceeds the total number of Investor Directors the Investor is entitled to designate pursuant to the Certificate of Designation, then (i) the Investor shall promptly (and in any event prior to the time the Board next takes any action, whether at a meeting or by written consent) cause one or more such Investor Director(s) to resign from the Board such that, following such resignation(s), the number of Investor Directors serving on the Board does not exceed the total number of Investor Directors the Investor is entitled to designate pursuant to the Certificate of Designation and (ii) the number of members comprising the Board shall automatically be reduced to the number of members contemplated by the applicable provision of Section 3.01(b) and Section 4(h) of the Certificate of Designation.
(e) Neither the Company nor the Board shall be permitted to increase or decrease the number of individuals comprising the Board or amend or modify the designation rights set forth in the Certificate of Designation or Section 3.01(b) without first having received the affirmative vote of 75% of the directors then on the Board; provided, that the foregoing shall not prohibit any decreases to the number of individuals comprising the Board as set forth in Section 4 of the Certificate of Designation and Section 3.01(b).
(f) On the earlier to occur of (the “Board Designation Expiration Date”) (i) the Fifth Step Down Event and (ii) such date that the Investor delivers a written waiver of its rights under this Section 3.01 or the Certificate of Designation to the Company (which shall be irrevocable), the Investor will have no further rights under this Section 3.01.
(g) Each Investor Director shall be entitled to the same expense reimbursement and advancement, exculpation and indemnification in connection with his or her role as a director as the other non-employee members of the Board. Each Investor Non-Affiliated Director shall be also entitled to any retainer, equity compensation or other fees or compensation paid to the non-employee directors of the Company for their services as a director, including any service on any committee of the Board. The Company shall enter into its standard form of director indemnification agreement with each Investor Director prior to such Investor Director commencing service on the Board.
Section 3.02 Selection of Investor Directors; Committees.
(a) The parties hereto agree that the Investor Directors listed on Exhibit A to this Agreement are qualified for service pursuant to the requirements of this Agreement.
(b) On the Closing Date and during the term of this Agreement, the Company will take all necessary action such that the composition of all committees of the Board shall comply with applicable law and stock exchange rules (including with respect to director independence requirements) and, subject to the foregoing, (i) prior to the First Step Down Event, include at least one Non-Affiliated Director and (ii) after the First Step Down Event, include at least one Investor Affiliated Director and one Non-Affiliated Director (who shall not be the replacement director appointed pursuant to Section 4(h)(i) of the Certificate of Designation). Prior to the First Step Down Event, the Investor Affiliated Directors

serving on the Governance Committee shall consult in good faith with the Non-Affiliated Directors on the Governance Committee in respect of any and all Non-Affiliated Directors nominated by the Governance Committee to serve on the Board. After the First Step Down Event, the Non-Affiliated Directors serving on the Governance Committee shall consult in good faith with the Investor Affiliated Directors on the Governance Committee in respect of any and all Non-Affiliated Directors nominated by the Governance Committee to serve on the Board.
(c) Notwithstanding anything to the contrary herein, neither an Investor Director nor a Non-Affiliated Director shall be entitled to serve on the Board if the Board or the Governance Committee reasonably determines that (i) the election of such Person to the Board would cause the Company not to be in compliance with applicable law or such Person does not satisfy all applicable Securities and Exchange Commission and stock exchange requirements regarding service as a regular director of the Company or (ii) such Person has been involved in any of the events that would be required to be disclosed in a registration statement on Form S-1 pursuant to Item 401(f) of Regulation S-K under the Securities Act or is subject to any order, decree or judgment of any governmental entity prohibiting service as a director of any public company. In any such case described in clauses (i) or (ii) of the immediately preceding sentence, the designation of such proposed Investor Director or the nomination of such proposed Non-Affiliated Director, as applicable, shall be withdrawn and, subject to the requirements of this Section 3.02(c), the Investor or the Board, as applicable, shall be permitted to designate a replacement therefor (which replacement will also be subject to the requirements of this Section 3.02(c)). The Company hereby agrees that the Persons listed on Exhibit A to this Agreement would not be prohibited from serving on the Board pursuant to clause (i) or clause (ii) of the first sentence of this Section 3.02(c) as of the date hereof.
(d) Each Investor Director shall agree to, and be subject to, each Subject Policy. For the avoidance of doubt, no Subject Policy shall modify any of the rights and obligations of the parties to this Agreement, the Contribution Agreement, the Asset Contribution Agreement or any other agreement entered into between the parties hereto or the Certificate of Designation in connection with the transactions contemplated by this Agreement, the Contribution Agreement and Asset Contribution Agreement, or the Certificate of Designation.
Section 3.03 Voting With Respect to Election Meetings. From the date of this Agreement until immediately after the Company’s 2021 annual meeting of the shareholders and subject to Section 3.02(c), the Investor and each Holder agree to, and agree to cause their respective Affiliates to (i) cause all voting securities of the Company held by such Persons or over which any such Person otherwise has voting discretion or control to be present at any Election Meeting either in person or by proxy; and (ii) vote such voting securities beneficially owned by such Person or over which such Person otherwise has voting discretion or control (A) in favor of all director nominees nominated by the Board (including, for the avoidance of doubt, nominations recommended by the Governance Committee with respect to the Chief Executive Officer and the initial Non-Affiliated Directors serving on the Board as of the date hereof (or if any such individual is no longer serving on the Board, such individual’s replacement), (B) against any other nominees, and (C) against the removal of any director (other than an Investor Director), unless the Governance Committee so recommends in favor of such removal (such recommendation not to be made without the approval of a majority of the Non-Affiliated Directors).
Section 3.04 Related Party Transaction Policy. The Investor acknowledges that it has reviewed, and that it intends to use reasonable best efforts to adhere to, the Company’s Related Person Transaction Policies and Procedures as in effect as of the date hereof or as may be amended, supplemented or restated after the date hereof to the extent required by applicable law.
Section 3.05 Information Rights. From and after the date hereof until the Board Designation Expiration Date:
(a) the Company shall permit the Investor and its Representatives to visit and inspect the Company’s properties, to examine its books of accounts and records and to discuss its affairs, finances and accounts with the officers of the Company, upon reasonable advance request, during normal business hours, for a proper purpose reasonably related to the investment of the Investor’s and its Affiliates’ in the Company; provided, that any such information shall be subject to Section 3.07. Any expenses incurred by the Investor pursuant to this Section 3.05(a) shall be borne 100% by the Investor; and
(b) the Investor shall be permitted to disclose to its Representatives on a need to know basis the Information disclosed to the Investor Directors as members of the Board; provided, that such Investor Directors shall be subject to their fiduciary duties as directors with respect to disclosing Information, which duties shall include, without limitation, a restriction on sharing Information regarding (A) any prospective business opportunities presented to the Board and (B) information subject to confidentiality by the Company with third parties if the Company has identified to the Investor or the Board that such information is confidential and the disclosure thereof by the Investor Directors would cause a breach of such confidentiality obligation and any such Representative shall, enter into a customary and reasonable mutually acceptable confidentiality agreement with the Company. The Investor agrees to be liable to the Company for any breach of confidentiality or use of Information by its Representatives.
Section 3.06 Corporate Opportunities. The Company, on behalf of itself and the Company subsidiaries, to the fullest extent permitted by applicable law, (a) acknowledges and affirms that the Investor Group, (i) has participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its subsidiaries (and related services businesses) that may, are or will be competitive with the Company’s or any of its subsidiaries’ businesses or that could be suitable for the Company’s or any of its subsidiaries’ interests, (ii) does business with clients, customers, vendors or lessors of any of the Company or its Affiliates or any other Person with which any of the Company or its Affiliates has a business relationship, (iii) has interests in, participates with, aids and maintains seats on the board of directors or similar governing bodies of, or serves as officers of, Other Investments, (iv) may develop or become aware of business opportunities for Other Investments, and (v) may or will, as a result of or arising from the matters referenced in this Section 3.06, the nature of the Investor Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (a)(i) through (a)(v) (each, a “Renounced Business Opportunity”)), and (c) acknowledges and affirms that no member of the Investor Group shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its subsidiaries, and any member of the Investor Group may pursue a Renounced Business Opportunity. The Company agrees that in the event that the Investor Group or any member thereof, or any of its officers, directors, employees, partners and agents thereof acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (A) any member of the Investor Group and (B) the Company or its subsidiaries, a member of the Investor Group (or such director, officer, employee, partner or agent) shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its subsidiaries unless such opportunity was learned, discovered or sourced solely in the course of (x) such Person acting in such Person’s capacity as a director of the Company or (y) such Person’s receipt of Information pursuant to the rights set forth in Section 3.05(a). Notwithstanding anything to the contrary in the foregoing, the Company shall not be prohibited from pursuing any Renounced Business Opportunity as a result of this Section 3.06. Nothing in this Section 3.06 is intended to, or shall, limit Article X of the Articles of Incorporation.
Section 3.07 Confidentiality. The Investor shall hold, and cause the Investor Group and its and their respective directors, managers, officers, employees, agents, consultants, accountants, attorneys, and financial advisors (“Representatives”) to hold, in strict confidence, unless disclosure to a regulatory authority is necessary in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange (in which case, other than in connection with a disclosure in connection with a routine audit or examination by, or document request from, a regulatory or self-regulatory authority, bank examiner or auditor, the party disclosing such information shall provide the other party with prior written notice of such permitted disclosure), all non-public information of the Company (whether such information is oral, written or electronic), including records, books, contracts, instruments, computer data, analyses, summaries, notes, forecasts, studies, documents and other data, in whatever form maintained (collectively, “Information”), concerning the Company or any of its subsidiaries furnished to it or the Investor Directors by or on behalf of the Company or any of its subsidiaries (except to the extent that such information can be shown by the party receiving such Information to have been (a) already in the Investor Group’s possession prior to it being furnished to the Investor Group by or on behalf of the Company, provided that such information is not known by the Investor Group, after reasonable inquiry, to be subject to a legal, contractual or fiduciary obligation of confidentiality to the Company, (b) generally available to the public other than as a result of a disclosure by the Investor Group or its Representatives in violation of the terms hereof, (c) available to the Investor Group from a source other than Company, provided that such source is not known by the Investor Group to be bound by a legal, contractual or fiduciary obligation of confidentiality to the Company or (d) is developed by the Investor Group or its Representatives without reliance on or use of any Information) and no such party shall release or disclose such Information to any other person, except its Representatives, or use such Information other than in connection with evaluating and taking actions with respect to such Person’s ownership interest in the Company. Notwithstanding the foregoing in this Section 3.07, the Company understands and acknowledges that members of the Investor Group and their Representatives (x) are actively engaged in the business of oil and natural gas exploration, development and operations in various locations throughout the United States, (y) presently own (or represent entities that own) oil and gas interests or have leads, prospects, information, or ideas on properties or leaseholds that may relate to or involve all or some portion of the Information, or lands adjacent or adjoining to such properties which have been or may be acquired by a member of the Investor Group and/or its Representatives independently of the Company and the

Information (the “Independent Interests”), and (z) who review the Information may retain mental impressions of such Information, which are indistinguishable from generalized industry knowledge, and that the use of such mental impressions in connection with the Independent Interests is not prohibited by this Section 3.07; provided, that the Investor acknowledges that the intent of this Section 3.07 is to ensure the confidentiality of Information and to preclude use of or reliance on Information other than for the purpose permitted in this Section 3.07. For purposes of clarification, no Portfolio Company shall be deemed to have been provided with Information solely as a result of any Investor Director (whether such Person has been provided with or has knowledge of Information) serving on the board or as an officer of such Portfolio Company so long as any such Investor Director does not provide Information to any director, officer or employee of such Portfolio Company that is not also an Investor Director and any such director, officer or employee of such Portfolio Company does not act at the direction of or with the encouragement from such Investor Director with respect to such Information.
Section 3.08 Transfer of Article III Rights. The rights of the Investor pursuant to this Article III may not be transferred or assigned, in whole or in part, without the written consent of the Company.
ARTICLE IV
MISCELLANEOUS
Section 4.01 Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.
Section 4.02 Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.
Section 4.03 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with, abrogates or violates the rights granted to the Investor or any Holders in this Agreement, without the consent of the Investor or such Holders.
Section 4.04 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company (and approved by the majority of the Non-Affiliated Directors if such amendment, modification, supplement or waiver is sought prior to the First Step Down Event) and the Investor (or solely for purposes of Article II, the Required Holders); provided, however, that no amendment, modification, supplement, or waiver of any provision of Article II that disproportionately and adversely affects, alters, or changes the interests of any Holder pursuant to Article II shall be effective against such Holder without the prior written consent of such Holder; and provided, further, that the waiver of any provision with respect to any Registration Statement or offering may be given by any Holder entitled to participate in such offering or, if such offering shall have been commenced, having elected to participate in such offering. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party hereto to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

Section 4.05 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or regular mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery, by electronic mail or by facsimile transmission. Such notice or communication shall be deemed given (i) if mailed, two days after the date of mailing, (ii) if sent by national courier service, one Business Day after being sent, (iii) if delivered personally, when so delivered, (iv) if sent by electronic mail, on the Business Day such electronic mail is transmitted, or (v) if sent by facsimile transmission, on the Business Day such facsimile is transmitted, in each case as follows:
(a) If to the Company:
Penn Virginia Corporation
Attn:	Katie Ryan
16285 Park Ten Place, Suite 500
Houston, TX 77084
Tel: (713) 722-6500
E-mail:	katie.ryan@pennvirginia.com
with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
Attn:	Sean Wheeler
Debbie Yee
Melissa Kalka
609 Main St.
Houston, TX 77002
Tel: (713) 836-3600
E-mail:	sean.wheeler@kirkland.com
debbie.yee@kirkland.com
melissa.kalka@kirkland.com
(b) If to the Investor or any Holder:
c/o Juniper Capital Advisors, L.P.
Attn:	Edward Geiser
Tim Gray
Wortham Tower
2727 Allen Pkwy #1850
Houston, TX 77019
Tel: (713) 335-4700
E-mail:	egeiser@juncap.com
tgray@juncap.com
with a copy (which shall not constitute notice) to:
Bracewell LLP
Attn:	Jason Jean
Troy Harder
711 Louisiana Street,
Suite 2300
Houston, TX 77002
Tel: (713) 223-2300
E-mail:	jason.jean@bracewell.com
troy.harder@bracewell.com
If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.
Section 4.06 Successors and Assigns. Subject to Section 2.13, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any trustee in bankruptcy). No assignment or delegation of any of the Company’s rights, interests or obligations under Article II shall be effective against any Holder without the prior written consent of the Required Holders.
Section 4.07 Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.
Section 4.08 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the Court of Chancery of the State of Delaware and any appellate court thereof, or, if the Court of Chancery of the State of Delaware or the Delaware Supreme Court determines that the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, any Delaware state court or any federal court located in the State of Delaware and any appellate court thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any appellate court thereof, or, if the Court of Chancery of the State of Delaware or the Delaware Supreme Court determines that the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, any Delaware state court or any federal court located in the State of Delaware and any appellate court thereof for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
Section 4.09 Waiver of Jury Trial.
(a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(b) To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement; provided, however, that this provision does not, and shall not be deemed to, modify the exclusive jurisdiction provisions in Section 4.08.
Section 4.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
Section 4.11 Descriptive Headings. Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.
Section 4.12 Entire Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, and the Certificate of Designation constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof.
Section 4.13 Termination.
(a) The rights and obligations of the Company and any Holder under Article II (other than those set forth in Section 2.07 (Post-Offering Lock-Up), which shall terminate at the expiration of the time periods set forth therein) shall terminate on the date such Holder no longer beneficially owns any Registrable Securities.
(b) The rights and obligations of the Company and the Investor Group under Article III shall terminate on the Board Designation Expiration Date.
(c) The terms of this Article IV shall not be terminable.
(d) Notwithstanding anything to the contrary in this Section 4.13, this Agreement (or any article or provision herein) may be terminated upon the mutual written consent of the parties hereto.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Investor and Registration Rights Agreement as of the date first written above.
PENN VIRGINIA CORPORATION

By:
Name:
Title:
JSTX HOLDINGS, LLC

By:
Name:	Edward Geiser
Title:	Authorized Signatory

ROCKY CREEK RESOURCES LLC

By:
Name:	Edward Geiser
Title:	Authorized Signatory

Exhibit A
Board of Directors
Initial Investor Directors
Edward Geiser - Chairman
Kevin Cumming
Joshua Schmidt
Temitope Ogunyomi
Tim Gray
Non-Affiliated Directors
Darin G. Holderness
TJ Thom Cepak
Jeffrey E. Wojahn
Chief Executive Officer
Darrin J. Henke

Annex F
November 2, 2020
The Board of Directors of
Penn Virginia Corporation
16285 Park Ten Place, Suite 500
Houston, Texas 77084
Members of the Board of Directors:
We understand that Penn Virginia Corporation, a Virginia corporation (the “Company”) and PV Energy Holdings, L.P., a direct or indirect wholly owned partnership subsidiary of the Company (the “Partnership”), propose to enter into a Contribution Agreement dated as of November 2, 2020 (the “Agreement”), with Rocky Creek Resources, LLC, a Delaware limited liability company (“RCR “) (the “Asset Contribution”). The terms and conditions of the Asset Contribution are more fully set forth in the Agreement, and capitalized terms used herein and not defined shall have the respective meanings ascribed to those terms in the Agreement.
By virtue of the Asset Contribution, the Company will acquire certain oil and gas leasehold and other real and personal property interests in DeWitt and Lavaca Counties, Texas, from RCR, as outlined in the Agreement (the “Assets”) in exchange for the issuance to RCR in a so-called “Up-C” transaction of (i) 4,959,000 common limited partnership units of the Partnership (the “Common Units”) and (ii) 49,590 shares of a new series of preferred stock of the Company (such common limited partnership units and preferred shares (the “Preferred Shares” and, together with the Common Units, the “Up-C Securities”). Upon issuance, such Up-C securities will be, taken together, effectively redeemable by the holder thereof in exchange for an aggregate of 4,959,000 shares of common stock of the Company (“Company Common Stock”), representing approximately 24% of the total number of outstanding shares of Company Common Stock after giving effect to such redemption and exchange of such Up-C Securities (the “Pro Forma Equity Percentage”). The unit and share amounts and percentages described in this paragraph are shown prior to the potential impact of any purchase price adjustments.
The Board of Directors has asked us whether, in our opinion, the Pro Forma Equity Percentage is fair, from a financial point of view, to the Company.
In connection with rendering our opinion, we have, among other things:
(i)
Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including filings with the Securities and Exchange Commission (“SEC”) and publicly available research analysts’ estimates;

(ii)	Reviewed certain publicly available business and financial information relating to the Assets that we deemed to be relevant;
(iii)	Reviewed certain non-public historical and projected financial and operating data relating to the Company prepared by the Company and furnished to us by management of the Company;
(iv)	Reviewed certain non-public historical and projected financial and operating data relating to the Assets prepared by RCR and furnished to us by management of the Company;
(v)	Reviewed certain non-public historical and projected financial and operating data relating to the Assets as adjusted by the management of the Company and furnished to us by management of the Company;
(vi)
Discussed past and current operations, financial and operational projections and current financial condition of the Company and the Assets with management of the Company (including their views on the risks and uncertainties of achieving those projections);

(vii)	Reviewed and discussed with management of the Company reports and other information regarding the Company’s proved developed producing and undeveloped reserves;
(viii)	Reviewed and discussed with management of the Company reports and other information regarding the Assets’ proved developed producing and undeveloped reserves;
EVERCORE GROUP L.L.C.  55 EAST 52ND STREET  NEW YORK, NY 10055  TEL: 212.857.3100  FAX: 212.857.3101
F-1

The Board of Directors of
Penn Virginia Corporation
November 2, 2020

(ix)	Reviewed the reported prices and the historical trading activity of the Company;
(x)	Compared the financial performance of the Company and the Assets with equity market trading multiples of certain other publicly-traded companies that we deemed relevant;
(xi)	Compared the financial performance of the Company and the Assets and the valuation multiples implied by the Asset Contribution with those of certain historical transactions that we deemed relevant;
(xii)	Reviewed the Agreement by and among the Company, the Partnership and RCR dated as of November 2, 2020; and
(xiii)	Performed such other analyses and examinations, reviewed such other information and considered such other factors that we deemed appropriate for purposes of providing the opinion expressed herein.
For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company and the Assets referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future competitive, operating and regulatory environments and related financial performance of the Company and the Assets under the alternative business assumptions reflected therein. We express no view as to any projected financial data relating to the Company and the Assets or the assumptions on which they are based.
We express no view as to any reserve or resource data relating to the Company or the Assets or the assumptions on which they are based. We have relied, at your direction, without independent verification, upon the assessments of the management of the Company as to the future financial and operating performance of the Company and the Assets and we have assumed that the Company and the Assets will realize the benefits that each expects to realize from the Asset Contribution.
For purposes of rendering our opinion, we have assumed that the final versions of all documents reviewed by us in draft form, including the Agreement, will conform in all material respects to the drafts reviewed by us, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Asset Contribution will be satisfied without material waiver or modification thereof. We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Asset Contribution will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Asset Contribution or materially reduce the benefits of the Asset Contribution to the Company.
We have not made, or assumed any responsibility for making, any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company (including, without limitation, the oil and gas reserves associated with the Assets), nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company or of the Assets under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
F-2

The Board of Directors of
Penn Virginia Corporation
November 2, 2020

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the Company, from a financial point of view, of the Pro Forma Equity Percentage. We do not express any view on, and our opinion does not address, the fairness, financial or otherwise, of the Asset Contribution to, or any consideration received in connection therewith by, the holders of any securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether in connection with the Asset Contribution or otherwise. We express no opinion to the price at which Company Common Stock will trade at any time, nor do we express any opinion as to what the actual value of Company Common Stock will be at the consummation of the Asset Contribution. Our opinion does not address the relative merits of the Asset Contribution as compared to other business or financial strategies or opportunities that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Asset Contribution. Neither this letter nor our opinion constitutes a recommendation to the Board of Directors or to any other persons in respect of the Asset Contribution, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Asset Contribution. For the avoidance of doubt, we have not been asked to pass upon, and express no opinion with respect to and make no recommendation with respect to, the private placement of Up-C Securities to one or more affiliates of RCR that is a condition to consummating the Asset Contribution. Furthermore, the Pro Forma Equity Percentage does not give effect to the issuance of any Up-C Securities pursuant to such private placement. We are not legal, regulatory, accounting or tax experts, and we have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
We will receive a fee for our services upon the rendering of this opinion. The Company has also agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement. Prior to this engagement, no material relationship existed between Evercore Group L.L.C. or its affiliates and the Company pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such relationship. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and RCR pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to the Company in the future and in connection with any such services we may receive compensation.
In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company and their affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.
This letter, and the opinion expressed herein is addressed to, and for the information and benefit of, the Board of Directors in connection with its evaluation of the proposed Asset Contribution. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.
This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission or required to be mailed by the Company to its stockholders relating to the Asset Contribution, but only if this opinion is reproduced in full in such filing or mailing; provided, however, that all references to us or this opinion in any such document and the description or inclusion of this opinion therein shall be subject to our prior written consent with respect to form and substance, which consent shall not be unreasonably withheld, delayed or conditioned.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Pro Forma Equity Percentage is fair, from a financial point of view, to the Company.
Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Shaun Finnie
Shaun Finnie
Senior Managing Director
F-3

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on January 12, 2021 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PVAC2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on January 12, 2021 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D27754-S13586

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENN VIRGINIA CORPORATION

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at https://ir.pennvirginia.com/all-sec-filings

D27755-S13586

PENN VIRGINIA CORPORATION
Special Meeting of Shareholders
January 13, 2021 10:00 a.m. Central Time
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Darrin Henke and Russell Kelley, Jr. as Proxies, and each or either of them, with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of Penn Virginia Corporation held of record by the undersigned on December 8, 2020, at the Special Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/PVAC2021SM at 10:00 a.m. Central Time on January 13, 2021 or at any adjournment thereof.

Continued and to be signed on reverse side